    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 8, 1997

                                                      REGISTRATION NO. 333-16499
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                AMENDMENT NO. 2

                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------
                         SUMMIT HOLDING SOUTHEAST, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             FLORIDA                             6411                           59-3409855
 (State or Other Jurisdiction of     (Primary Standard Industrial    (I.R.S. Employer Identification
  Incorporation or Organization)     Classification Code Number)                 Number)

                               2310 A-Z PARK ROAD
                            LAKELAND, FLORIDA 33801
                                 (941) 665-6060
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                                WILLIAM B. BULL
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         SUMMIT HOLDING SOUTHEAST, INC.
                               2310 A-Z PARK ROAD
                            LAKELAND, FLORIDA 33801
                                 (941) 665-6060
                              (941) 665-2926 (FAX)
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
      THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:

              SIDNEY J. NURKIN                                 MICHAEL L. JAMIESON
              M. HILL JEFFRIES                                  ROBERT J. GRAMMIG
                ALSTON & BIRD                                   HOLLAND & KNIGHT
             ONE ATLANTIC CENTER                                400 NORTH ASHLEY
         1201 WEST PEACHTREE STREET                                SUITE 2300
         ATLANTA, GEORGIA 30309-3424                          TAMPA, FLORIDA 33602
               (404) 881-7000                                    (813) 227-8500
            (404) 881-4777 (FAX)                              (813) 229-0134 (FAX)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE


     This Registration Statement contains (i) a Proxy Statement/Prospectus relating to (a) a special meeting of eligible members of Employers Self Insurers Fund ("ESIF") to vote on the conversion of ESIF to a stock insurance company (the "Conversion"); (b) an offering of 1,639,836 shares of Series A Preferred Stock, par value $10 per share, of Summit Holding Southeast, Inc. ("Summit") to eligible members of ESIF; and (c) a concurrent subscription offering (the "Subscription Offering") of up to 5,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of Summit to eligible members of ESIF and all directors and officers and certain management employees of Summit and its subsidiaries (including the converted stock insurance company) (the "Management Group"), and (ii) a separate Prospectus relating to a concurrent public offering by Summit of all or a portion of the shares of Common Stock not subscribed for by eligible members and the Management Group in the Subscription Offering (the "Public Offering"). The Proxy Statement/Prospectus and the Prospectus are substantially the same, except that (u) the cover pages for the two documents differ, (v) the Prospectus contains condensed descriptions of the special meeting of ESIF members and the Conversion, (w) the Prospectus omits a "Risk Factor" not pertinent to the Public Offering, (x) the Prospectus omits the description of the tax consequences of the Conversion, (y) the Prospectus includes a section captioned "Underwriting," and (z) certain other sections of the two documents contain non-substantive changes to distinguish between the proxy solicitation/Subscription Offering and the Public Offering.

                   [EMPLOYERS SELF INSURERS FUND LETTERHEAD]


                                                                January   , 1997


Dear Members:


     The Board of Trustees of Employers Self Insurers Fund ("ESIF") has adopted an Amended Plan of Conversion and Recapitalization (the "Plan of Conversion") pursuant to which ESIF will convert from a group self-insurance fund to a stock insurance company (the "Conversion") with a new name, Bridgefield Employers Insurance Company ("Bridgefield"). Under the Plan of Conversion, eligible members of ESIF will receive shares of Series A Preferred Stock, par value $10 per share (the "Series A Preferred Stock"), of Summit Holding Southeast, Inc. ("Summit"), a newly formed holding company for Bridgefield, and eligible members and certain other persons are being offered the right to purchase shares of Common Stock, par value $.01 per share, of Summit (the "Common Stock") in a subscription offering. Shares not sold in the subscription offering are being simultaneously offered to new investors in a public offering. For a discussion of the effects of the Conversion on certain members of ESIF's management, see the section of the Proxy Statement/Prospectus captioned "THE
OFFERINGS -- Subscription Offering -- Interests of Certain Persons."



     The Florida Department of Insurance (the "Florida DOI") held a public hearing on the Plan of Conversion on October 10, 1996 and issued an order approving the Plan of Conversion on November 15, 1996. In the order, the Florida DOI found that the Plan of Conversion is in compliance with applicable insurance laws of Florida and is equitable to the members of ESIF. A copy of the Florida DOI's order approving the Plan of Conversion is included in the attached Proxy Statement/Prospectus. However, the approval of the Plan of Conversion by the Florida DOI does not constitute a recommendation or endorsement of the Plan of Conversion by the Florida DOI.



     ESIF's Board of Trustees, with the benefit of advice from independent financial advisors and legal counsel, has approved the Plan of Conversion, together with the Restated Articles of Incorporation and Restated Bylaws of Bridgefield, the new stock company, and will submit this matter to a vote of members at a special meeting of members (the "Special Meeting") to be held at
10:00 a.m. Eastern Time on           , February   , 1997, at the offices of ESIF
in Lakeland, Florida. Holders of indemnity agreements issued by ESIF and in effect on December 16, 1996 are entitled to vote at the Special Meeting and have a proxy card enclosed with this mailing. THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PLAN OF CONVERSION AND THE RELATED TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING ADOPTION AND APPROVAL OF THE RESTATED ARTICLES OF INCORPORATION AND RESTATED BYLAWS OF BRIDGEFIELD. The effectiveness of the Plan of Conversion and related transactions is conditioned upon approval by both a majority of the members of ESIF that are entitled to vote on this matter and two-thirds of the votes that are cast at the Special Meeting, as well as the satisfaction of certain conditions described in the attached Proxy Statement/Prospectus.



     The Proxy Statement/Prospectus is designed to help you understand the Plan of Conversion and related transactions and to provide certain information about ESIF, Summit and the Series A Preferred Stock and rights to subscribe for Common Stock of Summit that are being offered to you. Please review it carefully. Please call the ESIF Information Center at 1-800-331-7742 if you have questions about the Plan of Conversion, your right to vote thereon or if you have questions about the Series A Preferred Stock or about the Common Stock offered in the subscription offering.


     We urge you to complete, date, sign and return your proxy promptly in the accompanying postage-paid envelope.

     Thank you for your continued support and confidence.

                                       Sincerely,

                                       GREG C. BRANCH
                                       Chairman of the Board of Trustees

                          EMPLOYERS SELF INSURERS FUND
                               2310 A-Z PARK ROAD
                            LAKELAND, FLORIDA 33801
                                 (941) 665-6060

                             ---------------------

                      NOTICE OF SPECIAL MEETING OF MEMBERS
                        TO VOTE ON A PROPOSAL TO APPROVE
               AN AMENDED PLAN OF CONVERSION AND RECAPITALIZATION
                             ---------------------

TO THE MEMBERS OF EMPLOYERS SELF INSURERS FUND:


     Notice is hereby given that a special meeting of members (the "Special Meeting") of Employers Self Insurers Fund ("ESIF") will be held at the offices
of ESIF, 2310 A-Z Park Road, Lakeland, Florida, on               , February   ,
1997, at 10:00 a.m. Eastern Time. The purpose of the Special Meeting is for the members to consider and vote upon an Amended Plan of Conversion and Recapitalization (the "Plan of Conversion") and the transactions contemplated thereby, pursuant to which ESIF will convert from a group self-insurance fund to a stock insurance company with the name Bridgefield Employers Insurance Company ("Bridgefield"). Also pursuant to the Plan of Conversion, Summit Holding Southeast, Inc. ("Summit"), a Florida corporation formed at the direction of ESIF, will acquire all of the common stock of the converted stock insurance company in return for shares of Summit's Series A Preferred Stock, which will be issued to eligible members of ESIF, and subscription rights to purchase shares of Summit's Common Stock, which will be issued to eligible members of ESIF and certain other persons. The approval of the Plan of Conversion by the members will constitute approval and adoption of the Restated Articles of Incorporation and Restated Bylaws of Bridgefield, which contain provisions appropriate for a stock insurance company.


     Information related to this proposal is set forth in the attached Proxy Statement/Prospectus.

     The members who shall be entitled to receive notice of and to vote at the Special Meeting shall be all persons who, as reflected on the records of ESIF, were owners of In-Force Policies (as defined below) of ESIF at the close of business on December 16, 1996. "In-Force Policies" means the indemnity agreements issued by ESIF (other than any agreement pursuant to which ESIF has ceded or assumed reinsurance) pursuant to which a binder has been issued, provided that the effective date noted in such binder has passed and such indemnity agreement has not been surrendered or otherwise terminated and has not expired by its terms. In general, the owner of an individual In-Force Policy is the person specified on ESIF's records as the insured. The owner of a group In-Force Policy is the person or persons specified on ESIF's records as the owner or "policyholder."

     THE BOARD OF TRUSTEES OF ESIF HAS DETERMINED THAT THE CONVERSION IS IN THE BEST INTERESTS OF ESIF AND ITS MEMBERS AND UNANIMOUSLY RECOMMENDS THAT MEMBERS VOTE "FOR" APPROVAL OF THE PLAN OF CONVERSION AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING ADOPTION AND APPROVAL OF THE RESTATED ARTICLES OF INCORPORATION AND THE RESTATED BYLAWS OF BRIDGEFIELD.

                                      By Order of the Board of Trustees,

                                      GREG C. BRANCH
                                      Chairman of the Board of Trustees


January   , 1997

Lakeland, Florida

     THE BOARD OF TRUSTEES URGES YOU TO CONSIDER CAREFULLY THE ATTACHED PROXY STATEMENT/PROSPECTUS AND, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE SPECIAL MEETING, TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE TO ENSURE THAT YOUR VOTE WILL BE COUNTED. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE SPECIAL MEETING.

JANUARY   , 1997


                                PROXY STATEMENT
                      FOR A SPECIAL MEETING OF MEMBERS OF
                          EMPLOYERS SELF INSURERS FUND
                             ---------------------

                                   PROSPECTUS

                    RELATED TO 1,639,836 SHARES OF SERIES A


                                PREFERRED STOCK

                    AND 5,000,000 SHARES OF COMMON STOCK OF
                         SUMMIT HOLDING SOUTHEAST, INC.


     This Proxy Statement and Prospectus (the "PROXY STATEMENT/PROSPECTUS") relates to the proposed conversion of Employers Self Insurers Fund ("ESIF") from a Florida group self-insurance fund to a Florida stock insurance company pursuant to an Amended Plan of Conversion and Recapitalization (the "PLAN OF CONVERSION"), a copy of which is attached hereto as Exhibit A, and the related issuance by Summit Holding Southeast, Inc. ("SUMMIT"), a Florida corporation formed at the direction of ESIF to serve as a holding company for the new stock insurance company, of: (i) 1,639,836 shares of its Series A Preferred Stock, par value $10.00 per share (the "SERIES A PREFERRED STOCK"), to Eligible Policyholders (as defined below) of ESIF and (ii) non-transferable subscription rights to purchase up to 5,000,000 shares of its Common Stock, par value $.01 per share (the "COMMON STOCK"), to Eligible Policyholders and all directors and officers and certain other management employees (the "MANAGEMENT GROUP") of Summit and its subsidiaries (including the converted stock insurance company) (the "SUBSCRIPTION OFFERING"). Summit is concurrently offering to sell all or a portion of the shares of Common Stock not subscribed for in the Subscription Offering to the public in an underwritten public offering (the "PUBLIC OFFERING"). The Subscription Offering and the Public Offering are hereinafter referred to collectively as the "OFFERINGS." The transactions contemplated by the Plan of Conversion are hereinafter referred to collectively as the "CONVERSION."



     Pursuant to the Plan of Conversion, Summit will acquire all of the capital stock of the converted stock insurance company, the name of which will be Bridgefield Employers Insurance Company ("BRIDGEFIELD"), and Bridgefield will thereby become a wholly owned subsidiary of Summit. See "THE
CONVERSION -- General." Each Eligible Policyholder will receive in exchange for its membership interests in ESIF ("MEMBERSHIP INTERESTS") the number of shares of the Series A Preferred Stock indicated on the Policyholder Record Card furnished to each Eligible Policyholder with this Proxy Statement/Prospectus and rights to subscribe for shares of the Common Stock in an amount up to the Purchase Limit as defined below. In addition, pursuant to the Conversion, the members of ESIF will no longer be subject to assessments for any liabilities of ESIF arising before or after the effective date of the Conversion (the "EFFECTIVE DATE"). Pursuant to the Subscription Offering, Summit will offer up to an aggregate of 5,000,000 shares of the Common Stock to the Eligible Policyholders less the amount of shares subscribed for by the Management Group, who are being offered up to 500,000 shares of the Common Stock, all subject to the limitations described herein and in the Plan of Conversion. Each member of the Management Group will be subject to the same terms and conditions of the Subscription Offering as the Eligible Policyholders, including without limitation, the requirement to pay the Subscription Price of $11.00 per share. "ELIGIBLE POLICYHOLDERS" include any person who owned an indemnity agreement (hereinafter a "POLICY") issued by ESIF at any time during the period August 20, 1993 through and including August 20, 1996. See "THE
CONVERSION -- Consideration."



     The Series A Preferred Stock and the subscription rights to purchase Common Stock will be issued to Eligible Policyholders without consideration other than the extinguishment of their Membership Interests. The Series A Preferred Stock is redeemable at any time by the Company for cash at the option of the Company. The price of the Common Stock in the Subscription Offering (the "SUBSCRIPTION PRICE") will be $11.00 per share. The Subscription Price was set by Summit after consultation with its financial advisors and was not based on an appraisal or any other objective factors. The number of shares of Series A Preferred Stock that will be issued to each Eligible Policyholder and the number of shares of Common Stock that each Eligible Policyholder will be entitled to subscribe for in the Subscription Offering were determined in accordance with formulas established by the Plan of Conversion. In accordance with the Plan of Conversion, each Eligible Policyholder will be issued (a) 10 shares of Series A Preferred Stock, plus (b) an additional number of shares of Series A Preferred Stock based on the Eligible Policyholder's contribution to ESIF's premiums earned during the Eligibility Period, as defined herein, plus (c) a number of shares based on the Eligible Policyholder's premium volume and loss experience during the Eligibility Period. For a more detailed description of the formulae used for determining the number of shares of Series A Preferred Stock to be issued to Eligible Policyholders, and an example of how such calculation will be determined, see "THE
CONVERSION -- Consideration -- Allocation of Series A Preferred Stock." See "THE OFFERINGS -- Subscription Offering." The number of shares of Common Stock to be issued to purchasers in the Subscription Offering in exchange for full payment at the Subscription Price will be (i) increased if the per share price to the public in the Public Offering (the "PUBLIC OFFERING PRICE") or the Revised Subscription Price (as defined in "THE OFFERINGS -- Subscription
Offering -- Subscription Price") is less than the Subscription Price, and (ii) decreased if the Public Offering Price or the Revised Subscription Price is greater than the Subscription Price. See "THE OFFERINGS -- Subscription
Offering -- Subscription Price" and "-- Payment for Shares."



     The issuance of Common Stock in the Subscription Offering is not contingent upon the receipt by Summit of subscriptions for a minimum number of shares of Common Stock in the Subscription Offering or the consummation of the Public Offering. HOWEVER, THE CONVERSION IS CONTINGENT UPON THE RECEIPT BY SUMMIT OF NET PROCEEDS FROM THE OFFERINGS OF A MINIMUM OF $50,000,000, WHICH IS THE CURRENT ESTIMATE OF THE AMOUNT NECESSARY TO CAPITALIZE BRIDGEFIELD. See "Use of Proceeds." There can be no assurance that subscribers for Common Stock in the Subscription Offering will in fact be able to purchase such shares because Summit may be unable to raise such minimum net proceeds or because the Board of Trustees of ESIF may determine to cancel the Conversion at any time prior to the Effective Date.



     In accordance with the terms of the Plan of Conversion, no person alone or in conjunction with any affiliated person (as defined in "THE
OFFERINGS -- Subscription Offering -- Limitations on Common Stock Purchases") may purchase in the Offerings more than 4.99% (the "PURCHASE LIMIT") of the shares of Common Stock to be outstanding after the Conversion (the "POST OFFERING OUTSTANDING SHARES"). The Purchase Limit will be 249,999 shares if all shares of Common Stock offered in the Offerings are sold (assuming no exercise of the over-allotment option to be granted by Summit to the underwriters of the Public Offering). Notwithstanding the foregoing, Summit may, in its discretion, permit any purchaser in the Offerings to purchase a number of shares of Common Stock exceeding the Purchase Limit, subject to each such purchaser obtaining the prior approval of the Florida Department of Insurance (the "FLORIDA DOI"). See "THE OFFERINGS." In such event, a single shareholder or a small group of shareholders could acquire a sufficient number of shares of the Common Stock of Summit to control election of its Board of Directors.


     Following the Effective Date, the insurance laws of Florida (together with all applicable regulations, the "FLORIDA INSURANCE CODE"), as applicable to Summit as the holding company of a wholly owned Florida insurance company, will prohibit any person from acquiring 10% or more of the outstanding voting securities of Summit without the prior approval of the Florida DOI, and any person who acquires at least 5% but less than 10% of the outstanding voting securities of Summit will be permitted to do so only by filing a disclaimer of affiliation and control that is not disallowed by the Florida DOI.


     THE TERM OF THE SUBSCRIPTION OFFERING WILL RUN FROM THE DATE OF THIS PROXY
STATEMENT/PROSPECTUS THROUGH FEBRUARY   , 1997 (THE "SUBSCRIPTION EXPIRATION
DATE"). ALL SUBSCRIPTION RIGHTS IN THE SUBSCRIPTION OFFERING ARE NONTRANSFERABLE AND WILL EXPIRE UNLESS THE ACCOMPANYING STOCK ORDER FORM, TOGETHER WITH FULL PAYMENT AT THE SUBSCRIPTION PRICE (IN CASH IF DELIVERED IN PERSON, OR OTHERWISE BY CHECK OR MONEY ORDER) MADE PAYABLE TO MELLON BANK, N.A. (THE "ESCROW AGENT") IS RECEIVED BY THE ESCROW AGENT, C/O CHASEMELLON SHAREHOLDER SERVICES, L.L.C., 120 BROADWAY, 13TH FLOOR, NEW YORK, NEW YORK 10271, BY 4:00 P.M., EASTERN TIME, ON THE SUBSCRIPTION EXPIRATION DATE. SUBSCRIPTION FUNDS WILL BE HELD IN AN ESCROW ACCOUNT WITH THE ESCROW AGENT PENDING CONSUMMA-


                                      (ii)

TION OF THE SUBSCRIPTION OFFERING OR THE REFUND OF SUCH FUNDS TO SUBSCRIBERS. PLEASE READ THIS PROXY STATEMENT/PROSPECTUS FOR ADDITIONAL INFORMATION ON SUBSCRIPTION PROCEDURES AND ON OTHER ASPECTS OF THIS SUBSCRIPTION OFFERING.

     Prior to the Effective Date, there will be no public market for the Common Stock. Summit has applied to have the Common Stock quoted on the Nasdaq National Market under the proposed symbol "SHSE." There can be no assurance that such quotation will be obtained.


     This Proxy Statement/Prospectus is being furnished to all Eligible Policyholders and to all persons (the "VOTING POLICYHOLDERS") who were owners of In-Force Policies of ESIF as of the close of business on December 16, 1996 (the "RECORD DATE") in connection with the solicitation by and on behalf of the Board of Trustees of ESIF of proxies for use at the Special Meeting of Members of ESIF
(the "SPECIAL MEETING") to be held at 10:00 a.m. Eastern Time on               ,
February   , 1997, at the offices of ESIF, 2310 A-Z Park Road, Lakeland, Florida and at any adjournment or postponement thereof. The purpose of the Special Meeting is for the Voting Policyholders to consider and vote upon the Plan of Conversion and the transactions contemplated thereby, as described in greater detail herein. The approval of the Plan of Conversion by the Voting Policyholders will constitute approval and adoption of the Restated Articles of Incorporation ("ARTICLES") of Bridgefield, which, among other things, will change the name of ESIF to Bridgefield Employers Insurance Company and authorize the issuance of common stock, and the Restated Bylaws ("BYLAWS") of Bridgefield, which contain provisions appropriate for a stock insurance company. A copy of the Articles is attached hereto as Exhibit B, and a copy of the Bylaws is attached hereto as Exhibit C. THE CONVERSION IS CONTINGENT UPON APPROVAL OF THE PLAN OF CONVERSION BY THE VOTING POLICYHOLDERS, INCLUDING APPROVAL BY BOTH A MAJORITY OF THE VOTING POLICYHOLDERS ENTITLED TO VOTE THEREON AND TWO-THIRDS OF THE VOTES CAST AT THE SPECIAL MEETING.



     SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.


     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), ANY STATE SECURITIES COMMISSION, OR THE FLORIDA DOI, NOR HAS THE COMMISSION, ANY STATE SECURITIES COMMISSION OR THE FLORIDA DOI PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE FLORIDA DOI HAS APPROVED THE PLAN OF CONVERSION. HOWEVER, THE APPROVAL OF THE PLAN OF CONVERSION BY THE FLORIDA DOI DOES NOT CONSTITUTE IN ANY WAY A RECOMMENDATION OR ENDORSEMENT OF THE PLAN OF CONVERSION BY THE FLORIDA DOI.

------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
                                                                                     ESTIMATED NET
COMMON STOCK                            SUBSCRIPTION PRICE  ESTIMATED EXPENSES(1)      PROCEEDS(2)
------------------------------------------------------------------------------------------------------
Per Share(3)...........................        $11.00               $1.00               $10.00
------------------------------------------------------------------------------------------------------
Total(4)...............................      $55,000,000         $5,000,000           $50,000,000
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

(1) Consists of estimated expenses of ESIF and Summit incurred in connection with the Conversion, including the Offerings. See "USE OF PROCEEDS."

(2) The Conversion is contingent upon the receipt by Summit of net proceeds from the Offerings of a minimum of approximately $50,000,000, which is the current estimate of the amount necessary to capitalize Bridgefield. See "USE OF PROCEEDS."

(3) If the Public Offering Price or the Revised Subscription Price is less than the Subscription Price, the effective price per share to Eligible Policyholders and the amount of proceeds per share to Summit will be reduced because the number of shares of Common Stock issued to Eligible Policyholders in exchange for full payment at the Subscription Price will be increased. If the Public Offering Price or the Revised Subscription Price is greater than the Subscription Price, the effective price per share to Eligible Policyholders and the amount of proceeds per share to Summit will be increased because the number of shares of Common Stock issued to

                                      (iii)

     Eligible Policyholders in exchange for full payment at the Subscription Price will be decreased. See "THE OFFERINGS -- Subscription
     Offering -- Subscription Price" and "-- Payment for Shares."
(4) Assumes all shares of Common Stock are sold in the Subscription Offering.


     THIS PROXY STATEMENT/PROSPECTUS RELATES SOLELY TO THE OFFERING OF SERIES A PREFERRED STOCK TO ELIGIBLE POLICYHOLDERS AND TO THE SUBSCRIPTION OFFERING AND DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, COMMON STOCK IN THE PUBLIC OFFERING. COMMON STOCK, IF ANY, TO BE OFFERED IN THE ANTICIPATED PUBLIC OFFERING WILL BE OFFERED ONLY BY MEANS OF A SEPARATE PROSPECTUS.


     IN CONNECTION WITH THE ANTICIPATED PUBLIC OFFERING, THE UNDERWRITERS FOR SUCH PUBLIC OFFERING MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ NATIONAL MARKET, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


     APPROVAL OF THE PLAN OF CONVERSION WILL NOT ALTER MEMBERS' INSURANCE COVERAGE UNDER POLICIES WITH ESIF, INCLUDING, WITHOUT LIMITATION, POLICY COVERAGES AND BENEFITS. APPROVAL OF THE PLAN OF CONVERSION WILL NOT AFFECT MEMBERS' ENTITLEMENT TO RECEIVE DIVIDENDS AS PROVIDED IN THEIR FLEXIBLE RETENTION POLICIES. HOWEVER, FROM AND AFTER THE EFFECTIVE DATE OF THE PLAN OF CONVERSION, (A) THE MEMBERSHIP INTERESTS WHICH MEMBERS HAVE IN ESIF WILL NO LONGER EXIST, AND (B) MEMBERS WILL NO LONGER BE SUBJECT TO ANY ASSESSMENT FOR THE LIABILITIES OF ESIF ARISING EITHER BEFORE OR AFTER THE EFFECTIVE DATE. ADDITIONALLY, ELIGIBLE POLICYHOLDERS WILL RECEIVE OTHER CONSIDERATION IN EXCHANGE FOR THEIR MEMBERSHIP INTERESTS AS DESCRIBED HEREIN, INCLUDING THE SERIES A PREFERRED STOCK OF SUMMIT AND THE RIGHT TO PURCHASE COMMON STOCK OF SUMMIT.


     THE FLORIDA DOI RECOGNIZES ONLY STATUTORY ACCOUNTING PRACTICES FOR DETERMINING AND REPORTING THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF AN INSURANCE COMPANY, FOR DETERMINING ITS SOLVENCY UNDER THE FLORIDA INSURANCE CODE, AND FOR DETERMINING WHETHER ITS FINANCIAL CONDITION WARRANTS THE PAYMENT OF A DIVIDEND TO ITS SHAREHOLDERS. NO CONSIDERATION IS GIVEN BY THE FLORIDA DOI TO FINANCIAL STATEMENTS PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN MAKING SUCH DETERMINATIONS.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS, AND, IF SO GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS SHALL NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN OR IN THE DOCUMENTS ATTACHED HERETO IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

     THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE A SOLICITATION FOR A PROXY IN ANY JURISDICTION IN WHICH SUCH SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH SOLICITATION IS NOT QUALIFIED TO DO SO, OR FROM ANY PERSON FROM WHOM IT IS UNLAWFUL TO MAKE SUCH SOLICITATION IN SUCH JURISDICTION.

     NOTICE TO NORTH CAROLINA PURCHASERS: THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS.

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN

                                      (iv)

THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE OFFERING, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER TO SELL OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.

     UNTIL       , 1997 (25 DAYS AFTER THE DATE OF THIS PROXY
STATEMENT/PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROXY STATEMENT/PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROXY STATEMENT/PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                       (v)

                               TABLE OF CONTENTS


                                                                                       PAGE
                                                                                       -----
SUMMARY
  The Company........................................................................      1
  The Conversion.....................................................................      2
  Interests of Certain Persons in the Offerings......................................      5
  The Offerings......................................................................      7
  Summary Pro Forma Financial and Other Data.........................................     11
  Summary Historical Financial and Other Data........................................     12
RISK FACTORS
  Highly Competitive Florida Workers' Compensation Market............................     13
  Government Regulation..............................................................     13
  Possible Underfunding of Florida Special Disability Trust Fund.....................     14
  Competition........................................................................     14
  Concentration in a Single State....................................................     15
  Possible Inadequacy of Loss Reserves...............................................     15
  Renewal Risks; Quarterly Fluctuations in Operating Results.........................     15
  Potential Inability to Service Debt................................................     16
  Need for Capital...................................................................     16
  Reliance on Independent Insurance Agencies.........................................     16
  Reliance Upon Key Personnel........................................................     17
  Dependence Upon Reinsurance........................................................     17
  Absence of Prior Market............................................................     17
  Shares Eligible for Future Sale; Possible Volatility of Stock Price................     18
  Effect of Partial Subscription for Common Stock; Withdrawal........................     19
  Obstacles to Changes in Control; Certain Anti-Takeover Effects.....................     19
  Benefits of Conversion to an Officer and Director..................................     19
  Potential Control by Limited Number of Shareholders; Possible Depressive
     Effect on the Price of Summit's Securities......................................     19
  Director and Officer Indemnification and Exculpation...............................     20
  Effect of Holding Company Structure; Dividends.....................................     20
THE COMPANY..........................................................................     21
THE SPECIAL MEETING
  General............................................................................     22
  Voting Rights and Vote Required for Approval.......................................     23
  Proxies............................................................................     23
THE CONVERSION
  General............................................................................     24
  Reasons for the Conversion.........................................................     24
  Determination of Conversion Terms..................................................     25
  Conditions to Effectiveness........................................................     26
  Identification of Eligible and Voting Policyholders................................     26
  Extinguishment of Membership Interests.............................................     27
  Consideration......................................................................     28
  Amendments to or Withdrawal of the Plan of Conversion; Effects of Failure to
     Consummate......................................................................     31
  Interpretation of the Plan of Conversion...........................................     31
  Fairness Opinion...................................................................     31
THE OFFERINGS
  Subscription Offering..............................................................     32
  Public Offering....................................................................     36


                                      (vi)

                                                                                       PAGE
                                                                                       -----
MARKET FOR STOCK
  Series A Preferred Stock...........................................................     36
  Common Stock.......................................................................     36
DIVIDEND POLICY
  Series A Preferred Stock...........................................................     37
  Common Stock.......................................................................     37
USE OF PROCEEDS......................................................................     38
CAPITALIZATION.......................................................................     38
SELECTED FINANCIAL DATA..............................................................     39
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS
  Overview...........................................................................     49
  Results of Operations..............................................................     50
  Liquidity and Capital Resources....................................................     55
  Losses and Loss Adjustment Expense.................................................     57
BUSINESS
  Overview...........................................................................     61
  Industry...........................................................................     61
  Strategy...........................................................................     62
  Managed Care.......................................................................     62
  Products and Services..............................................................     63
  Reinsurance........................................................................     67
  Investment Portfolio...............................................................     68
  Competition........................................................................     69
  A.M. Best Rating...................................................................     69
  Regulation.........................................................................     69
  Disposal of Business...............................................................     72
  Information Technology Systems.....................................................     73
  Employees..........................................................................     73
  Properties.........................................................................     73
  Legal Proceedings..................................................................     73
MANAGEMENT OF THE COMPANY
  General............................................................................     74
  Compensation Committee Interlocks and Insider Participation........................     76
  Executive Compensation.............................................................     77
  Employment Agreements..............................................................     77
  401(k) Plan........................................................................     78
  Incentive Plan.....................................................................     78
CERTAIN TRANSACTIONS.................................................................     80
PRINCIPAL SHAREHOLDERS...............................................................     81
DESCRIPTION OF CAPITAL STOCK
  Preferred Stock....................................................................     82
  Common Stock.......................................................................     83
  Other Characteristics of Capital Stock.............................................     83
  Anti-Takeover Provisions...........................................................     83
  Transfer Agent.....................................................................     85


                                      (vii)

                                                                                       PAGE
                                                                                       -----
CERTAIN FEDERAL INCOME TAX CONSEQUENCES
  General Discussion.................................................................     85
  Taxpayer Identification Number.....................................................     86
  Ordinary Income and Capital Gains Tax Rate Differential............................     87
SHARES ELIGIBLE FOR FUTURE SALE......................................................     87
LEGAL MATTERS........................................................................     88
EXPERTS..............................................................................     88
CHANGE IN ACCOUNTANTS................................................................     88
ADDITIONAL INFORMATION...............................................................    F-1
INDEX TO FINANCIAL STATEMENTS
  EXHIBIT A -- AMENDED PLAN OF CONVERSION AND RECAPITALIZATION.......................    A-1
  EXHIBIT B -- RESTATED ARTICLES OF INCORPORATION OF BRIDGEFIELD EMPLOYERS INSURANCE
     COMPANY.........................................................................    B-1
  EXHIBIT C -- RESTATED BYLAWS OF BRIDGEFIELD EMPLOYERS INSURANCE COMPANY............    C-1
  EXHIBIT D -- CONSENT ORDER OF THE FLORIDA DEPARTMENT OF INSURANCE APPROVING THE
     PLAN............................................................................    D-1
  EXHIBIT E -- FAIRNESS OPINION OF THE CHICAGO CORPORATION...........................    E-1
  EXHIBIT F -- TAX OPINION OF ALSTON & BIRD..........................................    F-1
  EXHIBIT G -- INSTRUCTIONS FOR COMPLETING THE TAXPAYER IDENTIFICATION CARD..........    G-1


                                     (viii)

                                    SUMMARY


     Pursuant to the Plan of Conversion, and upon the approval of the Voting Policyholders at the Special Meeting, ESIF will convert from a Florida group self-insurance fund to a Florida stock insurance company, Bridgefield, and become a wholly owned subsidiary of a newly formed holding company, Summit. Unless the context requires otherwise, as used herein, the "COMPANY" refers to Summit and its subsidiaries as of and following the completion of the Conversion and a simultaneous reorganization of the Company's operating structure. Unless otherwise indicated, information in this Proxy Statement/Prospectus assumes no exercise of the Underwriters' over-allotment option. All financial information set forth herein is presented in accordance with generally accepted accounting principles ("GAAP"), unless otherwise noted. The following summary is qualified in its entirety by the more detailed information and consolidated financial statements (including the notes thereto) appearing elsewhere in this Proxy Statement/Prospectus.


                                  THE COMPANY

     The Company provides a variety of managed care workers' compensation products and services to employers and self-insured employer groups primarily in Florida, as well as in Louisiana and Kentucky. Through the Company's administrative group (the "ADMINISTRATIVE SUBSIDIARIES"), the Company provides administrative services for four self-insurance funds (the "FUNDS") for the Company's two wholly owned workers' compensation insurance companies (the "INSURANCE SUBSIDIARIES") and for certain municipalities. These administrative services include most aspects of the daily operations of the Funds and the Insurance Subsidiaries, including sales and marketing, underwriting, claims administration, loss control and policy administration. These services are provided for a fee, with the Company generally receiving a percentage of premiums. The Administrative Subsidiaries do not assume any underwriting risk of the Funds which are entities formed to provide workers compensation coverage for self-insured employer groups on a pooled basis.

     The Insurance Subsidiaries, which include Bridgefield and Bridgefield Casualty Insurance Company ("BRIDGEFIELD CASUALTY"), underwrite and assume the underwriting risk with respect to workers' compensation insurance policies for Florida employers of all sizes, primarily in the construction, manufacturing, wholesale and retail and service industries. As of September 30, 1996, the Company's insurance products and administrative services are provided to approximately 15,500 employers representing approximately $219.0 million in premiums, including approximately $102.0 million in premiums attributable to the Funds and $117.0 million in premiums attributable to the Insurance Subsidiaries. See "BUSINESS."

     The Company's approach to managed care workers' compensation is to select responsible employers for coverage, assist such employers in creating a safe work place and proactively manage claims, thereby returning employees to work promptly and minimizing losses. Employers' safety programs are monitored by the Company's staff of approximately 25 loss control field representatives who visit an employer's work place on at least an annual basis. Reported claims are proactively managed by the Company so that employees receive prompt care by healthcare professionals which are part of the Company's provider network. The Company's claims management professionals direct care through the provider network, monitor employee treatment and progress toward returning to work and perform utilization and peer review to control costs. The Company's approach to managed care workers' compensation has produced an average net ultimate loss ratio for ESIF during the three fiscal years ended March 31, 1996 of 69.8%, which is better than the national average of 75.0% during the period 1993 through 1995, based on information published by A.M. Best Company ("A.M. BEST"). See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," "BUSINESS -- Strategy" and "-- Managed Care."


     The Company believes that the Conversion provides new opportunities for improving its return on invested capital through growth in its core workers' compensation business. Following the Conversion, the Company will be able to offer both self-insurance and traditional indemnity products, which will improve its ability to serve its markets. In addition, as a stock corporation, the Company may have access to additional capital to finance growth by acquisition and to expand into other geographic markets (subject to any necessary regulatory approvals). Key aspects of the Company's business strategy following the Conversion include: (i) continued use of both self-insurance and indemnity products; (ii) emphasis on profitable underwriting results; (iii) proactive implementation of managed care; (iv) leveraging of administrative services capabilities; and (v) emphasis on excellent customer service. See "BUSINESS -- Strategy."



     The Company's business was started in 1977, when Summit Consulting, Inc. ("SCI") was formed to establish and administer workers' compensation self-insurance programs for group self-insurance funds that are sponsored and formed by trade associations. The Company's primary Insurance Subsidiary, ESIF (which pursuant to the Conversion will become Bridgefield), was formed in 1978 as a group self-insurance fund under Florida law and SCI became its administrator at that time. Between 1979 and 1982, SCI assisted with the formation of, and became the administrator of, three of the Funds, located in Florida and Louisiana, and in 1995, SCI became the administrator of the fourth Fund, located in Kentucky. See "BUSINESS -- Products and Services." None of the Funds are related to the Company, except that certain of the directors of Summit are trustees of certain of the Funds, as described in "MANAGEMENT OF THE
COMPANY -- Compensation Committee Interlocks and Insider Participation" and "CERTAIN TRANSACTIONS." Until January 16, 1996, ESIF was also unrelated to SCI. Effective on that date, ESIF acquired SCI, its holding company, Summit Holding Corporation ("SHC"), and all of their affiliates (the "ACQUISITION"). Pursuant to the Conversion, Summit will become a holding company for ESIF (which will be Bridgefield after the Conversion) and the other Company subsidiaries. Summit is a Florida corporation formed in November 1996 solely for this purpose at the direction of the ESIF Board of Trustees. Prior to the Conversion, Summit has not commenced operations and has nominal assets and no liabilities. See "THE COMPANY."



     The executive offices of the Company are located at 2310 A-Z Park Road, Lakeland, Florida 33801. The telephone number at such office is (941) 665-6060.


                                 THE CONVERSION


     Reasons for the Conversion. The Board of Trustees of ESIF has unanimously adopted the Plan of Conversion and is seeking the approval of ESIF's members for ESIF to convert from a Florida group self-insurance fund to a Florida stock insurance company and become a wholly owned subsidiary of Summit. The trustees of ESIF stated that they adopted the Plan of Conversion because they believe that the Conversion will provide several important benefits. The conversion of ESIF to a stock insurance company that is wholly owned by a publicly traded holding company is expected to provide improved access to capital markets and increased flexibility for raising additional capital in the form of equity and debt financings. The holding company structure is also expected to provide increased opportunities for growth, either internally or through acquisitions, that are generally not available to a group self-insurance fund and provide greater flexibility for the diversification of business activities through existing or newly formed subsidiaries or through strategic partnerships. Furthermore, pursuant to the Conversion, the policies held by members of ESIF will be converted from assessable policies to non-assessable policies, relieving the members of any assessment for the liabilities of ESIF arising either before or after the Effective Date. Through the ownership of capital stock of Summit, Eligible Policyholders are expected to realize an economic benefit for their Membership Interests, which is currently not available to them. See "THE CONVERSION -- Reasons for the Conversion."



     Description of the Conversion. Currently, each member of ESIF has certain Membership Interests arising under the organizational documents of ESIF, the Florida Insurance Code and otherwise, including, without limitation, the right to vote for the election of trustees and the right to participate in any distribution of the surplus of ESIF in the event of its liquidation. If the Plan of Conversion is approved at the Special Meeting and thereafter becomes effective, all Membership Interests will be extinguished in the Conversion (such extinguishment, however, will not affect the insurance coverage under ESIF's In-Force Policies). In exchange for such Membership Interests, the Plan of Conversion provides that Eligible Policyholders will receive certain consideration including the elimination of potential assessments, an allocable portion of the Series A Preferred Stock of Summit and subscription rights to purchase shares of Common Stock of Summit in the Subscription Offering. The Series A Preferred Stock is redeemable at any time by the Company for cash at the option of the Company. Up to 5,000,000 shares of the Common Stock are being offered to Eligible Policyholders less the amount of shares subscribed for by the Management Group, who are being offered up to 500,000 shares of the Common Stock in the Subscription Offering. See "THE CONVERSION -- Considera-tion" and "-- Identification of Eligible Policyholders and Voting Policyholders," and "THE OFFERINGS -- Subscription Offering." All or a portion of any shares of Common Stock that are not subscribed for by Eligible Policyholders in the Subscription Offering are simultaneously being offered for sale to the public in the Public Offering. See "THE OFFERINGS -- Public Offering."



     On the Effective Date, several transactions will occur contemporaneously:
(i) ESIF will convert from a group self-insurance fund to an assessable mutual insurance company, an interim step required to satisfy the Florida Insurance Code; (ii) the assessable mutual insurance company will convert to a stock insurance company with the name Bridgefield Employers Insurance Company; (iii) ESIF's current Constitution and Bylaws will be replaced with the Articles and the Bylaws containing provisions appropriate for a stock insurance company; (iv) in order to avoid the expense and inconvenience of issuing shares of the new stock insurance company to Policyholders, which shares would then be exchanged for Summit's Series A Preferred Stock in the transaction described below, an exchange mechanism will be employed to evidence that the Policyholders are entitled to receive shares of the new stock insurance company but will receive in lieu thereof shares of Summit's Series A Preferred Stock; (v) Eligible Policyholders will exchange their rights to receive common stock of Bridgefield for Summit's Series A Preferred Stock, causing Bridgefield to become a wholly owned subsidiary of Summit; and (vi) Summit will issue its Series A Preferred Stock to Eligible Policyholders and its Common Stock to purchasers in the Offerings. See "THE CONVERSION -- General." The Conversion will become effective upon the satisfaction of certain conditions identified in the Plan of Conversion, including the Board of Trustees of ESIF declaring the Plan of Conversion effective. See "THE CONVERSION -- Conditions to Effectiveness." The Board of Trustees may amend the Plan of Conversion, with the concurrence of the Florida DOI, or withdraw the Plan of Conversion, at any time prior to the Effective Date.



     Application, Public Hearing and Approval by the Florida DOI. On August 20, 1996, ESIF submitted an application, including an initial Plan of Conversion and Recapitalization, to the Florida DOI for permission to convert from a group self-insurance fund to a stock insurance company. The Florida DOI held a public hearing on October 10, 1996, and thereafter ESIF submitted certain amendments to such initial application. The Florida DOI issued a Consent Order dated November 15, 1996 (the "ORDER") approving the Conversion, subject to the satisfaction of certain conditions, including the requirement that the Florida DOI approve the
final forms of certain documents to be submitted by ESIF. On             , 1997,
ESIF filed the Plan of Conversion and submitted other documents, and the Florida DOI granted its final approval of the Conversion. In the Order, the Commissioner of Insurance of the State of Florida found that the Plan of Conversion is in compliance with the Florida Insurance Code and is equitable to the members of ESIF. A copy of the Order is attached hereto as Exhibit D. THE ORDER ISSUED BY THE FLORIDA DOI DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN OF CONVERSION OR THE TRANSACTIONS CONTEMPLATED THEREBY.



     Opinion of Financial Advisor. On July 31, 1996, the Board of Trustees of ESIF received a written fairness opinion (which has been confirmed in a letter dated as of the date of this Proxy Statement/Prospectus) from The Chicago Corporation, which as of January 2, 1997 was merged with ABN AMRO Securities
(USA), Inc. to form ABN AMRO Chicago Corporation ("CHICAGO CORP."), to the effect that the consideration to be received by the Eligible Policyholders pursuant to the Plan of Conversion is fair to such members from a financial point of view. Such consideration includes extinguishment of assessment liability, the receipt of the Series A Preferred Stock, and the receipt of subscription rights to purchase certain shares of the Common Stock. A copy of such written opinion of Chicago Corp., which sets forth certain of the procedures followed, as well as the assumptions and qualifications made and the matters considered by Chicago Corp. in formulating its opinion, is attached hereto as Exhibit E and should be read in its entirety. See "THE
CONVERSION -- Fairness Opinion."



     Special Meeting of Members. The Special Meeting will be held at the offices of ESIF, 2310 A-Z Park Road, Lakeland, Florida, at 10:00 a.m. Eastern
Time on           , February   , 1997, for the purpose of considering and voting
upon a proposal to approve the Plan of Conversion and the transactions contemplated thereby, including the adoption and approval of the Articles and the Bylaws of Bridgefield. The affirmative vote of at least two-thirds of all validly cast votes, and the affirmative vote of a majority of all Voting Policyholders entitled to vote thereon, will be required to approve the Plan of Conversion. As further described herein, the term "VOTING POLICYHOLDER" generally means a person whose name appears on ESIF's records as of December 16, 1996 as the owner of an In-Force Policy. As further described herein, an "IN-FORCE POLICY" is a policy that has been issued by ESIF (other than any agreement or policy pursuant to which ESIF has ceded or assumed reinsurance) pursuant to which a binder has been issued, provided that the effective date noted in such binder has passed and such policy has not been surrendered or otherwise terminated and has not expired by its terms. Abstentions will not be counted at the Special Meeting as votes cast for or against the Plan of Conversion and, therefore, will have the same effect as votes against the Plan of Conversion. The presence in person or by proxy of any number of Voting Policyholders constitutes a quorum for the transaction of business at the Special Meeting. THE BOARD OF TRUSTEES OF ESIF RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PLAN OF CONVERSION AND TRANSACTIONS CONTEMPLATED THEREBY.

     Conditions to Effectiveness. For the Conversion to become effective, all of the conditions listed below must be satisfied:

          (i) The Plan of Conversion must be approved by not less than two-thirds of the votes cast in person or by proxy by the Voting Policyholders at the Special Meeting and by a majority of all Voting Policyholders entitled to vote thereon.

          (ii) The Board of Trustees of ESIF must declare the Plan of Conversion effective. Pursuant to the Plan of Conversion, the Effective Date must occur on or before May 14, 1997, which is 180 days after the date of the Order. However, the Board of Trustees may request a six-month extension of the Effective Date from the Florida DOI.

          (iii) The Articles and Bylaws of Bridgefield must have been approved by the Florida DOI and the Articles must have been filed with the Florida Secretary of State.

          (iv) Bridgefield must have surplus as to policyholders and a ratio of premiums to surplus sufficient to satisfy the requirements of the Florida Insurance Code for a stock property and casualty insurance company.

          (v) ESIF must not have imposed any assessments against its members.

          (vi) The Company must have received an opinion of tax counsel to the effect that the Conversion will be treated as a tax-free transaction under Sections 368 and 351 of the Internal Revenue Code of 1986, as amended (together with all regulations promulgated thereunder, the "TAX CODE").


     Extinguishment of Membership Interests. Each person who holds an In-Force Policy on the Effective Date is a member of ESIF and, regardless of whether such person is also an Eligible Policyholder or a Voting Policyholder, such person has certain Membership Interests in ESIF. Pursuant to the Conversion, each member of ESIF will retain all ownership rights and coverage with respect to its In-Force Policy, but will automatically relinquish its Membership Interests, including the right to vote for the election of trustees, the right to receive any dividends that may be declared by the ESIF Board of Trustees, and the right to participate in any distribution of the surplus of ESIF in the event of its liquidation. Following the Conversion, Summit, as the holder of 100% of Bridgefield's common stock, will be the only person entitled to vote for Bridgefield's directors and to receive a distribution of assets upon any liquidation of Bridgefield. The holders of the Common Stock of Summit, including, without limitation, any Eligible Policyholders who purchase shares in the Subscription Offering, will be entitled to vote for the election of Summit's directors and to share in any distribution of assets in the event of a liquidation of Summit.



     Certain Federal Income Tax Consequences. It is intended that the Conversion, the Subscription Offering and the Public Offering will be regarded for federal income tax purposes as one transaction with several discrete steps having the tax consequences outlined herein. The Conversion of ESIF into an assessable mutual insurance company is intended to be treated as a tax-free reorganization under Section 368(a)(1)(F) of the Tax Code. The Conversion of the assessable mutual company into a stock insurance company is intended to be treated as a tax-free recapitalization under Section 368(a)(1)(E) of the Tax Code. The exchange by Eligible Policyholders of their Membership Interests in ESIF in return for the Series A Preferred Stock, and the exchange by Eligible Policyholders, the Management Group and the purchasers in the Public Offering of cash for Common Stock, are intended to be treated as tax-free exchanges under Section 351 of the Tax Code. The Plan of Conversion should constitute a plan to effect a change in the identity of ESIF, a plan of recapitalization and a plan of exchange under Section 351 of the Tax Code. ESIF has received an opinion of Alston & Bird, tax counsel to ESIF, supporting the above-described intended tax consequences, and a copy of such tax opinion is attached hereto as Exhibit F. However, such opinion is not binding on the Internal Revenue Service (the "IRS"), and there can be no assurance that the IRS will agree with the opinion. ESIF does not intend to seek a ruling from the IRS with respect to the tax consequences of the Conversion. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES."



     In addition to the foregoing tax matters, the receipt of subscription rights to purchase Common Stock by the Eligible Policyholders also should be treated as tax free so long as the terms of purchase in the Subscription Offering and the Public Offering are the same, as they will be, and, as is also anticipated, the purchase price in the Offerings represents the fair market value of the Common Stock of Summit. Finally, although the receipt of the Series A Preferred Stock should be tax free, holders of such stock may be taxed at ordinary income rates when the Series A Preferred Stock is sold or redeemed by Summit. Each Eligible Policyholder will be required to complete a TAXPAYER IDENTIFICATION CARD to prevent the application of certain tax withholding requirements. The rules described above do not apply to all Eligible Policyholders, some of whom may be subject to special rules. For a more complete discussion of the tax consequences of receipt of consideration and a discussion of special rules that may apply to Eligible Policyholders, see "CERTAIN FEDERAL INCOME TAX CONSEQUENCES."



     Description of Cards and Forms Enclosed with this Proxy Statement/Prospectus. Enclosed with this Proxy Statement/Prospectus for each Eligible Policyholder is (i) a policyholder record card that lists the ESIF policies for which such Eligible Policyholder has been identified as the owner and shows the number of shares of Series A Preferred Stock that such Eligible Policyholder will receive if the Plan of Conversion becomes effective, and (ii) a Taxpayer Identification Card that gives information about tax withholding in connection with any dividends that such Eligible Policyholder may receive on the Series A Preferred Stock or any Common Stock.


     Enclosed with this Proxy Statement/Prospectus for each Voting Policyholder is a proxy card that allows such Voting Policyholder to cast a vote on the Plan of Conversion without attending the Special Meeting. The Board of Trustees urges each Voting Policyholder to mark, sign, date and return its proxy card as soon
as possible, but no later than 4:00 p.m. Eastern Time on             , 1997, to
ensure that its vote will be counted, even if such Voting Policyholder does not plan to purchase Common Stock.

     For more information about each card and form, see the instructions indicated on each such card and form enclosed with this mailing or call ESIF's Information Center at 1-800-331-7742.

                 INTERESTS OF CERTAIN PERSONS IN THE OFFERINGS


     All directors and officers and certain other management employees of the Company have been granted subscription rights to purchase in the Subscription Offering an aggregate of up to 10% of the Common Stock being offered in the Subscription Offering. The Board of Trustees of ESIF determined subjectively that it would be appropriate and in the best interests of the shareholders of the Company to make such shares of Common Stock available to the Management Group to enhance the Management Group's commitment to the Company, provide incentive to the Management Group and encourage management continuity. No additional consideration or contributions were provided by the Management Group in exchange for the right to purchase such shares. Each member of the Management Group will be subject to the same terms and conditions of the Subscription Offering as the Eligible Policyholders, including, without limitation, the requirement to pay the Subscription Price of $11.00 per share. It is expected that the Management Group will purchase approximately 238,000 shares (approximately $2.6 million aggregate subscription amount). See "THE
OFFERINGS -- Subscription Offering" and "PRINCIPAL SHAREHOLDERS."

     Certain members of the Management Group may be affiliated with employers who will receive Series A Preferred Stock and subscription rights because such employers are Eligible Policyholders. In no event, however, shall any member of the Management Group, alone or as a result of control or deemed control of an Eligible Policyholder, directly or indirectly, purchase more than the Purchase Limit (249,999 shares if all shares offered in the Offerings are sold) without the approval of Summit and the DOI.



     In connection with the Acquisition, the Florida DOI issued a consent order (the "JANUARY CONSENT ORDER") requiring that William B. Bull, who currently is the President, Chief Executive Officer and a director of the Company and at that time was a principal shareholder as well as President and Chief Executive Officer of SHC, personally indemnify ESIF up to a maximum of $5.0 million for certain loss, injury or damage (if any) to ESIF that may result from the Acquisition. Pursuant to the Order issued by the Florida DOI, Mr. Bull may be relieved of such personal indemnification obligations if the Conversion becomes effective; conversely, if the Conversion is not consummated for any reason, all provisions of the January Consent Order shall be enforceable by the parties thereto. See "RISK FACTORS -- Benefits of Conversion to an Officer and Director" and "THE OFFERINGS -- Subscription Offering -- Interests of Certain Persons."

                                 THE OFFERINGS


Series A Preferred Stock Offered by Summit...  1,639,836 shares
Common Stock Offered by Summit...............  5,000,000 shares
Series A Preferred Stock to be Outstanding
  After the Effective Date...................  1,639,836 shares
Common Stock to be Outstanding After the
  Effective Date.............................  5,000,000 shares(1)


---------------


(1) Assumes that all shares of Common Stock offered pursuant to the Offerings are sold and does not include 500,000 shares of Common Stock reserved for issuance under the Incentive Plan and 45,000 shares of Common Stock reserved for issuance under the 401(k) Plan, as such terms are defined in "RISK FACTORS -- Shares Eligible for Future Sale; Possible Volatility of Stock Price." See "MANAGEMENT OF THE COMPANY -- Incentive Plan" and
     "-- 401(k) Plan."



Use of Proceeds............  Assuming that all shares of Common Stock offered hereby are sold in the Offerings at the
                               Subscription Price, the net proceeds to Summit from the Offerings are expected to be approximately $50,000,000, after deducting the estimated expenses of the Offerings. Substantially all of such proceeds will be contributed to Bridgefield to increase its capital to satisfy applicable requirements of the Florida Insurance Code, and the remainder of such proceeds, if any, will be retained by Summit for general corporate purposes. The Conversion is contingent upon receipt by Summit of net proceeds from the Offerings of a minimum of approximately $50,000,000, which is the current estimate of the amount necessary to capitalize Bridgefield. See "USE OF PROCEEDS."



Proposed Nasdaq National
  Market Symbol............  Summit has applied to have the Common Stock quoted on the Nasdaq National Market under the symbol "SHSE," but no assurances can be given that such application will be approved. Summit does not currently intend to apply to have the Redeemable Preferred Stock listed on any securities exchange or on the Nasdaq National Market. See "MARKET FOR STOCK."



Dividend Policy............  The holders of shares of the Series A Preferred
                               Stock shall be entitled to receive, out of funds legally available for the payment of dividends, annual cash dividends of $0.40 per share, reflecting the rate of 4% per annum. Such dividends shall cumulate from the date of issue whether or not declared by the Board of Directors of Summit and whether or not there are funds legally available for the payment of such dividends, but they shall be payable only as and when declared by such Board of Directors; provided, however, that all cumulated but unpaid dividends shall be paid upon any redemption of the Series A Preferred Stock or liquidation of Summit. See "DIVIDEND POLICY -- Series A Preferred Stock."

                             The Company does not anticipate paying cash
                               dividends on the Common Stock in the immediate future. Under the terms of the Series A Preferred Stock, the Company is prohibited from paying dividends on the Common Stock so long as there are any cumulated but unpaid dividends on the Series A Preferred Stock. See "DIVIDEND POLICY -- Common Stock."



Subscription Price.........  $11.00 per share of Common Stock. If the Public
                               Offering Price or the Revised Subscription Price is lower than the Subscription Price, the effective price per share of Common Stock in the Subscription Offering will be less than the Subscription Price because the number of shares to be issued in exchange for full payment at the Subscription Price will be increased. If the Public Offering Price or the Revised Subscription Price is higher than the Subscription Price, the effective price per share of Common Stock in the Subscription Offering will be greater than the Subscription Price because the number of shares to be issued in exchange for full payment at the Subscription Price will be decreased.


                             The Revised Subscription Price is defined in "The
                               OFFERINGS -- Subscription
                               Offering -- Subscription Price," and it generally means a per share price for the Common Stock determined by Summit, subject to Florida DOI approval, in the event that the Public Offering does not occur before the Effective Date. See "THE OFFERINGS -- Subscription
                               Offering -- Subscription Price."


Number of Shares of Series
  A Preferred Stock Being
  Offered to Each Eligible
  Policyholder.............  For each Eligible Policyholder, (a) 10 shares, plus
                               (b) a number of shares based on the Eligible
                               Policyholder's contribution to ESIF's premiums earned during the Eligibility Period, plus (c) a number of shares based on the Eligible Policyholder's premium volume and loss experience during the Eligibility Period. The formulae for determining the numbers of shares described in
                               (b) and (c) are set forth in the Plan of Conversion and are described more fully in "THE CONVERSION -- Consideration."


Maximum Number of Shares of
  Common Stock Offered to
  Each Eligible
  Policyholder Pursuant to
  the Subscription
  Offering.................  4.99% of the Post Offering Outstanding Shares,
                               which will be 249,999 shares if all shares offered in the Offerings are sold.

Stock Purchase
  Limitations..............  No person, alone or in conjunction with any affiliated person, may purchase, directly or indirectly, in the Offerings, more than 4.99% of the Post Offering Outstanding Shares, which is 249,999 shares if all shares offered in the Offerings are sold. Summit may, in its discretion, elect to permit any purchaser in the Offerings to purchase a number of shares of Common Stock exceeding the Purchase Limit, subject to each such purchaser's obtaining the prior approval of the Florida DOI. As a result, a single shareholder or group of shareholders could acquire a sufficient number of shares of Common Stock to control election of Summit's Board of Directors. To the extent that Common Stock is available, each subscriber in the Subscription Offering must subscribe for a minimum of 100 shares. See "RISK FACTORS -- Potential Control by Limited Number of Shareholders; Possible Depressive Effect on the Price of the Company's Securities" and "THE OFFERINGS -- Subscription Offering -- Limitations on Common Stock Purchases."



Subscription Procedures....  Together with this Proxy Statement/Prospectus, each
                               Eligible Policyholder is receiving a subscription order form. To exercise its rights to subscribe for such shares, an Eligible Policyholder must complete and sign the subscription order form, and such form must be received, together with payment in full for the shares subscribed for, by Mellon Bank, N.A. (the "Escrow Agent") c/o ChaseMellon Shareholder Services, L.L.C. not later than 4:00 p.m. Eastern Time on
                                 , 1997 (the "SUBSCRIPTION EXPIRATION DATE").
                               Payment for the shares may be made by cash (if delivered in person), check or money order in United States dollars made payable to Mellon Bank, N.A. SUBSCRIPTION RIGHTS ARE NONTRANSFERABLE. See "THE
                               OFFERINGS -- Subscription Offering." Subscription order forms received by the Escrow Agent may not be modified, amended or rescinded without the consent of Summit. See "THE OFFERINGS -- Subscription Offering -- Subscription Price."



Escrow of Subscription
  Funds....................  Subscription funds will be held in an escrow account with the Escrow Agent pending
                               consummation of the Subscription Offering or the refund of such funds to subscribers. If the period from the Subscription Expiration Date
                               (February   , 1997) to the Effective Date exceeds
                               60 days, interest will be paid to each subscriber on its subscription amount from such 60th day until the Effective Date at an annual rate of interest of 3.25% simple interest, calculated on a 360-day annual basis (the "REFUND INTEREST RATE"). See "THE OFFERINGS -- Subscription Offering -- Subscription Price."

Cancellation of
  Subscription
    Offering...............  The Subscription Offering will not be consummated in the event that: (i) the Plan of Conversion is not approved by the requisite vote of the Voting Policyholders at the Special Meeting or any adjournment thereof; (ii) Summit receives net proceeds from the Offering of less than approximately $50,000,000; or (iii) the Plan of Conversion is withdrawn by ESIF's Board of Trustees. If Summit cancels the Subscription Offering, cash payments made by subscribers will be promptly refunded with interest from the Subscription Expiration Date to the date of refund at the Refund Interest Rate. See "THE CONVERSION" and "THE OFFERINGS -- Subscription Offering -- Cancellation of the Subscription Offering."



Subscription and Transfer
  Agent....................  ChaseMellon Shareholder Services, L.L.C., New York,
                               New York. See "THE OFFERINGS -- Subscription
                               Offering -- Payment for Shares" and "DESCRIPTION OF CAPITAL STOCK -- Transfer Agent."



Escrow Agent...............  Mellon Bank, N.A.

                   SUMMARY PRO FORMA FINANCIAL AND OTHER DATA


     The following unaudited pro forma financial data reflect the Acquisition and all of the transactions constituting the Conversion. The pro forma Statement of Income data for the fiscal year ended March 31, 1996 reflect the Acquisition and Conversion as if they had been completed as of April 1, 1995. The pro forma Statement of Income data for the six-month period ended September 30, 1995 reflect the Acquisition and the Conversion as if they had been completed as of April 1, 1995. The pro forma Statement of Income data for the six-month period ended September 30, 1996 reflect the Conversion as if it had occurred on April 1, 1996. The pro forma Balance Sheet data at September 30, 1996 reflect the Conversion as if it had been completed as of September 30, 1996. This information should be read in conjunction with the pro forma consolidated financial statements and notes thereto appearing elsewhere in this Proxy Statement/Prospectus. See "SELECTED FINANCIAL DATA."



                                                                  YEAR        SIX MONTHS ENDED
                                                                  ENDED         SEPTEMBER 30,
                                                                MARCH 31,   ---------------------
                                                                  1996        1995        1996
                                                                ---------   ---------   ---------
                                                                (DOLLARS IN THOUSANDS, EXCEPT PER
                                                                           SHARE DATA)
Statement of Income Data:
  Total revenue...............................................  $ 172,299   $  92,789   $  74,531
  Losses and loss adjustment expenses.........................     94,844      42,365      32,135
  Other underwriting, general and administrative expenses.....     63,008      34,034      29,848
  Total losses and operating expenses.........................    157,852      76,399      61,983
  Interest expense............................................      3,978       2,029       1,831
  Amortization and depreciation...............................      5,340       2,698       2,479
  Net income before taxes.....................................      5,129      11,663       8,238
  Net income..................................................      3,645       7,791       5,037
  Preferred dividends.........................................        656         328         328
  Net income available to common shareholders.................  $   2,989   $   7,463   $   4,709
                                                                ==========  ==========  ==========
  Net income per common share.................................  $    0.60   $    1.49   $    0.94
                                                                ==========  ==========  ==========
  Weighted average common shares outstanding..................  5,000,000   5,000,000   5,000,000

Other Data(1):
  Insurance Subsidiaries:
     Net loss ratio(2)........................................       82.5%       67.1%       65.5%
     Expense ratio(3).........................................       34.1%       34.2%       33.0%
     Combined ratio(4)........................................      116.6%      101.3%       98.5%
  Administrative Subsidiaries:
     EBITDA(5)................................................  $  11,804   $   7,377   $   3,577
Coverage Ratio:
  Ratio of earnings to fixed charges and preferred stock
     dividends................................................       1.74        5.00        4.02



                                                                          AS OF SEPTEMBER 30, 1996
                                                                          ------------------------
                                                                               (IN THOUSANDS)
Balance Sheet Data:
  Cash and invested assets..............................................          $263,829
  Total assets..........................................................           552,310
  Loss and loss adjustment expenses.....................................           378,196
  Debt..................................................................            36,500
  Total shareholders' equity............................................            74,993


---------------
(1) Excludes inter-company eliminations.

(2) Net loss ratio is the ratio of losses and loss adjustment expenses incurred to premiums earned.


(3) Expense ratio is the ratio of underwriting, general and administrative expenses to premiums earned.


(4) Combined ratio is the sum of the net loss ratio and the expense ratio.


(5) EBITDA represents earnings before interest, income taxes, depreciation and amortization.

                  SUMMARY HISTORICAL FINANCIAL AND OTHER DATA


     The following summary financial data has been taken from, or derived from, ESIF's consolidated financial statements, including the related notes thereto. ESIF's consolidated financial statements as of March 31, 1996 and September 30, 1996, and for the year ended March 31, 1996 and for the six months ended September 30, 1996, have been audited by Ernst & Young LLP, independent auditors, whose reports thereon appear elsewhere in this Proxy Statement/Prospectus. ESIF's consolidated financial statements as of March 31, 1995 and for the fiscal years ended March 31, 1994 and 1995 have been audited by Brinton & Mendez, certified public accountants, whose report thereon appears elsewhere in this Proxy Statement/Prospectus. The summary financial data provided as of and for the fiscal years ended March 31, 1992 and 1993 and the six months ended September 30, 1995 are unaudited, but in the opinion of management contain all adjustments, consisting of only normal, recurring accruals, for a fair presentation of the results of such periods. The information set forth below is not necessarily indicative of the results of future operations and should be read in conjunction with the consolidated financial statements and notes thereto. The summary historical financial data includes the operations of SHC from January 16, 1996, the effective date of the Acquisition.



                                                                                               SIX MONTHS ENDED
                                                YEARS ENDED MARCH 31,                            SEPTEMBER 30,
                              ----------------------------------------------------------   -------------------------
                                 1992          1993         1994       1995       1996        1995          1996
                              -----------   -----------   --------   --------   --------   -----------   -----------
                              (UNAUDITED)   (UNAUDITED)                                    (UNAUDITED)
                                                              (DOLLARS IN THOUSANDS)
Statement of Income Data:
  Total revenue.............   $ 143,750     $ 192,067    $158,951   $140,815   $140,328    $  71,752     $  73,048
  Losses and loss adjustment
    expenses................     103,657       149,177     108,411     69,116     94,844       42,365        32,135
  Other underwriting,
    general and
    administrative
    expenses................      32,787        40,145      37,121     41,546     43,657       21,623        30,532
  Interest expense..........          --            --          --         --        847           --         1,831
  Amortization and
    depreciation............          --            --          --         --      1,103           --         2,499
  Income (loss) from
    continuing operations
    before income taxes.....       7,306         2,745      13,419     30,153       (123)       7,764         6,051
  Loss from discontinued
    operations..............          --            --          --         --       (197)          --          (890)
  Net income................   $   6,844     $   2,953    $  8,885   $ 19,163   $    185    $   5,374     $   2,386
                                ========      ========    ========   ========   ========     ========      ========

Other Data(1):
  Net loss ratio(2).........        78.5%         82.3%       73.0%      53.8%      82.5%        67.1%         65.5%
  Expense ratio(3)..........        24.8%         22.1%       25.0%      32.3%      34.1%        34.2%         33.0%
  Combined ratio(4).........       103.3%        104.4%       98.0%      86.1%     116.6%       101.3%         98.5%

Coverage Ratio:
  Ratio of earnings to fixed
    charges and preferred
    stock dividends
    Historic(5)(6)..........                                                        0.87           --          3.99
    Pro forma(7)(8).........                                                         .41        14.68          3.16



                                                                                                     AS OF
                                                   AS OF MARCH 31,                               SEPTEMBER 30,
                              ----------------------------------------------------------   -------------------------
                                 1992          1993         1994       1995       1996        1995          1996
                              -----------   -----------   --------   --------   --------   -----------   -----------
                              (UNAUDITED)   (UNAUDITED)                                    (UNAUDITED)
                                                                  (IN THOUSANDS)
Balance Sheet Data:
  Cash and invested
    assets..................   $ 147,056     $ 176,931    $201,688   $224,956   $223,517    $ 231,288     $ 213,829
  Total assets..............     307,345       373,069     354,546    425,206    492,790      456,012       502,310
  Loss and loss adjustment
    expenses................     304,205       360,425     368,000    367,391    387,632      364,210       378,196
  Debt......................          --            --          --         --     44,000           --        36,500
  Total equity (deficit)....      (9,458)       (6,485)      2,480     20,065     23,154       31,087        24,993


---------------

(1) Ratio for Insurance Subsidiaries.

(2) Net loss ratio is the ratio of losses and loss adjustment expenses incurred to premiums earned.


(3) Expense ratio is the ratio of underwriting, general and administrative expenses to premiums earned.


(4) Combined ratio is the sum of the net loss ratio and the expense ratio.


(5) ESIF had no fixed charges or preferred stock dividends prior to the year ended March 31, 1996.


(6) For the year ended March 31, 1996, the Company's earnings were insufficient to cover fixed charges by $123,000.


(7) The pro forma ratio of earnings to fixed charges and preferred stock dividends only gives pro forma effect to preferred stock dividends.


(8) For the year ended March 31, 1996, the Company's earnings were insufficient to cover fixed charges and pro forma preferred stock dividends by $1,181,000 after giving pro forma effect only to preferred stock dividends.

                                  RISK FACTORS


     An investment in the Series A Preferred Stock or the Common Stock involves a high degree of risk. In addition to other information contained in this Proxy Statement/Prospectus, prospective investors should consider carefully the following risk factors in evaluating an investment in the shares of Series A Preferred Stock or the Common Stock offered hereby. This Proxy Statement/Prospectus contains certain forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from the results reflected in those forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below, as well as those discussed elsewhere in this Proxy Statement/Prospectus.



HIGHLY COMPETITIVE FLORIDA WORKERS' COMPENSATION MARKET


     The workers' compensation insurance industry in Florida is highly competitive. During the past fifteen years, a significant portion of the Florida market has been serviced by certain group self-insurance funds, which are entities that allow employers to obtain workers' compensation coverage on a pooled basis, typically subjecting each employer to joint and several liability for the group's losses. Primarily as a result of certain changes in the Florida Insurance Code, there has been an increasing trend in the workers' compensation industry in Florida to shift away from coverage offered by such funds and toward traditional insurance products. Generally, policies issued by insurance companies are non-assessable; therefore, an insurance company cannot assess its policyholders for its underwriting or other losses. This structure affords policyholders greater financial certainty and security, which has led to the increased demand and availability in Florida of conventional, non-assessable insurance products. The Administrative Subsidiaries have historically derived a substantial portion of their revenues from managing the Funds, which in the fiscal year ended March 31, 1996 accounted for 22% of the Company's total revenue, on a pro forma basis after giving effect to the Conversion. The Company believes that the market for workers' compensation products will continue to shift away from coverage offered by assessable funds to traditional insurance products. The loss or cancellation of any of the Company's significant client groups, or the general availability of traditional non-assessable insurance coverage to members of such groups on more favorable terms than provided under the Company's programs, could have a material adverse effect on the Company's business, financial condition and results of operations. See "-- Government Regulation" and "-- Competition."

GOVERNMENT REGULATION

     The workers' compensation insurance business is subject to state-by-state regulation (which in some instances includes rate regulation and mandatory fee schedules). These regulations are primarily intended to protect covered employees and policyholders, not workers' compensation insurance companies, administrators or their shareholders. Changes in workers' compensation insurance laws or regulations or their interpretation or administration could have a material adverse effect on the Company's business, financial condition and results of operations. In particular, decreases in Florida workers' compensation rates, such as the 11.2% premium rate reduction effective January 1, 1997, could have a material adverse effect upon the Company. State regulatory agencies have discretionary power with respect to most aspects of the Company's business, including premium rates, capital surplus requirements, reserve requirements and investment criteria. Many states, including Florida, limit the maximum amount of dividends and other payments that can be made by insurance companies. This may limit the amount of dividends that may be paid by the Insurance Subsidiaries to Summit, which in turn may limit the amount of capital available to Summit for debt service, expansion, dividend payments to shareholders and other purposes. See "-- Effect of Holding Company Structure; Dividends," "DIVIDEND POLICY," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity and Capital Resources" and "BUSINESS -- Regulation."

     State laws also require insurance companies to establish reserves for payment of policyholder liabilities and impose restrictions on the kinds of assets in which insurance companies may invest. These restrictions may require the Company to invest its assets more conservatively than it would if it were not subject to the state law restrictions and may prevent the Company from obtaining as high a return on its assets as it might otherwise be able to realize. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Results of Operations" and "BUSINESS -- Investment Portfolio."

     Numerous proposals have been debated in Congress and in several state legislatures regarding healthcare legislation intended to control the cost and availability of healthcare services. It is not possible to determine what healthcare reform legislation will be adopted by Congress or any state legislature, or if and when any such legislation will be adopted and implemented. In the event that such legislation is adopted and implemented, there can be no assurance that the Company will be able to adjust effectively to any regulatory changes made by future healthcare reform legislation and remain profitable. The Company is unable to predict accurately the nature and effect, if any, that the adoption of healthcare legislation or regulations or changing interpretations at the federal or state level would have upon the Company.

     Except for certain statutorily prescribed credits, Florida law does not permit companies to compete on the basis of price in workers' compensation insurance. This approach is followed in relatively few other states. If Florida were to adopt an open rating system in which premium rates would be established with little or no regulatory intervention, the Company's business, financial condition and results of operations could be materially adversely affected.


POSSIBLE UNDERFUNDING OF FLORIDA SPECIAL DISABILITY TRUST FUND



     Florida operates a Special Disability Trust Fund (the "SDTF") that reimburses insurance carriers, self-insurance funds and self-insured employers in Florida for certain workers' compensation benefits paid to injured employees. The SDTF is managed by the State of Florida and is funded through assessments against Florida insurers and self-insurers. For the three fiscal years ended March 31, 1994, 1995 and 1996, the Company received SDTF recoveries of $4.5 million, $5.7 million and $5.6 million, respectively, and paid assessments of $5.5 million, $4.7 million and $5.6 million, respectively. In addition, the Company's consolidated balance sheet as of September 30, 1996 included an asset of approximately $21.1 million representing SDTF recoveries that the Company estimated at that time it would be entitled to receive, based on claims identified as subject to SDTF recovery and considering the Company's recovery experience. The SDTF's assessment formula has historically yielded sufficient revenues for annual reimbursement payments and for costs associated with administering the SDTF; however, the SDTF has not actuarially funded its claims liability and no reserves currently exist. A study commissioned by the State of Florida estimated the total dollar liability of the SDTF for all future payments required on accidents occurring on or before June 30, 1995 to be approximately $4.7 billion on an undiscounted basis. There is no assurance that the SDTF will have funds available in the future for the payment of claimed recoveries. Under Florida sunset laws, the SDTF is currently scheduled for review by the Florida legislature in the year 2000. The Florida legislature may, however, review the SDTF earlier, and no assurance can be made with regard to the legislature's possible actions. If the SDTF is discontinued, the Company believes that the existing reimbursement obligations of the SDTF would become general obligations of the State of Florida although there is no assurance that a reviewing court would adopt that view. The SDTF has made no acknowledgment with regard to the enforceability of its reimbursement obligations to insurers such as the Company. In addition, the Florida DOI is currently reviewing its regulations with respect to how insurers and self-insurers may account for estimated future SDTF recoveries and there is no assurance that the Florida DOI will continue to permit such entities to include estimated future recoveries on its financial statements. Discontinuation of the SDTF, or changes in its operations which decrease the availability of recoveries from the SDTF, increase the SDTF assessments payable by the Company, prohibit the Company from including estimated future recoveries on its financial statements or limit the amount that may be so included, could have a material adverse effect on the Company's business, financial condition or results of operations. See
"BUSINESS -- Regulation -- Special Disability Trust Fund."


COMPETITION

     The market to provide workers' compensation insurance and services is highly competitive. The Company's competitors include, among others, insurance companies, specialized provider groups, in-house benefits administrators, state insurance pools and other significant providers of insurance services. A number of the Company's current and potential competitors are significantly larger, with greater financial and operating resources than the Company, and can offer their services nationwide. The Company's Insurance Subsidiaries do not offer multi-line insurance products that are offered by some of such competitors. In addition, after a period of absence from the market, traditional national insurance companies have re-entered the Florida workers' compensation insurance market, thereby increasing competition in the Company's principal market. The general lack of assessibility features in the policies of traditional indemnity insurance companies gives them a competitive advantage over self-insurance funds, including the Funds managed by the Company.

     Additionally, because of Bridgefield's short operating history as a stock insurance company, the Company does not currently have a letter rating from A.M. Best, the leading national insurance rating organization, and it is not yet entitled to receive such a rating. The Company intends to apply for a letter rating from A.M. Best in the future, when it is deemed eligible to do so. There can be no assurance that the Company will receive a rating or that if a rating is received it will be favorable. The absence of a rating, or an unfavorable rating in the future, may be a competitive disadvantage in some markets, especially regarding larger customers with in-house risk managers.

CONCENTRATION IN A SINGLE STATE

     All of the Company's insurance policies are written to entities whose principal places of business are in Florida, and over 90% of the Company's total revenue for the fiscal year ended March 31, 1996, on a pro forma basis after giving effect to the Conversion, was derived from insurance products and administrative services in Florida. Accordingly, the Company could be adversely affected by economic downturns, significant unemployment, regulatory developments and other conditions that may occur from time to time in Florida, which may not significantly affect its more geographically diversified competitors.


POSSIBLE INADEQUACY OF LOSS RESERVES


     The Insurance Subsidiaries are required to maintain reserves to cover their estimated ultimate liability for losses and loss adjustment expenses with respect to reported and unreported claims. Reserves are estimates involving actuarial and statistical projections at a given time of what the insurer expects to be the cost of the ultimate settlement and administration of claims based on facts and circumstances then known, predictions of future events, estimates of future trends in claims severity and judicial theories of liability, legislative activity and other variable factors, such as inflation. The establishment of appropriate reserves is an inherently uncertain process, particularly in the workers' compensation industry in which claims payments can extend for lengthy periods of time. There can be no assurance that ultimate losses will not materially exceed the Insurance Subsidiaries' loss reserves. Among other risks relating to loss reserves is the possibility that the Company may under-accrue for refunds relating to retrospective policies in the event that a substantial number of the Company's insureds have less than expected losses during a claims period. During the fiscal years ended March 31, 1994, 1995 and 1996 and the six months ended September 30, 1996, the Company accrued for retrospective refunds in the amount of $6.4 million, $9.2 million, $10.6 million and $9.9 million, respectively, and payments in excess of accruals were $0.0, $0.0, $0.0 and $0.8 million, respectively. Retrospective rated policies accounted for 33%, 32%, 30% and 32%, respectively, of total premiums during the fiscal years ended March 31, 1994, 1995 and 1996 and the six months ended September 30, 1996. To the extent that reserves prove to be inadequate in the future, the Insurance Subsidiaries would have to increase such reserves and incur a charge to earnings in the period such reserves are increased, which could cause fluctuations in quarterly operating results and which could have a material adverse effect on the Company's business, financial condition and results of operations.

RENEWAL RISKS; QUARTERLY FLUCTUATIONS IN OPERATING RESULTS

     The members of each of the Funds, and most of the policyholders of Bridgefield, are eligible to renew their memberships or policies each year on a common anniversary date. With respect to Bridgefield, this anniversary date each year is April 1. If a large number of members of any Fund, or a large number of Bridgefield's policyholders, were to decline renewal in any given year, the Company's results of operations could be materially adversely affected in the renewal quarter and subsequent quarters. Results of operations may also fluctuate as a result of a variety of other factors, including, without limitation, changes in pricing policies by the Company or its competitors, the results of actuarial analysis of loss development, demand for the services of the Administrative Subsidiaries, the introduction of new services and service enhancements by the Company or its competitors, the market acceptance of new services, competitive conditions in the industry, changes in operating expenses, changes in Company strategy, changes in applicable legislation and regulation and general economic conditions. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."


POSSIBLE INABILITY TO SERVICE DEBT



     In connection with the Acquisition, SHC borrowed $44.0 million from First Union National Bank of North Carolina and certain other participating banks (collectively, the "BANK"), with $36.0 million pursuant to a term loan and $8.0 million pursuant to a revolving line of credit. The outstanding principal balance of such debt at September 30, 1996 was approximately $36.5 million. The interest rate for such debt is prime plus 1% for "Base Rate" portions. Scheduled quarterly payments of the term loan began on September 30, 1996 and extend through June 30, 2002, with principal payments totaling approximately $1.6 million, $3.8 million, $4.6 million, $9.0 million, $10.0 million and $4.0 million due in calendar years 1997, 1998, 1999, 2000, 2001 and 2002, respectively. Accrued interest is due with each principal payment. The commitment under the revolving line of credit was reduced to $5.0 million in November 1996, and it will reduce by $1.5 million on each of June 30, 2000 and June 30, 2001, with the remaining $2.0 million becoming due on June 30, 2002. As collateral for the debt, SHC has pledged to the Bank the issued and outstanding stock of SCI, Bridgefield Casualty, Summit Healthcare Holdings, Inc. and Meritec Solutions, Inc. ("MERITEC"). The Company has executed a new credit agreement with the Bank pursuant to which, upon consummation of the Conversion, the existing debt will be restructured. Under such new credit facility, as of the Effective Date the term loan will be $33.0 million and the revolving line of credit will be $5.0 million. The annual principal payments (which are payable in quarterly installments) will be $2.3 million, $5.0 million, $5.6 million, $7.6 million, $9.1 million and $3.4 million in each of calendar years 1997, 1998, 1999, 2000, 2001 and 2002, respectively.



     Pursuant to the Plan of Conversion, all of this debt will be assumed by Summit following the Effective Date. Summit, which is a holding company, will have only income from distributions from its wholly owned subsidiaries with which to service this debt, and there are certain restrictions on the ability of the Insurance Subsidiaries to make distributions to Summit. See "-- Government Regulation" and "BUSINESS -- Regulation -- Financial and Investment Restrictions." There can be no assurance that Summit will have adequate funds available to pay the required payments on its debt, and the inability of Summit to service the debt would have a material adverse effect on the Company's business, financial condition and results of operations.


NEED FOR CAPITAL

     As a self-insurance fund, the Company recorded for statutory reporting an asset for future investment income determined by discounting loss and loss adjustment expense reserves at a statutory prescribed rate. Upon conversion to a stock insurance company, the Company will be permitted to record discounts only on permanent disability cases. As a result of this change, the Company intends to use substantially all of the net proceeds from the Offerings for the purpose of satisfying the Florida Insurance Code's minimum capital requirements applicable to Bridgefield as a stock insurance company. From time to time, the Company may be required to increase the capital surplus of the Insurance Subsidiaries to remain in compliance with state regulatory requirements. If the Company is unable to generate sufficient capital, either internally or from outside sources, it could be required to reduce its growth. There can be no assurance that capital will continue to be available when needed or, if available, will be on terms acceptable to the Company. See "USE OF PROCEEDS" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

RELIANCE ON INDEPENDENT INSURANCE AGENCIES

     The Company markets its managed care workers' compensation insurance products and services through independent insurance agencies. See
"BUSINESS -- Products and Services." As of September 30, 1996, ESIF's top ten independent agencies accounted for approximately 20% of ESIF's direct in-force premiums, with the top independent insurance agency accounting for approximately 4%. These agencies offer and sell competitors' products, as well as the Company's products. As a result, the Company's business depends in part on the marketing efforts of these agencies and on the Company's ability to offer workers' compensation insurance products and services that meet the requirements of these agencies and their customers. In addition, if the Company expands into additional states, it must establish a network of independent agencies in such states if it is to successfully market its products. Failure of independent insurance agencies to market the Company's products and services successfully could have a material adverse effect on the Company's business, financial condition and results of operations.

RELIANCE UPON KEY PERSONNEL

     Summit's success will, to a large extent, depend upon the continued services of certain executive officers, particularly, William B. Bull, President and Chief Executive Officer of the Company, and upon the efforts and abilities of certain other key management personnel. The loss of the services of Mr. Bull could materially adversely affect the Company. Mr. Bull is a party to an employment agreement with Summit, which contains certain confidentiality and noncompetition provisions. In addition, the Company maintains and is the sole beneficiary of key-man life insurance policies on the life of Mr. Bull in the aggregate amount of $9.1 million. See "MANAGEMENT OF THE COMPANY -- Employment Agreements."

     The Company intends to continue hiring additional personnel as necessary to meet its management, marketing and sales service needs from time to time. Although the Company believes that, to date, the organization has been successful in attracting and retaining highly qualified professionals and other administrative personnel as required by its business, there can be no assurance that the Company will continue to be successful in this regard. The Company believes that the future success and development of its business is dependent to a significant degree on its ability to continue to attract such individuals.

DEPENDENCE UPON REINSURANCE

     The Insurance Subsidiaries have excess of loss policies ("EXCESS REINSURANCE") for the current fiscal year with several reinsurers, including Lloyds of London, National Union Insurance Company and Continental Casualty Company, and policies providing coverage for prior fiscal years with several other reinsurers, under which the reinsurers have agreed to pay claims and claims expenses over a specific dollar amount per occurrence. In addition, Bridgefield Casualty has a quota-share reinsurance agreement in effect with American Re-Insurance Company ("AM RE") under which Bridgefield Casualty cedes to Am Re a percentage (currently 80%) of all written workers' compensation premiums and Am Re assumes that same percentage of risks ("QUOTA SHARE REINSURANCE"). This Quota Share Reinsurance allows Bridgefield Casualty to write, within regulatory guidelines, a larger number of policies than it could otherwise. The Company regularly performs internal reviews of the financial strength of its reinsurers. However, if a reinsurer is unable to meet any of its obligations to the Company under the reinsurance agreements, the Company would be responsible for the payment of all claims and claims expenses which the Company has ceded to such reinsurer. Pursuant to the Order, Bridgefield is permitted to cede reinsurance only to authorized reinsurers, unless it obtains the prior written approval of the Florida DOI. Any failure on the part of the Company's reinsurers, any inability to obtain reinsurance in the future or any significant increase in the cost of such reinsurance, could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, in the event that the Quota Share Reinsurance agreement with Am Re is terminated for any reason, Bridgefield Casualty could be required to substantially increase its capital or to reduce its level of workers' compensation premiums, unless it is able to establish another Quota Share Reinsurance arrangement. This could result in material adverse consequences to the Company's business and growth prospects. See "BUSINESS -- Reinsurance."

ABSENCE OF PRIOR MARKET

     Prior to the Offerings, there has been no public market for the Company's securities and, particularly if the Plan of Conversion becomes effective but the Company determines not to proceed with the Public Offering, there can be no assurance that an established and liquid trading market for such securities will develop or, if developed, will be sustained or that the market price of the Common Stock will not decline below the Public Offering Price. Although the Company has applied for approval to list the Common Stock on the Nasdaq National Market, there can be no assurance that such application will be approved or that the Company will be able to maintain such a listing. See "MARKET FOR STOCK."

     If the Common Stock is listed on the Nasdaq National Market but the Company is unable to satisfy the maintenance requirements for the Nasdaq National Market, the Common Stock may be deleted from such system. In such event, trading in the Common Stock, if any, would be thereafter conducted in the over-the-counter market on the "pink sheets" or through the National Association of Securities Dealer's "Electronic Bulletin Board." Consequently, the liquidity of the Common Stock could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, the reduction or elimination of security analysts' and the news media's coverage of the Company, and lower prices for the Company's securities than might otherwise be attained. See "MARKET FOR STOCK."

SHARES ELIGIBLE FOR FUTURE SALE; POSSIBLE VOLATILITY OF STOCK PRICE


     All shares of Common Stock distributed in the Subscription Offering and the Public Offering will have been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and will be freely tradeable without restriction or further registration under the Securities Act except for shares held by "affiliates" of the Company, as that term is defined in Rule 144 ("RULE 144") under the Securities Act. Based on information provided to the Company by its affiliates, the Company believes that 237,931 shares of Common Stock (4.8% of the Post Offering Outstanding Shares) and 500 shares of Series A Preferred Stock, equal to less than 0.1% of the Preferred Stock to be outstanding after the Effective Date, will be beneficially owned by affiliates on the Effective Date (without taking into account any possible purchases of Common Stock by affiliates in the Public Offering). See "THE OFFERINGS -- Subscription
Offering -- Interests of Certain Persons." Shares beneficially owned by affiliates of Summit may not be sold except in compliance with the registration requirements of the Securities Act or pursuant to an exemption from registration, such as, in the case of the Common Stock, the exemption provided by Rule 144. Because there is expected to be no public trading market for the Series A Preferred Stock, affiliates of Summit who desire to sell shares of Series A Preferred Stock must do so in reliance upon an exemption from registration other than Rule 144 or in compliance with the registration requirements of the Securities Act. Additionally, all shares of Common Stock held by affiliates of the Company are subject to a lock-up agreement with the Representatives that prohibits their resale prior to 180 days after the Effective Date without the prior consent of Raymond James & Associates, Inc.



     In addition, 500,000 shares of Common Stock are reserved for issuance under the Summit Holding Southeast, Inc. 1996 Long-Term Incentive Plan (the "INCENTIVE PLAN") and 45,000 shares are reserved for issuance under the Summit Consulting, Inc. Retirement Plan (the "401(K) PLAN"). See "MANAGEMENT OF THE
COMPANY -- Incentive Plan" and "-- 401(k) Plan." To date, the Company has not issued any options to purchase Common Stock under the Incentive Plan, but it plans to issue options on the Effective Date. See "MANAGEMENT OF THE
COMPANY -- Incentive Plan." The Company intends to file a registration statement on Form S-8 with the Commission following the completion of the Conversion to register the shares of Common Stock that may be issued under the Incentive Plan and in connection with the 401(k) Plan. Sales of substantial amounts of stock, or the perception that such sales could occur, could adversely affect prevailing market prices for the stock and could impair the Company's future ability to obtain capital through an offering of equity securities. See "SHARES ELIGIBLE FOR FUTURE SALE."



     The market price of the Common Stock could be subject to significant fluctuations in response to variations in financial results or announcements of material events by the Company or its competitors. It is possible that in some future periods the Company's operating results could be below market expectations and, in such an event, the price of the Common Stock would likely be materially adversely affected. Regulatory changes in the insurance industry or changes in the general condition of the economy or the financial markets or other events that are beyond the Company's control could also adversely affect the market price of the Common Stock. In addition to the foregoing, the stock market has from time to time experienced price and volume fluctuations which have significantly affected the market prices of the stocks of many public companies but which are unrelated to the operating performance of such companies. See "-- Renewal Risks; Quarterly Fluctuations in Operating Results."

EFFECT OF PARTIAL SUBSCRIPTION FOR COMMON STOCK; WITHDRAWAL


     Following a partial subscription for Common Stock in the Subscription Offering, the Summit Board of Directors may elect to terminate the Public Offering if market conditions do not permit the Public Offering on terms satisfactory to Summit. The failure of the Company to raise significant proceeds in the Offerings may adversely affect the business, financial condition and results of operations of the Company. In addition, a partial subscription and the failure to effect the Public Offering might have an adverse effect on the market for the Common Stock and the ability of the Company to raise additional capital in the equity markets in the future. In addition, the Company may withdraw the Plan of Conversion at any time prior to the Effective Date. Therefore, there can be no assurance that persons who wish to purchase shares of Common Stock in the Offerings will be able to purchase such shares.


OBSTACLES TO CHANGES IN CONTROL; CERTAIN ANTI-TAKEOVER EFFECTS

     After the consummation of the Conversion, Summit will be the holding company of Bridgefield, a Florida stock insurance company. The Florida Insurance Code will prohibit any person, individually or in conjunction with any affiliated person, from acquiring, directly or indirectly, 5% or more of the outstanding voting securities of Summit without prior approval of the Florida DOI. However, a person who acquires at least 5% but less than 10% of such outstanding voting securities may file with the Florida DOI a disclaimer of affiliation and control and, unless such disclaimer is disallowed by the Florida DOI, such person will not be required to seek prior approval of the Florida DOI for the acquisition. In addition to such insurance regulation, the Florida Business Corporation Act (the "FLORIDA ACT") contains provisions that may deter or frustrate takeovers of Florida corporations such as Summit. See "DESCRIPTION OF CAPITAL STOCK -- Anti-Takeover Provisions -- Florida Corporate Law."


     In addition, Summit's Articles of Incorporation authorize the issuance of 5,000,000 shares of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without the need for shareholder approval, to issue preferred stock with dividend, liquidation, conversion or other rights that could adversely affect the voting power or the rights of the holders of the Common Stock. In the event of issuance, such preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change of control of Summit. In connection with the Plan of Conversion, Summit will issue 1,639,836 of such preferred stock shares as the Series A Preferred Stock, the terms of which are described herein. See "DESCRIPTION OF CAPITAL STOCK -- Preferred Stock."


BENEFITS OF CONVERSION TO AN OFFICER AND DIRECTOR


     In connection with the Acquisition, the Florida DOI issued the January Consent Order requiring that Mr. Bull, who at that time was a principal shareholder as well as President and Chief Executive Officer of SHC, personally indemnify ESIF up to a maximum of $5.0 million for certain loss, injury or damage to ESIF that may result from the Acquisition. Pursuant to the Order issued by the Florida DOI, Mr. Bull may be relieved of such personal indemnification obligations if the Conversion becomes effective; conversely, if the Conversion is not consummated for any reason, all provisions of the January Consent Order shall be enforceable by the parties thereto. See "THE
OFFERINGS -- Subscription Offering -- Interests of Certain Persons." Mr. Bull is not a trustee of ESIF and, therefore, did not vote with respect to approval of the Plan of Conversion by ESIF's Board of Trustees. However, as President and Chief Executive Officer of SHC, Mr. Bull may influence the trustees, and such relief from such personal indemnification obligations could be a factor that influences Mr. Bull's position on the Conversion.



POTENTIAL CONTROL BY LIMITED NUMBER OF SHAREHOLDERS; POSSIBLE DEPRESSIVE EFFECT ON THE PRICE OF SUMMIT'S SECURITIES



     The sale of blocks of shares of Common Stock in excess of the Purchase Limit to one or a small number of purchasers in the Public Offering could vest effective control of the Company in such single purchaser or small number of purchasers through the ownership of a controlling block of the Post Offering Outstanding

Shares, assuming the Eligible Policyholders and the Management Group do not subscribe in the aggregate for a substantial number of the Post Offering Outstanding Shares. In such event, such controlling shareholders collectively would have the ability to elect all of the members of the Board of Directors, the power to determine the management of the business and the power to determine the outcome of corporate actions requiring shareholder approval. As a result, potential acquirers may be discouraged from seeking to acquire control of the Company through the purchase of Common Stock, which could have a depressive effect on the price of Summit's securities.

DIRECTOR AND OFFICER INDEMNIFICATION AND EXCULPATION

     The Florida Act authorizes a Florida corporation to indemnify such company's directors, officers, employees and agents. Summit has adopted a Bylaw provision mandating such indemnification for directors, and permitting the Board of Directors to indemnify officers, employees and agents in certain circumstances, to the fullest extent permitted by law. In addition, Summit has entered into agreements with its directors and certain of its executive officers that contractually obligate Summit to provide indemnification. Pursuant to exculpation provisions in Summit's Articles of Incorporation, the personal liability of a director shall be eliminated or limited to the fullest extent of the Florida Act.

EFFECT OF HOLDING COMPANY STRUCTURE; DIVIDENDS


     The Company does not anticipate paying dividends on the Common Stock in the foreseeable future. In addition, the source of funds for payment of dividends by the Company would be dividends paid to it by its subsidiaries. The Florida Insurance Code limits the amount of dividends which the Insurance Subsidiaries may pay to Summit and, in any event, for the foreseeable future Summit expects to cause its subsidiaries to retain all earnings to provide capital for their operations and business. In addition, if any shares of Series A Preferred Stock are outstanding, no dividends may be paid to the holders of Common Stock so long as there are cumulated but unpaid dividends on the Series A Preferred Stock. See "DIVIDEND POLICY" and "BUSINESS -- Regulation -- Financial and Investment Restrictions."

                                  THE COMPANY


     The Company's business was started in 1977, when SCI was formed to establish and administer workers' compensation self-insurance programs for group self-insurance funds that are sponsored and formed by trade associations. Since 1977, SCI has formed three subsidiaries to assist it in providing certain specialized administrative services, including loss control consulting, claims management and reinsurance brokerage. These subsidiaries, together with SCI, comprise the Company's Administrative Subsidiaries. Pursuant to written contracts, the Administrative Subsidiaries currently provide administrative services for the four Funds, which are unrelated to the Company, and for the Company's Insurance Subsidiaries and certain municipalities. See "BUSINESS."



     The Company's Insurance Subsidiaries include Bridgefield (ESIF prior to the Conversion) and Bridgefield Casualty, which write workers' compensation insurance coverages. The Company also includes a reinsurance subsidiary, U.S. Employers Insurance, Inc., a group of healthcare-related companies that were formed to provide such services as managed care in North Carolina and healthcare provider network access in Florida, and Employers Safety Group Association, Inc., the sponsoring trade association for ESIF.



     The Company's primary Insurance Subsidiary, ESIF (which will be Bridgefield after the Conversion), was formed in 1978 as a group self-insurance fund in Florida. Until January 1996, ESIF was unrelated to the Company and was managed by the Administrative Subsidiaries pursuant to a written contract. Effective January 16, 1996, ESIF acquired all of the stock of SHC, a holding company that had been formed to own, directly or indirectly, all of the other corporations comprising the Company at that time. The following chart sets forth the organizational structure of the Company immediately prior to the Conversion:



                            PRIOR TO THE CONVERSION


                          (ESIF ORGANIZATIONAL CHART)


* Discontinued operations.



     In November 1996, in connection with the pending Conversion, Summit was incorporated for the purpose of becoming a holding company for ESIF and its subsidiaries. Prior to the Conversion, Summit will not engage in any operations and has nominal assets and no liabilities. Summit currently has seven shares of Common Stock issued and outstanding, which are owned one share each by the directors of Summit. Each director paid $11.00 to purchase his share and has executed a written agreement agreeing to sell such share back to Summit on the Effective Date for the same price of $11.00. Pursuant to the Conversion, Summit will issue all of its Common Stock in the Offerings, and ESIF will issue all of its common stock to Summit, thereby becoming a direct wholly owned subsidiary of Summit. Also pursuant to the Conversion, the Company's corporate structure will be simplified to reflect two groups, one comprised primarily of the Administrative Subsidiaries, and one comprised primarily of the Insurance Subsidiaries. The following chart sets forth the organizational structure of the Company following the Conversion:



                            FOLLOWING THE CONVERSION


                         (SUMMIT ORGANIZATIONAL CHART)


* Discontinued operations.


                              THE SPECIAL MEETING

GENERAL


     This Proxy Statement/Prospectus is being furnished to Voting Policyholders in connection with the solicitation of proxies by the Board of Trustees of ESIF for use at the Special Meeting to be held at the main office of ESIF, 2310 A-Z
Park Road, Lakeland, Florida 33801, on           , February   , 1997 at 10:00
a.m. Eastern Time and at any adjournment or postponement thereof. At the Special Meeting, the Voting Policyholders will consider and vote upon the Plan of Conversion and the transactions contemplated thereby pursuant to which ESIF will, pursuant to the laws of the State of Florida, convert from a group self-insurance fund to a stock insurance company with the name Bridgefield Employers Insurance Company, and Summit, a Florida corporation formed at the direction of ESIF, will acquire all of the capital stock of the converted stock insurance company in return for the issuance of shares of the Series A Preferred Stock to Eligible Policyholders of ESIF and subscription rights to purchase the Common Stock to Eligible Policyholders of ESIF and certain other persons. All Membership Interests in ESIF will be extinguished pursuant to the Conversion. The approval of the Plan of Conversion by the Voting Policyholders will constitute approval and adoption of the Articles, which, among other things, will change the name of ESIF to Bridgefield Employers Insurance Company and authorize the issuance of Common Stock, and the Bylaws, which contain provisions appropriate for a stock insurance company. Any shares of Common Stock not purchased in the Subscription Offering may be offered for sale in the Public Offering or Summit may determine not to offer all or a portion of any remaining shares for sale. The Subscription Price of the Common Stock to be issued by Summit under the Plan of Conversion will be $11.00 per share, subject to adjustment if the Public Offering Price or Revised Subscription Price is different. See "THE OFFERINGS -- Subscription Offering -- Subscription Price."


     The Board of Trustees of ESIF, based in part upon the opinion and analysis of its professional advisors, has concluded that the Plan of Conversion is in the best interests of ESIF and its members and the Board has unanimously approved the Plan of Conversion and related transactions. The Board recommends that the Voting Policyholders vote FOR the Plan of Conversion and related transactions.

VOTING RIGHTS AND VOTE REQUIRED FOR APPROVAL

     Only the Voting Policyholders, defined as those members of ESIF who held In-Force Policies on the Record Date, are entitled to notice of and to vote at the Special Meeting. If there are not sufficient votes for approval of the Plan of Conversion at the time of the Special Meeting, the Special Meeting may be adjourned to permit further solicitation of proxies. See "THE
CONVERSION -- Identification of Eligible and Voting Policyholders."


     At the Special Meeting, each Voting Policyholder will be entitled to cast one vote for every In-Force Policy held by such person on the Record Date. As of the Record Date, ESIF had 5,030 In-Force Policies and, therefore, 5,030 votes are eligible to be cast at the Special Meeting.


     Any number of persons present at the Special Meeting will constitute a quorum for the purpose of conducting business at the Special Meeting. The affirmative vote of at least two-thirds of all validly cast votes, and the affirmative vote of a majority of all Voting Policyholders entitled to vote on this matter, will be required to approve the Plan of Conversion. Any questions as to the eligibility of a member to vote or the number of votes allocated to each member, or any matters related to voting, will be resolved by ESIF at the time of the Special Meeting, and the records of ESIF will control.

PROXIES

     Voting Policyholders may vote at the Special Meeting in person or by proxy. Each proxy solicited hereby, if properly executed, duly returned and not revoked prior to or at the Special Meeting, will be voted at the Special Meeting in accordance with the Voting Policyholder's instructions indicated thereon. If no contrary instructions are given, the properly executed and dated proxy will be voted in favor of the Plan of Conversion and the related transactions.


     Any Voting Policyholder giving a proxy may revoke it at any time before it is voted by delivering to William B. Bull at the main office of ESIF, 2310 A-Z Park Road, Lakeland, Florida 33801, either a written revocation of the proxy or a duly executed proxy bearing a later date, or by voting in person at the Special Meeting. Proxies are being solicited only for use at the Special Meeting and any and all adjournments thereof and will not be used for any other meeting. If the Plan of Conversion is approved, only holders of the Common Stock of Summit will be entitled to vote at future meetings. Holders of Series A Preferred Stock will not be entitled to vote (except as may be otherwise specifically required by law).



     The cost of preparing, printing and mailing this Proxy Statement/Prospectus and proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by telephone, telecopy, telegraph or personal interview by directors, officers and employees of the Company without additional compensation.


     The Board of Trustees of ESIF urges each Voting Policyholder to mark, sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope as soon as possible, even if such Voting Policyholder does not intend to purchase Common Stock. This will ensure that its vote will be counted.

                                 THE CONVERSION

     THE BOARD OF TRUSTEES OF ESIF RECOMMENDS THAT VOTING POLICYHOLDERS VOTE "FOR" THE PLAN OF CONVERSION AND THE TRANSACTIONS CONTEMPLATED THEREBY. IN UNANIMOUSLY ADOPTING THE PLAN OF CONVERSION AND THE TRANSACTIONS CONTEMPLATED THEREBY, THE BOARD OF TRUSTEES CONCLUDED THAT ESIF WILL DERIVE SUBSTANTIAL BENEFITS FROM THE CONVERSION AND THAT THE CONVERSION IS IN THE BEST INTERESTS OF ESIF AND ITS MEMBERS.

     The following summary description of the Conversion, including the Plan of Conversion, is qualified in its entirety by reference to the Plan of Conversion, a copy of which is attached hereto as Exhibit A.

GENERAL


     Pursuant to the Plan of Conversion, ESIF will convert from a Florida group self-insurance fund to a Florida stock insurance company and become a wholly owned subsidiary of Summit. Such Conversion will involve principally the following actions, all of which will occur contemporaneously on the Effective
Date: (i) ESIF will convert from a group self-insurance fund to an assessable mutual insurance company, an interim step required to satisfy the Florida Insurance Code; (ii) the assessable mutual insurance company will convert to a stock insurance company with the name Bridgefield Employers Insurance Company;
(iii) ESIF's current Constitution and Bylaws will be replaced with the Articles and Bylaws, containing provisions appropriate for a stock insurance company;
(iv) in order to avoid the expense and inconvenience of issuing shares of the new stock insurance company to Policyholders, which shares would then be exchanged for Summit's Series A Preferred Stock in the transaction described below, an exchange mechanism will be employed to evidence that Eligible Policyholders are entitled to receive shares of the new stock insurance company but will receive in lieu thereof shares of Summit's Series A Preferred Stock;
(v) Eligible Policyholders will exchange their rights to receive common stock of Bridgefield for Summit's Series A Preferred Stock, causing Bridgefield to become a wholly-owned subsidiary of Summit; and (vi) Summit will issue its Series A Preferred Stock to Eligible Policyholders and its Common Stock to purchasers in the Offerings. The Conversion will not affect the insurance coverage under ESIF's policies. On November 15, 1996, the Florida DOI approved the Plan of Conversion, finding that the Conversion is in compliance with the Florida Insurance Code and is equitable to ESIF's members.


REASONS FOR THE CONVERSION


     ESIF was formed in 1978 to provide a means for Florida employers, primarily in the construction, manufacturing, wholesale and retail, and service industries, to self-insure for workers' compensation risks. The business objective and mission of ESIF was, and continues to be, to provide its Policyholders a workers' compensation solution that minimizes workplace losses, helps return injured employees to work quickly and helps protect against large financial loss at a low total cost to the employer.



     During the past several years, the Board of Trustees of ESIF has observed significant changes in the Florida workers' compensation market, due in part to Florida legislation effective January 1, 1994 (the "NEW FLORIDA LAW") that changed the underwriting environment for workers' compensation by, among other things: (i) limiting certain benefits that must be provided; (ii) eliminating wage loss benefits in favor of a system of benefits based upon a schedule of impairment ratings plus supplemental benefits; (iii) obligating employers to rehire injured workers; (iv) adopting new procedures for dispute resolution designed to reduce litigation costs; and (v) redefining permanent impairment. In addition, the New Florida Law eliminated the residual market assessment that was levied against insurance companies to support the involuntary workers' compensation market and replaced it with a self-funded joint underwriting association. As a result, the financial obligation of funding deficits in the residual market mechanism was shifted from traditional insurance entities to employers that are insured by the joint underwriting association. While the long term impact of the New Florida Law cannot be determined, the Company believes that it has resulted in: (i) a more competitive workers' compensation market in Florida; (ii) conversions by some of the larger self-insured groups to traditional insurance entities; and (iii) loss portfolio transfers by self-insured groups to insurance companies. See

"MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Overview."



     These changes have made membership in ESIF less attractive to Policyholders (which are members of ESIF automatically by virtue of their ownership of Policies) relative to other workers' compensation products available in the market, particularly with respect to the ongoing contingent liability for all fund losses associated with membership in ESIF. With the increased availability in the Florida market of traditional workers' compensation insurance products offered on more favorable terms, employers have become less willing to assume the risks of self-insurance.



     In response to these market changes, the Board reviewed ESIF's strategic and financial alternatives. Consistent with ESIF's business objective and mission, the Board's primary objective was to develop a strategy that provides ESIF's members with an attractive workers' compensation solution in view of the changing market conditions.



     Central to the Board's analysis was its determination that Policyholders must no longer bear ongoing potential liability for fund losses. Consequently, the Board considered three available alternatives. First, ESIF could discontinue operations and distribute net assets, if any, to the members. Second, ESIF could transfer its business to a third party insurance company. Third, ESIF could convert from a fund to a stock insurance company and raise capital through sales of securities, thereby eliminating the potential need for Policyholder assessability. Based on ESIF's past results, the Board concluded that a continuation of ESIF's current business practices and management would be in the best interest of ESIF's members. As a result, the Board concluded that the conversion of ESIF to a stock insurance company was the best alternative for continuing to provide ESIF's members with an attractive workers' compensation solution while eliminating the Policyholders' ongoing liability for fund losses.



     Pursuant to the Conversion, the Policies held by members of ESIF will be converted from assessable Policies to non-assessable Policies. As a consequence, Policyholders will no longer be subject to any assessment for the liabilities of ESIF arising either before or after the Effective Date. Further, Eligible Policyholders are expected to realize an economic benefit for their Membership Interests in the form of Series A Preferred Stock and the right to subscribe for Common Stock of Summit in the Subscription Offering.



     Additionally, the Conversion offers a number of advantages that could be important to the future growth and performance of the Company. The conversion of ESIF to a stock insurance company that is wholly owned by a publicly traded holding company is expected to provide improved access to the capital markets and increased flexibility for raising additional capital and expanding through acquisitions. After completion of the Conversion, Summit will have authority to issue capital stock that may permit it, subject to market conditions and Florida DOI approval, to raise additional equity capital through future sales of equity securities. Summit may also be able to issue capital stock as payment in connection with acquisitions, subject to Florida DOI approval. In addition, the holding company structure is expected to provide greater flexibility for the diversification of business activities through existing or newly formed subsidiaries of Summit or through strategic partnerships, subject to Florida DOI approval. At the present time, the Company has no plans with respect to additional offerings of securities or specific acquisitions and has no specific plans for diversification. Following the Conversion, Summit also will be able to use stock-related incentive programs to reward and attempt to attract executives and other personnel for itself and its subsidiaries.



DETERMINATION OF CONVERSION TERMS



     The terms of the Conversion were established by the Board of Trustees of ESIF after consultation with its legal, financial and actuarial advisors. A key consideration of the Board in determining the terms of the Conversion was the need to raise sufficient capital to capitalize adequately the stock insurance company and complete the Conversion. Under statutory accounting rules applicable to stock insurance companies, ESIF would have reported negative surplus of approximately $26.3 million as of March 31, 1996. To complete the Conversion, Bridgefield must have surplus as to policyholders and a ratio of premiums to surplus sufficient to satisfy the requirements of the Florida Insurance Code for a stock property and casualty insurance company.

A minimum of approximately $50.0 million in new capital must be contributed to ESIF in order for it to satisfy these requirements.



     Notwithstanding the need for significant capital to complete the Conversion, the Board determined to grant value to the Eligible Policyholders in an amount approximately equal to ESIF's statutory surplus. The Board determined to use a preferred stock security of a new holding company to effectuate this goal. The aggregate par value of the Series A Preferred Stock is equivalent to the statutory surplus of ESIF, reported as a self-insurance fund, as of March 31, 1996. The formula reflects the Trustees' effort to equitably allocate the value of ESIF to Eligible Policyholders based on each Eligible Policyholder's contribution to ESIF's premiums earned and its loss experience. See
"-- Consideration -- Allocation of Series A Preferred Stock."



     The terms of the Subscription Offering were determined so that Eligible Policyholders would also have a priority right to provide the capital needed to complete the Conversion. In the Subscription Offering, Eligible Policyholders as a group will receive subscription rights to purchase up to 90% of the Company's Common Stock and the Management Group will receive subscription rights to purchase up to 10% of the Common Stock. The reservation of up to 10% of the Common Stock of the Company for subscriptions by the Management Group at a price equal to the Subscription Price offered to Eligible Policyholders is intended to provide for management continuity and incentive, to provide a portion of the funds needed for the Conversion and to demonstrate the Management Group's commitment to the future of the Company. In accordance with the requirements of the Florida Insurance Code and the Florida DOI, no person alone or in conjunction with any affiliated person may purchase in the Offerings more than 4.99% of the Post Offering Outstanding Shares without the prior approval of the Florida DOI (and the permission of the Company).


CONDITIONS TO EFFECTIVENESS

     The Conversion will become effective on the date upon which all of the conditions to effectiveness have been satisfied and the Board of Trustees of ESIF declares the Plan of Conversion effective. Under the terms of the Plan of Conversion, the conditions to effectiveness include the following:

          (i) The Plan of Conversion must be approved by not less than two-thirds of the votes cast in person or by proxy by the Voting Policyholders at the Special Meeting, and by a majority of all Voting Policyholders entitled to vote thereon.

          (ii) The Board of Trustees of ESIF must declare the Plan of Conversion effective. Pursuant to the Plan of Conversion, the Effective Date must occur on or before May 14, 1997, which is 180 days after the date of the Order. However, the Board of Trustees may request a six-month extension of the Effective Date from the Florida DOI.

          (iii) The Articles and Bylaws of Bridgefield must have been approved by the Florida DOI, and the Articles must have been filed with the Florida Secretary of State.

          (iv) Bridgefield must have surplus as to policyholders and a ratio of premiums to surplus sufficient to satisfy the requirements of the Florida Insurance Code for a stock property and casualty insurance company.

          (v) ESIF must not have imposed any assessments against its members.

          (vi) The Company must have received an opinion of tax counsel to the effect that the Conversion will be treated as a tax-free transaction under Sections 368 and 351 of the Tax Code.

     The Plan of Conversion may be amended, with the concurrence of the Florida DOI, or withdrawn, at any time prior to the Effective Date by the Board of Trustees of ESIF.

IDENTIFICATION OF ELIGIBLE AND VOTING POLICYHOLDERS

     A person's eligibility to receive consideration under the Plan of Conversion and a person's right to vote on the Plan of Conversion and related transactions are based on such person's status as an Eligible Policyholder and a Voting Policyholder, respectively.

     A person is an Eligible Policyholder if it was the holder of an In-Force Policy in effect at any time during the period from August 20, 1993 through and including August 20, 1996 (the "ELIGIBILITY PERIOD"). The determination of which members are Eligible Policyholders is dictated by the Florida Insurance Code, relevant sections of which require that in the conversion of a self-insurance fund to a stock insurance company, persons who had been members of the fund within three years prior to the date of the Plan of Conversion shall participate in the distribution of consideration to members. The initial Plan of Conversion and Recapitalization was dated and filed with the Florida DOI as of August 20, 1996.


     A person is a Voting Policyholder if it is the holder of an In-Force Policy that was in effect on December 16, 1996. In general, subject to certain limited exceptions set forth in the Plan of Conversion, a person is the Voting Policyholder of an In-Force Policy as of such Record Date if such person is the first listed individual named insured of such In-Force Policy or the first listed business named insured of such In-Force Policy as specified in ESIF's records with respect to such In-Force Policy on the Record Date. In general, if more than one person is identified as a holder of an In-Force Policy, all of such persons collectively are considered to be one Eligible Policyholder, entitled to receive collectively any consideration to be paid in respect of the In-Force Policy. If an In-Force Policy has been assigned and ESIF has not received notification of such assignment or has not agreed to provide coverage for the assignee as of the Record Date, then the owner of such In-Force Policy prior to the assignment shall be deemed to be the owner. If an In-Force Policy has been assigned, ESIF has received notification of the assignment and a new In-Force Policy has been issued to the assignee, the assignee of the new In-Force Policy shall be recognized as the owner.


     In general, an "IN-FORCE POLICY" means a policy pursuant to which a binder has been issued (other than any agreement or policy pursuant to which ESIF has ceded or assumed reinsurance) provided that the effective date noted in such binder has passed and such policy has not been surrendered or otherwise terminated and has not expired by its terms. The identification of Eligible Policyholders and Voting Policyholders, and the determination of whether a policy is an In-Force Policy, will be made by ESIF in good faith on the basis of its records and ESIF will not be obligated to examine or consider any other facts or circumstances.

EXTINGUISHMENT OF MEMBERSHIP INTERESTS

     Each person who holds an In-Force Policy on the Effective Date is a member of ESIF and, regardless of whether such person is also an Eligible Policyholder or a Voting Policyholder, such person has certain Membership Interests arising under the organizational documents of ESIF, the Florida Insurance Code and otherwise. Such Membership Interests provide, among other things, rights to vote for the election of trustees and rights to participate in any distribution of the surplus of ESIF in the event of its liquidation. Pursuant to the Conversion, each member of ESIF will automatically relinquish such Membership Interests, but will retain all ownership rights and coverage with respect to its In-Force Policy.

  Changes in Rights to Vote


     Before the Conversion, policies issued by ESIF provide the right to vote on matters submitted to a vote of members, including the election of trustees, and each member has one vote for each policy owned regardless of the size of the policy. Upon the Conversion, policies of Bridgefield will no longer have any voting rights and, therefore, policyholders will not be able to vote in the election of directors or on any other matters. Instead, all matters required to be submitted to a vote of Bridgefield's shareholders (including the election of directors) will be voted on by its sole shareholder, Summit. All matters submitted to a vote of Summit's shareholders (including the election of directors) will be voted on by the holders of Common Stock of Summit, who, upon the Conversion, will initially consist of purchasers of Common Stock in the Offerings. Each shareholder of Summit will be entitled to one vote for each share of Common Stock held. Holders of Series A Preferred Stock of Summit will have no voting rights, except as may otherwise be required by law. See "DESCRIPTION OF CAPITAL STOCK."



  Changes in Rights to Receive Dividends



     Before the Conversion, members of ESIF are eligible to receive dividends of the earnings and profits of ESIF, if and when declared at the discretion of the Board of Trustees. Upon the Conversion, members will no longer be eligible to receive such dividends. To the extent Eligible Policyholders receive Series A Preferred Stock and/or purchase Common Stock pursuant to the Conversion, they will be eligible to receive dividends from Summit, if and when any are declared by Summit's Board of Directors. See "DIVIDEND POLICY" and "DESCRIPTION OF CAPITAL STOCK."


  Changes in Rights in Liquidation


     Liquidation is a legal concept that refers to the distribution of a company's assets after the termination of the legal existence of the company. If a group self-insurance fund is liquidated, members are entitled to participate in the distribution of any surplus remaining after provision for liabilities. If a stock insurance company is liquidated, shareholders, rather than policyholders or members, are entitled to share in the distribution of any assets remaining after provision for liabilities. After the Conversion, if Bridgefield were liquidated, any assets remaining after provision for Bridgefield's liabilities would be distributed to Summit, as the sole shareholder of Bridgefield. To the extent that Eligible Policyholders receive Series A Preferred Stock in the Conversion or purchase shares of Common Stock in the Subscription Offering, they will have an indirect interest in Bridgefield through their ownership of Series A Preferred Stock and/or Common Stock of Summit, Bridgefield's parent company. See "DESCRIPTION OF CAPITAL STOCK."


CONSIDERATION


     Pursuant to the Plan of Conversion, on the Effective Date, Eligible Policyholders will receive shares of Series A Preferred Stock and the right to subscribe for shares of Common Stock. ELIGIBLE POLICYHOLDERS WILL NOT BE REQUIRED TO PAY CASH FOR SERIES A PREFERRED STOCK DISTRIBUTED TO THEM IN THE CONVERSION, BUT ONLY FOR SHARES OF COMMON STOCK THAT THEY MAY PURCHASE IN THE SUBSCRIPTION OFFERING. A person who is indicated as an Eligible Policyholder on the enclosed policyholder record card is entitled to receive that number of shares of Series A Preferred Stock shown on such policyholder record card, which number of shares has been determined as described below. The Series A Preferred Stock is redeemable at any time by the Company at its par value of $10.00 per share, at the option of the Company. Each Eligible Policyholder is entitled to subscribe for up to that number of shares of Common Stock equal to 4.99% of the Post Offering Outstanding Shares, as further described in "THE
OFFERINGS -- Subscription Offering" below.



  Series A Preferred Stock



     Holders of Series A Preferred Stock have no voting rights, except as are required by the Florida Act, no preemptive right to purchase or subscribe for any unissued or additional authorized stock or any securities of Summit and no rights to convert their Series A Preferred Stock into Common Stock or any other securities. The holders of Series A Preferred Stock shall be entitled to receive, out of funds legally available for the payment of dividends, cash dividends at the rate of 4% per annum, which shall cumulate whether or not declared by the Board of Directors, but shall be payable only as and when declared by the Board. The Series A Preferred Stock shall be redeemable by Summit at any time and from time to time, in whole or in part. The redemption price shall be $10.00 per share, together with an amount equal to all cumulated but unpaid dividends thereon to the date of redemption. For a more detailed description of the Series A Preferred Stock, see "DESCRIPTION OF CAPITAL
STOCK -- Preferred Stock -- Series A Preferred Stock."



  Common Stock



     Holders of Common Stock are entitled to one vote for each share held of record at all shareholder meetings. Holders of Common Stock have no preemptive or preferential right to purchase or subscribe for any unissued or additional authorized stock or any securities of Summit and no rights to convert their Common Stock into any other securities. The Company is prohibited from paying dividends on the Common Stock so long as there are any accrued but unpaid dividends on the Series A Preferred Stock. For a more detailed description of the Common Stock, see "DESCRIPTION OF CAPITAL STOCK -- Common Stock."

  Allocation of Series A Preferred Stock



     On the Effective Date, Summit will issue the Series A Preferred Stock to the Eligible Policyholders in exchange for their Membership Interests. An aggregate of 1,639,836 shares of Series A Preferred Stock has been allocated to the Eligible Policyholders. In approving the Plan of Conversion, the Florida DOI determined that all the terms thereof, including the value of the Series A Preferred Stock proposed to be issued to the Eligible Policyholders, are equitable to the members of ESIF.



     Each Eligible Policyholder will receive a total number of shares of Series A Preferred Stock equal to the sum of (i), (ii) and (iii) below:


          (i) Ten shares.


          (ii) A number of shares based on the Eligible Policyholder's contribution to ESIF's premiums, determined in accordance with the following formula:



             (y) divide the premiums of the Eligible Policyholder for the Eligibility Period by ESIF's total premiums earned for that period, and



             (z) then multiply the resulting number by 468,597, which is 30% of the remaining shares of the Series A Preferred Stock to be issued pursuant to the Conversion after satisfying (i) above for all Eligible Policyholders.


          (iii) A number of shares based on the Eligible Policyholder's contribution to ESIF's capital, based on premium volume and loss experience, determined in accordance with the following formula:


             (w) calculate the Eligible Policyholder's loss ratio by dividing such person's incurred losses for the Eligibility Period (determined as of September 30, 1996) by the premiums of such person during the Eligibility Period, and



             (x) calculate the Eligible Policyholder's "capital" premiums paid by subtracting the loss ratio calculated in (w) above from 70% and multiplying the result by the premiums of such person during the Eligibility Period, and



             (y) then divide the Eligible Policyholder's "capital" premium amount determined in (x) above by the total "capital" premiums for all Eligible Policyholders, and



             (z) then multiply the amount determined in (y) by 1,093,393, which is 70% of the remaining shares of the Series A Preferred Stock to be issued pursuant to the Conversion after satisfying (i) above for all Eligible Policyholders.



     Each Eligible Policyholder will receive a minimum of ten shares. No fractional shares of Series A Preferred Stock will be issued and no cash will be paid in lieu of any fraction of a share that is otherwise calculated to be due pursuant to the above formulae. Partial shares due for each component of the calculation will be rounded up or down to the nearest whole share. No shares of Series A Preferred Stock will be issued to any person other than an Eligible Policyholder.

     The following example illustrates the calculation of the number of shares of Series A Preferred Stock that would be allocated to an Eligible Policyholder, assuming the following facts:



    Assumptions:
      (1) Premiums of the Eligible Policyholder during the Eligibility
          Period............................................................  $   100,000
      (2) Total premiums of ESIF during the Eligibility Period..............  $40,000,000
      (3) Incurred losses by the Eligible Policyholder during the
          Eligibility Period................................................  $    50,000
      (4) Total "capital" premiums for all Eligible Policyholders...........  $10,000,000



                                                                                NO. SHARES
                                                                                ----------
    Calculations:
      (i)  Minimum number of shares...........................................        10
      (ii)  Based on premiums:
            (y) 100,000 / 40,000,000 = 0.0025
            (z) 0.0025 X 468,597 = 1,171.49
              Rounded.........................................................     1,171
                                                                                ----------
      (iii) Based on premium volume and loss experience:
            (w) 50,000 / 100,000 = 0.50
            (x) 0.70 - 0.50 = 0.20
                  0.20 X 100,000 = 20,000
            (y) 20,000 / 10,000,000 = 0.002
            (z) 0.002 X 1,093,393 = 2,186.77
              Rounded.........................................................     2,187
                                                                                ----------
              Total Shares Issued.............................................     3,368
                                                                                ========


     For more information on the identification of Eligible Policyholders, see "-- Identification of Eligible and Voting Policyholders."

  Issuance of Stock Certificates


     On the Effective Date, Bridgefield will deliver to the Transfer Agent, for the respective account of each Eligible Policyholder, a global stock certificate representing the aggregate number of shares of common stock of Bridgefield allocated to the Eligible Policyholders. The Transfer Agent, on behalf of each such Eligible Policyholder, will transfer such shares to Summit in exchange for the respective number of shares of Series A Preferred Stock to be issued by Summit to such Eligible Policyholder pursuant to the Plan of Conversion. The Transfer Agent will then deliver to each Eligible Policyholder, as soon as reasonably practicable after the Effective Date, a stock certificate registered in such Eligible Policyholder's name representing the number of shares of Series A Preferred Stock allocated to such Eligible Policyholder.


     Prior to the Effective Date, there are seven shares of Common Stock outstanding, with each director of Summit holding one share. Pursuant to a Subscription and Resale Agreement dated November 15, 1996 between Summit and each director, each director has agreed to sell his share to Summit for an amount equal to the purchase price paid for such share, and such purchases by Summit shall take place on the Effective Date. The seven shares so purchased shall be cancelled.


     UNLESS OTHERWISE PROVIDED, ALL REFERENCES IN THIS PROXY
STATEMENT/PROSPECTUS TO THE RECEIPT OF SERIES A PREFERRED STOCK AS CONSIDERATION UNDER THE PLAN OF CONVERSION INCLUDE A REFERENCE TO THE PRECEDING TRANSACTION STEPS.

AMENDMENTS TO OR WITHDRAWAL OF THE PLAN OF CONVERSION; EFFECTS OF FAILURE TO CONSUMMATE

     The Plan of Conversion may be amended at any time before or after the Effective Date upon the affirmative vote of not less than a majority of the entire Board of Trustees of ESIF and with the approval of the Florida DOI. The Plan of Conversion provides that ESIF may withdraw the Plan of Conversion at any time before the Effective Date upon the affirmative vote of not less than a majority of the entire Board of Trustees.

     In the event that the Conversion is not effective on or before May 14, 1996, or within 180 days thereafter if the Florida DOI were to grant such 180-day extension, ESIF will be required to increase immediately the amount of its security and collateral deposit with the Florida DOI from $5 million to $25 million. In addition, under the terms of the amended credit agreement with the Bank, if the failure to consummate the Conversion is due to any factor other than the failure of ESIF to obtain the requisite approval of the Florida DOI or the Voting Policyholders, the Company will be in default under such amended credit agreement.

INTERPRETATION OF THE PLAN OF CONVERSION

     The Plan of Conversion provides that, subject to the provisions of the Florida Insurance Code, other laws of the State of Florida and orders of the Florida DOI, ESIF will have the power to interpret and construe the Plan of Conversion and to determine all questions of eligibility, status and rights of members and others under the Plan of Conversion. The determination of ESIF in all such matters will be binding and conclusive on all persons.

FAIRNESS OPINION


     Chicago Corp. was retained by the Board of Trustees of ESIF to render an opinion as to the fairness of the consideration to be received by the Eligible Policyholders pursuant to the Plan of Conversion, from a financial point of view. Such consideration, including the aggregate amount of Series A Preferred Stock to be distributed, was determined by ESIF. On July 31, 1996, Chicago Corp. delivered a written opinion (which has been confirmed in a letter dated as of the date of this Proxy Statement/Prospectus) to the Board that, as of such date, based upon a review of information then available to it, and further based upon the assumptions and qualifications contained in such written opinion, such consideration to be received by the Eligible Policyholders pursuant to the Plan of Conversion is fair, from a financial point of view, to such Eligible Policyholders. The full text of Chicago Corp.'s fairness opinion, which sets forth the procedures followed, the assumptions and qualifications made and the matters considered by Chicago Corp. in rendering its fairness opinion, is set forth in Exhibit E to this Proxy Statement/Prospectus, and the Voting Policyholders are advised to read carefully the contents of such opinion in its entirety.



     In arriving at its opinion, Chicago Corp.: (i) reviewed the terms and conditions of the Plan of Conversion; (ii) reviewed audited and unaudited historical financial and other information about ESIF which was provided to it by ESIF; (iii) analyzed certain financial projections prepared by management of ESIF; (iv) reviewed assumptions as to trends in ESIF's prospective financial results; (v) interviewed senior management of ESIF and its professional advisors and discussed with them their estimates of ESIF's existing business prospects and their outlook as to the future of ESIF's business and the workers' compensation industry in ESIF's markets; (vi) reviewed actuary reports and information prepared by or at the direction of ESIF; (vii) reviewed certain financial, stock market and other information of publicly traded companies that it considered similar to ESIF; (viii) reviewed information on certain conversion and subscription offering transactions that it considered relevant; and (ix) made such other financial analyses and investigations as it deemed appropriate. In addition to the foregoing, Chicago Corp. considered such other financial, economic and market criteria as it deemed appropriate in arriving at its fairness opinion.



     In presenting its opinion, Chicago Corp. considered that Policyholder Membership Interests are transitory and exist only so long as a Policy remains in force. Membership Interests are not transferable, and prior to the Conversion, members have no opportunity to convert such Membership Interests into liquid value. Accordingly, in the view of Chicago Corp., Membership Interests cannot be fully equated to ownership of stock in a corporation.

     Chicago Corp. also considered, based on its review of indemnification certificates, that Policyholders are jointly and severally liable for all liabilities of ESIF, which liabilities totaled over $385.0 million as of March 31, 1996 based on actuarial estimates. Chicago Corp. estimated that if actual claim payments exceeded the estimated liability by 4.3% or greater, ESIF Policyholders could be subject to future assessments.



     Chicago Corp.'s analysis gave weight to each element of consideration received by Eligible Policyholders, including the extinguishment of contingent liabilities and possible future assessments, the Series A Preferred Stock with an aggregate par value of approximately $16.4 million, and non-transferable subscription rights to acquire at least 90% of the Common Stock of the Company. In arriving at its opinion, Chicago Corp. compared this consideration to the value of Policyholders' Membership Interests.



     Chicago Corp.'s analysis also considered that under accounting standards used for stock insurance companies, ESIF would have reported negative statutory surplus of $26.3 million as of March 31, 1996 and that ESIF would be unable to convert and operate as a stock insurance company without raising at least $50 million of capital.


     As set forth in its opinion, Chicago Corp. has relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information provided to it by ESIF and its subsidiaries and their representatives. Chicago Corp. has neither made nor obtained any independent evaluation or appraisal of ESIF's assets or liabilities. Chicago Corp. has also assumed for purposes of its fairness opinion (i) that there will have been no assessments imposed upon the members of ESIF prior to the Effective Date, and
(ii) that there have been no material changes in ESIF's or its subsidiaries' financial position, business or prospects since March 31, 1996.

     Chicago Corp. has expressed no opinion as to the Public Offering Price or the price at which Summit's Common Stock will trade. Chicago Corp. has also expressed no opinion as to the fairness of the consideration to be paid pursuant to the Plan of Conversion to any individual Eligible Policyholder or to any class of Eligible Policyholder in connection with the Plan of Conversion. The fairness opinion was completed for the benefit of the Board of Trustees and does not represent a recommendation to any Individual Eligible Policyholder.

     No limitations were imposed by the Board with respect to the scope of Chicago Corp.'s investigation. ESIF paid Chicago Corp. a fee of $200,000 for its services in rendering the opinion, and ESIF agreed to indemnify Chicago Corp. for certain losses and expenses that may arise out of certain circumstances.


     Chicago Corp. is a nationally recognized investment banking firm that regularly engages in, among other things: (i) valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements, and (ii) valuations for estate, corporate and other purposes. Chicago Corp. was selected by the Board based primarily upon its expertise and experience in rendering fairness opinions and its expertise in trading and valuing securities. Chicago Corp. also was selected because of its knowledge of the insurance industry. Furthermore, Chicago Corp. is familiar with the operations of ESIF and SHC as a result of Chicago Corp.'s involvement in ESIF's acquisition of SHC in January 1996. In connection with the Acquisition, Chicago Corp. acted as advisor and placement agent to ESIF, for which it received total fees of approximately $600,000.


                                 THE OFFERINGS

SUBSCRIPTION OFFERING


     In addition to shares of Series A Preferred Stock that will be issued to Eligible Policyholders in the Conversion, up to 5,000,000 shares of Common Stock are being offered pursuant to the Subscription Offering. Each Eligible Policyholder has the right to subscribe for up to 4.99% of the Post Offering Outstanding Shares, which is 249,999 shares, if all shares offered in the Offering are sold. No fewer than 100 shares of Common Stock may be purchased by any person in the Subscription Offering. Eligible Policyholders as a group may purchase in the aggregate up to 90% of the Post Offering Outstanding Shares. In the event the Eligible Policyholders collectively subscribe for more than 90% of the Post Offering Outstanding Shares, each subscriber shall be entitled to purchase 4.99% of the Post Offering Outstanding Shares, multiplied by a ratio of: (i) the premiums attributable to the policies of which such Eligible Policyholder was the owner of record during the Eligibility Period to (ii) the total premiums of ESIF during the Eligibility Period.



     In addition to the shares of Common Stock which may be subscribed for by Eligible Policyholders, the Management Group may subscribe to purchase up to an aggregate of 10% of the Post Offering Outstanding Shares. However, no person, either individually or in conjunction with any affiliated person and whether purchasing shares in the Subscription Offering or the Public Offering, shall be permitted to acquire directly or indirectly more 4.99% of the Post Offering Outstanding Shares, which is 249,999 shares, if all shares offered in the Offerings are sold. Notwithstanding the foregoing, Summit may, in its discretion, permit any purchaser in the Offerings to purchase any number of shares of Common Stock, even exceeding the Purchase Limit, subject to such purchaser's obtaining the prior approval of the Florida DOI. In such event, a single shareholder or a small group of shareholders could acquire a sufficient number of shares of the Common Stock to control election of Summit's Board of Directors. See "RISK FACTORS -- Potential Control by Limited Number of Shareholders; Possible Depressive Effect on the Price of Summit's Securities."



     THE BOARD OF DIRECTORS OF SUMMIT MAY, AT ANY TIME PRIOR TO THE EFFECTIVE DATE, ELECT TO CANCEL OR RESCIND THE SUBSCRIPTION OFFERING AND NOT TO CONSUMMATE THE PUBLIC OFFERING. THE SUBSCRIPTION OFFERING WILL NOT BE CONSUMMATED IN THE EVENT THAT: (I) THE PLAN OF CONVERSION IS NOT APPROVED AT THE SPECIAL MEETING, OR (II) THE PLAN OF CONVERSION IS WITHDRAWN BY THE BOARD OF TRUSTEES OF ESIF.



     Expiration Date.  The Subscription Offering will expire at 4:00 p.m.
Eastern Time on February   , 1997. Subscription rights not exercised prior to
the Subscription Expiration Date will be void. No Eligible Policyholder is obligated in any manner to purchase Common Stock in the Subscription Offering.



     Use of Order Forms. Subscription rights may only be exercised by completion of Subscription Order Forms. Any Eligible Policyholder receiving an order form who desires to subscribe for shares of Common Stock of Summit must do so prior to the Subscription Expiration Date by delivering (by mail or in person) to the Escrow Agent c/o ChaseMellon Shareholder Services, L.L.C., 120 Broadway, 13th Floor, New York, New York, 10271, Attention: Reorganization Dept., a properly executed and completed Subscription Order Form, together with full payment of the Subscription Price for all shares for which subscription is made. An executed Subscription Order Form, once received by the Escrow Agent, may not be modified, amended or rescinded without the consent of Summit unless the Conversion is not completed within 60 days after the Subscription Expiration Date.


     Restrictions on Transfer of Subscription Rights. Each subscription right may be exercised only by the Eligible Policyholder to whom it is issued and only for its own account. The subscription rights granted under the Plan of Conversion are not transferable or assignable. Eligible Policyholders subscribing for shares are required to represent to Summit that they are purchasing such shares for their account and that there is no agreement or understanding with any other person for the sale or transfer of such shares.

     Subscription Price. The Subscription Price is $11.00 per share, which was set by Summit after consultation with its financial advisors, Raymond James & Associates, Inc. ("RAYMOND JAMES") and Chicago Corp., and was not based on an appraisal or any other objective factors. If the Public Offering closes on the Effective Date, and the Public Offering Price is different from the Subscription Price, then the effective price per share paid by subscribers shall be adjusted to the Public Offering Price. In such event, the number of shares of Common Stock issued to subscribers will be reduced if the Public Offering Price is greater than the Subscription Price, or increased if the Public Offering Price is less than the Subscription Price, to assure that the price per share paid by Eligible Policyholders and the Management Group is the same as the Public Offering Price. The Public Offering Price will be determined by negotiation between Raymond James and Chicago Corp., as representatives of the underwriters of the Public Offering (the "REPRESENTATIVES"), and Summit.

     In the event that Summit determines that the Effective Date shall occur prior to or without closing the Public Offering, then, subject to the approval of the Florida DOI, a bona fide determination will be made by Summit, after consultation with Raymond James and Chicago Corp., of the price per share at which the

Common Stock would trade in the public market on the Effective Date (the "REVISED SUBSCRIPTION PRICE"). If the Revised Subscription Price is less than or greater than the Subscription Price, then the effective price per share paid by subscribers shall be the Revised Subscription Price, and the number of shares of Common Stock that will be issued to subscribers will be adjusted to offset the effect of such price difference.

     No fractional shares of Common Stock will be issued, but in lieu thereof, the value of such fractional shares will be refunded to subscribers in cash within 60 days after the Effective Date. There has not been any public market for the Common Stock. Some of the major factors that may influence the determination of the Public Offering Price or the Revised Subscription Price are, in addition to prevailing market conditions, the historical performance of ESIF, estimates of the business potential and earning prospects of the Company, an assessment of the Company's management and the consideration of such factors in relation to market valuations of other insurance companies.


     While it is currently the intention of Summit to offer all or a portion of the shares of Common Stock not subscribed for in the Subscription Offering to the public in the Public Offering, Summit may close the Subscription Offering without commencing or closing the Public Offering.


     Payment for Shares. Payment for all subscribed shares, computed on the basis of the Subscription Price of $11.00, must accompany all completed order forms for subscriptions to be valid. Payment for subscribed shares may be made:
(i) in cash, if delivered in person, or (ii) by check or money order. All payments will be placed in a segregated escrow account established with the Escrow Agent specifically for this purpose. If the period from the Subscription Expiration Date to the Effective Date exceeds 60 days, interest will be paid to each subscriber on all subscription amounts from such 60th day until the Effective Date at the Refund Interest Rate.


     ChaseMellon Shareholder Services, L.L.C. has been appointed as Transfer Agent for the Common Stock and as Escrow Agent for the Subscription Offering. The subscription order form and required payment for shares subscribed for should be mailed or delivered to the Escrow Agent as follows:



    By mail, in the pre-addressed,
      postage-paid envelope:                    By hand:
    Mellon Bank, N.A.                           Mellon Bank, N.A.
    c/o ChaseMellon Shareholder Services,       c/o ChaseMellon Shareholder Services,
    L.L.C.                                      L.L.C.
    P.O. Box 817, Midtown Station               120 Broadway, 13th Floor
    New York, New York 10018                    New York, New York 10271
    Attn: Reorganization Dept.                  Attn: Reorganization Dept.


     Delivery of Share Certificates. Subscribers will be notified by mail of the number of shares of Common Stock for which their subscriptions have been accepted promptly upon completion of the Offerings. Certificates representing shares of Common Stock will be delivered to subscribers by the Transfer Agent as soon as reasonably practicable thereafter. Any certificates returned as undeliverable will be held by Summit until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for the Common Stock are available and delivered to subscribers, subscribers may not be able to sell the shares of stock for which they subscribed.

     Cancellation of the Subscription Offering. Summit shall cancel the Subscription Offering in the event that the Board of Trustees of ESIF withdraws the Plan of Conversion. In the event that the Subscription Offering is canceled, subscriptions for Common Stock will not be executed by Summit and payments will be promptly refunded with interest at the Refund Interest Rate from the Subscription Expiration Date to the date of the refund.

     Limitations on Common Stock Purchases. The Plan of Conversion includes the following limitations on the number of shares of Common Stock which may be purchased by Eligible Policyholders and members of the Management Group in the Subscription Offering and the Public Offering:

          (1) No fewer than 100 shares may be purchased by any person subscribing for shares of Common Stock.

          (2) No person, alone or in conjunction with any affiliated person, may purchase more than 4.99% of the Post Offering Outstanding Shares (249,999 shares if all 5,000,000 shares offered in the Offerings are sold).

          (3) No more than an aggregate of 10% of the shares of Common Stock may be purchased in the Subscription Offering by the Management Group.


     Notwithstanding the foregoing, Summit may, in its discretion, permit any purchaser in the Offerings to purchase any number of shares of Common Stock, even exceeding the Purchase Limit, subject to such purchaser's obtaining the prior approval of the Florida DOI. See "THE OFFERINGS -- Public Offering" below.


     The term "affiliated person" of another person means: (i) the spouse of such other person; (ii) the parents of such other person and their lineal descendants and the parents of such other person's spouse and their lineal descendants; (iii) any person who directly or indirectly owns or controls, or holds with power to vote 5% or more of the outstanding voting securities of such other person; (iv) any person 5% or more of the outstanding voting securities of which are directly or indirectly owned or controlled, or held with power to vote, by such other person; (v) any person or group of persons who directly or indirectly control, are controlled by, or are under common control with such other person; (vi) any officer, director, partner, copartner or employee of such other persons; (vii) if such other person is an investment company, any investment advisor of such company or any member of an advisory board of such company; (viii) if such other person is an unincorporated investment company not having a board of directors, the depositor of such company; or (ix) any person who has entered into an agreement, written or unwritten, to act in concert with such other person in acquiring or limiting the disposition of securities of a domestic stock insurer of controlling company. The term "controlling company" means any corporation, trust or association owning, directly or indirectly, 25% or more of the voting securities of one or more domestic stock insurance companies.

     In addition, under guidelines of the National Association of Securities Dealers, Inc. (the "NASD"), members of the NASD and their associates must take certain steps to be able to exercise any subscription rights which they may have if the offering of the Common Stock is deemed to be a "hot issue" as defined by the NASD.


     Interests of Certain Persons. All directors and officers and certain other management employees of the Company will be granted subscription rights to purchase in the Subscription Offering up to an aggregate of 10% of the Post Offering Outstanding Shares. The Board of Trustees of ESIF determined subjectively that it would be appropriate and in the best interests of the shareholders of the Company to make such shares of Common Stock available to the Management Group to enhance the Management Group's commitment to the Company, provide incentive to the Management Group and encourage management continuity. No additional consideration or contributions were provided by the Management Group in exchange for the right to purchase such shares. Each member of this Management Group will be subject to the same terms and conditions of the Subscription Offering as the Eligible Policyholders, including, without limitation, the requirement to pay the Subscription Price of $11.00 per share.



     It is expected that the Management Group will collectively purchase in the Subscription Offering approximately 238,000 shares (approximately $2.6 million aggregate subscription amount) or approximately 4.8% of the Post Offering Outstanding Shares, based on the assumption that 5,000,000 shares of Common Stock will be sold in the Offerings for $11.00 per share and that sufficient shares will be available to satisfy subscriptions in all categories. In addition, certain members of the Management Group may be affiliated with employers who will receive subscription rights because such employers are Eligible Policyholders. In no event, however, shall any member of the Management Group, alone or as a result of control or deemed control of an Eligible Policyholder, directly or indirectly, purchase more than 4.99% of the Post Offering Outstanding Shares. See "PRINCIPAL SHAREHOLDERS."

     Pursuant to individual indemnification agreements, the directors and certain officers of the Company will be provided with indemnification against liabilities incurred as a result of such person's serving as a director or officer. Certain officers of the Company and its subsidiaries and the nonemployee directors of Summit also will be entitled to participate in the Incentive Plan that Summit intends to implement, subject to shareholder approval, providing for the issuance of Common Stock and Common Stock-based incentive awards. See "EXECUTIVE COMPENSATION -- Stock Incentive Plan."



     In connection with the Acquisition, the Florida DOI issued the January Consent Order requiring that William B. Bull, who currently is the President, Chief Executive Officer and a director of the Company and who was at that time President and Chief Executive Officer and a principal shareholder of SHC, personally indemnify ESIF up to a maximum of $5.0 million for loss, injury or damage to ESIF resulting from the parties' execution of the merger agreement pursuant to which ESIF acquired SHC, or resulting from SHC's execution of a certain credit agreement with the Bank. According to the January Consent Order, Mr. Bull's indemnification obligations will decrease by $1.0 million for every $4.0 million increase in the statutory net worth of SHC, once SHC's statutory net worth reaches zero or greater, and such obligations will expire fully on the earlier of January 11, 2001 or the date upon which the loans from the Bank are paid in full. Pursuant to the Order issued by the Florida DOI, Mr. Bull may be relieved of such personal indemnification obligations if the Conversion becomes effective; conversely, if the Conversion is not consummated for any reason, all provisions of the January Consent Order shall be enforceable by the parties thereto. See "RISK FACTORS -- Benefits of Conversion to an Officer and Director."



     PLEASE CALL ESIF'S INFORMATION CENTER AT 1-800-331-7742 (TOLL FREE) WITH ANY QUESTIONS ON THE PLAN OF CONVERSION, THE RIGHT TO VOTE AT THE SPECIAL MEETING, OR ANY OF THE ENCLOSED MATERIALS. PLEASE CALL RAYMOND JAMES & ASSOCIATES, INC. AT 1-800-248-8863 WITH ANY QUESTIONS REGARDING THE SERIES A PREFERRED STOCK AND THE COMMON STOCK OFFERED IN, AND OTHER TERMS OF, THE SUBSCRIPTION OFFERING.


PUBLIC OFFERING


     If all of the shares of Common Stock offered are sold in the Subscription Offering, there will be no Public Offering. If less than all of the shares of Common Stock offered are sold in Subscription Offering, the Company may, in its sole discretion, offer all or a portion of such remaining shares in the Public Offering. The Public Offering may, at the discretion of Summit, close on or at any time after the Effective Date. It is anticipated that the Representatives will act as representatives of the underwriters of the Public Offering.



     Purchasers in the Public Offering are subject to the Purchase Limit, but purchasers in the Public Offering will not be required to purchase any minimum number of shares. Summit may, in its discretion, permit a purchaser in the Public Offering to purchase any number of shares of Common Stock in excess of the Purchase Limit, subject to such purchaser's obtaining the prior approval of the Florida DOI. Any such purchase in excess of the Purchase Limit could result in a controlling interest being owned by a single shareholder or a small group of shareholders. See "RISK FACTORS -- Potential Control by Limited Number of Shareholders; Possible Depressive Effect on the Price of Summit's Securities."


                                MARKET FOR STOCK


SERIES A PREFERRED STOCK



     There is no established public trading market for the Series A Preferred Stock and Summit does not currently intend to seek a listing of the Series A Preferred Stock on any securities exchange or any Nasdaq trading system. Holders of Series A Preferred Stock seeking to sell, transfer or otherwise trade in such securities must do so in private transactions.


COMMON STOCK

     There is no established public trading market for the Common Stock of Summit. Summit has applied for approval for its Common Stock to be quoted on the Nasdaq National Market under the symbol "SHSE." Quotation through the Nasdaq National Market requires, among other things, that there be at least two market makers for the Common Stock. The Representatives have advised Summit that they each intend to make a market in the Common Stock by maintaining bid and asked quotations for the Common Stock so long as the volume of trading justifies such an undertaking. However, there can be no assurance that an established and liquid market for the Common Stock will develop or that quotations will remain available on Nasdaq or otherwise.

                                DIVIDEND POLICY


SERIES A PREFERRED STOCK



     The holders of the Series A Preferred Stock will be entitled to receive, out of funds legally available for the payment of dividends, cash dividends at the rate of 4% per annum. Such dividends will cumulate from the date of issue, whether or not declared by the Board of Directors and whether or not there are funds of Summit legally available for the payment of such dividends. Such dividends will be payable only as and when declared by the Board of Directors; provided, however, that all cumulated but unpaid dividends will be paid upon any redemption of the Series A Preferred Stock or a liquidation of Summit.


COMMON STOCK

     Summit has no present intention to pay dividends on the Common Stock. Any payment of dividends on the Common Stock in the future would be subject to determination and declaration by the Board of Directors of Summit and the availability of funds therefor. Any future dividend payments by Summit would depend upon the Company's debt and equity structure, earnings, need for capital in connection with future acquisitions, and other factors, including economic conditions, regulatory restrictions and tax considerations.

     Should Summit consider paying dividends on the Common Stock in the future, the source of funds for payment of such dividends by Summit would be dividends from the Insurance Subsidiaries and the Administrative Subsidiaries to Summit, dependent on such subsidiaries' earnings. Summit currently expects to cause the Insurance Subsidiaries to retain all of their earnings to provide capital for their operations and business. In addition, under the Florida Insurance Code and the Order, the Insurance Subsidiaries may not be permitted to pay cash dividends to Summit in excess generally of 10% of the lesser of surplus or net income, without prior approval of the Florida DOI. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity and Capital Resources" and "BUSINESS -- Regulation -- Financial and Investment Restrictions."


     Under the terms of the Series A Preferred Stock, so long as any shares of Series A Preferred Stock are outstanding, no dividends may be paid to the holders of Common Stock unless any cumulated but unpaid dividends on the Series A Preferred Stock have been paid or funds have been set apart for the payment thereof. See "DESCRIPTION OF CAPITAL STOCK -- Preferred Stock -- Series A Preferred Stock."

                                USE OF PROCEEDS


     Assuming that all 5,000,000 shares of Common Stock offered are sold at the Subscription Price, the net proceeds to the Company are expected to be approximately $50.0 million after deducting the estimated expenses of the Conversion, which includes estimated underwriting and sales fees of approximately $3.7 million. In such event, Summit expects to contribute substantially all of such proceeds to Bridgefield to increase its capital to satisfy applicable requirements of the Florida Insurance Code, and the remainder of such proceeds, if any, will be retained by Summit for general corporate purposes. The Conversion is contingent upon the receipt by Summit of net proceeds of approximately $50.0 million which is required to satisfy applicable provisions of the Florida Insurance Code.


                                 CAPITALIZATION


     The following table presents the consolidated capitalization at September 30, 1996 of: (i) ESIF and its subsidiaries on a historical basis, and (ii) the Company as adjusted to reflect the Conversion and the sale of 5,000,000 shares of Common Stock at an assumed price of $11.00 per share and the initial application of the proceeds therefrom, after deducting the estimated expenses of the Offerings. See "USE OF PROCEEDS," "THE CONVERSION" and "DESCRIPTION OF CAPITAL STOCK."



                                                                      SEPTEMBER 30, 1996
                                                    ------------------------------------------------------
                                                                    PRO FORMA ADJUSTMENTS
                                                                   -----------------------
                                                       ESIF        CONVERSION     OFFERINGS
                                                    HISTORICAL        (A)           (B)        AS ADJUSTED
                                                    ----------     ----------     --------     -----------
                                                                    (DOLLARS IN THOUSANDS)
Long term debt....................................   $ 36,500                                   $  36,500
Equity:
  Preferred stock, $10.00 par value, 5,000,000
     shares authorized; no shares issued and
     outstanding, 1,639,836 shares as adjusted....         --         16,398                       16,398
  Common stock, $.01 par value, 20,000,000 shares
     authorized; 7 shares issued and outstanding,
     5,000,000 shares as adjusted(C)..............         --                          50              50
  Additional paid-in capital(C)...................         --                      49,950          49,950
  Retained earnings...............................     24,045        (16,398)                       7,647
  Unrealized appreciation on available for sale
     securities...................................        948                                         948
                                                      -------        -------       ------        --------
     Total equity.................................     24,993             --       50,000          74,993
                                                      -------        -------       ------        --------
     Total capitalization.........................   $ 61,493             --       50,000       $ 111,493
                                                      =======        =======       ======        ========


---------------


(A) Adjustment relates to the issuance of 1,639,836 shares (par value $10 per share) of Series A Preferred Stock to Eligible Policyholders in connection with the Conversion.


(B) Adjustment relates to the assumed receipt of $50.0 million in net proceeds from the issuance of 5,000,000 shares of Common Stock (par value $0.01 per share).


(C) Does not reflect 500,000 shares reserved for issuance under the Incentive Plan, or 45,000 shares reserved for issuance under the 401(k) Plan. See "EXECUTIVE COMPENSATION -- Incentive Plan" and "-- 401(k) Plan."

                            SELECTED FINANCIAL DATA

EMPLOYERS SELF INSURERS FUND

     The following selected financial data has been taken from, or derived from, ESIF's consolidated financial statements, including the related notes thereto. ESIF's consolidated financial statements as of March 31, 1996 and September 30, 1996, and for the year ended March 31, 1996, and for the six months ended September 30, 1996, have been audited by Ernst & Young LLP, independent auditors, whose reports thereon appear elsewhere in this Proxy Statement/Prospectus. ESIF's consolidated financial statements as of March 31, 1995 and for the fiscal years ended March 31, 1994 and 1995 have been audited by Brinton & Mendez, certified public accountants, whose report thereon appears elsewhere in this Proxy Statement/Prospectus. The selected financial data provided as of and for the fiscal years ended March 31, 1992 and 1993 and the six months ended September 30, 1995 are unaudited, but in the opinion of management contain all adjustments, consisting of only normal, recurring accruals, for a fair presentation of the results of such periods. The information set forth below is not necessarily indicative of the results of future operations and should be read in conjunction with the consolidated financial statements and notes thereto.


                                                                                               SIX MONTHS ENDED
                                                 YEAR ENDED MARCH 31,                            SEPTEMBER 30,
                              ----------------------------------------------------------   -------------------------
                                 1992          1993         1994       1995     1996(1)       1995          1996
                              -----------   -----------   --------   --------   --------   -----------   -----------
                              (UNAUDITED)   (UNAUDITED)                                    (UNAUDITED)
                                                              (DOLLARS IN THOUSANDS)
Income Statement Data:
  Premiums earned...........   $ 132,067     $ 181,339    $148,441   $128,489   $114,893    $  63,145     $  49,029
  Net investment income.....      11,683        10,728      10,510     12,205     13,210        7,598         6,363
  Administrative fees.......                        --          --         --      7,665           --        17,432
  Realized investment
    gains...................          --            --          --         --      4,354          919             8
  Other income..............                                              121        205           90           216
                                --------      --------    --------   --------   --------     --------      --------
  Total revenue.............     143,750       192,067     158,951    140,815    140,328       71,752        73,048
  Losses and loss adjustment
    expenses................     103,657       149,177     108,411     69,116     94,844       42,365        32,135
  Other underwriting,
    general and
    administrative
    expenses................      32,787        40,145      37,121     41,546     43,657       21,623        30,532
  Interest expense..........          --            --          --         --        847           --         1,831
  Amortization and
    depreciation............                                                       1,103                      2,499
                                --------      --------    --------   --------   --------     --------      --------
  Income (loss) from
    continuing operations
    before income taxes.....       7,306         2,745      13,419     30,153       (123)       7,764         6,051
  Loss from discontinued
    operations..............          --            --          --         --       (197)          --          (890)
  Net income................   $   6,844     $   2,953    $  8,885   $ 19,163   $    185    $   5,374     $   2,386
                                ========      ========    ========   ========   ========     ========      ========
Other Data:(2)
  Net loss ratio(3).........        78.5%         82.3%       73.0%      53.8%      82.5%        67.1%         65.5%
  Expense ratio(4)..........        24.8%         22.1%       25.0%      32.3%      34.1%        34.2%         33.0%
  Combined ratio(5).........       103.3%        104.4%       98.0%      86.1%     116.6%       101.3%         98.5%


                                                                                                     AS OF
                                                   AS OF MARCH 31,                               SEPTEMBER 30,
                              ----------------------------------------------------------   -------------------------
                                 1992          1993         1994       1995     1996(1)       1995          1996
                              -----------   -----------   --------   --------   --------   -----------   -----------
                              (UNAUDITED)   (UNAUDITED)                                    (UNAUDITED)
                                                                  (IN THOUSANDS)
Balance Sheet Data:
  Cash and invested
    assets..................   $ 147,056     $ 176,931    $201,688   $224,956   $223,517    $ 231,288     $ 213,829
  Premiums receivable.......      42,648        69,197      71,520     50,391     38,093       78,229        67,179
  Reinsurance recoverable...     104,229       105,541      95,851    110,141    111,519      107,451       103,861
  Total assets..............     307,345       373,069     354,546    425,206    492,790      456,012       502,310
  Loss and loss adjustment
    expenses................     304,205       360,425     368,000    367,391    387,632      364,210       378,196
  Debt......................          --            --          --         --     44,000           --        36,500
  Total equity (deficit)....      (9,458)       (6,485)      2,480     20,065     23,154       31,087        24,993

---------------

(1) Includes the Acquisition as of January 16, 1996.
(2) Ratio for Insurance Subsidiaries.

(3) Net loss ratio is the ratio of losses and loss adjustment expenses incurred to premiums earned.


(4) Expense ratio is the ratio of underwriting, general and administrative expenses to premiums earned.


(5) Combined ratio is the sum of the net loss ratio and the expense ratio.

SUMMIT HOLDING CORPORATION

     The following selected financial data for the fiscal years ended December 31, 1992, 1993, 1994 and 1995 have been derived from the historical consolidated financial statements of SHC and subsidiaries, including the related notes thereto, which have been audited by Ernst & Young, LLP, independent auditors, whose report thereon appears elsewhere in this Proxy Statement/Prospectus. The information set forth below is not necessarily indicative of the results of future operations and should be read in conjunction with the consolidated financial statements and notes thereto.


                                                                 YEAR ENDED DECEMBER 31,(1)
                                                            -------------------------------------
                                                             1992      1993      1994      1995
                                                            -------   -------   -------   -------
                                                                       (IN THOUSANDS)
Income Statement Data:
  Gross service fees......................................  $61,675   $70,814   $73,833   $64,090
  Interest income.........................................      149       377       738     1,071
  Direct expenses.........................................   29,593    32,972    31,639    27,470
  Compensation and other employee benefits................   13,371    14,503    15,425    16,616
  Other operating expenses................................    7,517     7,707     8,218     8,204
  Interest expense........................................      843     1,610        58        42
  Amortization and depreciation...........................    4,729     4,891     4,872     5,112
  Income before income taxes..............................    6,239     9,763    14,555     8,821
  Net income..............................................  $ 3,439   $ 5,929   $ 9,001   $ 5,575
                                                            =======   =======   =======   =======
Other Data:
  EBITDA(2)...............................................  $11,662   $15,887   $18,747   $12,904
  Cash flow from:
     Operations...........................................  $ 9,411   $11,991   $12,591   $ 7,713
     Investing activities.................................    3,359      (967)   (6,636)     (281)
     Financing activities.................................  (14,047)   (4,510)   (1,200)     (600)
                                                            -------   -------   -------   -------
          Net increase (decrease) in cash and cash
            equivalents...................................  $(1,277)  $ 6,515   $ 4,755   $ 6,832
                                                            =======   =======   =======   =======



                                                                    AS OF DECEMBER 31,(1)
                                                            -------------------------------------
                                                             1992      1993      1994      1995
                                                            -------   -------   -------   -------
                                                                       (IN THOUSANDS)
Balance Sheet Data:
  Cash and invested assets................................  $   238   $ 6,754   $17,072   $22,198
  Total assets............................................   32,066    35,672    41,372    43,683
  Current liabilities.....................................   20,118    28,503    20,802    18,038
  Debt....................................................    4,510        --        --        --
  Shareholders' equity....................................    7,439    12,168    20,570    25,645


---------------

(1) SHC commenced operations on January 1, 1992; therefore, historical data for 1991 is not applicable.

(2) EBITDA represents earnings before interest, income taxes, depreciation and amortization.

                            PRO FORMA FINANCIAL DATA



     The following pro forma financial data present the historical financial data of ESIF and its subsidiaries on a consolidated basis adjusted to reflect the pro forma effects of the following transactions:



          (1) January 1996 Acquisition of SHC by ESIF;



          (2) Conversion of ESIF from a group self-insurance fund to a stock insurance company; and



          (3) Issuance of Common Stock and Series A Preferred Stock in the Offerings.



     The pro forma financial statements presented are:



  Balance Sheet as of September 30, 1996



     The unaudited pro forma consolidated balance sheet as of September 30, 1996 presents the historical balance sheet of ESIF. Pro forma adjustments, as described in the related notes, give effect to the Conversion and the Offerings as if they had been effective at September 30, 1996.



  Statement of Income for the Year Ended March 31, 1996



     The unaudited pro forma consolidated statement of income for the year ended March 31, 1996 presents the historical operating results of ESIF (including operating results of SHC from its Acquisition date of January 16, 1996) and the historic operating results of SHC for the period April 1, 1995 to January 15, 1996. Pro forma adjustments give effect to the Acquisition of SHC, the Conversion and the Offerings as if they had occurred on April 1, 1995.



  Statement of Income for the Six Months Ended September 30, 1995



     The unaudited pro forma consolidated statement of income for the six months ended September 30, 1995 presents the historical operating results of ESIF and SHC. Pro forma adjustments give effect to the Acquisition of SHC, the Conversion and the Offerings as if they had occurred on April 1, 1995.



  Statement of Income for the Six Months Ended September 30, 1996



     The unaudited pro forma consolidated statement of income for the six months ended September 30, 1996 presents the historical operating results of ESIF. Pro forma adjustments give effect to the Conversion and the Offerings as if they had occurred on April 1, 1995.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET


                               SEPTEMBER 30, 1996



                                                                  PRO FORMA ADJUSTMENTS
                                                  EMPLOYERS     --------------------------
                                                SELF INSURERS   CONVERSION       OFFERINGS
                                                    FUND           (A)              (B)         PRO FORMA
                                                -------------   ----------       ---------      ---------
                                                                 (DOLLARS IN THOUSANDS)
                                                 ASSETS
Investments...................................    $ 206,218      $      --        $ 50,000(D)   $ 256,218
Cash and cash equivalents.....................        7,611             --              --          7,611
Premiums receivable...........................       67,179             --              --         67,179
Accounts receivable...........................        3,102             --              --          3,102
Reinsurance recoverable.......................      103,861             --              --        103,861
Recoverable from Florida Special Disability
  Trust Fund..................................       21,138             --              --         21,138
Excess of cost over net assets of business
  acquired....................................       47,925             --              --         47,925
Deferred income taxes.........................       17,446             --              --         17,446
Other assets..................................       27,830             --              --         27,830
                                                   --------       --------         -------       --------
          Total assets........................    $ 502,310      $      --        $ 50,000      $ 552,310
                                                   ========       ========         =======       ========

                                   LIABILITIES AND SHAREHOLDERS EQUITY
Liabilities:
  Loss and loss adjustment expenses...........    $ 378,196             --              --      $ 378,196
  Debt........................................       36,500             --              --         36,500
  Unallocated policyholder remittances........       46,000             --              --         46,000
  Accounts payable............................       10,532             --              --         10,532
  Other liabilities...........................        6,089             --              --          6,089
                                                   --------       --------         -------       --------
          Total liabilities...................      477,317             --              --        477,317
Equity:
  Preferred stock.............................           --         16,399(C)           --         16,399
  Common stock................................           --             --              50(D)          50
  Additional paid-in capital..................           --             --          49,950(D)      49,950
  Retained earnings...........................       24,045        (16,399)(C)          --          7,646
  Unrealized appreciation on available for
     sale securities..........................          948             --              --            948
                                                   --------       --------         -------       --------
          Total equity........................       24,993             --          50,000             --
                                                   --------       --------         -------       --------
          Total liabilities and shareholders
            equity............................    $ 502,310      $      --        $ 50,000      $ 552,310
                                                   ========       ========         =======       ========



          See notes to pro forma condensed consolidated balance sheet.

            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET


                               SEPTEMBER 30, 1996



(A) Assumes that the Conversion of ESIF from a group self-insurance fund to a stock insurance company occurred as of September 30, 1996.



(B) Assumes that $50.0 million in net proceeds (minimum amount expected to be received) from the issuance of 5,000,000 shares of Common Stock is received as of September 30, 1996.



(C) Adjustment relates to the issuance of 1,639,836 shares (par value $10 per share) of Series A Preferred Stock to Eligible Policyholders in connection with the Conversion.



(D) Adjustment relates to the assumed receipt of $50.0 million in net proceeds from the issuance of 5,000,000 shares of Common Stock (par value $0.01 per share).

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                      FOR THE YEAR ENDED MARCH 31, 1996(A)



                                                   (B)            (C)
                                                EMPLOYERS       SUMMIT
                                              SELF INSURERS     HOLDING      PRO FORMA
                                                  FUND        CORPORATION   ADJUSTMENTS        PRO FORMA
                                              -------------   -----------   -----------       ------------
                                                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues:
  Premiums earned...........................    $ 114,893      $      --     $      --         $  114,893
  Net investment income.....................       13,210          1,026         3,125(D)          15,499
                                                                                (1,855)(E)
                                                                                    (7)(F)
  Realized investment gains.................        4,354             --            --              4,354
  Administrative fees.......................        7,665         49,040       (19,358)(G)         37,347
  Other income..............................          206            921          (921)(F)            206
                                                 --------       --------      --------          ---------
          Total revenue.....................      140,328         50,987       (19,016)           172,299
                                                 --------       --------      --------          ---------
Expenses:
  Losses and loss adjustment expenses.......       94,844             --            --             94,844
  Other underwriting, general, and
     administrative expenses................       43,657         40,489       (19,358)(G)         63,008
                                                                                (1,780)(F)
  Interest expense..........................          847             30         3,101(H)           3,978
  Amortization and depreciation.............        1,103          4,033           341(I)           5,340
                                                                                  (137)(F)
                                                 --------       --------      --------          ---------
          Total expenses....................      140,451         44,552       (17,833)           167,170
                                                 --------       --------      --------          ---------
  Income from continuing operations before
     income taxes...........................         (123)         6,435        (1,183)             5,129
  Income taxes (benefit)....................         (505)         2,356          (367)(J)          1,484
                                                 --------       --------      --------          ---------
Income from continuing operations...........    $     382      $   4,079     $    (816)        $    3,645
                                                 ========       ========      ========          =========
Income from continuing operations per common
  share.....................................                                                   $     0.60
                                                                                                =========
Weighted average common shares
  outstanding...............................                                                    5,000,000



       See notes to pro forma condensed consolidated statement of income.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME


                       FOR THE YEAR ENDED MARCH 31, 1996



(A)  Assumes the Acquisition and the Conversion occurred on April 1, 1995.



(B) Includes historical data for ESIF and subsidiaries for the year ended March 31, 1996 on a consolidated basis and includes SHC for the period January 16, 1996 through March 31, 1996.



(C)  Includes SHC for the period April 1, 1995 through January 15, 1996.



(D) Adjustment relates to investment earnings (at an assumed rate of 6.25%) on $50.0 million in net proceeds (minimum amount expected to be received, assuming the issuance of 5,000,000 common shares).



(E) Adjustment relates to the effect on investment income of foregone investment earnings on $26.0 million paid by ESIF and on $11.5 million of SHC capital distributed to SHC shareholders in connection with the Acquisition, at an assumed interest rate of 6.25%.



(F) Adjustment relates to a decrease in revenue and operating expenses attributable to the disposition of Carolina Summit Healthcare, Inc. ("CAROLINA SUMMIT") and discontinued operations of Meritec.



(G) Adjustment relates to elimination of administrative fees paid by ESIF to SHC.



(H) Adjustment relates to interest expense from the financed portion of the Acquisition assuming scheduled interest rates ranging from 7% to 9.5%.



(I) Adjustment represents the net of the reversal of the amortization of SHC's historical intangible assets and the amortization of the goodwill, customer contracts, and developed software capitalized in the Acquisition. Amortization periods assumed are as follows: goodwill -- 25 years; customer contracts -- 10 years; and developed software -- 5 years. Such intangible asset amortization is not tax deductible. The components of the amortization adjustment are as follows:



                                                                     AMORTIZATION EXPENSE
                                                               ---------------------------------
                                                               HISTORIC   PRO FORMA   ADJUSTMENT
                                                               --------   ---------   ----------
                                                                        (IN THOUSANDS)
        Goodwill.............................................   $  297     $ 1,572     $  1,275
        Customer contracts...................................    1,821         523       (1,298)
        Developed software...................................      633         997          364
                                                                ------      ------      -------
                                                                $2,751     $ 3,092     $    341
                                                                ======      ======      =======



(J) Adjustment relates to the total income tax effect of adjustments (D) through (I).

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                 FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1995(A)


                                                                   (D)
                                                   (C)           SUMMIT
                                              EMPLOYERS SELF     HOLDING      PRO FORMA
                                              INSURERS FUND    CORPORATION   ADJUSTMENTS        PRO FORMA
                                              --------------   -----------   -----------       ------------
                                                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues:
  Premiums earned...........................     $ 63,145        $    --      $      --         $   63,145
  Net investment income.....................        7,598            494          1,563(E)           8,482
                                                                                 (1,173)(G)
  Realized investment gains.................          919             --             --                919
  Administrative fees.......................           --         32,558        (12,573)(F)         19,985
  Other income..............................           90            529           (361)(J)            258
                                                  -------        -------       --------          ---------
          Total revenue.....................       71,752         33,581        (12,544)            92,789
Expenses:
  Losses and loss adjustment expenses.......       42,365             --             --             42,365
  Other underwriting, general and
     administrative expenses................       21,623         25,707        (12,573)(F)         34,034
                                                                                   (723)(J)
  Interest expense..........................           --             16          2,013(I)           2,029
  Amortization and depreciation.............           --          2,529            216(H)           2,698
                                                                                    (47)(J)
                                                  -------        -------       --------          ---------
          Total expenses....................       63,988         28,252        (11,114)            81,126
                                                  -------        -------       --------          ---------
  Income from continuing operations before
     income taxes...........................        7,764          5,329         (1,430)            11,663
  Income taxes..............................        2,390          1,962           (480)(K)          3,872
                                                  -------        -------       --------          ---------
Income from continuing operations...........     $  5,374        $ 3,367      $    (950)        $    7,791
                                                  =======        =======       ========          =========
Income from continuing operations per common
  share.....................................                                                    $     1.49
                                                                                                 =========
Weighted average common shares
  outstanding...............................                                                     5,000,000



       See notes to pro forma condensed consolidated statement of income.

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                 FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1996(B)


                                                              (C)
                                                         EMPLOYERS SELF     PRO FORMA
                                                         INSURERS FUND     ADJUSTMENTS      PRO FORMA
                                                         --------------    -----------     ------------
                                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE
                                                                            AMOUNTS)
Revenues:
  Premiums earned......................................     $ 49,029         $    --        $   49,029
  Net investment income................................        6,363           1,563(E)          7,846
                                                                                 (80)(J)
  Realized investment gains............................            8              --                 8
  Administrative fees..................................       17,432              --            17,432
  Other income.........................................          216              --               216
                                                             -------          ------           -------
          Total revenue................................       73,048           1,483            74,531
                                                             -------          ------           -------
Expenses:
  Losses and loss adjustment expenses..................       32,135              --            32,135
  Other underwriting, general, and administrative
     expenses..........................................       30,532            (684)(J)        29,848
  Interest expense.....................................        1,831                             1,831
  Amortization and depreciation........................        2,499             (20)(J)         2,479
                                                             -------          ------           -------
          Total expenses...............................       66,997            (704)           66,293
                                                             -------          ------           -------
  Income from continuing operations before income
     taxes.............................................        6,051           2,187             8,238
  Income taxes.........................................        2,400             801(K)          3,201
                                                             -------          ------           -------
Income from continuing operations......................     $  3,651         $ 1,386        $    5,037
                                                             =======          ======           =======
Income from continuing operations per common share.....                                     $     0.94
                                                                                               =======
Weighted average common shares outstanding.............                                      5,000,000



       See notes to pro forma condensed consolidated statement of income.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
          FOR THE SIX MONTH PERIODS ENDED SEPTEMBER 30, 1995 AND 1996

(A)  Assumes the Acquisition and the Conversion occurred on April 1, 1995.


(B)  Assumes the Conversion occurred on April 1, 1995.


(C) Includes historical information for ESIF and subsidiaries for the six months ended September 30, 1995 and 1996, respectively, on a consolidated basis.

(D)  Includes SHC for the period April 1, 1995 through September 30, 1995.


(E) Adjustments relate to investment earnings (at an assumed of 6.25%) on $50.0 million in net proceeds (minimum amount expected to be received, assuming the issuance of 5,000,000 common shares).


(F)  Adjustment relates to elimination of fees paid by ESIF to SHC.


(G) Adjustment relates to the effect on investment income of foregone investment earnings on $26.0 million paid by ESIF and on $11.5 million of SHC capital distributed to SHC shareholders in connection with the Acquisition, at an assumed interest rate of 6.25%.



(H) Adjustment represents the net of the reversal of the amortization of SHC's historical intangible assets and the amortization of the goodwill, customer contracts, and developed software capitalized in the Acquisition. Amortization periods assumed are as follows: goodwill -- 25 years; customer contracts -- 10 years; and developed software -- 5 years. Such intangible asset amortization is not tax deductible. The components of the amortization adjustment are as follows:



                                                                     AMORTIZATION EXPENSE
                                                               ---------------------------------
                                                               HISTORIC   PRO FORMA   ADJUSTMENT
                                                               --------   ---------   ----------
                                                                        (IN THOUSANDS)
        Goodwill.............................................   $  187     $   993      $  806
        Customer contracts...................................    1,150         330        (820)
        Developed software...................................      400         630         230
                                                                ------      ------       -----
                                                                $1,737     $ 1,953      $  216
                                                                ======      ======       =====


(I) Adjustment relates to interest expense from the financed portion of the Acquisition assuming scheduled interest rates ranging from 7% to 9.5%.

(J) Adjustment relates to decrease in revenue and operating expenses attributable to the disposition of Carolina Summit.

(K) Adjustment relates to the total income tax effect of adjustments (E) through (J).

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following analysis of the consolidated results of operations and financial condition of the Company should be read in conjunction with "SELECTED CONSOLIDATED FINANCIAL DATA," the Consolidated Financial Statements and the accompanying Notes to the Consolidated Financial Statements included elsewhere herein.

OVERVIEW

     The Company's managed care workers' compensation insurance operations are comprised of primarily the Administrative Subsidiaries and the Insurance Subsidiaries. The Company's income is generated principally from three sources: fees earned from the management of the Funds, underwriting profits derived from premiums earned on insurance policies written by the Insurance Subsidiaries, and investment income generated by invested assets related to insurance underwriting.

     Prior to the Acquisition, ESIF and SHC were non-affiliated and historical results are therefore not necessarily indicative of future financial results. Although SHC (through its wholly owned subsidiary, SCI) had provided all administrative and management services required to operate ESIF since ESIF's inception in 1978, the two organizations had different financial objectives and reported historical financial results independently. ESIF used a fiscal year ending on March 31, and SHC used a fiscal year ending on December 31. As a result of the Acquisition, SHC became a wholly owned subsidiary of ESIF, and management began to implement an integrated strategic plan.


     All of the Company's insurance policies are written for entities located in Florida, and a significant portion of the Company's administrative services are provided to entities operating in Florida. See "RISK FACTORS -- Concentration in a Single State." Effective January 1, 1994 (with certain subsequent amendments), the New Florida Law changed the underwriting environment for workers' compensation by, among other things: (i) limiting certain benefits that must be provided; (ii) eliminating wage loss benefits in favor of a system of benefits based upon a schedule of impairment ratings plus supplemental benefits; (iii) obligating employers to rehire injured workers; (iv) adopting new procedures for dispute resolution designed to reduce litigation costs; and (v) redefining permanent impairment.


     In addition, the New Florida Law authorized insurers and self-insured groups to apply to the Florida DOI for permission to offer premium credits of up to 10% from January 1, 1994 through December 31, 1996 to insured employers who participated in approved managed care arrangements and, effective January 1, 1997, required insured employers to participate in managed care arrangements. The New Florida Law also authorized premium credits for insured employers who participate in safety and drug-free workplace programs. In response to the New Florida Law, which was expected to result in savings to self-insured groups and insurers, the Florida DOI ordered a 10.6% overall rate decrease, effective January 1, 1994. In addition, the New Florida Law eliminated the residual market assessment that was levied against insurance companies to support the involuntary workers' compensation market and replaced it with a self-funded joint underwriting association. As a result, the financial obligation of funding deficits in the residual market mechanism was shifted from traditional insurance entities to employers who are insured by the joint underwriting association. While the long term impact of the New Florida Law cannot be determined, the Company believes that it has resulted in: (i) a more competitive workers' compensation market in Florida; (ii) conversions by some of the larger self-insured groups to traditional insurance entities; and (iii) loss portfolio transfers by self-insured groups to insurance companies.

     Effective for insurance policies written or renewing on and after January 1, 1997, self-insured groups and insurers will no longer be authorized to offer insured employers the 10% managed care premium credit allowed under the New Florida Law. Based in part upon the elimination of the managed care premium credit and upon other rate-making factors, the Florida DOI has ordered an 11.2% overall workers' compensation insurance rate reduction, which will apply to policies written or renewing on and after January 1, 1997.

     The Company believes that it can improve its return on invested capital following the Conversion through growth in its core workers' compensation business. Key aspects of the Company's business strategy following the Conversion include: (i) continued use of both self-insurance and indemnity products; (ii) emphasis on profitable underwriting results; (iii) proactive implementation of managed care; and (iv) leveraging of administrative services capabilities; (v) emphasis on excellent customer service.



     The Company is in the process of disposing of two subsidiaries whose businesses are unrelated to workers' compensation and no longer fit within the Company's overall business strategy. The Company has reached an agreement to sell for cash its health maintenance organization subsidiary, Carolina Summit. The purchase price will be net book value, approximately $745,000, and the sale is expected to be consummated in the first quarter of 1997. The Company has discontinued all operations of its computer software subsidiary, Meritec, and is in the process of liquidating that entity. See "BUSINESS -- Disposal of Business" and notes 18 and 19 of the notes to the consolidated financial statements. Neither the sale of Carolina Summit nor the liquidation of Meritec is expected to have a material effect on the Company's results of operation.


     The discussion below in "Results of Operations" is divided into three segments: (i) a comparison of fiscal years ended March 31, 1994, 1995 and 1996 for ESIF, including SHC after the date of the Acquisition; (ii) a comparison of the six-month periods ended September 30, 1995 and 1996 for ESIF on a consolidated basis; and (iii) a comparison of fiscal years ended December 31, 1993, 1994 and 1995 for SHC.

RESULTS OF OPERATIONS

COMPARISON OF FISCAL YEARS ENDED MARCH 31, 1994, 1995 AND 1996 FOR ESIF

     REVENUE. Revenue was $159.0 million, $140.8 million and $140.3 million for the fiscal years ended March 31, 1994, 1995 and 1996, respectively. Revenue declined for the fiscal year ended March 31, 1995, primarily due to a $20.0 million decrease in premiums earned. Revenue declined by $0.5 million for the fiscal year ended March 31, 1996, primarily due to a decrease in premiums earned of $13.6 million, which was offset by the addition of $7.6 million in administrative fees as a result of the Acquisition and an increase in realized investment gains of $4.4 million. Set forth below is a discussion of the composition of revenues for the periods indicated.

                                                                      YEAR ENDED MARCH 31,
                                                                 ------------------------------
                                                                   1994       1995       1996
                                                                 --------   --------   --------
                                                                         (IN THOUSANDS)
Premiums earned................................................  $148,441   $128,489   $114,893
Net investment income..........................................    10,510     12,205     13,210
Realized investment gains......................................        --         --      4,354
Administrative fees............................................        --         --      7,665
Other income...................................................        --        121        206
                                                                 --------   --------   --------
          Total revenue........................................  $158,951   $140,815   $140,328
                                                                 ========   ========   ========


     Premiums Earned. Premiums earned decreased by $20.0 million, or 13.4%, for the year ended March 31, 1995, and decreased by $13.6 million, or 10.6%, for the year ended March 31, 1996. These declines in premiums resulted in large part from: (i) lost accounts due to the market's increasing preference for non-assessable products; (ii) increased competition; (iii) the effects of increasing participation in the premium credit programs; and (iv) a refinement in estimation of accrued retrospective premiums which reduced reported premiums for the fiscal year ended March 31, 1996 by approximately $9.3 million. In order to more accurately estimate the accrued retrospective premium amounts, the Company's estimation methodology was revised in 1996 such that individual member premium and loss data was utilized in its calculation. Prior thereto, ESIF estimated its accrued retrospective premiums using aggregate premium and loss data.

     As discussed in the table below, in the fiscal years ended March 31, 1994, 1995 and 1996, the premium credit programs in the aggregate accounted for approximately $3.9 million, $11.4 million and $14.1 million, respectively, in credits.

                                                                        YEAR ENDED MARCH 31,
                                                                     --------------------------
                                                                      1994     1995      1996
                                                                     ------   -------   -------
                                                                           (IN THOUSANDS)
Managed care credits...............................................  $   --   $ 6,144   $ 8,811
All other credits..................................................   3,908     5,279     5,250
                                                                     ------   -------   -------
          Total premium credits....................................  $3,908   $11,423   $14,061
                                                                     ======   =======   =======

     The premium credits that ESIF has paid for managed care utilization have been larger during the past two years than all other credits combined. The percentage of ESIF's covered employers participating in the managed care credit program was greater than 80% as of December 31, 1996. In January 1997, the 10% managed care program credit was eliminated and an 11.2% premium rate reduction for new and renewal policies became effective.

     Net Investment Income. Net investment income increased from $10.5 million for the fiscal year ended March 31, 1994, to $12.2 million for the fiscal year ended March 31, 1995, and to $13.2 million for the fiscal year ended March 31, 1996. These increases were due in part to increases in total cash and invested assets from $201.7 million for the fiscal year ended March 31, 1994 to $223.5 million in the fiscal year ended March 31, 1996 and in part to improved yields on ESIF's investment portfolio. The investment income generated from the municipal bond portion of the portfolio was $3.2 million for the fiscal year ended March 31, 1996.

     Realized Investment Gains. Realized investment gains increased from zero for the fiscal year ended March 31, 1994, to a de minimis amount for the fiscal year ended March 31, 1995, to $4.4 million for the fiscal year ended March 31, 1996. These gains resulted from the sale of certain invested assets to finance the Acquisition.

     Administrative Fees. The Administrative Subsidiaries generate administrative fees primarily through contracts with the Funds, pursuant to which the Administrative Subsidiaries provide marketing, underwriting, claims administration, loss control and policy administration services. Fees are generally based on a percentage of each Fund's premiums. For the period beginning on the date of the Acquisition, January 16, 1996, and ending on March 31, 1996, the administrative fees were $7.7 million.

     LOSSES AND EXPENSES. ESIF's losses and expenses decreased from $145.5 million for the fiscal year ended March 31, 1994 to $110.7 million for the fiscal year ended March 31, 1995 and increased to $140.5 million for the fiscal year ended March 31, 1996. Set forth below is a breakdown of the total annual expenses.

                                                                      YEAR ENDED MARCH 31,
                                                                 ------------------------------
                                                                   1994       1995       1996
                                                                 --------   --------   --------
                                                                         (IN THOUSANDS)
Losses and loss adjustment expenses............................  $108,411   $ 69,116   $ 94,844
Underwriting, general and administrative expenses..............    37,121     41,546     43,657
Interest expense...............................................        --         --        847
Amortization and depreciation..................................        --         --      1,103
                                                                 --------   --------   --------
          Total losses and expenses............................  $145,532   $110,662   $140,451
                                                                 ========   ========   ========


     Losses and Loss Adjustment Expenses. ESIF establishes reserves to cover its estimated liabilities for losses from claims and for loss adjustment (claim settlement) expenses ("LAE"). Such loss reserves are established by management based upon, among other factors: (i) results of actuarial reviews which incorporate ESIF's experience with similar cases, estimates of future claim trends, and historical trends such as recurring loss payment and reporting patterns, claim closures, and product mixes; (ii) facts known to ESIF; and (iii) regulatory requirements. Losses and LAE incurred for the fiscal year ended March 31, 1994 were $108.4 million compared to $69.1 million for the fiscal year ended March 31, 1995 and $94.8 million for the fiscal year ended March 31, 1996. Prior to the fiscal year ended March 31, 1995, management had recorded certain reserves in excess of reserve levels required by actuarial reports because the actuarial estimates for fund years 1991 and earlier had a history of increasing (or "developing") as the fund years matured and more actual loss data became known. During the fiscal year ended March 31, 1995, ESIF began to record reserves at levels primarily supported by actuarial reviews since the actuarial estimates had by that time evidenced a trend of less increase (or "development") with the maturity of the fund years. These development trends are reflected in the table below captioned "Development of Actuarial Net Loss Ratios," which shows that the loss ratios for 1991 increased with the passage of time, but the loss ratios for later years have increased only slightly and, in some cases, decreased. This change based on development trends, together with a reduction in premiums earned and a lower actuarial loss ratio, resulted in a $39.3 million decrease in incurred losses for the fiscal year ended March 31, 1995 as compared to fiscal year ended March 31, 1994. The subsequent increase of $25.7 million in losses and LAE for the fiscal year ended March 31, 1996 was primarily the result of revised actuarial estimates for prior years. The loss ratio for the fiscal years ended March 31, 1994, 1995 and 1996 was 73.0%, 53.8% and 82.5%, respectively, or an average of 69.8%.


     The following table shows loss and LAE ratios computed on an actuarial basis which excludes the effects of adjustments for prior years. As a result, these loss ratios may be more indicative of current underwriting results. The actuarial loss and LAE ratios in the following table indicate a downward trend for the fiscal years ended March 31, 1992 to 1996, which ESIF believes reflects the impact of managed care and other cost containment programs.

                  DEVELOPMENT OF ACTUARIAL NET LOSS RATIOS(1)


                                                                 YEAR ENDED MARCH 31,
                                                   -------------------------------------------------
                                                   1991     1992     1993     1994     1995     1996
                                                   ----     ----     ----     ----     ----     ----
Actuarial loss & loss adjustment expense
  ratios.........................................  66.8%    67.0%    59.8%    55.8%    59.8%    60.4%
One year later...................................  67.1     64.8     56.2     53.8     58.7
Two years later..................................  66.9     61.6     61.0     54.3
Three years later................................  70.3     64.2     60.7
Four years later.................................  75.3     64.7
Five years later.................................  76.8


---------------

(1) Actuarial net loss ratios are from actuarial reports filed with the Florida Department of Labor and Employment Security and the Florida DOI. Actuarial net loss ratios are based on modified and discount manual premium.

     Underwriting, General and Administrative Expenses. The increase in ESIF's expenses from $37.1 million to $41.5 million in the fiscal year ended March 31, 1995 was primarily due to four factors: (i) higher administrative taxes; (ii) higher SDTF assessments; (iii) the introduction and operation of state-wide managed care programs; and (iv) the increase in commission expenses. Underwriting, general and administrative expenses increased to $43.7 million during the fiscal year ended March 31, 1996 primarily due to the Acquisition.

     Interest Expense. For the fiscal years ended March 31, 1994 and 1995, ESIF had no interest expense. In connection with the Acquisition, SHC borrowed $44.0 million from the Bank, and, as a result, interest expense on a consolidated basis for the fiscal year ended March 31, 1996 was $0.8 million.

     Amortization and Depreciation. For the fiscal years ended March 31, 1994 and 1995, ESIF had no amortization or depreciation expense. In connection with the Acquisition, SHC recorded certain intangibles including software, noncompete agreements, customer contracts and goodwill. For the fiscal year ended March 31, 1996, amortization of these intangible assets was $1.1 million. The expense associated with amortization of these intangible assets is not deductible for federal income tax purposes.

     NET INCOME. Net income was $8.9 million, $19.2 million and $0.2 million for the fiscal years ended March 31, 1994, 1995 and 1996, respectively. The increase in net income of $10.3 million for the fiscal year ended March 31, 1995 resulted primarily from a reduction in ESIF's reserves partially offset by a decrease in premiums earned. The $19.0 million decrease in net income for the fiscal year ended March 31, 1996 resulted from decreased premiums as well as increased losses and LAE.

COMPARISON OF HISTORICAL RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1995 AND 1996 FOR ESIF

     REVENUE. Revenue for the six months ended September 30, 1995 was $71.8 million as compared with $73.0 million for the six months ended September 30, 1996. SHC generated $17.4 million in administrative fees in the six months ended September 30, 1996. The following table analyzes the composition and change in revenues.

                                                                           SIX MONTHS ENDED
                                                                             SEPTEMBER 30,
                                                                         ---------------------
                                                                          1995          1996
                                                                         -------       -------
                                                                            (IN THOUSANDS)
Premiums earned........................................................  $63,145       $49,029
Net investment income..................................................    7,598         6,363
Realized investment gains..............................................      919             8
Administrative fees....................................................       --        17,432
Other income...........................................................       90           216
                                                                         -------       -------
          Total revenue................................................  $71,752       $73,048
                                                                         =======       =======

     Premiums Earned. Premiums earned for the six months ended September 30, 1996 decreased by $14.1 million to $49.0 million. This loss in premium was due to the market's increased preference for non-assessable products and the increase in participation in mandated premium credit programs, which premium credits totaled $9.6 million for the six months ended September 30, 1996 as compared to $6.1 million for the six months ended September 30, 1995. As noted, the percentage of ESIF's covered employers participating in the managed care credit program was greater than 80% as of December 31, 1996. In January 1997, the 10% managed care program credit was eliminated and an 11.2% premium rate reduction for new and renewal policies became effective.

     Net Investment Income. Net investment income decreased by $1.2 million primarily due to the reduction in invested assets related to the Acquisition.

     Administrative Fees. SCI generated $17.4 million in administrative fees through its contracts with administrative clients for the six months ended September 30, 1996. Administrative fees represent 23.9% of total revenue for the six-month period and are expected to provide additional future revenues through SCI's contracts with clients in Florida, Louisiana and Kentucky.

     LOSSES AND EXPENSES. ESIF's losses and expenses increased from $64.0 million for the six months ended September 30, 1995 to $67.0 million for the six months ended September 30, 1996. Set forth below is a discussion of the expenses for the period.

                                                                           SIX MONTHS ENDED
                                                                             SEPTEMBER 30,
                                                                         ---------------------
                                                                          1995          1996
                                                                         -------       -------
                                                                            (IN THOUSANDS)
Losses and loss adjustment expenses....................................  $42,365       $32,135
Underwriting, general and administrative expenses......................   21,623        30,532
Interest expense.......................................................       --         1,831
Amortization and depreciation..........................................       --         2,499
                                                                         -------       -------
          Total losses and expenses....................................  $63,988       $66,997
                                                                         =======       =======


     Losses and Loss Adjustment Expenses. Losses and LAE incurred for the six months ended September 30, 1995 were $42.4 million compared to $32.1 million for the six months ended September 30, 1996. The loss ratio decreased from 67.1% for the six months ended September 30, 1995 to 65.5% for the six months ended September 30, 1996. This decrease was the result of favorable loss development.

     Underwriting, General and Administrative Expenses. Underwriting, general and administrative expenses increased by $8.9 million primarily due to the Acquisition. The SHC portion of underwriting, general and administrative expenses was $15.1 million, which indicates a reduction of $6.2 million in underwriting, general and administrative expenses for ESIF.

     The adjusted expense ratio decreased slightly from 34.2% on September 30, 1995 to 32.6% on September 30, 1996. It should be noted that the Florida Department of Labor administrative tax has decreased retrospectively from 3.15% to 2.50%, effective July 1996. Furthermore, the ongoing expenses related to managed care approvals should decrease as ESIF's managed care network continues to service more of the existing policyholder base, thereby reducing delivery costs.

     Interest Expense. Interest expense increased $1.8 million for the six months ended September 30, 1996 from zero for the six months ended September 30, 1995. Interest expense resulted from the $44.0 million of debt incurred by SHC to fund the Acquisition.

     Amortization and Depreciation. For the six months ended September 30, 1996, amortization and depreciation expense was recorded of $2.5 million primarily in connection with intangible assets acquired in the Acquisition. The expense associated with amortization of the intangible assets, which is expected to be approximately $3.9 million per year, is not deductible for federal income tax purposes.

     NET INCOME. Income from continuing operations for the six months ended September 30, 1996 was $3.7 million compared to $5.4 million for the six months ended September 30, 1995. ESIF had $1.3 million of non-recurring charges in September 1996 which included the disposition of discontinued operations and conversion costs.

COMPARISON OF FISCAL YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995 FOR SHC

     REVENUE. Revenue for the fiscal years ended December 31, 1993, 1994 and 1995 was $70.8 million, $73.8 million and $64.1 million, respectively. Gross service fee (administrative fee) revenue received from ESIF and the Funds is computed as a percentage of ESIF's and the Funds' premiums. Such revenue is recognized by SHC in proportion to ESIF's and the Funds' recognition of premiums earned. SHC is required to pay certain direct expenses that are a percentage of the premiums earned by ESIF and the Funds. Such direct expenses principally include agents' commissions, reinsurance premium costs, association fees and administrative taxes. Subsequent to the Acquisition, direct expenses are included in underwriting, general and administrative expenses in ESIF's consolidated financial statements. The changes in revenue for each of the three years are as follows:

                                                              YEAR ENDED DECEMBER 31,
                                                         ----------------------------------
                                                           1993         1994         1995
                                                         --------     --------     --------
                                                                   (IN THOUSANDS)
    Gross service fees.................................  $ 70,814     $ 73,833     $ 64,090
    Direct expenses....................................   (32,972)     (31,639)     (27,470)
    Net service fees...................................    37,842       42,194       36,620
    Investment and other income........................       632          934        2,175
                                                          -------      -------      -------
              Total revenue............................  $ 38,474     $ 43,128     $ 38,795
                                                          =======      =======      =======

     Net Service Fees. Net service fees increased from $37.8 million in 1993 to $42.2 million in 1994 and decreased by $5.6 million to $36.6 million for the fiscal year ended December 31, 1995. The decline in net service fees for this period is due to a proportional decrease in gross service fees and direct expenses during 1995, principally attributable to a decrease in premiums earned by ESIF and the Funds. In 1994, SHC's net service fee revenue included a $3.3 million one-time reimbursement.


     Investment and Other Income. Investment income for the fiscal years ended 1993, 1994 and 1995 was $0.4 million, $0.7 million and $1.0 million, respectively. Included in other income are software consulting and maintenance fees totaling approximately $0.9 million for the fiscal year ended December 31, 1995. These fees are associated with the Company's subsidiary, Meritec, which was purchased in July 1995. The disposition of Meritec is expected to be completed by December 31, 1996.

     EXPENSES. Expenses for the fiscal years ended December 31, 1993, 1994 and 1995 are as follows:


                                                                YEAR ENDED DECEMBER 31,
                                                            -------------------------------
                                                             1993        1994        1995
                                                            -------     -------     -------
                                                                    (IN THOUSANDS)
    Compensation and employee benefits....................  $14,503     $15,425     $16,616
    Other operating expenses..............................    7,707       8,218       8,204
    Interest expense......................................    1,610          58          42
    Depreciation and amortization.........................    4,891       4,872       5,112
                                                             ------      ------      ------
              Total expenses..............................  $28,711     $28,573     $29,974
                                                             ======      ======      ======

     Compensation and Employee Benefits. Compensation and employee benefits increased by $0.9 million to $15.4 million for the fiscal year ended December 31, 1994 compared to $14.5 million for 1993. The increase was principally attributable to increased payroll costs, combined with increased group life and health insurance costs. Compensation and employee benefits increased by $1.2 million to $16.6 million for the fiscal year ended December 31, 1995 compared to $15.4 million for 1994, primarily as a result of increased payroll costs coupled with the addition of employees resulting from the purchase of Meritec, effective July 1995.

     Interest Expense. Interest expense decreased by $1.6 million or 96.4% to approximately $58,000 for the fiscal year ended December 31, 1994 compared to $1.6 million for 1993. In 1993, interest expense included $1.5 million for the buyout of the Capital Appreciation Rights agreement related to a revolving loan agreement.

     Amortization and Depreciation. Amortization of intangibles for the fiscal years ended 1993, 1994 and 1995 was $4.1 million, $4.1 million and $4.3 million, respectively. Intangible assets were originally established in connection with the acquisition of Summit Consulting, Inc. from Alexander and Alexander Services, Inc. ("A&A") on January 1, 1992.

     NET INCOME. Net income for the fiscal years ended 1993, 1994 and 1995 was $5.9 million, $9.0 million and $5.6 million, respectively. The increase in net income for 1994 as compared to 1993 of $3.1 million or 52.5% is due primarily to a one-time reimbursement from one of the Funds, Louisiana Employers Safety Association Self Insurers Fund, for $3.3 million. The decrease in net income for 1995 of $3.4 million, or 37.8%, is due primarily to lower administrative fee income which is attributable to a decrease in Fund premiums.

LIQUIDITY AND CAPITAL RESOURCES


     The Company has historically met its cash requirements and financed its growth principally through cash flows generated from operations. The Insurance Subsidiaries' primary sources of cash flows are premiums earned, investment income and the proceeds from the sale or maturity of invested assets. The Administrative Subsidiaries' primary source of cash flow is service fees generated from ESIF and the Funds. The cash requirements of the Insurance Subsidiaries are primarily for the payment of claims, commissions, and reinsurance premiums and management fees to SCI and the purchase of investment securities. The cash requirements of the Administrative Subsidiaries are primarily for the payment of salaries, employees benefits, debt obligations and other operating expenses. Due to the uncertainty regarding settlement of unpaid claims, the liquidity requirements of the Company vary, and the Company has attempted to structure its investment portfolio to take into account its historical payout patterns. See "BUSINESS -- Investment Portfolio." The Company purchases reinsurance to mitigate the effect of large claims and help stabilize demands on its liquidity. See "BUSINESS -- Reinsurance."



     As part of the Acquisition, SHC incurred debt which, at September 30, 1996, consisted of a term loan in the amount of $34.5 million and $2.0 million which was outstanding under the revolving line of credit. Scheduled quarterly payments for the term loan began on September 30, 1996 and extend through June 30, 2002, with principal payments totaling approximately $1.6 million, $3.8 million, $4.6 million, $9.0 million, $10.0 million and $4.0 million due in calendar years 1997, 1998, 1999, 2000, 2001 and 2002, respectively.

     The Company has executed a credit agreement with the Bank pursuant to which, upon consummation of the Conversion, the existing debt will be restructured. Under such new credit facility, as of the Effective Date, the term loan will be $33.0 million and the revolving line of credit will be $5.0 million. The annual principal payments (which are payable in quarterly installments) will be $2.3 million, $5.0 million, $5.6 million, $7.6 million, $9.1 million and $3.4 million in each of calendar years 1997, 1998, 1999, 2000, 2001 and 2002, respectively.



     The Company anticipates that its debt obligations will be satisfied from the cash flow generated by the Administrative Subsidiaries.



     For the years ended March 31, 1995 and 1996, net cash provided by operating activities was $13.3 million and $13.3 million, respectively, while net cash used in investing activities was $12.3 million and $49.6 million, respectively. The increase in cash used in investing activities is related to the Acquisition and the assumption of debt in connection therewith.



     The Company's balance sheets as of March 31, 1996 and September 30, 1996 reflect $20.1 million and $21.1 million, respectively, of recoverables from the SDTF. The Company received $5.6 million and $4.3 million in actual recoveries from the SDTF for the fiscal year ended March 31, 1996 and the six months ended September 30, 1996, respectively. The SDTF has not failed to make payments on accepted claims and the Company has no reason to believe that the SDTF will fail to meet its obligations to pay accepted claims in the future, although there can be no assurance. If the SDTF is discontinued, the Company believes that the existing reimbursement obligations of the SDTF would become general obligations of the State of Florida although there is no assurance that a reviewing court would adopt that view. The SDTF has made no acknowledgment with regard to the enforceability of its reimbursement obligations to insurers such as the Company. See "BUSINESS -- Regulation -- Special Disability Trust Fund."



     As a self-insurance fund, ESIF recorded for statutory reporting an asset of $42.9 million, $47.3 million and $46.9 million at March 31, 1995, March 31, 1996 and September 30, 1996, respectively, for future investment income determined by discounting loss and loss adjustment expense reserves at a statutory prescribed rate. Upon conversion to a stock insurance company, Bridgefield will be permitted to record discounts only on permanent disability cases. The amount of such discount is estimated at approximately $4.9 million, $4.7 million and $4.2 million at March 31, 1995, March 31, 1996 and September 30, 1996, respectively. ESIF's statutory basis surplus as a self-insurance fund was approximately $20.5 million at September 30, 1996. Upon conversion to a stock insurance company, and assuming $50.0 million of estimated net proceeds from the Offerings, plus $5.5 million of additional statutory capital which will result from reorganization, Bridgefield's statutory basis surplus as a stock insurance company would be approximately $33.3 million at September 30, 1996. Such capital and surplus is considered adequate to satisfy the requirements of the Florida Insurance Code.


     The NAIC has recently adopted risk-based capital standards to establish the capital requirements of an insurance carrier based upon the risks inherent in its operations. The standards, which have not yet been adopted in Florida, require the computation of a risk-based capital amount which is then compared to a carrier's actual total adjusted capital. The computation involves applying various financial factors to address four primary risks: asset risk, insurance underwriting risk, credit risk and off-balance sheet risk. These standards provide for regulatory intervention when the percentage of total adjusted capital to authorized control level risk-based capital is below certain levels. Upon the conversion to a stock insurance company and the recapitalization, the Company expects to exceed such risk based capital action levels, as recommended by the NAIC.

     The Company's Insurance Subsidiaries are subject to state insurance laws and regulations that limit the amount of dividends or distributions that may be paid by an insurance company to its shareholders. Pursuant to the Florida Insurance Code, the Insurance Subsidiaries may not, without the prior approval of the Florida DOI, pay to their shareholders dividends or other distributions of cash or property, the total fair market value of which exceeds generally the lesser of 10% of surplus or net income, not including realized capital gains. In addition, the Order issued by the Florida DOI in connection with the Conversion requires that all dividends or distributions by the Insurance Subsidiaries be approved by the Florida DOI in advance, but the Order states that approval will be given for any dividend or distribution otherwise complying with the Florida Insurance Code. As a consequence of these legal restrictions and other business considerations, the amount of dividends that may be paid by the Insurance Subsidiaries to Summit may be limited, which may in turn limit the amount of cash available to Summit for servicing its debt and other purposes.

LOSSES AND LOSS ADJUSTMENT EXPENSE

     Beginning in 1994, workers' compensation insurers in Florida were permitted to settle both the medical and indemnity portions of a claim; previously, an insurer was not permitted to limit its exposure for lost wage expenses by settling with the injured employee for a lump sum. ESIF undertook a claims settlement initiative in 1994, which reduced outstanding claims amounts and favorably impacted ESIF's losses and LAE for the fiscal year ended March 31, 1994 and subsequent periods. ESIF actively continues to try to settle all aspects of each claim.

     The Company's consolidated financial statements include estimated reserves for unpaid losses and LAE. The reserves for these expenses are estimated using individual case-basis valuations and statistical analyses and represent estimates of the ultimate gross and net costs of all unpaid losses and LAE incurred through the Balance Sheet date of each period presented. Those estimates are subject to the effects of trends in claim severity and frequency. The Company's estimates are continually reviewed and, as experience develops and new information becomes known, the reserves are adjusted as necessary. Adjustments, including increases and decreases, are included in current operations net of reinsurance.

     Since its inception and continuing through January 1989, ESIF claims were adjusted and managed by Adjustco, Inc. ("ADJUSTCO"), an independent claims adjusting company, under the supervision of SCI. Adjustco was responsible for establishing, monitoring and updating case-based loss reserves used to set loss reserves for ESIF's financial statements. In January 1989, SCI discontinued the contract with Adjustco and performed such claims adjustment functions through its wholly owned subsidiary, Summit Claims Management, Inc. ("SCM"). In subsequent periods, such Adjustco loss reserves have proved deficient resulting in significant reserve increases for losses incurred prior to 1989. Adverse loss reserve development has significantly decreased for the years since SCM performed the claims management functions.

     The following table shows changes in historical loss reserves for ESIF for the fiscal year ended March 31, 1987 and subsequent years. The top line of the table shows the reserves for estimated unpaid losses and LAE recorded at each fiscal year end. Each amount in the top line represents the estimated amount of losses and LAE for the losses occurring in that year as well as future payments on claims occurring in prior years. The upper (cumulative amount paid) portion of the table presents the amounts paid as of subsequent years on those losses for which reserves were carried as of each specific year. The lower (reserves re-estimated) portion shows the reestimated amounts of the previously recorded reserves based on experience as of the end of each succeeding year. The estimate changes as more information becomes known about the actual losses for which the initial reserves were carried. An adjustment to the carrying value of unpaid losses for a prior year will also be reflected in the adjustments for each subsequent year. For example, an adjustment made in the fiscal year ended March 31, 1995 for loss reserves in the fiscal year ended March 31, 1992 will be reflected in the re-estimated ultimate net loss for each of the fiscal years ended March 31, 1992 through March 31, 1995. The cumulative redundancy (deficiency) line represents the cumulative change in estimates since the initial reserve was established. It is equal to the difference between the initial reserve and the latest reserves re-estimated amount.


            ANALYSIS OF LOSS AND LOSS ADJUSTMENT EXPENSE DEVELOPMENT



                                                             FISCAL YEAR ENDED MARCH 31,
                     -----------------------------------------------------------------------------------------------------------
                       1987       1988       1989       1990       1991       1992       1993       1994       1995       1996
                     --------   --------   --------   --------   --------   --------   --------   --------   --------   --------
                                                               (DOLLARS IN THOUSANDS)
Reserves for losses
  and LAE at end of
  period...........  $ 37,297   $ 57,300   $124,425   $168,608   $207,353   $164,399   $251,748   $260,531   $238,985   $250,363
Cumulative paid as
  of One year
  later............  $ 23,190   $ 40,028   $ 57,482   $ 74,481   $ 88,815   $ 71,364   $ 73,839   $ 71,915   $ 64,882
  Two years
    later..........    42,031     70,077    100,883    133,064    138,546    118,326    122,411    114,097
  Three years
    later..........    54,469     92,466    135,490    160,896    170,259    149,424    149,175
  Four years
    later..........    63,986    110,856    146,825    176,483    190,179    165,628
  Five years
    later..........    70,433    119,024    151,683    185,759    199,556
  Six years
    later..........    72,985    123,810    154,668    189,948
  Seven years
    later..........    75,390    126,776    158,802
  Eight years
    later..........    76,457    130,904
  Nine years
    later..........    78,730
Reserves re-estimated as of end of year
  One year later...  $ 47,627   $101,405   $140,492   $183,938   $200,237   $228,556   $231,759   $234,166   $247,785
  Two years
    later..........    68,549    112,475    155,440    178,390    235,515    209,306    232,455    243,431
  Three years
    later..........    70,736    126,109    161,012    214,234    229,571    220,163    241,769
  Four years
    later..........    76,275    131,975    181,370    209,498    236,861    230,088
  Five years
    later..........    78,412    148,033    178,170    208,800    246,100
  Six years
    later..........    86,978    145,749    177,402    215,588
  Seven years
    later..........    85,771    143,717    184,346
  Eight years
    later..........    83,725    148,595
  Nine years
    later..........    87,695
Cumulative redundancy (deficiency)
  Dollars..........  $(50,398)  $(91,295)  $(59,921)  $(46,980)  $(38,747)  $(65,689)  $  9,979   $ 17,100   $ (8,800)
  Percentage.......   -135.13%   -159.33%    -48.16%    -27.86%    -18.69%    -39.96%      3.96%      6.56%     -3.68%
Net reserves for losses and LAE at end of year.................................................    260,531    238,985    250,363
Add: Impact of reinsurance for FASB 113........................................................    121,463    108,440    107,092
    Impact of implied Special Disability Trust Fund recoverables...............................     15,531     24,836     31,376
    Unallocated LAE assumed through the Acquisition............................................         --         --      3,398
Less: Discount on reserves.....................................................................     (4,730)    (4,875)    (4,668)
Other..........................................................................................        (11)         5         71
                                                                                                  --------   --------   --------
Gross reserves for losses and LAE at end of year (GAAP basis)..................................   $392,784   $367,391   $387,632
                                                                                                  ========   ========   ========



     The table above evidences a generally favorable trend in the cumulative redundancy (deficiency) from the year ended March 31, 1988 through the year ended March 31, 1995, with a significant exception to this generally favorable trend occurring only in the year ended March 31, 1992. The Company attributes these generally favorable results primarily to changes in regulations over the years that have curbed benefit costs and facilitated earlier closing of cases in some circumstances. The improved results also are due in part to improved information on which to base estimates of reserves for losses and LAE and subsequent re-estimates of reserves in the years since 1992. These factors contributed to redundancies in 1993 and 1994 and a small deficiency in 1995.

     The following table contains summary reconciliations of the beginning and ending insurance reserves, displayed individually for each of the three most recent fiscal years and for the six months ended September 30, 1996:


                                                  YEAR ENDED MARCH 31,        FOR THE SIX MONTHS
                                             ------------------------------         ENDED
                                               1994       1995       1996     SEPTEMBER 30, 1996
                                             --------   --------   --------   ------------------
                                                               (IN THOUSANDS)
    Net reserves for losses and LAE at
      beginning of year....................  $251,751   $260,520   $238,990        $250,434
    Add provision for claims occurring in:
      The current year.....................   118,889     94,520     84,058          35,663
      Prior years..........................   (10,478)   (25,404)    10,786          (3,528)
                                             --------   --------   --------        --------
    Incurred losses during the current
      year.................................   108,411     69,116     94,844          32,135
    Deduct payments for claims occurring
      in:
      The current year.....................    17,704     16,857     15,432           3,565
      Prior years..........................    81,938     73,789     67,968          30,665
                                             --------   --------   --------        --------
    Claim payments during the current
      year.................................    99,642     90,646     83,400          34,230
    Net reserves for losses and LAE at end
      of year..............................   260,520    238,990    250,434         248,339
    Add: Impact of reinsurance for FASB
         113...............................   121,463    108,440    107,092         102,396
          Impact of implied Special
         Disability Trust Fund
         recoverables......................    15,531     24,836     31,376          28,832
          Unallocated LAE assumed through
          the Acquisition..................        --         --      3,398           2,864
    Less: Discount on reserves.............    (4,730)    (4,875)    (4,668)         (4,235)
                                             --------   --------   --------        --------
    Gross reserves for losses and LAE at
      end of year (GAAP basis).............  $392,784   $367,391   $387,632        $378,196
                                             ========   ========   ========        ========



     The September 30, 1996 reserves of $378.2 million for losses and LAE as determined under GAAP were $127.5 million more than the reserves of $250.7 million as recorded on the statutory financial statements provided to state regulatory authorities. The difference is an increase of $102.4 million for reserves recoverable from third-party reinsurance carriers, a decrease for discounting of the indemnity portion of permanent disability claims of $4.2 million, and an increase of $28.8 million for the impact of implied disability trust fund recoverables that reduce reserves for statutory reporting. An asset of $21.1 million has been recorded as of September 30, 1996 based on ESIF's historical collection experience and the amount of claims identified as subject to SDTF recovery. Furthermore, reinsurance recoverables included in the Balance Sheet are increased by $8.4 million as a result of calculating such recoverables using loss and LAE reserves gross of SDTF.



     The Company has recorded $17.8 million in accrued recoverables from SDTF as of September 30, 1995 and $21.1 million for the six months ended September 30, 1996. The Company received $2.2 million for the six months ended September 30, 1995 and $4.3 million for the six months ended September 30, 1996. In order to quantify the amounts recoverable from the SDTF, ESIF reviewed its claims that have been identified as subject to SDTF recovery considering ESIF's historical recovery experience on claims submitted to the SDTF. In addition, ESIF estimated the amount of claims it expects to recover over the next four years based on actual collection experience for the most recent three years, and discounted the expected recoveries using an appropriate interest rate. The amounts reflected as recoverables from the SDTF were based on the discounted expected collection amounts rather than on the total claims identified as subject to SDTF recovery. Accordingly, there is an implicit valuation allowance of approximately $8.0 million reflected in the recorded SDTF recoverable amounts. ESIF believes it will be reimbursed over a number of years. See "RISK FACTORS -- Possible Underfunding of Florida Special Disability Trust Fund." Although during the 40 year history of the SDTF it has paid reimbursements it has determined were eligible for reimbursement, there can be no assurance that reimbursements will continue to be made. If the SDTF were to discontinue, ESIF believes the most likely run-off procedure would be for it not to accept new claims after some date certain. If this should occur, ESIF believes that because of the backlog of filed and accepted claims already in the system, the impact on the Balance Sheet would be manageable. However, discontinuation of the SDTF, or changes in its operations which decrease the availability of recoveries from the SDTF, increase the SDTF assessments payable by ESIF, prohibit ESIF from including estimated future recoveries on its financial statements or limit the amount that may be so included, could have a material adverse effect on ESIF's business, financial condition or results of operations. If the SDTF is discontinued, the Company believes that the existing reimbursement obligations of the SDTF would become general obligations of the State of Florida, although there is no assurance that a reviewing court would adopt that view. The SDTF has made no acknowledgment with regard to the enforceability of its reimbursement obligations to insurers such as the Company.

                                    BUSINESS

OVERVIEW

     The Company provides a variety of managed care workers' compensation products and services to employers and self-insured employer groups primarily in Florida, as well as in Louisiana and Kentucky. Through the Company's Administrative Subsidiaries, the Company provides administrative services for the Funds for the Insurance Subsidiaries and for certain municipalities. These administrative services include most aspects of daily operations of the Funds and the Insurance Subsidiaries, including sales and marketing, underwriting, claims administration, loss control and policy administration. These services are provided for a fee, with the Company generally receiving a percentage of premiums. The Administrative Subsidiaries do not assume any underwriting risk of the Funds, entities formed to provide workers' compensation coverage for self-insured employer groups on a pooled basis.


     The Insurance Subsidiaries, which include Bridgefield and Bridgefield Casualty, underwrite and assume the underwriting risk with respect to workers' compensation insurance policies for Florida employers of all sizes, primarily in the construction, manufacturing, wholesale and retail, and service industries. As of September 30, 1996, the Company's insurance products and administrative services are provided to approximately 15,500 employers representing approximately $219.0 million in premiums, including approximately $102.0 million in premiums attributable to the Funds and $117.0 million in premiums attributable to the Insurance Subsidiaries ($110.0 million in the case of Bridgefield and $7.0 million in the case of Bridgefield Casualty).



     The Company's approach to managed care workers' compensation is to select responsible employers for coverage, assist such employers in creating a safe work place, and proactively manage claims, thereby returning employees to work promptly and minimizing losses. Employers' safety programs are monitored by the Company's staff of approximately 25 loss control field representatives who visit an employer's work place on at least an annual basis. Reported claims are proactively managed by the Company so that employees receive prompt care by healthcare professionals which are part of the Company's provider network. The Company's claims management professionals direct care through the provider network, monitor employee treatment and progress toward returning to work and perform utilization and peer review to control costs. The Company's approach to managed care workers' compensation has produced an average net ultimate loss ratio for ESIF during the three fiscal years ended March 31, 1996 of 69.8%, which is better than the national average of 75.0% during the period 1993 through 1995, based on information published by A.M. Best. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS,"
"-- Strategy" and "-- Managed Care."


INDUSTRY

     Workers' compensation benefits are state-mandated and regulated programs that generally require employers to provide medical benefits and wage replacement to employees injured at work, regardless of fault. In the event an employee suffers a work-related injury, workers' compensation coverage will pay the medical benefits associated with such injury, regardless of whether the injured employee participates in any other health or medical benefits program. Each individual state has a regulatory and adjudicatory system that quantifies the level of wage replacement to be paid, determines the level of medical care required to be provided and the cost of permanent impairment, and provides whether the injured employee or the employer has certain options in selecting healthcare providers. State laws generally require two types of benefits for injured employees: (i) medical benefits that include expenses related to diagnosis and treatment of the injury, as well as rehabilitation, if necessary, and (ii) indemnity payments that consist of temporary wage replacement, permanent disability payments or death benefits to surviving family members. To fulfill this mandated financial obligation, virtually all employers are required to either purchase workers' compensation insurance from a private insurance carrier, a state-sanctioned assigned risk pool or a self-insurance fund (an entity that allows employers to obtain workers' compensation coverage on a pooled basis, subjecting each employer to joint and several liability for the entire fund) or, if permitted by their state, to self-insure.

     The Florida workers' compensation market accounted for more than 90% of the Company's total revenue for the fiscal year ended March 31, 1996 (on a pro forma basis after giving effect to the Conversion). Florida is the fourth largest state in terms of population behind California, New York and Texas and, according to the Florida DOI, the Florida workers' compensation market approximated $3.2 billion in premiums in 1995. Approximately 62% of Florida's population is between the ages of 15 and 64, generally considered the employment pool subject to workers' compensation requirements. Over half of Florida's employment is in the service and wholesale/retail trade sectors, with manufacturing, construction and agriculture following (in order of size) to make up the bulk of the remainder of the state's employment base. Based upon data reported by the NAIC, had ESIF been a stock insurance company on December 31, 1995, it would have been one of the five largest workers' compensation insurers in Florida, based on the amount of direct premiums earned. See "RISK
FACTORS -- Concentration in a Single State."

STRATEGY


     The Company believes that the Conversion provides new opportunities for improving its return on invested capital through growth in its core workers' compensation business. Following the Conversion, the Company will be able to offer both self-insurance and traditional indemnity products, which will improve its ability to serve its markets. In addition, as a stock corporation, the Company may have access to additional capital to finance growth by acquisition and to expand into other geographic markets (subject to any necessary regulatory approvals). Key aspects of the Company's business strategy following the Conversion include:


     Continued Use of Both Self-Insurance and Indemnity Products. The Company will continue to offer workers' compensation products and services to its employer customers through both management of self-insured employer groups and issuance of traditional indemnity insurance policies. The Company believes that its ability to offer both self-insurance and indemnity services and products will enable it to compete more effectively in its current markets, and will provide it with flexibility for responding to changes in its current markets and expanding into additional markets.

     Emphasis on Profitable Underwriting Results. The Company has historically focused on underwriting results, achieving what it believes are excellent loss results due to its integrated system of coordinating major aspects of workers' compensation product management. The Company intends to continue to emphasize maintaining strong underwriting results in an effort to provide a competitive workers' compensation coverage package, to control costs and to maximize return on invested capital.

     Proactive Implementation of Managed Care. Managed care will continue to be a key part of the Company's overall approach to effective management of workers' compensation claims. The Company believes that its use of managed care techniques in combination with selective underwriting enables the Company to provide high quality and cost-effective care to injured employees, while at the same time lowering overall insurance costs.

     Leveraging of Administrative Services Capabilities. The Company's systems, procedures and organizational structure are designed to provide effective, high quality administrative services effectively to multiple workers' compensation entities. The Company intends to continue pursuing opportunities to further leverage its administrative services through management of additional self-insurance funds, indemnity insurance carriers and self-insured governmental entities located throughout the South.

     Emphasis on Excellent Customer Service. The Company believes that the offering of workers' compensation insurance products and services is best implemented and managed through emphasis on customer service and frequent contact with both employer customers and independent sales agents. The Company intends to continue emphasizing excellent customer and sales support services.


MANAGED CARE


     Over the past eight years, the Company has implemented a managed care approach to workers' compensation. The Company's managed care strategy reduces costs through loss prevention, early intervention and proactive management of claims. The Company's focus on loss prevention includes helping employers establish workplace safety programs, making on-site visits to the workplace and coordinating among the Company's underwriting, loss control, claims management and sales and marketing groups. Once a claim occurs, the Company's early intervention procedures enable the Company to identify injuries that have the potential of resulting in significant expenses and controlling these expenses from the outset. The Company generally uses a three-point contact system with the goal of contacting each of the injured employee, the employer and the health care provider within 24 hours after notification of an initial claim. The Company's SMART(TM) (Summit Medical Alert Reaction Team) coordinates a medical claim from inception to completion in order to provide quality health care to the injured employee so that he or she may return to work as quickly as possible. The Company believes returning an employee to the job quickly is an effective means of controlling indemnity payments for lost wages, typically the largest component of workers' compensation costs as well as medical expenses.

     The Company directs claimants to healthcare providers that are part of the Company's managed care networks. These networks currently include healthcare providers who have contracted with Heritage/Summit Healthcare of Florida, Inc., the Company's wholly owned provider network subsidiary, or with Vincam Occupational Health Systems, Inc., an unaffiliated provider network. These arrangements currently give the Company access to healthcare providers in every county in Florida, including approximately 2,000 total practitioners and hospitals. The Company is currently one of four workers' compensation companies with approved managed care provider networks in every Florida county. With such networks, the Company emphasizes the use of cost control measures such as utilization review. The Company's total managed care approach, including early intervention, proactive claims management and use of provider networks, in combination with state-mandated fee schedules, has resulted in the Company reducing the amount it pays for medical bills submitted by an average of 44%.

PRODUCTS AND SERVICES

     The Company's operations are comprised of two general types: (i) administrative services provided by the Administrative Subsidiaries, and (ii) insurance coverage underwritten by the Insurance Subsidiaries.

     Administrative Services. The Company provides a full range of management and administrative services for the Funds and for certain municipalities. The Company's Administrative Subsidiaries also provide these services for the Insurance Subsidiaries. The services include those needed to manage an integrated workers' compensation program, including sales and marketing, underwriting, claims management, loss control and policy administration.

        Claims Management. The Company's claims management group consists of approximately 170 claims adjusters based at the Company's headquarters and 12 field claims adjusters. The Company believes that it has developed a sophisticated, efficient claims management system which facilitates the prompt resolution of claims. On average, each claims adjuster has a case load of 125 outstanding claims, which the Company believes is a contributing factor in reducing and controlling claims costs. Claims adjusters electronically track the progress of claims filed and issue regular reviews on the status of cases. On a bi-monthly basis, claims personnel review selected cases for changes in status and adjustments to case-specific reserves. In order to provide consistent service and build customer relationships, the Company assigns claims adjusters by geographic territory. However, given the special considerations related to medical claims, the Company has established a designated medical claims management group which is utilized for medical related claims in all territories.

        Underwriting and Loss Control. The Company's services include assisting the Funds, the Insurance Subsidiaries and other clients with formulating their underwriting guidelines and then implementing those guidelines on behalf of the client. Management believes that one of the Company's most valuable services for its clients, and one of the ways that the Company is able to minimize its own insurance risks, is the Company's general practice of recommending for membership in a Fund, or for issuance of a policy, those employers who fit the Company's underwriting criteria. Prior to recommending that the client or the Insurance Subsidiaries accept a risk, the Company's underwriters review the employer's prior loss experience and safety record, premium payment and credit history, employment classifications and physical operation. As part of the Company's ongoing loss control efforts, each employer undergoes a semi-annual review of its coverage.

     After accepting an employer for workers' compensation coverage, the second phase is to help the employer manage its safety risks. The Company employs a staff of approximately 25 loss control field representatives whose goals include visiting new employees within 90 days of coverage. Loss control professionals complete training programs upon joining the Company, and many come with certifications and professional designations for loss control and safety. Loss control representatives assist employers in developing and monitoring safety programs to reduce work related injuries and health hazards. After evaluating an employer's loss profile, a loss control field representative will help develop a loss control program and establish accident reporting and claims investigation protocol. A primary objective for field representatives is to educate employers on necessary safety systems and health issues which will enable the employers to manage their own risk.

     In an effort to evaluate the underwriting process and provide an early warning system, the underwriting department, in cooperation with the loss control department, produces a monthly computer-generated report identifying specific employers where excessive losses have occurred. Triggered by these reports, loss control representatives inspect the employer's operations and issue recommendations based on their findings. Further, loss control representatives conduct periodic spot checks to determine the effectiveness of specific recommendations.

        Sales and Marketing. All of the Company's products and the Fund memberships are sold through independent insurance agents. The Company's sales and agency relations department and telemarketing department work with more than 1,000 independent insurance agencies. The Company's agency executives are sales professionals who work closely with the larger agencies, maintaining regular communications with the agencies and keeping them up to date on the Company's products and services, as well as developments and trends in workers' compensation insurance. The Company's telemarketing representatives maintain contact with the smaller agencies by telephone, keeping those agencies informed about products, services and trends. Often, the Company's agency executives work with the independent agents in making presentations to potential clients. The sales department is responsible for maintaining the record of accounts for each agent and ensuring that proper commissions are paid in a timely manner. Sales conferences and seminars are held regularly for agents and their staffs.

     The Company's creative services department supports the sales and agency relations functions. This seven-person department functions as an in-house advertising agency to produce brochures, newsletters, posters, videos and other visual presentations to assist the independent agents, and in turn their clients, in understanding how the Company's products and services can satisfy an employer's workers' compensation insurance needs. The creative services department also provides a service to members of the Funds by informing them about developments in safety, claims and other areas of workers' compensation through internally generated newsletters and articles in trade publications.

        Policy Administration. It is an objective of the Company to provide every insured and Fund member and their employees with timely and quality service. The Company maintains a group of approximately 30 client service personnel who answer all incoming client telephone calls and handle other requests for customer support. These personnel coordinate with the sales force and field personnel, and they are responsible for maintaining a client database. In addition, the Company has a group of approximately 20 persons who perform premium audits, working both internally at the Company's headquarters and in the field at client sites. These auditors are responsible for making certain that the payrolls and job classifications for each insured and Fund member are accurately reflected in the premium amounts charged for coverage. The field auditors generally conduct a premium audit for every insured and Fund member on an annual basis. Separately, the Company has a team of approximately 15 individuals who handle collections and disputes related to premiums.

        Primary Customers. The Company's primary customers for its administrative services are its own Insurance Subsidiaries and the four Funds, including the Florida Retail Federation Self Insurers Fund ("FRF"), the Louisiana Employers Safety Association Self Insurers Fund ("LESA"), the Louisiana

Retailers Association Self Insurers Fund ("LRA"), and the Kentucky Retail Federation Self Insurers Fund ("KRF"). SCI assisted with the formation of and became the administrator for FRF, LRA and LESA in 1979, 1980 and 1982, respectively. SCI became the administrator of KRF in 1995. None of the Funds are related to the Company, except that certain of the directors of Summit are trustees of certain of the Funds, as described in "MANAGEMENT OF THE
COMPANY -- Compensation Committee Interlocks and Insider Participation" and "CERTAIN TRANSACTIONS." Each of the Funds was formed at the direction of a particular trade association, and each is a trust organized and operated under provisions of applicable state law. Each Fund has a board of trustees, but no officers or employees, and the board of trustees of each Fund has contracted with SCI to perform most aspects of the daily operations of such Fund.



     Each Fund has executed a written administrator's contract with SCI which defines the services to be performed by SCI and the fee to be paid by the Fund. These contracts are intended to be (i) long-term in nature, with initial terms of between two and five years and provisions for automatic renewal, and (ii) terminable by the Funds for "good cause," which is generally defined to mean a failure by SCI to perform its obligations under the contract or SCI's fraud or bankruptcy, with such default by SCI not being cured within a 90-180 day period after notice from the Fund. For these reasons and because the Funds have no employees and the Company manages all aspects of their relationships with agents and members, the Company believes that it would be difficult for the Funds to cancel their contracts with the Company or move the business to a new administrator. The Company intends to continue providing the administrative services that it currently provides, and it has no reason to believe that its relationships with any of the Funds will be adversely affected by the Conversion. The Funds have no equity or other type of ownership interest in the Company and, therefore, are not entitled to participate in the Conversion.


     The following table presents the Company's annual administrative fee revenues received from each Fund:

                                                               YEAR ENDING DECEMBER 31,
                                                            -------------------------------
                                                             1993        1994        1995
                                                            -------     -------     -------
                                                                    (IN THOUSANDS)
    FRF...................................................  $32,196     $31,104     $28,990
    LESA..................................................    8,708       8,000       6,035
    LRA...................................................    4,573       4,595       3,904
    KRF...................................................       --          --         294
                                                            -------     -------     -------
              Total.......................................  $45,477     $43,699     $39,223
                                                            =======     =======     =======

     Such annual administrative fee revenues are generally a contractually agreed upon percentage of each Fund's premiums. Out of such annual administrative fees, the Company is required to pay certain direct expenses, including agents commissions, premium taxes and reinsurance premiums.

     The following describes certain information about each of the four Funds:


          Florida Retail Federation Self Insurers Fund. FRF was established in 1979 as a workers' compensation self-insurance fund targeted specifically to retailers, service providers, wholesalers and retail-related businesses in Florida. As of September 30, 1996, FRF had approximately 7,300 member employers and annual premiums in excess of $80.0 million. FRF memberships renew each year on January 1.



          Louisiana Employers Safety Association Self Insurers Fund. LESA was established in 1982 and currently provides coverage to over 800 member employers in Louisiana. As of September 30, 1996, LESA had annual premiums of approximately $12.0 million. LESA memberships renew each year on April 1.



          Louisiana Retailers Association Self Insurers Fund. LRA was established in 1980 as a workers' compensation self-insurance fund specifically targeting wholesalers and retail-related businesses in Louisiana. As of September 30, 1996, LRA had over 1,250 retail member employers and annual premiums of approximately $9.0 million. LRA memberships renew each year on July 1.



          Kentucky Retail Federation Self Insurers Fund. KRF is a workers' compensation self-insurance fund for selected Kentucky retail businesses, and SCI assumed administration of KRF in August 1995. As of

     September 30, 1996, KRF had over 1,100 members and annual premiums of approximately $3.0 million. KRF memberships renew each year on January 1.



     Insurance Operations. Prior to the Conversion, ESIF was one of the largest workers' compensation self-insurance funds in Florida, with approximately 5,000 member employers and approximately $110.0 million in annual premiums as of September 30, 1996. ESIF's policies renew each year on April 1.


     ESIF has maintained a relatively steady risk distribution of business groups. A breakdown of all business segments is shown below:

                            ESIF'S RISK DISTRIBUTION
                              AS OF MARCH 31, 1996

                                                                  APPROXIMATE % OF TOTAL
                                 INDUSTRY                            PREMIUMS WRITTEN
          ------------------------------------------------------  ----------------------
          Construction..........................................             41%
          Manufacturing.........................................             18%
          Wholesale and retail..................................             15%
          Service...............................................             14%
          Transportation........................................              7%
          Agriculture...........................................              5%
                                                                            ---
                    Total.......................................            100%
                                                                            ===

     During 1995, in an effort to compete with those workers' compensation insurers who issue non-assessable policies, the Company formed Bridgefield Casualty, which is licensed to underwrite property/casualty insurance in Florida and is capitalized with $5.7 million of cash and invested assets. Bridgefield Casualty began offering a non-assessable workers' compensation policy in Florida effective January 1, 1996, and as of September 30, 1996 had written approximately 400 such policies representing approximately $6.7 million of annual premiums. Subject to receipt of licensing approvals, Bridgefield Casualty intends to begin selling non-assessable workers' compensation policies in Louisiana. Future plans also include possible workers' compensation offerings in other states as well as other property/casualty products offered to members of the Funds.

     The Company's products and rating plans encompass a continuum of options designed to fit the needs of its insured employers and employer groups. The basic product, accounting for approximately 70% of the Insurance Subsidiaries' premiums in force at March 31, 1996, is a guaranteed cost contract, in which the premium for each employer is set in advance and varies only based upon changes in the client's operations or payroll. In return, the Company agrees to assume statutorily imposed obligations of the employer to provide workers' compensation benefits to its employees. The premium for such a policy depends upon the type of work performed by the employees and the general business of the insured. An employer large enough to qualify, typically those paying more than $25,000 in annual premiums, may choose a different product, having its premium based on its loss experience relative to its peers as determined over a one-year period. A client who desires to assume a certain amount of financial risk may elect a deductible which makes the client responsible for the first portion of any claim. In exchange for the deductible election, the employer receives a premium reduction. The Company also offers a loss sensitive plan (retrospective rated plan) to employers paying more than $25,000 in annual premiums. Under this plan, final premium for a period is determined on the basis of the insured's actual losses during that period. If a client's losses during a claims period are better than expected, the Company may be required to refund a portion of the premium previously paid. During the fiscal years ended March 31, 1994, 1995 and 1996 and the six months ended September 30, 1996, the Company accrued for retrospective refunds in the amount of $6.4 million, $9.2 million, $10.6 million and $9.9 million, respectively, and payments in excess of accruals were $0.0, $0.0, $0.0 and $0.8 million, respectively. Retrospective rated policies accounted for 33%, 32%, 30% and 32%, respectively, of total premiums during the fiscal years ended March 31, 1994, 1995 and 1996 and the six months ended September 30, 1996. The Company secures substantially all of its retrospective liability through a combination of letters of credit, cash deposits and other instruments.

REINSURANCE


     The Company obtains reinsurance principally to reduce its net liability on individual risks, to provide protection for catastrophic losses, to stabilize its underwriting results and to increase its underwriting capacity. In exchange for reinsurance, the Company pays to its reinsurers a portion of the premiums that the Company receives.



     With respect to the Insurance Subsidiaries, the Company currently maintains specific Excess Reinsurance with several reinsurers, under which the reinsurers have agreed to pay claims and claims expenses over a specific dollar amount per occurrence. Specifically, for the current fund year Bridgefield has an agreement with Lloyd's of London under which Lloyd's of London has agreed to pay claims and claims expenses up to $1.5 million per claim, to the extent each claim exceeds $0.5 million, and an agreement with National Union Insurance Company under which that reinsurer has agreed to pay claims and claims expenses to the extent each claim exceeds $2.0 million.


     Bridgefield Casualty has an Excess Reinsurance agreement with Continental Casualty Company under which that reinsurer has agreed to pay claims and claims expenses up to $1.0 million per claim, to the extent each claim exceeds $0.5 million. In addition, Bridgefield Casualty has a Quota-Share Reinsurance agreement in effect with Am Re under which Bridgefield Casualty cedes to Am Re a percentage (currently 80%) of all written workers' compensation premiums and Am Re assumes that same percentage of risks. This Quota Share Reinsurance allows Bridgefield Casualty to write, within regulatory guidelines, a larger number of policies than it could otherwise. In the event that the Quota Share Reinsurance agreement with Am Re is terminated for any reason, Bridgefield Casualty could be required to increase its capital substantially or reduce its level of workers' compensation premiums, unless it is able to establish another Quota Share Reinsurance arrangement.

     Reinsurance does not legally relieve an insurer from its liability under the workers' compensation policies it issues, but it does make the assuming reinsurer liable to the insurer for the reinsurance ceded. Therefore, the Company is subject to credit risk with respect to the obligations of its reinsurers. The Company regularly performs internal reviews of the financial strength of its reinsurers. However, if a reinsurer is unable to meet any of its obligations to the Company under the reinsurance agreements, the Company would be responsible for the payment of all claims and claims expenses which the Company has ceded to such reinsurer. Pursuant to the Order, Bridgefield is permitted to cede reinsurance only to authorized reinsurers, unless it obtains the prior approval of the Florida DOI. See "RISK FACTORS -- Dependence on Reinsurance."

     Certain detailed information regarding the Company's total reinsurance recoverable is provided in the following table (dollars in thousands):



                                     AS OF MARCH 31, 1996           AS OF SEPTEMBER 30, 1996
                                ------------------------------   ------------------------------
     REINSURANCE                 PAID       UNPAID                PAID       UNPAID
       CARRIER      RATING(1)   CLAIMS      CLAIMS     TOTAL     CLAIMS      CLAIMS     TOTAL
    --------------  ---------   ------     --------   --------   ------     --------   --------
    American Re...  A+/XII      $   --     $    286   $    286   $   --     $    380   $    380
    Cayzer
      Steel.......  N/R             --           --         --        2           --          2
    Cigna.........  A-/XIII        297           --        297      189           --        189
    Continental
      Casualty....  A/XV            --       10,531     10,531       --        9,245      9,245
    Crossroads(2).. N/R            917        9,375     10,292      653       10,305     10,958
    Employers Re..  A++/XV         595        6,805      7,400      505        6,406      6,911
    Federal Ins.
      Co..........  A++/XV          --        9,626      9,626       --        8,417      8,417
    INA...........  A-/XIII         --        5,678      5,678       --        5,156      5,156
    Lloyds of
      London......  N/R             --       12,274     12,274       --       14,595     14,595
    National
      Union.......  A++/XV          --           --         --       --        1,590      1,590
    Old Republic..  A+/IX           53       17,242     17,295       37       15,172     15,209
    Transamerica..  A/XI            20       37,820     37,840       25       31,185     31,210
                                ------     --------   --------   ------     --------   --------
           Total..              $1,882(3)  $109,637   $111,519   $1,411(4)  $102,451   $103,862
                                ======     ========   ========   ======     ========   ========


---------------


(1) 1996 Best's Key Rating Guide -- Property-Casualty Edition.


(2) The Company believes that Crossroads maintains trust fund assets sufficient to secure its obligations.


(3) All recoverables less than 90 days old, except $3,000 owed by Employers Re which is more than 120 days old.


(4) All recoverables less than 90 days old.



     Under the terms of its administrative services contracts, the Company advises the Funds regarding their reinsurance needs and places such reinsurance. The Company currently has placed Excess Reinsurance on behalf of each Fund. The Company pays the Funds' reinsurance premiums out of the Company's service fee revenues, and the cost per Fund is generally in the range of approximately 5.5% to 7.0% of premiums earned.


     The Company brokers all of its reinsurance and the reinsurance purchased for the Funds through a wholly owned reinsurance agency, which employs one agent. The Company receives a brokerage fee from the Funds.

INVESTMENT PORTFOLIO


     In general, the Company's investment policy focuses on (i) safety of principal, (ii) timing of maturities to match assets and liabilities, and (iii) diversification. The Company's investment portfolio is managed by First Union Capital Management, Smith Barney Capital Management and Invesco Capital Management. These managers have certain discretion to make investments on behalf of the Company, subject to regulatory restrictions and the Company's investment policy and guidelines.



     The Company's primary investment objective is to minimize risk while matching portfolio and liabilities duration. The average fixed-income duration of the portfolio is approximately four years. This duration, when coupled with the Company's cash and cash equivalents, matches the historical claims liability duration of three years. A secondary objective is to maximize total return, within the regulatory constraints of the Florida Insurance Code and quality constraints of NAIC Class I requirements.



     In the fiscal year ended March 31, 1996, the Company's investment activities included an unusually high portfolio turnover due to portfolio restructuring which consisted of: (i) a $50.0 million portfolio allocation to a new investment manager; (ii) the $26.0 million Acquisition of SHC; and (iii) approximately $85.0 million of general securities trades designed to take advantage of market interest rate movements. This $85.0 million of trades included $15.0 million in yield swaps, $20.0 million to reduce intangible tax exposure, and a $50.0 million shift to corporate bonds to increase yields. The Company expects future portfolio activity to return to pre-1996 levels. The Company does not use any derivatives for interest rate hedging or other purposes.

     As of September 30, 1996, approximately 72% of the bonds in the Company's investment portfolio were rated AA or above by Standard & Poor's ("S&P") and approximately 98% were either rated AA- or better by S&P or are considered Class I under the NAIC's classification system. The composition of the investment portfolio as of September 30, 1995 and 1996 is depicted in the following table.


                                                                     AS OF SEPTEMBER 30,
                                                             ------------------------------------
                                                                   1995                1996
                                                             ----------------    ----------------
                                                                    (DOLLARS IN THOUSANDS)
Government bonds...........................................  $ 94,884    41.0%   $ 62,165    29.1%
Municipal bonds............................................    67,218    29.1%     68,349    32.0%
Corporate bonds............................................    29,162    12.6%     42,906    20.1%
Preferred stock............................................     2,956     1.3%      3,787     1.8%
Common stock...............................................    15,228     6.6%     12,298     5.7%
Short-term investments.....................................    17,176     7.4%     16,713     7.8%
Cash and cash equivalents..................................     4,664     2.0%      7,611     3.5%
                                                             --------   -----    --------   -----
          Total cash and invested assets...................  $231,288   100.0%   $213,829   100.0%
                                                             ========   =====    ========   =====

COMPETITION

     The markets for workers' compensation insurance products and services are highly competitive. The Company's competitors include, among others, insurance companies, specialized provider groups, in-house benefits administrators, state insurance pools and other significant providers of workers' compensation, administration and insurance services. A number of the Company's current and potential competitors are significantly larger, with greater financial and operating resources than those of the Company, and can offer their services nationwide. After a period of absence from the market in Florida, traditional national insurance companies have re-entered that market, thereby increasing competition. Their presence in the Company's current market, and in markets into which the Company might consider for expansion, will likely create greater competition for acquisitions of workers' compensation businesses, making it more difficult for the Company to grow by acquisition.

     Competitive factors in the workers' compensation insurance field include premium rates (in some states), levels of service, A.M. Best ratings, levels of capitalization, quality of managed care services, the ability to reduce loss ratios and the ability to reduce claims expenses. The Company believes that its products and services are competitively priced. In addition, the Company believes its premium rates are typically lower than those for clients assigned to the state-sponsored risk pools, allowing the Company to provide a viable alternative for employers in such pools. The Company also believes that its level of service and its ability to reduce claims are strong competitive factors that have enabled it to retain existing clients and attract new clients. Competitive factors relating to the Company's administrative service products are primarily based upon pricing, service and reputation. See "RISK
FACTORS -- Competition."

A.M. BEST RATING

     A.M. Best is a rating agency that reports on the financial condition of insurance companies. Neither of the Insurance Subsidiaries has been assigned a rating by A.M. Best because neither company has accumulated the required five consecutive years of operating experience. Management has met with representatives of A.M. Best to discuss whether ESIF's prior operations might be considered in assigning a rating to Bridgefield, but there can be no assurance that any rating will be assigned to either Insurance Subsidiary in the near future. See "RISK FACTORS -- Competition."

REGULATION

     General. Workers' compensation and managed healthcare programs are subject to various laws and regulations. Both the nature and degree of applicable government regulation vary greatly depending upon the specific activities involved. Generally, parties that actually provide or arrange for the provision of managed care workers' compensation programs, assume financial risk related to the provision of those programs, or undertake direct responsibility for making payment or payment decisions for those services, are subject to a number of complex regulatory schemes that govern many aspects of their conduct and operations. The managed healthcare field is a rapidly expanding and changing industry; it is possible that the applicable regulatory frameworks will expand to have an even greater impact upon the conduct and operation of the Company's business.

     The Company's business is subject to state-by-state regulation of workers' compensation insurance and workers' compensation insurance management services. Under the workers' compensation system, employer insurance or self-funded coverage is governed by individual laws in each of the fifty states and by certain federal laws. Such regulation is primarily for the benefit and protection of covered employees and policyholders and not for the benefit of investors. Changes in individual state regulation of workers' compensation or managed healthcare may create a greater or lesser demand for some or all of the Company's products and services, or require the Company to develop new or modified services in order to meet the needs of the marketplace and compete effectively in that marketplace. In addition, many states limit the maximum amount of dividends and other distributions that may be paid in any year by insurance companies. This may limit the amount of distributions that may be made by the Company's Insurance Subsidiaries. See "RISK FACTORS -- Government Regulation."

     Premium Rate Restrictions. In general, state regulations governing the workers' compensation systems and insurance business impose restrictions and limitations on the Company's business operations that are not imposed on unregulated businesses. Among other matters, state laws regulate not only the amounts and types of workers' compensation benefits that must be paid to injured workers, but also the premium rates that may be charged by the Company to insure employers for those liabilities. As a consequence, the Company's ability to pay insured workers' compensation claims out of the premium revenue generated from the Company's sale of such insurance is dependent upon the level of premium rates permitted by state laws. In this regard, it is significant that the state regulatory agency that regulates workers' compensation may not be the same agency that regulates workers' compensation insurance premium rates.

     In Florida, the Florida DOI approves "manual" rates for each of the approximately 650 employment classification codes prepared and filed by the National Council on Compensation Insurance ("NCCI"). The carriers operating in Florida are not permitted to deviate from these approved rates, and competition is, therefore, primarily related to service and the ability to improve insureds' experience ratings through loss prevention and effective claims management. Levels of benefit payments, however, are regulated by the Florida Department of Labor and Employment Security. Sometimes, mandated benefit changes will be coupled with permission for appropriate rate changes, but not always.

     Taking a different approach, Louisiana is not an NCCI-rated state, but instead is "open rated," meaning that carriers can apply for, and may receive, approval to sell workers' compensation coverages at varying rates. However, since Louisiana established a competitive state-run fund, rates have generally followed those of the state-run fund.

     In both Florida and Louisiana, the legislatures have recently abolished systems that required carriers doing business in those states to pay residual market assessments to the states to support the involuntary workers' compensation markets. The Company believes that such action will have the effect of increasing competition in both states.

     Statutory Accounting and Solvency Regulations. State regulation of insurance company financial transactions and financial condition are based on statutory accounting principles ("SAP"). Such statutory accounting principles differ in a number of ways from GAAP, which govern the financial reporting of most other businesses. In general, SAP financial reports are more conservative than GAAP financial reports, reflecting lower asset values, higher liability values and lower equity.

     State insurance regulators closely monitor the financial condition of insurance companies reflected in SAP financial statements and can impose significant financial and operating restrictions on an insurance company that becomes financially impaired. Regulators generally have the power to impose restrictions or conditions on the following kinds of activities of a financially impaired insurance company: transfer or disposition of assets; withdrawal of funds from bank accounts; extension of credit or making loans; and investment of funds.

     Financial and Investment Restrictions. Insurance company operations are subject to financial restrictions that are not imposed on other businesses. State laws require insurance companies to maintain minimum surplus balances and place limits on the amount of insurance a company may write based on the amount of the company's surplus. These limitations may restrict the rate at which the Company's insurance operations can grow. Immediately following the Conversion, the Company will meet relevant state minimum capital and surplus requirements.

     State laws also require insurance companies to establish reserves for payment of policyholder liabilities and impose restrictions on the kinds of assets in which insurance companies may invest. These restrictions may require the Company to invest its assets more conservatively than it would if it were not subject to the state law restrictions and may prevent the Company from obtaining as high a return on its assets as it might otherwise be able to realize. See "-- Investment Portfolio" and "RISK FACTORS -- Government Regulation." In addition, pursuant to the Order, Bridgefield is required to maintain a deposit with the Florida DOI of $5.0 million. All net investment income on such deposit is for the account of Bridgefield.

     In addition, under Florida law, an insurance company may not, without regulatory approval, pay to its shareholders within a 12-month period dividends or other distributions of cash or property, the total fair market value of which exceeds generally the lesser of 10% of surplus or net income, not including realized capital gains. The Order requires that all dividends proposed to be paid by the Insurance Subsidiaries be approved in advance by the Florida DOI. However, pursuant to the Order, the Florida DOI has agreed to approve a request for any dividend that complies with the Florida Insurance Code. This may limit the amount of dividends that may be paid by the Insurance Subsidiaries to Summit, which in turn may limit the amount of capital available to Summit for debt service, expansion, dividend payments to shareholders and other purposes.

     The NAIC has recently adopted risk-based capital standards to determine the capital requirements of an insurance carrier based upon the risks inherent in its operations. These standards require the computation of a risk-based capital amount which is then compared to a carrier's actual total adjusted capital. The computation involves applying factors to various financial factors to address four primary risks: asset risk, insurance underwriting risk, credit risk and off-balance sheet risk. These standards provide for regulatory intervention when the percentage of total adjusted capital to authorized control level risk-based capital is below certain levels. These standards have not yet been adopted in Florida; however, upon the conversion to a stock insurance company and the recapitalization, the Company expects to exceed such risk-based capitalization levels, as recommended by the NAIC.

     Special Disability Trust Fund. Florida operates a special disability trust fund that reimburses Florida insurance carriers, self-insurance funds and self-insured employers for certain workers' compensation benefits paid to an employee when he or she is injured on the job and the injury merges with, aggravates, or accelerates a preexisting injury or physical condition of that employee. The SDTF is managed by the State of Florida and is funded through assessments against insurance carriers, self-insurance funds and self-insured employers providing workers' compensation coverage in Florida. The Company's SDTF recoveries, recorded as a reduction to losses and LAE incurred, were approximately $4.5 million, $5.7 million and $5.6 million for the fiscal years ended March 31, 1994, 1995 and 1996, respectively. The Company's SDTF assessments were approximately $5.5 million, $4.7 million and $5.6 million for the fiscal years ended March 31, 1994, 1995 and 1996, respectively. In addition, the Company's consolidated balance sheet as of September 30, 1996 included an asset of approximately $21.1 million, representing SDTF recoveries that the Company estimated at that time it would be entitled to receive, based on claims identified as subject to SDTF recovery and considering the Company's recovery experience. The SDTF's assessment formula has historically yielded sufficient revenues for annual reimbursement payments and for costs associated with administering the SDTF, however, the SDTF has not actuarially funded its claims liability and no reserves currently exist. A study commissioned by the State of Florida estimated the total dollar liability of the SDTF for all future payments required on accidents occurring on or before June 30, 1995 to be approximately $4.7 billion on an undiscounted basis. There is no assurance that the SDTF will have funds available in the future for the payment of claimed recoveries.

     The SDTF is scheduled for further review under Florida sunset laws in the year 2000. The Florida legislature may, however, review the SDTF earlier and no assurance can be made with regard to the legislature's possible actions or with regard to operations of the SDTF if any legislative changes are made. If the SDTF is discontinued, the Company believes that the existing reimbursement obligations of the SDTF would become general obligations of the State of Florida although there is no assurance that a reviewing court would adopt that view. The SDTF has made no acknowledgment with regard to the enforceability of its reimbursement obligations to insurers such as the Company. Apart from this potential for legislative review of the viability of the SDTF, the Florida DOI is currently reviewing its regulations with respect to how insurers and self-insurers may account for future recoveries. There is no assurance that the Florida DOI will continue to permit such entities to include estimated future recoveries on their financial statements. Discontinuation of the SDTF, or changes in its operations which decrease the availability of recoveries from the SDTF, increase the SDTF assessments payable by the Company, or prohibit the Company from including estimated future recoveries on its financial statements, could have a material adverse effect on the Company's business, financial condition and results of operations. See "RISK FACTORS -- Possible Underfunding of Florida Special Disability Trust Fund."


     Participation in State Guaranty Funds. Every state has established one or more insurance guaranty funds or associations that are charged by state law to pay claims of policyholders insured by a company that becomes insolvent. All insurance companies must participate in the guaranty associations in the states where they do business and are assessable for the associations' operating costs, including the cost of paying policyholder claims against an insolvent insurer. The Company's financial performance could be adversely affected by guaranty association assessments as a consequence of the insolvency of other insurers over which the Company has no control.

     Holding Company Act. In addition to the regulatory oversight of the Insurance Subsidiaries, Summit will also be subject to regulation under the provisions of the Florida Insurance Code relating to insurance holding company systems, defined as two or more companies, one or more of which is an insurance company. Such provisions contain certain reporting requirements, including those requiring the ultimate parent of a Florida insurance company to file information relating to its capital structure, ownership and financial condition and the general business operations of its insurance subsidiary. Such holding company laws contain special reporting and prior approval requirements with respect to transactions among affiliates.

     Possible Future Regulation. State legislatures and the federal government have considered and are considering a number of cost containment and healthcare reform proposals. The Company believes it may benefit from some proposals that favor the growth of managed care. However, no assurance can be given that the state or federal government will not adopt future healthcare reforms that would adversely affect the Company.


     In recent years, the state insurance regulatory framework has come under increased federal scrutiny, and certain state legislatures have considered or have enacted laws that altered and, in many cases, increased state authority to regulate insurance companies and insurance holding companies. Further, the NAIC and state insurance regulators are re-examining laws and regulations, specifically focusing on investment laws for insurers, modifications to holding company regulations, codification of statutory accounting practices, risk-based capital guidelines, interpretations of existing laws and the development of new laws. In addition, Congress and certain federal agencies are investigating the current condition of the insurance industry in the United States to determine whether to impose federal regulation. The Company cannot predict with certainty the effect any proposed or future legislation or NAIC initiatives may have on the conduct of the Company's business or the financial condition or results of operations of the Company. See "RISK FACTORS -- Government Regulation."


DISPOSAL OF BUSINESS


     The Company is in the process of disposing of two subsidiaries whose businesses are unrelated to workers' compensation and no longer fit within the Company's overall business strategy. These two businesses are briefly described below:


     Meritec Solutions, Inc. In August 1995, the Company purchased Meritec, a software company which was previously owned by New York Life Insurance Company. The Company paid $1.0 million for the business, which had approximately $0.3 million in cash at the time of the purchase. The Company was unable to find a purchaser for this business and, effective October 31, 1996, the Company terminated all employees and began winding down the operations. Prior to December 31, 1996, the Company sold all of Meritec's fixed assets for a nominal value, and Meritec's only remaining liability is under a lease for office space in Atlanta. The Company is currently seeking to sublease this space or terminate the lease. The Company does not expect this liquidation of Meritec to have a material effect on the Company's financial condition or results of operations.



     Carolina Summit Healthcare, Inc. Beginning in 1995, the Company formed a health maintenance organization in North Carolina designed to provide managed care for Medicaid recipients and, eventually, employer groups. The Company capitalized Carolina Summit with $3.0 million, and the North Carolina Department of Insurance granted Carolina Summit an HMO license, but Carolina Summit has never conducted any business. Prior to December 31, 1996, the Company liquidated Carolina Summit's approximately $2.0 million of invested assets. The Company has also reached an agreement to sell for cash all of the stock of Carolina Summit to an unrelated third party for a price equal to the aggregate net book value of Carolina Summit, approximately $745,000. The sale is expected to close in the first quarter of 1997. The Company continues to own another North Carolina subsidiary, Carolina Med Summit, Inc. ("Carolina Med"), which was formed in conjunction with Carolina Summit and to facilitate its North Carolina licensing application. Carolina Med has no assets or liabilities.


     See notes 18 and 19 of the notes to ESIF's consolidated financial statements contained elsewhere in this Proxy Statement/Prospectus.

INFORMATION TECHNOLOGY SYSTEMS

     The Company's centralized information technology systems department provides, maintains and manages the information resources for all of the Company. The department currently has four IBM AS/400 mainframe computers supporting approximately 430 terminals in the Company's Lakeland, Florida headquarters and remote locations. Some 100 personal computers are used in networks, as stand-alone units or as host-connected PCs. The Company also maintains a number of laptop computers for field personnel. More than 80% of the department's approximately 26 employees have been with the Company five or more years. The department's programming staff averages 10 years of experience. The department's personnel include full-time programmers, quality-control engineers and operational support specialists.

EMPLOYEES

     The Company employs approximately 430 full-time employees. Approximately 395 employees are based in Florida, while 35 are based in Louisiana and Kentucky.

PROPERTIES

     The Company is headquartered in Lakeland, Florida, where it leases approximately 80,000 square feet of space in a campus of nine buildings. The Company also leases office space including approximately 7,000 square feet in Atlanta, Georgia (Meritec); approximately 6,000 square feet in Raleigh, North Carolina (Carolina Summit); approximately 5,000 square feet in Baton Rouge, Louisiana; approximately 2,000 square feet in Lexington, Kentucky; and approximately 1,000 square feet in Ft. Lauderdale, Florida.

LEGAL PROCEEDINGS

     The Company is periodically involved as plaintiff or defendant in various legal actions incident to its business. Based upon information presently available to it, management is not aware of any threatened or pending litigation that is expected to have a material adverse effect on the Company or its business.

                           MANAGEMENT OF THE COMPANY

GENERAL

     The Board of Directors of Summit and the Board of Trustees of ESIF are composed of seven and six members, respectively. Listed below is certain information about the directors, executive officers and certain key managers of Summit and the Trustees of ESIF.


                                                                                            YEAR OF
                                                                            YEAR FIRST   EXPIRATION OF
                                                                            ELECTED AS      TERM AS
                                                                            TRUSTEE OF     DIRECTOR
               NAME                  AGE    POSITION WITH SUMMIT AND ESIF      ESIF        OF SUMMIT
-----------------------------------  ---   -------------------------------  ----------   -------------
Directors and Executive Officers:
William B. Bull....................  48    President, Chief Executive            --           1997
                                           Officer and Director of Summit
Russell L. Wall....................  53    Vice President of Finance of          --             --
                                           Summit
Greg C. Branch.....................  49    Chairman of the Board of            1980           1998
                                           Directors of Summit and of the
                                           Board of Trustees of ESIF
C. C. Dockery......................  63    Director of Summit and Trustee      1987           1999
                                           of ESIF
John A. Gray.......................  51    Director of Summit and Trustee      1979           1997
                                           of ESIF
Robert L. Noojin, Sr...............  62    Director of Summit and Trustee      1979           1998
                                           of ESIF
Thomas S. Petcoff..................  48    Director of Summit and Trustee      1987           1997
                                           of ESIF
Robert Siegel......................  65    Director of Summit and Trustee      1978           1999
                                           of ESIF
Other Key Managers:
Allen C. Bennett...................  47    Vice President of Summit Loss         --             --
                                           Control Services, Inc.
David T. Cederholm.................  51    Vice President, Operations of         --             --
                                           Bridgefield Casualty
Timothy J. Ermatinger..............  47    Vice President of Operations of       --             --
                                           SCI
Ricky T. Hodges....................  42    Vice President of Claims of           --             --
                                           Summit Claims Management, Inc.



     William B. Bull has served as President and Chief Executive Officer of SHC and its predecessors since 1987, and as President, Chief Executive Officer and a director of Summit since November 1996. Mr. Bull joined SCI in 1984 as special assistant to the President and subsequently became Executive Vice President in 1986 with operating responsibilities for such company. Mr. Bull is a member of various insurance associations and serves on numerous boards including: the Florida Association of Self-Insurance, Florida Retail Federation, Florida Group Risk Administrators Association and First Union National Bank of Polk County.


     Russell L. Wall has served as Vice President of Finance of SHC since 1988 and has served Summit in the same capacity since November 1996. Mr. Wall is responsible for the Company's accounting, data processing and client service operations. Before joining SHC, Mr. Wall worked for three years as a Portfolio Manager for Eickhoff & Pieper, Inc. Mr. Wall is a Chartered Financial Analyst and holds an M.B.A. in Finance from the University of Santa Clara.

     Greg C. Branch has served as Chairman of the Board and as a Trustee of ESIF and its predecessors since 1980 and has served as Chairman of the Board and a director of Summit since November 1996. Mr. Branch has served as President of Branch Properties, Inc., a manufacturer, wholesaler and retailer of animal feeds and fertilizer located in Ocala, Florida since 1973. Mr. Branch is Vice Chairman and a founding director of American Feed Industry Insurance Company, a property and casualty insurer domiciled in Iowa.

     C.C. Dockery founded and remained involved with SCI from 1977 until A&A purchased SCI in 1984. Mr. Dockery was first elected as a Trustee of ESIF and its predecessors in 1987 and was elected as a director of Summit in November 1996. Since 1982, Mr. Dockery has been the President, Chief Executive Officer and majority shareholder of Crossroads Insurance Company, Ltd., a reinsurance company located in Bermuda. For 21 years, Mr. Dockery served as a director for Cotton States Mutual Insurance Company, and its affiliate Cotton States Life Insurance Company, a publicly traded life insurance provider located in Atlanta, Georgia.

     John A. Gray has served as a Trustee of ESIF and its predecessors since 1979 and as a director of Summit since November 1996. Since 1992, Mr. Gray has served as President of B.F. Deal, Inc., a yacht brokerage and charter company, and since 1993 has served as Vice President of Marine Resources Management, Inc., a supplier of marine equipment. From 1975 until his retirement in 1992, Mr. Gray was President of Dura-Stress, Inc., a manufacturer of pre-stressed and precast concrete products, located in Leesburg, Florida.

     Robert L. Noojin, Sr. has served as a Trustee of ESIF and its predecessors since 1979 and as a director of Summit since November 1996. Prior to his retirement in 1994, Mr. Noojin was President of Eagle Supply, Inc., a roofing supply company headquartered in Tampa, Florida, and a subsidiary of TDA Industries, Inc. Mr. Noojin currently serves as Chairman Emeritus of Eagle Supply, Inc.

     Thomas S. Petcoff was employed by and involved with SCI from 1977 until A&A purchased SCI in 1984. Mr. Petcoff was first elected as a Trustee of ESIF and its predecessors in 1987 and was elected as a director of Summit in November 1996. Mr. Petcoff also serves on the Board of Trustees of FRF and the Board of Directors of the Florida Retail Federation Association. Since 1984, Mr. Petcoff has served as President of Centurion Insurance Services, Inc., an insurance consulting firm and sales agency.

     Robert Siegel has served as a Trustee of ESIF and its predecessors since 1978 and as a director of Summit since November 1996. Mr. Siegel is President of Siegel Gas & Oil Products, which he founded in 1957 and which is located in Miami, Florida.

     Following is certain information about other key employees of the Company:

     Allen C. Bennett has served as Vice President of Summit Loss Control Services, Inc., ("SLCS") a wholly owned subsidiary of SCI, since 1987. Mr. Bennett is responsible for overseeing the daily operations and staff of such entity. For two years prior thereto, Mr. Bennett worked at SLCS as a director and a field loss control consultant.


     David T. Cederholm has served as Vice President of Operations of Bridgefield Casualty since January 1996. Since September 1996, Mr. Cederholm has also served as a director and Vice Chairman of Bridgefield Casualty. From May 1995 until January 1996, Mr. Cederholm worked as the Assistant to the President of SCI. From December 1993 until April 1995, Mr. Cederholm served as Vice President of Atlantic Region of TIG Insurance Company in New York, New York with responsibility for overseeing and managing the underwriting facilities in the eastern United States. From December 1992 through December 1993, Mr. Cederholm served as President of Production Group of Continental Risk Management Services, a property and casualty insurance company located in New York, New York, where he was responsible for underwriting and production. For approximately six years prior thereto, Mr. Cederholm served as President of Continental Special Risk Underwriters, in New York, New York, overseeing the large account casualty underwriting unit of Continental Insurance.


     Timothy J. Ermatinger has served as Vice President of Operations of SCI since January 1996. From August 1995 through December 1995, Mr. Ermatinger worked as the Assistant to the President of SHC. Between February 1993 and January 1995, Mr. Ermatinger served as Vice President and Chief Financial Officer of Independence One Mortgage Corp., a wholly owned subsidiary of Michigan National Bank. From

May 1986 to February 1993, Mr. Ermatinger was the Executive Vice President of Alexsis, Inc., a third-party insurance administrator concentrating in property and casualty claims.


     Ricky T. Hodges has served as Vice President of Claims of Summit Claims Management, Inc.("SCMI") since September 1991. Mr. Hodges has worked at SCMI in various capacities since January 1984. Mr. Hodges is the current chairman of the Florida Workers' Compensation Advisory Council, President of the Workers' Compensation Claims Professionals and Chairman for the Adjustor Board Certification Program in Florida.


     The Articles of Incorporation of Summit provide for staggered terms of the members of the Board of Directors. Summit's Board of Directors is divided into three classes designated as Class I, Class II and Class III. The current terms of office of the Class I directors will expire at the first annual meeting of shareholders in 1997; the current terms of office for the Class II directors will expire at the annual meeting of shareholders in 1998; and the current terms of office for the Class III directors will expire at the annual meeting of shareholders in 1999, and in each case upon the election and qualification of a successor. At each annual meeting of shareholders commencing with the meeting held in 1997, the successors to the directors whose terms are expiring will be elected to terms expiring at the third succeeding annual meeting of shareholders. The division of directors into three classes is to be nearly as equal as possible, with the Class I, Class II and Class III directors currently consisting of three, two and two directors, respectively.

     The Bylaws of Summit require the Board of Directors to designate from among its members an Audit Committee and a Compensation Committee. The Audit Committee has the responsibility to oversee the auditing procedures of the Company, receive and accept the reports of the Company's internal systems of accounting and management controls and make recommendations to the full Board of Directors as to the selection and appointment of auditors for the Company. The Compensation Committee has the responsibility to make relevant compensation decisions of the Company.

     Director Compensation. Each non-employee member of the Board of Directors of Summit receives a fee of $10,000 per year and an additional $2,500 for attendance at each meeting of the Board of Directors of Summit. In addition, members of committees of the Board of Directors receive a fee of $2,500 for attendance at each committee meeting. All meetings of the Board of Directors of the Insurance Subsidiaries and the Administrative Subsidiaries are to be held in conjunction with meetings of the Board of Directors of Summit, and no additional compensation is received for being a member of the Board of Directors of any such subsidiaries.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Greg C. Branch, C.C. Dockery and Thomas S. Petcoff, each of whom was elected to such position upon the formation of the Compensation Committee on November 20, 1996. Mr. Branch has served as a Trustee of ESIF and its predecessors since 1980 and Chairman of the Board of ESIF since 1994, and has served as Chairman of the Board and a director of Summit since November 15, 1996. Mr. Dockery founded SCI in 1977, was first elected as a Trustee of ESIF and its predecessors in 1987 and was first elected as a director of Summit on November 15, 1996. Mr. Petcoff was an employee of, and involved with, SCI from 1977 to 1984; he has been a Trustee of ESIF and its predecessors since 1987, and he has been a director of Summit since November 15, 1996.

     C.C. Dockery and Thomas S. Petcoff, directors of Summit, own 80,000 square feet of office space in Lakeland, Florida and lease such space to SCI. The property is currently rented by SCI for approximately $90,000 per month under a lease which runs through March 2000. During the fiscal years ended March 31, 1994, 1995 and 1996, SCI made rental payments of approximately $1.1 million, $1.2 million and $1.1 million, respectively, for such property.


     Mr. Dockery is also the President, Chief Executive Officer and majority shareholder of Crossroads Insurance Company, Ltd. ("CROSSROADS"), which provides Excess Reinsurance to ESIF and the Funds. During the fiscal years ended March 31, 1994, 1995 and 1996, the Company paid Crossroads approximately $16.4 million, $7.1 million and $9.6 million, respectively, in premiums for reinsurance relating to ESIF and the Funds. In addition, in each of the years 1988 through 1995, Crossroads ceded 50% of its underwriting risk to U.S. Employers Insurance Company, a wholly owned subsidiary of ESIF.

     Mr. Dockery is the Chairman of the Board of Dockery Management Corporation, which subleases approximately 2,600 square feet of office space from the Company, pursuant to a sublease agreement which expires in March 2000 and provides for rent of approximately $2,800 per month. During the fiscal years ended March 31, 1994, 1995 and 1996, the Company received approximately $34,000, $36,000 and $36,000, respectively, in rental payments from such entity.

     Mr. Dockery is the President and owner of Dockery Leasing Corporation ("DOCKERY LEASING") which provides aviation services for the Company. During the fiscal years ended March 31, 1994, 1995 and 1996, the Company paid Dockery Leasing approximately $32,000, $43,000 and $32,000, respectively, for such services.

     Mr. Dockery was an underwriting member (name) of Lloyd's of London from 1984 to 1986. Greg C. Branch has been an underwriting member (name) of Lloyd's of London since 1986. ESIF and the Funds have Excess Reinsurance agreements with Lloyd's of London from time to time.

     Mr. Petcoff is President of Centurion Insurance Services, Inc. ("CENTURION"). Pursuant to an agreement between SCI and Centurion dated November 1995, and in connection with Centurion's involvement in the formation of KRF, SCI pays Centurion an annual fee equal to 1% of KRF's premiums in each year. During the fiscal year ended March 31, 1996, SCI paid fees of approximately $13,000 to Centurion.

     In addition, for reinsurance policies placed by SCI on behalf of KRF, which are brokered by Centurion, Centurion is entitled to brokerage commissions. Through the end of the fiscal year ended March 31, 1996, the first year Centurion brokered a policy for KRF, the Company paid approximately $13,000 to Centurion for brokerage commissions. SCI also pays Centurion agency commissions for policies placed with the Funds, and through the end of the fiscal years ended March 31, 1994, 1995 and 1996, the Company paid approximately $2,000, $6,000 and $2,000, respectively to Centurion for such agency commissions.

     Mr. Petcoff is on the Board of Trustees of one of the Funds, FRF, and is on the Board of Directors of the Florida Retail Federation (the "ASSOCIATION"). Pursuant to a written arrangement between SCI and the Association, the Association, as the sponsoring party of FRF, is entitled to 1% of such Fund's premiums earned in each year. During the fiscal years ended March 31, 1994, 1995 and 1996, the Company paid approximately $1.0 million, $1.0 million and $0.9 million to the Association for such fees. In addition, during the years ended March 31, 1994, 1995 and 1996, FRF paid SCI fees for administrative services of approximately $32.7 million, $30.5 million and $27.7 million, respectively.

EXECUTIVE COMPENSATION

     Summit was incorporated on November 13, 1996 and, therefore, no executive officer of Summit received compensation in excess of $100,000 during the fiscal period from such date of incorporation to the date of this Proxy Statement/Prospectus. Pursuant to the terms of their respective employment agreements with Summit, William B. Bull, the President and Chief Executive Officer, and Russell L. Wall, the Vice President of Finance, are to receive an annual salary of $250,000 and $230,000, respectively. See "-- Employment Agreements."

EMPLOYMENT AGREEMENTS


     In November 1996, Summit entered into an employment agreement with Mr. Bull pursuant to which he is employed full-time as Summit's President and Chief Executive Officer. The agreement, which expires on the fifth anniversary of the date thereof, provides for an annual base salary of $250,000 and the right for Mr. Bull to receive a bonus in each year of the agreement equal to 5% of the amount, if any, by which the Company's consolidated net income after taxes exceeds $6.0 million. In addition to his cash compensation, Mr. Bull receives additional benefits, including those generally provided to other employees of the Company. The agreement also provides, in the event of its expiration or termination, that: (i) Mr. Bull is to be subject to a two-year confidentiality period and limitation on the use of trade secrets, and (ii) Mr. Bull is subject to up to a one-year non-competition and non-solicitation arrangement with the Company for which he would receive $8,333.33 per month as consideration for such non-competition and non-solicitation arrangement.

     Summit also entered into an employment agreement with Russell L. Wall in November 1996, pursuant to which he is employed full-time as Summit's Vice President and Chief Financial Officer. The agreement, which expires on the third anniversary of the date thereof, provides for an annual base salary of $230,000 and the right for Mr. Wall to receive a bonus in each year of the agreement equal to 1.67% of the amount, if any, by which the Company's consolidated net income after taxes exceeds $8.25 million in calendar year 1997 and $12.16 million in each of calendar years 1998 and 1999. In addition to his cash compensation, Mr. Wall receives additional benefits, including those generally provided to other employees of the Company. The agreement also provides, in the event of its expiration or termination, that: (i) Mr. Wall is to be subject to a two-year confidentiality period and limitation on the use of trade secrets, as such term is defined therein, and (ii) Mr. Wall is subject to up to a one-year non-competition and non-solicitation arrangement with the Company. The agreement further provides for a payment of $8,333.33 per month as consideration for such non-competition and non-solicitation arrangement.

401(K) PLAN

     The Company has adopted the 401(k) Plan, which is intended to qualify under
Section 401(a) of the Tax Code, so that contributions thereto by employees or the Company and income earned on such contributions would not be taxable to employees until withdrawn from the 401(k) Plan. All employees of the Company who have attained the age of 21 and who have completed at least 90 days of service with the Company are eligible to participate in the 401(k) Plan. The 401(k) Plan provides that each participant may make elective contributions of up to 16% of his or her compensation, subject to statutory limits. The Company currently intends to make matching contributions to the 401(k) Plan on behalf of each eligible employee in an amount equal to approximately 75% of the employee's contributions, up to 6% of such employees compensation. In addition, in connection with the Conversion, the Company intends to make a contribution on behalf of all persons who are otherwise eligible for the 401(k) Plan on the Effective Date, of 100 shares of Common Stock (the "CONVERSION CONTRIBUTION"), subject to IRS limitations. All contributions by employees are fully vested and are not subject to forfeiture. A participant would vest in contributions made by the Company to the 401(k) Plan, including the Conversion Contribution, at the following rates: (i) for less than three "years of service" (as defined in the 401(k) Plan) with the Company, 0%; (ii) for three years of service with the Company, 33 1/3%; (iii) for four years of service with the Company, 66 2/3%; and
(iv) for five or more years of service with the Company, 100%. Contributions to the 401(k) Plan may be invested in various available investment alternatives at the discretion of the participant. Distributions may be made from a participant's account in the form of a lump sum upon termination of employment, retirement, disability, death or in the event of financial hardship, subject to certain limitations as set forth in the 401(k) Plan.

INCENTIVE PLAN

     The Board of Directors and shareholders of Summit have adopted the Incentive Plan. Under such Incentive Plan, certain directors, officers and other employees of Summit and its subsidiaries can be granted a variety of long-term incentives, including non-qualified stock options, incentive stock options, grants of restricted and unrestricted stock, performance share awards, stock appreciation rights, dividend equivalents and other stock-based awards. The purpose of the Incentive Plan is to promote the success, and enhance the value, of Summit and its subsidiaries by linking the personal interests of their directors, officers and key employees to those of Summit shareholders and by providing their directors, officers and key employees with an incentive for outstanding performance.

     The Incentive Plan will be administered by the Compensation Committee of Summit, consisting of three non-employee directors. Such Committee will determine, in its discretion, among other things, which directors, officers and employees will receive awards under the Incentive Plan, when the awards will be granted, the type of awards to be granted, the number of shares or cash involved in each award, the time or times when any options granted will become exercisable and, subject to certain conditions, the price and duration of such options. A total of 500,000 shares of Common Stock have been reserved for issuance under the Incentive Plan.

     The Board of Directors or the Compensation Committee has the right at any time to amend or discontinue the Incentive Plan without the consent of Summit's shareholders or optionees, provided that no such action may adversely affect awards previously granted without the recipient's consent.

     The Incentive Plan provides that in the event of a "change of control" (as defined in the Incentive Plan) of Summit, all awards granted under the Incentive Plan that are in the nature of rights that may be exercised shall automatically become fully exercisable. In addition, at any time prior to or after a change of control, the Compensation Committee may accelerate awards and waive conditions and restrictions on any other awards under the Incentive Plan to the extent it may determine appropriate.

     Stock Options. Options granted under the Incentive Plan may be either: (i) options intended to qualify as incentive stock options under Section 422 of the Tax Code, or (ii) non-qualified stock options. Incentive stock options may be granted under the Incentive Plan to employees of Summit and its subsidiaries. Non-qualified stock options may be granted to directors, officers or employees of Summit and its subsidiaries. Options may be made exercisable in specified installments.

     The exercise price of incentive stock options, as determined by the Compensation Committee, may not be less than the fair market value of the Common Stock on the date of grant and the term of any such option may not exceed ten years from the date of grant. With respect to any participant in the Incentive Plan who owns shares representing more than 10% of the voting power of the outstanding capital shares of Summit, the exercise price of any incentive stock option may not be less than 110% of the fair market value of such shares on the date of grant and the term of such option may not exceed five years from the date of grant. The exercise price of non-qualified stock options is determined by the Compensation Committee on the date of grant, and the term of such option may not exceed ten years from the date of grant.


     To date, Summit has not granted any awards under the Incentive Plan. In connection with the Conversion, Summit plans to grant stock options on the Effective Date to the following directors and executive officers of Summit to purchase the following number of shares of Common Stock at the same price as the shares offered hereby: William B. Bull -- 90,000; Russell L. Wall -- 45,000; Greg C. Branch -- 60,000; C.C. Dockery -- 60,000; John A. Gray -- 33,000; Robert
L. Noojin, Sr. -- 33,000; Thomas S. Petcoff -- 36,000; and Robert
Siegel -- 33,000. The options to be granted to Mr. Bull and Mr. Wall will be incentive stock options, and 50% of such options will vest 180 days after the Effective Date and the remaining 50% of such options will vest on the first anniversary of such initial vesting date, provided that such officer remains employed by Summit. The options to be granted to the other named persons will be non-qualified stock options and will vest 180 days after the Effective Date, provided that each such person remains a director of Summit.


     Performance Awards. The Compensation Committee may grant performance awards entitling the participant to receive Common Stock based upon the achievement of individual or Company performance goals and upon such other conditions as the Compensation Committee may determine.

     Restricted Stock. A specified number of shares of Common Stock may be awarded contingently subject to a substantial risk of forfeiture to Summit under such conditions, and during such periods of time, as the Compensation Committee may determine ("RESTRICTED STOCK"). A participant who has been awarded Restricted Stock may, if the award so provides, vote and receive dividends on such shares, but, generally, may not sell, assign, transfer, pledge or otherwise encumber the shares during the restricted period. An award of Restricted Stock may provide that if a participant's employment ceases prior to the end of the restricted period, all of the participant's Restricted Stock will be forfeited. Grants may be made without consideration or in consideration of a payment by the participant that is less than the fair market value of the shares on the grant date.

     Unrestricted Stock. The Compensation Committee may also grant shares (at no cost or for a purchase price determined by the Compensation Committee) which are free from any restrictions ("UNRESTRICTED

STOCK"). Unrestricted Stock may be issued in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation due to the recipient.

     Stock Appreciation Rights. Stock appreciation rights ("SARS") may be granted to employees which, upon the exercise thereof, entitle the employee to receive an amount equal to the excess of the market price of the Common Stock over the grant price of the SAR, as determined by the Compensation Committee. Such grant price may not be less than the fair market value of a share of Common Stock on the date of grant in the case of any SAR related to an incentive stock option.

     Dividend Equivalents. The Compensation Committee may grant to a participant who has received incentive stock options or SARs the right to receive payments equal to dividends with respect to all or a portion of the number of shares subject to such incentive stock options or SARs.

     As soon as practicable after the Effective Date, Summit intends to file with the Commission a registration statement on Form S-8 covering the Common Stock that may be issued upon exercise of options granted under the Incentive Plan as well as shares that may be granted under such plan and shares that may be granted pursuant to the Conversion Contribution, thus permitting the resale of such Common Stock by non-affiliates in the public market without restriction under the Securities Act.

                              CERTAIN TRANSACTIONS

     Aeromech, Inc. ("AEROMECH"), an entity in which Mr. Bull currently owns approximately 10% of the outstanding shares, has provided services to SCI in the form of airplane maintenance, hangar leasing and office space for the crew since October 1994. During the fiscal years ended March 31, 1995 and 1996, SCI paid Aeromech $62,000 and $420,000, respectively, for such services.

     SCI had an arrangement with BJ Limo Services, Inc. ("BJ"), a Company in which Mr. Bull owns 50% of the outstanding stock, pursuant to which BJ provided the employees of the Company limousine services and, on occasion, the use of a private airplane and charter boat. This agreement was terminated by the Company in February 1996. During the fiscal years ended March 31, 1994, 1995 and 1996, the Company paid approximately $38,000, $17,000 and $9,000, respectively, for such services.


     Mr. Bull is on the Board of Directors of the Florida Retail Federation (the "ASSOCIATION"), which is the sponsoring trade association for FRF, one of the Funds administered by SCI. Pursuant to a written arrangement between SCI and the Association, the Association, as the fund sponsor, is entitled to a fee equal to 1% of such Fund's premiums earned in each year, and SCI is obligated to pay such fee out of the administrative fee it receives from FRF. During the fiscal years ended March 31, 1994, 1995 and 1996, the Company paid approximately $1.0 million, $1.0 million and $0.9 million to the Association for such fees. During the years ended March 31, 1994, 1995 and 1996, FRF paid SCI fees for administrative services of approximately $32.7 million, $30.5 million and $27.7 million, respectively.


     Any future transactions between the Company and any director, officer or principal shareholder of the Company, or any affiliate of such a person, will be on terms no less favorable to the Company than can be obtained from unaffiliated third parties.


     William B. Bull, President, Chief Executive Officer and a director of the Company, may be relieved of certain personal indemnification obligations if the Conversion becomes effective. In connection with the Acquisition, the Florida DOI issued the January Consent Order requiring that Mr. Bull, who was at that time President and Chief Executive Officer and a shareholder of SHC, personally indemnify ESIF up to a maximum of $5.0 million for loss, injury or damage to ESIF that may result from the parties' execution of the merger agreement pursuant to which ESIF acquired SHC, or that may result from SHC's execution of a certain credit agreement with the Bank. According to the January Consent Order, Mr. Bull's indemnification obligations will decrease by $1.0 million for every $4.0 million increase in the statutory net worth of SHC, once SHC's statutory net worth reaches zero or greater, and such obligations will expire fully on the earlier of January 11, 2001 or the date upon which the loans from the Bank are paid in full. Pursuant to the Order issued by the Florida DOI, if the Conversion is not consummated for any reason, all provisions of the January Con-sent Order shall be enforceable by the parties thereto. See "RISK
FACTORS -- Benefits of Conversion to an Officer and Director" and "THE OFFERINGS -- Subscription Offering -- Interests of Certain Persons."


                             PRINCIPAL SHAREHOLDERS


     The following table sets forth certain information regarding the anticipated beneficial ownership of Common Stock and the Series A Preferred Stock as of the Effective Date by: (i) each of Summit's directors; (ii) each executive officer of Summit; and (iii) all of Summit's executive officers and directors as a group. The Company does not believe that any person will beneficially own more than 4.99% of the shares of Common Stock or Series A Preferred Stock as of the Effective Date. The number of shares of Series A Preferred Stock anticipated to be beneficially owned by each person listed below includes the number of shares offered in the Subscription Offering to any Eligible Policyholder with which such person is affiliated. Except as noted below, each person listed in the table will have sole investment and voting power with respect to the shares held by such person.



                                                                                           SERIES A
                                                              COMMON STOCK             PREFERRED STOCK
                                                        ------------------------   ------------------------
                                                           SHARES                     SHARES
                                                        BENEFICIALLY     PERCENT   BENEFICIALLY     PERCENT
                         NAME                              OWNED          OWNED       OWNED          OWNED
------------------------------------------------------  ------------     -------   ------------     -------
William B. Bull.......................................     100,000          2.0%          0
Russell L. Wall.......................................      22,727            *           0
Greg C. Branch........................................      47,023(1)         *         287             *
C. C. Dockery.........................................      45,455            *          35             *
John A. Gray..........................................       4,545            *           0
Robert L. Noojin, Sr..................................       4,545            *           0
Thomas S. Petcoff.....................................       9,091            *           9             *
Robert Siegel.........................................       4,545            *         169             *
All directors and executive officers as a group (8
  persons)............................................     237,931(1)       4.8%        500             *


---------------


* Less than one percent.


(1) Includes 1,568 shares to be held by trusts for which Mr. Branch is the trustee.

                          DESCRIPTION OF CAPITAL STOCK

     The following is a summary description of Summit's capital stock. This summary does not purport to be complete and is subject to and qualified in its entirety by the provisions of Summit's Articles of Incorporation (the "SUMMIT ARTICLES") and Bylaws (the "SUMMIT BYLAWS"), copies of which are included as exhibits to the Registration Statement of which this Proxy Statement/Prospectus is a part, and by the provisions of applicable law.

PREFERRED STOCK

     Summit is authorized to issue an aggregate of 5,000,000 shares of preferred stock, par value $10 per share. The preferred stock may be issued in one or more series, from time to time, with such designations, rights, preferences and limitations, including but not limited to dividend rates and conversion features, as the Board of Directors may determine. Accordingly, preferred stock may be issued having dividend and liquidation preferences over the Common Stock without the consent of the holders of Common Stock. In addition, the ability of the Board to issue preferred stock could also be used by Summit as a means of resisting a change of control of Summit and, therefore, could be considered an "anti-takeover" device.


     Series A Preferred Stock. In connection with the Conversion, Summit will issue 1,639,836 shares of Series A Preferred Stock. Holders of the Series A Preferred Stock have no voting rights, except as are required by the Florida Act, or on a matter which would adversely affect the preferences, rights or powers of the holders of Series A Preferred Stock.



     Holders of Series A Preferred Stock have no preemptive or preferential right to purchase or subscribe for any unissued or additional authorized stock or any securities of Summit and have no rights to convert their Series A Preferred Stock into Common Stock or any other securities.



     The rights, preferences, limitations and restrictions of the Series A Preferred Stock are set forth in the Certificate of Designation, Preferences and Rights of Series A Preferred Stock of Summit, a copy of which is filed as an exhibit to the Registration Statement of which this Proxy Statement/Prospectus forms a part (the "SERIES A DESIGNATION") and which should be read in its entirety. In summary:



          (i) The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution and winding up of Summit, rank prior to all classes or series of equity securities of Summit, including the Common Stock.



          (ii) The holders of Series A Preferred Stock shall be entitled to receive, out of funds legally available for the payment of dividends, cash dividends at the rate of 4% per annum. Such dividends shall cumulate whether or not declared by the Board of Directors, but shall be payable only as and when declared by the Board; provided, however, that all cumulated but unpaid dividends shall be paid upon any redemption of the Series A Preferred Stock or any Liquidation (as defined in the Series A Designation).



          (iii) In the event of any Liquidation of Summit, after payment or provision for payment of the debts and other liabilities of Summit, and before any payment or distribution of Summit's assets shall be made or set apart for the holders of any securities ranking junior to the Series A Preferred Stock, the holders of the Series A Preferred Stock shall be entitled to receive $10 per share of Series A Preferred Stock plus an amount equal to all cumulated but unpaid dividends thereon.



          (iv) The Series A Preferred Stock shall be redeemable by Summit at any time and from time to time, in whole or in part.

          (v) The redemption price shall be $10 per share, together with an amount equal to all cumulated but unpaid dividends thereon to the date of redemption.



          (vi) In the event that Summit enters into any Business Combination (as defined in the Series A Designation), Summit or some other person shall make an offer to purchase the then outstanding Series A Preferred Stock for $10 per share plus an amount equal to all cumulated but unpaid dividends.


COMMON STOCK

     Summit is authorized to issue up to 20,000,000 shares of Common Stock, par value $.01 per share. As of the date of this Proxy Statement/Prospectus, Summit had seven shareholders of record and seven shares of Common Stock outstanding.

     Holders of Common Stock are entitled to one vote for each share held of record at all shareholder meetings for any purpose, including the election of directors. There is no cumulative voting for election of directors. The Summit Bylaws require that a majority of the issued and outstanding shares of Summit be represented to constitute a quorum and transact business at a shareholders' meeting.

     Holders of Common Stock have no preemptive or preferential right to purchase or subscribe for any unissued or additional authorized stock or any securities of Summit and have no rights to convert their Common Stock into any other securities.


     Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, if any, holders of Common Stock are entitled to ratably receive dividends when, as, and if declared by the Board of Directors out of funds legally available therefor and, upon the liquidation, dissolution or winding up of Summit, are entitled to share ratably in all assets remaining after payment of liabilities and payment of cumulated dividends and liquidation preferences on the preferred stock, if any.


OTHER CHARACTERISTICS OF CAPITAL STOCK

     See "DIVIDEND POLICY" with respect to restrictions on the payment of cash dividends and "THE OFFERINGS -- Subscription Offering -- Limitations on Common Stock Purchases" with respect to restrictions on the purchase of securities by any person.

ANTI-TAKEOVER PROVISIONS

     Regulatory Restrictions. Section 628.461 of the Florida Insurance Code prohibits any person, individually or in conjunction with any affiliated person of such person, from acquiring, directly or indirectly, 5% or more of the outstanding voting securities of a Florida-domiciled insurance company or any controlling company thereof without prior approval of the Florida DOI. However, a person acquiring less than 10% of such outstanding voting securities may file with the Florida DOI a disclaimer of affiliation and control and, unless such disclaimer is disallowed by the Florida DOI, such person will not be required to seek prior approval of the Florida DOI for the acquisition.

     Restrictions in Summit's Articles of Incorporation and Bylaws. A number of provisions of the Summit Articles and Summit Bylaws concern matters of corporate governance and certain rights of shareholders. The following discussion is a general summary of certain provisions of the Summit Articles and Summit Bylaws relating to stock ownership and transfers, the Board of Directors and business combinations, which might be deemed to have a potential "anti-takeover" effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by the Board of Directors but which individual shareholders of Summit may deem to be in their best interests or in which shareholders may receive a substantial premium for their shares over then current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the current Board of Directors and management more difficult. The following description is necessarily general and reference should be made in each case to such Summit Articles and Summit Bylaws, which are filed as exhibits to the Registration Statement of which this Proxy Statement/Prospectus forms a part.

     Board of Directors. The Board of Directors of Summit is divided into three classes, each of which contains approximately one-third of the whole number of the members of the Board. Each class serves a staggered term, with approximately one-third of the total number of directors being elected each year. The Summit Articles and Summit Bylaws prohibit cumulative voting for the election of directors.

     A classified board of directors could make it more difficult for shareholders, including those holding a majority of the outstanding shares, to force an immediate change in the composition of a majority of the board of directors. Because the terms of only one-third of the incumbent directors expire each year, it requires at least two annual elections for the shareholders to change a majority of the board of directors, whereas a majority of a non-classified board may be changed in one year. In the absence of the provisions of the Summit Articles and Summit Bylaws classifying the Board, all of the directors would be elected each year.


        Authorized Shares. The Summit Articles authorize the issuance of 20,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. The shares of Common Stock and preferred stock were authorized to provide Summit's Board of Directors with as much flexibility as possible in using such shares for financings, acquisitions, stock dividends, stock splits, employee stock options and other similar purposes. However, these additional authorized shares may also be used by the Board of Directors to deter future attempts to gain control of Summit. The Board of Directors has sole authority to determine the terms of any one or more series of the preferred stock, including voting rights, conversion rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the Board has the power to issue a series of preferred stock to persons friendly to management in order to attempt to block a post-tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position. There are currently no plans for the issuance of preferred stock other than the Series A Preferred Stock being offered hereby. See "DESCRIPTION OF CAPITAL
STOCK -- Preferred Stock."


  Anti-Takeover Effects of Incentive Plan. The Incentive Plan provides that in the event of a "change of control" (as defined in the Incentive Plan) of Summit, all awards granted under the Incentive Plan that are in the nature of rights that may be exercised shall automatically become fully exercisable. In addition, at any time prior to or after a change of control, the Compensation Committee may accelerate awards and waive conditions and restrictions on any other awards under the Incentive Plan to the extent it may determine appropriate.

     Florida Corporate Law. Summit will be subject to several anti-takeover provisions under the Florida Act that apply to a public corporation under Florida law unless the corporation has elected to opt out of such provisions in its articles of incorporation or bylaws. Such provisions also serve to limit certain related party transactions otherwise permissible under the Florida Act. Summit has not elected to opt out of such provisions.

     The Florida Act contains a provision that generally provides that shares acquired in a "control share acquisition" will not possess any voting rights unless voting rights are approved by a majority vote of a corporation's disinterested shareholders. A "control share acquisition" is an acquisition that immediately thereafter entitles the acquiring party to vote in the election of directors within any of the following ranges of voting power: (i) one-fifth or more but less than one-third of all voting power; (ii) one-third or more but less than a majority of all voting power; and (iii) a majority or more of all voting power. Approval of voting rights for control shares requires: (i) approval by each class or series entitled to vote separately, by majority of all votes entitled to be cast by the class or series being entitled to vote as a separate class and (ii) approval by each class or series entitled to vote separately, by a majority of all votes entitled to be cast by that group excluding all "control shares."

     The Florida Act also contains an "affiliated transactions" provision that generally requires two-thirds approval of holders of disinterested shares of a Florida corporation in order to engage in a broad range of transactions with an "interested shareholder." An "interested shareholder" is defined as a person who together with affiliates and associates beneficially owns more than 10% of the outstanding voting shares of the corporation. Transactions that require the approval of two-thirds of the voting shares beneficially owned by disinterested shareholders include: (i) mergers or consolidations with the interested shareholder; (ii) the sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with the interested shareholders of 5% or more of either the corporation's total assets or total outstanding shares, or representing 5% or more of the earning power or net income of the corporation; (iii) issuance or transfers of shares to the interested shareholder having a market value of 5% or more of the total market value of the corporation's outstanding shares (except pursuant to the exercise of stock warrants or rights, or a dividend or distribution made pro-rata to all shareholders); (iv) a liquidation or dissolution of the corporation proposed by or pursuant to a written or unwritten agreement or understanding with the interested shareholder; (v) a reclassification of securities or the corporate reorganization with the interested shareholder that has the effect of increasing the percentage voting ownership of the interested shareholder by more than 5%; and (vi) any receipt by the interested shareholder of a benefit, directly or indirectly, of any loans, advances, guarantees, pledges, other financial assistance, or tax credits or advantages provided by or through the corporation.

TRANSFER AGENT


     The Transfer Agent and registrar for Summit's Series A Preferred Stock and Common Stock is ChaseMellon Shareholder Services, L.L.C., New York, New York.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is based upon the Tax Code, the applicable Treasury Regulations thereunder, judicial authority, and current administrative rulings and practice as of the date hereof. The following discussion does not purport to consider all aspects of U.S. federal income taxation that may be relevant to particular Eligible Policyholders, some of whom may be subject to special rules not discussed here (e.g., tax-exempt entities). The following discussion is limited to those persons who are citizens or residents of the U.S., corporations or partnerships organized in or under the laws of the U.S., and an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source. In addition, neither the opinion described below nor the following discussion considers the effect of any applicable foreign, state, local or other tax laws.

     ESIF has received an opinion of its tax counsel, Alston & Bird, a copy of which is attached hereto as Exhibit F, that the following summary of the principal U.S. federal income tax consequences to Eligible Policyholders of their receipt of consideration pursuant to the Plan of Conversion accurately describes in all material respects the applicable U.S. federal income tax consequences on the date such information was mailed (the "TAX OPINION"). The Tax Opinion is based on current law, certain assumptions set forth therein, certain representations from ESIF and certain other information, data, documentation and materials. Neither this summary nor the Tax Opinion is binding on the IRS and no ruling from the IRS has been sought or will be sought with respect to such tax consequences.

     THE FOLLOWING DISCUSSION IS A SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN OF CONVERSION WITHOUT REFERENCE TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF ANY PARTICULAR ELIGIBLE POLICYHOLDER. EACH ELIGIBLE POLICYHOLDER SHOULD CONSULT ITS TAX ADVISOR TO DETERMINE THE PRECISE U.S. FEDERAL, STATE, LOCAL AND ANY APPLICABLE FOREIGN TAX CONSEQUENCES OF THE PLAN OF CONVERSION IN ITS PARTICULAR CIRCUMSTANCES, INCLUDING THE EFFECTS OF ANY CHANGES IN TAX LAWS OR TREASURY REGULATIONS AFTER THE DATE OF THIS PROXY STATEMENT/PROSPECTUS.

GENERAL DISCUSSION


     For U.S. federal income tax purposes, it is intended that the receipt of Series A Preferred Stock by Eligible Policyholders in connection with the Conversion will be treated as a non-taxable exchange. This treatment is consistent with the position that the IRS has taken with respect to exchanges of policyholder interests in similar conversion transactions in published and private letter rulings, and is the position which

ESIF believes the IRS would take with respect to this transaction. The details of such tax treatment are outlined below.


     Conversion and Offerings. ESIF has received an opinion from Alston & Bird, special tax counsel, that the various steps constituting the Conversion of ESIF into Bridgefield will be treated for federal income tax purposes as one or more tax-free reorganizations under Section 368 of the Tax Code. In addition, Alston & Bird has opined that the exchange by Eligible Policyholders of their Membership Interests in ESIF in return for the Series A Preferred Stock and the exchange by Eligible Policyholders, the Management Group and the purchasers in the Offerings of cash for Common Stock will be treated as a tax-free exchange under Section 351 of the Tax Code. As a result, Eligible Policyholders will not be taxed on the receipt of the Series A Preferred Stock. In addition, the receipt of subscription rights to purchase Common Stock by the Eligible Policyholders also should be treated as tax free, so long as the terms of the purchase in the Subscription Offering and the Public Offering are the same and the purchase price in both Offerings represents the fair market value of the Common Stock of the Company, as is anticipated.



     Series A Series A Preferred Stock. Although the receipt of the Series A Preferred Stock should be tax free, such stock could be treated as "Section 306 Stock" under applicable provisions of the Tax Code. The sale of "Section 306 stock" could generate ordinary income that does not entitle a holder to a dividends received deduction. A redemption by the Company of Section 306 stock could be treated as a dividend. In addition, whether or not the Series A Preferred Stock is treated as Section 306 Stock, a redemption of the Series A Preferred Stock could be treated as a dividend when an Eligible Policyholder disposes of his Series A Preferred Stock. The answers to these issues in part will depend upon whether the Eligible Policyholder holds Common Stock and whether the sale or redemption is of all of such holder's shares or only a portion of them. Eligible Policyholders should consult their tax advisors when considering a sale or redemption of Series A Preferred Stock to determine whether such sale or redemption results in capital gain or ordinary income and, if ordinary, whether or not a dividends received deduction is available.



     Under current law, whether or not the dividends on the Series A Preferred Stock are declared and paid as they accrue, shareholders will only recognize income when, depending on their method of accounting, the dividends are declared or are paid. The IRS, however, has the authority to draft regulations, potentially with retroactive effect, that would require holders to include dividend income on the Series A Preferred Stock as such dividend income economically accrues, regardless of when dividends are actually declared or paid. If the Company defers payment of dividends on the Series A Preferred Stock beyond the time they economically accrue and if such regulations are drafted and become effective, it is possible that at some future time holders of the Series A Preferred Stock would be required to include dividend income on the Series A Preferred Stock prior to the declaration or payment of such dividends. Eligible Policyholders should consult their tax advisors to assess the impact of such possible future change in the law.


TAXPAYER IDENTIFICATION NUMBER


     It is important that each Eligible Policyholder complete, sign and return the Taxpayer Identification Card enclosed in your package. (For most individuals, your taxpayer identification number is your social security number.) IF AN ELIGIBLE POLICYHOLDER FAILS TO COMPLETE, SIGN AND RETURN THE TAXPAYER IDENTIFICATION CARD TO THE TRANSFER AGENT, SUCH ELIGIBLE POLICYHOLDER MAY BE SUBJECT TO A $50 IRS PENALTY AND ESIF OR SUMMIT MAY BE REQUIRED TO WITHHOLD FOR U.S. FEDERAL INCOME TAXES 31% OF ANY CASH PAYMENT, INCLUDING ANY FUTURE DIVIDENDS ON COMMON STOCK, THAT SUCH ELIGIBLE POLICYHOLDER WOULD OTHERWISE RECEIVE. This 31% withholding is not an additional tax and any amount withheld may be claimed on such holder's U.S. federal income tax return as credit against U.S. federal income tax liability for the year. The $50 IRS penalty may not be claimed as a credit against U.S. federal income tax liability. Detailed instructions for completing the Taxpayer Identification Card are included in this Proxy Statement/Prospectus. The Taxpayer Identification Card must be received by the Transfer Agent no later than 4:00 p.m. Eastern Time
on February   , 1997.

ORDINARY INCOME AND CAPITAL GAINS TAX RATE DIFFERENTIAL

     The top marginal U.S. federal income tax rate applicable to ordinary income (including dividend income) is 39.6% for individuals and 35% for corporations. The U.S. federal rate applicable to "net capital gains" (i.e., net gains from the sale of capital assets held for more than one year reduced by any net loss from the sale of capital assets held for one year or less) for individuals is 28%. Capital losses generally cannot be applied to offset ordinary income.

                        SHARES ELIGIBLE FOR FUTURE SALE


     Upon completion of the Conversion, Summit will have outstanding 5,000,000 shares of Common Stock and 1,639,836 shares of Series A Preferred Stock, all of which shares will have been registered under the Securities Act and will be freely tradable without restriction or further registration under the Securities Act, except that those shares held by "affiliates" (as defined in Rule 144 promulgated under the Securities Act) of Summit will not be freely tradable even though they will have been registered under the Securities Act. Based on information provided to Summit by its affiliates, Summit believes that approximately 238,000 shares of Common Stock, equal to 4.8% of the Post-Offering Outstanding Shares, and 500 shares of Series A Preferred Stock, equal to less than 0.1% of the Preferred Stock to be outstanding after the Effective Date, will be beneficially owned by affiliates of Summit. Shares beneficially owned by affiliates of Summit may not be sold except in compliance with the registration requirements of the Securities Act or pursuant to an exemption from registration, such as, in the case of the Common Stock, the exemption provided by Rule 144 under the Securities Act. Additionally, all shares of Common Stock held by affiliates of Summit are subject to a lock-up agreement with the Representatives that prohibits their resale prior to 180 days after the Effective Date without the prior consent of Raymond James & Associates, Inc.



     In general, under Rule 144, as currently in effect, any person (or persons whose shares are aggregated) who owns shares of Common Stock which have not been registered under the Securities Act and as to which a minimum of two years has elapsed since the later of the date of acquisition from and full payment to Summit or an affiliate of Summit, and any affiliate of Summit who owns Common Stock, will be entitled to sell, within any three-month period, beginning 90 days after the date of this Proxy Statement/Prospectus (but subject to the 180 day lock-up described above) a number of shares of Common Stock that does not exceed the greater of: (i) 1% of the then outstanding shares of Common Stock (50,000 shares of Common Stock upon the completion of the Conversion) or (ii) the average weekly trading volume in the Common Stock in the public market during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales of Common Stock pursuant to Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about Summit. Additionally, under Rule 144, any person who holds shares of Common Stock which have not been registered under the Securities Act as to which a minimum of three years has elapsed since the later of the date of acquisition from and full payment to Summit or an affiliate of Summit and who is not, and for a period of three months prior to the sale of such shares has not been, an affiliate of Summit is free to sell such shares without regard to the volume, manner of sale, notice and other provisions of Rule 144.



     Because there is expected to be no public trading market for the Series A Preferred Stock, shares of Series A Preferred Stock held by affiliates of Summit are not eligible for sale pursuant to Rule 144. Affiliates who sell shares of Series A Preferred Stock may do so only in compliance with the registration requirements of the Securities Act or in private transactions or otherwise pursuant to an exemption from registration.



     In addition, 500,000 shares of Common Stock are reserved for issuance under Summit's Incentive Plan and 45,000 shares of Common Stock are reserved for issuance in connection with the 401(k) Plan. Summit intends to file a registration statement on Form S-8 under the Securities Act to register the shares of Common Stock reserved for issuance under the Incentive Plan and the 401(k) Plan within 30 days after the Effective Date. Shares of Common Stock issued under the Incentive Plan and the 401(k) Plan to non-affiliates of Summit after the effective date of such registration statement will be freely tradable in the public market. Shares issued under the Incentive Plan and the 401(k) Plan to affiliates of Summit after the effective date of such registration statement will be eligible for sale pursuant to Rule 144.

     Prior to the Conversion, there has been no public trading market for Summit's securities. Summit cannot predict the effect, if any, that sales of Common Stock or Series A Preferred Stock following the Conversion, pursuant to a registration statement, Rule 144, or otherwise, or the availability of such shares for sale, will have on the market price prevailing from time to time. Sales, or the availability for sale, of a substantial amount of Common Stock or Series A Preferred Stock could adversely affect prevailing market prices for such stock.


                                 LEGAL MATTERS

     Certain legal matters with respect to the shares of the Common Stock offered hereby will be passed upon for the Company by Alston & Bird, Atlanta, Georgia, and McConnaughhay, Roland, Maida & Cherr, P.A., Tallahassee, Florida, and for the Underwriters by Holland & Knight, Tampa, Florida.

                                    EXPERTS

     The consolidated financial statements of ESIF and subsidiaries as of March 31, 1996 and for the year then ended and as of September 30, 1996 and for the six months then ended and the consolidated financial statements of SHC and subsidiaries for the years ended December 31, 1993, 1994, and 1995 appearing in this Proxy Statement/Prospectus and Registration Statement have been audited by Ernst & Young, LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein and in the Registration Statement and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of ESIF and subsidiaries as of March 31, 1994 and 1995 and for the years then ended appearing in this Proxy Statement/Prospectus and Registration Statement have been audited by Brinton & Mendez, certified public accountants, as set forth in their reports therein appearing elsewhere herein and in the Registration Statement and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                             CHANGE IN ACCOUNTANTS

     In June 1996, ESIF changed principal accountants from Brinton & Mendez to Ernst & Young, LLP to audit its financial statements. Prior thereto, Brinton & Mendez had served as ESIF's principal accountants. Prior to the Acquisition, Ernst & Young, LLP had served as SHC's principal accountants. The decision by ESIF to change principal accountants was made with the approval of the Board of Trustees as a result of the decision to pursue the Conversion.


     The Company believes, and has been advised by Brinton & Mendez that it concurs in such belief, that, during the fiscal years ended March 31, 1994 and 1995 and subsequent thereto, the Company and Brinton & Mendez did not have any disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Brinton & Mendez, would have caused it to make reference in connection with its report on the Company's financial statements to the subject matter of the disagreement.



     No report of Brinton & Mendez on the Company's financial statements for either of the fiscal years ended March 31, 1994 and 1995 contained an adverse opinion, a disclaimer of opinion, or qualification or modification as to uncertainty, audit scope or accounting principles. During such fiscal periods, there were no "reportable events" within the meaning of Item 304(a)(1) of Regulation S-K promulgated under the Securities Act.


                             ADDITIONAL INFORMATION

     Summit has filed with the Commission, 450 Fifth Street, N.W. , Washington, D.C. 20549, a Registration Statement on Form S-1 (the "REGISTRATION STATEMENT") under the Securities Act. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, as permitted by the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and to the exhibits filed therewith. Statements contained in this Proxy Statement/Prospectus as to the contents of any contract or other document which has been filed as an exhibit to the Registration Statement are qualified in their entirety by reference to such exhibits for a complete statement of their terms and conditions. The Registration Statement and the exhibits thereto may be inspected without charge at the offices of the Commission, and copies of all or any part thereof may be obtained from the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549 or at certain of the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, upon payment of the fees prescribed by the Commission. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy and information statements and other information may be found on the Commission's site address, http://www.sec.gov.

     Summit is not currently subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). As a result of the Conversion, Summit will become subject to the information reporting requirements of the Exchange Act. Summit intends to furnish its shareholders with annual reports, which will include consolidated financial statements audited by its independent certified public accountants, and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

                         INDEX TO FINANCIAL STATEMENTS


                                                                                        PAGE
                                                                                        ----
EMPLOYERS SELF INSURERS FUND AND SUBSIDIARIES
  Reports of Independent Auditors.....................................................   F-2
  Consolidated Balance Sheets as of March 31, 1995 and 1996...........................   F-4
  Consolidated Statements of Income for the years ended March 31, 1994, 1995 and
     1996.............................................................................   F-5
  Consolidated Statements of Changes in Equity for the years ended March 31, 1994,
     1995 and 1996....................................................................   F-6
  Consolidated Statements of Cash Flows for the years ended March 31, 1994, 1995 and
     1996.............................................................................   F-7
  Notes to Consolidated Financial Statements..........................................   F-8
  Report of Independent Auditors......................................................  F-28
  Consolidated Balance Sheets as of September 30, 1995 (unaudited) and 1996...........  F-29
  Consolidated Statements of Income for the six months ended September 30, 1995
     (unaudited) and 1996.............................................................  F-30
  Consolidated Statements of Changes in Equity for the six months ended September 30,
     1995 and 1996....................................................................  F-31
  Consolidated Statements of Cash Flows for the six months ended September 30, 1995
     (unaudited) and 1996.............................................................  F-32
  Note to Consolidated Financial Statements...........................................  F-33

SUMMIT HOLDING CORPORATION AND SUBSIDIARIES
  Report of Independent Auditors......................................................  F-53
  Consolidated Statements of Income for the years ended December 31, 1993, 1994 and
     1995.............................................................................  F-54
  Consolidated Statements of Stockholders' Equity for the years ended December 31,
     1993, 1994 and 1995..............................................................  F-55
  Consolidated Statements of Cash Flows for the years ended December 31, 1993, 1994 and 1995.........................................................................  F-56
  Notes to Consolidated Financial Statements..........................................  F-57

FINANCIAL STATEMENT SCHEDULES
  EMPLOYERS SELF INSURERS FUND AND SUBSIDIARIES
  Reports of Independent Auditors on Financial Statement Schedules....................  F-62
  Schedule I -- Summary of Investments as of March 31, 1996 and September 30, 1996....  F-64
  Schedule IV -- Reinsurance for the years ended March 31, 1994, 1995 and 1996 and for the six months ended September 30, 1995 and 1996.................................  F-65
  Schedule VI -- Supplemental Information Concerning Insurance Operations for the
     years ended March 31, 1994, 1995 and 1996 and for the six months ended September
     30, 1995 and 1996................................................................  F-66


     Schedule II -- Condensed Financial Statements of the Registrant is omitted due to minimal capitalization and a lack of operations to date of Summit Holding Southeast, Inc.

     All other schedules are omitted because of the absence of conditions under which they are required or because the required information is included elsewhere herein.

                         REPORT OF INDEPENDENT AUDITORS

Board of Trustees
Employers Self Insurers Fund

     We have audited the accompanying consolidated balance sheet of Employers Self Insurers Fund (the "Company") and its subsidiaries as of March 31, 1996, and the related consolidated statements of income, changes in equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company and its subsidiaries at March 31, 1996, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Jacksonville, Florida
July 31, 1996

                          INDEPENDENT AUDITORS' REPORT

Board of Trustees
Employers Self Insurers Fund
Lakeland, Florida

     We have audited the accompanying consolidated balance sheets of Employers Self Insurers Fund and its subsidiaries as of March 31, 1995, and the related consolidated statements of income, equity, and cash flows for each of the two years in the period ended March 31, 1995. These financial statements are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Employers Self Insurers Fund and its subsidiaries as of March 31, 1995 and the consolidated results of their operations and their cash flows for each of the two years in the period ended March 31, 1995, in conformity with generally accepted accounting principles.

     As discussed in Note 1 to the consolidated financial statements, the Fund's financial statements have been prepared in conformity with generally accepted accounting principles applicable to stock property and casualty insurance companies.

/s/  Brinton & Mendez

                                          BRINTON & MENDEZ
                                          Certified Public Accountants

Lakeland, Florida
July 26, 1996

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS


                                                                              MARCH 31,
                                                                       -----------------------
                                                                         1995           1996
                                                                       --------       --------
                                        (IN THOUSANDS)
                                            ASSETS
Invested assets:
  Fixed maturities, available-for-sale...............................  $204,097       $178,818
  Preferred stock....................................................     1,914          3,156
  Common stock.......................................................     8,978         11,095
  Short-term investments.............................................     6,983         19,770
                                                                       --------       --------
          Total invested assets......................................   221,972        212,839
Cash and cash equivalents............................................     2,984         10,678
Premiums receivable (net of $2,100 and $1,500 allowance for doubtful
  accounts, respectively)............................................    50,391         38,093
Accounts receivable..................................................        --          3,157
Reinsurance recoverable, including $10,800 and $9,400 at March 31,
  1995 and 1996, respectively, from related party reinsurers.........   110,141        111,519
Recoverable from Florida Special Disability Trust Fund...............    15,879         20,060
Accrued investment income............................................     3,409          2,936
Income taxes recoverable.............................................        --          9,690
Equipment and software...............................................        --          2,529
Capitalized computer software costs..................................        --          6,038
Value assigned to future administration of insurance contracts.......        --          6,470
Unamortized debt acquisition cost....................................        --            709
Excess of cost over net assets of business acquired..................        --         49,198
Deferred income taxes................................................    19,100         16,355
Other assets.........................................................     1,330          1,907
Net assets of discontinued operations................................        --            612
                                                                       --------       --------
          Total assets...............................................  $425,206       $492,790
                                                                       ========       ========

                                    LIABILITIES AND EQUITY
Liabilities:
  Loss and loss adjustment expenses..................................  $367,391       $387,632
  Debt...............................................................        --         44,000
  Unallocated policyholder remittances...............................    18,234         14,635
  Accounts payable and accrued expenses..............................    12,690         14,492
  Taxes, licenses and fees...........................................     1,861          1,493
  Deferred revenue...................................................        87          7,384
  Federal income taxes payable.......................................     4,878             --
                                                                       --------       --------
          Total liabilities..........................................   405,141        469,636
Equity:
  Retained earnings..................................................    21,474         21,659
  Unrealized appreciation (depreciation) on available-for-sale
     securities......................................................    (1,409)         1,495
                                                                       --------       --------
          Total equity...............................................    20,065         23,154
                                                                       --------       --------
          Total liabilities and equity...............................  $425,206       $492,790
                                                                       ========       ========


                            See accompanying notes.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                      YEAR ENDED MARCH 31,
                                                                 ------------------------------
                                                                   1994       1995       1996
                                                                 --------   --------   --------
                                        (IN THOUSANDS)
Revenue:
  Premiums earned..............................................  $148,441   $128,489   $114,893
  Net investment income........................................    10,510     12,205     13,210
  Net realized investment gains................................        --         --      4,354
  Administrative fees..........................................        --         --      7,665
  Other income.................................................        --        121        206
                                                                 --------   --------   --------
          Total revenue........................................   158,951    140,815    140,328
Losses and expenses:
  Losses and loss adjustment expenses..........................   108,411     69,116     94,844
  Other underwriting, general and administrative expenses......    37,121     41,546     43,657
  Amortization and depreciation................................        --         --      1,103
  Interest expense.............................................        --         --        847
                                                                 --------   --------   --------
          Total losses and expenses............................   145,532    110,662    140,451
                                                                 --------   --------   --------
Income (loss) from continuing operations before income taxes...    13,419     30,153       (123)
Income tax expense (benefit)...................................     4,534     10,990       (505)
                                                                 --------   --------   --------
Income from continuing operations..............................     8,885     19,163        382
                                                                 --------   --------   --------
Discontinued operations:
  Loss from discontinued operations (net of income tax benefit
     of $121)..................................................        --         --       (197)
                                                                 --------   --------   --------
Loss from discontinued operations..............................        --         --       (197)
                                                                 --------   --------   --------
          Net income...........................................  $  8,885   $ 19,163   $    185
                                                                 ========   ========   ========

                            See accompanying notes.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

                  CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
                   YEARS ENDED MARCH 31, 1994, 1995 AND 1996

                                                                             UNREALIZED
                                                                            APPRECIATION
                                                                         (DEPRECIATION) OF
                                                             RETAINED    AVAILABLE-FOR-SALE
                                                             EARNINGS   SECURITY INVESTMENTS    TOTAL
                                                             --------   --------------------   -------
                                            (IN THOUSANDS)
Balance at March 31, 1993..................................  $ (6,574)        $     88         $(6,486)
Net income.................................................     8,885               --           8,885
Change in net unrealized investment gains..................        --             (126)           (126)
                                                              -------          -------         -------
Balance at March 31, 1994..................................     2,311              (38)          2,273
Net income.................................................    19,163               --          19,163
Change in net unrealized investment gains..................        --           (1,371)         (1,371)
                                                              -------          -------         -------
Balance at March 31, 1995..................................    21,474           (1,409)         20,065
Net income.................................................       185               --             185
Change in net unrealized investment gains..................        --            2,904           2,904
                                                              -------          -------         -------
Balance at March 31, 1996..................................  $ 21,659         $  1,495         $23,154
                                                              =======          =======         =======

                            See accompanying notes.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                      YEAR ENDED MARCH 31,
                                                                 ------------------------------
                                                                   1994       1995       1996
                                                                 --------   --------   --------
                                        (IN THOUSANDS)
OPERATING ACTIVITIES:
  Net income...................................................  $  8,885   $ 19,163        185
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Amortization and depreciation................................       485        372      1,103
  Net realized gains...........................................       (14)        --     (4,354)
  Bad debt allowance...........................................      (146)      (216)      (600)
  (Increase) decrease in premiums receivable...................    (6,964)     8,880     12,898
  (Increase) decrease in accounts receivable...................        (4)        14     (3,157)
  Increase in reinsurance recoverable..........................   (26,563)   (20,424)    (1,377)
  Increase in Special Disability Trust Fund recoverable........    (3,184)    (5,950)    (4,181)
  (Increase) decrease in accrued investment income.............      (398)    (1,184)       473
  Increase in federal income tax recoverable...................        --         --     (9,690)
  (Increase) decrease in deferred income taxes.................    (7,535)       513      2,745
  Increase in other assets.....................................        --         --       (665)
  Discontinued operations......................................        --         --       (612)
  Increase in loss and loss adjustment expense.................    39,754      9,677     20,240
  Increase (decrease) in unallocated policyholder
     remittances...............................................    16,115     (2,155)    (3,600)
  Increase in accounts payable and accrued expenses............        39      2,291      1,802
  Increase (decrease) in taxes, licenses and fees..............        --      1,201       (368)
  Increase in deferred revenue.................................        --         86      7,298
  Increase (decrease) in federal income tax payable............        --      1,043     (4,878)
                                                                 --------   --------   --------
Net cash provided (used) in operating activities...............    20,470     13,311     13,262
INVESTING ACTIVITIES:
Purchase of investment securities..............................  (760,811)  (859,038)  (982,289)
Disposal and maturity of investment securities.................   685,168    846,575    972,918
Purchase of equipment and software.............................        --         --     (2,697)
Purchase of Summit Holding Corporation.........................        --         --    (37,500)
Other investing activities.....................................        68        152         --
                                                                 --------   --------   --------
Net cash provided by investing activities......................   (75,575)   (12,311)   (49,568)
FINANCING ACTIVITIES:
Increase in notes payable......................................        --         --     44,000
                                                                 --------   --------   --------
Net cash provided by financing activities......................        --         --     44,000
                                                                 --------   --------   --------
Net increase in cash and cash equivalents......................   (55,105)     1,000      7,694
Beginning cash and cash equivalents............................    57,089      1,984      2,984
                                                                 --------   --------   --------
Ending cash and cash equivalents...............................  $  1,984   $  2,984   $ 10,678
                                                                 ========   ========   ========

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         MARCH 31, 1994, 1995 AND 1996


1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

  Organization

     Employers Self Insurers Fund ("ESIF") is domiciled in Florida as a group self-insurance workers' compensation fund defined by section 624.4621, Florida Statutes. ESIF is regulated by the Bureau of Self Insurance under the Department of Insurance of the State of Florida (the "Florida DOI").


     ESIF was formed in 1978 for the stated purpose of providing statutory workers' compensation coverage for certain Florida employers. ESIF's wholly owned subsidiary, Employers Safety Group Association, Inc. ("ESGA"), is a trade association primarily for employers in the construction, manufacturing, wholesale and retail, and service industries. Any employer that obtains workers' compensation coverage from ESIF automatically becomes a member of ESIF with certain rights, including the right to vote for the election of ESIF's Trustees and the right to participate in the distribution of the surplus of ESIF in the event of its liquidation. However, all members of ESIF are subject to joint and several liability for the obligations of ESIF. ESIF has historically retained its earnings and profits to pay its obligations and avoid making assessments against its members.



     ESIF is a trust with a Board comprised of six Trustees, but no employees or officers. ESIF's bylaws specifically direct the Board to engage an administrator, and ESIF's administrator since its inception has been Summit Consulting, Inc. ("SCI"). SCI performs all daily operational activities for ESIF, including premium and claims processing, pursuant to a written agreement. SCI also performs similar functions for four other group self-insurance funds located in Florida, Louisiana and Kentucky.



     SCI owns several subsidiaries formed to assist it in providing specialized administrative services, and SCI is wholly owned by a holding company, Summit Holding Corporation ("SHC"). Effective January 16, 1996, ESIF purchased all of the outstanding stock of SHC (see Note 14 for a further discussion of this acquisition). In addition to SHC and its subsidiaries, ESIF also owns a reinsurance subsidiary, U.S. Employers Insurance, Inc. ("USEI").



     Pursuant to an Amended Plan of Conversion and Recapitalization, and subject to certain conditions stated therein, ESIF intends to convert to a stock property and casualty insurance company. In such transaction, ESIF will become wholly owned by a newly formed holding company, and ESIF's members will receive preferred stock of the holding company in exchange for the membership interests.


  Consolidation and Presentation

     The accompanying consolidated financial statements include the accounts, after intercompany eliminations, of ESIF and its wholly owned subsidiaries and have been prepared in conformity with generally accepted accounting principles ("GAAP") applicable to stock property and casualty insurance companies, which differ from statutory accounting practices prescribed or permitted by the Florida DOI.

 Use of Estimates and Assumptions

     The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known which could impact the amounts reported and disclosed herein.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  Recognition of Revenues


     Workers' compensation insurance premiums are based on rates established by the National Council on Compensation Insurance ("NCCI"). Premium revenues generally are recognized over the life of the related policies on the daily pro rata method with a reserve for premiums earned established for the unexpired portion of the premiums applicable to those policies. For retrospectively rated policies, the ultimate premium for a period is determined on the basis of the insured's actual losses for that period. If the actual losses are less than expected, ESIF may be required to refund a portion of the premiums previously paid. ESIF considers loss development experience through the date of the financial statements in estimating the ultimate premium and, as adjustments to premiums become necessary as a result of loss development, such adjustments are included in current operations. All indemnity contracts issued by ESIF prior to March 31, 1996 have a common anniversary date of April 1, thus there was no liability for unearned premium or deferred policy acquisition costs at March 31, 1995 or March 31, 1996.


     Administrative fee revenue is recognized in proportion to the premiums earned by the self-insurance funds at the contractual administrative fee percentage of premiums. Adjustments to revenue for premium audits are recorded in the period they occur. Fees for administrative services provided to ESIF subsequent to the date of ESIF's acquisition of SHC have been eliminated in the consolidated statement of operations.

     Reinsurance premiums ceded are recorded and recognized on a pro rata basis of earned premiums of the contract.

  Income Taxes

     Income taxes have been provided using the liability method in accordance with Financial Accounting Standards Board ("FASB") Statement 109, Accounting for Income Taxes. Under that method, deferred tax assets and liabilities are determined based on the differences between financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates.

  Investments

     In 1993, the FASB issued Statement 115, Accounting for Certain Investments in Debt and Equity Securities. Statement 115 requires that debt securities are to be classified as either held-to-maturity (carried at amortized cost), available-for-sale (carried at market with unrealized gains or losses reported in equity), or trading (carried at market with unrealized gains or losses reported in net income).

     ESIF believes that it has the ability and intent to hold to maturity its debt security investments. However, ESIF also recognizes there may be circumstances where it may be appropriate to sell a security prior to maturity in response to unforeseen changes in circumstances. Recognizing the need for the ability to respond to changes in tax position and in market conditions, ESIF has designated its entire investment portfolio as available-for-sale.

     Investments are reported in the accompanying balance sheets on the following basis:

     - Available-for-sale securities are reported at current market value. Changes in market value of available-for-sale securities, after applicable deferred income taxes, are reported as unrealized appreciation or depreciation directly in equity and, accordingly, have no effect on net income.

     - Equity security investments, consisting of common and nonredeemable preferred stocks, are carried at current market value with changes in such value reported as unrealized appreciation or depreciation directly in equity, after applicable income taxes, having no effect on net income.

     - Short-term investments are reported at cost.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The cost of securities sold is based on specific identification and the resulting realized gains and losses are included in the determination of net income.

     In the normal course of business, ESIF is party to financial instruments, none of which have significant off-balance-sheet risk.

  Loss and Loss Adjustment Expenses


     The reserve for unpaid loss and loss adjustment expenses ("LAE") represents management's best estimate of the ultimate cost of the loss and LAE that are unpaid at the balance sheet date including incurred but not reported claims. Such reserve is established by management based upon (i) results of actuarial reviews which incorporate ESIF's experience with similar cases, estimates of future claim trends, and historical trends such as recurring loss payment and reporting patterns, claim closures and product mixes; (ii) facts known to the company, and (iii) regulatory requirements. Such reserve is continually reviewed and as adjustments become necessary, such adjustments are included in current operations.


     The reserve for permanent indemnity disability claims has been discounted at 4% as permitted under Florida law. For GAAP purposes, discounting is computed based on the ESIF's anticipated payout patterns and a discount rate consistent with that permitted by section 625.091, Florida Statutes. The amount of such discount was $4.8 million, $4.9 million and $4.7 million at March 31, 1994, 1995 and 1996, respectively.

  Reinsurance

     Under FASB Statement No. 113, Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts, all assets and liabilities related to reinsurance ceded contracts are reported on a gross basis rather than the previous practice of reporting such assets and liabilities net of reinsurance. The amounts recoverable from reinsurers are classified separately on the balance sheet.

     The accompanying statements of operations reflect premiums and losses incurred, net of reinsurance ceded (see Note 6). Reinsurance arrangements allow management to control exposure to potential losses arising from large risks. A significant portion of the reinsurance is effected under excess of loss reinsurance contracts. Amounts recoverable from reinsurers are estimated in a manner consistent with the loss and loss expense reserves associated with the reinsured policies. Similarly, reinsurance premiums, losses and loss adjustment expenses are accounted for on bases consistent with those used in accounting for the related original policies issued and the terms of the reinsurance contracts.

  Guaranty Fund Assessments


     As a self-insurance fund, ESIF has periodically been assessed by a state guaranty fund as part of that fund's activities to collect money from solvent self-insurance funds to cover certain losses to policyholders of insolvent self-insurance funds, after assessment of the policyholders of the insolvent funds. This type of guaranty fund is separate from the Florida Special Disability Trust Fund (the "SDTF"), which is designed to pay insurers for certain benefits paid to previously injured workers, as discussed in Note 13.



     Florida statutes limit the assessment to a maximum of 2% of direct written premiums annually, but because there are many uncertainties regarding the ultimate amount of assessments, ESIF's policy has been to recognize its obligation for guaranty fund assessments when it receives notice that an amount is payable to the guaranty fund. At March 31, 1996, ESIF was not able to estimate reasonably the potential effects of any future assessments and, accordingly, the accompanying financial statements do not include any provision for such future assessments. Assessments charged to expense during the fiscal years ended March 31, 1994, 1995 and 1996 were $-0- million, $1.5 million and $1.6 million, respectively. Such assessments are credited against the Company's administrative tax.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Upon conversion to a stock property and casualty insurer, ESIF will be subject to assessment by a separate guaranty fund. Such assessments will not be credited against ESIF's administrative tax.

  Concentrations of Credit or Financial Risk

     Florida law allows ESIF to write policies only in the State of Florida. Therefore, all ESIF's premium revenues for the fiscal years ended March 31, 1994, 1995 and 1996 were derived from policies offered to customers located in Florida. Accordingly, ESIF could be adversely affected by economic downturns, significant unemployment, and other conditions that may occur from time-to-time in Florida, which may not as significantly affect its more geographically diversified competition.

     SHC has significant amounts of revenue associated with its third-party processing as a result of its contracts with several self-insurance funds. Changes with respect to these contracts could adversely affect ESIF.


     As further described in Note 6, ESIF has significant amounts of reinsurance recoverables as a result of ceding reinsurance under specific and aggregate reinsurance treaties.


  Intangible Assets


     Cost in excess of net assets of businesses acquired totaling $49 million was recorded in conjunction with the January 1996 acquisition of SHC. This intangible asset is being amortized on a straight-line basis over 25 years.



     ESIF's cost associated with the purchase of customer listings recorded in conjunction with the January 1996 acquisition of SHC totals $6.5 million. This intangible asset is being amortized on a straight-line basis over 10 years.



     At the balance sheet date, ESIF evaluates the recoverability of the cost in excess of net assets acquired and the cost associated with customer listings through a comparison of forecasted undiscounted cash flows of SHC and the remaining asset balances.


  Equipment and Software

     Equipment and software are recorded at cost. Depreciation is computed using the straight-line method over the useful lives of the related assets.

  Cash and Cash Equivalents

     ESIF considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

  Bad Debt Allowance

     The bad debt allowance is based on ESIF's experience with uncollectible premiums receivable and represents ESIF's best estimate of the ultimate uncollectible amounts incurred through the balance sheet date.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

2. INVESTMENTS

     The amortized cost and the fair value of debt security investments are summarized as follows:

                                                                  GROSS        GROSS
                                                    AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                                                      COST        GAINS        LOSSES      VALUE
                                                    ---------   ----------   ----------   --------
                                                                    (IN THOUSANDS)
    AT MARCH 31, 1995
      U.S. Treasury and government agencies.......  $ 132,116     $  671       $2,545     $130,242
      States and political subdivisions...........     60,404        324        1,023       59,705
      Other debt securities.......................     14,087         72            9       14,150
                                                     --------     ------       ------     --------
    Total debt securities available-for-sale......  $ 206,607     $1,067       $3,577     $204,097
                                                     ========     ======       ======     ========
    AT MARCH 31, 1996
      U.S. Treasury and government agencies.......     57,655        487          909       57,233
      States and political subdivisions...........     68,697        934          270       69,361
      Industrial and miscellaneous................     37,258        850          284       37,824
      Mortgage-backed securities:
         U.S. government agencies.................     14,320        240          160       14,400
                                                     --------     ------       ------     --------
    Total debt securities available for sale......  $ 177,930     $2,511       $1,623     $178,818
                                                     ========     ======       ======     ========

     The amortized cost and estimated fair value of debt securities at March 31, 1996, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities because certain borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                           AMORTIZED     FAIR
                                                                             COST       VALUE
                                                                           ---------   --------
                                                                              (IN THOUSANDS)
Years to maturity:
  One or less............................................................  $   2,366   $  2,394
  After one through five.................................................     58,621     58,743
  After five through ten.................................................     89,727     90,094
  After ten..............................................................     12,896     13,187
                                                                            --------   --------
                                                                           $ 163,610   $164,418
  Mortgage-backed securities.............................................     14,320     14,400
                                                                            --------   --------
Total....................................................................  $ 177,930   $178,818
                                                                            ========   ========

     Proceeds from the sales of investments in debt securities during fiscal year ending March 31, 1994 were $26.3 million. No gains or losses were realized on those sales. Proceeds from the sales of investments in debt securities during fiscal year ending March 31, 1995 were $21.8 million. No gains or losses were realized on those sales. Proceeds from the sales of investments in debt securities during fiscal year ending March 31, 1996 were $195.5 million. Gross gains of $3.1 million and gross losses of $1.0 million were realized on those sales.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Unrealized gains and losses on investments in preferred and common stocks are reported directly in equity and do not affect operations. The gross unrealized gains and losses on, and the cost and fair value of, those investments are summarized as follows:

                                                                  GROSS        GROSS
                                                                UNREALIZED   UNREALIZED    FAIR
                                                       COST       GAINS        LOSSES      VALUE
                                                      -------   ----------   ----------   -------
                                                                    (IN THOUSANDS)
    AT MARCH 31, 1995
      Preferred stocks..............................  $ 1,924     $    6        $ 16      $ 1,914
      Common stocks.................................    8,717        353          92        8,978
                                                      -------     ------        ----      -------
    Total...........................................  $10,641     $  359        $108      $10,892
                                                      =======     ======        ====      =======
    AT MARCH 31, 1996
      Preferred stocks..............................  $ 3,167     $   18        $ 29      $ 3,156
      Common stocks.................................    9,576      1,640         121       11,095
                                                      -------     ------        ----      -------
    Total...........................................  $12,743     $1,658        $150      $14,251
                                                      =======     ======        ====      =======

     Major categories of ESIF's investment income are summarized as follows:

                                                                 YEAR ENDED MARCH 31,
                                                            -------------------------------
                                                             1994        1995        1996
                                                            -------     -------     -------
                                                                    (IN THOUSANDS)
    Income from:
      Bonds...............................................  $ 6,829     $ 9,788     $10,923
      Preferred stocks....................................       --          --         215
      Common stocks.......................................        6          16         319
      Short-term investments and cash.....................    3,675       2,401       1,753
                                                            -------     -------     -------
    Net investment income.................................  $10,510     $12,205     $13,210
                                                            =======     =======     =======


     The Florida DOI requires cash and investments to be held in trust for the Florida DOI for 10% of statutory basis loss reserves and the 1986-1995 fund years aggregate reserve plans. The aggregate plans approved by the Florida DOI require the interest earned on the related reserves to accumulate with the restricted principal. The reserves are reviewed annually and a revised funding plan is submitted to the Florida DOI. At March 31, 1995 and 1996, the amount in trust is approximately $59.1 million and $62.9 million, respectively. Subsequent to March 31, 1996, the amount in trust was reduced to $50.9 million, consisting of $23.8 million related to 10% of statutory basis loss reserves and $26.8 million for the 1986-1995 fund year aggregate reserves.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3. PROPERTY AND EQUIPMENT

     The major components of equipment and software at March 31, 1996 are as follows (in thousands):

        Furniture, fixtures and equipment...................................  $  786
        Data processing equipment...........................................     665
        Airplane............................................................     968
        Leasehold improvements..............................................     103
        Software............................................................     176
        Automobiles.........................................................      17
                                                                              ------
                                                                               2,715
        Less accumulated depreciation.......................................     186
                                                                              ------
                                                                              $2,529
                                                                              ======

     Depreciation expense for the fiscal year ended March 31, 1996 was $0.2 million. Substantially all equipment and software was acquired in the January 1996 acquisition of SHC.

4. INTANGIBLES

     The majority of ESIF's intangible assets were recorded in connection with the acquisition of SHC and are stated at cost, which represents fair value as of the acquisition date, less accumulated amortization, and include purchased software, customer accounts and contracts, and the excess of the purchase price over the fair value of identifiable net assets acquired. Purchased software, customer accounts and contracts are being amortized on a straight-line basis over the estimated useful lives and contract period which range from three to ten years. The excess of cost over the fair value of identifiable net assets acquired is being amortized on a straight-line basis over 25 years.

     Intangible assets consist of the following as of March 31, 1996 (in thousands):

        Unamortized debt acquisition costs.................................  $   757
        Purchased software.................................................    6,300
        Goodwill...........................................................   49,645
        Customer accounts and contracts....................................    6,608
                                                                              ------
                                                                              63,310
        Less accumulated amortization......................................      896
                                                                              ------
                                                                             $62,414
                                                                              ======

5. LEASES

     SHC leases office premises and automobiles under noncancellable operating leases which expire at various dates through the year 2001. These leases generally contain renewal options and escalation clauses based on increases in lessors' operating expenses and other charges. ESIF anticipates that most leases will be renewed or replaced upon expiration.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Future minimum annual payments at March 31, 1996 for all noncancellable leases are (in thousands):

            Years Ending March 31:
              1997......................................................  $1,221
              1998......................................................   1,322
              1999......................................................   1,243
              2000......................................................   1,176
              2001......................................................     101
                                                                          ------
            Total minimum future lease payments.........................   5,063
            Income from subleases.......................................    (124)
                                                                          ------
            Net minimum future lease payments...........................  $4,939
                                                                          ======

     In excess of 80% of the future lease commitments relates to rented office premises from certain trustees of ESIF.

     Rental expense for the fiscal year ended March 31, 1996 for operating leases totaled $0.4 million.

6. REINSURANCE


     In accordance with general practice in the insurance industry, ESIF's insurance subsidiaries are engaged in reinsurance transactions to cede risk to other companies. Reinsurance ceded contracts do not relieve ESIF and its insurance subsidiaries from their obligation to policyholders, as they remain liable to their policyholders to the extent that any reinsurer does not meet its obligations for reinsurance ceded to it under reinsurance contracts. The largest net amount retained by ESIF or its subsidiaries on any one occurrence is $500,000 with a $750,000 deductible for each of the fiscal years ended March 31, 1995 and 1996. ESIF currently has the following coverages under specific and aggregate reinsurance agreements:

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


                              SPECIFIC REINSURANCE


                                 (IN THOUSANDS)



 FISCAL
  YEAR                                                  SPECIFIC
  ENDED                                  SPECIFIC      OCCURRENCE
MARCH 31             CARRIER            ATTACHMENT       LIMIT
---------     ----------------------    ----------     ----------
  1982        INA                         $  100       $    2,000
              Employers Re                 2,100            3,000
  1983        INA                            125            2,000
              Employers Re                 2,125            3,000
  1984        Employers Re                   125            2,000
              INA                          2,125        Statutory
  1985        Employers Re                   125            2,000
              INA                          2,125        Statutory
  1986        Employers Re                   225           20,000
  1987        Safety Mutual(1)             1,000            5,000
              Old Republic(2)              1,000            1,000
              National Union(2)            2,000            8,000
  1988        Old Republic                 1,000            5,000
  1989        Old Republic                 1,000            5,000
  1990        Transamerica                 1,000           15,000
  1991        Transamerica                 1,000           15,000
  1992        Transamerica                 1,000           25,000
  1993        Transamerica                 1,000           25,000
  1994        Lloyd's                        500              500
              Transamerica                 1,000        Statutory
  1995        Lloyd's                        500              500
              Continental Casualty         1,000        Statutory
  1996        Federal Insurance Co.          500              500
              Federal Insurance Co.        1,000            1,000
              Continental Casualty         2,000        Statutory


---------------


(1) 4/1/86 - 5/31/86


(2) 6/1/86 - 3/31/87

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


                             AGGREGATE REINSURANCE


                                 (IN THOUSANDS)



 FISCAL
  YEAR
  ENDED                                 AGGREGATE      AGGREGATE
MARCH 31             CARRIER            ATTACHMENT       LIMIT
---------     ----------------------    ----------     ---------
  1982        INA                        $ 11,542      $   2,000
              Employers Re                 13,542          3,000
              INA                          16,542      Statutory
  1983        INA                          11,365          2,000
              Employers Re                 13,365          3,000
              INA                          16,365      Statutory
  1984        Employers Re                 14,341          2,000
              INA                          16,341      Statutory
  1985        Employers Re                 17,814          3,000
              INA                          20,814      Statutory
  1986        Employers Re                 40,091            301
  1987        N/A                          N/A            N/A
  1988        N/A                          N/A            N/A
  1989        Crossroads                   90,648         19,000
  1990        Crossroads                  110,973         25,000
  1991        Crossroads                  130,726         31,000
  1992        Crossroads                  113,015         31,000
  1993        Crossroads                  141,956         33,401
  1994        Crossroads                  146,016         34,357
  1995        Crossroads                  133,800         31,482
  1996        Crossroads                  115,970         27,287


     Insurance premiums for the fiscal years ended March 31, 1994, 1995 and 1996 are summarized as follows:

                                                               1994       1995       1996
                                                             --------   --------   --------
                                                                     (IN THOUSANDS)
    Direct premiums earned.................................  $155,559   $135,033   $119,028
    Reinsurance ceded......................................     7,118      6,544      4,135
                                                             --------   --------   --------
    Net premiums earned....................................  $148,441   $128,489   $114,893
                                                             ========   ========   ========


                                                               1994       1995       1996
                                                             --------   --------   --------
                                                                     (IN THOUSANDS)
    Gross premiums written.................................  $166,370   $153,844   $130,528
    Ceded premiums written.................................    10,284      9,417      9,232
                                                             --------   --------   --------
    Net premiums written...................................  $156,086   $144,427   $121,296
                                                             ========   ========   ========

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Losses and LAE incurred for the fiscal years ended March 31, 1994, 1995 and 1996 are summarized as follows:

                                                               1994       1995       1996
                                                             --------   --------   --------
                                                                     (IN THOUSANDS)
    Direct losses and LAE..................................  $113,321   $ 74,368   $102,832
    Reinsurance ceded......................................     4,910      5,252      7,988
                                                             --------   --------   --------
    Net losses and loss adjustment expenses incurred.......  $108,411   $ 69,116   $ 94,844
                                                             ========   ========   ========

     Reinsurance ceded premiums and losses included in the preceding table reflect the elimination of amounts assumed by USEI through retrocession by Crossroads Insurance Company, Limited ("Crossroads") of amounts ceded by ESIF to Crossroads as described in the following paragraph.


     Of the reinsurance ceded amounts above for fiscal year ended March 31, 1996, premiums of $5.2 million, and losses and loss adjustment expenses of $0.9 million, are attributable to reinsurance agreements with Crossroads, a Bermuda domiciled insurance company, in which a Trustee of ESIF has an ownership interest. Crossroads is licensed to do business in Florida and is a member of the Florida Insurance Guaranty Association. Fifty percent of business ceded to Crossroads has been retroceded by Crossroads to USEI. All of ESIF's aggregate excess reinsurance coverage for fiscal years ended March 31, 1989, 1993, 1994 and 1995 is also ceded to Crossroads. At March 31, 1995 and 1996, loss and LAE reserves recoverable of approximately $10.8 million and $9.4 million, respectively (net of amounts retroceded to USEI), are attributable to excess reinsurance agreements with Crossroads. For the fiscal years 1986, 1987, 1990, 1991 and 1992, effective aggregate excess reinsurance is not currently in place because these years have been self-funded or because the coverages have expired. Exposure to significant adverse development for these years is considered minimal due to the maturity of the loss development for these years.



     In fiscal years ended March 31, 1995 and 1996, ESIF did not commute any ceded reinsurance nor did it enter into or engage in any loss portfolio transfers. ESIF remains obligated for amounts ceded in the event that the reinsurers do not meet their obligations.



     ESIF's reinsurance recoverable asset at March 31, 1996 is comprised of amounts related to reinsurance agreements with the following companies (dollars in thousands):



                                                                PAID     UNPAID
                       REINSURANCE CARRIER                     CLAIMS    CLAIMS     TOTAL
    ---------------------------------------------------------  ------   --------   --------
    American Re..............................................  $   --   $    286   $    286
    Cigna....................................................     297         --        297
    Continental Casualty.....................................      --     10,531     10,531
    Crossroads...............................................     917      9,375     10,292
    Employers Re.............................................     595      6,805      7,400
    Federal Ins. Co..........................................      --      9,626      9,626
    INA......................................................      --      5,678      5,678
    Lloyds of London.........................................      --     12,274     12,274
    Old Republic.............................................      53     17,242     17,295
    Transamerica.............................................      20     37,820     37,840
                                                               ------   --------   --------
              Total..........................................  $1,882   $109,637   $111,519
                                                               ======   ========   ========



     Substantially all of the recoverable amounts related to paid claims have been outstanding less than ninety days at the balance sheet date. The reinsurance recoverable amounts related to unpaid claims are calculated considering the provisions of the specific and aggregate reinsurance agreements and using ultimate losses by accident year consistent with the reported loss and LAE liabilities.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

7. FEDERAL INCOME TAXES

     ESIF and its subsidiaries file a consolidated federal income tax return. ESIF does not have a tax sharing agreement with two of its subsidiaries, ESGA and USEI. ESIF does not collect from or refund to these subsidiaries the amount of income taxes or benefits which would result if the entities filed separate returns. An informal tax sharing agreement exists between ESIF and SHC such that the amount of taxes or tax benefits are shared as if separate returns were filed.

     Income before federal income taxes differs from taxable income principally due to tax-exempt investment income, dividends-received tax deductions, and differences in loss and LAE discounting and unearned premium reserves for tax and financial reporting purposes.

     After carryback of the fiscal year ended March 31, 1996 operations loss to prior years, federal income taxes of $6.9 million and $12.2 million for fiscal years ended March 31, 1994 and 1995, respectively, would be subject to recovery in the event that ESIF incurs net operating losses within three years of the years for which such taxes were paid. State taxes paid were $0.8 million for both fiscal years ended March 31, 1995 and 1996.

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

     Significant components of ESIF's deferred tax liabilities and assets as of March 31, as calculated in accordance with FASB 109, are as follows (in thousands):

                                                                          1995      1996
                                                                         -------   -------
    Deferred tax liabilities:
      Unrealized investment gains......................................  $    --   $   902
      Reinsurance recoverables.........................................       --        --
      Special Disability Trust Fund recoverables.......................      511       175
      Intangible assets................................................       --     3,684
                                                                         -------   -------
    Total deferred tax liabilities.....................................      511     4,761
    Deferred tax assets:
      Discount on loss and LAE reserves................................   16,601    18,936
      Unallocated remittances..........................................    1,372     1,161
      Uncollectible premiums...........................................      788       564
      Other............................................................       --       455
      Unrealized investment losses.....................................      850        --
                                                                         -------   -------
                                                                          19,611    21,116
      Valuation allowance for deferred tax assets......................       --        --
                                                                         -------   -------
    Total deferred tax assets..........................................   19,611    21,116
                                                                         -------   -------
    Net deferred tax assets............................................  $19,100   $16,355
                                                                         =======   =======

     ESIF has made an election under the Internal Revenue Code of 1986 to treat income tax payments attributable to loss reserve discounting as special estimated tax payments which are specifically recoverable upon reversal of the discounting effects. Accordingly, the deferred tax assets attributable to loss reserve discounting are considered to be fully recoverable. ESIF also has significant tax loss carryback potential for the fiscal years ended March 31, 1994 and 1995. For those reasons, a deferred tax valuation allowance is not considered necessary.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     ESIF's consolidated federal income tax liability (asset) at March 31 is summarized as follows (in thousands):

                                                                         1995       1996
                                                                       --------   --------
    Current..........................................................  $  4,878   $ (9,690)
    Deferred.........................................................   (19,100)   (16,355)
                                                                       --------   --------
    Total net asset..................................................  $(14,222)  $(26,045)
                                                                       ========   ========

     Significant components of the provision for income taxes for the fiscal years ended March 31, attributable to continuing operations are as follows (in thousands):

                                                                          1995      1996
                                                                         -------   -------
    Current tax expense (benefit)......................................  $11,388   $ 1,424
    Deferred taxes.....................................................     (397)   (1,930)
                                                                          ------    ------
    Total income tax expense (benefit) on income.......................  $10,991   $  (506)
                                                                          ======    ======

     Income taxes paid by ESIF totaled $10.5 million, $12.2 million and $11.2 million in 1994, 1995 and 1996, respectively.

     The reconciliation of income tax expense (benefit) for the fiscal years ended March 31, attributable to continuing operations computed at the U.S. federal statutory tax rate of 35%, to income tax expense (benefit) is as follows (in thousands):

                                                                  1994     1995      1996
                                                                 ------   -------   -------
    Income tax (at 35% of pretax income or loss)...............  $4,697   $10,554   $   (43)
    Tax-exempt investment income...............................      --      (673)   (1,067)
    Non taxable/deductible (income) expenses...................      51       579        32
    Goodwill amortization......................................      --        --       177
    State income taxes.........................................     (65)     (600)      495
    Other items, net...........................................    (149)    1,130       (99)
                                                                 ------   -------     -----
    Provision (credit) for federal income tax expense
      (benefit)................................................  $4,534   $10,990   $  (505)
                                                                 ======   =======     =====

8. LOSSES AND LAE

     The reserves for unpaid losses and LAE are estimated using individual case-basis valuations and statistical analyses. These estimates are subject to the effects of trends in loss severity and frequency. Although some variability is inherent in such estimates, management believes that the reserves for losses and LAE are adequate. The estimates are reviewed annually by independent consulting actuaries and adjusted as necessary as experience develops or new information becomes known; such adjustments are included in current operations.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The following table provides a reconciliation of the beginning and ending reserve balances for losses and LAE for fiscal years ended March 31, 1994, 1995 and 1996:


                                                                YEAR ENDED MARCH 31,
                                                          ---------------------------------
                                                            1994        1995        1996
                                                          ---------   ---------   ---------
                                                                   (IN THOUSANDS)
    Gross reserves for losses and LAE, at beginning of
      year..............................................  $ 361,095   $ 392,784   $ 367,391
    Add: Discount on reserves...........................      4,324       4,730       4,875
    Less: Impact of reinsurance for FASB 113............   (103,118)   (121,463)   (108,440)
          Impact of implied Special Disability Trust
          Fund recoverables.............................    (10,550)    (15,531)    (24,836)
                                                          ---------   ---------   ---------
    Net reserves for losses and LAE, at beginning of
      year..............................................    251,751     260,520     238,990
    Add provision for claims occurring in:
      The current year..................................    118,889      94,520      84,058
      Prior years.......................................    (10,478)    (25,404)     10,786
                                                          ---------   ---------   ---------
    Incurred losses during the current year.............    108,411      69,116      94,844
    Deduct payments for claims occurring in:
      The current year..................................     17,704      16,857      15,432
      Prior years.......................................     81,938      73,789      67,968
                                                          ---------   ---------   ---------
    Claim payments during the current year..............     99,642      90,646      83,400
    Net reserves for losses and LAE, at end of year.....    260,520     238,990     250,434
    Add: Impact of implied Special Disability Trust Fund
         recoverables...................................     15,531      24,836      31,376
          Impact of reinsurance for FASB 113............    121,463     108,440     107,092
          LAE assumed through acquisition of Summit.....         --          --       3,398
    Less: Discount on reserves..........................     (4,730)     (4,875)     (4,668)
                                                          ---------   ---------   ---------
    Gross reserves for losses and LAE, at end of year...  $ 392,784   $ 367,391   $ 387,632
                                                          =========   =========   =========


     The foregoing reconciliation also shows that a $25.4 million reserve redundancy emerged during the fiscal year ended March 31, 1995. This amount represents the release of certain loss reserves previously carried which were determined, based on comparisons to actuarially projected amounts, to be redundant. The foregoing reconciliation shows that a $10.8 million reserve strengthening in the March 31, 1995 reserve emerged during the fiscal year ended March 31, 1996. The increased losses and LAE expense resulted principally from settling case reserves established in prior years for more than previously anticipated.


     Estimated future SDTF recoveries implicitly netted from loss reserves on a statutory basis were grossed up for GAAP purposes. This increased loss reserves by $15.5 million, $24.8 million and $31.4 million at March 31, 1994, 1995 and 1996, respectively, and increased reinsurance recoverables by $7.2 million, $10.3 million and $11.8 million at March 31, 1994, 1995 and 1996, respectively. In addition ESIF has recorded, as an asset, amounts recoverable from the SDTF based upon ESIF's historical collection experience and the amount of claims identified as subject to SDTF recovery. The recoverable amount recorded at March 31, 1994, 1995 and 1996 was $9.9 million, $15.9 million and $20.1 million, respectively. In order to quantify the amounts recoverable from the SDTF, ESIF reviews its claims that have been identified as subject to SDTF recovery considering ESIF's historical recovery experience on claims submitted to the SDTF. In addition, ESIF estimates the amount of claims it expects to recover over the next four years based on actual collection experience for the most recent three years, and discounts the expected recoveries using an appropriate interest rate. The amounts reflected as recoverables from the SDTF were based on the discounted expected collection amounts rather than on the total claims identified as subject to SDTF recovery. Accordingly, there is an implicit valuation allowance of approximately $8.0 million reflected in the recorded SDTF recoverable amounts.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


     LAE assumed in the acquisition of SHC represents unallocated LAE reserves established by ESIF that were, prior to the acquisition, accrued by SHC under the administrator's contract between ESIF and SHC.


9. ACCRUED RETROSPECTIVE PREMIUMS

     Certain workers' compensation insurance policies issued by ESIF are retrospectively rated, and premiums are based on loss experience incurred under these contracts to date. Accrued retrospectively rated premiums, including those relating to bulk incurred but not reported, have been determined by or allocated to individual policyholder accounts. These amounts are summarized as follows:

                                                                             MARCH 31,
                                                                         -----------------
                                                                          1995      1996
                                                                         -------   -------
                                                                          (IN THOUSANDS)
    Accrued retrospective premium......................................  $44,837   $33,278

10. EQUITY

     ESIF and its insurance subsidiaries, subsequent to the conversion to a stock property and casualty company, will have legal restrictions as to the transfer of funds in the form of dividends, loans, and advances. These restrictions, determined in accordance with statutory reporting practices, generally limit the payment of dividends to amounts based upon statutory equity or profits and limit the amount of certain investments to specified percentages of statutory admitted assets. At March 31, 1996, under regulations applicable to stock property and casualty insurance companies, $1.6 million of ESIF's statutory net assets of $16.3 million could be transferred from the insurance entities subject to regulatory approval.

     Equity and net income as determined in accordance with statutory accounting practices for self-insurance funds as of and for the three fiscal years ended March 31, 1994, 1995 and 1996 are as follows:


                                                                                 NET INCOME
                                MARCH 31,                              EQUITY      (LOSS)
    -----------------------------------------------------------------  -------   ----------
                                                                          (IN THOUSANDS)
    1994.............................................................  $22,311    $  2,511
    1995.............................................................   43,046      22,286
    1996.............................................................   16,373      (4,660)


     As a self-insurance fund, ESIF recorded for statutory reporting an asset of $42.9 million and $47.3 million at March 31, 1995 and 1996, respectively, for future investment income determined by discounting loss and LAE reserves at a statutory prescribed rate. Upon conversion to a stock property and casualty insurer, ESIF will be permitted to record discounts only on the indemnity portion of permanent disability cases. The amount of such discount is estimated at $4.9 million and $4.7 million at March 31, 1995 and March 31, 1996, respectively. It is ESIF's intention to utilize proceeds of a public offering to meet statutory basis capital and equity requirements for a stock property and casualty company.

     In order to improve the regulation of insurer solvency, the National Association of Insurance Commissioners ("NAIC") issued a model law to implement risk-based capital ("RBC") requirements for property and casualty insurance companies, which are designed to assess capital adequacy and to raise the level of protection that statutory equity provides for policyholder obligations. The RBC formula for property and casualty insurance companies measures these major areas of risk facing property and casualty insurers: (i) underwriting, which encompasses the risk of adverse loss development and inadequate pricing; (ii) declines in asset values arising from credit risk; and (iii) declines in asset values arising from investment risks. Pursuant to the model law, insurers having less statutory equity than required by the RBC calculation will be subject to varying degrees of regulatory action, depending on the level of capital inadequacy. Florida, ESIF's state of domicile, has yet to adopt the provisions of the RBC model law. Upon completion of the

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

conversion and recapitalization, ESIF's insurance subsidiaries intend to maintain statutory basis equity in excess of the amount required by Florida law.

11. COMMITMENTS AND CONTINGENCIES

     ESIF, in the normal course of business, is named as a defendant in various legal actions arising principally from claims made under insurance policies and contracts. Those actions are considered by ESIF in estimating the loss and LAE reserves. ESIF's management believes that the resolution of those actions will not have a material effect on ESIF's financial position or results of operations.

12. CHANGE IN ACCOUNTING ESTIMATES


     During the fiscal year ended March 31, 1996, ESIF refined its method of estimating accrued retrospective premiums. Prior to the 1996 fiscal year, ESIF estimated the accrued retrospective premiums using aggregate premium and loss data. The estimation methodology was revised in 1996 such that individual member premium and loss data was utilized in the calculation. The refinement to using more detailed data to perform the estimation was implemented by management in order to more accurately estimate the accrued retrospective premium amounts. This change decreased the accrued retrospective premium asset and equity at March 31, 1996 by approximately $9.3 million and $6.0 million, respectively, and decreased operations results for the fiscal year ended March 31, 1996 by approximately $6.0 million.


13. SDTF

     The State of Florida maintains the SDTF for the purpose of providing benefits to workers who have a pre-existing condition and incur a second or subsequent injury. The SDTF is funded through annual assessments against workers' compensation insurers which are based on a percentage of gross workers' compensation premiums written.


     The SDTF has not charged adequate assessments to actuarially fund its claims liability. In 1996, the Florida legislature reauthorized the SDTF for four years; however, in the future, the Florida legislature may impose greater assessments on insurance carriers, such as ESIF, to satisfy pending claims. Moreover, it is not possible to predict how the SDTF will operate, if at all, in the future after the reauthorized period. Changes in the SDTF's operations which decrease the availability of recoveries from the SDTF, or increase the SDTF assessments payable by ESIF, or changes in regulations which further limit ESIF's ability to reduce statutory basis loss reserves for a portion of SDTF future recoverable amounts, may have a material adverse effect on ESIF's business, financial condition or results of operations. Discontinuance of the SDTF could have either a favorable or unfavorable effect on ESIF depending on the relation of the amount of assessments by SDTF to the amount of recoveries from SDTF. If the SDTF is discontinued, ESIF believes that the existing reimbursement obligations of the SDTF would become general obligations of the State of Florida, although there is no assurance that a reviewing court would adopt that view. The SDTF has made no acknowledgment with regard to the enforceability of its reimbursement obligations to insurers such as ESIF.


     Loss and LAE reserves included in the accompanying financial statements are presented gross of future SDTF recoveries and have been determined using historical loss data which excludes SDTF recoveries.


     ESIF has recorded an SDTF recoverable of $15.8 million and $20.1 million at March 31, 1995 and 1996, respectively, for the estimated amounts expected to be received from the SDTF. The estimated amount of recoveries was based on claims identified as subject to SDTF recovery as well as ESIF's recovery experience.


     Amounts recovered from SDTF for the fiscal years ended March 31, 1994, 1995 and 1996 were $4.5 million, $5.7 million and $5.6 million, respectively. Assessments paid by ESIF to the SDTF were $5.5 million, $4.7 million and $5.6 million for the fiscal years ended March 31, 1994, 1995 and 1996, respectively.

     ESIF records assessments from SDTF as premiums are written.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

14. ACQUISITION OF SHC

     On January 16, 1996, ESIF purchased all of the outstanding capital stock of SHC. The purchase price consisted of $26.0 million paid in cash by ESIF, $11.5 million in cash distributed by SHC, and $44.0 million of debt incurred by SHC (see Note 15). SHC is a third party administrator which provides insurance related services (including marketing, policy issuance and servicing, claims processing and administration, loss control, brokerage, audits, financial and data processing services and risk management services) to ESIF, four other self-insurance funds and a property and casualty insurance company. The acquisition was accounted for using the purchase method, and the results of operations of SHC are included in the consolidated statement of operations from the date of acquisition.

     The following unaudited pro forma information presents the consolidated results of operations of ESIF and SHC as if the acquisition had been effective at April 1, 1994 and April 1, 1995, respectively, after giving effect to adjustments to reflect the acquisition. This information is intended for informational purposes only and may not be indicative of ESIF's future results of operations:

                                                                     YEAR ENDED MARCH 31,
                                                                     ---------------------
                                                                       1995         1996
                                                                     --------     --------
                                                                        (IN THOUSANDS)
    Total revenues.................................................  $185,693     $169,178
    Income (loss) before income tax expense........................    37,126        1,274
    Net income (loss)..............................................    23,345        1,214

     To comply with requirements of the Florida DOI, SHC's chairman has personally indemnified ESIF up to a maximum of $5.0 million for certain loss, injury or damage to ESIF which may result from the acquisition of SHC. Such indemnification will expire on the earlier of January 11, 2001 or on the date upon which the bank debt, incurred in the acquisition, is retired.

15. NOTES PAYABLE

     In connection with the purchase of SHC by ESIF, SHC utilized a bank term loan with rates based on LIBOR plus 3%. The balance as of March 31, 1996 for SHC was $36.0 million. Also, a revolving bank credit facility with rates approximating the prime rate was entered into as part of the agreement. The balance as of March 31, 1996 for SHC for this agreement was $8.0 million. Interest expense incurred as of March 31, 1996 was $0.8 million.

     Maturities for the term loan and reductions in the availability of the revolving credit facility are as follows:

                                                                          REDUCTION IN THE
                                                                          AVAILABILITY OF
                                                                 TERM      THE REVOLVING
                                                                 LOAN     CREDIT FACILITY
                                                                -------   ----------------
                                                                      (IN THOUSANDS)
        Years Ending March 31:
          1997................................................  $ 4,650           970
          1998................................................    6,600         1,480
          1999................................................    6,600         1,480
          2000................................................    6,600         1,480
          2001................................................    6,000         1,480
          Thereafter..........................................    4,950         1,110
                                                                -------        ------
                                                                $36,000         8,000
                                                                =======        ======

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


     As collateral for the debt, SHC pledged the issued and outstanding stock of SCI and three other wholly owned subsidiaries, Bridgefield Casualty Insurance Company, Meritec Solutions, Inc. and Carolina Summit Healthcare, Inc. The credit agreement contains certain covenants which require that certain financial ratios and/or levels be maintained by SHC and its insurance subsidiary, Bridgefield Casualty. Among these covenants are the following: operating leverage, fixed charge coverage ratio, minimum stockholder equity and risk based capital for the insurance subsidiary.


     In addition, the credit agreement places certain operational restrictions on SHC.

16. EMPLOYEE BENEFIT PLANS

     ESIF's subsidiary, SCI, has a deferred savings and profit-sharing plan (the "401(k)") covering substantially all employees of SHC. Under the 401(k), SCI makes contributions equal to 75% of the participant's contributions, not to exceed 6% of the participant's annual compensation. SCI's contributions to the 401(k) totaled $0.1 million for the period January 16, 1996 to March 31, 1996.

17. FAIR VALUES OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by ESIF in estimating its fair value disclosures for financial instruments:

     - Cash and cash equivalents, short-term investments: The carrying amounts reported in the balance sheet for these instruments approximate fair values.

     - Investment securities: Fair values for debt security investments are based on quoted market prices.

     - Premiums and accounts receivable: The carrying amounts of ESIF's receivables approximate fair values.

     - Notes payable: ESIF's subsidiary has $44.0 million of notes payable at March 31, 1996 that approximates its fair value.

     ESIF's fair value of reinsurance recoverable approximates its carrying value for March 31, 1995 and 1996, respectively, as summarized below:

                                                      MARCH 31, 1995        MARCH 31, 1996
                                                    -------------------   -------------------
                                                    CARRYING     FAIR     CARRYING     FAIR
                                                     AMOUNT     VALUE      AMOUNT     VALUE
                                                    --------   --------   --------   --------
                                                                 (IN THOUSANDS)
    Reinsurance recoverable.......................  $110,141   $110,141   $111,519   $111,519

18. DISCONTINUED OPERATIONS


     Effective July 31, 1996, ESIF decided to discontinue its computer software development operation. This business was acquired in the January 1996 acquisition of SHC. The disposition is expected to occur during the three months ending December 31, 1996 by abandonment of the operation. ESIF expects to recognize an after tax loss of approximately $0.9 million on the disposition of this operation (including operating results for periods subsequent to March 31, 1996).

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The financial statements reflect the operating results and the assets and liabilities of the discontinued operations separately from continuing operations. The net assets of the computer software development operation at March 31, 1996 were as follows (in thousands):

          Assets:
            Cash and equivalents...........................................  $   24
            Equipment......................................................     431
            Other assets...................................................     468
            Software.......................................................     477
                                                                             ------
          Total assets.....................................................   1,400
          Liabilities:
            Accounts payable and operating liabilities.....................     789
                                                                             ------
          Net assets.......................................................  $  611
                                                                             ======

     The operating results of the computer software development subsidiary for the period January 16, 1996 to March 31, 1996 were as follows (in thousands):

          Revenue..........................................................  $ 305
          Expenses.........................................................    622
                                                                             -----
          Loss before income taxes.........................................  $(317)
          Income tax (benefit).............................................   (120)
                                                                             -----
          Net loss.........................................................  $(197)
                                                                             =====

19. DISPOSITION


     Effective July 31, 1996, ESIF decided to terminate its efforts to develop a healthcare subsidiary in North Carolina. This start up effort was initiated by SHC prior to the acquisition of SHC by ESIF. The disposition of this subsidiary by a sale of its stock is expected to be completed during the first quarter of 1997. ESIF expects to recognize an after tax loss of approximately $0.4 million on the disposition of this subsidiary (including losses from operations subsequent to March 31, 1996). The consolidated financial statements include the operating results and assets and liabilities of this subsidiary. The net assets of the healthcare subsidiary were as follows at March 31, 1996 (in thousands):


          Assets:
            Cash and equivalents...........................................  $3,251
            Equipment......................................................      81
            Other assets...................................................      70
                                                                             ------
          Total assets.....................................................  $3,402
          Liabilities:
            Accounts payable and operating liabilities.....................     946
                                                                             ------
          Net assets.......................................................  $2,456
                                                                             ======

     The operating results for the healthcare subsidiary for the period January 16, 1996 to March 31, 1996 were as follows (in thousands):

          Revenue..........................................................  $   3
          Expenses.........................................................    192
                                                                             -----
          Income (loss) before income taxes................................   (189)
          Income tax (benefit).............................................    (71)
                                                                             -----
          Net income (loss)................................................  $(118)
                                                                             =====

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

20. SEGMENT INFORMATION

     The operations of ESIF, prior to the January 1996 acquisition of SHC, were solely in the workers' compensation insurance industry segment. Subsequent to the acquisition of SHC, ESIF also operates in the insurance administration segment. Financial information by industry segment for revenues, income before income taxes, and identifiable assets are summarized as follows:

                                                          WORKERS'
                                                        COMPENSATION     INSURANCE      INTERCOMPANY
                                              TOTAL      INSURANCE     ADMINISTRATION   ELIMINATION
                                             --------   ------------   --------------   ------------
                                                                 (IN THOUSANDS)
    Year Ended March 31, 1994
      Revenues.............................  $158,591     $158,591              --              --
      Income before income taxes...........  $ 13,419     $ 13,419              --              --
      Identifiable assets..................  $405,765     $405,765              --              --
    Year Ended March 31, 1995
      Revenues.............................  $140,815     $140,815              --              --
      Income before income taxes...........  $ 30,154     $ 30,154              --              --
      Identifiable assets..................  $425,206     $425,206              --              --
    Year Ended March 31, 1996
      Revenues.............................  $140,328     $132,393        $ 15,051        $ (7,116)
      Income before from continuing
         operations before income taxes....  $   (123)    $ (1,559)       $  1,436              --
      Identifiable assets..................  $492,178     $401,679        $ 90,499              --

     Depreciation expense and capital expenditures are not considered material.

     The preceding financial information does not include the computer software operations which are presented as discontinued operations in the accompanying financial statements.


21. RELATED PARTY TRANSACTIONS



     As more fully described in Note 5, ESIF has entered into office premises lease agreements with certain Trustees of ESIF.



     As more fully described in Note 6, ESIF has entered into reinsurance agreements with an insurance company in which a Trustee of ESIF has an ownership interest.



     As more fully described in Note 14, to comply with requirements of the Florida DOI, SHC's president and chief executive officer has personally indemnified ESIF up to a maximum of $5.0 million for certain loss, injury, or damage to ESIF, if any, which may result from the acquisition of SHC.



     Entities in which SHC's president and chief executive officer held ownership interests have provided certain transportation related services to SHC. Fees paid by SHC to these entities aggregate approximately $0.08 million and $0.4 million for the years ended March 31, 1995 and 1996, respectively.



     SHC's president and chief executive officer is also a member of the Board of Directors of Florida Retail Federation (the "Association"), which is the sponsoring trade association for Florida Retail Fund ("FRF"), one of the group self-insurance funds administered by SHC. The Association, as the fund sponsor, is entitled to a fee equal to 1% of FRF's premiums earned in each year, and SHC is obligated to pay such fee out of the administrative fee it receives from FRF. During the fiscal years ended March 31, 1994, 1995 and 1996, SHC paid approximately $1.0 million, $1.0 million and $0.9 million to the Association for such fees. During the years ended March 31, 1994, 1995 and 1996, FRF paid to SHC fees for administrative services of approximately $32.7 million, $30.5 million and $27.7 million, respectively.

                         REPORT OF INDEPENDENT AUDITORS

Board of Trustees
Employers Self Insurers Fund

     We have audited the accompanying consolidated balance sheet of Employers Self Insurers Fund (the Company) and its subsidiaries as of September 30, 1996, and the related consolidated statements of income, changes in equity, and cash flows for the six months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company and its subsidiaries at September 30, 1996, and the results of their operations and their cash flows for the six months then ended, in conformity with generally accepted accounting principles.

     The accompanying financial statements for 1995 were not audited by us and, accordingly, we do not express an opinion on them.

                                   ERNST & YOUNG LLP

Jacksonville, Florida
November 21, 1996

                 EMPLOYERS SELF INSURERS FUND AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS


                                                                            SEPTEMBER 30,
                                                                       -----------------------
                                                                         1995           1996
                                                                       --------       --------
                                                                       (UNAUDITED)
                                                                           (IN THOUSANDS)
                                            ASSETS
Invested assets:
  Fixed maturities, available-for-sale...............................  $191,263       $173,420
  Preferred stock....................................................     2,956          3,787
  Common stock.......................................................    15,228         12,298
  Short-term investments.............................................    17,176         16,713
                                                                       --------       --------
          Total invested assets......................................   226,623        206,218
Cash and cash equivalents............................................     4,665          7,611
Premiums receivable (net of $2,000 and $2,000 allowance for doubtful
  accounts, respectively)............................................    78,229         67,179
Accounts receivable..................................................        --          3,102
Reinsurance recoverable, including $8,000 and $10,000 at September
  30, 1995 and September 30, 1996, respectively, from related party
  reinsurers.........................................................   107,451        103,861
Recoverable from Florida Special Disability Trust Fund...............    17,775         21,138
Accrued investment income............................................     3,646          2,810
Income taxes recoverable.............................................        --          6,234
Equipment and software...............................................        --          2,358
Non-compete agreement................................................        --            100
Capitalized computer software costs..................................        --          5,408
Value assigned to future administration of insurance contracts.......        --          6,140
Unamortized debt acquisition cost....................................        --            596
Excess of cost over net assets of business acquired..................        --         47,925
Deferred income taxes................................................    17,514         17,446
Other assets.........................................................       109          3,506
Net assets of discontinued operations................................        --            678
                                                                       --------       --------
          Total assets...............................................  $456,012       $502,310
                                                                       ========       ========

                                    LIABILITIES AND EQUITY
Liabilities:
  Loss and loss adjustment expenses..................................  $364,210       $378,196
  Debt...............................................................        --         36,500
  Unallocated policyholder remittances...............................    51,208         46,000
  Accounts payable and accrued expenses..............................     7,100         10,532
  Taxes, licenses and fees...........................................     2,076          1,471
  Deferred revenue...................................................        34          4,618
  Federal income taxes payable.......................................       297             --
                                                                       --------       --------
          Total liabilities..........................................   424,925        477,317
Equity:
  Retained earnings..................................................    26,848         24,045
  Unrealized appreciation (depreciation) on available-for-sale
     securities......................................................     4,239            948
                                                                       --------       --------
          Total equity...............................................    31,087         24,993
                                                                       --------       --------
          Total liabilities and equity...............................  $456,012       $502,310
                                                                       ========       ========


                            See accompanying notes.

                 EMPLOYERS SELF INSURERS FUND AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                            SIX MONTHS ENDED
                                                                              SEPTEMBER 30,
                                                                         -----------------------
                                                                            1995          1996
                                                                         -----------     -------
                                         (IN THOUSANDS)
                                                                         (UNAUDITED)
Revenue:
  Premiums earned......................................................    $63,145       $49,029
  Net investment income................................................      7,598         6,363
  Realized investment gains............................................        919             8
  Administrative fees..................................................         --        17,432
  Other income.........................................................         90           216
                                                                         -----------     -------
          Total revenue................................................     71,752        73,048
Losses and expenses:
  Losses and loss adjustment expenses..................................     42,365        32,135
  Other underwriting, general and administrative expenses..............     21,623        30,532
  Amortization and depreciation........................................         --         2,499
  Interest expense.....................................................         --         1,831
                                                                         -----------     -------
          Total losses and expenses....................................     63,988        66,997
                                                                         -----------     -------
Income from continuing operations before income taxes..................      7,764         6,051
Income tax expense.....................................................      2,390         2,400
                                                                         -----------     -------
Income from continuing operations......................................      5,374         3,651
                                                                         -----------     -------
Discontinued operations:
  Loss from operation (net of income tax benefit of $212 in 1996)......         --          (412)
  Loss from disposition (net of income tax benefit of $289 in 1996)....         --          (478)
                                                                         -----------     -------
  Loss from discontinued operations....................................         --          (890)
                                                                         -----------     -------
Income before extraordinary charge.....................................      5,374         2,761
Extraordinary charge for conversion costs (net of income tax benefit of
  $226 in 1996)........................................................         --          (375)
                                                                         -----------     -------
Net income.............................................................    $ 5,374       $ 2,386
                                                                         =========       =======

                            See accompanying notes.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

                  CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
                  SIX MONTHS ENDED SEPTEMBER 30, 1995 AND 1996

                                                                             UNREALIZED
                                                                            APPRECIATION
                                                                         (DEPRECIATION) OF
                                                                         AVAILABLE-FOR-SALE
                                                              RETAINED        SECURITY
                                                              EARNINGS      INVESTMENTS        TOTAL
                                                              --------   ------------------   -------
                                           (IN THOUSANDS)
Balance at March 31, 1995 (unaudited).......................  $ 21,474        $ (1,409)       $20,065
Net income (unaudited)......................................     5,374              --          5,374
Change in net unrealized investment gains (unaudited).......        --           5,648          5,648
                                                               -------         -------        -------
Balance at September 30, 1995 (unaudited)...................  $ 26,848        $  4,239        $31,087
                                                               =======         =======        =======
Balance at March 31, 1996...................................  $ 21,659        $  1,495        $23,154
Net income..................................................     2,386              --          2,386
Change in net unrealized investment gains...................        --            (547)          (547)
                                                               -------         -------        -------
Balance at September 30, 1996...............................  $ 24,045        $    948        $24,993
                                                               =======         =======        =======

                            See accompanying notes.

                 EMPLOYERS SELF INSURERS FUND AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                          SIX MONTHS ENDED
                                                                            SEPTEMBER 30,
                                                                       -----------------------
                                                                         1995          1996
                                                                       ---------     ---------
                           (IN THOUSANDS)                              (UNAUDITED)
OPERATING ACTIVITIES:
Net income...........................................................  $   5,374     $   2,386
Adjustments to reconcile net income to net cash provided by operating activities:
  Amortization and depreciation......................................         --         2,499
  Net realized gains.................................................       (429)           (8)
  Bad debt allowance.................................................         --           500
  Increase in premiums receivable....................................    (27,838)      (29,586)
  Decrease in accounts receivable....................................         --            56
  Decrease in reinsurance recoverable................................      2,690        11,883
  Increase in special disability trust fund recoverable..............     (1,896)       (1,078)
  (Increase) decrease in accrued investment income...................       (236)          127
  Decrease in federal income tax recoverable.........................         --         3,456
  (Increase) decrease in deferred income taxes.......................      1,586        (1,090)
  (Increase) decrease in other assets................................      1,220        (1,905)
  Discontinued operations............................................         --           (67)
  Decrease in loss and loss adjustment expense.......................     (3,182)      (13,661)
  Increase in unallocated policyholder remittances...................     32,973        31,365
  Decrease in accounts payable and accrued expenses..................     (5,589)       (3,960)
  (Increase) decrease in taxes, license, and fees....................        214           (22)
  Decrease in deferred revenue.......................................         --        (2,767)
  Decrease in federal income tax payable.............................     (4,580)           --
                                                                       ---------     ---------
Net cash provided (used) in operating activities.....................        307        (1,872)
INVESTING ACTIVITIES:
Purchase of investments securities...................................   (410,101)     (816,626)
Disposal and maturity of investment securities.......................    411,475       823,189
Purchase of equipment and software...................................         --          (258)
                                                                       ---------     ---------
Net cash provided by investing activities............................      1,374         6,305
FINANCING ACTIVITIES:
Decrease in notes payable............................................         --        (7,500)
                                                                       ---------     ---------
Net cash provided by financing activities............................         --        (7,500)
                                                                       ---------     ---------
Net increase (decrease) in cash and cash equivalents.................      1,681        (3,067)
Beginning cash and cash equivalents..................................      2,984        10,678
                                                                       ---------     ---------
Ending cash and cash equivalents.....................................  $   4,665     $   7,611
                                                                       =========     =========

                            See accompanying notes.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             SEPTEMBER 30, 1995 (UNAUDITED) AND SEPTEMBER 30, 1996


1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

  Organization

     Employers Self Insurers Fund ("ESIF") is domiciled in Florida as a self-insurance workers' compensation fund defined by section 624.4621, Florida Statutes. ESIF is regulated by the Bureau of Self Insurance under the Department of Insurance of the State of Florida ("Florida DOI").


     ESIF was formed in 1978 for the stated purpose of providing statutory workers' compensation coverage for certain Florida employers. ESIF's wholly owned subsidiary, Employers Safety Group Association, Inc. ("ESGA"), is a trade association primarily for employers in the construction, manufacturing, wholesale and retail, and service industries. Any employer that obtains workers' compensation coverage from ESIF automatically becomes a member of ESIF with certain rights, including the right to vote for the election of ESIF's Trustees and the right to participate in the distribution of the surplus of ESIF in the event of its liquidation. However, all members of ESIF are subject to joint and several liability for the obligations of ESIF. ESIF has historically retained its earnings and profits to pay its obligations and avoid making assessments against its members.



     ESIF is a trust with a Board comprised of six Trustees, but no employees or officers. ESIF's bylaws specifically direct the Board to engage an administrator, and ESIF's administrator since its inception has been Summit Consulting, Inc. ("SCI"). SCI performs all daily operational activities for ESIF, including premium and claims processing, pursuant to a written agreement. SCI also performs similar functions for four other group self-insurance funds located in Florida, Louisiana and Kentucky.



     SCI owns several subsidiaries formed to assist it in providing specialized administrative services, and SCI is wholly owned by a holding company, Summit Holding Corporation ("SHC"). Effective January 16, 1996, ESIF purchased all of the outstanding stock of SHC (see Note 14 for a further discussion of this acquisition). In addition to SHC and its subsidiaries, ESIF also owns a reinsurance subsidiary, U.S. Employers Insurance, Inc. ("USEI").



     Pursuant to an Amended Plan of Conversion and Recapitalization, and subject to certain conditions stated therein, ESIF intends to convert to a stock property and casualty insurance company. In such transaction, ESIF will become wholly owned by a newly formed holding company and ESIF's members will receive preferred stock of the holding company in exchange for their membership interests.


  Consolidation and Presentation


     The accompanying consolidated financial statements include the accounts, after intercompany eliminations, of ESIF and its wholly owned subsidiaries and have been prepared in conformity with generally accepted accounting principles ("GAAP") applicable to stock property and casualty insurance companies, which differ from statutory accounting practices prescribed or permitted by the Florida DOI.



     The financial statements as of September 30, 1995 and for the six months then ended are unaudited. In the opinion of management, these unaudited financial statements have bee prepared in accordance with generally accepted accounting principles and all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation have been included.


  Use of Estimates and Assumptions

     The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Such estimates and assumptions could change in the future as more information becomes known which could impact the amounts reported and disclosed herein.

  Recognition of Revenues


     Workers' compensation insurance premiums are based on rates established by the National Council on Compensation Insurance ("NCCI"). Premium revenues generally are recognized over the life of the related policies on the daily pro rata method with a reserve for earned premiums established for the unexpired portion of the premiums applicable to those policies. For retrospectively rated policies, the ultimate premium for a period is determined on the basis of the insured's actual losses for that period. If the actual losses are less than expected, ESIF may be required to refund a portion of the premiums previously paid. ESIF considers loss development experience through the date of the financial statements in estimating the ultimate premium and, as adjustments to premiums become necessary as a result of loss development, such adjustments are included in current operations.


     Administrative fee revenue is recognized in proportion to the recognition of earned premiums by the self-insurance funds at the contractual administrative fee percentage of premiums. Adjustments to revenue for premium audits are recorded in the period they occur. Fees for administrative services provided to ESIF subsequent to the date of ESIF's acquisition of SHC have been eliminated in the consolidated statement of operations.

     Reinsurance premiums ceded are recorded and recognized on a pro rata basis of earned premiums of the contract.

  Income Taxes

     Income taxes have been provided using the liability method in accordance with Financial Accounting Standards Board ("FASB") Statement No. 109, Accounting for Income Taxes. Under that method, deferred tax assets and liabilities are determined based on the differences between financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates.

  Investments

     In 1993, the FASB issued Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities. Statement No. 115 requires that debt securities are to be classified as either held-to-maturity (carried at amortized cost), available-for-sale (carried at market with unrealized gains or losses reported in equity), or trading (carried at market with unrealized gains or losses reported in net income).

     ESIF believes that it has the ability and intent to hold to maturity its debt security investments. However, ESIF also recognizes there may be circumstances where it may be appropriate to sell a security prior to maturity in response to unforeseen changes in circumstances. Recognizing the need for the ability to respond to changes in tax position and in market conditions, the ESIF has designated its entire investment portfolio as available-for-sale.

     Investments are reported in the accompanying balance sheets on the following basis:

     - Available-for-sale securities are reported at current market value. Changes in market value of available-for-sale securities, after applicable deferred income taxes, are reported as unrealized appreciation or depreciation directly in equity and, accordingly, have no effect on net income.

     - Equity security investments, consisting of common and nonredeemable preferred stocks, are carried at current market value with changes in such value reported as unrealized appreciation or depreciation directly in equity, after applicable income taxes, having no effect on net income.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     - Short-term investments are reported at cost.

     The cost of securities sold is based on specific identification and the resulting realized gains and losses are included in the determination of net income.

     In the normal course of business, ESIF is party to financial instruments, none of which have significant off-balance-sheet risk.

  Loss and Loss Adjustment Expenses


     The reserve for unpaid loss and loss adjustment expenses ("LAE") represents management's best estimate of the ultimate cost of the loss and LAE that are unpaid at the balance sheet date including incurred but not reported claims. Such reserve is established by management based upon: (i) results of actuarial reviews which incorporate ESIF's experience with similar cases, estimates of future claim trends, and historical trends such as recurring loss payment and reporting patterns, claim closures and product mixes; (ii) facts known to the company; and (iii) regulatory requirements. Such reserve is continually reviewed and as adjustments become necessary, such adjustments are included in current operations.


     The reserve for permanent indemnity disability claims has been discounted at 4% as permitted under Florida law. For GAAP purposes, discounting is computed based on the ESIF's anticipated payout patterns and a discount rate consistent with that permitted by section 625.091, Florida Statutes. The amount of such discount was $4.8 million and $4.2 million at September 30, 1995 and 1996, respectively.

  Reinsurance

     Under FASB Statement No. 113, Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts, all assets and liabilities related to reinsurance ceded contracts are reported on a gross basis rather than the previous practice of reporting such assets and liabilities net of reinsurance. The amounts recoverable from reinsurers are classified separately on the balance sheet.

     The accompanying statements of operations reflect premiums and losses incurred, net of reinsurance ceded (see Note 6). Reinsurance arrangements allow management to control exposure to potential losses arising from large risks. A significant portion of the reinsurance is effected under excess of loss reinsurance contracts. Amounts recoverable from reinsurers are estimated in a manner consistent with the loss and loss expense reserves associated with the reinsured policies. Similarly, reinsurance premiums, losses and loss adjustment expenses are accounted for on bases consistent with those used in accounting for the related original policies issued and the terms of the reinsurance contracts.

  Guaranty Fund Assessments


     As a self-insurance fund, ESIF has periodically been assessed by a state guaranty fund as part of that fund's activities to collect funds from solvent self-insurance funds to cover certain losses to policyholders of insolvent self-insurance funds, after assessment of such policyholders of the insolvent funds. This type of guaranty fund is separate from the Florida Special Disability Trust Fund (the "SDTF"), which is designed to pay insurers for certain benefits paid to previously injured workers, as discussed in Note 13.



     Florida law limits the assessment to a maximum of 2% of direct written premiums annually, but because there are many uncertainties regarding the ultimate amount of assessments, ESIF's policy has been to recognize its obligation for guaranty fund assessments when it receives notice that an amount is payable to the guaranty fund. At September 30, 1996, ESIF was not able to reasonably estimate the potential effects of any future assessments and, accordingly, the accompanying financial statements do not include any provision for such future assessments. Assessments charged to expense during the six months ended September 30, 1995

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

and 1996 were $0.8 million and $0.7 million, respectively. Such assessments are credited against ESIF's administrative tax.

     Upon conversion to a stock property and casualty insurer, ESIF will be subject to assessment by a separate guaranty fund. Such assessments will not be credited against ESIF's administrative tax.

  Concentrations of Credit or Financial Risk

     Florida law allows the Company to write policies only in the State of Florida. Therefore, all of ESIF's premium revenues for the six months ended September 30, 1995 and 1996 were derived from policies offered to customers located in Florida. Accordingly, ESIF could be adversely affected by economic downturns, significant unemployment, and other conditions that may occur from time-to-time in Florida, which may not as significantly affect its more geographically diversified competition.

     SHC has significant amount of revenue associated with its third-party processing as a result of its contracts with several self-insurance funds. Changes with respect to these contracts could adversely affect ESIF.


     As further described in Note 6, ESIF has significant amounts of reinsurance recoverables as a result of ceding reinsurance under specific and aggregate reinsurance treaties.


  Intangible Assets


     Cost in excess of net assets of businesses acquired totaling $49.0 million was recorded in conjunction with the January 1996 acquisition of SHC. This intangible asset is being amortized on a straight-line basis over 25 years.



     ESIF's cost associated with the purchase of customer listings recorded in conjunction with the January 1996 acquisition of SHC totals $6.5 million. This intangible asset is being amortized on a straight-line basis over 10 years.



     At the balance sheet date, ESIF evaluates the recoverability of the cost in excess of net assets acquired and the cost associated with customer listings through a comparison of forecasted undiscounted cash flows of SHC and the remaining asset balances.


  Equipment and Software

     Equipment and software are recorded at cost. Depreciation is computed using the straight-line method over the useful lives of the related assets.

  Cash and Cash Equivalents

     ESIF considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

  Bad Debt Allowance

     The bad debt allowance is based on ESIF's experience with uncollectible premiums receivable and represents ESIF's best estimate of the ultimate uncollectible amounts incurred through the balance sheet date.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

2. INVESTMENTS

     The amortized cost and the fair value of debt security investments are summarized as follows:

                                                                  GROSS        GROSS
                                                    AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                                                      COST        GAINS        LOSSES      VALUE
                                                    ---------   ----------   ----------   --------
                                                                    (IN THOUSANDS)
    AT SEPTEMBER 30, 1995 (UNAUDITED)
      U.S. Treasury and government agencies.......  $  61,796     $1,047       $  125     $ 62,718
      States and political subdivisions...........     66,216      1,346          345       67,217
      Industrial and miscellaneous................     29,277        405          520       29,162
      Mortgage-backed securities:
         U.S. government agencies.................     31,057      1,120           11       32,166
                                                     --------     ------       ------     --------
    Total debt securities available-for-sale......  $ 188,346     $3,918       $1,001     $191,263
                                                     ========     ======       ======     ========
    AT SEPTEMBER 30, 1996
      U.S. Treasury...............................  $  49,286     $  214       $  875     $ 48,625
      States and political subdivisions...........     67,799        950          401       68,348
      Industrial and miscellaneous................     42,875        566          535       42,906
      Mortgage-backed securities:
         U.S. government agencies.................     13,603        134          196       13,541
                                                     --------     ------       ------     --------
    Total debt securities available-for-sale......  $ 173,563     $1,864       $2,007     $173,420
                                                     ========     ======       ======     ========

     The amortized cost and estimated fair value of debt securities at September 30, 1996, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities because certain borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                       AMORTIZED         FAIR
                                                                         COST           VALUE
                                                                       ---------       --------
                                                                            (IN THOUSANDS)
Years to maturity:
  One or less........................................................  $   3,005       $  3,008
  After one through five.............................................     62,368         62,316
  After five through ten.............................................     78,234         77,983
  After ten..........................................................     16,353         16,572
                                                                        --------       --------
                                                                         159,960        159,879
  Mortgage-backed securities.........................................     13,603         13,541
                                                                        --------       --------
Total................................................................  $ 173,563       $173,420
                                                                        ========       ========

     Proceeds from the sales of investments in debt securities during the six months ending September 30, 1996 were $45.8 million. Gross gains of $0.3 million and gross losses of $0.7 million were realized on those sales. Proceeds from the sales of investments in debt securities during the six months ending September 30, 1995 were $83.5 million. No gains or losses were realized on those sales.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Unrealized gains and losses on investments in preferred and common stocks are reported directly in equity and do not affect operations. The gross unrealized gains and losses on, and the cost and fair value of, those investments are summarized as follows:

                                                                  GROSS        GROSS
                                                                UNREALIZED   UNREALIZED    FAIR
                                                       COST       GAINS        LOSSES      VALUE
                                                      -------   ----------   ----------   -------
                                                                    (IN THOUSANDS)
    AT SEPTEMBER 30, 1995 (UNAUDITED)
      Preferred stocks..............................  $ 2,890     $   71        $  5      $ 2,956
      Common stocks.................................   13,387      1,958         117       15,228
                                                      -------     ------        ----      -------
    Total...........................................  $16,277     $2,029        $122      $18,184
                                                      =======     ======        ====      =======
    AT SEPTEMBER 30, 1996
      Preferred stocks..............................  $ 3,759     $   53        $ 25      $ 3,787
      Common stocks.................................   10,663      1,844         209       12,298
                                                      -------     ------        ----      -------
    Total...........................................  $14,422     $1,897        $234      $16,085
                                                      =======     ======        ====      =======

     Major categories of ESIF's investment income are summarized as follows:

                                                                          SIX MONTHS ENDED
                                                                           SEPTEMBER 30,
                                                                        --------------------
                                                                           1995        1996
                                                                        -----------   ------
                                                                        (UNAUDITED)
                                                                           (IN THOUSANDS)
    Income:
      Bonds...........................................................    $ 6,585     $5,159
      Preferred stocks................................................         79        133
      Common stocks...................................................        181        145
      Short-term investments and cash.................................        753        926
                                                                           ------     ------
    Net investment income.............................................    $ 7,598     $6,363
                                                                           ======     ======


     The Florida DOI requires cash and investments to be held in trust for the Florida DOI for 10% of statutory basis loss reserves and the 1986-1995 fund years aggregate reserve plans. The aggregate plans approved by the Florida DOI require the interest earned on the related reserves to accumulate with the restricted principal. The reserves are reviewed annually and a revised funding plan is submitted to the Florida DOI. At September 30, 1995 and 1996, the amount in trust is approximately $61.0 million and $52.0 million, respectively.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3. PROPERTY AND EQUIPMENT

     The major components of equipment and software at September 30, 1996 are as follows (in thousands):

    Furniture, fixtures and equipment...........................................  $  914
    Data processing equipment...................................................     757
    Airplane....................................................................     968
    Leasehold improvements......................................................     122
    Software....................................................................     189
    Automobiles.................................................................      24
                                                                                  ------
                                                                                   2,974
    Less accumulated depreciation...............................................     616
                                                                                  ------
                                                                                  $2,358
                                                                                  ======

     Depreciation expense for the period ended September 30, 1996 was $0.4 million. Substantially all equipment and software was acquired in the January 1996 acquisition of SHC.

4. INTANGIBLES

     The majority of the ESIF's intangible assets were recorded in connection with the acquisition of SHC and are stated at cost, which represents fair value as of the acquisition date, less accumulated amortization, and include purchased software, customer accounts and contracts, and the excess of the purchase price over the fair value of identifiable net assets acquired. Purchased software, customer accounts and contracts are being amortized on a straight-line basis over the estimated useful lives and contract period which range from three to ten years. The excess of cost over the fair value of identifiable net assets acquired is being amortized on a straight-line basis over 25 years.

     Intangible assets consist of the following as of September 30, 1996 (in thousands):

    Unamortized debt acquisition costs.........................................  $   757
    Purchased software.........................................................    6,300
    Goodwill...................................................................   49,645
    Customer accounts and contracts............................................    6,608
                                                                                 -------
                                                                                  63,310
    Less accumulated amortization..............................................    3,241
                                                                                 -------
                                                                                 $60,069
                                                                                 =======

5. LEASES

     SHC leases office premises and automobiles under noncancelable operating leases which expire at various dates through the year 2001. These leases generally contain renewal options and escalation clauses based on increases in lessors' operating expenses and other charges. ESIF anticipates that most leases will be renewed or replaced upon expiration.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Future minimum annual payments at September 30, 1996 for all noncancelable leases are (in thousands):

            Six Months Ended March 31:
              1997......................................................  $  903
            Years Ended March 31:
              1998......................................................   1,578
              1999......................................................   1,547
              2000......................................................   1,180
              2001......................................................     103
                                                                          ------
            Total minimum future lease payments.........................   5,311
            Income from subleases.......................................    (118)
                                                                          ------
            Net minimum future lease payments...........................  $5,193
                                                                          ======

     In excess of 80% of the future lease commitments relates to rented office premises from certain trustees of ESIF.

     Rental expense for the six months ended September 30, 1996 for operating leases totaled $0.9 million.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

6. REINSURANCE


     In accordance with general practice in the insurance industry, the ESIF's insurance subsidiaries are engaged in reinsurance transactions to cede risk to other companies. Reinsurance ceded contracts do not relieve ESIF and its insurance subsidiaries from their obligation to policyholders, as they remain liable to their policyholders to the extent that any reinsurer does not meet its obligations for reinsurance ceded to it under reinsurance contracts. The largest net amount retained by ESIF or its Subsidiaries on any one occurrence is $500,000 with a $750,000 deductible in the six months ended September 30, 1995 and $500,000 with a $500,000 deductible in the six months ended September 30, 1996. Reinsurance agreements are in force with certain maximum limits, as well as excess of loss reinsurance agreements.



                              SPECIFIC REINSURANCE


                                 (IN THOUSANDS)



 FISCAL
  YEAR                                                  SPECIFIC
  ENDED                                  SPECIFIC      OCCURRENCE
MARCH 31,            CARRIER            ATTACHMENT       LIMIT
---------     ----------------------    ----------     ----------
1982          INA                       $      100     $    2,000
              Employers Re                   2,100          3,000
1983          INA                              125          2,000
              Employers Re                   2,125          3,000
1984          Employers Re                     125          2,000
              INA                            2,125      Statutory
1985          Employers Re                     125          2,000
              INA                            2,125      Statutory
1986          Employers Re                     225         20,000
1987          Safety Mutual(1)               1,000          5,000
              Old Republic(2)                1,000          1,000
              National Union(2)              2,000          8,000
1988          Old Republic                   1,000          5,000
1989          Old Republic                   1,000          5,000
1990          Transamerica                   1,000         15,000
1991          Transamerica                   1,000         15,000
1992          Transamerica                   1,000         25,000
1993          Transamerica                   1,000         25,000
1994          Lloyd's                          500            500
              Transamerica                   1,000      Statutory
1995          Lloyd's                          500            500
              Continental Casualty           1,000      Statutory
1996          Federal Insurance Co.            500            500
              Federal Insurance Co.          1,000          1,000
              Continental Casualty           2,000      Statutory
1997          Lloyd's                          500          1,500
              National Union                 2,000      Statutory

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


                             AGGREGATE REINSURANCE


                                 (IN THOUSANDS)



 FISCAL
  YEAR
 ENDED                                 AGGREGATE      AGGREGATE
MARCH 31            CARRIER            ATTACHMENT       LIMIT
--------     ----------------------    ----------     ---------
1982         INA                        $ 11,542      $   2,000
             Employers Re                 13,542          3,000
             INA                          16,542      Statutory
1983         INA                          11,365          2,000
             Employers Re                 13,365          3,000
             INA                          16,365      Statutory
1984         Employers Re                 14,341          2,000
             INA                          16,341      Statutory
1985         Employers Re                 17,814          3,000
             INA                          20,814      Statutory
1986         Employers Re                 40,091            301
1987         N/A                          N/A            N/A
1988         N/A                          N/A            N/A
1989         Crossroads                   90,648         19,000
1990         Crossroads                  110,973         25,000
1991         Crossroads                  130,726         31,000
1992         Crossroads                  113,015         31,000
1993         Crossroads                  141,956         33,401
1994         Crossroads                  146,016         34,357
1995         Crossroads                  133,800         31,482
1996         Crossroads                  115,970         27,287
1997         N/A                          N/A            N/A


     Insurance premiums for the six months ended September 30, 1995 and 1996 are summarized as follows:

                                                                          1995        1996
                                                                       -----------   -------
                                                                       (UNAUDITED)
                                                                          (IN THOUSANDS)
    Direct premiums earned...........................................    $66,351     $52,402
    Reinsurance ceded................................................      3,206       3,373
                                                                         -------     -------
    Net premiums earned..............................................    $63,145     $49,029
                                                                         =======     =======


                                                                         1995       1996
                                                                       --------   --------
                                                                         (IN THOUSANDS)
    Gross premiums written...........................................  $124,643   $107,274
    Ceded premiums written...........................................     6,820      4,096
                                                                       --------   --------
    Net premiums written.............................................  $117,823   $103,178
                                                                       ========   ========

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Losses and LAE incurred for the six months ended September 30, 1995 and 1996 are summarized as follows:

                                                                          1995        1996
                                                                       -----------   -------
                                                                       (UNAUDITED)
                                                                          (IN THOUSANDS)
    Direct losses and LAE............................................    $42,435     $36,122
    Reinsurance ceded................................................         70       3,987
                                                                         -------     -------
    Net losses and LAE incurred......................................    $42,365     $32,135
                                                                         =======     =======

     Reinsurance ceded premiums and losses included in the preceding table reflect the elimination of amounts assumed by USEI through retrocession by Crossroads Insurance Company, Limited ("Crossroads") of amounts ceded by ESIF to Crossroads as described in the following paragraph.


     Of the reinsurance ceded amounts above for six months ended September 30, 1996, premiums of $-0-, losses and LAE of $1.9 million, are attributable to reinsurance agreements with Crossroads a Bermuda domiciled insurance company, which a Trustee of ESIF has an ownership interest. Crossroads is licensed to do business in Florida and is a member of the Florida Insurance Guaranty Association. Fifty percent of business ceded to Crossroads has been retroceded by Crossroads to USEI. All of ESIF's aggregate excess reinsurance coverage for fiscal years ended March 31, 1989, 1993, 1994 and 1995 is also ceded to Crossroads. At September 30, 1995 and 1996 loss and LAE reserves recoverable of approximately $8.0 million and $10.0 million, respectively (net of amounts retroceded to USEI), are attributable to excess reinsurance agreements with Crossroads. For the fiscal years 1986, 1987, 1990, 1991 and 1992, effective aggregate excess reinsurance is not currently in place because these years have been self-funded or because the coverages have expired. Exposure to significant adverse development for these years is considered minimal due to the maturity of the loss development for these years.



     In the six months ended September 30, 1995 and 1996, ESIF did not commute any ceded reinsurance nor did it enter into or engage in any loss portfolio transfers.


     ESIF remains obligated for amounts ceded in the event that the reinsurers do not meet their obligations.


     ESIF's reinsurance recoverable asset at September 30, 1996 is comprised of amounts related to reinsurance agreements with the following companies (dollars in thousands):



                                                                PAID     UNPAID
                       REINSURANCE CARRIER                     CLAIMS    CLAIMS     TOTAL
    ---------------------------------------------------------  ------   --------   --------
    American Re..............................................  $   --   $    380   $    380
    Cayzer Steel.............................................       2         --          2
    Cigna....................................................     189         --        189
    Continental Casualty.....................................      --      9,245      9,245
    Crossroads...............................................     653     10,305     10,958
    Employers Re.............................................     505      6,406      6,911
    Federal Ins. Co..........................................      --      8,417      8,417
    INA......................................................      --      5,156      5,156
    Lloyds of London.........................................      --     14,595     14,595
    National Union...........................................      --      1,590      1,590
    Old Republic.............................................      37     15,172     15,209
    Transamerica.............................................      25     31,185     31,210
                                                               ------     ------   --------
              Total..........................................  $1,411   $102,451   $103,862
                                                               ======     ======   ========

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


     All of the recoverable amounts related to paid claims have been outstanding less than ninety days at the balance sheet date. The reinsurance recoverable amounts related to unpaid claims are calculated considering the provisions of the specific and aggregate reinsurance agreements and using ultimate losses by accident year consistent with the reported loss and LAE liabilities.


7. FEDERAL INCOME TAXES

     ESIF and its subsidiaries file a consolidated federal income tax return. ESIF does not have a tax sharing agreement with two of its subsidiaries, ESGA and USEI. ESIF does not collect from or refund to these subsidiaries the amount of income taxes or benefits which would result if the entities filed separate returns. An informal tax sharing agreement exists between ESIF and SHC such that the amount of taxes or tax benefits are shared as if separate returns were filed.

     Income before federal income taxes differs from taxable income principally due to tax-exempt investment income, dividends-received tax deductions, and differences in loss and LAE discounting and unearned premium reserves for tax and financial reporting purposes.

     Federal income taxes of $6.9 million and $12.2 million for the years ended March 31, 1995 and 1996, respectively, would be subject to recovery in the event that the Company incurs net operating losses within three years of the years for which such taxes were paid. State taxes paid was $0.8 million and $0.7 million for the six months ended September 30, 1995 and 1996, respectively.

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

     Significant components of the ESIF's deferred tax liabilities and assets as of September 30, as calculated in accordance with FASB Statement No. 109 are as follows:

                                                                        1995        1996
                                                                       -------     -------
                                                                       (UNAUDITED)
                                                                         (IN THOUSANDS)
    Deferred tax liabilities:
      Unrealized investment gains....................................  $   641     $   572
      Special Disability Trust Fund recoverables.....................      177         283
      Intangible assets..............................................       --       3,124
      Other..........................................................       --         209
                                                                       -------     -------
    Total deferred tax liabilities...................................      818       4,188
    Deferred tax assets:
      Discount on loss and LAE reserves..............................   16,207      19,780
      Unallocated remittances........................................    1,372       1,101
      Uncollectible premiums.........................................      753         753
                                                                       -------     -------
                                                                        18,332      21,634
      Valuation allowance for deferred tax assets....................       --          --
                                                                       -------     -------
    Total deferred tax assets........................................   18,930      21,634
                                                                       -------     -------
    Net deferred tax assets..........................................  $17,514     $17,446
                                                                       =======     =======


     ESIF has made an election under the Internal Revenue Code of 1986 to treat income tax payments attributable to loss reserve discounting as special estimated tax payments which are specifically recoverable upon reversal of the discounting effects. Accordingly, the deferred tax assets attributable to loss reserve discounting are considered to be fully recoverable. ESIF also has significant tax loss carryback potential for

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


the fiscal years ended March 31, 1994 and 1995. For those reasons, a deferred tax valuation allowance is not considered necessary.


     ESIF's consolidated federal income tax liability (asset) at September 30, is summarized as follows:

                                                                       1995         1996
                                                                     --------     --------
                                                                     (UNAUDITED)
                                                                        (IN THOUSANDS)
    Current........................................................  $    297     $ (6,234)
    Deferred.......................................................   (17,514)     (17,446)
                                                                     --------     --------
    Total net asset................................................  $(17,217)    $(23,680)
                                                                     ========     ========

     Significant components of the provision for income taxes for the six months ended September 30, attributable to continuing operations are as follows:

                                                                         1995       1996
                                                                        ------     -------
                                                                        (UNAUDITED)
                                                                          (IN THOUSANDS)
    Current tax expense...............................................  $2,292     $ 3,213
    Deferred taxes (benefit)..........................................      98        (813)
                                                                        ------     -------
    Total income tax expense on income................................  $2,390     $ 2,400
                                                                        ======     =======

     Income taxes paid by ESIF totaled $6.4 million and $3.3 million for the six months ended September 30, 1995 and 1996, respectively.

     The reconciliation of income tax expense for the six months ended September 30, attributable to continuing operations computed at the U.S. federal statutory tax rate of 35%, to income tax expense is as follows:

                                                                         1995       1996
                                                                        ------     -------
                                                                        (UNAUDITED)
                                                                          (IN THOUSANDS)
    Income tax (at 35% of pretax income or loss)......................  $2,717     $ 2,118
    Tax-exempt investment income......................................    (588)       (575)
    Non taxable/deductible expenses...................................      22          40
    Goodwill amortization.............................................      --         291
    State income taxes................................................     484         448
    Other items, net..................................................    (245)         78
                                                                        ------     -------
    Provision for federal income tax expense..........................  $2,390     $ 2,400
                                                                        ======     =======

8. LOSSES AND LAE

     The reserves for unpaid losses and LAE are estimated using individual case-basis valuations and statistical analyses. These estimates are subject to the effects of trends in loss severity and frequency. Although some variability is inherent in such estimates, management believes that the reserves for losses and LAE are adequate. The estimates are reviewed annually by independent consulting actuaries and adjusted as necessary as experience develops or new information becomes known; such adjustments are included in current operations.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The following table provides a reconciliation of the beginning and ending reserve balances for losses and LAE for the six months ended September 30, 1995 and 1996:

                                                                       SIX MONTHS ENDED
                                                                         SEPTEMBER 30,
                                                                   -------------------------
                                                                      1995           1996
                                                                   -----------     ---------
                                                                   (UNAUDITED)
                                                                        (IN THOUSANDS)
    Gross reserves for losses and LAE, at beginning of year......   $  367,391     $ 387,632
    Add: Discount on reserves....................................        4,875         4,668
    Less: Reinsurance recoverables...............................     (108,440)     (107,092)
          Special Disability Trust Fund recoverables.............      (24,836)      (31,376)
    LAE assumed through acquisition of SHC.......................           --        (3,398)
                                                                     ---------     ---------
    Net reserves for losses and LAE, at beginning of year........      238,990       250,434
    Add provision for claims occurring in:
      The current year...........................................       42,198        35,663
      Prior years................................................          167        (3,528)
                                                                     ---------     ---------
    Incurred losses during the current year......................       42,365        32,135
    Deduct payments for claims occurring in:
      The current year...........................................        3,753         3,565
      Prior years................................................       38,251        30,665
                                                                     ---------     ---------
    Claim payments during the current year.......................       42,004        34,230
    Net reserves for losses and LAE at end of year...............      239,351       248,339
    Add: Impact of Special Disability Trust Fund recoverables....       27,932        28,832
          Impact of Reinsurance recoverables.....................      101,702       102,396
          LAE assumed through acquisition of SHC.................           --         2,864
    Less: Discount on reserves...................................       (4,775)       (4,235)
                                                                     ---------     ---------
    Gross reserves for losses and LAE, at end of year............   $  364,210     $ 378,196
                                                                     =========     =========


     The foregoing reconciliation also shows that a $3.5 million reserve redundancy emerged during the six month period ended September 30, 1996. This amount represents the release of certain loss reserves previously carried which were determined, based on comparisons to actuarially projected amounts, to be redundant.

     Estimated future Special Disability Trust Fund ("SDTF") recoveries implicitly netted from loss reserves on a statutory basis were grossed up for GAAP purposes. This increased loss reserves by $27.9 million and $28.8 million at September 30, 1995 and 1996, respectively, and increased reinsurance recoverables by $10.6 million and $8.4 million at September 30, 1995 and 1996, respectively. In addition, ESIF has recorded, as an asset, amounts recoverable from the SDTF based upon ESIF's historical collection experience and the amount of claims identified as subject to SDTF recovery. The recoverable amount recorded at September 30, 1995 and 1996 was $17.8 million and $21.1 million, respectively.


     In order to quantify the amounts recoverable from the SDTF, ESIF reviews its claims that have been identified as subject to SDTF recovery considering ESIF's historical recovery experience on claims submitted to the SDTF. In addition, ESIF estimates the amount of claims it expects to recover over the next four years based on actual collection experience for the most recent three years, and discounts the expected recoveries using an appropriate interest rate. The amounts reflected as recoverables from the SDTF were based on the discounted expected collection amounts rather than on the total claims identified as subject to SDTF recovery. Accordingly, there is an implicit valuation allowance of approximately $8.0 million reflected in the recorded SDTF recoverable amounts.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


     LAE assumed in the acquisition of SHC represents unallocated LAE reserves established by ESIF that were, prior to the acquisition, provided by SHC under the administrator's contract between ESIF and SHC.


9. ACCRUED RETROSPECTIVE PREMIUMS

     Certain workers' compensation insurance policies issued by ESIF are retrospectively rated, and premiums are based on loss experience incurred under these contracts to date. Accrued retrospectively rated premiums, including those relating to bulk incurred but not reported, have been determined by or allocated to individual policyholder accounts. These amounts are summarized as follows:

                                                                           SEPTEMBER 30,
                                                                         -----------------
                                                                          1995      1996
                                                                         -------   -------
                                                                         (UNAUDITED)
                                                                          (IN THOUSANDS)
    Accrued retrospective premium......................................  $43,440   $23,990

10. EQUITY

     ESIF and its insurance subsidiaries, subsequent to the conversion to a stock property and casualty company, will have legal restrictions as to the transfer of funds in the form of dividends, loans, and advances. These restrictions, determined in accordance with statutory reporting practices, generally limit the payment of dividends to amounts based upon statutory surplus or profits and limit the amount of certain investments to specified percentages of statutory admitted assets. At September 30, 1996, under regulations applicable to stock property and casualty insurance companies, $2.0 million of ESIF's statutory net assets of $20.4 million can be transferred from the insurance entities without regulatory approval.

     Equity and net income as determined in accordance with statutory accounting practices for self-insurance funds as of and for the six months ended September 30, 1995 and 1996 are as follows:

                            SEPTEMBER 30,                          EQUITY        NET INCOME
    -------------------------------------------------------------  -------       ----------
                                                                        (IN THOUSANDS)
    1995 (unaudited).............................................  $49,738         $3,076
    1996.........................................................   20,465          4,824

     In order to improve the regulation of insurer solvency, the National Association of Insurance Commissioners issued a model law to implement risk-based capital ("RBC") requirements for property and casualty insurance companies, which are designed to assess capital adequacy and to raise the level of protection that statutory equity provides for policyholder obligations. The RBC formula for property and casualty insurance companies measures these major areas of risk facing property and casualty insurers: (i) underwriting, which encompasses the risk of adverse loss development and inadequate pricing; (ii) declines in asset values arising from credit risk; and (iii) declines in asset values arising from investment risks. Pursuant to the model law, insurers having less statutory equity than required by the RBC calculation will be subject to varying degrees of regulatory action, depending on the level of capital inadequacy. Florida, ESIF's state of domicile, has yet to adopt the provisions of the RBC model law. Upon completion of the conversion and recapitalization, ESIF's insurance subsidiaries will maintain statutory basis equity in excess of the amount required by Florida law.

11. COMMITMENTS AND CONTINGENCIES

     ESIF, in the normal course of business, is named as a defendant in various legal actions arising principally from claims made under insurance policies and contracts. Those actions are considered by ESIF in estimating the loss and LAE reserves. ESIF's management believes that the resolution of those actions will not have a material effect on ESIF's financial position or results of operations.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

12. SDTF

     The State of Florida maintains the SDTF for the purpose of providing benefits to workers who have a pre-existing condition and incur a second or subsequent injury. The SDTF is funded through annual assessments against workers' compensation insurers which are based on a percentage of gross workers' compensation premiums written.


     The SDTF has not charged adequate assessments to actuarially fund its claims liability. In 1996, the Florida legislature reauthorized the SDTF for four years; however, in the future, the Florida legislature may impose greater assessments on insurance carriers, such as ESIF, to satisfy pending claims. Moreover, it is not possible to predict how the SDTF will operate, if at all, in the future after the reauthorized period. Changes in the SDTF's operations which decrease the availability of recoveries from the SDTF, or increase SDTF's assessments payable by ESIF or changes in regulations which further limit ESIF's ability to reduce statutory basis loss reserves for a portion of SDTF future recoverable amounts may have a material adverse effect on ESIF's business, financial condition or results of operations. Discontinuance of the SDTF could have either a favorable or unfavorable effect on ESIF depending on the relation of the amount of assessments by SDTF to the amount of recoveries from SDTF. If the SDTF is discontinued, ESIF believes that the existing reimbursement obligations of the SDTF would become general obligations of the State of Florida, although there is no assurance that a reviewing court would adopt that view. The SDTF has made no acknowledgement with regard to the enforceability of its reimbursement obligations to insurers such as ESIF.


     Loss and LAE reserves included in the accompanying financial statements are presented gross of future SDTF recoveries and have been determined using historical loss data which excludes SDTF recoveries.

     ESIF has recorded an SDTF recoverable of $17.8 million and $21.1 million at September 30, 1995 and 1996, respectively, for the estimated amounts expected to be received from the SDTF. The estimated amount of recoveries was based on claims identified as subject to SDTF recovery as well as ESIF's recovery experience.

     Amounts recovered from SDTF for the six months ended September 30, 1995 and 1996 were $2.2 million and $4.3 million, respectively. Assessments paid by ESIF to the SDTF were $5.0 million and $2.5 million for the six months ended September 30, 1995 and 1996, respectively.

     ESIF has not recorded a liability for future assessments from SDTF. Such future assessments will be based on future premium amounts.

13. ACQUISITION OF SHC

     On January 16, 1996, ESIF and its subsidiaries purchased all of the outstanding capital stock of SHC. The purchase price consisted of $26.0 million paid in cash from the Company, $11.5 million in cash distributed by Summit and $44.0 million in assumption of debt by SHC (see Note 14). SHC is a third party administrator which provides insurance related services (including marketing, policy issuance and servicing, claims processing and administration, loss control, brokerage, audits, financial and data processing services and risk management services) to ESIF, four other self-insurance funds and a property and casualty insurance company. The acquisition was accounted for using the purchase method, and the results of operations of SHC are included in the consolidated statement of operations from the date of acquisition.

     The following unaudited pro forma information as of the six months ended September 30, 1995 presents the consolidated results of operations of ESIF and SHC as if the acquisition had been effective at April 1,

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

1995 after giving effect to adjustments to reflect the acquisition. This information is intended for informational purposes only and may not be indicative of ESIF's future results of operations (in thousands):

    Total revenues.............................................................  $91,226
    Income before income tax expense...........................................    9,732
    Net income.................................................................    6,573

     To comply with requirements of the Florida DOI, SHC's chairman has personally indemnified ESIF up to a maximum of $5.0 million for certain loss, injury or damage to ESIF which may result from the acquisition of SHC. Such indemnification will expire on the earlier of January 11, 2001 or on the date upon which the bank debt, incurred in the acquisition, is retired.

14. NOTES PAYABLE

     In connection with the purchase of SHC by ESIF, SHC utilized a bank term loan with rates based on LIBOR plus 3%. The balance as of September 30, 1996 for SHC was $34.5 million. Also, a revolving bank credit facility with rates approximating the prime rate was entered into as part of the agreement. The balance as of September 30, 1996 for SHC for this agreement was $2.0 million. Interest expense incurred as of September 30, 1996 was $1.7 million.

     Subsequent to September 30, 1996, the term loan and revolving credit facility agreements were amended.

     Maturities for the combined term loan and revolving credit facility (as amended) are as follows:

                                                                        REDUCTION IN THE
                                                           TERM        AVAILABILITY OF THE
                                                           LOAN     REVOLVING CREDIT FACILITY
                                                          -------   -------------------------
                                                                    (IN THOUSANDS)
        For the Six Months Ending March 31:
          1997..........................................  $ 1,825            $    --
        For the Years Ending March 31:
          1998..........................................    2,300                 --
          1999..........................................    3,925                 --
          2000..........................................    5,500                 --
          2001..........................................    9,500              1,500
          Thereafter....................................   11,450              3,500
                                                          -------             ------
                                                          $34,500            $ 5,000
                                                          =======             ======


     As collateral for the debt, SHC pledged the issued and outstanding stock of SCI and three other wholly owned subsidiaries, Bridgefield Casualty Insurance Company, Meritec Solutions, Inc. and Carolina Summit Healthcare, Inc. The credit agreement contains certain covenants which require that certain financial ratios and/or levels be maintained by SHC and its insurance subsidiary, Bridgefield Casualty. Among these covenants are the following: operating leverage, fixed charge coverage ratio, minimum stockholder equity and risk based capital for the insurance subsidiary.


15. EMPLOYEE BENEFIT PLANS

     ESIF's subsidiary, SHC, has a deferred savings and profit-sharing plan (the "401(k)") covering substantially all employees. Under the 401(k), SHC makes contributions equal to 75% of the participant's contributions, not to exceed 6% of the participant's annual compensation. SHC's contributions to the 401(k) totaled $0.2 million for the period April 1, 1996 to September 30, 1996.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

16. FAIR VALUES OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by ESIF in estimating its fair value disclosures for financial instruments:

     - Cash and cash equivalents, short-term investments: The carrying amounts reported in the balance sheet for these instruments approximate fair values.

     - Investment securities: Fair values for debt security investments are based on quoted market prices.

     - Premiums and accounts receivable: The carrying amounts of ESIF's receivables approximate fair values.

     - Notes payable: ESIF's subsidiary has $36.5 million of notes payable at September 30, 1996 that approximates its fair value.

     ESIF's fair value of reinsurance recoverable approximates its carrying value for September 30, 1995 and 1996, respectively, as summarized below:

                                                    SEPTEMBER 30, 1995    SEPTEMBER 30, 1996
                                                    -------------------   -------------------
                                                    CARRYING     FAIR     CARRYING     FAIR
                                                     AMOUNT     VALUE      AMOUNT     VALUE
                                                    --------   --------   --------   --------
                                                        (UNAUDITED)
                                                                 (IN THOUSANDS)
    Reinsurance recoverable.......................  $107,451   $107,451   $103,861   $103,861

17. DISCONTINUED OPERATIONS


     Effective July 31, 1996, ESIF decided to discontinue its computer software development and healthcare operation. This business was acquired in the January 1996 acquisition of SHC. The disposition is expected to occur during the three months ending December 31, 1996 by abandonment of the operation. ESIF has recognized an after tax loss of approximately $0.5 million on the disposition of this operation (including estimated operating losses to the disposition date).


     The financial statements reflect the operating results and the assets and liabilities of the discontinued operations separately from continuing operations. The net assets of the computer software development operation at September 30, 1996 were as follows (in thousands):

        Assets:
          Cash and equivalents................................................  $115
          Equipment...........................................................   396
          Other assets........................................................   164
          Software............................................................    67
                                                                                ----
        Total assets..........................................................   742
        Liabilities:
          Accounts payable and operating liabilities..........................    64
                                                                                ----
        Net assets............................................................  $678
                                                                                ====

     The operating results of the computer software development operations for the six month period ended September 30, 1996 were as follows (in thousands):

        Revenue.............................................................  $  839
        Expenses............................................................   1,463
                                                                               -----
        Loss before income taxes............................................    (624)
        Income tax (benefit)................................................    (212)
                                                                               -----
        Net loss............................................................  $ (412)
                                                                               =====

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

18. DISPOSITION


     Effective July 31, 1996, ESIF decided to terminate its efforts to develop a healthcare subsidiary in North Carolina. This start up effort was initiated by SHC prior to the acquisition of SHC by ESIF. The disposition of this subsidiary by a sale of its stock is expected to be completed during the first quarter of 1997. The consolidated financial statements include the operating results and assets and liabilities of this subsidiary. The net assets of the healthcare subsidiary were as follows at September 30, 1996 (in thousands):



        Assets:
          Cash and equivalents..............................................  $  556
          Equipment.........................................................     143
          Other Assets......................................................   2,306
                                                                              ------
        Total Assets........................................................   3,005
        Liabilities:
          Accounts payable and operating liabilities........................     143
                                                                              ------
        Net Assets..........................................................  $2,862
                                                                              ======



     The operating results for the healthcare subsidiary (including a $0.2 million pre-tax provision for loss on disposition) for the six month period ending September 30, 1996 were as follows (in thousands):


        Revenue..............................................................  $  80
        Expenses.............................................................    703
                                                                               -----
        Loss before income taxes.............................................   (623)
        Income benefit.......................................................   (212)
                                                                               -----
        Net loss.............................................................  $(411)
                                                                               =====

19. SEGMENT INFORMATION

     The operations of ESIF, prior to the January 1996 acquisition of SHC, were solely in the workers' compensation insurance industry segment. Subsequent to the acquisition of SHC, ESIF also operates in the insurance administration segment. Financial information by industry segment for revenues, income before income taxes, and identifiable assets are summarized as follows:

                                                          WORKERS'
                                                        COMPENSATION     INSURANCE      INTERCOMPANY
                                              TOTAL      INSURANCE     ADMINISTRATION   ELIMINATION
                                             --------   ------------   --------------   ------------
                                                                 (IN THOUSANDS)
    Six Months Ended September 30, 1995
      (unaudited):
      Revenues.............................  $ 71,752     $ 71,752              --              --
      Income before income taxes...........     7,764        7,764              --              --
      Identifiable assets..................   456,012      456,012              --              --
    Six Months Ended September 30, 1996:
      Revenues.............................    73,048       54,667        $ 28,891        $(10,510)
      Income before from continuing
         operations before income taxes....     6,051        7,528        $ (1,476)             --
      Identifiable assets..................  $498,085     $498,085              --              --

     Depreciation expense and capital expenditures are not considered material.

     The preceding financial information does not include the computer software operations which are presented as discontinued operations in the accompanying financial statements.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

20. EXTRAORDINARY CHARGE

     During the six months ended September 30, 1996 ESIF incurred $0.6 million of expenses directly related to its conversion from a group self-insurance fund to a stock insurance company. These expenses are principally professional service fees paid to attorneys, investment advisors, and accountants related to obtaining regulatory approval for the conversion, advising the Board of Trustees as to the fairness of the transaction and auditing ESIF's GAAP basis financial statements. These costs, net of income tax benefits of $0.2 million, are presented as an extraordinary charge on ESIF's Statement of Operations for the six months ended September 30, 1996.


21. RELATED PARTY TRANSACTIONS



     As more fully described in Note 5, ESIF has entered into office premises lease agreements with certain Trustees of ESIF.



     As more fully described in Note 6, ESIF has entered into reinsurance agreements with an insurance company in which a Trustee of ESIF has an ownership interest.



     As more fully described in Note 14, to comply with requirements of the Florida DOI, SHC's president and chief executive officer has personally indemnified ESIF up to a maximum of $5.0 million for certain loss, injury, or damage to ESIF, if any, which may result from the acquisition of SHC.



     Entities in which SHC's president and chief executive officer held ownership interests have provided certain transportation related services to SHC. Fees paid by SHC to these entities aggregated approximately $0.4 million and $.02 million for the six months ended September 30, 1995 and 1996, respectively.



     SHC's president and chief executive officer is also a member of the Board of Directors of Florida Retail Federation (the "Association") which is the sponsoring trade association for Florida Retail Fund ("FRF"), one of the group self-insurance funds administered by SHC. The Association, as the fund sponsor, is entitled to a fee equal to 1% of FRF's premiums earned in each year, and SHC is obligated to pay such fee out of the administrative fee it receives from FRF. During the six months ended September 30, 1995 and 1996, SHC paid approximately $0.5 million and $0.4 million to the Association for such fees. During the six months ended September 30, 1995 and 1996, FRF paid SHC fees for administrative services of approximately $14.2 million and $12.8 million, respectively.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Summit Holding Corporation


     We have audited the accompanying consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995 of Summit Holding Corporation and its subsidiaries. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Summit Holding Corporation for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Tampa, Florida
February 9, 1996

                           SUMMIT HOLDING CORPORATION

                       CONSOLIDATED STATEMENTS OF INCOME


                                                                YEAR ENDED DECEMBER 31,
                                                      -------------------------------------------
                                                         1993            1994            1995
                                                      -----------     -----------     -----------
Revenues:
  Gross service fees................................  $70,813,669     $73,832,809     $64,089,709
  Direct expenses...................................   32,971,912      31,638,931      27,469,989
                                                      -----------     -----------     -----------
     Net service fees...............................   37,841,757      42,193,878      36,619,720
  Software consulting and maintenance fees..........           --              --         899,629
  Investment and other income.......................      631,924         934,178       1,275,712
                                                      -----------     -----------     -----------
                                                       38,473,681      43,128,056      38,795,061
Expenses:
  Compensation and other employee benefits..........   14,503,311      15,425,560      16,616,339
  Other operating expenses..........................    7,707,071       8,217,870       8,203,572
  Depreciation and amortization.....................    4,890,675       4,872,134       5,112,228
  Interest expense..................................    1,609,720          57,563          41,943
                                                      -----------     -----------     -----------
                                                       28,710,777      28,573,127      29,974,082
                                                      -----------     -----------     -----------
Income before income taxes..........................    9,762,904      14,554,929       8,820,979
Income taxes........................................    3,833,288       5,553,646       3,245,848
                                                      -----------     -----------     -----------
          Net income................................  $ 5,929,616     $ 9,001,283     $ 5,575,131
                                                      ===========     ===========     ===========


                            See accompanying notes.

                           SUMMIT HOLDING CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                              PREFERRED STOCK             COMMON STOCK
                           ----------------------    ----------------------    RETAINED
                            SHARES       AMOUNT       SHARES       AMOUNT      EARNINGS        TOTAL
                           ---------   ----------    ---------   ----------   -----------   -----------
Balance, December 31,
  1992.................... 1,000,000   $3,000,000    1,000,000   $1,000,000   $ 3,438,973   $ 7,438,973
  Dividends payable to
     preferred
     stockholders.........        --           --           --           --    (1,200,000)   (1,200,000)
  Net income..............        --           --           --           --     5,929,616     5,929,616
                           ---------   ----------    ---------   ----------   -----------   -----------
Balance, December 31,
  1993.................... 1,000,000    3,000,000    1,000,000    1,000,000     8,168,589    12,168,589
  Dividends payable to
     preferred
     stockholders.........        --           --           --           --      (600,000)     (600,000)
  Net income..............        --           --           --           --     9,001,283     9,001,283
                           ---------   ----------    ---------   ----------   -----------   -----------
Balance, December 31,
  1994.................... 1,000,000    3,000,000    1,000,000    1,000,000    16,569,872    20,569,872
  Dividends payable to
     preferred
     stockholders.........        --           --           --           --      (500,000)     (500,000)
  Net income..............        --           --           --           --     5,575,131     5,575,131
                           ---------   ----------    ---------   ----------   -----------   -----------
Balance, December 31,
  1995.................... 1,000,000   $3,000,000    1,000,000   $1,000,000   $21,645,003   $25,645,003
                            ========    =========     ========    =========    ==========    ==========

                            See accompanying notes.

                           SUMMIT HOLDING CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                  YEAR ENDED DECEMBER 31,
                                                          ---------------------------------------
                                                             1993          1994          1995
                                                          -----------   -----------   -----------
OPERATING ACTIVITIES:
Net income..............................................  $ 5,929,616   $ 9,001,283   $ 5,575,131
Adjustments to reconcile net income to net cash provided
  by operating activities:
  Depreciation and amortization.........................    4,890,675     4,872,134     5,112,228
  Loss on sale of equipment.............................           --            --        10,101
  Deferred income taxes.................................      221,844      (439,245)     (759,852)
  Decrease (increase) in accounts receivable............     (520,004)      505,264       893,999
  Decrease (increase) in prepaid expenses and other
     current assets.....................................     (817,547)    1,129,772        22,205
  (Increase) decrease in other assets...................      100,928      (376,696)      (93,311)
  (Decrease) increase in accrued expenses and other
     current liabilities................................    1,124,372      (643,533)   (1,005,124)
  Decrease in aggregate reserve.........................     (599,228)   (1,786,309)     (869,568)
  (Decrease) increase in deferred income................    1,660,583       328,263    (1,172,511)
                                                          -----------   -----------   -----------
Net cash provided by operating activities...............   11,991,239    12,590,933     7,713,298
INVESTING ACTIVITIES:
Purchases of held-to-maturity securities and short-term
  investments...........................................       (1,437)   (5,564,135)     (300,000)
Maturities of held-to-maturity securities...............           --            --     2,005,793
Purchases of property and equipment.....................     (965,099)   (1,072,255)   (1,068,297)
Payment for businesses acquired and formed..............           --            --      (918,862)
                                                          -----------   -----------   -----------
Net cash used in investing activities...................     (966,536)   (6,636,390)     (281,366)
FINANCING ACTIVITIES:
Payments on long-term debt..............................   (4,509,845)           --            --
Dividends paid on preferred stock.......................           --    (1,200,000)     (600,000)
                                                          -----------   -----------   -----------
Net cash used in financing activities...................   (4,509,845)   (1,200,000)     (600,000)
                                                          -----------   -----------   -----------
Net increase in cash and cash equivalents...............    6,514,858     4,754,543     6,831,932
Cash and cash equivalents at beginning of year..........       98,972     6,613,830    11,368,373
                                                          -----------   -----------   -----------
Cash and cash equivalents at end of year................  $ 6,613,830   $11,368,373   $18,200,305
                                                          ===========   ===========   ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
  Interest expense......................................  $   109,720   $ 1,558,424   $    41,943
                                                          ===========   ===========   ===========
  Income taxes..........................................  $ 4,171,806   $ 4,918,000   $ 4,760,795
                                                          ===========   ===========   ===========


                            See accompanying notes.

                           SUMMIT HOLDING CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization

     Summit Holding Corporation ("SHC"), a Florida corporation, is the sole stockholder of Summit Consulting, Inc. ("SCI"). SCI and its subsidiaries are primarily engaged in providing insurance-related administrative services for five self-insurance funds, including marketing, policy issuance and servicing, claims processing and administration, loss control, brokerage, audits, financial and data processing services, and risk management services. Two of these self-insurance funds are located in Florida and account for approximately 84% of gross recurring service fees. The remaining gross service fees are generated by one Kentucky and two Louisiana self-insurance funds.

     During 1995, SHC formed an insurance company that began issuing workers' compensation policies January 1, 1996, and is in the process of establishing a North Carolina-based health maintenance organization. Effective July 20, 1995, SHC acquired substantially all of the assets of a software development company (see Note 2).

  Principles of Consolidation

     The consolidated financial statements include the accounts of SHC and its wholly-owned subsidiaries and are collectively referred to herein as SHC. All material intercompany transactions have been eliminated in consolidation.

  Revenue Recognition

     Service fee revenue is recognized in proportion to the recognition of earned premiums by the self-insurance funds' at the contractual service fee percentage of premiums. Direct expenses are principally costs which SHC is contractually obligated to provide. Direct expenses principally include agents' commissions, reinsurance premium costs, association fees, and administrative taxes. Software consulting fees are recognized as the services are rendered and invoiced. Maintenance fees are recognized ratably over the period of the maintenance service contracts which are generally for a one year duration.

     During 1994, SHC received $3.3 million in revenues from one of the Louisiana self-insurance funds related to SHC's payment of reinsurance premiums on behalf of the fund prior to 1990.

  Cash Equivalents

     SHC considers all highly liquid investments having a maturity of three months or less when purchased to be cash equivalents.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets (three to ten years), or the lease period for leasehold improvements.

     Depreciation expense in 1993, 1994 and 1995 was $723,994, $730,454 and $830,408, respectively.

  Income Taxes

     SHC files consolidated returns. Deferred income taxes provided in the financial statements relate principally to expenses charged to income for financial reporting purposes in one period and deducted for income tax purposes in other periods.

                           SUMMIT HOLDING CORPORATION

  Intangibles

     Intangible assets are stated at cost less accumulated amortization and include purchased software, customer accounts and contracts, noncompete agreements, deferred financing costs, and the excess of the purchase price over the fair value of identifiable net assets acquired (goodwill). Purchased software, customer accounts and contracts, and noncompete agreements are being amortized on a straight-line basis over the estimated useful lives and contract period which range from three to five years. Deferred financing costs relate to the incurrence of debt acquisition costs, and were completely amortized in 1995. The excess of cost over the fair value of identifiable net assets acquired is being amortized on a straight-line basis over 20 years. SHC evaluates the recoverability of intangible assets through a comparison of forecasted operating income to the remaining asset balances.

     Amortization expense in 1993, 1994 and 1995 was $4,166,681, $4,141,680 and
$4,281,820, respectively.

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." Adoption for Statement No. 121 is required for all fiscal years beginning after December 15, 1995. SHC does not anticipate that the adoption of Statement No. 121 will have a material impact on its financial results.

  Aggregate Reserve


     Under the terms of SHC's service agreement with the self-insurance funds, SHC is responsible for providing certain reinsurance coverage through independent reinsurers. Premiums are calculated and paid to the reinsurers on the basis of the self-insurance funds' earned premiums and the cost of the reinsurance is recognized as a direct expense by SHC on the same basis as service fee revenue. Under the terms of SHC's agreement with one reinsurer, on behalf of one of the self-insurance funds, an aggregate reserve has been established by SHC to record a liability for additional reinsurance payments for fund years where aggregate losses exceed a specified loss ratio. SHC accounts for the aggregate reserve annually utilizing the latest actuarial loss ratios. As of December 31, 1993, 1994 and 1995, SHC has recorded a liability for future premium obligations on these policies of $4,063,719, $2,277,410, and $1,407,842, respectively, which is the present value, at 2.5%, 7.0% and 7.0%, respectively, of its estimated total liability of approximately $5.1 million, $2.5 million, and $1.6 million, respectively. As a result of the change in the discount rate in 1994, the aggregate reserve liability as of December 31, 1994 was reduced by approximately $120,000.


  Deferred Income

     SHC defers a portion of its fees to cover future claims servicing costs pertaining to claims incurred in the year for which SHC received its fee, and for certain other services which SHC is contractually required to provide subsequent to the funds' year end.

  Major Customers

     Significant portions of SHC's gross service fees are derived from three major customers, Employers Self Insurers Fund ("ESIF"), Florida Retail Federation Self Insurers Fund ("FRFSIF") and Louisiana Employers Safety Association Self Insurers Fund ("LESASIF"). Gross service fees for the years ended December 31, 1993, 1994 and 1995 are as follows:

                                                         1993          1994          1995
                                                      -----------   -----------   -----------
    ESIF............................................  $25,336,689   $26,829,023   $24,867,269
    FRFSIF..........................................   32,195,587    31,103,771    28,990,003
    LESASIF.........................................    8,708,425    11,305,177     6,034,794

                           SUMMIT HOLDING CORPORATION

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. BUSINESS ACQUISITION

     Effective August 4, 1995, SHC acquired substantially all of the assets and assumed certain liabilities of a software development company having a total value of approximately $1,166,000. SHC has accounted for the acquisition as a purchase. The effects of the tangible assets acquired and the liabilities assumed have been excluded from the 1995 statement of cash flows. Pro forma results of operations as if the acquisition had occurred on January 1, 1994, were not materially different from the results of operations as presented.

3. LEASES

     SHC and its subsidiaries lease office premises and automobiles under noncancelable operating leases which expire at various dates through the year 2000. These leases generally contain renewal options and escalation clauses based on increases in lessors' operating expenses and other charges. SHC anticipates that most leases will be renewed or replaced upon expiration. Future minimum annual payments at December 31, 1995 for all noncancelable leases are:

    Years ending December 31:
      1996...................................................................  $1,468,391
      1997...................................................................   1,328,374
      1998...................................................................   1,276,504
      1999...................................................................   1,174,774
      2000...................................................................     395,467
                                                                               ----------
              Total minimum future lease payments............................   5,643,510
              Income from subleases..........................................    (132,010)
                                                                               ----------
              Net minimum future lease payments..............................  $5,511,500
                                                                                =========

     Rental expense in 1993, 1994 and 1995 for operating leases totaled $1,429,258, $1,496,790 and $1,693,284, respectively. Sublease income for 1993,
1994 and 1995 totaled approximately $108,000, $71,000 and $31,000, respectively.

                           SUMMIT HOLDING CORPORATION

4. INCOME TAXES

     The provision (benefit) for income taxes for the years ended December 31, 1993, 1994 and 1995 is comprised of the following:

                                                    1993             1994             1995
                                                 ----------       ----------       ----------
    Current:
      Federal..................................  $3,083,595       $5,124,170       $3,465,492
      State....................................     527,849          868,721          540,208
                                                 ----------       ----------       ----------
              Total current....................   3,611,444        5,992,891        4,005,700
    Deferred:
      Federal..................................     188,568         (375,573)        (657,378)
      State....................................      33,276          (63,672)        (102,474)
                                                 ----------       ----------       ----------
              Total deferred...................     221,844         (439,245)        (759,852)
                                                 ----------       ----------       ----------
                                                 $3,833,288       $5,553,646       $3,245,848
                                                 ==========       ==========       ==========

     SHC's taxes are calculated according to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Deferred taxes are provided for temporary differences between income before taxes reported in the financial statements and taxable income. Deferred taxes arise principally from temporary differences between financial reporting and income tax reporting of depreciation, aggregate reserves, deferred income and certain start-up costs.

     A reconciliation of the differences between the effective income tax rate and the statutory federal tax rate follows:

                                                            1993         1994         1995
                                                         ----------   ----------   ----------
    Income tax expense at federal statutory rate
      (34%)............................................  $3,319,388   $4,994,225   $2,999,133
    State income taxes, net of federal benefit.........     370,343      531,332      288,904
    Nondeductible goodwill amortization................     128,922      124,044      127,666
    Interest exempt from taxation......................          --     (129,414)    (248,508)
    Other items, net...................................      14,635       33,459       78,653
                                                         ----------   ----------   ----------
                                                         $3,833,288   $5,553,646   $3,245,848
                                                          =========    =========    =========

5. EMPLOYEE BENEFIT PLAN

     SHC has a deferred savings and profit-sharing plan (401(k)) covering substantially all employees. Under the plan, SHC makes contributions equal to 75% of the participant's contributions, not to exceed 6% of the participant's annual compensation. SHC's contributions to the plan totaled $251,395, $318,955 and $350,410 in 1993, 1994 and 1995, respectively.

6. PREFERRED STOCK

     At December 31, 1993, 1994 and 1995, 1,000,000 shares of Series A preferred stock were outstanding. Each share of Series A preferred stock is entitled to cumulative cash dividends of $0.60 per year. The dividends are not payable until declared by the Board of Directors. During October 1993, the Board of Directors declared a dividend of $1.20 per share (through February 28, 1994) to stockholders of record as of December 31, 1993, payable January 15, 1994. During December 1994, the Board of Directors declared a dividend of $0.60 per share (through February 28, 1995) to stockholders of record as of December 31, 1994, payable January 20, 1995. During December 1995, the Board of Directors declared a dividend of $0.50 per share (for the period March 1 through December 31, 1995) to stockholders of record as of December 31,

                           SUMMIT HOLDING CORPORATION

1995, payable January 12, 1996. The Series A preferred stock has a guaranteed value of $3.00 per share. The shares have a preference in liquidation. The Series A preferred stock has no voting rights or rights of conversion to any other class of stock of SHC.

7. STOCK OPTION PLAN

     In 1992, the Board of Directors approved the 1992 Stock Incentive Plan (the "Plan"), which provided for the granting of 225,000 options to directors, officers and key employees. Options to purchase SHC's common stock are exercisable at a price of $1 per share. Options granted under the Plan generally vest over a period of five years subject to certain acceleration provisions and expire not later than 10 years after grant. As of December 31, 1995, 205,000 of the 225,000 options which have been granted were vested, none of which had been exercised.

8. SUBSEQUENT EVENT

     Effective January 16, 1996, Employers Self Insurers Fund purchased all of the outstanding stock of SHC. In connection with this transaction, stock options that were not previously vested became vested.

        REPORT OF INDEPENDENT AUDITORS ON FINANCIAL STATEMENT SCHEDULES

Board of Trustees
Employers Self Insurers Fund

     We have audited the consolidated financial statements of Employers Self Insurers Fund and its subsidiaries as of March 31, 1996 and for the year then ended and as of September 30, 1996 and for the six months then ended and have issued our reports thereon dated July 31, 1996 and November 21, 1996 (included elsewhere in this Registration Statement). Our audits also included the consolidated financial statement schedules included in the Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

     In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                          ERNST & YOUNG LLP

Jacksonville, Florida
November 21, 1996

        REPORT OF INDEPENDENT AUDITORS ON FINANCIAL STATEMENT SCHEDULES

Board of Trustees
Employers Self Insurers Fund

     We have audited the consolidated financial statements of Employers Self Insurers Fund and its subsidiaries as of March 31, 1995 and for the years ended March 31, 1995 and 1994 and have issued our report thereon dated July 26, 1996 (included elsewhere in this Registration Statement). Our audits also included the consolidated financial statement schedules included in the Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

     In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                          Brinton & Mendez
                                          Certified Public Accountants

Lakeland, Florida
July 26, 1996

                 EMPLOYERS SELF INSURERS FUND AND SUBSIDIARIES

                      SCHEDULE I -- SUMMARY OF INVESTMENTS


                                                                                       AMOUNT AT
                                                                                      WHICH SHOWN
                                                                                        IN THE
                     TYPE OF INVESTMENT                          COST      MARKET    BALANCE SHEET
                          COLUMN A                             COLUMN B   COLUMN C     COLUMN D
-------------------------------------------------------------  --------   --------   -------------
                                                                         (IN THOUSANDS)
                                          MARCH 31, 1996
Securities available for sale:
  Fixed maturities:
     U.S. Government
       Non-mortgage backed...................................  $ 57,656   $ 57,233     $  57,233
       Mortgaged backed......................................    14,320     14,400        14,400
     States, municipalities and political subdivisions.......    68,697     69,360        69,360
     Corporate obligations...................................    37,258     37,824        37,824
                                                               --------   --------   -------------
          Total fixed maturities.............................   177,931    178,817       178,817
  Equity securities:
     Common stocks:
       Public utilities......................................       141        153           153
       Banks, trusts and insurance companies.................       579        607           607
       Industrial and miscellaneous..........................     8,855     10,334        10,334
                                                               --------   --------   -------------
          Total common stocks................................     9,575     11,094        11,094
     Non redeemable preferred stock..........................     3,167      3,156         3,156
                                                               --------   --------   -------------
          Total equity securities............................    12,742     14,250        14,250
Short-term investments.......................................    19,770     19,770        19,770
                                                               --------   --------   -------------
          Total investments..................................  $210,443   $212,837     $ 212,837
                                                               ========   ========    ==========

                                        SEPTEMBER 30, 1996
Securities available for sale:
  Fixed maturities:
     U.S. Government:
       Non-mortgage backed...................................  $ 49,286   $ 48,625     $  48,625
       Mortgage backed.......................................    13,603     13,541        13,541
     States, municipalities and political subdivisions.......    67,799     68,348        68,348
     Corporate obligations...................................    42,875     42,906        42,906
                                                               --------   --------   -------------
          Total fixed maturities.............................   173,563    173,420       173,420
  Equity securities:
     Common stocks:
       Public utilities......................................     1,786      2,312         2,312
       Banks, trusts and insurance companies.................       579        650           650
       Industrial and miscellaneous..........................     8,298      9,336         9,336
                                                               --------   --------   -------------
          Total common stocks................................    10,665     12,298        12,298
     Non redeemable preferred stock..........................     3,759      3,757         3,787
                                                               --------   --------   -------------
          Total equity securities............................    14,422     16,085        16,085
Short-term investments.......................................    16,713     16,713        16,713
                                                               --------   --------   -------------
          Total investments..................................  $204,698   $206,218     $ 206,218
                                                               ========   ========    ==========

                 EMPLOYERS SELF INSURERS FUND AND SUBSIDIARIES

                           SCHEDULE IV -- REINSURANCE
                             (DOLLARS IN THOUSANDS)


                                                                     ASSUMED                   % OF
                                                       CEDED TO       FROM                    AMOUNT
                                                         OTHER        OTHER                  ASSUMED
               DESCRIPTION                  DIRECT     COMPANIES    COMPANIES      NET        TO NET
                COLUMN A                   COLUMN B    COLUMN C     COLUMN D     COLUMN E    COLUMN F
-----------------------------------------  --------    ---------    ---------    --------    --------
Year Ended March 31, 1994
  Premiums -- Workers' Compensation......  $155,559     $ 7,118        $ 0       $148,441        0%

Year Ended March 31, 1995
  Premiums -- Workers' Compensation......   135,033       6,544          0        128,489        0%

Year Ended March 31, 1996
  Premiums -- Workers' Compensation......   119,028       4,135          0        114,893        0%

Six Months Ended September 30, 1995
  Premiums -- Workers' Compensation......    66,351       3,207          0         63,145        0%

Six Months Ended September 30, 1996
  Premiums -- Workers' Compensation......    52,402       3,373          0         49,029        0%

                 EMPLOYERS SELF INSURERS FUND AND SUBSIDIARIES

    SCHEDULE VI -- SUPPLEMENTAL INFORMATION CONCERNING INSURANCE OPERATIONS


                                                                                                            CLAIMS & CLAIMS
                                                                                                              SETTLEMENT
                                                      RESERVES                                             EXPENSES INCURRED
                                                     FOR UNPAID                                               RELATED TO
                                         DEFERRED    CLAIMS AND                                            -----------------
                                          POLICY       CLAIM     DISCOUNT              NET        NET                 PRIOR
                                        ACQUISITION  SETTLEMENT  DEDUCTED  UNEARNED   EARNED   INVESTMENT             YEARS
                            SEGMENT        COSTS      EXPENSES   IN COL C  PREMIUMS  PREMIUMS    INCOME    CURRENT   COLUMN
       YEAR ENDED           COLUMN A     COLUMN B     COLUMN C   COLUMN D  COLUMN E  COLUMN F   COLUMN G     YEAR       H
------------------------ -------------- -----------  ----------  --------  --------  --------  ----------  --------  -------
                                                               (DOLLARS IN THOUSANDS)
March 31, 1994.......... Workers'           $ 0       $ 392,784   $4,730   $      0  $148,441   $ 10,510   $118,889  $10,478
                           Compensation
                           Insurance
March 31, 1995.......... Workers'             0         367,391    4,875          0   128,489     12,205     94,520   25,404
                           Compensation
                           Insurance
March 31, 1996.......... Workers'             0         387,632    4,668          0   114,893     13,209     84,058   10,786
                           Compensation
                           Insurance

SIX MONTHS ENDED
------------------------
September 30, 1995...... Workers'           $ 0       $ 364,210   $4,775   $ 51,208  $ 63,145   $  7,598   $ 42,198  $   167
                           Compensation
                           Insurance
September 30, 1996...... Workers'             0         367,971    4,235     46,000    49,029      6,363     35,663   (3,528)
                           Compensation
                           Insurance

                          AMORTIZATION   NET PAID
                          OF DEFERRED    CLAIMS &
                             POLICY       CLAIMS      NET
                          ACQUISITION   SETTLEMENT  PREMIUMS
                             COSTS       EXPENSES   WRITTEN
       YEAR ENDED           COLUMN I     COLUMN J   COLUMN K
------------------------  ------------  ----------  --------
March 31, 1994..........    $ 10,664     $ 99,642   $156,086
March 31, 1995..........      10,078       90,646    144,427
March 31, 1996..........       9,707       63,400    121,296
SIX MONTHS ENDED
------------------------
September 30, 1995......    $  4,236     $ 42,009   $117,823
September 30, 1996......       4,839       34,230    103,178

                                                                       EXHIBIT A

                                    AMENDED
                               PLAN OF CONVERSION
                              AND RECAPITALIZATION
                                       OF
                          EMPLOYERS SELF INSURERS FUND

                                    AMENDED
                               PLAN OF CONVERSION
                              AND RECAPITALIZATION
                                       OF
                          EMPLOYERS SELF INSURERS FUND

                               TABLE OF CONTENTS


                                                                                           PAGE
                                                                                           ----
Background...............................................................................    1
Purpose of Conversion....................................................................    1
Article I      Definitions...............................................................    2
Article II     Regulatory Approval.......................................................    3
Article III    Policyholder Voting.......................................................    4
Article IV     Process of Conversion.....................................................    4
Article V      Reorganization............................................................    5
Article VI     Consideration for Membership Interests....................................    5
Article VII    Allocation of Policyholder Consideration..................................    6
Article VIII   Allocation of Additional Subscription Rights..............................    7
Article IX     Subscription and Public Offerings.........................................    7
Article X      Stock Incentive Plan for Employees and Directors..........................    9
Article XI     Policyholder Interests....................................................   10
Article XII    Federal Tax Consequences..................................................   10
Article XIII   Conditions to Effectiveness...............................................   10
Article XIV    Failure of Plan to Become Effective.......................................   11
Article XV     Miscellaneous Provisions..................................................   11


              EXHIBITS TO PLAN OF CONVERSION AND RECAPITALIZATION

EXHIBIT

  A  Articles of Incorporation of Holding Company

  B  Bylaws of Holding Company

  C  Certificate of Designation, Preferences and Rights of Series A Preferred
     Stock

  D  Form of Amended and Restated Articles of Incorporation of Stock Company

  E  Form of Amended and Restated Bylaws of Stock Company

  F  Recapitalization Agreement

  G  Actuarial Contribution Memorandum

  H  Organizational Chart (after conversion)

                                    AMENDED
                               PLAN OF CONVERSION
                              AND RECAPITALIZATION
                                       OF
                          EMPLOYERS SELF INSURERS FUND

     This Amended Plan of Conversion and Recapitalization (the "Plan"), which has been adopted by the Board of Trustees of Employers Self Insurers Fund at a
meeting duly called and held on             , 1996, provides for the ultimate
conversion of Employers Self Insurers Fund to a domestic stock insurance company in accordance with the requirements of the Florida Insurance Code.

                                   BACKGROUND

     Employers Self Insurers Fund ("ESIF") currently exists as a group self-insurance fund ("GSIF") authorized pursuant to Section 624.4621, Florida Statutes. In 1995, ESIF's Board of Trustees resolved to effect the conversion of ESIF from a GSIF to an assessable mutual insurer authorized pursuant to part II of Chapter 628, Florida Statutes. In January 1996, ESIF purchased Summit Consulting, Inc., ESIF's management and service company. Due in part to the need to focus upon that acquisition, the conversion to an assessable mutual was delayed and has yet to be completed.

     Earlier this year, the Board of Trustees reiterated its desire to effect a conversion of ESIF. The Board determined, however, that conversion to an assessable mutual would not fully achieve its objectives, and resolved to take the next step and propose a conversion of ESIF to a domestic stock insurance company. The stock insurer will be recapitalized and will become a wholly-owned subsidiary of a holding company whose outstanding shares of common stock are traded in a public securities market. The reasons and rationale behind the Board's decisions are set out below under "Purposes of Conversion."

     The Board has submitted to the Florida Department of Insurance (the "Department"), in conjunction with the submission of this Plan, an application for authorization to become an assessable mutual insurer. The application, if approved, will convert ESIF to an assessable mutual insurer (the "Mutual Company"). This Plan, which contemplates the conversion from an assessable mutual to a stock insurer and recapitalization by the Holding Company, is predicated upon the approval of the aforementioned application. It is contemplated that the Department will issue one consent order approving both the conversion of ESIf from a group self-insurance fund to an assessable mutual and from an assessable mutual to a stock insurer, and that both conversions will occur in a single day.

                             PURPOSE OF CONVERSION

     GSIFs such as ESIF have played a significant role in Florida's workers' compensation insurance marketplace for two decades. During that time, the GSIFs provided coverage to employers as an alternative to the limited number of commercial carriers. As a result of the 1993 workers' compensation reforms, the marketplace has undergone significant change, attracting significant competition from commercial carriers. Consequently, GSIFs such as ESIF find it increasingly difficult to maintain their market share and sustain healthy growth as policyholders move toward more traditional products and non-assessability. In fact, many of Florida's GSIFs have left the marketplace, either by transferring their business to commercial carriers or by converting to stock or non-assessable mutual companies. The Board has concluded that ESIF should join those GSIFs which have converted to stock insurers.

     ESIF's ultimate conversion to a stock company that is wholly owned by a publicly traded holding company (the "Conversion") is expected to strengthen ESIF's financial condition by enabling it to obtain capital from sources that are generally available to a stock company, but not to a policyholder-owned self-insurance fund or mutual insurer. Formation of the holding company will provide greater flexibility than ESIF would otherwise have to diversify its business activities through existing or newly-formed subsidiaries or through strategic partnerships which could enhance its financial security and diversity and permit it to grow and eventually expand into other markets. Finally, Policyholders will be able to realize an economic benefit for their membership interest which is not currently available to them, in addition to being relieved of contingent liability for assessment which currently exists under their insurance contracts, and the Florida Insurance Code.

                                   ARTICLE I

                                  DEFINITIONS

     As used in this Plan, the following capitalized terms shall have the following meanings:

     1.1 Special Meeting. "Special Meeting" shall mean the meeting of ESIF, including adjournments or postponements thereof, at which this Plan is to be submitted to the Voting Policyholders for approval as provided in Section 3.1 of this Plan.

     1.2 Board of Trustees. "Board of Trustees" shall mean the Board of Trustees of ESIF.

     1.3 Common Stock. "Common Stock" shall mean the shares of the common stock, no par value, of the Holding Company.

     1.4 Department. "Department" shall mean the Department of Insurance of the State of Florida.

     1.5 Effective Date. "Effective Date" shall mean the date on which all the conditions to the effectiveness as provided in Article XIII of this Plan have been satisfied. The Effective Date shall not be more than six (6) months from the date the order of the Department approving the Plan becomes effective; provided that such period may be extended for such an additional period as may be requested by the Board of Trustees and approved by the Department.

     1.6 Eligible Policyholders. "Eligible Policyholders" shall mean owners of Policies issued by ESIF, who owned such Policies during the period beginning August 20, 1993, and ending August 20, 1996, as required by Section 628.6017(1)(f), Florida Statutes.

     1.7 ESOP. "ESOP" shall mean the Employee Stock Ownership Plan formed at the direction of the Board of Trustees of the Holding Company for the benefit of the employees of the Holding Company and its subsidiaries, including the Stock Company.

     1.8 Financing. "Financing" shall mean a transaction or transactions resulting in the infusion into the Stock Company of Policyholders' surplus in an amount: (i) not less than that required of a newly-licensed Florida stock insurer pursuant to Section 624.407, Florida Statutes; (ii) not less than an amount sufficient to satisfy the premium-to-surplus requirements of Section 624.4095, Florida Statutes; and (iii) acceptable to the Department. Section
624.4095 provides that an insurer's ratio of actual annual written premiums to current surplus as to Policyholders must not exceed 10 to 1 for gross written premiums and must not exceed 4 to 1 for net written premiums. For the purposes of the foregoing, Section 624.4095 provides that premiums shall be calculated as the product of the actual or projected premiums and the following: (i) for property insurance, 0.90; (ii) for casualty insurance, 1.25; (iii) for health insurance, 0.80; and (iv) for all other kinds of insurance, 1.00. Notwithstanding the foregoing, the Department may, in practice, require a higher level of Policyholders' surplus for a domestic insurer after taking into consideration factors including, but not limited to: (i) the lines of business underwritten; (ii) the maturity of the insurer and its business; (iii) the quality of the asset portfolio of the insurer; (iv) the experience and competence of the management of the insurer; and (v) applicable risk-based capital requirements.

     1.9 Florida Insurance Code. "Florida Insurance Code" shall mean Chapters 624 through 632, 634, 635, 637, 638, 641, 642, 648, and 651 of the Florida
Statutes, and any amendments thereto effective on the Effective Date.

     1.10 Holding Company. "Holding Company" shall mean Summit Holding Southeast, Inc., a Delaware corporation, formed for the purpose of acquiring 100% of the capital stock of the Stock Company and to facilitate the Financing. The proposed Articles of Incorporation and Bylaws of the Holding Company are attached as Exhibits A and B, respectively.

     1.11 In-Force Policy. "In-Force Policy" shall mean a Policy for which a binder letter has been issued and the effective date noted in such letter has passed, and such Policy has not been surrendered or otherwise terminated, or expired by its terms.

     1.12 Meeting Record Date. "Meeting Record Date" shall mean a date set by ESIF, which date shall be no more than seventy days and no less than thirty days prior to the date on which the Special Meeting is to be convened.

     1.13 Member. "Member" shall mean a member of ESIF (as such term is used in the Florida Insurance Code in reference to members of group self-insurance funds).

     1.14 Membership Interests. "Membership Interests" shall mean the rights of Members of ESIF arising under the organizational documents thereof, the Florida Insurance Code and otherwise, including, without limitation, the right to vote for trustees and on other matters and to participate in any distribution of surplus on liquidation, but not including contractual rights arising under Policies, including, without limitation, the right to be paid insurance benefits. "Membership Interests" shall include all rights of Policyholders of whatever type in the surplus of ESIF or the Mutual Company.

     1.15 Mutual Company. "Mutual Company" shall mean the interim assessable mutual company resulting from the conversion of ESIF.

     1.16 Person. "Person" shall mean an individual, corporation, partnership, association, joint stock company, trust, unincorporated organization, government or political subdivision thereof or any other entity not specifically listed in this definition.

     1.17 Plan. "Plan" shall mean this Amended Plan of Conversion and Recapitalization, as it may be amended from time to time.

     1.18 Policies. "Policies" shall mean the indemnity agreements issued by ESIF.

     1.19 Policyholders.  "Policyholders" shall mean the owners of Policies.

     1.20 Preferred Stock. "Preferred Stock" shall mean the Series A Preferred Stock of the Holding Company, having the designation, preferences and rights, and subject to the qualifications, limitations and restrictions as are set forth in the "Certificate of Designation, Preferences and Rights of Series A Preferred Stock" attached hereto as Exhibit C.

     1.21 Stock Company. "Stock Company" shall mean the stock company resulting from the conversion of Mutual Company pursuant to the Plan.

     1.22 Subscription Rights. "Subscription Rights" shall mean nontransferable rights to purchase shares of the Common Stock. All such Subscription Rights granted as described in the Plan shall be exercisable at the same per share price, and such price shall be determined in accordance with Section 7.2(a) below.

     1.23 Voting Policyholders. "Voting Policyholders" shall mean all Persons who, as reflected on the records of ESIF, were owners of In-Force Policies of ESIF at the close of business on the Meeting Record Date.

                                   ARTICLE II

                              REGULATORY APPROVAL

     This Plan is subject to the approval by the Department pursuant to Sections 628.461, 628.6013, and 628.6017, Florida Statutes. The approval of the Department will constitute approval of all aspects of this Plan under the Florida Insurance Code.

     2.1 Approval of the Plan shall constitute a determination by the Department that the terms of the Plan are fair and equitable to the Members. However, the Department's approval of the Plan does not constitute an endorsement or recommendation thereof.

     2.2 The Plan contemplates the reorganization of ESIF and its subsidiaries. Pursuant to that reorganization, the Holding Company will become the parent of Stock Company and its subsidiaries, either directly or indirectly. Additionally, the companies within the holding company system shall be reorganized in accordance with the Organizational Chart attached hereto as Exhibit H. Accordingly, approval of the Plan will constitute approval of the reorganization of the holding company system as required under Section 628.461, Florida Statutes. No separate approval by the Department will therefore be required in connection with the acquisition of one hundred percent (100%) of the voting securities of Stock Company or its stock insurer subsidiary by the Holding Company or the reorganization of the holding company system. The Plan also contemplates the ESOP purchasing up to ten percent (10%) of the Common Stock. Approval of this Plan shall constitute approval of said acquisition, or, alternatively, a determination that no such approval is required.


     2.3 The Department may deem it appropriate to conduct a public or evidentiary hearing in connection with its review of this Plan.

                                  ARTICLE III

                              POLICYHOLDER VOTING

     3.1 Special Meeting. After approval of the Plan by the Department, ESIF shall provide notice of the 1996 Special Meeting (the "Special Meeting") of its Members at which the Plan and the Amended and Restated Articles of Incorporation of the Stock Company (in the form attached hereto as Exhibit D) and the amended and restated bylaws of the Stock Company (in the form attached hereto as Exhibit
E) reflecting the conversion to the Stock Company (the "Restated Articles of Incorporation" and "Restated Bylaws," respectively) shall be submitted for the approval of the Voting Policyholders. Such Special Meeting shall be held at the home office of the Mutual Company or at such other reasonable location as may be determined by the Mutual Company. Prior to such Special Meeting, ESIF shall send to its Voting Policyholders, at their addresses as most recently reflected in the records of ESIF, such notices, disclosure documents, proxy or ballot forms and information or explanatory statements as shall be necessary and appropriate.

     3.2 Approval. This Plan, the Articles of Incorporation of the Mutual Company, and the Restated Articles of Incorporation and Bylaws of the Stock Company shall be approved by the Voting Policyholders if (i) not less than two-thirds of the votes cast by the Voting Policyholders voting thereon in person, by proxy, or by mail and (2) not less than a majority of the votes of Voting Policyholders, are cast in favor of the Plan.

     3.3 Supervision by Department. The Department may supervise the tabulation of votes and may appoint such voting inspectors as it deems necessary or advisable.

     3.4 Certifying and Filing the Approved Plan. If this Plan and the Articles of Incorporation of the Mutual Company and the Restated Articles of Incorporation and Bylaws of the Stock Company are approved at the Special Meeting, then within five days after the Special Meeting, the Mutual Company shall prepare under its corporate seal a certificate setting forth the date and results of the vote cast at the Special Meeting and a copy of the Plan as approved. Such certificate shall be executed by both ESIF's chairman and Mutual Company's chairman and secretary (or assistant secretary) and duly sworn to by one of them. The certificate shall be delivered to the Department.

                                   ARTICLE IV

                             PROCESS OF CONVERSION

     The Florida Insurance Code does not currently provide for conversion directly from a GSIF to a stock insurer. In order to effect such a conversion, a GSIF must convert first to an assessable mutual. The application process for conversion to an assessable mutual is separate and distinct from this Plan. Nevertheless, in the interest of expediting ESIF's transformation to a stock company, this Plan shall be filed for approval by the Department concurrently with ESIF's application to convert to an assessable mutual. It is anticipated that both review and approval processes will run concurrently. It is further anticipated that ESIF's application to become an assessable mutual and approval of this Plan will occur simultaneously.

                                   ARTICLE V

                                 REORGANIZATION

     5.1 Restatement of Articles of Incorporation and Bylaws. On the Effective Date, the Restated Articles of Incorporation and Bylaws of the Stock Company shall be filed with the Department and the Florida Secretary of State as required by applicable law. Such Restated Articles of Incorporation and Bylaws may be further amended after the Effective Date in accordance with their provisions and the laws of the State of Florida.

     5.2 Recapitalization of Stock Company. On the Effective Date, the Restated Articles of Incorporation of the Stock Company shall authorize it to issue fifteen thousand (15,000) shares of Common Stock with a par value of one hundred dollars ($100) per share. On the Effective Date, the Eligible Policyholders will exchange their Membership Interest for Preferred Stock in the Holding Company, pursuant to the Recapitalization Agreement attached hereto as Exhibit F, all of such authorized shares of Common Stock, and in exchange therefor the Holding Company shall issue and deliver to the Stock Company the Preferred Stock and the Subscription Rights as described in Sections 6.1 and 6.2 below, and the Holding Company shall contribute in cash an amount adequate to capitalize Stock Company in the manner described in Section 13.4 of this Plan.

                                   ARTICLE VI

                     CONSIDERATION FOR MEMBERSHIP INTERESTS

     Upon the Effective Date, Policyholders will cease to have any rights as Members of ESIF or the Mutual Company, including, without limitation, the right to elect trustees or directors and vote as to other matters, and any rights to the distribution of surplus in liquidation, subject to the provisions of Articles VII and VIII of this Plan. In exchange for their Membership Interests, Policyholders will (i) no longer be subject to assessment by ESIF or the Mutual Company during their current Policy year (in the case of those Policyholders who have In-Force Policies) or for any prior year in which they held a Policy, unless such assessment was imposed prior to the Effective Date; (ii) be relieved of all future contingent liabilities of ESIF and the Mutual Company arising after the Effective Date; (iii) receive that number of shares of Preferred Stock determined in accordance with Section 7.1 below; and (iv) receive subscription rights to purchase that number of shares of Common Stock determined in accordance with Section 7.2.

     6.1 Preferred Stock. As consideration for their Membership Interests, Eligible Policyholders shall receive consideration, the principal component of which will be shares of Preferred Stock in the Holding Company. Such Preferred Stock shall be issued to Eligible Policyholders based upon the Allocation of Policyholder Consideration described in Section 7.1 below and shall be issued as soon as practicable after the Effective Date. The aggregate number of shares of Preferred Stock to be given to Eligible Policyholders pursuant to this Plan shall be 1,640,000 shares with a par value of Ten Dollars ($10.00) per share. The Preferred Stock is described in detail in the Certificate of Designation, Preferences and Rights of Service A Preferred Stock, a copy of which is attached hereto as Exhibit C.

     6.2 Subscription Rights. In addition to the Preferred Stock described above, Eligible Policyholders shall receive Subscription Rights in the Common Stock to be issued by the Holding Company. The Subscription Rights shall, in the aggregate, entitle the Eligible Policyholders to purchase eighty percent (80%) of the Aggregate Common Shares (as defined in Section 7.2(a) below). Thus, should the Eligible Policyholders determine that it is in their best interests to capitalize the Stock Company through the purchase of Holding Company Common Stock, the Eligible Policyholders shall be entitled to retain ownership and control of the Stock Company and its subsidiaries through their ownership of the Common Stock. The remaining twenty percent (20%) of the Aggregate Common Shares shall be reserved for subscription by the ESOP and the officers, directors and executive employees of the Holding Company and its subsidiaries, including the Stock Company, pursuant to Article VIII below. It is contemplated that any portion of the Aggregate Common Shares allocated to, but not issued to, Eligible Policyholders, the ESOP or the

Management Group (as defined in Section 8.1(b)) shall be offered for sale to the public. The procedures for offering the shares of Common Stock pursuant to the Subscription Rights are set forth in Article IX below.

                                  ARTICLE VII

                    ALLOCATION OF POLICYHOLDER CONSIDERATION

     The allocation of the Preferred Stock and the Subscription Rights, described in Sections 6.1 and 6.2 above, shall be determined as follows:

     7.1 Preferred Stock. Each Eligible Policyholder shall be paid consideration based upon the allocation to such Policyholder of a number of shares of Preferred Stock as follows:

          (a) Each Eligible Policyholder shall receive a total number of shares of Preferred Stock equal to the sum of (i) and (ii) below.

             (i) A fixed number of shares of Preferred Stock based upon the number of Policies, and earned premium attributable to each Policy, of which such Policyholder was the owner of record during the period from August 20, 1993, through August 20, 1996 (the "Eligibility Period"). Specifically, each Eligible Policyholder shall be entitled to Ten (10) shares of Preferred Stock for each Policy of which such Policyholder was the owner of record during the Eligibility Period. Additionally, each
        such Policyholder shall be entitled to      (  ) share of Preferred
        Stock for each      Dollars ($          ) of earned premium attributable
        to Policies of which such Policyholder was the owner of record during the Eligibility Period. A Policyholder shall not be entitled to a share of Preferred Stock for any fraction of earned premium less than
        Dollars ($          ).

             (ii) A variable number of shares of Preferred Stock based upon an actuarial formula determining the contribution to surplus attributable to each Eligible Policyholder during the Eligibility Period. Only Eligible Policyholders whose policies were "guaranteed cost" shall receive any shares pursuant to this section 7.1(a)(ii). Subject thereto, the number of shares of Preferred Stock comprising the variable component for each Eligible Policyholder shall be determined according to the Actuarial Contribution Memorandum, attached hereto as Exhibit G. The actuarial formula explained therein is substantially similar to the methodology utilized in determining the dividends payable to ESIF Members during ESIF's existence as a self-insurance fund.

          (b) Thirty percent (30%) of the total number of shares of Preferred Stock that will be issued by the Holding Company pursuant to this Plan shall be allocated as the aggregate fixed component and the remaining seventy percent (70%) shall be allocated as the aggregate variable component.

     7.2 Subscription Rights. Each Eligible Policyholder shall receive Subscriptions Rights based upon the allocation to such Policyholder of Subscription Rights to purchase Common Stock as follows:

          (a) The total number of shares of Common Stock that will be issued by the Holding Company (the "Aggregate Common Shares") shall be determined by the Board of Trustees or a committee of the Board of Trustees of the Stock Company based upon (i) the amount of cash that the Holding Company needs to fund the Financing, plus any other working capital needs of the Holding Company, and its subsidiaries, including the Stock Company, and (ii) the price per share at which the Holding Company actually offers its Common Stock pursuant to the Subscription Rights and any subsequent sale of Common Stock to the public (the "Per Share Offering Price"). The amounts described in items (i) and (ii) shall be determined with the help of professional advisors and will be agreed upon by the Board of Trustees of the Stock Company and the Holding Company. A further description of the determination of the Per Share Offering Price is set forth in Section 9.5.

          (b) Each Eligible Policyholder shall receive Subscription Rights to purchase up to 4.99 percent of Aggregate Common Shares at a price per share equal to the Per Share Offering Price, with a minimum required purchase of one hundred (100) shares of Common Stock for each Eligible Policyholder who chooses to subscribe. In the aggregate, Eligible Policyholders shall be allocated Subscription Rights to one hundred percent (100%) of the Aggregate Common Shares, less the shares subscribed for by the ESOP and the Management Group, which together shall not exceed twenty percent (20%) of the Aggregate Common Shares. In the event that the Eligible Policyholders collectively subscribe to more than the eighty percent (80%) of the Aggregate Common Shares that has been initially allocated to them, such eighty percent (80%) of the Aggregate Common Shares, plus any additional shares that are not subscribed for by the ESOP and the Management Group (as defined in Section 8.1(b)), shall be allocated among individual Eligible Policyholders by multiplying the ratio of the earned premium attributable to Policies of which each Policyholder was the owner of record during the Eligibility Period to the total premium earned during the Eligibility Period by the total number of shares representing the allocation to Eligible Policyholders.

          (c) No Person other than the ESOP shall be permitted, individually or in conjunction with any affiliated Person, to acquire directly or indirectly more than 4.99 percent of the Common Stock, without Department approval as required by section 628.461, Florida Statutes.

                                  ARTICLE VIII

                  ALLOCATION OF ADDITIONAL SUBSCRIPTION RIGHTS

     8.1 In order to provide incentives to the directors, officers and executive employees of the Holding Company and its subsidiaries, including the Stock Company, in a manner comparable to other publicly-owned companies, and to encourage these individuals future to become partners in its development, twenty percent (20%) of the Aggregate Common Shares shall be set aside for subscription by or on behalf of those individuals, as follows:

          (a) The Holding Company shall grant Subscription Rights to the ESOP to purchase up to ten percent (10%) of the Aggregate Common Shares. The price to be paid by the ESOP for the purchase of each share of Common Stock pursuant to such Subscription Rights shall be the Per Share Offering Price.

          (b) The Holding Company shall also grant Subscription Rights to certain officers, directors and executive employees of the Holding Company and its subsidiaries, including the Stock Company (the "Management Group") to purchase up to an aggregate of ten percent (10%) of the Aggregate Common Shares. The price to be paid by each member of the Management Group for the purchase of each share of Common Stock pursuant to such Subscription Rights shall be the Per Share Offering Price. Certain members of the Management Group may also be granted Subscription Rights in accordance with Section
     7.2 because they are Eligible Policyholders. However, no member of the Management Group shall be permitted, individually or in conjunction with any affiliated Person, to acquire directly or indirectly more than 4.99 percent of the Common Stock, pursuant to all Subscription Rights granted to such member.

          (c) Any shares of the Aggregate Common Shares that are not subscribed to by the ESOP or the Management Group, as the case may be, shall be available for purchase by Eligible Policyholders, in the event that the Eligible Policyholders subscribe for more than the 80% of the Aggregate Common shares initially allocated for subscription by the Eligible Policyholders.

                                   ARTICLE IX

                       SUBSCRIPTION AND PUBLIC OFFERINGS

     9.1 Subscription Offering Procedures. The Stock Company and the Holding Company will prepare a joint proxy statement/prospectus (the "Prospectus"), pursuant to which each Voting Policyholder will be asked to vote on the Conversion and other matters set forth in this Plan. In addition, pursuant to the Prospectus, the Holding Company will offer for sale shares of its Common Stock pursuant to exercise of the Subscription Rights (the "Subscription Offering"). Also pursuant to the Prospectus and simultaneously with the Subscription Offering, the Holding Company will offer its Preferred Stock to Eligible Policyholders. If the requisite number of the Voting Policyholders approve the Conversion, the Preferred Stock will be distributed to each Eligible Policyholder in consideration of such Eligible Policyholder's Membership Interest, without any exercise of Subscription Rights by Eligible Policyholders. As soon as practicable after the Department has approved this Plan and the Prospectus has been declared effective by the Securities and Exchange Commission, the Prospectus will be delivered to each Eligible Policyholder, the ESOP and the Management Group, along with an order form (the "Order Form") for use by such Persons in exercising his or its Subscription Rights for Common Stock. Each Order Form will contain, among other things, the following:

          (a) A specified date by which all Order Forms must be received by the Holding Company, which date shall be not less than twenty (20) nor more than forty-five (45) days following the date on which the Order Forms are mailed by the Holding Company, and which date shall constitute the termination of the Subscription Offering;

          (b) The Per Share Offering Price;

          (c) A description of the minimum and maximum number of shares of Common Stock which may be subscribed for pursuant to the exercise of Subscription Rights;

          (d) Instructions as to how the recipient of the Order Form is to indicate thereon the number of shares of Common Stock for which such Person elects to subscribe and the available alternative methods of payment;

          (e) An acknowledgment that the recipient of the Order Form has received a copy of the Prospectus prior to the execution of the Order Form;

          (f) A statement to the effect that the Subscription Rights are nontransferable, will be void at the end of the Subscription Offering, and can only be exercised by the Persons to whom they are granted at least 48 hours prior to timely delivery to the Holding Company of a properly completed and executed Order Form, together with cash (if delivered in person) or check or money order in the full amount of the purchase price as specified in the Order Form for the shares of Common Stock for which the recipient elects to subscribe in the Subscription Offering; and

          (g) A statement that the executed Order Form, once received by the Holding Company, may not be modified or amended by the subscriber without the consent of the Holding Company.

     9.2 Payments for Subscriptions. (a) All payments for Common Stock purchased pursuant to the Subscription Rights must be delivered in full to the Holding Company, together with a properly completed and executed Order Form on or prior to the expiration date specified on the Order Form, unless such date is extended by the Holding Company. Notwithstanding the foregoing, if the ESOP subscribes for shares during the Subscription Offering, the ESOP will not be required to pay for such shares at the time it subscribes, but rather may pay for such shares of Common Stock on the Effective Date, provided that there is in force from the time of its subscription until the Effective Date a loan commitment from a financial institution reasonably acceptable to the Holding Company to lend to the ESOP, on the Effective Date, the aggregate Per Share Offering Price owed by the ESOP pursuant to its subscription.

     (b) Payment for Common Stock subscribed for in the Subscription Offering shall be held by the Holding Company in a segregated, interest-bearing escrow account (the "Escrow Account"). On the Effective Date, the Holding Company shall apply each subscriber's proceeds in the Escrow Account to satisfy the applicable subscription price owed by such subscriber. The Holding Company shall as soon as practicable thereafter distribute to each subscriber the amount of interest earned in the Escrow Account on such subscriber's payment, net of any costs to the Holding Company of maintaining the Escrow Account. If for any reason the Conversion is not consummated, all payments made by subscribers shall be refunded to them (with interest net of any costs to the Holding Company of maintaining the Escrow Account) as soon as practicable after the determination that no such consummation shall occur.

     9.3 Undelivered, Defective or Late Order Forms. In the event that Order Forms (i) are not delivered and are returned to the Holding Company by the United States Postal Service, or the Holding Company is unable to locate the addressee, (ii) are not received back by the Holding Company or are received by the

Holding Company after the expiration date specified thereon, (iii) are defectively filled out or executed, or (iv) are not accompanied by the full required payment for the shares of Common Stock subscribed for, the Subscription Rights of the Person to whom such rights have been granted will lapse as specified thereon; provided, however, that the Holding Company may, but will not be required to, waive any immaterial irregularity on any Order Form or require the submission of corrected Order Forms or the remittance of full payment for subscription shares by such date as the Holding Company may specify. The interpretation of the Stock Company of terms and conditions of the Plan, and of the Holding Company of terms and conditions of the Order Forms, will be final, subject to the authority of the Department.

     9.4 Public Offering. The Subscription Offering will include simultaneous offerings to the Eligible Policyholders, the ESOP and the Management Group. If feasible, all shares of the Aggregate Common Shares not subscribed for in the Subscription Offering may be sold in a public or private offering, subject to such terms, conditions and procedures as may be determined by the Holding Company. In such offering, no Person, individually or in conjunction with any affiliated Person, shall be permitted to acquire directly or indirectly more than 4.99 percent of the Aggregate Common Stock, without approval of the Department pursuant to section 628.461, Florida Statutes, provided that such limitation shall not be applicable to underwriters for purposes of such an offering but shall be applicable to the sales by the underwriters to the public. The amount to be paid by the underwriters in such a public offering shall be equal to the Per Share Offering Price less an underwriting discount to be negotiated among such underwriters and the Holding Company. Such public offering will be commenced as soon as practicable following the date upon which the Subscription Offering terminates. If for any reason a public offering of any of the Aggregate Common Shares not sold in the Subscription Offering cannot be effected, or in the event that any insignificant number of remaining shares is not sold in the Subscription Offering or the subsequent public offering, other purchase arrangements may be made by the Holding Company.

     9.5 Per Share Offering Price. All shares of Common Stock sold pursuant to the Subscription Offering and the subsequent public or private offering shall be sold for a uniform price. The Per Share Offering Price shall be agreed upon by the Boards of Directors or a committee of the Board of the Stock Company and the Holding Company prior to commencement of the Subscription Offering.

                                   ARTICLE X

                STOCK INCENTIVE PLAN FOR EMPLOYEES AND DIRECTORS

     10.1 Employee Plan. It is anticipated that the Holding Company will implement the 1996 Employee Incentive Plan (the "Employee Plan"), providing for stock and stock-based incentive awards to be granted to certain key employees of the Holding Company and its subsidiaries, including the Stock Company. The purpose of the Employee Plan is to promote the success, and enhance the value, of the Holding Company, by linking the personal interests of the Holding Company's key employees to those of Holding Company shareholders and by providing the Holding Company's key employees with an incentive for outstanding performance. Subject to the terms and conditions set forth in the Employee Plan, a committee of the Holding Company's Board of Trustees, comprised of at least two directors who are not also employees of the Holding Company, will have discretion to select the key employees who are eligible to participate and to determine their awards.

     10.2 Director Plan. It is also anticipated that the Holding Company will implement the 1996 Stock Option Plan for Outside Directors (the "Director Plan"), providing for the Holding Company to grant to non-employee directors options to purchase shares of the Holding Company's Common Stock. The purpose of the Director Plan is to advance the interests of the Holding Company by encouraging the non-employee directors to own Common Stock of the Holding Company, thereby giving them an increased incentive to devote their efforts to the success of the Holding Company. Each non-employee director will be entitled to receive a number of options determined by a predetermined formula that is set forth in the Director Plan.

                                   ARTICLE XI

                             POLICYHOLDER INTERESTS

     Upon Conversion, the Policies held by Policyholders will be converted from assessable Policies to non-assessable Policies, without any endorsement or modification thereto. Policyholders will remain liable for all assessments imposed prior to the Effective Date. Policyholders will be relieved of all future contingent liabilities arising after the Effective Date from such Policies held. Insurance coverage under insurance policies issued by ESIF, including, without limitation, Policy coverages and benefits, will continue unaffected.

                                  ARTICLE XII

                            FEDERAL TAX CONSEQUENCES

     It is intended that the Conversion, the Subscription Offering and the public or private offering will be regarded for federal income tax purposes as one transaction with several discrete steps having the tax consequences outlined herein. The conversion of ESIF into Mutual Company is intended to be treated for federal income tax purposes as a tax-free reorganization under section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the "Code"). The conversion of Mutual Company into Stock Company is intended to be treated as a tax-free Code section 368(a)(1)(E) recapitalization. Finally, the exchange by Eligible Policyholders of their Membership Interests in Mutual Company in return for the Preferred Stock and the exchange by Eligible Policyholders, the ESOP, the Management Group and the underwriters of cash for Common Stock is intended to be treated as a tax-free exchange under Code section 351. This Plan of Conversion shall constitute a plan to effect a change in the identity of ESIF, a plan of recapitalization and a plan of exchange under Section 351. Eligible Policyholders and ESIF, Mutual Company, Stock Company and Holding Company shall recognize no income, gain or loss as a result of the transaction contemplated by this Plan. ESIF may seek a ruling from the Internal Revenue Service to confirm the above described federal income tax consequences. As a condition to closing the transactions contemplated by this Plan, ESIF shall have received such ruling or have received an opinion of its counsel substantially to the same effect (in which event it may withdraw the ruling request to the Internal Revenue Service).

                                  ARTICLE XIII

                          CONDITIONS TO EFFECTIVENESS

     In order for the Plan to become effective, all of the conditions listed below must be satisfied. No Person shall have any rights or claims against ESIF, the Mutual Company, the Stock Company, the Holding Company, or any of their directors, officers, employees or agents, based upon the Plan not becoming effective due to the failure of one or more of the conditions set forth below to be satisfied.

     13.1 Approval of the Plan by the Department and Policyholders. The Plan and the Restated Articles of Incorporation and Bylaws of Stock Company shall have been approved by the Department and by the necessary vote of the Voting Policyholders.

     13.2 Approval of the Application by the Department. ESIF's application for approval to convert to an assessable mutual insurer shall have been approved by the Department.

     13.3 Financing. The Holding Company must have completed such equity or debt financing transaction or transactions which is or are adequate to capitalize Stock Company in the manner described below.


     13.4 Capitalization of Stock Company. On the Effective Date, Stock Company must have surplus as to Policyholders in an amount: (i) not less than that required pursuant to Section 624.407, Florida Statutes, of a newly-licensed Florida stock insurer; (ii) not less than an amount sufficient to satisfy the premium to surplus requirements of Section 624.4095, Florida Statutes; and (iii) acceptable to the Department. Section 624.4095 provides that an insurer's ratio of actual annual written premiums to current surplus as to Policyholders must not exceed 10 to 1 for gross written premiums and must not exceed 4 to 1 for net written premiums. For the purposes of the foregoing, Section 624.4095 provides that premiums shall be calculated as the product of the actual or projected premiums and the following: (i) for property insurance, 0.90; (ii) for casualty insurance, 1.25; (iii) for health insurance, 0.80; and
(iv) for all other kinds of insurance, 1.00. Notwithstanding the foregoing, the Department may, in practice, require a higher level of Policyholders' surplus for a domestic insurer after taking into consideration factors including, but not limited to: (i) the lines of business underwritten; (ii) the maturity of the insurer and its business; (iii) the quality of the asset portfolio of the insurer, (iv) the experience and competence of the management of the insurer; and (v) applicable risk-based capital requirements.

     13.5 Filing of Articles of Incorporation and Bylaws. The Restated Articles of Incorporation and Bylaws of Stock Company shall be filed in the manner provided by applicable statute or regulation.

     13.6 Policyholder Assessment. No assessments shall have been imposed against Policyholders.

     13.7 Tax Ruling or Opinion. ESIF shall have received the tax ruling or opinion described in the last sentence of Article XII.

                                  ARTICLE XIV

                      FAILURE OF PLAN TO BECOME EFFECTIVE

     If the Plan does not become effective, the Mutual Company will remain a group self-insurance fund. ESIF's articles of incorporation and bylaws will not be restated pursuant to the Plan, the Membership Interests will remain unchanged, and Policyholders will continue to be liable for assessments for each year that funds of ESIF are insufficient to satisfy its liabilities as if this Plan had not been proposed. The expenses incurred in the process of proposing the Conversion and recapitalization contemplated by the Plan shall be borne exclusively by ESIF.

                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

     15.1 Amendment of Plan. At any time prior to the Effective Date, the Board of Trustees of ESIF may amend this Plan and any filing made pursuant to this Plan so long as such amendment is consistent with the intent and purposes of the Plan as originally filed. If an amendment is adopted after the Plan has been approved by Voting Policyholders at the Special Meeting, and such amendment is not, in the judgment of the Board of Trustees of ESIF, materially disadvantageous to Policyholders, and in conformity with such intent and purposes, the Plan, as amended, need not be submitted for reconsideration by Voting Policyholders.

     15.2 Continuity of Corporate Existence. Upon the Conversion and recapitalization of ESIF, as provided for in this Plan, the corporate existence of ESIF shall continue uninterrupted in the form of Stock Company. All rights, franchises, licenses and interests of ESIF in and to every type of property, real, personal and mixed, and all choses in action shall continue unaffected and uninterrupted by the Conversion and recapitalization and shall accrue to the Stock Company. This Plan shall not be construed to result in any real or constructive issuance or exchange of any insurance Policy or any other transfer of any assets, rights or obligations by ESIF. All obligations and liabilities of ESIF shall continue unaffected and uninterrupted by the Conversion and recapitalization in the Stock Company. No action or proceeding pending at the Effective Date to which ESIF is a party shall be abated or discontinued by reason of this transaction but may be prosecuted to final judgment by the Stock Company in the same manner as if the recapitalization and conversion had not taken place. For all purposes, Stock Company shall be deemed to have been organized on April 1, 1978, the initial date of organization of ESIF.

     15.3 Extensions of Time Periods. In the event that subsequent to the approval of this Plan by the Department, this Plan or any action contemplated by this Plan becomes the subject of one or more legal or equitable proceedings in any state, federal court or administrative agency in the United States, then the periods referred to in the definition of the "Effective Date" and Article III of this Plan, respectively, may be lengthened by a period of time equal to the pendency of such proceeding or proceedings plus such previously determined periods.

     15.4 Governing Law. This Plan, and the rights and obligations of all parties under this Plan, will be governed and construed in accordance with the Florida Insurance Code and other applicable laws of the State of Florida without regard to principles of conflicts of laws.

     15.5 Interpretation of Plan. This Plan and any filing made pursuant to this Plan shall be interpreted in good faith by ESIF, and, unless objected to by the Department, such interpretation shall be binding upon all Policyholders and other Persons.

     15.6 Name Change. Immediately upon the Effective Date, the name of Stock Company will be changed from Employers Self Insurers Fund to a name to be chosen by the Board of Trustees.

     15.7 Oversights. If ESIF complies substantially and in good faith with the requirements of this Plan, the Department, the Florida Insurance Code and other applicable laws and regulations with respect to the giving of any notice, proxy, proxy statement or other materials to the Voting Policyholders or other Persons, or any other determination or action required by the Plan, then the failure or inability to comply in every respect with such requirements in any particular case shall not impair the validity of the actions or proceedings taken under this Plan or entitle any Person to any injunctive or other equitable relief with respect thereto.

     15.8 Right to Rely upon Documents Deemed Genuine. ESIF, its Board of Trustees, and its agents, officers and employees shall have the right to rely upon documents and records deemed in good faith to be genuine, authorized or properly executed and shall incur no liability or obligation for acting in reliance thereon.

     15.9 Authority to Remedy Errors. Subject to the terms of this Plan and with the approval of the Department, the Holding Company may issue additional shares of Preferred or Common Stock and take any other action it deems appropriate to remedy errors or miscalculations made in connection with this Plan.

     15.10 Corrections. ESIF may make such modifications to the Plan as are appropriate to correct errors, clarify existing items or make additions to correct manifest omissions in the Plan; provided, however, that material modifications must be approved by the Department.

     15.11 Costs and Expenses. All reasonable costs, including those costs attributable to the use of the staff personnel and outside advisors, consultants and attorneys, relating to the Plan, shall be borne by the Stock Company or the Holding Company.

     15.12 No Preemptive Rights. Other than the Subscription Rights referred to in the Plan, no Policyholder of ESIF, Mutual Company or Stock Company shall have any preemptive right to acquire shares of Common or Preferred Stock in the Holding Company or Common Stock in the Stock Company in connection with or as a result of this Plan.

     IN WITNESS WHEREOF, this Amended Plan of Conversion and Recapitalization has been executed as of the date first above written.

                                          EMPLOYERS SELF INSURERS FUND

                                          By:

                                            ------------------------------------
                                          Name:

                                              ----------------------------------
                                              Chairman of the Board of Trustees

ATTEST:

--------------------------------------
              Secretary

                                                                       EXHIBIT B

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                    BRIDGEFIELD EMPLOYERS INSURANCE COMPANY

     Upon the affirmative vote of a majority of the voting policyholders of BRIDGEFIELD EMPLOYERS INSURANCE COMPANY, an Assessable Mutual, the Corporation hereby restates its Articles of Incorporation to read as follows:

                                   ARTICLE I

                                      NAME

     The name of the Corporation shall be BRIDGEFIELD EMPLOYERS INSURANCE COMPANY. Its name prior to the adoption of these Restated Articles of Incorporation was BRIDGEFIELD EMPLOYERS INSURANCE COMPANY, an Assessable Mutual. The principal place of business of the Corporation shall be 2310 A-Z Park Road, Polk County, Lakeland, Florida 33801.

                                   ARTICLE II

                               NATURE OF BUSINESS

     The purpose of the Corporation is to engage in the business of the types of property and casualty insurance for which it is authorized.

                                  ARTICLE III

                                 CAPITAL STOCK

     The aggregate number of shares which the Corporation is authorized to issue is 15,000, comprised of 15,000 shares of Common Stock. The Common Stock shall be of one class and shall have a par value of $100 per share.

     The amount of capital and surplus with which the Corporation shall engage in the business of insurance shall be not less than the greater of $5,000,000 in capital and surplus or 10% of the Corporation's total liabilities. An amount not less than the minimum paid-in capital stock shall be sold for lawful money of the United States or equivalent United States Government Securities; provided, however, that any additional sums paid for stock or any stock sold after the minimum required capital has been so paid in money may be in the form of any type of securities in which the Corporation is authorized to invest its funds under Chapter 625 of the Florida Statutes.

                                   ARTICLE IV

                               TERM OF EXISTENCE

     The Corporation shall exist perpetually.

                                   ARTICLE V

                          REGISTERED OFFICE AND AGENT

     The registered office of this Corporation shall be 2310 A-Z Park Road, Lakeland, Florida 33801, and the initial registered agent of this Corporation at such office shall be William B. Bull, who, upon accepting this designation agrees to comply with the provisions of Section 48.091, Florida Statutes, as amended from time to time, with respect to keeping an office to receive service of process from the Treasurer and Insurance Commissioner of the State of Florida.

                                   ARTICLE VI

                                   DIRECTORS

     Section 1. The Corporation shall have at least five (5) directors, all of whom are United States citizens and all of whom are over the age of eighteen
(18). The names and residence street addresses of the initial directors, whose initial terms of office shall be for one (1) year, are:

                                       NAME                                      ADDRESS
    --------------------------------------------------------------------------  ----------
    Robert L. Noojin, Sr......................................................  [address]
    Thomas S. Petcoff.........................................................  [address]
    Robert Siegel.............................................................  [address]
    John Gray.................................................................  [address]
    Greg C. Branch............................................................  [address]
    C.C. Dockery..............................................................  [address]
    William B. Bull...........................................................  [address]

     Section 2. The election of directors by the shareholders is approved if a quorum exists, as provided in the Bylaws of the Corporation, and the votes cast favoring the election of a director exceeds the votes cast opposing the election of a director.

     Section 3. The initial term of office of all of the initial directors shall expire at the first annual meeting of the shareholders in 1997. At that meeting, the directors elected shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as possible. The term of office for each of the Class I directors shall expire at the first annual meeting of the shareholders in 1998; the term of office for each of the Class II directors shall expire at the annual meeting of the shareholders in 1999; and the term of office for each of the Class III directors shall expire at the annual meeting of the shareholders in 2000. At each annual meeting of the shareholders commencing with the meeting held in 1997, the successors to the directors whose terms are expiring shall be elected to terms expiring at the third succeeding annual meeting of shareholders. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting of the shareholders for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

     Section 4. All corporate powers shall be exercised by or under the authority of the directors and the business and affairs of the Corporation shall be managed and administered pursuant to the policies adopted by the directors.

     Section 5. The qualification, election and tenure of the directors shall be further provided for in the Bylaws.

     Section 6. A member of the Board of Directors is not personally liable for monetary damages to any person, including, but not limited to the Corporation, for any statement, vote, decision, or failure to act, regarding the management or policies of the Corporation, by such director, unless:

          (a) The director breached or failed to perform his duties as a director; and

          (b) The director's breach of or failure to perform his duties constitutes:

             (1) A violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful. A final judgment or other final adjudication against a director in any criminal proceeding for violation of the criminal law estops that director from contesting the fact that his breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he had reasonable cause to believe that his conduct was lawful or had no reasonable cause to believe that his conduct was unlawful.

             (2) A transaction from which the director derived an improper personal benefit, either directly or indirectly; or

             (3) Recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. For purposes of these Articles of Incorporation, the term "recklessness" means the acting, or omission to act, in conscious disregard of a risk:

                (a) Known, or so obvious that it should have been known, to the director; and

                (b) Known to the director, or so obvious that it should have been known, to be so great as to make it highly probable that harm would follow from such action or omission.

     If the Florida Business Corporation Act or the Florida Insurance Code is amended after the approval by the shareholders of these Articles to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by such amendments.

     Section 7. Directors may be removed by the shareholders with or without cause.

                                  ARTICLE VII

                                INDEMNIFICATION

     The Board of Directors is hereby specifically authorized to make provisions for indemnification of directors, officers, employees and agents to the full extent permitted by law.

                                  ARTICLE VIII

                             PARTICIPATING POLICIES

     Pursuant to section 628.361, Florida Statutes (1993), as amended from time to time, the Corporation may issue any or all of its policies with or without participation in profits, savings, or unabsorbed portions of premiums, may classify policies issued on a participating or non-participating basis, and may determine the right to participate and the extent of participation of any class or classes of policies.

                                   ARTICLE IX

                                   AMENDMENTS

     These Articles of Incorporation may be amended by a majority vote of the shareholders of the Corporation; provided that such amendment is approved by the Florida Department of Insurance.

     IN WITNESS WHEREOF, the initial directors of the Corporation have hereunto
set our hands and seals this      day of             , 1996.

--------------------------------------------     --------------------------------------------
Director                                         Director

--------------------------------------------     --------------------------------------------
Director                                         Director

--------------------------------------------     --------------------------------------------
Director                                         Director

Attest:

       -------------------------------------------------------------
                    Secretary
(SEAL)

                        CERTIFICATION OF VOTING RESULTS

     The Members of BRIDGEFIELD EMPLOYERS INSURANCE COMPANY, an Assessable
Mutual, in the course of their annual meeting held on           , adopted the
attached Restated Articles of Incorporation. The restatement included amendments which require stockholder approval pursuant to Chapter 607 of the Florida Statutes. I hereby certify that the amendments were approved by a majority of the voting Members and that there are not multiple voting groups.

                                          --------------------------------------
                                          Secretary

(SEAL)

                                                                       EXHIBIT C
                                    FORM OF
                                RESTATED BYLAWS
                                       OF
                    BRIDGEFIELD EMPLOYERS INSURANCE COMPANY

                                   ARTICLE I

                                CORPORATE OFFICE

     The principal office of the Corporation shall be located at 2310 A-Z Park Road, Lakeland, Polk County, Florida 33801, or at such other place within the State of Florida as the Board of Directors may from time to time determine.

                                   ARTICLE II

                              SHAREHOLDER MEETINGS

     Section 1. Annual Meetings. An annual meeting of the shareholders shall be held at 2310 A-Z Park Road, Lakeland, Florida 33801, unless another place within the State of Florida shall have been designated by the Board of Directors. Shareholders entitled to vote at each annual meeting shall be given at least thirty (30) days' written notice of the date, time and place of annual meetings. The date, time, and place of annual meetings may be changed from time to time by giving shareholders at least thirty (30) days' written notice of the change in date, time or place. The initial annual meeting shall be held within thirteen
(13) months after the date of incorporation and thereafter the annual meeting of shareholders shall be held no later than thirteen (13) months after the last annual meeting of shareholders. However, the failure to hold an annual meeting timely shall in no way affect the terms of officers or directors of the Corporation or the validity of actions of the Corporation.

     Section 2. Special Meetings. Special meetings of the shareholders may be called by the Chairman of the Board of Directors, by a majority of the Board of Directors then in office, or by shareholders to whom twenty-five percent (25%) or more of the Corporation's stock has been issued. Written notice specifying the date, time and place of each special meeting (or any change in the date, time or place of a special meeting) shall be given in writing, by mail, facsimile transmission, private mail carrier handling nationwide mail service, or by telegraph, at least thirty (30) days prior to the date of the special meeting. The purpose of each special meeting shall be stated in the notice and may only include purposes which are lawful and proper for shareholders to consider.

     Section 3. Waiver of Notice. A written waiver of notice signed by a shareholder, whether before or after a meeting, shall be equivalent to the giving of such notice. Attendance of a shareholder at a meeting shall constitute a waiver of notice of such meeting, except when the shareholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     Section 4. List of Shareholders Entitled to Vote. The secretary of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of each. For a period of ten (10) days prior to such meeting, the list shall be kept on file at the registered office of the Corporation or at the principal place of business of the Corporation, and any shareholder shall be entitled to inspect the list at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder at any time during the meeting. If the requirements of this section have not been substantially complied with, then upon demand of any shareholder in person or by proxy, the meeting shall be adjourned until the requirements are complied with. If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

     Section 5. Shareholder Quorum and Voting. A quorum at all annual and special meetings of shareholders will consist of one-third of the shares entitled to vote. After a quorum has been established at an annual or special meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shareholders entitled to vote at the meeting, shall not affect the validity of any action taken at the meeting or any adjournment thereof. Action on a matter is approved by the shareholders if a quorum exists and the votes cast favoring the action exceed the votes cast opposing the action unless the Articles of Incorporation, provisions of these Bylaws or the Florida Corporations Act requires a greater number of affirmative votes.


     Section 6. Proxies. Every shareholder entitled to vote at an annual or special meeting or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be in writing and shall be signed by the shareholder or his otherwise duly authorized attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof. Every proxy shall be revocable at the pleasure of the shareholder executing it. Before any proxy can be voted, it shall be filed with the secretary.

                                  ARTICLE III

                               BOARD OF DIRECTORS

     Section 1. General Powers. Subject to the limitations of the Articles of Incorporation and these Bylaws concerning corporate action that must be authorized or approved by the shareholders of the Corporation, all corporate powers shall be exercised by or under the authority of the Board of Directors, and the business and affairs of the Corporation shall be managed pursuant to the policies of the Board of Directors.

     Section 2. Number, Qualification and Election. The number of directors shall be at least five (5), as elected or appointed from time to time in accordance with these Bylaws. The number of directors may be increased or decreased from time to time in accordance with the same procedure as is required for amending these Bylaws, but shall never be less than five (5).

     Section 3. Term of Office. The initial term of office of all of the initial directors shall expire at the first annual meeting of the shareholders in 1997. At that meeting, the directors elected shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as possible. The term of office for each of the Class I directors shall expire at the first annual meeting of the shareholders in 1998; the term of office for each of the Class II directors shall expire at the annual meeting of the shareholders in 1999; and the term of office for each of the Class III directors shall expire at the annual meeting of the shareholders in 2000. At each annual meeting of the shareholders commencing with the meeting held in 1997, the successors to the directors whose terms are expiring shall be elected to terms expiring at the third succeeding annual meeting of shareholders. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting of the shareholders for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

     Section 4. Annual Meetings. The Board of Directors shall hold its annual organizational meeting immediately following each annual meeting of shareholders for the election of officers and the transaction of such other business as may come before the meeting. If a majority of the directors are present at the annual meeting of shareholders, no prior notice of the annual meeting of the Board of Directors shall be required. However, another place and time for such meeting may be fixed by written consent of all of the directors. If the annual meeting of the Board of Directors is not held as herein provided on the date herein specified, the election of officers may be held at any meeting held thereafter pursuant to these Bylaws.

     Section 5. Regular Meetings. Regular meetings of the Board of Directors may be held without notice of the time and place and shall be determined from time to time by the Board of Directors.

     Section 6. Additional Meetings. Additional meetings of the Board of Directors may be called by the Chairman of the Board or by a majority of the directors. The person or persons authorized to call additional meetings of the Board of Directors may fix a reasonable time and place for holding them.

     Section 7. Telephone Meetings. Directors may participate in meetings of the Board of Directors by means of a conference telephone or similar communications equipment by which all persons participating can hear each other at the same time, and participation by such means shall constitute presence in person at such meeting.

     Section 8. Action Without Meeting. Any action of the Board of Directors may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all of the directors and is filed in the minutes of the Board of Directors. Such consent shall have the same effect as an unanimous vote.

     Section 9. Notice and Waiver. Notice of any additional meeting shall be given at least three (3) days prior thereto by written notice delivered personally or by United States mail or facsimile to each director at his residence or business address. If mailed, such notice must be mailed at least seven (7) days prior thereto, and shall be deemed to be mailed when deposited in the United States mail with postage prepaid. Any director may waive notice of any meeting, either before, at, or after such meeting by signing a waiver of notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections of the place of such meeting or the manner in which it has been called or convened, except when a director states at the beginning of the meeting any objection to the transaction of business because the meeting is not lawfully called or convened.

     Section 10. Quorum and Voting. A majority of directors in office shall constitute a quorum for the transaction of business. The vote of a majority of directors present at a meeting at which a quorum is present shall constitute the action of the Board of Directors. If less than a quorum is present, then a majority of those directors present may adjourn the meeting from time to time until a quorum is present. Any meeting of the Board of Directors at which a quorum is present may be adjourned from day to day or from time to time by a vote of a majority of the directors present and voting at such meeting; the same may be adjourned from time to time until a quorum is obtained, or may be adjourned without assigning a day for further meeting. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

     Section 11. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors even though it is less than a quorum of the Board of Directors, unless otherwise provided by law or the Articles of Incorporation. A director elected or appointed, as the case may be, to fill a vacancy shall hold office for the unexpired term of the vacancy filled by such director. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at a meeting of the Board of Directors called for that purpose.

     Section 12. Removal. At any meeting of shareholders called expressly for that purpose, any director or directors may be removed from office, with or without cause, by vote of a majority of the shareholders then entitled to vote at an election of directors. New directors may be elected by the shareholders for the unexpired terms of directors removed from office at the same meeting at which such removals are voted. If the shareholders fail to elect persons to fill the unexpired terms of removed directors, then the vacancies unfilled shall be filled in accordance with provisions in these Bylaws for vacancies.

     Section 13. Compensation. The Board of Directors may set the compensation of directors and provide for the reimbursement of expenses of directors.

     Section 14. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting because of an asserted conflict of interest.

     Section 15. Indemnification. The Corporation shall indemnify the directors of the Corporation in accordance with the policy of indemnification set forth in
Article XII and Exhibit A to these Bylaws.

     Section 16. Limitation of Directors' Liability. A member of the Board of Directors shall not be personally liable for monetary damages to any person, including but not limited to the Corporation, for any statement, vote, decision, or failure to act, regarding the management or policy of the Corporation, by such director, unless:

          a. The director breached or failed to perform his duties as a director; and

          b. The director's breach of, or failure to perform, his duties constitutes:

             1. A violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful. A final judgment or other final adjudication against a director in any criminal proceeding for violation of the criminal law estops that director from contesting the fact that his breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he had reasonable cause to believe that his conduct was lawful or had no reasonable cause to believe that his conduct was unlawful.

             2. A transaction from which the director derived an improper personal benefit, either directly or indirectly; or

             3. Recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. For purposes of this subdivision, the term "recklessness" means the acting, or omission to act, in conscious disregard of a risk:

                a. Known, or so obvious that it should have been known, to the director; and

                b. Known to the director, or so obvious that it should have been known, to be so great as to make it highly probable that harm would follow from such action or omission.

                                   ARTICLE IV

                                    OFFICERS

     Section 1. Officers. The corporate officers of this Corporation shall be a president, one or more vice-president(s), a secretary, and a treasurer, each of whom shall be appointed by the Board of Directors. The Board officers of this Corporation shall be a Chairman of the Board and a Vice-Chairman of the Board. Any two or more offices may be held by the same person. A failure to appoint a president, vice president(s), secretary, or treasurer shall not affect the existence of the Corporation, and the president, vice president(s), secretary, or treasurer shall continue to serve in office until new officers are appointed by the Board of Directors.

     Section 2. Appointment and Term of Office. The corporate officers and board officers of the Corporation shall be appointed by the Board of Directors and shall serve at the pleasure of the Board of Directors. Each officer shall hold office until his successor shall have been duly appointed and shall have qualified, or until his death, or until he shall resign or have been removed in the manner hereafter provided.

     Section 3. Removal. Any officer may be removed from office on the affirmative vote of a majority of the entire Board of Directors whenever, in its judgment, the best interests of the Corporation shall be served thereby. Removal shall be without prejudice to any contract rights of the person so removed, but the election of an officer shall not of itself create contract rights.

     Section 4. Vacancies. Vacancies in offices, however occasioned, may be filled at any time by appointment by the Board of Directors of officers to serve the unexpired terms of such offices.

     Section 5. Duties. The corporate officers and board officers shall have the following duties:

          a. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the shareholders.

          b. Vice-Chairman of the Board. In the case of the death, absence of, inability of the Chairman of the Board to act, the Vice-Chairman of the Board shall preside at meetings of the Board of Directors and of the shareholders.

          c. President. The president shall perform all the usual and customary duties of that office, including, without limitation, the general supervision of the business of the Corporation.

          d. Vice Presidents. The vice presidents shall have such power and perform such duties as may be delegated to them by the President. In the case of the death, absence, or inability of the president to act, except as may be expressly limited by action of the Board of Directors, a vice president expressly designated by the Board of Directors shall perform the duties and exercise the power of the president following such death of the president or during the absence or inability of the president to act.

          e. Secretary. The secretary shall keep the minutes of all meetings of the shareholders and of the Board of Directors in a book or books to be kept for such purposes, and also, when so requested, the minutes of all meetings of committees in a book or books to be kept for such purposes. He shall attend to giving and serving of all notices, and he shall have charge of all books and papers of the Corporation, except those hereinafter described to be in the charge of the treasurer or except as otherwise expressly directed by the Board of Directors. The secretary shall be the custodian of the seal of the Corporation. The secretary shall have and perform such other duties as may be delegated to him by the president.

          f. Treasurer. The treasurer shall perform all the usual and customary duties of that office. The treasurer shall also have the power and perform such duties as may be delegated to him by the president.

     Section 6. Compensation. The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

     Section 7. Indemnification. The Corporation shall indemnify the officers of the Corporation in accordance with the policy of indemnification set forth in
Article XII and Exhibit A to these Bylaws.

                                   ARTICLE V

                                   COMMITTEES

     Section 1. Creation of Committees. The Board of Directors shall, by resolution passed by a majority of the whole Board, designate an Audit Committee and may, by resolution passed by a majority of the whole Board, designate a Finance and Investment Committee, and such other committees as the Board shall deem appropriate.

     Section 2. Committee Functions. Such committees shall have such functions and may exercise such power as can be lawfully delegated by the Board of Directors and to the extent provided in the resolution creating such committee or committees.

     Section 3. Meetings. Regular committee meetings may be held without notice at such time and at such place as shall from time to time be determined by the committees, and additional meetings of the committees may be called by any member thereof upon two (2) days' notice to the other members of such committee, or on such shorter notice as may be agreed to in writing by each of the other members of such committee, given either personally or in the manner provided in these Bylaws pertaining to notice for directors' meetings.

     Section 4. Members. Members of the committees shall be directors and shall be appointed by a majority of the Board.

     Section 5. Quorum. At all meetings of the committees, a majority of the committee's members then in office shall constitute a quorum for the transaction of business.

     Section 6. Manner of Acting. The vote of a majority of the members of any committee present at any meeting at which there is a quorum shall constitute the action of such committee.

     Section 7. Minutes. The committee shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

     Section 8. Compensation. Members of the committees may be paid compensation in accordance with the provisions of these Bylaws pertaining to compensation of directors.

                                   ARTICLE VI

                               MANAGEMENT COMPANY

     The Board of Directors of the Corporation may contract with an authorized management company to manage and administer the affairs of the Corporation including, but not limited, to marketing, underwriting, billing, collection, claims administration, terminations, reinstatement, safety and loss prevention, reinsurance, policy issuance, accounting, custody of funds for day-to-day operations, regulatory reporting, investments, and general administration.

                                  ARTICLE VII

                           BOOKS, RECORDS AND REPORTS

     The Corporation shall send a report to the shareholders of the Corporation at least annually. Such report shall include a balance sheet as of the close of the fiscal year of the Corporation and a profit and loss statement for the year ending on such closing date. Such financial statements shall be prepared from and in accordance with the books of the Corporation, in conformity with generally accepted accounting principles applied on a consistent basis.

                                  ARTICLE VIII

                                   DIVIDENDS

     The Board of Directors of the Corporation may from time to time apportion and pay to the shareholders dividends only out of that part of its available and accumulated surplus funds which is derived from realized net operating profits on its business and net realized capital gains. Any such dividend payment shall be made in accordance with section 628.371, Florida Statutes (1995), as amended from time to time. This article shall not be interpreted to require any payment of dividends.

                                   ARTICLE IX

                                      SEAL

     The corporate seal shall bear the name of the Corporation between two concentric circles and in the inside of the inner circle shall be the year of incorporation.

                                   ARTICLE X

                            FUNDS OF THE CORPORATION

     All monies of the Corporation or under its charge deposited in any bank or other place of deposit shall be deposited to the credit of the Corporation by its corporate name.

                                   ARTICLE XI

                                   AMENDMENTS

     These Bylaws may be altered, amended or replaced and new Bylaws may be adopted by a two-thirds ( 2/3) vote of the Board of Directors or by a majority of the shareholders.

                                  ARTICLE XII

                                INDEMNIFICATION

     The Corporation shall indemnify any person who was or is threatened with or made a party to any suit or other legal or administrative proceedings brought to impose upon him a liability or penalty for an act alleged to have been committed by him in his capacity as a director, officer, employee or agent of the Corporation in accordance with the policy of indemnification set forth in Exhibit A to these Bylaws.

     IN WITNESS WHEREOF, I, the Secretary of said Corporation, have hereunto set
my hand and affixed the seal of said Corporation on this the    day of
            , 1996.

                                          By:
                                          --------------------------------------
                                            Secretary

(SEAL)

                                   EXHIBIT A

                           POLICY OF INDEMNIFICATION

     (1) Corporate Power to Indemnify. Upon the following terms and subject to the following conditions, this Corporation shall indemnify any person who is threatened with or made a party to any proceeding brought to impose upon him a liability or penalty for an act alleged to have been committed by him in his capacity as a director, officer, employee, or agent of the Corporation or by reason of the fact that he is or was serving at the request of the Corporation as a director, officer, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including any employee benefit plan). A proceeding includes any threatened, pending or completed action, suit or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

     (2) Third Party Actions. If the proceeding is not one brought by or in the right of the Corporation for the purpose of obtaining a judgment in its favor and if the person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation (or, in a criminal action, if he was without reasonable cause for believing that his conduct was unlawful), the Corporation shall indemnify him against judgments, penalties, fines (including any excise taxes with respect to any employee benefit plan), amounts paid in settlement, and all reasonable expenses, including attorneys' fees, which he has actually and necessarily incurred as a result of the proceeding, including any appeal. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, or itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his conduct was unlawful.

     (3) Derivative Suits. If the proceeding is brought by or in the right of the corporation to obtain a judgment in its favor and if the person acted in good faith in the reasonable belief that his action was in, or not opposed to, the best interests of the Corporation, the Corporation shall indemnify him against amounts paid in settlement, or if there is no settlement or if, in the judgment of the Board of Directors, the costs of settlement exceed the estimated expense of litigating the proceeding to conclusion, against any loss, liability or damages arising out of such proceeding, as well as all reasonable expenses, including attorneys' fees, which he has actually and necessarily incurred in connection with the defense or settlement of the proceedings, including any appeal, except that, if the person is adjudged to have been guilty of negligence or misconduct in the performance of his duty to the Corporation, he shall be entitled to indemnification only to the extent that the court, administrative agency, or investigative body before which the proceeding is heard, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity.

     (4) Right to Indemnification. To the extent a director, officer, employee or agent of the Corporation is successful in defending any proceeding, whether or not brought by or in the right of the Corporation, or in defending any claim, issue, or matter therein, this Corporation shall indemnify him against all reasonable expenses, including attorneys' fees, which he has actually and necessarily incurred in connection therewith.

     (5) Action Required by Directors. Unless indemnification is ordered by the tribunal before which the proceeding is held, the determination of whether the standards of conduct giving rise to indemnity under Sections (2) and (3) of this policy have been met shall be made by a majority vote of the Board of Directors of a quorum consisting of directors who were not parties to the proceeding.

     (6) Advance Payments. The Corporation may authorize payment of the expenses incurred by a director, officer, employee, or agent of the Corporation in defending any proceeding in advance of the final disposition of such proceeding, upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

     (7) Additional Indemnification. The Corporation shall have the right and power to make any other or further indemnification, except indemnification against gross negligence or willful misconduct and except indemnification contrary to law, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (8) Power to Purchase and Maintain Insurance. The Board of Directors shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this policy. This Section (8) shall not limit the power of the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, or employee of the Corporation.

     (9) Continuing Coverage. Indemnification as provided for in this policy shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. This policy of indemnification shall be deemed to constitute a contract between the Corporation and each officer, director, employee, and agent of the Corporation. This policy may be amended or terminated by the Board of Directors of the Corporation provided that such amendment or termination shall not diminish any rights of an officer, director, employee, or agent with respect to matters arising or causes of action accruing prior to such action by the Board.

                                                                       EXHIBIT D

                                     [SEAL]

                     THE TREASURER OF THE STATE OF FLORIDA
                            DEPARTMENT OF INSURANCE

BILL NELSON

IN THE MATTER OF:
                                                             CASE NO. 17191-96-C
EMPLOYERS SELF INSURERS FUND;
BRIDGEFIELD EMPLOYERS INSURANCE
COMPANY, AN ASSESSABLE MUTUAL;
BRIDGEFIELD EMPLOYERS INSURANCE
COMPANY; AND SUMMIT HOLDING
SOUTHEAST, INC.
---------------------------------------------------/

                                 CONSENT ORDER

     THIS CAUSE came on to be considered upon an application with attachments (Collectively referred to herein as the "APPLICATION") filed on behalf of APPLICANTS, Employers Self Insurers Fund ("ESIF"), Bridgefield Employers Insurance Company, an Assessable Mutual ("BEIC MUTUAL"), Bridgefield Employers Insurance Company ("BEIC STOCK"), and Summit Holding Southeast, Inc. ("SUMMIT SOUTHEAST") with the Florida Department of Insurance (the "DEPARTMENT") on or about August 20, 1996, pursuant to Sections 624.463, 628.461, 628.6013, and
628.6017, Florida Statutes. After a complete review of the entire record, and upon consideration thereof and being otherwise fully advised in the premises, the Treasurer and Insurance Commissioner, as head of the DEPARTMENT, finds as follows:

     1. The Treasurer and Insurance Commissioner, as head of the DEPARTMENT, has jurisdiction over the subject matter and of the parties herein.

     2. The proposed conversion of ESIF from a group self-insurance fund to an interim domestic assessable mutual insurer, BEIC MUTUAL, is in compliance with and approved pursuant to Section 624.463 and 628.6013, Florida Statutes, subject to and contingent upon compliance with the terms of this Consent Order.

     3. The proposed formation of BEIC MUTUAL is in compliance with and approved pursuant to applicable provisions of Chapter 628, Part II, Florida Statutes including Section 628.6013, Florida Statutes, subject to and contingent upon compliance with the terms of this Consent Order.

     4. The proposed conversion of BEIC MUTUAL from an interim domestic assessable mutual insurer to a domestic stock insurer, BEIC STOCK, is in compliance with and approved pursuant to Section 628.6017, Florida Statutes, subject to and contingent upon compliance with the terms of this Consent Order.

     5. The proposed acquisition of all outstanding shares of BEIC STOCK by SUMMIT SOUTHEAST as outlined in the Amended Plan of Conversion and Recapitalization of Employers Self Insurers Fund (hereinafter referred to as the "Amended Plan of Conversion and Recapitalization") submitted to the DEPARTMENT on November 5, 1996 is in compliance with and approved pursuant to Section 628.461, Florida Statutes, subject to and contingent upon compliance with the terms of this Consent Order.

     6. Pursuant to APPLICANTS' APPLICATION, including the Amended Plan of Conversion and Recapitalization and the Plan of Operation, APPLICANTS will take a number of intermediate steps in order to convert from a group self insurance fund to an assessable mutual insurer and ultimately to a domestic stock insurer which shall then be acquired by a newly formed holding company. As consideration for the exchange of membership interests in BEIC MUTUAL, the APPLICATION provides for the elimination of any liability the members may have for future assessments, issuance of Preferred Stock of SUMMIT SOUTHEAST, and Subscription Rights to purchase Common Stock of SUMMIT SOUTHEAST. Further, in accordance with the Amended Plan of Conversion and Recapitalization and the Plan of Operation and pursuant to the provisions of Section 628.161(6)(d), Florida Statutes, BEIC STOCK shall hold all of ESIF's members harmless from any assessment for liabilities of ESIF before the effective date. Subject to the requirements imposed by this Consent Order, the Amended Plan of Conversion and Recapitalization of ESIF and BEIC MUTUAL has been determined to be equitable to the members of ESIF and of BEIC MUTUAL pursuant to Sections 624.463, 628.6013, and 628.6017, Florida Statutes.

     7. APPLICANTS have submitted to, and the Department has relied upon, as part of the APPLICATION, the following:

          a) all documents which will be submitted or distributed to members of ESIF and BEIC MUTUAL in connection with the conversions and acquisition transactions, including, in draft form, the Proxy Statement with referenced exhibits, the proxy card. Notice of Meeting of Members of ESIF and BEIC MUTUAL, and the letter to members, which will accompany the notice, Proxy Statement, and proxy card;

          b) the proposed Amended Plan of Conversion of ESIF and BEIC MUTUAL to BEIC STOCK, including the proposed Articles of Incorporation and Bylaws of BEIC MUTUAL and proposed Restated Articles of Incorporation and Restated By-Laws of BEIC STOCK;

          c) the final version of the proposed Articles of Incorporation and By-Laws of SUMMIT SOUTHEAST;

          d) the proposed "Certificates of Designation, Preferences, and Rights of Series A Preferred Stock" and the "Recapitalization Agreement".

          e) the final version of the Plan of Operation of BEIC STOCK.

     8. The Department conducted a public hearing in Tallahassee, Florida at 10:00 A.M. on Thursday, October 10, 1996 pursuant to notice in the Florida Administrative Weekly. Further, APPLICANTS' have represented, and the Department has relied upon said representation, and the record reflects that notice of the public hearing was advertised in six major newspapers in six major cities located throughout Florida in advance of the public hearing and in the form presented to the Department at the public hearing. The Notices appeared both in the "Legal Notices" section of each paper and in a standard advertising space prominently displayed elsewhere in each paper. Pursuant to the notice, the Department elicited testimony from representatives of APPLICANTS' describing the proposed transactions and opened the floor to comments, testimony, and evidence concerning the APPLICATION from those in attendance. The information received has been considered by the Department in determining to enter into this Consent Order.

     9. APPLICANTS have retained THE CHICAGO CORPORATION to review the fairness of the consideration to be paid under the Amended Plan of Conversion and Recapitalization of ESIF and BEIC MUTUAL to the members of BEIC MUTUAL in exchange for their membership interests, from a financial point of view, and to render its opinion to ESIF and the Board of Organizers of BEIC MUTUAL. The written opinion has been filed with, and relied upon by, the DEPARTMENT and is an attachment to the Proxy Statement. THE CHICAGO CORPORATION's written opinion states "that the Consideration to be received by the Eligible Policyholders pursuant to the Plan [of Conversion and Recapitalization] is fair, from a financial point of view, to the Eligible Policyholders."


     10. APPLICANTS have retained the law firm of McCONNAUGHHAY, ROLAND, MAIDA, & CHERR, P.A. to render its opinion as to whether the APPLICATION and the transactions contemplated by the APPLICATION are in conformance with Florida law. The written opinion has been filed with, and relied upon by, the DEPARTMENT and states that "the conversion of ESIF pursuant to the [Amended Plan of Conversion and Recapitalization] complies with the [Florida Insurance] Code."


     11. APPLICANTS have retained the law firm of ALSTON & BIRD to render its opinion as to the Federal income tax consequences of the APPLICATION and the transactions contemplated by the APPLICATION. The written opinion has been filed with, and relied upon by, the DEPARTMENT, relied upon by THE CHICAGO CORPORATION, and made an attachment to the Proxy Statement. ALSTON &

BIRD's written opinion concludes that ". . . No gain or loss will be recognized by the Policyholders on the deemed exchange of their membership interests in ESIF for membership interests in . . . [BEIC MUTUAL]No gain or loss will be recognized by . . . [BEIC MUTUAL] . . . on the deemed receipt of the assets and liabilities of ESIF . . . No gain or loss will be recognized by ESIF on the deemed transfer of its assets to . . . [BEIC MUTUAL] . . . and the assumption by
 . . . [BEIC MUTUAL] . . . of the liabilities of ESIF . . . No gain or loss will be recognized by the Policyholders on the deemed exchange of their membership interests in . . . [BEIC MUTUAL] for stock of . . . [BEIC STOCK] . . . No gain or loss will be recognized by . . . [BEIC STOCK] on its deemed issuance of stock in exchange for the . . . [BEIC MUTUAL] . . . membership interests of Policyholders . . . No gain or loss shall be recognized by the
 . . . [Policyholders] on their transfer of property to . . . [SUMMIT SOUTHEAST] solely in exchange for . . . [SUMMIT SOUTHEAST] . . . stock No gain or loss shall be recognized by . . . [SUMMIT SOUTHEAST] on the issuance of its common stock and preferred stock in exchange for common stock of . . . [BEIC STOCK]."

     12. APPLICANTS have retained THE CHICAGO CORPORATION to render its opinion as to the financial forecasts for BEIC STOCK after the implementation of the APPLICATION and the transactions contemplated by the APPLICATION. The written opinion has been filed with, and relied upon by, the DEPARTMENT, is consistent with the findings made by THE CHICAGO CORPORATION in conjunction with the issuance of the fairness opinion in this matter, and will be made an attachment to the Proxy Statement. THE CHICAGO CORPORATION's written opinion states that "It is our opinion that the assumptions underlying the pro forma projections provide a reasonable basis for management's forecasts . . ."

     13. APPLICANTS have retained the accounting firm of KPMG PEAT MARWICK to render its opinion as to the March 31, 1996 statutory-basis loss and loss adjustment expense reserves for ESIF. The written opinion has been filed with, and relied upon by, the DEPARTMENT and relied upon by THE CHICAGO CORPORATION. KPMG PEAT MARWICK's written opinion concludes that ". . . unpaid loss and loss adjustment expense reserves as of March 31, 1996 described herein are computed in accordance with accepted loss reserving standards and principles and make reasonable provision for all unpaid loss and loss adjustment expense obligations of the Fund under the terms of its policies and agreements." If the Effective Date does not arise prior to March 31, 1997 APPLICANTS shall promptly submit to the DEPARTMENT an opinion as to the March 31, 1997 statutory-basis loss and loss adjustment expense reserves for ESIF.

     14. APPLICANTS have retained the reinsurance intermediaries of BRENTWOOD SERVICES INCORPORATED to render its opinion as to the reinsurance position of ESIF after its conversion to BEIC STOCK. The written opinion has been filed with, and relied upon by, the DEPARTMENT and relied upon by THE CHICAGO CORPORATION. BRENTWOOD SERVICES INCORPORATED's written opinion concludes that "In the event that . . . [ESIF] converts to an insurance company, we feel that the existing excess insurance policy would continue to result in actual risk transfer and is appropriate given the projected liabilities, the solvency position of the fund, the pro formas and the plan of operations as we now understand them . . ."

     15. APPLICANTS have retained KPMG PEAT MARWICK to render its opinion as to the solvency position of ESIF after its conversion to BEIC STOCK. The written opinion has been filed with, and relied upon by the DEPARTMENT. The results of the "Schedule of Sensitivity Analysis of Projected Statutory Policyholder Surplus" included in the opinion performed by KPMG PEAT MARWICK indicates that after the conversion to a stock company and based on assumptions contained in projected financial statements, ESIF will exceed the minimum capital and surplus requirements of Florida law in 91.5% of the ten thousand scenarios tested. KPMG PEAT MARWICK has also concluded that ". . . the underlying assumptions [of the projected financial statements] provide a reasonable basis for management's projection . . ."

     16. APPLICANTS hereby knowingly and voluntarily waive all rights of any kind to challenge or to contest this Order, in any forum now available, including the right to any administrative proceeding, Circuit or Federal Court action, or any appeal.

     IT IS THEREFORE ORDERED:

     17. Subject to the terms and conditions contained herein, the Treasurer and Insurance Commissioner hereby approves the transactions contemplated by the APPLICATION to include the proposed conversion of ESIF to BEIC MUTUAL, the proposed immediately subsequent conversion of BEIC MUTUAL to BEIC STOCK, and the proposed immediately subsequent acquisition of BEIC STOCK by SUMMIT SOUTHEAST pursuant to the Amended Plan of Conversion and Recapitalization submitted with the APPLICATION.

     18. APPLICANTS shall not mail the Proxy Statement and related enclosures, without first obtaining separate written approval of the DEPARTMENT for the final draft of said documents.

     19. BEIC STOCK shall file with the DEPARTMENT all premium growth reports as required by Section 624.4243, Florida Statutes, in a complete and timely manner.

     20. BEIC STOCK shall report Unearned Premiums on all of its financial statements in compliance with Section 625.051, Florida Statutes.

     21. BEIC STOCK shall follow the guidelines of the NAIC Practices & Procedures Manual and the NAIC Annual Statement Instructions for Property & Casualty Companies when accounting for retrospective premiums and when accounting for return premiums on all of its financial statements.

     22. Summit Consulting, Inc. shall file annual audited financial statements with the DEPARTMENT no later than June 1st of each of the first three years following the Effective Date. In addition, all affiliates of BEIC STOCK shall provide the DEPARTMENT with access to their books and records, if so requested.

     23. For the three year period following the Effective Date (as defined herein), BEIC STOCK shall not have or enter into any contract or any other agreement for a fee with an affiliated entity other than a contract or agreement that has been approved in writing by the DEPARTMENT. For the three year period following the Effective Date, fees payable under any such contract with an affiliated entity shall not be materially increased without the prior written approval of the DEPARTMENT. For the three year period following the Effective Date, no such contract shall contain any minimum fee provisions. For the three year period following the Effective Date, BEIC STOCK shall provide written notice to the DEPARTMENT and receive its written approval prior to executing any material amendment to any such contract or agreement, thereafter, BEIC STOCK shall provide written notice to the DEPARTMENT within thirty (30) days of executing any material amendment to any such contract or agreement.

     24. BEIC STOCK shall not use any type of discounting when computing its loss reserves and shall not report discounted loss reserves on any of its financial statements, except for the discounting of loss reserves allowed by
Section 625.091, Florida Statutes.

     25. As a condition of the granting of approval of the conversion of ESIF to BEIC MUTUAL and from there to BEIC STOCK, ESIF has placed a $5 million security and collateral deposit with the DEPARTMENT's Bureau of Collateral Securities. In addition, ESIF shall immediately take all steps necessary to make the DEPARTMENT a co-signor on First Union National Bank of Florida account number 4022015600 (hereinafter referred to as the "First Union Account") currently held in the name of ESIF with all assets deposited therein pledged to the DEPARTMENT for the protection of ESIF's members. The balance on the First Union Account shall exceed $45,000,000 at the time of entry of this Order. No withdrawals shall be made on this account without the prior written approval of the DEPARTMENT. Furthermore, APPLICANTS shall provide the DEPARTMENT with monthly reporting on the balance and activity of such account. If the conversion of ESIF to BEIC MUTUAL and from there to BEIC STOCK is not effectuated within the time frame allowed by paragraph 33 of this Order, ESIF shall immediately increase the amount of the security and collateral deposit it has placed with the DEPARTMENT's Bureau of Collateral Securities from $5 million to $25 million. If the conversion of ESIF to BEIC MUTUAL and from there to BEIC STOCK is effectuated, ESIF, by signing this Consent Order authorizes the transfer of the $5 million security and collateral deposit now being held by the DEPARTMENT's Bureau of Collateral Securities to the name of BEIC STOCK. APPLICANTS agree to sign all necessary documents and render other assistance as necessary to effectuate such transfer. Both the funds on deposit with the DEPARTMENT's Bureau of Collateral Securities as well as the funds on deposit in the First Union Account shall be designated deposits pursuant to section 624.411, Florida Statutes.

     26. For the three year period following the Effective Date, BEIC STOCK shall, for purposes of financial examinations, be classified as an insurer which is required to be examined in accordance with Section 624.316(2)(f), Florida Statutes. Thereafter, BEIC STOCK shall remain subject to other applicable provisions of Section 624.316, Florida Statutes.

     27. BEIC STOCK shall not include the following assets on any financial statement filed with the DEPARTMENT, as such assets shall not be admitted for purposes of determining BEIC STOCK's compliance with the requirements of the Florida Insurance Code: (i) Any amount representing ceded reinsurance loss that is disputed by the reinsurer; (ii) Any amount representing the prepayment of Income Taxes as required by section 625.031, Florida Statutes; (iii) Any amounts representing assets that are allowed for self-insurance funds or assessable mutual insurers that are not assets under accounting standards for domestic insurers under Florida law; and (iv) Any assets that are hypothecated, pledged, or otherwise encumbered, excluding real estate and mortgages on such held in the normal course of business and assets pledged to the DEPARTMENT.

     28. Any surplus from the transfer of all of the assets and liabilities of ESIF to BEIC STOCK under the Amended Plan of Conversion and Recapitalization submitted to the DEPARTMENT is considered contributed surplus and shall be reported as such on all financial statements of BEIC STOCK.

     29. BEIC STOCK shall maintain all assets physically in the State of Florida in accordance with Section 628.271, Florida Statutes or in compliance with
Section 628.511, Florida Statutes, for as long as BEIC STOCK is a domestic insurer.

     30. Any material deviation from the three year Plan of Operations submitted as part of the APPLICATION must be approved in advance and in writing by the DEPARTMENT. APPLICANTS shall substantially comply with the Plan of Operations as submitted as part of the APPLICATION. If the DEPARTMENT determines that APPLICANTS are not acting in substantial compliance with the Plan of Operations or have materially deviated from the Plan of Operations without prior written approval from the DEPARTMENT, the DEPARTMENT may take administrative action as appropriate, including, but not limited to, requiring APPLICANTS to bring their activities into substantial compliance with the Plan of Operations and eliminate any material deviation from the Plan of Operations and imposing penalties for the violation of this Consent Order. In any proceeding resulting from the DEPARTMENT'S administrative action, APPLICANTS shall have the burden of proving substantial compliance and absence of material deviation by a preponderance of evidence.

     31. A loan from First Union National Bank of North Carolina (hereinafter the "Bank") to Summit Holding Corporation (hereinafter the "Loan"), is a subject of the January 11, 1996 Consent Order in DEPARTMENT case number 13402-95-C-AJL. Any restructuring of the Loan, including revisions to the Credit Agreement between the Bank and Summit Holding (hereinafter the "Credit Agreement") shall be subject to prior approval of the DEPARTMENT. No such restructuring of the Loan shall create any obligation for repayment by Bridgefield Casualty Insurance Company (hereinafter BRIDGEFIELD CASUALTY) or BEIC STOCK and no assets of BRIDGEFIELD CASUALTY or BEIC STOCK shall be pledged as collateral or otherwise encumbered in conjunction with the Loan. Neither BRIDGEFIELD CASUALTY, BEIC STOCK, nor U.S. EMPLOYERS INSURANCE COMPANY shall make any direct or indirect investments in subsidiaries or affiliated entities without the DEPARTMENT's prior written approval. The DEPARTMENT shall grant such approval if the proposed investment complies with applicable provisions of the Florida Insurance Code relating to investments in subsidiaries and affiliates and is made in such a manner to prevent the investment from being subject to recovery under the Credit Agreement. Custody of the assets of U.S. EMPLOYERS shall be maintained in Florida, or in the United States with a financial institution which maintains banking operations in Florida. The physical form, if any, of the assets shall be maintained in Florida, or in compliance with section 628.511, Florida Statutes. BRIDGEFIELD CASUALTY and BEIC STOCK shall record any investments in affiliates as a non-admitted asset in its statutory financial statements, until such time as a valuation of such affiliates is rendered by the Securities Valuation Office of the National Association of Insurance Commissioners, but in no event in excess of the amounts allowed pursuant to section 625.151(3), Florida Statutes. If the Bank imposes any material additional requirements on any member of the SUMMIT SOUTHEAST holding company system which could reasonably be expected to have a material adverse effect on the financial condition of BRIDGEFIELD CASUALTY or BEIC STOCK, SUMMIT SOUTHEAST shall obtain the prior written approval of the DEPARTMENT prior to the additional requirement's taking effect. In the event that the transactions contemplated by the APPLICATION are not consummated or for any reason those transactions are reversed or otherwise voided, all provisions of the January 11, 1996 Consent Order in DEPARTMENT case number 13402-95-C-AJL shall be enforceable by the parties thereto.

     32. In an attempt to avoid potential policyholder confusion as a result of the transactions contemplated by the APPLICATION, and to avoid unnecessary impediments to those transactions, BEIC STOCK may utilize the current rates and rating plans of ESIF through December 31, 1997. After such time, BEIC STOCK shall file rates with the DEPARTMENT for its written approval unless using rates not requiring such approval under the Florida Insurance Code or applicable rules of the DEPARTMENT. BEIC STOCK shall obtain the prior written approval of the DEPARTMENT for the use of all forms or endorsements to existing forms. Policies issued with effective dates on or after January 1, 1998 shall be written only on forms and with rates approved for use by the DEPARTMENT by written approval obtained after the filing of this Consent Order.

     33. The Effective Date of the APPLICATION and the transactions contemplated by the APPLICATION shall be the date on which the conversions, acquisition and recapitalization contemplated by the APPLICATION are effectuated. The Effective Date shall be within six (6) months of the entry of this Consent Order. APPLICANTS may apply to the DEPARTMENT for up to a six (6) month extension to this deadline. The granting or denial of such request is in the sole discretion of the DEPARTMENT. Each conversion, acquisition and recapitalization contemplated by the APPLICATION shall follow immediately the prior transaction without delay and all such conversions, acquisition and recapitalization, shall be effectuated in a single day. The taking of the vote of members of ESIF and BEIC MUTUAL and, if authorized by the vote of the members, the conversion of ESIF to BEIC MUTUAL and of BEIC MUTUAL to BEIC STOCK shall occur in immediate succession and in a single day. The acquisition of the stock of BEIC STOCK by SUMMIT SOUTHEAST shall be consummated immediately upon the completion of the conversion of BEIC MUTUAL to BEIC STOCK. Due to the rapid conversion, no certificates of authority or permits will be physically issued to BEIC MUTUAL as it shall not transact insurance or engage in any business activity except that which is required to implement the transactions contemplated by the APPLICATION. All authority granted to ESIF and BEIC MUTUAL shall terminate immediately upon their respective conversions. ESIF shall physically surrender its certificate of authority immediately upon completion of all transactions contemplated by the APPLICATION.

     34. In accordance with the Amended Plan of Conversion and Recapitalization, and all attachments thereto, ESIF shall submit the Amended Plan of Conversion and Recapitalization to its members for a vote. The Amended Plan of Conversion and Recapitalization must be approved by:

          A. an affirmative vote of a majority of the members of ESIF, and

          B. an affirmative vote of not less than two-thirds (2/3rds) of BEIC MUTUAL "voting policyholders" as defined in the Proxy Statement.

     The Secretary of BEIC MUTUAL shall immediately certify the results of the vote to the DEPARTMENT. A single vote of the members of ESIF and BEIC MUTUAL approving both conversions shall satisfy the voting requirements of Sections 628.6013(1) and 628.6017(1)(b), Florida Statutes if the votes obtained are sufficient to satisfy both the 1/2 of all members and 2/3 of all votes cast requirements set forth therein. On the Effective Date, the Directors of BEIC MUTUAL shall promptly ratify the execution of this Consent Order on their behalf by Mr. William B. Bull, a member of the Board of Organizers of BEIC MUTUAL and who is anticipated to be a Director and President of BEIC MUTUAL. The Secretary of BEIC MUTUAL shall immediately certify the ratification to the DEPARTMENT.

     35. If the Amended Plan of Conversion and Recapitalization is not approved by vote of not less than two-thirds ( 2/3rds) of BEIC MUTUAL's "voting policyholders" and the approval of at least a majority of all members of ESIF, the conversion to BEIC MUTUAL and subsequent conversion to BEIC STOCK shall not be effectuated and ESIF shall remain a group self-insurance fund pursuant to
Section 624.4621, Florida Statutes.

     36. If the Amended Plan of Conversion of BEIC MUTUAL is approved by vote of not less than two-thirds ( 2/3rds) of BEIC MUTUAL's "voting policyholders" and at least a majority of all members of ESIF, APPLICANTS shall then, on the Effective Date, effectuate the acquisition of BEIC STOCK by SUMMIT SOUTHEAST. Additionally, on the Effective Date, the Directors of BEIC STOCK shall promptly ratify the execution of this Consent Order on their behalf by Mr. William B. Bull, who is anticipated to be a Director and President of BEIC STOCK. The Secretary of BEIC STOCK shall immediately certify the ratification to the DEPARTMENT. Failure to promptly effectuate the acquisition in accordance with the Amended Plan of Conversion and Recapitalization of BEIC MUTUAL as disclosed in the Proxy Statement shall result in the recision of the conversions of BEIC MUTUAL and ESIF and BEIC STOCK shall revert back to ESIF, a group self-insurance fund pursuant to Section 624.4621, Florida Statutes.

     37. The DEPARTMENT has relied upon various unexecuted and draft documents submitted as part of the APPLICATION pursuant to the proposed conversions and acquisition transactions. No later than the close of business on the next business day following the Effective Date, except as otherwise provided below, APPLICANTS shall submit and verify to the DEPARTMENT true, correct, and complete copies of the executed documents supporting the conversions and acquisition transactions. APPLICANTS shall notify the DEPARTMENT in writing of any revisions to the documents at the time the revisions are made. If, within 30 days of submission of the executed documents, the DEPARTMENT determines that the executed documents vary in any material respect from those submitted to and reviewed by the DEPARTMENT prior to the entry of this Consent Order, the DEPARTMENT shall notify APPLICANTS in writing of the material deviation and if the material deviation is not corrected to the DEPARTMENT's satisfaction within ten days of the notice, the DEPARTMENT may enter a subsequent Order vacating this Consent Order. Such Order may disapprove the conversions and acquisition transactions. In addition, if necessary to protect policyholders or the public, the DEPARTMENT may enter an Immediate Final Order suspending the license of BEIC STOCK. The DEPARTMENT's determination as to the existence of a material variation shall be in the DEPARTMENT's sole discretion and shall not be subject to Section 120.57, Florida Statutes. APPLICANTS shall continue to promptly report and provide documentation to the DEPARTMENT with respect to any transactions or arrangements made or entered into for the purposes of these conversions and acquisition agreements including, but not limited to, the following documents to be supplied to the DEPARTMENT, except as otherwise indicated, by close of business on the Effective Date:

          (a) A certified copy of the executed Articles of Incorporation of BEIC MUTUAL as filed with the Secretary of State as well as the executed By-Laws of BEIC MUTUAL.

          (b) A certified copy of the executed Articles of Restatement and Certificate of Restatement for BEIC MUTUAL as filed with the Secretary of State.

          (c) A certified copy of the executed Restated Articles of Incorporation of BEIC STOCK as filed with the Secretary of State as well as the executed Restated By-Laws of BEIC STOCK.

          (d) An original certificate of status from the Secretary of State for BEIC STOCK.

          (e) A certified copy of the executed Amended Plan of Conversion and Recapitalization of ESIF and BEIC STOCK.

          (f) The original Waiver of Hearing From Seller executed by BEIC STOCK.

          (g) The original Waiver of Hearing From Buyer executed by SUMMIT SOUTHEAST.

          (h) A certified copy of the executed Certificate of Designation, Preferences and Rights of Series A Preferred Stock.

          (i) Certified executed copies of the "Recapitalization Agreement" between ESIF and SUMMIT SOUTHEAST.

          (j) Upon mailing to members, a certified copy of the Dear Member Letter, Notice of Meeting, and Proxy Statement together with attachments, that were sent to the policyholders of ESIF and BEIC MUTUAL for their conversion to BEIC STOCK.

          (k) Within twenty (20) days of the special meeting of policyholders of ESIF, certified copies of minutes of the meeting.

          (l) When available, and in any event, within 30 days of the Effective Date, certified copies of the minutes of all meetings of APPLICANTS held on the Effective Date.

          (m) A certified copy of the fidelity bond in the name of BEIC STOCK.

          (n) Prior to release to any prospective subscribers, a true and correct copy of the Prospectus of SUMMIT SOUTHEAST.

     38. Except as otherwise provided in this Consent Order, upon conversion of ESIF and BEIC MUTUAL to BEIC STOCK, APPLICANTS shall comply with all requirements of the Florida Insurance Code relating to the reporting requirements applicable to domestic stock insurers.

     39. APPLICANTS shall, pursuant to section 624.408, Florida Statutes, at and after the Effective Date, have and maintain policyholder surplus in an amount not less than that required of a domestic stock insurer and shall be in and maintain compliance with the requirements of section 624.4095, Florida Statutes, regarding the ratio of premium to surplus. If implementation of the Amended Plan of Conversion and Recapitalization results in, BEIC STOCK having policyholder surplus in an amount that differs in a material amount from the amount shown on the pro formas submitted to the DEPARTMENT with the APPLICANTS' APPLICATION, BEIC STOCK shall submit updated pro formas to the DEPARTMENT reflecting the correct amount of policyholder surplus.

     40. Neither ESIF, BEIC MUTUAL, nor BEIC STOCK shall declare, set aside or pay any dividends or make or agree to make any other distributions or payment or enter into any transaction, other than in the ordinary course of business and consistent with past practices, prior to the Effective Date. After the Effective Date and prior to the Loan Termination Date, neither BEIC STOCK nor BRIDGEFIELD CASUALTY shall declare, set aside or pay any dividends or premium refunds, or make any other distributions of the surplus of BEIC STOCK or BRIDGEFIELD CASUALTY without the prior written approval of the DEPARTMENT. The DEPARTMENT shall grant such approval if the proposed dividend or premium refund complies with applicable provisions of the Florida Insurance Code. The term "premium refunds" as used in this paragraph does not refer to the return of premiums due under the retrospectively rated plans offered by ESIF, BEIC MUTUAL, and BEIC STOCK.

     41. For the three year period immediately following the Effective Date, BEIC STOCK shall not assume reinsurance without the prior written approval of the DEPARTMENT. In addition, BEIC STOCK shall cede reinsurance only to authorized reinsurers unless prior written approval has been given by the DEPARTMENT. Furthermore, BEIC STOCK shall within twenty (20) days from the effective date of any reinsurance treaty for reinsurance ceded or assumed by BEIC STOCK, submit to the DEPARTMENT a true and correct copy of the cover notes of such treaty and shall provide a true and correct copy of the entire treaty to the DEPARTMENT, if so requested. Further, BEIC STOCK shall notify the DEPARTMENT of any proposed or prospective changes in its reinsurance prior to implementing such changes.

     42. APPLICANTS hereby represent that they have, in the APPLICATION, described all material terms and conditions that will constitute the conversions and acquisition and have disclosed and described all transactions and agreements related thereto. The representations made in the documents, and herein, are material to the entry of this Consent Order and the APPLICANTS shall conduct themselves in accordance with the representations and requirements of such documents.

     43. That APPLICANTS have made material representations that none of its officers and/or directors have been charged with or convicted of a felony or misdemeanor other than minor traffic violations. If the completed fingerprint cards of said officers and directors furnished to the DEPARTMENT or other sources utilized by the DEPARTMENT in its investigation process reveal otherwise, those individuals involved shall be removed as an officer and/or director of said APPLICANTS, within thirty (30) days after notification by the DEPARTMENT and replaced with an officer or a director acceptable to the DEPARTMENT.

     44. APPLICANTS have further represented that they have submitted complete information on each of the principals. If material information on one or more principal(s) has not been provided, and the DEPARTMENT would not have approved this APPLICATION if such information had been provided, those individuals involved shall be removed within thirty (30) days of receipt of notification from the DEPARTMENT.

     45. With respect to the officers and directors identified in the APPLICATION, upon receipt of such notification from the DEPARTMENT, as described under paragraphs 44 and 45 above, if the required corrective action is not timely taken by APPLICANTS, APPLICANTS agree that such failure to act would constitute an immediate danger to the public and the DEPARTMENT immediately may suspend or revoke the license of BEIC STOCK without further proceedings. APPLICANTS further affirm that the above representations are material to the issuance of this Consent Order.

     46. Within 45 days after the Effective Date, BEIC STOCK shall file an amended Holding Company Registration Statement with the DEPARTMENT. Thereafter, BEIC STOCK shall file updates to its Holding Company Registration Statement with the DEPARTMENT as required by Section 628.801, Florida Statutes, and Rule 4-143.046, Florida Administrative Code.

     47. For the three year period following the Effective Date, prior to conducting business in another state, BEIC STOCK shall notify the DEPARTMENT in writing and submit a copy of the business plan submitted to that state, the earlier of 60 days prior to writing business or at the time of filing the business plan with that state.

     48. Any administrative contracts entered into by BEIC STOCK must meet the requirements of Sections 626.091, 626.7451 and 626.7491, Florida Statutes. Any contract in which BEIC STOCK contracts, with a managing general agent or administrator, for services must be subject to writing limitations which may be exercised at the option of the BEIC STOCK.

     49. Upon issuance of this Consent Order, APPLICANTS' failure to adhere to one or more of the terms and conditions contained herein after having been provided written notice of the failure by the DEPARTMENT and thirty business days to cure the deviation (Notice and Opportunity to Cure), except as provided in paragraph 46 herein, may result, without further proceedings, in the Treasurer and Insurance Commissioner withdrawing approval of the APPLICATION and the transactions contemplated by the APPLICATION or in the revocation of BEIC STOCK's certificate of authority. Compliance by APPLICANTS after being provided a Notice and Opportunity to Cure shall not foreclose the DEPARTMENT from pursuing disciplinary proceedings as appropriate. The remedy provided herein for APPLICANTS' failure to adhere to one or more of the terms and conditions contained herein is not exclusive and shall not foreclose the DEPARTMENT from pursuing other enforcement or disciplinary actions as provided for by law or other provisions of this order and including emergency actions with immediate effect.

     50. The parties agree that this Consent Order will be deemed to be executed when the Treasurer and Insurance Commissioner or his designee has signed a copy of this Consent Order which bears the signatures of APPLICANTS or their authorized representatives, notwithstanding the fact that the copy was transmitted to the agency by facsimile machine. APPLICANTS further agree that the original of this Consent Order with original signatures will be forwarded to the DEPARTMENT within three (3) days of its receipt from the DEPARTMENT. Failure to forward a signed original within the specified time period shall render this agreement voidable.

     WHEREFORE, subject to the terms and conditions herein, the APPLICATION and the transactions contemplated by the APPLICATION are APPROVED, and FURTHER, all terms and conditions contained herein are hereby ORDERED.

     DONE and ORDERED at Tallahassee, Florida, this 15th day of November, 1996.

                                                   /s/ PETE MITCHELL
                                          --------------------------------------
                                                      Pete Mitchell
                                                      Chief of Staff

     By execution hereof, ESIF consents to entry of this Consent Order, agree without reservation to all of the above terms and conditions and shall be bound by all provisions herein. The undersigned represents, that he/she has the authority to bind, ESIF to the terms and conditions of this Consent Order.

                                          EMPLOYERS SELF INSURERS FUND

                                          By:       /s/ GREG C. BRANCH
                                            ------------------------------------
                                                       Greg C. Branch
                                                          Chairman

CORPORATE SEAL

     By execution hereof, BEIC MUTUAL consents to entry of this Consent Order, agree without reservation to all of the above terms and conditions and shall be bound by all provisions herein. The undersigned represents, that he/she has the authority to bind, BEIC MUTUAL to the terms and conditions of this Consent Order.

                                          BRIDGEFIELD EMPLOYERS INSURANCE
                                          COMPANY, AN ASSESSABLE MUTUAL

                                          By:       /s/ WILLIAM B. BULL
                                            ------------------------------------
                                                      William B. Bull
                                                         President

CORPORATE SEAL

     By execution hereof, BEIC STOCK consents to entry of this Consent Order, agree without reservation to all of the above terms and conditions and shall be bound by all provisions herein. The undersigned represents, that he/she has the authority to bind, BEIC STOCK to the terms and conditions of this Consent Order.

                                          BRIDGEFIELD EMPLOYERS INSURANCE
                                          COMPANY

                                          By:       /s/ WILLIAM B. BULL
                                            ------------------------------------
                                                      William B. Bull
                                                         President

CORPORATE SEAL

     By execution hereof, SUMMIT SOUTHEAST consents to entry of this Consent Order, agree without reservation to all of the above terms and conditions and shall be bound by all provisions herein. The undersigned represents, that he/she has the authority to bind, SUMMIT SOUTHEAST to the terms and conditions of this Consent Order.

                                          SUMMIT HOLDING SOUTHEAST, INC.

                                          By:       /s/ WILLIAM B. BULL
                                            ------------------------------------
                                                      William B. Bull
                                                         President

CORPORATE SEAL

     By execution hereof, SUMMIT CONSULTING, INC. consents to entry of this Consent Order, agree without reservation to all of the above terms and conditions and shall be bound by all provisions herein. The undersigned represents, that he/she has the authority to bind, SUMMIT CONSULTING, INC. to the terms and conditions of this Consent Order.

                                          SUMMIT CONSULTING, INC.

                                          By:       /s/ WILLIAM B. BULL
                                            ------------------------------------
                                                      William B. Bull
                                                         President

CORPORATE SEAL

                                                                       EXHIBIT E

                            THE CHICAGO CORPORATION

                                                                   July 31, 1996

The Board of Trustees
Employers Self Insurers Fund
2310 A-Z Park Road
Lakeland, Florida 33801

Trustees:

     We understand that, pursuant to the Plan of Conversion and Recapitalization (Draft dated July 26, 1996) (the "Plan") of Employers Self Insurers Fund ("ESIF" or the "Fund"), a group self insurance fund authorized pursuant to Section
624.4621 of the Florida Statutes, (i) ESIF will convert from a group self insurance fund to an assessable mutual insurance company and subsequently to a non-assessable stock insurance company; (ii) ESIF will become a wholly-owned subsidiary of a newly formed holding company ("NEWCO"); (iii) the articles of incorporation and by-laws of ESIF will be restated; (iv) newly issued common stock of NEWCO will be sold in an initial public offering ("IPO") in an amount necessary to capitalize ESIF in accordance with the Plan; and (v) in exchange for their Membership Interests, policyholders of ESIF (the "Eligible Policyholders") (a) will no longer be subject to assessments during their current policy year (in the case of those Policyholders who have In-Force Policies) or for any prior year in which they held a Policy with ESIF or any predecessor thereto unless such assessment was imposed prior to the effective date of the Plan (the "Effective Date"), and will also be relieved of all future contingent liabilities arising after the Effective Date; (b) will cease to have any rights as members of ESIF, including, without limitation, the right to vote for trustees and rights in liquidation; (c) will retain all policy coverages and benefits as unchanged and the Plan will not result in any real or constructive issuance or exchange of any Policy; (d) will receive cumulative, redeemable preferred stock of NEWCO (the "Preferred Stock") with total par value of $16.4 million; and (e) will receive non-transferable subscription rights (the "Subscription Rights") to acquire, at the IPO price, all of NEWCO's common stock except for those shares (not to exceed 20% of all NEWCO shares) sold to NEWCO's officers, directors and employees; collectively (a) through (e) are hereinafter referred to as the "Consideration". The effectiveness of the Plan is conditional, among other things, upon approval by the requisite vote of Eligible Policyholders, approval by the Department of Insurance of the State of Florida, and the raising of sufficient equity to adequately capitalize NEWCO, all of which are more fully described in the Plan.

     You have asked us to render our opinion (the "Opinion") as to the fairness, from a financial point of view, of the Consideration to be received by the Eligible Policyholders pursuant to the Plan. In rendering our Opinion, among other things, we have:

          (i) reviewed the Plan;

          (ii) reviewed the audited statutory financial statements of ESIF for the years of March 31, 1994 and 1995, as well as an audited GAAP balance sheet (draft dated) as of March 31, 1996.

          (iii) reviewed certain financial forecasts of ESIF and Summit Holding Corporation (together with its wholly-owned subsidiary and the Fund's administrator. Summit Consulting, Inc., hereinafter collectively referred to as "Summit"), including those given pro forma effect to the Plan;

          (iv) reviewed the report of the Fund's independent actuarial firm, dated March 31, 1996, analyzing ESIF's liability for unpaid losses and allocated and unallocated loss adjustment expenses as of March 31, 1996 (the "Actuarial Report");

          (v) discussed with certain officers of Summit the business and operations of Summit and the terms of the Management Agreement, and toured the facilities of Summit at 2310 A-Z Park Road;

          (vi) discussed with certain trustees of ESIF and its outside corporate and Florida regulatory counsel, independent actuaries and independent auditors, as well as certain officers of Summit, the Plan, the business, financial condition and prospects of ESIF and Summit, and other matters we believe relevant to our inquiry;

          (vii) reviewed financial and market data for selected publicly-traded workers' compensation insurance companies and compared NEWCO's pro forma financial data to such companies as if the Fund had been properly capitalized and operated on a stand-alone basis;

          (viii) reviewed the financial terms of recent sales of selected workers' compensation insurance companies; and

          (ix) performed such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In arriving at our Opinion, we have relied upon, without independent verification, the accuracy and completeness of the financial and other information provided to us by ESIF and Summit and their representatives. We have neither made nor obtained any independent evaluation or appraisal of the Fund's properties and facilities or any of the Fund's assets or liabilities, and we have not had an additional independent actuarial firm examine or review the Actuarial Report. We have assumed that the financial forecasts for ESIF and Summit prepared by management have been reasonably prepared and are based on the best currently available estimates and business judgements of management at the time of preparation. We have also assumed that there have been no material changes in the Fund's or Summit's financial position, business or prospects since March 31, 1996. We have also assumed for purposes of our opinion that there will have been no assessment imposed upon the Eligible Policyholders prior to the Effective Date. In addition, we have assumed that the final forms of all materials will not differ in any material respect from the drafts of such materials reviewed by us as of the date of this letter. Our Opinion is further based upon our analyses of the foregoing and upon our assessment as of the date of this letter of general economic, financial and market conditions.

     We express no opinion as to the IPO price, or the price at which the NEWCO Common Stock will trade. The IPO price and the subsequent market prices of the NEWCO Common Stock will be a function of, among other things, the market conditions and outlook for the Fund. In delivering the Opinion, we have made the assumption, which we believe to be reasonable, that (i) the members of NEWCO's pricing committee will act in compliance with their fiduciary duties, and (ii) the underwriters of the IPO will follow pricing practices which are consistent with customary practices for comparable initial public offerings. You have not asked for our opinion and we have not expressed any opinion as to (i) which of the Fund's policyholders are to be included among the Eligible Policyholders, and (ii) the fairness of the consideration to be paid to any individual Eligible Policyholder or to any class of Eligible Policyholders in connection with the Plan.

     Based upon the foregoing and in reliance thereon, it is our Opinion as of the date hereof that the Consideration to be received by the Eligible Policyholders pursuant to the Plan is fair, from a financial point of view, to the Eligible Policyholders.

                                          Very truly yours,

                                          THE CHICAGO CORPORATION

                                                                       EXHIBIT F



                                 ALSTON & BIRD



                              One Atlantic Center


                           1201 West Peachtree Street


                           Atlanta, Georgia 30309-34


                                  404-881-7000


                               Fax: 404-881-7777



                                January   , 1997



Employers Self Insurers Fund


2310 A-Z Park Road


Lakeland, Florida 33801



  Re: Opinions Regarding Demutualization of ESIF



Ladies and Gentlemen:



     We have acted as counsel to Employers Self Insurers Fund ("ESIF"), a Florida workers' compensation group self insurance fund, in connection with its conversion into a Florida stock insurance company and the creation of a newly formed holding company, Summit Holding Southeast, Inc. ("New Holding"), that will own all of the outstanding stock of ESIF following its conversion to a stock company. The transaction will occur pursuant to the proposed Amended Plan of Conversion and Recapitalization of ESIF (the "Plan" or the "Plan of Conversion").



     The following steps will occur as part of one transaction to be effected on the same day: (1) the conversion of ESIF from a group self-insurance fund to an assessable mutual insurance company (the "Mutual Company")(the "First Conversion"); (2) the conversion of the Mutual Company into a stock insurance company (the "Stock Company") (the "Second Conversion")(the First Conversion and the Second Conversion are referred to collectively as the "Conversions"); and
(3) the transfer of property (including a deemed transfer of the stock of Stock Company and an actual transfer of cash) by members of ESIF ("Policyholders"), certain employees of New Holding and its subsidiaries ("Management"), and the public pursuant to a subscription offering and/or an initial public offering in exchange for stock of New Holding (the "Exchange"). The above transferors in the Exchange are collectively referred to as the "Transferors." You have requested our opinion with respect to the federal income tax consequences of the above transactions.



     All capitalized terms used herein without definition shall have the respective meanings specified in the Plan of Conversion and all section references herein are to the Internal Revenue Code of 1986, as amended (the "Code").



                         601 Pennsylvania Avenue, N.W.


                           North Building, Suite 250


                          Washington, D.C. 20004-2601

                            INFORMATION RELIED UPON



     In rendering the opinions expressed herein, we have examined such documents as we have deemed appropriate, including the Plan, the Form S-1 Registration Statement, and such additional documents as we have considered relevant.



     In our examination of such documents, we have assumed, with your consent, that all documents submitted to us as photocopies faithfully reproduce the originals thereof, that such originals are authentic, that all such documents have been or will be duly executed to the extent required, and that all statements set forth in such documents are accurate.



     We also have obtained such additional information and representations that we have deemed relevant and necessary through consultation with various officers and representatives of ESIF and certain of its wholly-owned subsidiaries.



     You have informed us that the Board of Trustees of ESIF believes that the Conversions and the Exchange will provide several important benefits to Policyholders. Pursuant to the Conversions, the indemnity agreements ("Policies") held by Policyholders will be converted from assessable Policies to non-assessable Policies, so that the Policyholders will no longer be subject to assessment for any liabilities of ESIF arising before or after the effective date of the Conversions. In addition, the Board of Trustees believes that the conversion to a stock company that is wholly-owned by a publicly traded holding company will strengthen ESIF's financial condition by enabling it to obtain capital from sources that are generally available to a stock company, but not to a policyholder-owned assessable mutual company. The Board also believes that having New Holding own all of the outstanding stock of the Stock Company will provide greater flexibility than ESIF would otherwise have to finance and diversify its business activities through existing or newly formed subsidiaries or through strategic partnerships that could enhance its financial security and diversity. Furthermore, the Board believes that Policyholders, by owning stock of New Holding, will be able to realize an economic benefit for their membership interests that is currently not available to them, in addition to their being relieved of contingent liabilities as discussed above. To achieve these goals, the following will occur pursuant to the Plan:



     ESIF will convert to an assessable mutual insurance company under sec. 628.6013 of the Florida Statutes. As a second step of the Plan, the Mutual Company will convert to a stock insurance company under sec. 628.6017 of the Florida Statutes, and become a wholly-owned subsidiary of New Holding. Policyholders will receive preferred stock of New Holding in exchange for their interests in Stock Company. Subscription rights to purchase shares of common stock of New Holding (the "Subscription Rights") will be offered to Policyholders and Management. The Subscription Rights will entitle all such persons to purchase common stock on the same terms as such stock will be offered to the public in the initial stock offering outlined below. Only those Policyholders who satisfy certain criteria will receive New Holding preferred stock and Subscription Rights. An eligible Policyholder includes any person who owned a Policy issued by ESIF at any time during the period from August 20, 1993 through and including August 20, 1996 (the "Eligibility Period"). (As used herein, the term "Policyholder" shall refer to only eligible Policyholders.) Policyholders will receive Subscription Rights to purchase 90% of the New Holding common stock, and Management will receive Subscription Rights to purchase 10% of the New Holding common stock. Any shares of common stock of New Holding allocated to, but not issued to, Policyholders and Management will be offered for sale to the public. Underwriters may purchase such common stock of New Holding and sell it in an initial public offering.



     The transaction will be effected, subject to the approval of the Florida Commissioner of Insurance, pursuant to the following steps:



          1. New Holding will be formed by seven individuals.



          2. ESIF will convert from a group self-insurance fund to Mutual Company, an interim step required to satisfy the Florida Insurance Code.



          3. Mutual Company will convert to Stock Company and will be renamed Bridgefield Employers Insurance Company.

          4. The Policyholders' membership interests will be extinguished, and the Policyholders of Stock Company will no longer be subject to any assessment for the liabilities of ESIF or Mutual Company.



          5. In order to avoid the expense and inconvenience of issuing Stock Company shares to Policyholders, which shares would then be exchanged for New Holding preferred stock in the transaction described below, an exchange mechanism will be employed to evidence that the Policyholders are entitled to receive shares of Stock Company, but will receive in lieu thereof shares of New Holding Series A Preferred Stock ("Series A Preferred Stock").



          6. Policyholders will exchange the stock of Stock Company they were deemed to have received in the Second Conversion for Series A Preferred Stock. Stock Company will become a wholly-owned subsidiary of New Holding.



          7. Policyholders and Management will receive rights to subscribe for shares of the common stock of New Holding.



          8. New Holding will offer for sale to the public any unsubscribed shares of New Holding common stock.



     Each of the above steps will occur as part of one transaction in the order indicated. No Policyholder will have a right to proceed with regard to less than all of the proposed steps. Following the transaction, New Holding will contribute all or a portion of the net proceeds of the Offerings to Stock Company.



                       DESCRIPTION OF COMPANIES AND STOCK



BUSINESS OF NEW HOLDING



     New Holding was incorporated in November 1996 at the direction of the Board of Trustees of ESIF for the purpose of becoming a holding company to acquire and hold all of the outstanding stock of Stock Company, following the Conversions and the Exchange. Upon the completion of the planned transactions, Stock Company will become a wholly-owned subsidiary of New Holding. New Holding currently is a non-operating company.



BUSINESS OF ESIF



     In 1978, ESIF was formed as the Associated Industries of Florida Self Insurers Fund and, in 1985, changed its name to Employers Self Insurers Fund. ESIF currently files a consolidated federal tax return as a property and casualty insurance company with Employers Safety Group Association. It is assumed for purposes of this opinion letter that ESIF is properly treated for federal income tax purposes as a mutual insurance company, taxable as a corporation.



DESCRIPTION OF CAPITAL STOCK



     The following is a summary description of New Holding's capital stock.



PREFERRED STOCK



     New Holding is authorized to issue an aggregate of 5,000,000 shares of preferred stock, par value $10 per share. The preferred stock may be issued in one or more series, from time to time, with such designations, rights, preferences and limitations, including but not limited to dividend rates and conversion features, as the Board of Directors may determine. Accordingly, preferred stock may be issued having dividend and liquidation preferences over the common stock without the consent of the holders of common stock.



     Series A Preferred Stock. In connection with the Conversions and the Exchange, New Holding will issue 1,639,836 shares of Series A Preferred Stock. Holders of the Series A Preferred Stock have no voting rights, except as are required by the Florida Act, or on a matter which would adversely affect the preferences, rights or powers of the holders of Series A Preferred Stock.

     Holders of Series A Preferred Stock have no preemptive or preferential right to purchase or subscribe for any unissued or additional authorized stock or any securities of New Holding and have no rights to convert their Series A Preferred Stock into common stock or any other securities.



     The rights, preferences, limitations and restrictions of the Series A Preferred Stock are set forth in the Certificate of Designation, Preferences and Rights of Series A Preferred Stock of New Holding (the "Series A Designation"). In summary:



          (i) The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution and winding up of New Holding, rank prior to all classes or series of equity securities of New Holding, including the common stock.



          (ii) The holders of Series A Preferred Stock shall be entitled to receive, out of funds legally available for the payment of dividends, cash dividends at the rate of four percent (4%) per annum. Such dividends shall cumulate whether or not declared by the Board of Directors, but shall be payable only as and when declared by the Board; provided, however, that all cumulated but unpaid dividends shall be paid upon any redemption of the Series A Preferred Stock or any liquidation.



          (iii) In the event of any liquidation of New Holding, after payment or provision for payment of the debts and other liabilities of New Holding, and before any payment or distribution of New Holding's assets shall be made or set apart for the holders of any securities ranking junior to the Series A Preferred Stock, the holders of the Series A Preferred Stock shall be entitled to receive $10 per share of Series A Preferred Stock plus an amount equal to all cumulated but unpaid dividends thereon.



          (iv) The Series A Preferred Stock shall be redeemable by New Holding at any time and from time to time, in whole or in part.



          (v) The redemption price shall be $10 per share, together with an amount equal to all cumulated but unpaid dividends thereon to the date of redemption.



          (vi) In the event that New Holding enters into any Business Combination (as defined in the Series A Designation), New Holding or some other person shall make an offer to purchase the then outstanding Series A Preferred Stock for $10 per share plus an amount equal to all cumulated but unpaid dividends.



COMMON STOCK



     New Holding is authorized to issue up to 20,000,000 shares of common stock, par value $.01 per share. Immediately before the planned transaction, New Holding will have seven shareholders of record and seven shares of common stock outstanding.



     Holders of common stock are entitled to one vote for each share held of record at all shareholder meetings for any purpose, including the election of directors. There is no cumulative voting for election of directors. The Bylaws of New Holding require that a majority of the issued and outstanding shares of New Holding be represented to constitute a quorum and transact business at a shareholders' meeting.



     Holders of common stock have no preemptive or preferential right to purchase or subscribe for any unissued or additional authorized stock or any securities of New Holding and have no rights to convert their common stock into any other securities.



     Subject to the prior rights of any series of preferred stock that from time to time may be outstanding, holders of common stock are entitled to receive dividends ratably when, as, and if, declared by the Board of Directors out of funds legally available therefor and, upon the liquidation, dissolution or winding up of New Holding, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accumulated dividends and liquidation preferences on the preferred stock.

SHARES OF NEW HOLDING EXCHANGED FOR MEMBERSHIP INTERESTS



     In connection with the Conversions and the Exchange, New Holding will issue the Series A Preferred Stock to the Policyholders in exchange for their rights to common stock of Stock Company. The aggregate number of shares of Series A Preferred Stock that is being offered hereby is 1,639,836, for an aggregate par value of $16,398,360. In approving the Plan of Conversion, the Florida Department of Insurance determined that all the terms of the Plan of Conversion, including the value of the Series A Preferred Stock proposed to be issued to the Policyholders, is equitable to the policyholders of ESIF.



     Each Policyholder will receive a total number of shares of Series A Preferred Stock that includes a fixed number of shares for each Policy of which such Policyholder was the owner of record during the Eligibility Period, plus a variable number of shares depending upon certain factors, including earned premium attributable to policies of which such Policyholder was the owner of record during the Eligibility Period. No fractional shares of Series A Preferred Stock will be issued, and no cash will be paid in lieu of any fraction of a share that is otherwise calculated to be due pursuant to the above formulae. No shares of Series A Preferred Stock will be issued to any person other than a Policyholder.



SUBSCRIPTION OFFERING



     In connection with the Conversions and the Exchange, Policyholders shall have the right to subscribe for up to ninety percent of the shares of common stock of New Holding. In addition to the shares of common stock that may be subscribed for by Policyholders, Management may purchase up to an aggregate of 10% of the Post Offering Outstanding Shares. However, no person, either individually or in conjunction with any affiliated person and whether subscribing as a Policyholder or as a member of Management, shall be permitted to acquire directly or indirectly more than 4.99% of the Post Offering Outstanding Shares except with the approval of the Florida Department of Insurance. In the event of an over subscription by Policyholders of their allocated amount, the Plan provides a mechanism for allotting shares among Policyholders. In the event the shares are undersubscribed, such shares will be offered to the public through an underwritten offering on the same terms available to Policyholders and/or possibly to private investors.



     New Holding will not be required to offer shares in the Subscription Offering to any Policyholder who resides in a foreign country or who resides in a jurisdiction of the United States with respect to which such compliance would, in the opinion of New Holding, be onerous and impractical for reasons of cost or otherwise.



                                REPRESENTATIONS



     The following representations are made with respect to the First
Conversion:



          1. All liabilities and assets of ESIF will be assumed by and transferred to Mutual Company in exchange for the membership interests in Mutual Company.



          2. The fair market value of the Mutual Company membership interests received by each ESIF Policyholder will be approximately equal to the fair market value of the ESIF membership interests surrendered in the exchange.



          3. There is no plan or intention by the Policyholders of ESIF who own one percent or more of the ESIF membership interests, and to the best of the knowledge of Management of ESIF, there is no plan or intention on the part of the remaining Policyholders of ESIF, to sell, exchange or otherwise dispose of any of the Mutual Company membership interests received in the transaction, except for transfers occurring pursuant to the Second Conversion and the Exchange.



          4. Immediately following the First Conversion, the Policyholders of ESIF will own all of the outstanding Mutual Company membership interests and will own such membership interests solely by reason of their ownership of ESIF membership interests immediately prior to the transaction.



          5. Mutual Company has no plan or intention to issue additional membership interests following the transaction.

          6. Immediately following consummation of the First Conversion, Mutual Company will possess the same assets and liabilities as those possessed by ESIF immediately prior to the transaction.



          7. At the time of the transaction, ESIF will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire membership interests in ESIF.



          8. Mutual Company has no plan or intention to reacquire any of its membership interests issued in the transaction.



          9. Mutual Company has no plan or intention to sell or otherwise dispose of any of the assets of ESIF acquired in the transaction, except for dispositions made in the ordinary course of business, and except as planned pursuant to the Second Conversion.



          10. The liabilities of ESIF assumed by Mutual Company plus the liabilities, if any, to which the transferred assets are subject were incurred by ESIF in the ordinary course of its business and are associated with the assets transferred.



          11. Following the transaction, Mutual Company (in the form of Stock Company) will continue the historic business of ESIF or use a significant portion of ESIF's historic business assets in a business.



          12. The Policyholders will pay their respective expenses, if any, incurred in connection with the transaction.



          13. ESIF is not under the jurisdiction of a case under Title 11 of the United States Code or receivership, foreclosure, or similar proceeding in a federal or state court.



     The following representations are made with respect to the Second
Conversion:



          1. Stock Company will issue only voting common stock in the conversion of Mutual Company into Stock Company.



          2. The fair market value of Stock Company stock deemed to be issued by it in exchange for the termination of the Policyholders' Mutual Company membership interests approximately equals the fair market value of the membership interests surrendered in exchange therefor. Although there is not a market for the membership interests, the Commissioner of Insurance of Florida is required by state law to determine that the consideration paid to the Policyholders is equitable.



          3. Stock Company has no plan to redeem or otherwise reacquire any of the stock to be issued in the Second Conversion.



          4. At the time of the Second Conversion, Mutual Company will not have outstanding any stock, options, warrants, convertible securities, or any other right that is convertible into any interest of Mutual Company.



          5. Stock Company will continue to conduct Mutual Company's insurance business operations after the Second Conversion.



          6. The Second Conversion is not part of a plan to periodically increase the proportionate interest of any Policyholder in the assets or earnings and profits of either Mutual Company or Stock Company.



          7. The Second Conversion will occur under a plan of reorganization agreed upon before the transaction.



          8. Each of the parties to the transaction will pay its own expenses, if any, incurred in connection with the Second Conversion.



          9. Mutual Company is not under the jurisdiction of a case under Title 11 of the United States Code or receivership, foreclosure, or similar proceeding in a federal or state court.



          10. Following its conversion to a stock company, Stock Company will be treated under state law as the same corporation that existed as a mutual company.

          11. The Second Conversion will not result in any fractional share interests in Stock Company.



          12. Policyholders will not retain any rights to the proprietary interests in Mutual Company transferred pursuant to the Plan.



     The following representations are made with respect to the Exchange:



          1. The equity interests in Stock Company will be exchanged solely for New Holding preferred stock. No other property of any type will be issued by New Holding to Policyholders in exchange for their equity interests.



          2. No stock or securities have been or will be issued to the Transferors for services rendered to, or for the benefit of, New Holding in connection with the proposed transaction.



          3. No stock or securities will be issued for indebtedness of New Holding that is not evidenced by a security or for interest on indebtedness of New Holding.



          4. The Transferors will not retain any rights in property (including the Policyholders' equity interests) transferred to New Holding.



          5. No unreported income items, such as accounts receivable or commissions due, are being transferred to New Holding.



          6. No partnership interests or partnership assets are being transferred in connection with the transaction.



          7. No patents, patent applications, copyrights, franchises, trademarks, trade names, licenses or leases are being transferred in the Exchange.



          8. The transaction does not involve an agreement that purports to furnish technical "know-how" in exchange for stock.



          9. No property will be transferred to New Holding that will be leased back to a Transferor or a related party.



          10. New Holding will not assume any indebtedness of the Transferors in connection with the proposed transaction, and to the best of the knowledge of Stock Company, transferred property (including stock of Stock Company) will not be subject to any indebtedness.



          11. There is no indebtedness between New Holding and the Transferors, and no indebtedness will be created in favor of the Transferors in exchange for transferred property as a result of the proposed transaction, except that New Holding will replace Summit Holding Corporation as the borrower with regard to a bank loan (subject to certain amendments) for which the stock of ESIF will be pledged as of the time of the Exchange.



          12. The transfers and exchanges will occur under a plan, adopted and approved before the transaction in which the rights of the parties are defined.



          13. All exchanges will occur on approximately the same day.



          14. There is no plan or intention on the part of New Holding to redeem or otherwise reacquire any stock to be issued in the proposed transaction for a period of at least five (5) years following consummation of the Exchange.



          15. The Transferors will own at least 80 percent of the total combined voting power of all classes of stock of New Holding entitled to vote and at least 80 percent of the total number of shares of all other classes of stock of the corporation immediately after the Exchange taking into account any anticipated issuance of additional shares of New Holding stock; any anticipated issuance of New Holding stock for services; the exercise of any New Holding stock rights, warrants or subscriptions; and any additional public offerings of New Holding stock.

          16. Each Transferor will receive New Holding preferred and/or common stock approximately equal to the fair market value of the property (including cash) transferred or deemed transferred to New Holding.



          17. New Holding will remain in existence after the Exchange and there is no plan or intention for New Holding to sell or otherwise dispose of the transferred property other than in the normal course of its continuing business operations (except that New Holding may contribute part or all of the cash to Stock Company).



          18. Following the Exchange, Stock Company will continue the same business conducted by it prior to the Exchange.



          19. To the best of the knowledge of Stock Company there is no plan or intention on the part of the Transferors to sell or otherwise dispose of any of the New Holding stock to be received by them in connection with the proposed transaction. It is expected that there will be a public market for New Holding common stock following the effective date of the Plan and Stock Company and/or New Holding may, pursuant to the Plan, facilitate the creation of such a market.



          20. Each of the parties to the transaction will pay its own expenses, if any, incurred in connection with the proposed transaction.



          21. New Holding will not be (a) a regulated investment company, (b) a real estate investment trust, or (c) a corporation more than 80 percent of the value of whose assets (excluding cash and nonconvertible debt obligations) are held for investment and are readily marketable stocks or securities or interests in regulated investment companies or real estate investment trusts. Stocks and securities are considered to be held for investment unless they are held primarily for sale to customers in the ordinary course of business or used in the trade or business of banking, insurance, brokerage, or a similar trade or business. A holding company will be deemed to own for these purposes the assets held by its subsidiaries.



          22. To the best of the knowledge of Stock Company, none of the Transferors is under the jurisdiction of a case under Title 11 of the United States Code or receivership, foreclosure, or similar proceeding in a federal or state court.



          23. New Holding will not be a "personal service corporation." For purposes hereof, a "personal service corporation" is a corporation the principal activity of which is the performance of personal services and such services are substantially performed by employee-owners.



          24. Policyholders will be entitled to purchase common stock of New Holding pursuant to rights that are the same as those available to purchasers in the public offering.



          25. The purchase price of Policyholders for shares of common stock in New Holding will be equal to the fair market value of such common stock at the time of such purchase.



                                   DISCUSSION



SECTION 368(A)(1)(F)



     The Code defines a sec. 368(a)(1)(F) reorganization as "a mere change in identity, form, or place of organization of one corporation, however effected." The regulations provide no further guidance as to the meaning of this term. The Internal Revenue Service (the "Service") has held that a reincorporation of a corporation in another state is a reorganization within the meaning of sec. 368(a)(1)(F). In addition, the Service generally requires that more than 99 percent of the shareholdings remain unchanged in order to receive a ruling that a transaction qualifies as a sec. 368(a)(1)(F) reorganization.



     The Service has provided some guidance on what types of transactions qualify as reorganizations within the meaning of sec. 368(a)(1)(F). In PLR 8904040 (November 1, 1988), the Service determined that a change in form of a reciprocal interinsurance exchange, which although not incorporated was taxable as a corporation under sections 821 and 831 of the Code, to a mutual insurance corporation was a change in form within the meaning of sec. 368(a)(1)(F). This holding applied notwithstanding the fact that the mutual insurance corporation immediately converted into a stock insurance corporation following its incorporation and became a subsidiary of a newly-formed holding company. See also PLR 9131031(conversion of a mutual savings bank into a stock savings bank that became a subsidiary of a holding company that was publicly owned held to be a sec. 368(a)(1)(F) reorganization).



     The conversion of ESIF to Mutual Company should be treated as a sec. 368(a)(1)(F) reorganization. Specifically, we note that the First Conversion should not be "stepped together" with the Second Conversion and the Exchange because the step transaction doctrine generally will not apply to a sec. 368(a)(1)(F) reorganization followed by further transactions where the "economic motivation supporting each transaction is sufficiently meaningful on its own account." Rev. Rul. 96-29, 1996-24 I.R.B. 5 (change in state of incorporation followed by a planned public offering of stock is a valid sec. 368(a)(1)(F) reorganization even though ownership of historic shareholders diluted by planned offering); Rev. Rul. 79-250, 1979-2 C.B. 156.



SECTION 368(A)(1)(E)



     A sec. 368(a)(1)(E) recapitalization has been described as a "reshuffling of a capital structure within the framework of an existing corporation." SM 3710, IV-1 CB 4 (1925). Unlike a sec. 368(a)(1)(F) reorganization, there is no continuity of shareholder interest requirement in a sec. 368(a)(1)(E) reorganization. Rev. Rul. 77-415, 1977-2 C.B. 311.



     Numerous private letter rulings have held that a conversion of a mutual company to a stock company is a sec. 368(a)(1)(E) reorganization. See PLR 9540004, PLR 9512021, PLR 9106049, PLR 8901035 and PLR 8904040. The Second
Conversion will qualify as a sec. 368(a)(1)(E) reorganization since it is a mere change in the capital structure of the company.



SECTION 351



     Section 351 provides that gain or loss will not be recognized if property is transferred to a corporation solely for stock in such corporation, and immediately after the exchange, the transferors of such property are in "control" of the corporation. sec. 351(a). "Control" for these purposes means ownership of at least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of all other classes of stock of the corporation. sec. 368(c). In order for transferors to be considered part of the "control group" the transfers to a corporation do not need to be simultaneous, but the rights of the parties must have been previously defined. Treas. Reg. sec. 1.351-1(a)(1). Transferors must be in control immediately after the exchange, but they are free to dispose of their newly acquired stock so long as there is not a binding commitment to do so before the sec. 351 transaction occurs. See American Bantam Car Co. v. Commissioner, 11 T.C. 397 (1948). Under newly finalized regulations, an underwriter will be disregarded and the public will be deemed to be part of the control group if the underwriter is an agent of the issuing corporation or the underwriter's ownership is transitory. Treas. Reg. sec. 1.351-1(a)(3).



     Several private letter rulings have held that a demutualization that includes the formation of a new holding company will qualify as a sec. 351 transaction. Policyholders and any other persons receiving stock of the new holding company will be considered part of the control group if they all acquire the stock pursuant to the same plan. For example, in PLR 9106049 (February 8, 1991), a mutual insurance company converted to a stock company in a transaction where the policyholders of the insurance company received stock of a newly-formed holding company in exchange for their surplus interests. The Service held that the conversion qualified as a sec. 368(a)(1)(E) reorganization and the exchange of shares qualified as a sec. 351 transaction. The Service has also held that an exchange of membership rights by policyholders and cash by underwriters qualified under sec. 351. PLR 9540004 (April 18, 1995). The exchange of cash by the Transferors for New Holding common stock likewise will qualify as a sec. 351 transaction.

                                    OPINION



     Based solely on the information submitted and the representations set forth above, we are of the opinion that:



          1. For federal income tax purposes, the demutualization and restructuring will be treated as (a) an exchange by Policyholders of their membership interests in ESIF for membership interests in Mutual Company;
     (b) an exchange by Policyholders of their membership interests in Mutual Company for stock of Stock Company; and (c) a transfer of such stock of Stock Company to New Holding in exchange for newly issued preferred stock of New Holding.



          2. The change in form of operation of ESIF from a group insurance fund to an assessable mutual insurance company and the deemed exchange by Policyholders of their membership interests in ESIF for membership interests in Mutual Company will constitute a reorganization within the meaning of sec. 368(a)(1)(F). ESIF will be "a party to the reorganization" within the meaning of sec. 368(b).



          3. No gain or loss will be recognized by the Policyholders on the deemed exchange of their membership interests in ESIF for membership interests in Mutual Company. (sec. 354(a)(1)).



          4. Each Policyholder's basis in its membership interests in ESIF is zero. Rev. Rul. 71-233, 1971-1 C.B. 113; see Rev. Rul. 74-277, 1974-1 C.B.
     88. The basis of the membership interests of Mutual Company deemed to have been received in the hands of each Policyholder will be zero, the same as its basis in the membership interests in ESIF surrendered in exchange therefor (sec. 358(a)(1)).



          5. The holding period of the Mutual Company membership interests deemed to have been received by each Policyholder will include the period during which the membership interests in ESIF exchanged therefor were held, provided that the membership interests in ESIF are held as a capital asset on the date of the exchange (sec. 1223(1)).



          6. No gain or loss will be recognized by Mutual Company on the deemed receipt of the assets and liabilities of ESIF in exchange for Mutual Company membership interests (sec. 1032).



          7. No gain or loss will be recognized by ESIF on the deemed transfer of its assets to Mutual Company in exchange for membership interests of Mutual Company and the assumption by Mutual Company of the liabilities of ESIF (sec.sec. 361(a) and 357(c)).



          8. The conversion of Mutual Company from a mutual insurance company to a stock insurance company and the deemed exchange by Policyholders of their membership interests in Mutual Company for stock of Stock Company will constitute a recapitalization within the meaning of sec. 368(a)(1)(E) of the Code. Mutual Company and Stock Company each will be "a party to the reorganization" within the meaning of sec. 368(b).



          9. No gain or loss will be recognized by the Policyholders on the deemed exchange of their membership interests in Mutual Company for stock of Stock Company (sec. 354(a)(1)).



          10. The basis of each Policyholder in its membership interests in Mutual Company is zero. Rev. Rul. 71-233, 1971-1 C.B. 113; see Rev. Rul. 74-277, 1974-1 C.B. 88. The basis of the Stock Company common stock deemed to have been received in the hands of each Policyholder will be zero, the same as its basis in the membership interests in Mutual Company surrendered in exchange therefor (sec. 358(a)(1)).



          11. The holding period of the Stock Company stock deemed to have been received by each Policyholder will include the period during which the membership interests in Mutual Company exchanged therefor were held, provided that the membership interests are held as a capital asset on the date of the exchange (sec. 1223(1)).



          12. No gain or loss will be recognized by Stock Company on its deemed issuance of stock in exchange for the Mutual Company membership interests of Policyholders (sec. 1032).

          13. The conversion of Mutual Company from an assessable mutual insurance company to a stock insurance company will not cause Mutual Company to realize income and Mutual Company's basis in its assets, holding period for its assets, net operating loss carryovers, capital loss carryovers, earnings and profits and accounting methods will not be affected by the recapitalization (sec.sec. 362(b), 1223(2) and 381(a)(2)).



          14. The deemed transfer by Policyholders of Stock Company stock to New Holding in exchange for newly-issued shares of New Holding preferred stock, and the transfer of cash by Policyholders, Management and public investors to New Holding in exchange for shares of common stock of New Holding will be treated together as an exchange described in sec. 351.



          15. No gain or loss shall be recognized by the Transferors on their transfer of property to New Holding solely in exchange for New Holding stock as described above (sec. 351(a)).



          16. The basis of the shares of New Holding stock received by each Transferor will be the same as their basis in the property exchanged therefore (sec. 358(a)). Policyholders will have a zero basis in their New Holding preferred stock.



          17. The holding period of each share of New Holding preferred stock received by a Policyholder will include the period during which the Policyholder held its membership interests in ESIF, provided the membership interests were held as a capital asset on the date of the exchange
     (sec. 1223(1)).



          18. No gain or loss will be recognized by New Holding on the issuance of its common stock and preferred stock in exchange for common stock of Stock Company and cash (sec. 1032).



          19. New Holding's basis in the Stock Company stock received from the Policyholders will be zero, the same as the Policyholders' basis in such stock (sec. 362(a)).



          20. The receipt of Subscription Rights to purchase New Holding common stock by Policyholders and Management will be tax-free so long as the terms of purchase in the public offering are the same as those under the Subscription Rights, and the purchase price of both represents the fair market value of the New Holding common stock.



          21. We have participated in the preparation of the Form S-1 Registration Statement for New Holding. In particular, we have drafted the section entitled "Certain Federal Income Tax Consequences" and the summary of that section. We are of the opinion that the discussion contained in the Form S-1 in all material respects is an accurate summary description of the significant federal income tax consequences associated with the Conversions and the Exchange.



     The opinions expressed herein are based upon the existing statutory, regulatory, and judicial authority, any of which may be changed at any time with retroactive effect. In addition, our opinions are based solely on the documents that we have examined, the additional information obtained, and the statements set out herein, which we have assumed and you have confirmed to be true on the date hereof and will be true on the date(s) that the proposed transaction is consummated. Our opinions cannot be relied upon if any of the facts contained in such documents or if such additional information is, or later becomes, inaccurate. Our opinions are limited to the tax matters specifically covered thereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the proposed transaction.

     We consent to the use of this opinion letter as an exhibit to the Form S-1 Registration Statement filed by New Holding and to the references to our firm in the Proxy Statement/ Prospectus included in New Holding's Registration Statement. This opinion is being provided solely for the use of ESIF and the policyholders of ESIF. No other party or persons shall be entitled to rely on this opinion.



                                          Very truly yours,



                                          ALSTON & BIRD



                                          By:       /s/ PINNEY L. ALLEN


                                            ------------------------------------


                                                      Pinney L. Allen

                                                                       EXHIBIT G


                        INSTRUCTIONS FOR COMPLETING THE


                          TAXPAYER IDENTIFICATION CARD



--------------------------------------------------------------------------------------------------------
                                          SUBSTITUTE FORM W-9
                        PAYER'S NAME: SUMMIT HOLDING SOUTHEAST, INC. ("SUMMIT")
--------------------------------------------------------------------------------------------------------
 SUBSTITUTE                        PART I -- PLEASE PROVIDE YOUR TIN  PART III -- Social Security Number
 FORM W-9                          IN THE BOX AT RIGHT AND CERTIFY BY  or
 DEPARTMENT OF THE TREASURY        SIGNING AND DATING BELOW.          Employer Identification Number
 INTERNAL REVENUE SERVICE
                                                                      ---------------------------------
                                                                      (If awaiting TIN write "Applied
                                                                      For")
--------------------------------------------------------------------------------------------------------
 PAYER'S REQUEST FOR TAXPAYER      PART II -- For Payees exempt from backup withholding, see the
 IDENTIFICATION NUMBER (TIN)       Certification Instructions below.
--------------------------------------------------------------------------------------------------------

 CERTIFICATION.  Under penalties of perjury, I certify that:
 (1)  The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me);
 (2)  I am not subject to backup withholding either because I have not been notified by the Internal
      Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding; and
 (3)  The information provided on this form is true, correct and complete.
 CERTIFICATION INSTRUCTIONS.  You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of under reporting interest or dividends on your tax return. However, if after being notified by the IRS that you are subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).
 Signature ________________________________________________         Date  __________________________ ,
 1997
 NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 31%
       OF ANY CASH PAYMENT MADE TO YOU.
--------------------------------------------------------------------------------------------------------



     SUBSTITUTE FORM W-9; BACK-UP WITHHOLDING TAX. Under the federal income tax law, a person surrendering its membership interest in ESIF must provide Summit Holding Southeast, Inc. ("Summit") with its correct taxpayer identification number ("TIN") on this Substitute Form W-9. If the correct TIN is not provided, a $50 penalty may be imposed by the Internal Revenue Service and cash payments may be subject to backup withholding of 31%.



     The TIN that must be provided on this Substitute Form W-9 is that of the Eligible Policyholder. The TIN for an individual is his/her social security number, and the TIN for a corporation or other business entity is its employer identification number. If the Eligible Policyholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, such Eligible Policyholder should so indicate in the box in Part III on the Substitute Form W-9. If you have indicated in the box in Part III that a TIN has been applied for and Summit is not provided with a TIN within 60 days, Summit will withhold 31% of all payments of dividends, if any, made thereafter with respect to Summit stock held by you until a TIN is provided to Summit.



     Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If such withholding results in an overpayment of taxes, a refund may be obtained. Certain registered holders (including, among others, all corporations) are not subject to backup withholding, and by signing the Substitute Form W-9, such persons certify to their exempt status. A foreign individual may qualify as an exempt person by submitting an IRS Form W-8 or comparable form, signed under penalties of perjury, certifying such individual's foreign status. Form W-8 can be obtained from Summit. PERSONS SUBJECT TO BACKUP WITHHOLDING MUST SO INDICATE BY CROSSING-OUT ITEM (2) OF THE CERTIFICATION PRECEDING THEIR SIGNATURE ON THIS SUBSTITUTE FORM W-9.

REVOCABLE PROXY                                                         APPENDIX

                          EMPLOYERS SELF INSURERS FUND

              THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES FOR
                      A SPECIAL MEETING OF POLICYHOLDERS.


    The undersigned hereby appoints Greg C. Branch and Russell L. Wall, and each of them, proxies, with full power of substitution, to vote for and in the name of the undersigned at a Special Meeting of Policyholders of Employers Self Insurers Fund ("ESIF"), to be held at ESIF's headquarters, 2310 A-Z Park Road,
Lakeland, Florida on         , February   , 1997 at 10:00 a.m., local time, and
at any and all adjournments thereof, as indicated below.


       THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL.


    Approval and adoption of the Amended Plan of Conversion and Recapitalization (the "Plan") and the transactions contemplated thereby pursuant to which ESIF will, pursuant to the laws of the State of Florida, convert contemporaneously from a group self-insurance fund to an assessable mutual insurance company to a stock insurance corporation with the name Bridgefield Employers Insurance Company ("Bridgefield"), and Summit Holding Southeast, Inc. (the "Holding Company"), a Florida corporation formed by ESIF, will acquire all of the capital stock of the converted stock insurance company in return for the issuance of shares of the Holding Company's Series A Preferred Stock to eligible members of ESIF and subscription rights to purchase shares of the Holding Company's Common Stock to eligible policyholders of ESIF and certain other persons. The approval of the Plan by the policyholders will constitute approval and adoption of the Amended and Restated Articles of Incorporation of Bridgefield, which, among other things, change the name of ESIF to Bridgefield Employers Insurance Company and authorize the issuance of Common Stock, and the Bylaws of Bridgefield, which contain provisions appropriate for a stock insurance company.


           [    ] FOR           [    ] AGAINST          [    ] ABSTAIN

  PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED PREPAID
                                   ENVELOPE.

                    (Continued, and to be signed and dated, on the reverse side)

                                                     (Continued from other side)

                    PROXY-SOLICITED BY THE BOARD OF TRUSTEES

  THIS PROXY CARD WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED,

    THIS PROXY CARD WILL BE VOTED IN THE DISCRETION OF THE PROXIES 'FOR' THE
                                   PROPOSAL.



    If the undersigned elects to withdraw this proxy card on or before the time of the Special Meeting or any adjournments thereof and notifies the Secretary of ESIF at or prior to the Special Meeting of the decision of the undersigned to withdraw this proxy card, then the power of said proxies shall be deemed terminated and of no further force and effect. If the undersigned withdraws this proxy card in the manner described above and prior to the Special Meeting does not submit a duly executed and subsequently dated proxy card to ESIF, the undersigned may vote in person at the Special Meeting.

                                5,000,000 Shares

                         SUMMIT HOLDING SOUTHEAST, INC.
               Proposed Holding Company for Bridgefield Employers
                               Insurance Company

                                  Common Stock
                            ------------------------


    All of the 5,000,000 shares of Common Stock offered hereby are being issued and sold by Summit Holding Southeast, Inc. ("SUMMIT"). It is currently estimated that the initial public offering price will be between $11.00 and $13.00 per share. See "UNDERWRITING" for factors considered in determining the public offering price. Summit has applied to have the Common Stock quoted on the Nasdaq National Market under the proposed symbol "SHSE." There can be no assurance that such quotation will be obtained.



    The shares offered hereby constitute such portion of the 5,000,000 shares of Common Stock that are offered to but not subscribed for by the Eligible Policyholders (as defined herein) of Employers Self Insurers Fund ("ESIF") and all directors, officers and certain other management employees (the "MANAGEMENT GROUP") of Summit and its subsidiaries (including ESIF) in a concurrent
subscription offering that expires on February   , 1997 (the "SUBSCRIPTION
OFFERING," and together with this offering (the "PUBLIC OFFERING"), the "OFFERINGS"). See "THE OFFERINGS -- Subscription Offering." The Offerings are part of an Amended Plan of Conversion and Recapitalization (the "PLAN OF CONVERSION") pursuant to which ESIF will convert from a Florida group self-insurance fund to a Florida stock insurance company (the "CONVERSION") and become a wholly owned subsidiary of Summit. There can be no assurance that the members of ESIF will approve the Plan of Conversion. Additionally, if the Plan of Conversion is approved, there can be no assurance that any shares of Common Stock offered hereby will be available for sale to the public because, among other reasons, the Eligible Policyholders may subscribe for all of the 5,000,000 shares of Common Stock in the Subscription Offering.

                            ------------------------

   SEE "RISK FACTORS" BEGINNING ON PAGE 8 FOR A DISCUSSION OF CERTAIN FACTORS
              THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.
                            ------------------------

   THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), ANY STATE SECURITIES
COMMISSION, OR THE DEPARTMENT OF INSURANCE OF THE STATE OF FLORIDA (THE "FLORIDA
 DOI"), NOR HAS THE COMMISSION, ANY STATE SECURITIES COMMISSION OR THE FLORIDA DOI PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

 THE FLORIDA DOI HAS APPROVED THE PLAN OF CONVERSION. HOWEVER, THE APPROVAL OF
   THE PLAN OF CONVERSION BY THE FLORIDA DOI DOES NOT CONSTITUTE IN ANY WAY A RECOMMENDATION OR ENDORSEMENT OF THE PLAN OF CONVERSION BY THE FLORIDA DOI.

----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
                                                  PRICE TO             UNDERWRITING            PROCEEDS TO
                                                   PUBLIC               DISCOUNT(1)             SUMMIT(2)
----------------------------------------------------------------------------------------------------------------
Per Share..................................            $                     $                      $
----------------------------------------------------------------------------------------------------------------
Total(3)(4)................................            $                     $                      $
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

(1) Summit has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "UNDERWRITING."
(2) Before deducting expenses of the Conversion, including the Offerings,
    estimated at $         , which are payable by Summit.
(3) Assumes no shares of Common Stock are sold in the Subscription Offering.

(4) Summit has granted the Underwriters a 30-day option to purchase up to 750,000 additional shares of Common Stock on the same terms and conditions as the securities offered hereby solely to cover over-allotments, if any. If the option is exercised in full, the total Price to Public, Underwriting
    Discount and Proceeds to Summit will be $         , $         and
    $         , respectively. See "UNDERWRITING."

                            ------------------------

    The shares of Common Stock are offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by them, and subject to certain other conditions including the right of the Underwriters to withdraw, cancel, modify or reject any order in whole or in part. It is expected that delivery of
the shares will be made on or about            , 1997, at the offices of Raymond
James & Associates, Inc., St. Petersburg, Florida.


RAYMOND JAMES & ASSOCIATES, INC.                    ABN AMRO CHICAGO CORPORATION


               The date of this Prospectus is             , 1997

                            [PICTURES, CHARTS, ETC.]

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ NATIONAL MARKET, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY


     Pursuant to the Plan of Conversion, and upon the approval of the Conversion by the members of ESIF at a Special Meeting of Policyholders to be held on
February   , 1997 (the "SPECIAL MEETING"), ESIF will convert from a Florida group self-insurance fund to a Florida stock insurance company, Bridgefield Employers Insurance Company ("BRIDGEFIELD"), and become a wholly owned subsidiary of a newly formed holding company, Summit. Unless the context requires otherwise, as used herein, the "Company" refers to Summit and its subsidiaries as of and following the completion of the Conversion and a simultaneous reorganization of the Company's operating structure. Unless otherwise indicated, information in this Prospectus assumes no exercise of the Underwriters' over-allotment option. All financial information set forth herein is presented in accordance with generally accepted accounting principles ("GAAP"), unless otherwise noted. The following summary is qualified in its entirety by the more detailed information and consolidated financial statements (including the notes thereto) appearing elsewhere in this Prospectus.


                                  THE COMPANY

     The Company provides a variety of managed care workers' compensation products and services to employers and self-insured employer groups primarily in Florida, as well as in Louisiana and Kentucky. Through the Company's administrative group (the "ADMINISTRATIVE SUBSIDIARIES"), the Company provides administrative services for four self-insurance funds (the "FUNDS"), for the Company's two wholly owned workers' compensation insurance companies (the "INSURANCE SUBSIDIARIES") and for certain municipalities. These administrative services include most aspects of the daily operations of the Funds and the Insurance Subsidiaries, including sales and marketing, underwriting, claims administration, loss control and policy administration. These services are provided for a fee, with the Company generally receiving a percentage of premiums. The Administrative Subsidiaries do not assume any underwriting risk of the Funds, which are entities formed to provide workers' compensation coverage for self-insured employer groups on a pooled basis.

     The Insurance Subsidiaries, which include Bridgefield and Bridgefield Casualty Insurance Company ("BRIDGEFIELD CASUALTY"), underwrite and assume the underwriting risk with respect to workers' compensation insurance policies for Florida employers of all sizes, primarily in the construction, manufacturing, wholesale and retail and service industries. As of September 30, 1996, in the aggregate, the Company's insurance products and administrative services are provided to approximately 15,500 employers representing approximately $219.0 million in premiums, including approximately $102.0 million in premiums attributable to the Funds and $117.0 million in premiums attributable to the Insurance Subsidiaries. See "BUSINESS."

     The Company's approach to managed care workers' compensation is to select responsible employers for coverage, assist such employers in creating a safe work place and proactively manage claims, thereby returning employees to work promptly and minimizing losses. Employers' safety programs are monitored by the Company's staff of approximately 25 loss control field representatives who visit an employer's work place on at least an annual basis. Reported claims are proactively managed by the Company so that employees receive prompt care by healthcare professionals which are part of the Company's provider network. The Company's claims management professionals direct care through the provider network, monitor employee treatment and progress toward returning to work and perform utilization and peer review to control costs. The Company's approach to managed care workers' compensation has produced an average net ultimate loss ratio for ESIF during the three fiscal years ended March 31, 1996 of 69.8%, which is better than the national average of 75.0% during the period 1993 through 1995, based on information published by A.M. Best Company ("A.M. BEST"). See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS." See "BUSINESS -- Strategy" and "-- Managed Care."


     The Company believes that the Conversion provides new opportunities for improving its return on invested capital through growth in its core workers' compensation business. Following the Conversion, the Company will be able to offer both self-insurance and traditional indemnity products, which will improve its ability to service its markets. In addition, as a stock corporation, the Company may have access to additional capital to finance growth by acquisition and to expand into other geographic markets (subject to any necessary regulatory approvals). Key aspects of the Company's business strategy following the Conversion include:

(i) continued use of both self-insurance and indemnity products; (ii) emphasis on profitable underwriting results; (iii) proactive implementation of managed care; (iv) leveraging of administrative services capabilities; and (v) emphasis on excellent customer service. See "BUSINESS -- Strategy."



     The Company's business was started in 1977, when Summit Consulting, Inc. ("SCI") was formed to establish and administer workers' compensation self-insurance programs for group self-insurance funds that are sponsored and formed by trade associations. The Company's primary Insurance Subsidiary, ESIF (which pursuant to the Conversion will become Bridgefield), was formed in 1978 as a group self-insurance fund under Florida law and SCI became its administrator at that time. Between 1979 and 1982, SCI assisted with the formation of, and became the administrator of, three of the Funds, located in Florida and Louisiana, and in 1995, SCI became the administrator of the fourth Fund, located in Kentucky. See "BUSINESS -- Products and Services." None of the Funds are related to the Company, except that certain of the directors of Summit are trustees of certain of the Funds, as described in "MANAGEMENT OF THE
COMPANY -- Compensation Committee Interlocks and Insider Participation" and "CERTAIN TRANSACTIONS." Until January 16, 1996, ESIF was also unrelated to SCI. Effective on that date, ESIF acquired SCI, its holding company, Summit Holding Corporation ("SHC"), and all of their affiliates (the "ACQUISITION"). Pursuant to the Conversion, Summit will become a holding company for ESIF (which will be Bridgefield after the Conversion) and the other Company subsidiaries. Summit is a Florida corporation formed in November 1996 solely for this purpose at the direction of the ESIF Board of Trustees. Prior to the Conversion, Summit has not commenced operations and has nominal assets and no liabilities. See "THE COMPANY."



     The executive offices of the Company are located at 2310 A-Z Park Road, Lakeland, Florida 33801. The telephone number at such office is (941) 665-6060.


                                 THE CONVERSION


     The Board of Trustees of ESIF has unanimously adopted the Plan of Conversion whereby ESIF, subject to the approval of its policyholders at the Special Meeting, will convert from a Florida group self-insurance fund to a Florida stock insurance company and become a wholly owned subsidiary of Summit. The trustees of ESIF stated that they adopted the Plan of Conversion because they believe that the Conversion will provide several important benefits. The conversion of ESIF to a stock insurance company that is wholly owned by a publicly traded holding company is expected to provide improved access to the capital markets and increased flexibility for raising additional capital in the form of equity and debt financings. The holding company structure is also expected to provide increased opportunities for growth, either internally or through acquisitions, that are generally not available to a group self-insurance fund and provide greater flexibility for the diversification of business activities through existing or newly formed subsidiaries or through strategic partnerships. See "THE CONVERSION -- Reasons for the Conversion."



     Currently, each member of ESIF has certain membership interests in ESIF ("MEMBERSHIP INTERESTS") arising under the organizational documents of ESIF, the insurance laws of the State of Florida (together with all applicable regulations, the "FLORIDA INSURANCE CODE") and otherwise, including, without limitation, the right to vote for the election of trustees and the right to participate in any distribution of the surplus of ESIF in the event of its liquidation. If the Plan of Conversion is approved at the Special Meeting and thereafter becomes effective, all Membership Interests will be extinguished in the Conversion. In exchange for such Membership Interests, the Plan of Conversion provides that certain policyholders (the "ELIGIBLE POLICYHOLDERS") will receive certain consideration including the elimination of potential assessments, an allocable portion of shares of the Series A Preferred Stock, $10.00 par value per share (the "SERIES A PREFERRED STOCK"), of Summit and subscription rights to purchase shares of Common Stock of Summit in the Subscription Offering at a price of $11.00 per share (the "SUBSCRIPTION PRICE") equal to the price per share of the Common Stock being offered for sale to the public in the Public Offering. Up to 5,000,000 shares of the Common Stock are being offered to Eligible Policyholders less the amount of shares subscribed for by the Management Group, who are being offered up to 500,000 shares of the Common Stock in the Subscription Offering. All or a portion of any shares of Common Stock that are not subscribed for by Eligible Policyholders in the Subscription Offering are simultaneously being offered for sale to the public in the Public Offering. See "THE CONVERSION."

     The Florida DOI has approved the Plan of Conversion. However, such approval does not constitute a recommendation or endorsement of the Plan of Conversion by the Department of Insurance of the State of Florida (the "FLORIDA DOI"). The Conversion will become effective upon the satisfaction of certain conditions identified in the Plan of Conversion and upon the Board of Trustees of ESIF declaring the Plan of Conversion effective. The Board of Trustees may amend the Plan of Conversion, with the concurrence of the Florida DOI, or withdraw the Plan of Conversion, at any time prior to the Effective Date.


     In accordance with the terms of the Plan of Conversion, no person or entity, together with associates and persons acting in concert, may purchase in the Offerings more than 4.99% (the "PURCHASE LIMIT") of the shares of Common Stock to be outstanding after the Conversion (the "POST OFFERING OUTSTANDING SHARES"), except that Summit may, in its discretion, permit any purchaser in the Offerings to purchase a number of shares in the Offerings that exceeds such limit, subject to each such purchaser obtaining the prior approval of the Florida DOI. Following the effective date of the Conversion (the "EFFECTIVE DATE"), the Florida Insurance Code, as applicable to Summit as the holding company of a wholly owned Florida insurance company, will prohibit any person from acquiring 10% or more of the outstanding voting securities of Summit without the prior approval of the Florida DOI. Any person who acquires at least 5% but less than 10% of the outstanding voting securities of Summit will be permitted to do so only by filing a disclaimer of affiliation and control that is not disallowed by the Florida DOI.


                                 THE OFFERINGS

Common Stock Offered by Summit......     5,000,000 shares(1)

Common Stock to be Outstanding After
  the Effective Date................     5,000,000 shares(2)


Series A Preferred Stock Offered to
  Policyholders by Summit and to be
  Outstanding After the Effective
  Date..............................     1,639,836 shares(3)


Use of Proceeds.....................     To increase Bridgefield's capital to
                                           satisfy applicable requirements of
                                           the Florida Insurance Code, and the
                                           remainder of such proceeds, if any,
                                           will be retained by Summit for
                                           general corporate purposes.

Proposed Nasdaq National Market
  Symbol............................     SHSE
---------------

(1) The number of shares of Common Stock available for sale in the Public Offering will be such portion of the 5,000,000 shares not subscribed for by Eligible Policyholders in the Subscription Offering.

(2) Assumes that all shares of Common Stock offered pursuant to the Offerings are sold and does not include 500,000 shares of Common Stock reserved for issuance under the Incentive Plan and 45,000 shares of Common Stock reserved for issuance under the 401(k) Plan, as such terms are defined in "RISK FACTORS -- Shares Eligible for Future Sale; Possible Volatility of Stock Price." See "MANAGEMENT OF THE COMPANY -- Incentive Plan" and
     "-- 401(k) Plan."


(3) The holders of the Series A Preferred Stock will be entitled to receive annual cash dividends of $0.40 per share, reflecting the rate of 4% per year, cumulating from the date of issue but payable only as and when declared by the Board of Directors of Summit; provided, however, that all cumulated but unpaid dividends shall be paid upon any redemption of the Series A Preferred Stock or liquidation of Summit. See "DIVIDEND
     POLICY -- Series A Preferred Stock."

                   SUMMARY PRO FORMA FINANCIAL AND OTHER DATA


     The following unaudited pro forma financial data reflect the acquisition by ESIF of SHC and its affiliates on January 16, 1996 (the "ACQUISITION") and all of the transactions constituting the Conversion. The pro forma Statement of Income data for the fiscal year ended March 31, 1996 reflect the Acquisition and Conversion as if they had been completed as of April 1, 1995. The pro forma Statement of Income data for the six-month period ended September 30, 1995 reflect the Acquisition and the Conversion as if they had been completed as of April 1, 1995. The pro forma Statement of Income data for the six-month period ended September 30, 1996 reflect the Conversion as if it had occurred on April 1, 1996. The pro forma Balance Sheet data at September 30, 1996 reflect the Conversion as if it had been completed as of September 30, 1996. This information should be read in conjunction with the pro forma consolidated financial statements and notes thereto appearing elsewhere in this Prospectus. See "SELECTED FINANCIAL DATA."



                                                                  YEAR        SIX MONTHS ENDED
                                                                  ENDED         SEPTEMBER 30,
                                                                MARCH 31,   ---------------------
                                                                  1996        1995        1996
                                                                ---------   ---------   ---------
                                                                (DOLLARS IN THOUSANDS, EXCEPT PER
                                                                           SHARE DATA)
Statement of Income Data:
  Total revenue...............................................  $ 172,299   $  92,789   $  74,531
  Losses and loss adjustment expenses.........................     94,844      42,365      32,135
  Other underwriting, general and administrative expenses.....     63,008      34,034      29,848
  Total losses and operating expenses.........................    157,852      76,399      61,983
  Interest expense............................................      3,978       2,029       1,831
  Amortization and depreciation...............................      5,340       2,698       2,479
  Net income before taxes.....................................      5,129      11,663       8,238
  Net income..................................................      3,645       7,791       5,037
  Preferred dividends.........................................        656         328         328
  Net income available to common shareholders.................  $   2,989   $   7,463   $   4,709
                                                                =========   =========   =========
  Net income per common share.................................  $    0.60   $    1.49   $    0.94
                                                                =========   =========   =========
  Weighted average common shares outstanding..................  5,000,000   5,000,000   5,000,000
Other Data(1):
  Insurance Subsidiaries:
     Net loss ratio(2)........................................       82.5%       67.1%       65.5%
     Expense ratio(3).........................................       34.1%       34.2%       33.0%
     Combined ratio(4)........................................      116.6%      101.3%       98.5%
  Administrative Subsidiaries:
     EBITDA(5)................................................  $  11,804   $   7,377   $   3,577



                                                                          AS OF SEPTEMBER 30, 1996
                                                                          ------------------------
                                                                               (IN THOUSANDS)
Balance Sheet Data:
  Cash and invested assets..............................................          $263,829
  Total assets..........................................................           552,310
  Loss and loss adjustment expenses.....................................           378,196
  Debt..................................................................            36,500
  Total shareholders' equity............................................            74,993


---------------

(1) Excludes inter-company eliminations.

(2) Net loss ratio is the ratio of losses and loss adjustment expenses incurred to premiums earned.


(3) Expense ratio is the ratio of underwriting, general and administrative expenses to premiums earned.


(4) Combined ratio is the sum of the net loss ratio and the expense ratio.


(5) EBITDA represents earnings before interest, income taxes, depreciation and amortization.

                  SUMMARY HISTORICAL FINANCIAL AND OTHER DATA


     The following summary financial data has been taken from, or derived from, ESIF's consolidated financial statements, including the related notes thereto. ESIF's consolidated financial statements as of March 31, 1996 and September 30, 1996, and for the year ended March 31, 1996 and for the six months ended September 30, 1996, have been audited by Ernst & Young LLP, independent auditors, whose reports thereon appear elsewhere in this Prospectus. ESIF's consolidated financial statements as of March 31, 1995 and for the fiscal years ended March 31, 1994 and 1995 have been audited by Brinton & Mendez, certified public accountants, whose report thereon appears elsewhere in this Prospectus. The summary financial data provided as of and for the fiscal years ended March 31, 1992 and 1993 and the six months ended September 30, 1995 are unaudited, but in the opinion of management contain all adjustments, consisting of only normal, recurring accruals, for a fair presentation of the results of such periods. The information set forth below is not necessarily indicative of the results of such periods. The information set forth below is not necessarily indicative of the results of future operations and should be read in conjunction with the consolidated financial statements and notes thereto. The summary historical financial data includes the operations of SHC from January 16, 1996, the effective date of the Acquisition.



                                                                                               SIX MONTHS ENDED
                                                YEARS ENDED MARCH 31,                            SEPTEMBER 30,
                              ----------------------------------------------------------   -------------------------
                                 1992          1993         1994       1995       1996        1995          1996
                              -----------   -----------   --------   --------   --------   -----------   -----------
                              (UNAUDITED)   (UNAUDITED)                                    (UNAUDITED)
                                                              (DOLLARS IN THOUSANDS)
Statement of Income Data:
  Total revenue.............   $ 143,750     $ 192,067    $158,951   $140,815   $140,328    $  71,752     $  73,048
  Losses and loss adjustment
    expenses................     103,657       149,177     108,411     69,116     94,844       42,365        32,135
  Other underwriting,
    general and
    administrative
    expenses................      32,787        40,145      37,121     41,546     43,657       21,623        30,532
  Interest expense..........          --            --          --         --        847           --         1,831
  Amortization and
    depreciation............          --            --          --         --      1,103           --         2,499
  Income (loss) from
    continuing operations
    before income taxes.....       7,306         2,745      13,419     30,153       (123)       7,764         6,051
  Loss from discontinued
    operations..............          --            --          --         --       (197)          --          (890)
  Net income................   $   6,844     $   2,953    $  8,885   $ 19,163   $    185    $   5,374     $   2,386
                                ========      ========    ========   ========   ========     ========      ========
Other Data(1):
  Net loss ratio(2).........        78.5%         82.3%       73.0%      53.8%      82.5%        67.1%         65.5%
  Expense ratio(3)..........        24.8%         22.1%       25.0%      32.3%      34.1%        34.2%         33.0%
  Combined ratio(4).........       103.3%        104.4%       98.0%      86.1%     116.6%       101.3%         98.5%


                                                                                                     AS OF
                                                   AS OF MARCH 31,                               SEPTEMBER 30,
                              ----------------------------------------------------------   -------------------------
                                 1992          1993         1994       1995       1996        1995          1996
                              -----------   -----------   --------   --------   --------   -----------   -----------
                              (UNAUDITED)   (UNAUDITED)                                    (UNAUDITED)
                                                                  (IN THOUSANDS)
Balance Sheet Data:
  Cash and invested
    assets..................   $ 147,056     $ 176,931    $201,688   $224,956   $223,517    $ 231,288     $ 213,829
  Total assets..............     307,345       373,069     354,546    425,206    492,790      456,012       502,310
  Loss and loss adjustment
    expenses................     304,205       360,425     368,000    367,391    387,632      364,210       378,196
  Debt......................          --            --          --         --     44,000           --        36,500
  Total equity (deficit)....      (9,458)       (6,485)      2,480     20,065     23,154       31,087        24,993

---------------

(1) Ratio for Insurance Subsidiaries.

(2) Net loss ratio is the ratio of losses and loss adjustment expenses incurred to premiums earned.


(3) Expense ratio is the ratio of underwriting, general and administrative expenses to premiums earned.


(4) Combined ratio is the sum of the net loss ratio and the expense ratio.

                                  RISK FACTORS

     An investment in the Common Stock involves a high degree of risk. In addition to other information contained in this Prospectus, prospective investors should consider carefully the following risk factors in evaluating an investment in the shares of the Common Stock offered hereby. This Prospectus contains certain forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from the results reflected in those forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below, as well as those discussed elsewhere in this Prospectus.


HIGHLY COMPETITIVE FLORIDA WORKERS' COMPENSATION MARKET


     The workers' compensation insurance industry in Florida is highly competitive. During the past fifteen years, a significant portion of the Florida market has been serviced by certain group self-insurance funds, which are entities that allow employers to obtain workers' compensation coverage on a pooled basis, typically subjecting each employer to joint and several liability for the group's losses. Primarily as a result of certain changes in the Florida Insurance Code, there has been an increasing trend in the workers' compensation industry in Florida to shift away from coverage offered by such funds and toward traditional insurance products. Generally, policies issued by insurance companies are non-assessable; therefore, an insurance company cannot assess its policyholders for its underwriting or other losses. This structure affords policyholders greater financial certainty and security, which has led to the increased demand and availability in Florida of conventional, non-assessable insurance products. The Administrative Subsidiaries have historically derived a substantial portion of their revenues from managing the Funds, which in the fiscal year ended March 31, 1996 accounted for 22% of the Company's total revenue, on a pro forma basis after giving effect to the Conversion. The Company believes that the market for workers' compensation products will continue to shift away from coverage offered by assessable funds to traditional insurance products. The loss or cancellation of any of the Company's significant client groups, or the general availability of traditional non-assessable insurance coverage to members of such groups on more favorable terms than provided under the Company's programs, could have a material adverse effect on the Company's business, financial condition and results of operations. See "-- Government Regulation" and "-- Competition."

GOVERNMENT REGULATION

     The workers' compensation insurance business is subject to state-by-state regulation (which in some instances includes rate regulation and mandatory fee schedules). These regulations are primarily intended to protect covered employees and policyholders, not workers' compensation insurance companies, administrators or their shareholders. Changes in workers' compensation insurance laws or regulations or their interpretation or administration could have a material adverse effect on the Company's business, financial condition and results of operations. In particular, decreases in Florida workers' compensation rates, such as the 11.2% premium rate reduction effective January 1, 1997, could have a material adverse effect upon the Company. State regulatory agencies have discretionary power with respect to most aspects of the Company's business, including premium rates, capital surplus requirements, reserve requirements and investment criteria. Many states, including Florida, limit the maximum amount of dividends and other payments that can be made by insurance companies. This may limit the amount of dividends that may be paid by the Insurance Subsidiaries to Summit, which in turn may limit the amount of capital available to Summit for debt service, expansion, dividend payments to shareholders and other purposes. See "--Effect of Holding Company Structure; Dividends," "DIVIDEND POLICY," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity and Capital Resources" and "BUSINESS -- Regulation."

     State laws also require insurance companies to establish reserves for payment of policyholder liabilities and impose restrictions on the kinds of assets in which insurance companies may invest. These restrictions may require the Company to invest its assets more conservatively than it would if it were not subject to the state law restrictions and may prevent the Company from obtaining as high a return on its assets as it might otherwise be able to realize. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Results of Operations" and "BUSINESS-- Investment Portfolio."

     Numerous proposals have been debated in Congress and in several state legislatures regarding healthcare legislation intended to control the cost and availability of healthcare services. It is not possible to determine what healthcare reform legislation will be adopted by Congress or any state legislature, or if and when any such legislation will be adopted and implemented. In the event that such legislation is adopted and implemented, there can be no assurance that the Company will be able to adjust effectively to any regulatory changes made by future healthcare reform legislation and remain profitable. The Company is unable to predict accurately the nature and effect, if any, that the adoption of healthcare legislation or regulations or changing interpretations at the federal or state level would have upon the Company.

     Except for certain statutorily prescribed credits, Florida law does not permit companies to compete on the basis of price in workers' compensation insurance. This approach is followed in relatively few other states. If Florida were to adopt an open rating system in which premium rates would be established with little or no regulatory intervention, the Company's business, financial condition and results of operations could be materially adversely affected.


POSSIBLE UNDERFUNDING OF FLORIDA SPECIAL DISABILITY TRUST FUND



     Florida operates a Special Disability Trust Fund (the "SDTF") that reimburses insurance carriers, self-insurance funds and self-insured employers in Florida for certain workers' compensation benefits paid to injured employees. The SDTF is managed by the State of Florida and is funded through assessments against Florida insurers and self-insurers. For the three fiscal years ended March 31, 1994, 1995 and 1996, the Company received SDTF recoveries of $4.5 million, $5.7 million and $5.6 million, respectively, and paid assessments of $5.5 million, $4.7 million and $5.6 million, respectively. In addition, the Company's consolidated balance sheet as of September 30, 1996 included an asset of approximately $21.1 million representing SDTF recoveries that the Company estimated at that time it would be entitled to receive, based on claims identified as subject to SDTF recovery and considering the Company's recovery experience. The SDTF's assessment formula has historically yielded sufficient revenues for annual reimbursement payments and for costs associated with administering the SDTF; however, the SDTF has not actuarially funded its claims liability and no reserves currently exist. A study commissioned by the State of Florida estimated the total dollar liability of the SDTF for all future payments required on accidents occurring on or before June 30, 1995 to be approximately $4.7 billion on an undiscounted basis. There is no assurance that the SDTF will have funds available in the future for the payment of claimed recoveries. Under Florida sunset laws, the SDTF is currently scheduled for review by the Florida legislature in the year 2000. The Florida legislature may, however, review the SDTF earlier, and no assurance can be made with regard to the legislature's possible actions. If the SDTF is discontinued, the Company believes that the existing reimbursement obligations of the SDTF would become general obligations of the State of Florida, although there is no assurance that a reviewing court would adopt that view. The SDTF has made no acknowledgment with regard to the enforceability of its reimbursement obligations to insurers such as the Company. In addition, the Florida DOI is currently reviewing its regulations with respect to how insurers and self-insurers may account for estimated future SDTF recoveries and there is no assurance that the Florida DOI will continue to permit such entities to include estimated future recoveries on its financial statements. Discontinuation of the SDTF, or changes in its operations which decrease the availability of recoveries from the SDTF, increase the SDTF assessments payable by the Company, prohibit the Company from including estimated future recoveries on its financial statements or limit the amount that may be so included, could have a material adverse effect on the Company's business, financial condition or results of operations. See
"BUSINESS -- Regulation -- Special Disability Trust Fund."


COMPETITION

     The market to provide workers' compensation insurance and services is highly competitive. The Company's competitors include, among others, insurance companies, specialized provider groups, in-house benefits administrators, state insurance pools and other significant providers of insurance services. A number of the Company's current and potential competitors are significantly larger, with greater financial and operating resources than the Company, and can offer their services nationwide. The Company's Insurance Subsidiaries do not offer multi-line insurance products that are offered by some of such competitors. In addition, after a period of absence from the market, traditional national insurance companies have re-entered the Florida workers' compensation insurance market, thereby increasing competition in the Company's principal market. The general lack of assessibility features in the policies of traditional indemnity insurance companies gives them a competitive advantage over self-insurance funds, including the Funds managed by the Company.

     Additionally, because of Bridgefield's short operating history as a stock insurance company, the Company does not currently have a letter rating from A.M. Best, the leading national insurance rating organization, and it is not yet entitled to receive such a rating. The Company intends to apply for a letter rating from A.M. Best in the future, when it is deemed eligible to do so. There can be no assurance that the Company will receive a rating or that if a rating is received it will be favorable. The absence of a rating, or an unfavorable rating in the future, may be a competitive disadvantage in some markets, especially regarding larger customers with in-house risk managers.

CONCENTRATION IN A SINGLE STATE

     All of the Company's insurance policies are written to entities whose principal places of business are in Florida, and over 90% of the Company's total revenue for the fiscal year ended March 31, 1996, on a pro forma basis after giving effect to the Conversion, was derived from insurance products and administrative services in Florida. Accordingly, the Company could be adversely affected by economic downturns, significant unemployment, regulatory developments and other conditions that may occur from time to time in Florida, which may not significantly affect its more geographically diversified competitors.


POSSIBLE INADEQUACY OF LOSS RESERVES


     The Insurance Subsidiaries are required to maintain reserves to cover their estimated ultimate liability for losses and loss adjustment expenses with respect to reported and unreported claims. Reserves are estimates involving actuarial and statistical projections at a given time of what the insurer expects to be the cost of the ultimate settlement and administration of claims based on facts and circumstances then known, predictions of future events, estimates of future trends in claims severity and judicial theories of liability, legislative activity and other variable factors, such as inflation. The establishment of appropriate reserves is an inherently uncertain process, particularly in the workers' compensation industry in which claims payments can extend for lengthy periods of time. There can be no assurance that ultimate losses will not materially exceed the Insurance Subsidiaries' loss reserves. Among other risks relating to loss reserves is the possibility that the Company may under-accrue for refunds relating to retrospective policies in the event that a substantial number of the Company's insureds have less than expected losses during a claims period. During the fiscal years ended March 31, 1994, 1995 and 1996 and the six months ended September 30, 1996, the Company accrued for retrospective refunds in the amount of $6.4 million, $9.2 million, $10.6 million and $9.9 million, respectively, and payments in excess of accruals were $0.0, $0.0, $0.0 and $0.8 million, respectively. Retrospective rated policies accounted for 33%, 32%, 30% and 32%, respectively, of total premiums during the fiscal years ended March 31, 1994, 1995 and 1996 and the six months ended September 30, 1996. To the extent that reserves prove to be inadequate in the future, the Insurance Subsidiaries would have to increase such reserves and incur a charge to earnings in the period such reserves are increased, which could cause fluctuations in quarterly operating results and which could have a material adverse effect on the Company's business, financial condition and results of operations.

RENEWAL RISKS; QUARTERLY FLUCTUATIONS IN OPERATING RESULTS

     The members of each of the Funds, and most of the policyholders of Bridgefield, are eligible to renew their memberships or policies each year on a common anniversary date. With respect to Bridgefield, this anniversary date each year is April 1. If a large number of members of any Fund, or a large number of Bridgefield's policyholders, were to decline renewal in any given year, the Company's results of operations could be materially adversely affected in the renewal quarter and subsequent quarters. Results of operations may also fluctuate as a result of a variety of other factors, including, without limitation, changes in pricing policies by the Company or its competitors, the results of actuarial analysis of loss development, demand for the services of the Administrative Subsidiaries, the introduction of new services and service enhancements by the Company or its competitors, the market acceptance of new services, competitive conditions in the industry, changes in operating expenses, changes in Company strategy, changes in applicable legislation and regulation and general economic conditions. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."


POSSIBLE INABILITY TO SERVICE DEBT



     In connection with the Acquisition, SHC borrowed $44.0 million from First Union National Bank of North Carolina and certain other participating banks (collectively, the "BANKS"), with $36.0 million pursuant to a term loan and $8.0 million pursuant to a revolving line of credit. The outstanding principal balance of such debt at September 30, 1996 was approximately $36.5 million. The interest rate for such debt is prime plus 1% for "Base Rate" portions. Scheduled quarterly payments of the term loan began on September 30, 1996 and extend through June 30, 2002, with principal payments totaling approximately $1.6 million, $3.8 million, $4.6 million, $9.0 million, $10.0 million and $4.0 million due in calendar years 1997, 1998, 1999, 2000, 2001 and 2002, respectively. Accrued interest is due with each principal payment. The commitment under the revolving line of credit was reduced to $5.0 million in November 1996, and it will reduce by $1.5 million on each of June 30, 2000 and June 30, 2001, with the remaining $2.0 million becoming due on June 30, 2002. As collateral for the debt, SHC has pledged to the Bank the issued and outstanding stock of SCI, Bridgefield Casualty, Summit Healthcare Holdings, Inc. and Meritec Solutions, Inc. ("MERITEC"). The Company has executed a credit agreement with the Bank pursuant to which, upon consummation of the Conversion, the existing debt will be restructured. Under such new credit facility, as of the Effective Date, the term loan will be $33.0 million and the revolving line of credit will be $5.0 million. The annual principal payments (which are payable in quarterly installments) will be $2.3 million, $5.0 million, $5.6 million, $7.6 million, $9.1 million and $3.4 million in each of calendar years 1997, 1998, 1999, 2000, 2001 and 2002, respectively.



     Pursuant to the Plan of Conversion, all of this debt will be assumed by Summit following the Effective Date. Summit, which is a holding company, will have only income from distributions from its wholly owned subsidiaries with which to service this debt, and there are certain restrictions on the ability of the Insurance Subsidiaries to make distributions to Summit. See "-- Government Regulation" and "BUSINESS -- Regulation -- Financial and Investment Restrictions." There can be no assurance that Summit will have adequate funds available to pay the required payments on its debt, and the inability of Summit to service the debt would have a material adverse effect on the Company's business, financial condition and results of operations.


NEED FOR CAPITAL

     As a self-insurance fund, the Company recorded for statutory reporting an asset for future investment income determined by discounting loss and loss adjustment expense reserves at a statutory prescribed rate. Upon conversion to a stock insurance company, the Company will be permitted to record discounts only on permanent disability cases. As a result of this change, the Company intends to use substantially all of the net proceeds from the Offerings for the purpose of satisfying the Florida Insurance Code's minimum capital requirements applicable to Bridgefield as a stock insurance company. From time to time, the Company may be required to increase the capital surplus of the Insurance Subsidiaries to remain in compliance with state regulatory requirements. If the Company is unable to generate sufficient capital, either internally or from outside sources, it could be required to reduce its growth. There can be no assurance that capital will continue to be available when needed or, if available, will be on terms acceptable to the Company. See "USE OF PROCEEDS" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

RELIANCE ON INDEPENDENT INSURANCE AGENCIES

     The Company markets its managed care workers' compensation insurance products and services through independent insurance agencies. See
"BUSINESS -- Products and Services." As of September 30, 1996, ESIF's top ten independent agencies accounted for approximately 20% of ESIF's direct in-force premiums, with the top independent insurance agency accounting for approximately 4%. These agencies offer and sell competitors' products, as well as the Company's products. As a result, the Company's business depends in part on the marketing efforts of these agencies and on the Company's ability to offer workers' compensation insurance products and services that meet the requirements of these agencies and their customers. In addition, if the Company expands into additional states, it must establish a network of independent agencies in such states if it is to successfully market its products. Failure of independent insurance agencies to market the Company's products and services successfully could have a material adverse effect on the Company's business, financial condition and results of operations.

RELIANCE UPON KEY PERSONNEL

     Summit's success will, to a large extent, depend upon the continued services of certain executive officers, particularly, William B. Bull, President and Chief Executive Officer of the Company, and upon the efforts and abilities of certain other key management personnel. The loss of the services of Mr. Bull could materially adversely affect the Company. Mr. Bull is a party to an employment agreement with Summit, which contains certain confidentiality and noncompetition provisions. In addition, the Company maintains and is the sole beneficiary of key-man life insurance policies on the life of Mr. Bull in the aggregate amount of $9.1 million. See "MANAGEMENT OF THE COMPANY -- Employment Agreements."

     The Company intends to continue hiring additional personnel as necessary to meet its management, marketing and sales service needs from time to time. Although the Company believes that, to date, the organization has been successful in attracting and retaining highly qualified professionals and other administrative personnel as required by its business, there can be no assurance that the Company will continue to be successful in this regard. The Company believes that the future success and development of its business is dependent to a significant degree on its ability to continue to attract such individuals.

DEPENDENCE UPON REINSURANCE

     The Insurance Subsidiaries have excess of loss policies ("EXCESS REINSURANCE") for the current fiscal year with several reinsurers, including Lloyds of London, National Union Insurance Company and Continental Casualty Company, and policies providing coverage for prior fiscal years with several other reinsurers, under which the reinsurers have agreed to pay claims and claims expenses over a specific dollar amount per occurrence. In addition, Bridgefield Casualty has a quota-share reinsurance agreement in effect with American Re-Insurance Company ("AM RE") under which Bridgefield Casualty cedes to Am Re a percentage (currently 80%) of all written workers' compensation premiums and Am Re assumes that same percentage of risks ("QUOTA SHARE REINSURANCE"). This Quota Share Reinsurance allows Bridgefield Casualty to write, within regulatory guidelines, a larger number of policies than it could otherwise. The Company regularly performs internal reviews of the financial strength of its reinsurers. However, if a reinsurer is unable to meet any of its obligations to the Company under the reinsurance agreements, the Company would be responsible for the payment of all claims and claims expenses which the Company has ceded to such reinsurer. Pursuant to the Order, Bridgefield is permitted to cede reinsurance only to authorized reinsurers, unless it obtains the prior written approval of the Florida DOI. Any failure on the part of the Company's reinsurers, any inability to obtain reinsurance in the future or any significant increase in the cost of such reinsurance, could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, in the event that the Quota Share Reinsurance agreement with Am Re is terminated for any reason, Bridgefield Casualty could be required to substantially increase its capital or to reduce its level of workers' compensation premiums, unless it is able to establish another Quota Share Reinsurance arrangement. This could result in material adverse consequences to the Company's business and growth prospects. See "BUSINESS -- Reinsurance."

ABSENCE OF PRIOR MARKET

     Prior to the Offerings, there has been no public market for the Company's securities and, particularly if the Plan of Conversion becomes effective but the Company determines not to proceed with the Public Offering, there can be no assurance that an established and liquid trading market for such securities will develop or, if developed, will be sustained or that the market price of the Common Stock will not decline below the Public Offering Price. Although the Company has applied for approval to list the Common Stock on the Nasdaq National Market, there can be no assurance that such application will be approved or that the Company will be able to maintain such a listing. See "MARKET FOR STOCK."

     If the Common Stock is listed on the Nasdaq National Market but the Company is unable to satisfy the maintenance requirements for the Nasdaq National Market, the Common Stock may be deleted from such system. In such event, trading in the Common Stock, if any, would be thereafter conducted in the over-the-counter market on the "pink sheets" or through the National Association of Securities Dealer's "Electronic Bulletin Board." Consequently, the liquidity of the Common Stock could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, the reduction or elimination of security analysts' and the news media's coverage of the Company, and lower prices for the Company's securities than might otherwise be attained. See "MARKET FOR STOCK."

SHARES ELIGIBLE FOR FUTURE SALE; POSSIBLE VOLATILITY OF STOCK PRICE


     All shares of Common Stock distributed in the Offerings will have been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and will be freely tradeable without restriction or further registration under the Securities Act except for shares held by "affiliates" of the Company, as that term is defined in Rule 144 ("RULE 144") under the Securities Act. Based on information provided to the Company by its affiliates, the Company believes that approximately 238,000 shares of Common Stock (4.8% of the Post Offering Outstanding Shares) will be beneficially owned by affiliates on the Effective Date (without taking into account any possible purchases of Common Stock by affiliates in the Public Offering). See "THE OFFERINGS -- Subscription
Offering -- Interests of Certain Persons." Shares beneficially owned by affiliates of Summit may not be sold except in compliance with the registration requirements of the Securities Act or pursuant to an exemption from registration, such as the exemption provided by Rule 144. Additionally, all shares held by affiliates of the Company are subject to a lock-up agreement with the Representatives that prohibits their resale prior to 180 days after the Effective Date without the prior consent of Raymond James & Associates, Inc.


     In addition, 500,000 shares of Common Stock are reserved for issuance under the Summit Holding Southeast, Inc. 1996 Long-Term Incentive Plan (the "INCENTIVE PLAN") and 45,000 shares are reserved for issuance under the Summit Consulting, Inc. Retirement Plan (the "401(K) PLAN"). See "MANAGEMENT OF THE
COMPANY -- Incentive Plan" and "-- 401(k) Plan." To date, the Company has not issued any options to purchase Common Stock under the Incentive Plan, but it plans to issue options on the Effective Date. See "MANAGEMENT OF THE
COMPANY -- Incentive Plan." The Company intends to file a registration statement on Form S-8 with the Commission following the completion of the Conversion to register the shares of Common Stock that may be issued under the Incentive Plan and in connection with the 401(k) Plan. Sales of substantial amounts of Common Stock, or the perception that such sales could occur, could adversely affect prevailing market prices for the Common Stock and could impair the Company's future ability to obtain capital through an offering of equity securities. See "SHARES ELIGIBLE FOR FUTURE SALE."


     The market price of the Common Stock could be subject to significant fluctuations in response to variations in financial results or announcements of material events by the Company or its competitors. It is possible that in some future periods the Company's operating results could be below market expectations and, in such an event, the price of the Common Stock would likely be materially adversely affected. Regulatory changes in the insurance industry or changes in the general condition of the economy or the financial markets or other events that are beyond the Company's control could also adversely affect the market price of the Common Stock. In addition to the foregoing, the stock market has from time to time experienced price and volume fluctuations which have significantly affected the market prices of the stocks of many public companies but which are unrelated to the operating performance of such companies. See "-- Renewal Risks; Quarterly Fluctuations in Operating Results."


OBSTACLES TO CHANGES IN CONTROL; CERTAIN ANTI-TAKEOVER EFFECTS

     After the consummation of the Conversion, Summit will be the holding company of Bridgefield, a Florida stock insurance company. The Florida Insurance Code will prohibit any person, individually or in conjunction with any affiliated person, from acquiring, directly or indirectly, 5% or more of the outstanding voting securities of Summit without prior approval of the Florida DOI. However, a person who acquires at least 5% but less than 10% of such outstanding voting securities may file with the Florida DOI a disclaimer of affiliation and control and, unless such disclaimer is disallowed by the Florida DOI, such person will not be required to seek prior approval of the Florida DOI for the acquisition. In addition to such insurance regulation, the Florida Business Corporation Act (the "FLORIDA ACT") contains provisions that may deter or frustrate takeovers of Florida corporations such as Summit. See "DESCRIPTION OF CAPITAL STOCK -- Anti-Takeover Provisions -- Florida Corporate Law."


     In addition, Summit's Articles of Incorporation authorize the issuance of 5,000,000 shares of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without the need for shareholder approval, to issue preferred stock with dividend, liquidation, conversion or other rights that could adversely affect the voting power or the rights of the holders of the Common Stock. In the event of issuance, such preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change of control of Summit. In connection with the Plan of Conversion, Summit will issue 1,639,836 of such preferred stock shares as the Series A Preferred Stock, the terms of which are described herein. See "DESCRIPTION OF CAPITAL STOCK -- Preferred Stock."


BENEFITS OF CONVERSION TO AN OFFICER AND DIRECTOR


     In connection with the Acquisition on January 16, 1996, the Florida DOI issued a consent order (the "JANUARY CONSENT ORDER") requiring that William B. Bull, who currently is the President, Chief Executive Officer and a director of the Company and at that time was a principal shareholder as well as President and Chief Executive Officer of SHC, personally indemnify ESIF up to a maximum of $5.0 million for certain loss, injury or damage to ESIF that may result from the Acquisition. Pursuant to the Order issued by the Florida DOI, Mr. Bull may be relieved of such personal indemnification obligations if the Conversion becomes effective; conversely, if the Conversion is not consummated for any reason, all provisions of the January Consent Order shall be enforceable by the parties thereto. See "THE OFFERINGS -- Subscription Offering -- Interests of Certain Persons." Mr. Bull is not a trustee of ESIF and, therefore, did not vote with respect to approval of the Plan of Conversion by ESIF's Board of Trustees. However, as President and Chief Executive Officer of SHC, Mr. Bull may influence the trustees, and such relief from such personal indemnification obligations could be a factor that influences Mr. Bull's position on the Conversion.



POTENTIAL CONTROL BY LIMITED NUMBER OF SHAREHOLDERS; POSSIBLE DEPRESSIVE EFFECT ON THE PRICE OF SUMMIT'S SECURITIES



     The sale of blocks of shares of Common Stock in excess of the Purchase Limit to one or a small number of purchasers in the Public Offering could vest effective control of the Company in such single purchaser or small number of purchasers through the ownership of a controlling block of the Post Offering Outstanding Shares, assuming the Eligible Policyholders and the Management Group do not subscribe in the aggregate for a substantial number of the Post Offering Outstanding Shares. In such event, such controlling shareholders collectively would have the ability to elect all of the members of the Board of Directors, the power to determine the management of the business and the power to determine the outcome of corporate actions requiring shareholder approval. As a result, potential acquirers may be discouraged from seeking to acquire control of the Company through the purchase of Common Stock, which could have a depressive effect on the price of Summit's securities.


DIRECTOR AND OFFICER INDEMNIFICATION AND EXCULPATION

     The Florida Act authorizes a Florida corporation to indemnify such company's directors, officers, employees and agents. Summit has adopted a Bylaw provision mandating such indemnification for directors, and permitting the Board of Directors to indemnify officers, employees and agents in certain circumstances, to the fullest extent permitted by law. In addition, Summit has entered into agreements with its directors and certain of its executive officers that contractually obligate Summit to provide indemnification. Pursuant to exculpation provisions in Summit's Articles of Incorporation, the personal liability of a director shall be eliminated or limited to the fullest extent of the Florida Act.

EFFECT OF HOLDING COMPANY STRUCTURE; DIVIDENDS


     The Company does not anticipate paying dividends on the Common Stock in the foreseeable future. In addition, the source of funds for payment of dividends by the Company would be dividends paid to it by its subsidiaries. The Florida Insurance Code limits the amount of dividends which the Insurance Subsidiaries may pay to Summit and, in any event, for the foreseeable future Summit expects to cause its subsidiaries to retain all earnings to provide capital for their operations and business. In addition, if any shares of Series A Preferred Stock are outstanding, no dividends may be paid to the holders of Common Stock so long as there are cumulated but unpaid dividends on the Series A Preferred Stock. See "DIVIDEND POLICY" and "BUSINESS -- Regulation -- Financial and Investment Restrictions."

                                  THE COMPANY


     The Company's business was started in 1977, when SCI was formed to establish and administer workers' compensation self-insurance programs for group self-insurance funds that are sponsored and formed by trade associations. Since 1977, SCI has formed three subsidiaries to assist it in providing certain specialized administrative services, including loss control consulting, claims management and reinsurance brokerage. These subsidiaries, together with SCI, comprise the Company's Administrative Subsidiaries. Pursuant to written contracts, the Administrative Subsidiaries currently provide administrative services for the four Funds, which are unrelated to the Company, and for the Company's Insurance Subsidiaries and certain municipalities. See "BUSINESS."



     The Company's Insurance Subsidiaries include Bridgefield (ESIF prior to the Conversion) and Bridgefield Casualty, which write workers' compensation insurance coverages. The Company also includes a reinsurance subsidiary, U.S. Employers Insurance, Inc., a group of healthcare-related companies that were formed to provide such services as managed care in North Carolina and healthcare provider network access in Florida, and Employers Safety Group Association, Inc., the sponsoring trade association for ESIF.



     The Company's primary Insurance Subsidiary, ESIF (which will be Bridgefield after the Conversion), was formed in 1978 as a group self-insurance fund in Florida. Until January 1996, ESIF was unrelated to the Company and was managed by the Administrative Subsidiaries pursuant to a written contract. Effective January 16, 1996, ESIF acquired all of the stock of SHC, a holding company that had been formed to own, directly or indirectly, all of the other corporations comprising the Company at that time. The following chart sets forth the organizational structure of the Company immediately prior to the Conversion:



                            PRIOR TO THE CONVERSION


                           ESIF ORGANIZATIONAL CHART


* Discontinued operations.



     In November 1996, in connection with the pending Conversion, Summit was incorporated for the purpose of becoming a holding company for ESIF and its subsidiaries. Prior to the Conversion, Summit will not engage in any operations and has nominal assets and no liabilities. Summit currently has seven shares of Common Stock issued and outstanding, which are owned one share each by the directors of Summit. Each director paid $11.00 to purchase his share and has executed a written agreement agreeing to sell such share back to Summit on the Effective Date for the same price of $11.00. Pursuant to the Conversion, Summit will issue all of its Common Stock in the Offerings, and ESIF will issue all of its common stock to Summit, thereby becoming a direct wholly owned subsidiary of Summit. Also pursuant to the Conversion, the Company's corporate structure will be simplified to reflect two groups, one comprised primarily of the Administrative Subsidiaries, and one comprised primarily of the Insurance Subsidiaries. The following chart sets forth the organizational structure of the Company following the Conversion:



                            FOLLOWING THE CONVERSION


                           ESIF ORGANIZATIONAL CHART


* Discontinued operations.


                                MARKET FOR STOCK


     There is no established public trading market for the Common Stock of Summit. Summit has applied for approval of its Common Stock to be quoted on the Nasdaq National Market under the symbol "SHSE." Quotation through the Nasdaq National Market requires, among other things, that there be at least two market makers for the Common Stock. Raymond James & Associates, Inc. and ABN AMRO Chicago Corporation, as representatives of the underwriters of the Public Offering (the "REPRESENTATIVES"), have advised Summit that they each intend to make a market in the Common Stock by maintaining bid and asked quotations for the Common Stock so long as the volume of trading justifies such an undertaking. However, there can be no assurance that an established and liquid market for the Common Stock will develop or that quotations will remain available on Nasdaq or otherwise.



     There is no established public trading market for the Series A Preferred Stock, and Summit does not currently intend to seek a listing of the Series A Preferred Stock on any securities exchange or any Nasdaq trading system. Holders of Series A Preferred Stock seeking to sell, transfer or otherwise trade in such securities must do so in private transactions.


                                DIVIDEND POLICY

     Summit has no intention at present to pay dividends on the Common Stock. Any payment of dividends on the Common Stock in the future would be subject to determination and declaration by the Board of Directors of Summit and the availability of funds therefor. Any future dividend payments by Summit would depend upon the Company's debt and equity structure, earnings, need for capital in connection with future acquisitions, and other factors, including economic conditions, regulatory restrictions and tax considerations.

     Should Summit consider paying dividends on the Common Stock in the future, the source of funds for payment of such dividends would be dividends from the Insurance Subsidiaries and the Administrative Subsidiaries to Summit, dependent on such subsidiaries' earnings. Summit currently expects to cause the Insurance Subsidiaries to retain all of their earnings to provide capital for their operations and business. In addition, under the Florida Insurance Code and the Order, the Insurance Subsidiaries may not be permitted to pay cash dividends to Summit generally in excess of 10% of the greater of surplus or net income, without prior approval of the Florida DOI. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity and Capital Resources" and "BUSINESS -- Regulation -- Financial and Investment Restrictions."


     The holders of the Series A Preferred Stock will be entitled to receive, out of funds legally available for the payment of dividends, cash dividends at the rate of 4% per annum. Such dividends will cumulate from the date of issue, whether or not declared by the Board of Directors and whether or not there are funds of Summit legally available for the payment of such dividends. Such dividends will be payable only as and when declared by the Board of Directors; provided, however, that all cumulated but unpaid dividends will be paid upon any redemption of the Series A Preferred Stock or a liquidation of Summit. Further, under the terms of the Series A Preferred Stock, so long as any shares of Series A Preferred Stock are outstanding, no dividends may be paid to the holders of Common Stock unless any cumulated but unpaid dividends on the Series A Preferred Stock have been paid or funds have been set apart for the payment thereof. See "DESCRIPTION OF CAPITAL STOCK -- Preferred Stock -- Series A Preferred Stock."

                                USE OF PROCEEDS


     Assuming that all 5,000,000 shares of Common Stock offered are sold at the Subscription Price, the net proceeds to the Company are expected to be approximately $50.0 million after deducting the estimated expenses of the Conversion, which includes estimated underwriting and sales fees of approximately $3.7 million. In such event, Summit expects to contribute substantially all of such proceeds to Bridgefield to increase their capital to satisfy applicable requirements of the Florida Insurance Code, and the remainder of such proceeds, if any, will be retained by Summit for general corporate purposes. The Conversion is contingent upon the receipt by Summit of net proceeds of approximately $50.0 million which is required to satisfy applicable provisions of the Florida Insurance Code.


                                 CAPITALIZATION


     The following table presents the consolidated capitalization at September 30, 1996 of: (i) ESIF and its subsidiaries on a historical basis, and (ii) the Company as adjusted to reflect the Conversion and the sale of 5,000,000 shares of Common Stock at an assumed price of $11.00 per share and the initial application of the proceeds therefrom, after deducting the estimated expenses of the Offerings. See "USE OF PROCEEDS," "THE CONVERSION" and "DESCRIPTION OF CAPITAL STOCK."



                                                                     SEPTEMBER 30, 1996
                                                   -------------------------------------------------------
                                                                   PRO FORMA ADJUSTMENTS
                                                                  ------------------------
                                                      ESIF        CONVERSION     OFFERINGS
                                                   HISTORICAL        (A)            (B)        AS ADJUSTED
                                                   ----------     ----------     ---------     -----------
                                                                   (DOLLARS IN THOUSANDS)
Long term debt...................................   $ 36,500                                    $  36,500
Equity:
  Preferred stock, $10.00 par value, 5,000,000
     shares authorized; no shares issued and
     outstanding, 1,639,836 shares as adjusted...         --         16,398                        16,398
  Common stock, $.01 par value, 20,000,000 shares
     authorized; 7 shares issued and outstanding,
     5,000,000 shares as adjusted(C).............         --                           50              50
  Additional paid-in capital(C)..................         --                       49,950          49,950
  Retained earnings..............................     24,045        (16,398)                        7,647
  Unrealized appreciation on available for sale
     securities..................................        948                                          948
                                                     -------        -------        ------        --------
     Total equity................................     24,993             --        50,000          74,993
                                                     -------        -------        ------        --------
     Total capitalization........................   $ 61,493             --        50,000       $ 111,493
                                                     =======        =======        ======        ========


---------------


(A) Adjustment relates to the issuance of 1,639,836 shares (par value $10 per share) of Series A Preferred Stock to Eligible Policyholders in connection with the Conversion.


(B) Adjustment relates to the assumed receipt of $50.0 million in net proceeds from the issuance of 5,000,000 shares of Common Stock (par value $0.01 per share).


(C) Does not reflect 500,000 shares reserved for issuance under the Incentive Plan, or 45,000 shares reserved for issuance under the 401(k) Plan. See "EXECUTIVE COMPENSATION -- Incentive Plan" and "-- 401(k) Plan."

                            SELECTED FINANCIAL DATA

EMPLOYERS SELF INSURERS FUND

     The following selected financial data has been taken from, or derived from, ESIF's consolidated financial statements, including the related notes thereto. ESIF's consolidated financial statements as of March 31, 1996 and September 30, 1996, and for the year ended March 31, 1996 and for the six months ended September 30, 1996, have been audited by Ernst & Young LLP, independent auditors, whose reports thereon appear elsewhere in this Prospectus. ESIF's consolidated financial statements as of March 31, 1995 and for the fiscal years ended March 31, 1994 and 1995 have been audited by Brinton & Mendez, certified public accountants, whose report thereon appears elsewhere in this Prospectus. The selected financial data provided as of and for the fiscal years ended March 31, 1992 and 1993 and the six months ended September 30, 1995 are unaudited, but in the opinion of management contain all adjustments, consisting of only normal, recurring accruals, for a fair presentation of the results of such periods. The information set forth below is not necessarily indicative of the results of future operations and should be read in conjunction with the consolidated financial statements and notes thereto.


                                                                                               SIX MONTHS ENDED
                                                 YEAR ENDED MARCH 31,                            SEPTEMBER 30,
                              ----------------------------------------------------------   -------------------------
                                 1992          1993         1994       1995     1996(1)       1995          1996
                              -----------   -----------   --------   --------   --------   -----------   -----------
                              (UNAUDITED)   (UNAUDITED)                                    (UNAUDITED)
                                                              (DOLLARS IN THOUSANDS)
Income Statement Data:
  Premiums earned...........   $ 132,067     $ 181,339    $148,441   $128,489   $114,893    $  63,145     $  49,029
  Net investment income.....      11,683        10,728      10,510     12,205     13,210        7,598         6,363
  Administrative fees.......                        --          --         --      7,665           --        17,432
  Realized investment
    gains...................          --            --          --         --      4,354          919             8
  Other income..............                                              121        205           90           216
                                --------      --------    --------   --------   --------     --------      --------
  Total revenue.............     143,750       192,067     158,951    140,815    140,328       71,752        73,048
  Losses and loss adjustment
    expenses................     103,657       149,177     108,411     69,116     94,844       42,365        32,135
  Other underwriting,
    general and
    administrative
    expenses................      32,787        40,145      37,121     41,546     43,657       21,623        30,532
  Interest expense..........          --            --          --         --        847           --         1,831
  Amortization and
    depreciation............                                                       1,103                      2,499
                                --------      --------    --------   --------   --------     --------      --------
  Income (loss) from
    continuing operations
    before income taxes.....       7,306         2,745      13,419     30,153       (123)       7,764         6,051
  Loss from discontinued
    operations..............          --            --          --         --       (197)          --          (890)
  Net income................   $   6,844     $   2,953    $  8,885   $ 19,163   $    185    $   5,374     $   2,386
                                ========      ========    ========   ========   ========     ========      ========
Other Data:(2)
  Net loss ratio(3).........        78.5%         82.3%       73.0%      53.8%      82.5%        67.1%         65.5%
  Expense ratio(4)..........        24.8%         22.1%       25.0%      32.3%      34.1%        34.2%         33.0%
  Combined ratio(5).........       103.3%        104.4%       98.0%      86.1%     116.6%       101.3%         98.5%


                                                                                                     AS OF
                                                   AS OF MARCH 31,                               SEPTEMBER 30,
                              ----------------------------------------------------------   -------------------------
                                 1992          1993         1994       1995       1996        1995          1996
                              -----------   -----------   --------   --------   --------   -----------   -----------
                              (UNAUDITED)   (UNAUDITED)                                    (UNAUDITED)
                                                                  (IN THOUSANDS)
Balance Sheet Data:
  Cash and invested
    assets..................   $ 147,056     $ 176,931    $201,688   $224,956   $223,517    $ 231,288     $ 213,829
  Premiums receivable.......      42,648        69,197      71,520     50,391     38,093       78,229        67,179
  Reinsurance recoverable...     104,229       105,541      95,851    110,141    111,519      107,451       103,861
  Total assets..............     307,345       373,069     354,546    425,206    492,790      456,012       502,310
  Loss and loss adjustment
    expenses................     304,205       360,425     368,000    367,391    387,632      364,210       378,196
  Debt......................          --            --          --         --     44,000           --        36,500
  Total equity (deficit)....      (9,458)       (6,485)      2,480     20,065     23,154       31,087        24,993

---------------

(1) Includes the Acquisition as of January 16, 1996.
(2) Ratio for Insurance Subsidiaries.

(3) Net loss ratio is the ratio of losses and loss adjustment expenses incurred to premiums earned.


(4) Expense ratio is the ratio of underwriting, general and administrative expenses to premiums earned.


(5) Combined ratio is the sum of the net loss ratio and the expense ratio.

SUMMIT HOLDING CORPORATION

     The following selected financial data for the fiscal years ended December 31, 1992, 1993, 1994 and 1995 have been derived from the historical consolidated financial statements of SHC and subsidiaries, including the related notes thereto, which have been audited by Ernst & Young, LLP, independent auditors, whose report thereon appears elsewhere in this Prospectus. The information set forth below is not necessarily indicative of the results of future operations and should be read in conjunction with the consolidated financial statements and notes thereto.


                                                                YEAR ENDED DECEMBER 31,(1)
                                                         ----------------------------------------
                                                          1992       1993       1994       1995
                                                         -------    -------    -------    -------
                                                                      (IN THOUSANDS)
Income Statement Data:
  Gross service fees...................................  $61,675    $70,814    $73,833    $64,090
  Interest income......................................      149        377        738      1,071
  Direct expenses......................................   29,593     32,972     31,639     27,470
  Compensation and other employee benefits.............   13,371     14,503     15,425     16,616
  Other operating expenses.............................    7,517      7,707      8,218      8,204
  Interest expense.....................................      843      1,610         58         42
  Amortization and depreciation........................    4,729      4,891      4,872      5,112
  Income before income taxes...........................    6,239      9,763     14,555      8,821
  Net income...........................................  $ 3,439    $ 5,929    $ 9,001    $ 5,575
                                                         =======    =======    =======    =======

Other Data:
  EBITDA(2)............................................  $11,662    $15,887    $18,747    $12,904
Cash flow from:
  Operations...........................................  $ 9,411    $11,991    $12,591    $ 7,713
  Investing activities.................................    3,359       (967)    (6,636)      (281)
  Financing activities.................................  (14,047)    (4,510)    (1,200)      (600)
                                                         -------    -------    -------    -------
          Net increase (decrease) in cash and cash
            equivalents................................  $(1,277)   $ 6,515    $ 4,755    $ 6,832
                                                         =======    =======    =======    =======


                                                                  AS OF DECEMBER 31,(1)
                                                         ----------------------------------------
                                                          1992       1993       1994       1995
                                                         -------    -------    -------    -------
                                                                      (IN THOUSANDS)
Balance Sheet Data:
  Cash and invested assets.............................  $   238    $ 6,754    $17,072    $22,198
  Total assets.........................................   32,066     35,672     41,372     43,683
  Current liabilities..................................   20,118     28,503     20,802     18,038
  Debt.................................................    4,510          0          0          0
  Shareholders' equity.................................    7,439     12,168     20,570     25,645

---------------

(1) SHC commenced operations on January 1, 1992; therefore, historical data for 1991 is not applicable.

(2) EBITDA represents earnings before interest, income taxes, depreciation and amortization.

                            PRO FORMA FINANCIAL DATA



     The following pro forma financial data present the historical financial data of ESIF and its subsidiaries on a consolidated basis adjusted to reflect the pro forma effects of the following transactions:



          (1) January 1996 Acquisition of SHC by ESIF;



          (2) Conversion of ESIF from a group self-insurance fund to a stock insurance company; and



          (3) Issuance of Common Stock and Series A Preferred Stock in the Offerings.



     The pro forma financial statements presented are:



  Balance Sheet as of September 30, 1996



     The unaudited pro forma consolidated balance sheet as of September 30, 1996 presents the historical balance sheet of ESIF. Pro forma adjustments, as described in the related notes, give effect to the Conversion and the Offerings as if they had been effective at September 30, 1996.



  Statement of Income for the Year Ended March 31, 1996



     The unaudited pro forma consolidated statement of income for the year ended March 31, 1996 presents the historical operating results of ESIF (including operating results of SHC from its Acquisition date of January 16, 1996) and the historic operating results of SHC for the period April 1, 1995 to January 15, 1996. Pro forma adjustments give effect to the Acquisition of SHC, the Conversion and the Offerings as if they had occurred on April 1, 1995.



  Statement of Income for the Six Months Ended September 30, 1995



     The unaudited pro forma consolidated statement of income for the six months ended September 30, 1995 presents the historical operating results of ESIF and SHC. Pro forma adjustments give effect to the Acquisition of SHC, the Conversion and the Offerings as if they had occurred on April 1, 1995.



  Statement of Income for the Six Months Ended September 30, 1996



     The unaudited pro forma consolidated statement of income for the six months ended September 30, 1996 presents the historical operating results of ESIF. Pro forma adjustments give effect to the Conversion and the Offerings as if they had occurred on April 1, 1995.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET


                               SEPTEMBER 30, 1996



                                                                   PRO FORMA ADJUSTMENTS
                                                    EMPLOYERS     ------------------------
                                                  SELF INSURERS   CONVERSION      OFFERING
                                                      FUND           (A)            (B)        PRO FORMA
                                                  -------------   ----------      --------     ---------
                                                                  (DOLLARS IN THOUSANDS)
                                                 ASSETS
Investments.....................................    $ 206,218      $      --      $ 50,000(D)  $ 256,218
Cash and cash equivalents.......................        7,611             --            --         7,611
Premiums receivable.............................       67,179             --            --        67,179
Accounts receivable.............................        3,102             --            --         3,102
Reinsurance recoverable.........................      103,861             --            --       103,861
Recoverable from Florida Special Disability
  Trust Fund....................................       21,138             --            --        21,138
Excess of cost over net assets of business
  acquired......................................       47,925             --            --        47,925
Deferred income taxes...........................       17,446             --            --        17,446
Other assets....................................       27,830             --            --        27,830
                                                     --------       --------       -------      --------
          Total assets..........................    $ 502,310      $      --      $ 50,000     $ 552,310
                                                     ========       ========       =======      ========

                                  LIABILITIES AND SHAREHOLDERS EQUITY
Liabilities:
  Loss and loss adjustment expenses.............    $ 378,196             --            --     $ 378,196
  Debt..........................................       36,500             --            --        36,500
  Unallocated policyholder remittances..........       46,000             --            --        46,000
  Accounts payable..............................       10,532             --            --        10,532
  Other liabilities.............................        6,089             --            --         6,089
                                                     --------       --------       -------      --------
          Total liabilities.....................      477,317             --            --       477,317
Equity:
  Preferred stock...............................           --         16,399(C)         --        16,399
  Common stock..................................           --             --            50(D)         50
  Additional paid-in capital....................           --             --        49,950(D)     49,950
  Retained earnings.............................       24,045        (16,399)(C)        --         7,646
  Unrealized appreciation on available for sale
     securities.................................          948             --            --           948
                                                     --------       --------       -------      --------
          Total equity..........................       24,993             --        50,000            --
                                                     --------       --------       -------      --------
          Total liabilities and shareholders
            equity..............................    $ 502,310      $      --      $ 50,000     $ 552,310
                                                     ========       ========       =======      ========



          See notes to pro forma condensed consolidated balance sheet.

            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET


                               SEPTEMBER 30, 1996



(A) Assumes that the Conversion of ESIF from a group self-insurance fund to a stock insurance company occurred as of September 30, 1996.



(B) Assumes that $50.0 million in net proceeds (minimum amount expected to be received) from the issuance of 5,000,000 shares of Common Stock is received as of September 30, 1996.



(C) Adjustment relates to the issuance of 1,639,836 shares (par value $10 per share) of Series A Preferred Stock to Eligible Policyholders in connection with the Conversion.



(D) Adjustment relates to the assumed receipt of $50.0 million in net proceeds from the issuance of 5,000,000 shares of Common Stock (par value $0.01 per share).

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                      FOR THE YEAR ENDED MARCH 31, 1996(A)



                                                    (B)             (C)
                                               EMPLOYERS SELF  SUMMIT HOLDING   PRO FORMA
                                               INSURERS FUND    CORPORATION    ADJUSTMENTS     PRO FORMA
                                               --------------  --------------  -----------     ---------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues:
  Premiums earned.............................    $114,893        $     --      $      --      $ 114,893
  Net investment income.......................      13,210           1,026          3,125(D)      15,499
                                                                                   (1,855)(E)
                                                                                       (7)(F)
  Realized investment gains...................       4,354              --             --          4,354
  Administrative fees.........................       7,665          49,040        (19,358)(G)     37,347
  Other income................................         206             921           (921)(F)        206
                                                  --------         -------       --------       --------
          Total revenue.......................     140,328          50,987        (19,016)       172,299
                                                  --------         -------       --------       --------
Expenses:
  Losses and loss adjustment expenses.........      94,844              --             --         94,844
  Other underwriting, general, and
     administrative expenses..................      43,657          40,489        (19,358)(G)     63,008
                                                                                   (1,780)(F)
  Interest expense............................         847              30          3,101(H)       3,978
  Amortization and depreciation...............       1,103           4,033            341(I)       5,340
                                                                                     (137)(F)
                                                  --------         -------       --------       --------
          Total expenses......................     140,451          44,552        (17,833)       167,170
                                                  --------         -------       --------       --------
Income from continuing operations before
  income taxes................................        (123)          6,435         (1,183)         5,129
Income taxes (benefit)........................        (505)          2,356           (367)(J)      1,484
                                                  --------         -------       --------       --------
Income from continuing operations.............    $    382        $  4,079      $    (816)     $   3,645
                                                  ========         =======       ========       ========
Income from continuing operations per common
  share.......................................                                                 $    0.60
                                                                                                ========
Weighted average common shares outstanding....                                                 5,000,000



       See notes to pro forma condensed consolidated statement of income.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME


                       FOR THE YEAR ENDED MARCH 31, 1996



(A)  Assumes the Acquisition and the Conversion occurred on April 1, 1995.



(B) Includes historical data for ESIF and subsidiaries for the year ended March 31, 1996 on a consolidated basis and includes SHC for the period January 16, 1996 through March 31, 1996.



(C)  Includes SHC for the period April 1, 1995 through January 15, 1996.



(D) Adjustment relates to investment earnings (at an assumed rate of 6.25%) on $50.0 million in net proceeds (minimum amount expected to be received, assuming the issuance of 5,000,000 common shares).



(E) Adjustment relates to the effect on investment income of foregone investment earnings on $26.0 million paid by ESIF and on $11.5 million of SHC capital distributed to SHC shareholders in connection with the Acquisition at an assumed interest rate of 6.25%.



(F) Adjustment relates to a decrease in revenue and operating expenses attributable to the disposition of Carolina Summit Healthcare, Inc. ("CAROLINA SUMMIT") and discontinued operations of Meritec.



(G) Adjustment relates to elimination of administrative fees paid by ESIF to SHC.



(H) Adjustment relates to interest expense from the financed portion of the Acquisition assuming scheduled interest rates ranging from 7% to 9.5%.



(I) Adjustment represents the net of the reversal of the amortization of SHC's historical intangible assets and the amortization of the goodwill, customer contracts, and developed software capitalized in the Acquisition. Amortization periods assumed are as follows: goodwill -- 25 years; customer contracts -- 10 years; and developed software -- 5 years. Such intangible asset amortization is not tax deductible. The components of the amortization adjustment are as follows:



                                                                     AMORTIZATION EXPENSE
                                                               ---------------------------------
                                                               HISTORIC   PRO FORMA   ADJUSTMENT
                                                               --------   ---------   ----------
                                                                        (IN THOUSANDS)
        Goodwill.............................................   $  297     $ 1,572     $  1,275
        Customer contracts...................................    1,821         523       (1,298)
        Developed software...................................      633         997          364
                                                                ------      ------        -----
                                                                $2,751     $ 3,092     $    341
                                                                ======      ======        =====



(J) Adjustment relates to the total income tax effect of adjustments (D) through (I).

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                 FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1995(A)


                                                                    (D)
                                                    (C)           SUMMIT
                                               EMPLOYERS SELF     HOLDING      PRO FORMA
                                               INSURERS FUND    CORPORATION   ADJUSTMENTS       PRO FORMA
                                               --------------   -----------   -----------      ------------
                                                       (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
Revenues:
  Premiums earned............................     $ 63,145        $    --      $      --        $   63,145
  Net investment income......................        7,598            494          1,563(E)          8,482
                                                                                  (1,173)(G)
  Realized investment gains..................          919             --             --               919
  Administrative fees........................                      32,558        (12,573)(F)        19,985
  Other income...............................           90            529           (361)(J)           258
                                                   -------        -------       --------           -------
          Total revenue......................       71,752         33,581        (12,544)           92,789
Expenses:
  Losses and loss adjustment expenses........       42,365             --             --            42,365
  Other underwriting, general and
     administrative expenses.................       21,623         25,707        (12,573)(F)        34,034
                                                                                    (723)(J)
  Interest expense...........................           --             16          2,013(I)          2,029
  Amortization and depreciation..............           --          2,529            216(H)          2,698
                                                                                     (47)(J)
                                                   -------        -------       --------           -------
          Total expenses.....................       63,988         28,252        (11,114)           81,126
                                                   -------        -------       --------           -------
  Income from continuing operations before
     income taxes............................        7,764          5,329         (1,430)           11,663
  Income taxes...............................        2,390          1,962           (480)(K)         3,872
                                                   -------        -------       --------           -------
Income from continuing operations............     $  5,374        $ 3,367      $    (950)       $    7,791
                                                   =======        =======       ========           =======
Income from continuing operations per common
  share......................................                                                   $     1.49
                                                                                                   =======
Weighted average common shares outstanding...                                                    5,000,000



       See notes to pro forma condensed consolidated statement of income.

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                 FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1996(B)


                                                               (C)
                                                          EMPLOYERS SELF    PRO FORMA
                                                          INSURERS FUND    ADJUSTMENTS      PRO FORMA
                                                          --------------   -----------     ------------
                                                             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE
                                                                            AMOUNTS)
Revenues:
  Premiums earned.......................................     $ 49,029        $    --        $   49,029
  Net investment income.................................        6,363          1,563(E)          7,846
                                                                                 (80)(J)
  Realized investment gains.............................            8             --                 8
  Administrative fees...................................       17,432             --            17,432
  Other income..........................................          216             --               216
                                                              -------         ------           -------
          Total revenue.................................       73,048          1,483            74,531
                                                              -------         ------           -------
Expenses:
  Losses and loss adjustment expenses...................       32,135             --            32,135
  Other underwriting, general, and administrative
     expenses...........................................       30,532           (684)(J)        29,848
  Interest expense......................................        1,831                            1,831
  Amortization and depreciation.........................        2,499            (20)(J)         2,479
                                                              -------         ------           -------
          Total expenses................................       66,997           (704)           66,293
                                                              -------         ------           -------
  Income from continuing operations before income
     taxes..............................................        6,051          2,187             8,238
  Income taxes..........................................        2,400            801(K)          3,201
                                                              -------         ------           -------
Income from continuing operations.......................     $  3,651        $ 1,386        $    5,037
                                                              =======         ======           =======
Income from continuing operations per common share......                                    $     0.94
                                                                                               =======
Weighted average common shares outstanding..............                                     5,000,000



       See notes to pro forma condensed consolidated statement of income.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
          FOR THE SIX MONTH PERIODS ENDED SEPTEMBER 30, 1995 AND 1996

(A)  Assumes the Acquisition and the Conversion occurred on April 1, 1995.


(B)  Assumes the Conversion occurred on April 1, 1995.


(C) Includes historical information for ESIF and subsidiaries for the six months ended September 30, 1995 and 1996, respectively, on a consolidated basis.

(D)  Includes SHC for the period April 1, 1995 through September 30, 1995.


(E) Adjustments relate to investment earnings (at an assumed of 6.25%) on $50.0 million in net proceeds (minimum amount expected to be received, assuming the issuance of 5,000,000 common shares).


(F)  Adjustment relates to elimination of fees paid by ESIF to SHC.


(G) Adjustment relates to the effect on investment income of foregone investment earnings on $26.0 million paid by ESIF and on $11.5 million of SHC capital distributed to SHC shareholders in connection with the Acquisition, at an assumed interest rate of 6.25%.



(H) Adjustment represents the net of the reversal of the amortization of SHC's historical intangible assets and the amortization of the goodwill, customer contracts, and developed software capitalized in the Acquisition. Amortization periods assumed are as follows: goodwill -- 25 years; customer contracts -- 10 years; and developed software -- 5 years. Such intangible asset amortization is not tax deductible. The components of the amortization adjustment are as follows:



                                                                     AMORTIZATION EXPENSE
                                                               ---------------------------------
                                                               HISTORIC   PRO FORMA   ADJUSTMENT
                                                               --------   ---------   ----------
                                                                        (IN THOUSANDS)
        Goodwill.............................................   $  187     $   993      $  806
        Customer contracts...................................    1,150         330        (820)
        Developed software...................................      400         630         230
                                                                ------      ------       -----
                                                                $1,737     $ 1,953      $  216
                                                                ======      ======       =====


(I) Adjustment relates to interest expense from the financed portion of the Acquisition assuming scheduled interest rates ranging from 7% to 9.5%.

(J) Adjustment relates to decrease in revenue and operating expenses attributable to the disposition of Carolina Summit.

(K) Adjustment relates to the total income tax effect of adjustments (E) through (J).

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following analysis of the consolidated results of operations and financial condition of the Company should be read in conjunction with "SELECTED CONSOLIDATED FINANCIAL DATA," the Consolidated Financial Statements and the accompanying Notes to the Consolidated Financial Statements included elsewhere herein.

OVERVIEW

     The Company's managed care workers' compensation insurance operations are comprised of primarily the Administrative Subsidiaries and the Insurance Subsidiaries. The Company's income is generated principally from three sources: fees earned from the management of the Funds, underwriting profits derived from premiums earned on insurance policies written by the Insurance Subsidiaries, and investment income generated by invested assets related to insurance underwriting.

     Prior to the Acquisition, ESIF and SHC were non-affiliated and historical results are therefore not necessarily indicative of future financial results. Although SHC (through its wholly owned subsidiary, SCI) had provided all administrative and management services required to operate ESIF since ESIF's inception in 1978, the two organizations had different financial objectives and reported historical financial results independently. ESIF used a fiscal year ending on March 31, and SHC used a fiscal year ending on December 31. As a result of the Acquisition, SHC became a wholly owned subsidiary of ESIF, and management began to implement an integrated strategic plan.

     All of the Company's insurance policies are written for entities located in Florida, and a significant portion of the Company's administrative services are provided to entities operating in Florida. See "RISK FACTORS -- Concentration in a Single State." Effective January 1, 1994 (with subsequent certain amendments), Florida enacted new legislation (the "NEW FLORIDA LAW") that changed the underwriting environment for workers' compensation by, among other things: (i) limiting certain benefits that must be provided; (ii) eliminating wage loss benefits in favor of a system of benefits based upon a schedule of impairment ratings plus supplemental benefits; (iii) obligating employers to rehire injured workers; (iv) adopting new procedures for dispute resolution designed to reduce litigation costs; and (v) redefining permanent impairment.

     In addition, the New Florida Law authorized insurers and self-insured groups to apply to the Florida DOI for permission to offer premium credits of up to 10% from January 1, 1994 through December 31, 1996 to insured employers who participated in approved managed care arrangements and, effective January 1, 1997, required insured employers to participate in managed care arrangements. The New Florida Law also authorized premium credits for insured employers who participate in safety and drug-free workplace programs. In response to the New Florida Law, which was expected to result in savings to self-insured groups and insurers, the Florida DOI ordered a 10.6% overall rate decrease, effective January 1, 1994. In addition, the New Florida Law eliminated the residual market assessment that was levied against insurance companies to support the involuntary workers' compensation market and replaced it with a self-funded joint underwriting association. As a result, the financial obligation of funding deficits in the residual market mechanism was shifted from traditional insurance entities to employers who are insured by the joint underwriting association. While the long term impact of the New Florida Law cannot be determined, the Company believes that it has resulted in: (i) a more competitive workers' compensation market in Florida; (ii) conversions by some of the larger self-insured groups to traditional insurance entities; and (iii) loss portfolio transfers by self-insured groups to insurance companies.

     Effective for insurance policies written or renewing on and after January 1, 1997, self-insured groups and insurers will no longer be authorized to offer insured employers the 10% managed care premium credit allowed under the New Florida Law. Based in part upon the elimination of the managed care premium credit and upon other rate-making factors, the Florida DOI has ordered an 11.2% overall workers' compensation insurance rate reduction, which will apply to policies written or renewing on and after January 1, 1997.

     The Company believes that it can improve its return on invested capital following the Conversion through growth in its core workers' compensation business. Key aspects of the Company's business strategy following the Conversion include: (i) continued use of both self-insurance and indemnity products; (ii) emphasis on profitable underwriting results; (iii) proactive implementation of managed care; (iv) leveraging of administrative services capabilities; (v) emphasis on excellent customer service; and (vi) geographic expansion in the South.


     The Company is in the process of disposing of two subsidiaries whose businesses are unrelated to workers' compensation and no longer fit within the Company's overall business strategy. The Company has reached an agreement to sell for cash its health maintenance organization, Carolina Summit. The purchase price will be net book value, approximately $745,000, and the sale is expected to be consummated in the first quarter of 1997. The Company has discontinued all operations of its computer software subsidiary, Meritec, and is in the process of liquidating that entity. See "BUSINESS -- Disposal of Business" and notes 18 and 19 of the notes to the consolidated financial statements. Neither the sale of Carolina Summit nor the liquidation of Meritec is expected to have a material effect on the Company's results of operations.


     The discussion below in "Results of Operations" is divided into three segments: (i) a comparison of fiscal years ended March 31, 1994, 1995 and 1996 for ESIF, including SHC after the date of the Acquisition; (ii) a comparison of the six-month periods ended September 30, 1995 and 1996 for ESIF on a consolidated basis; and (iii) a comparison of fiscal years ended December 31, 1993, 1994 and 1995 for SHC.

RESULTS OF OPERATIONS

COMPARISON OF FISCAL YEARS ENDED MARCH 31, 1994, 1995 AND 1996 FOR ESIF

     REVENUE. Revenue was $159.0 million, $140.8 million and $140.3 million for the fiscal years ended March 31, 1994, 1995 and 1996, respectively. Revenue declined for the fiscal year ended March 31, 1995, primarily due to a $20.0 million decrease in premiums earned. Revenue declined by $0.5 million for the fiscal year ended March 31, 1996, primarily due to a decrease in premiums earned of $13.6 million, which was offset by the addition of $7.6 million in administrative fees as a result of the Acquisition and an increase in realized investment gains of $4.4 million. Set forth below is a discussion of the composition of revenues for the periods indicated.

                                                                      YEAR ENDED MARCH 31,
                                                                 ------------------------------
                                                                   1994       1995       1996
                                                                 --------   --------   --------
                                                                         (IN THOUSANDS)
Premiums earned................................................  $148,441   $128,489   $114,893
Net investment income..........................................    10,510     12,205     13,210
Realized investment gains......................................        --         --      4,354
Administrative fees............................................        --         --      7,665
Other income...................................................        --        121        206
                                                                 --------   --------   --------
          Total revenue........................................  $158,951   $140,815   $140,328
                                                                 ========   ========   ========


     Premiums Earned. Premiums earned decreased by $20.0 million, or 13.4%, for the year ended March 31, 1995, and decreased by $13.6 million, or 10.6%, for the year ended March 31, 1996. These declines in premiums resulted in large part from: (i) lost accounts due to the market's increasing preference for non-assessable products; (ii) increased competition; (iii) the effects of increasing participation in the premium credit programs; and (iv) a refinement in estimation of accrued retrospective premiums which reduced reported premiums for the fiscal year ended March 31, 1996 by approximately $9.3 million. In order to more accurately estimate the accrued retrospective premium amounts, the Company's estimation methodology was revised in 1996 such that individual member premium and loss data was utilized in its calculation. Prior thereto, ESIF estimated its accrued retrospective premiums using aggregate premium loss data.

     As discussed in the table below, in the fiscal years ended March 31, 1994, 1995 and 1996, the premium credit programs in the aggregate accounted for approximately $3.9 million, $11.4 million and $14.1 million, respectively, in credits.

                                                                      YEAR ENDED MARCH 31,
                                                                 ------------------------------
                                                                   1994       1995       1996
                                                                 --------   --------   --------
                                                                         (IN THOUSANDS)
Managed care credits...........................................  $     --   $  6,144   $  8,811
All other credits..............................................     3,908      5,279      5,250
                                                                 --------   --------   --------
          Total premium credits................................  $  3,908   $ 11,423   $ 14,061
                                                                 ========   ========   ========

     The premium credits that ESIF has paid for managed care utilization have been larger during the past two years than all other credits combined. The percentage of ESIF's covered employers participating in the managed care credit program was greater than 80% as of December 31, 1996. In January 1997, the 10% managed care premium credit was eliminated and a 11.2% premium rate reduction for new and renewal policies became effective.

     Net Investment Income. Net investment income increased from $10.5 million for the fiscal year ended March 31, 1994, to $12.2 million for the fiscal year ended March 31, 1995, and to $13.2 million for the fiscal year ended March 31, 1996. These increases were due in part to increases in total cash and invested assets from $201.7 million for the fiscal year ended March 31, 1994 to $223.5 million in the fiscal year ended March 31, 1996 and in part to improved yields on ESIF's investment portfolio. The investment income generated from the municipal bond portion of the portfolio was $3.2 million for the fiscal year ended March 31, 1996.

     Realized Investment Gains. Realized investment gains increased from zero for the fiscal year ended March 31, 1994, to a de minimis amount for the fiscal year ended March 31, 1995, to $4.4 million for the fiscal year ended March 31, 1996. These gains resulted from the sale of certain invested assets to finance the Acquisition.

     Administrative Fees. The Administrative Subsidiaries generate administrative fees primarily through contracts with the Funds, pursuant to which the Administrative Subsidiaries provide marketing, underwriting, claims administration, loss control and policy administration services. Fees are generally based on a percentage of each Fund's premiums. For the period beginning on the date of the Acquisition, January 16, 1996, and ending on March 31, 1996, the administrative fees were $7.7 million.

     LOSSES AND EXPENSES. ESIF's losses and expenses decreased from $145.5 million for the fiscal year ended March 31, 1994 to $110.7 million for the fiscal year ended March 31, 1995 and increased to $140.5 million for the fiscal year ended March 31, 1996. Set forth below is a breakdown of the total annual expenses.

                                                                      YEAR ENDED MARCH 31,
                                                                 ------------------------------
                                                                   1994       1995       1996
                                                                 --------   --------   --------
                                                                         (IN THOUSANDS)
Losses and loss adjustment expenses............................  $108,411   $ 69,116   $ 94,844
Underwriting, general and administrative expenses..............    37,121     41,546     43,657
Interest expense...............................................        --         --        847
Amortization and depreciation..................................        --         --      1,103
                                                                 --------   --------   --------
          Total losses and expenses............................  $145,532   $110,662   $140,451
                                                                 ========   ========   ========


     Losses and Loss Adjustment Expenses. ESIF establishes reserves to cover its estimated liabilities for losses from claims and for loss adjustment (claim settlement) expenses ("LAE"). Such loss reserves are established by management based upon, among other factors: (i) results of actuarial reviews which incorporate ESIF's experience with similar cases, estimates of future claim trends, and historical trends such as recurring loss payment and reporting patterns, claim closures, and product mixes; (ii) facts known to ESIF; and (iii) regulatory requirements. Losses and LAE incurred for the fiscal year ended March 31, 1994 were $108.4 million compared to $69.1 million for the fiscal year ended March 31, 1995 and $94.8 million for the fiscal year ended March 31, 1996. Prior to the fiscal year ended March 31, 1995, management had recorded certain reserves in excess of reserve levels required by actuarial reports because the actuarial estimates fund years 1991 and earlier had a history of increasing (or "developing") as the fund years matured and more actual loss data became known. During the fiscal year ended March 31, 1995, ESIF began to record reserves at levels primarily supported by actuarial reviews. Since the actuarial estimates had by that time evidenced a trend of loss increase (or "development") with the maturity of the fund years. These development trends are reflected in the table below captioned "Development of Actuarial Net Loss Ratios," which shows that the loss ratios for 1991 increased with the passage of time, but the loss ratios for later years have increased only slightly and, in some cases, decreased. This change based on development trends, together with a reduction in premiums earned and a lower actuarial loss ratio, resulted in a $39.3 million decrease in incurred losses for the fiscal year ended March 31, 1995 as compared to fiscal year ended March 31, 1994. The subsequent increase of $25.7 million in losses and LAE for the fiscal year ended March 31, 1996 was primarily the result of revised actuarial estimates for prior years. The loss ratio for the fiscal years ended March 31, 1994, 1995 and 1996 was 73.0%, 53.8% and 82.5%, respectively, or an average of 69.8%.


     The following table shows loss and LAE ratios computed on an actuarial basis which excludes the effects of adjustments for prior years. As a result, these loss ratios may be more indicative of current underwriting results. The actuarial loss and LAE ratios in the following table indicate a downward trend for the fiscal years ended March 31, 1992 to 1996, which ESIF believes reflects the impact of managed care and other cost containment programs.

                  DEVELOPMENT OF ACTUARIAL NET LOSS RATIOS(1)

                                                                   YEAR ENDED MARCH 31,
                                                       ---------------------------------------------
                                                       1991    1992    1993    1994    1995    1996
                                                       -----   -----   -----   -----   -----   -----
Actuarial loss & loss adjustment expense ratios......   66.8%   67.0%   59.8%   55.8%   59.8%   60.4%
One year later.......................................   67.1    64.8    56.2    53.8    58.7
Two years later......................................   66.9    61.6    61.0    54.3
Three years later....................................   70.3    64.2    60.7
Four years later.....................................   75.3    64.7
Five years later.....................................   76.8

---------------

(1) Actuarial net loss ratios are from actuarial reports filed with the Florida Department of Labor and Employment Security and the Florida DOI. Actuarial net loss ratios are based on modified and discount manual premium.

     Underwriting, General and Administrative Expenses. The increase in ESIF's expenses from $37.1 million to $41.5 million in the fiscal year ended March 31, 1995 was primarily due to four factors: (i) higher administrative taxes; (ii) higher SDTF assessments; (iii) the introduction and operation of state-wide managed care programs; and (iv) the increase in commission expenses. Underwriting, general and administrative expenses increased to $43.7 million during the fiscal year ended March 31, 1996 primarily due to the Acquisition.

     Interest Expense. For the fiscal years ended March 31, 1994 and 1995, ESIF had no interest expense. In connection with the Acquisition, SHC borrowed $44.0 million from the Bank, and, as a result, interest expense on a consolidated basis for the fiscal year ended March 31, 1996 was $0.8 million.

     Amortization and Depreciation. For the fiscal years ended March 31, 1994 and 1995, ESIF had no amortization or depreciation expense. In connection with the Acquisition, SHC recorded certain intangibles including software, noncompete agreements, customer contracts and goodwill. For the fiscal year ended March 31, 1996, amortization of these intangible assets was $1.1 million. The expense associated with amortization of these intangible assets is not deductible for federal income tax purposes.

     NET INCOME. Net income was $8.9 million, $19.2 million and $0.2 million for the fiscal years ended March 31, 1994, 1995 and 1996, respectively. The increase in net income of $10.3 million for the fiscal year ended March 31, 1995 resulted primarily from a reduction in ESIF's reserves partially offset by a decrease in premiums earned. The $19.0 million decrease in net income for the fiscal year ended March 31, 1996 resulted from decreased premiums as well as increased losses and LAE.

COMPARISON OF HISTORICAL RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1995 AND 1996 FOR ESIF

     REVENUE. Revenue for the six months ended September 30, 1995 was $71.8 million as compared with $73.0 million for the six months ended September 30, 1996. SHC generated $17.4 million in administrative fees in the six months ended September 30, 1996. The following table analyzes the composition and change in revenues.

                                                                            SIX MONTHS ENDED
                                                                              SEPTEMBER 30,
                                                                           -------------------
                                                                            1995        1996
                                                                           -------     -------
                                                                             (IN THOUSANDS)
Premiums earned..........................................................  $63,145     $49,029
Net investment income....................................................    7,598       6,363
Realized investment gains................................................      919           8
Administrative fees......................................................       --      17,432
Other income.............................................................       90         216
                                                                           -------     -------
          Total revenue..................................................  $71,752     $73,048
                                                                           =======     =======

     Premiums Earned. Premiums earned for the six months ended September 30, 1996 decreased by $14.1 million to $49.0 million. This loss in premium was due to the market's increased preference for non-assessable products and the increase in participation in mandated premium credit programs, which premium credits totaled $9.6 million for the six months ended September 30, 1996 as compared to $6.1 million for the six months ended September 30, 1995. As noted, the percentage of ESIF's covered employers participating in the managed care credit program was greater than 80% as of December 31, 1996. In January 1997, the 10% managed care premium credit was eliminated and a 11.2% premium rate reduction for new and renewal policies became effective.

     Net Investment Income. Net investment income decreased by $1.2 million primarily due to the reduction in invested assets related to the Acquisition.

     Administrative Fees. SCI generated $17.4 million in administrative fees through its contracts with administrative clients for the six months ended September 30, 1996. Administrative fees represent 23.9% of total revenue for the six-month period and are expected to provide additional future revenues through SCI's contracts with clients in Florida, Louisiana and Kentucky.

     LOSSES AND EXPENSES. ESIF's losses and expenses increased from $64.0 million for the six months ended September 30, 1995 to $67.0 million for the six months ended September 30, 1996. Set forth below is a discussion of the expenses for the period.

                                                                            SIX MONTHS ENDED
                                                                              SEPTEMBER 30,
                                                                           -------------------
                                                                            1995        1996
                                                                           -------     -------
                                                                             (IN THOUSANDS)
Losses and loss adjustment expenses......................................  $42,365     $32,135
Underwriting, general and administrative expenses........................   21,623      30,532
Interest expense.........................................................       --       1,831
Amortization and depreciation............................................       --       2,499
                                                                           -------     -------
          Total losses and expenses......................................  $63,988     $66,997
                                                                           =======     =======


     Losses and Loss Adjustment Expenses. Losses and LAE incurred for the six months ended September 30, 1995 were $42.4 million compared to $32.1 million for the six months ended September 30, 1996. The loss ratio decreased from 67.1% for the six months ended September 30, 1995 to 65.5% for the six months ended September 30, 1996. This decrease was the result of favorable loss development.

     Underwriting, General and Administrative Expenses. Underwriting, general and administrative expenses increased by $8.9 million primarily due to the Acquisition. The SHC portion of underwriting, general and administrative expenses was $15.1 million, which indicates a reduction of $6.2 million in underwriting, general and administrative expenses for ESIF.

     The adjusted expense ratio decreased slightly from 34.2% on September 30, 1995 to 32.6% on September 30, 1996. It should be noted that the Florida Department of Labor administrative tax has decreased retrospectively from 3.15% to 2.50%, effective July 1996. Furthermore, the ongoing expenses related to managed care approvals should decrease as ESIF's managed care network continues to service more of the existing policyholder base, thereby reducing delivery costs.

     Interest Expense. Interest expense increased $1.8 million for the six months ended September 30, 1996 from zero for the six months ended September 30, 1995. Interest expense resulted from the $44.0 million of debt incurred by SHC to fund the Acquisition.

     Amortization and Depreciation. For the six months ended September 30, 1996, amortization and depreciation expense of $2.5 million was recorded primarily in connection with intangible assets acquired in the Acquisition. The expense associated with amortization of the intangible assets, which is expected to be approximately $3.9 million per year, is not deductible for federal income tax purposes.

     NET INCOME. Income from continuing operations for the six months ended September 30, 1996 was $3.7 million compared to $5.4 million for the six months ended September 30, 1995. ESIF had $1.3 million of non-recurring charges in September 1996 which included the disposition of discontinued operations and conversion costs.

COMPARISON OF FISCAL YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995 FOR SHC

     REVENUE. Revenue for the fiscal years ended December 31, 1993, 1994 and 1995 was $70.8 million, $73.8 million and $64.1 million, respectively. Gross service fee (administrative fee) revenue received from ESIF and the Funds is computed as a percentage of ESIF's and the Funds' premiums. Such revenue is recognized by SHC in proportion to ESIF's and the Funds' recognition of premiums earned. SHC is required to pay certain direct expenses that are a percentage of the premiums earned by ESIF and the Funds. Such direct expenses principally include agents' commissions, reinsurance premium costs, association fees and administrative taxes. Subsequent to the Acquisition, direct expenses are included in underwriting, general and administrative expenses in ESIF's consolidated financial statements. The changes in revenue for each of the three years are as follows:

                                                              YEAR ENDED DECEMBER 31,
                                                         ----------------------------------
                                                           1993         1994         1995
                                                         --------     --------     --------
                                                                   (IN THOUSANDS)
    Gross service fees.................................  $ 70,814     $ 73,833     $ 64,090
    Direct expenses....................................   (32,972)     (31,639)     (27,470)
    Net service fees...................................    37,842       42,194       36,620
    Investment and other income........................       632          934        2,175
                                                          -------      -------      -------
              Total revenue............................  $ 38,474     $ 43,128     $ 38,795
                                                          =======      =======      =======

     Net Service Fees. Net service fees increased from $37.8 million in 1993 to $42.2 million in 1994 and decreased by $5.6 million to $36.6 million for the fiscal year ended December 31, 1995. The decline in net service fees for this period is due to a proportional decrease in gross service fees and direct expenses during 1995, principally attributable to a decrease in premiums earned by ESIF and the Funds. In 1994, SHC's net service fee revenue included a $3.3 million one-time reimbursement.


     Investment and Other Income. Investment income for the fiscal years ended 1993, 1994 and 1995 was $0.4 million, $0.7 million and $1.0 million, respectively. Included in other income are software consulting and maintenance fees totaling approximately $0.9 million for the fiscal year ended December 31, 1995. These fees are associated with the Company's subsidiary, Meritec, which was purchased in July 1995. The disposition of Meritec is expected to be completed by December 31, 1996.

     EXPENSES. Expenses for the fiscal years ended December 31, 1993, 1994 and 1995 are as follows:

                                                                YEAR ENDED DECEMBER 31,
                                                            -------------------------------
                                                             1993        1994        1995
                                                            -------     -------     -------
                                                                    (IN THOUSANDS)
    Compensation and employee benefits....................  $14,503     $15,425     $16,616
    Other operating expenses..............................    7,707       8,218       8,204
    Interest expense......................................    1,610          58          42
    Depreciation and amortization.........................    4,891       4,872       5,112
                                                             ------      ------      ------
              Total expenses..............................  $28,711     $28,573     $29,974
                                                             ======      ======      ======

     Compensation and Employee Benefits. Compensation and employee benefits increased by $0.9 million to $15.4 million for the fiscal year ended December 31, 1994 compared to $14.5 million for 1993. The increase was principally attributable to increased payroll costs, combined with increased group life and health insurance costs. Compensation and employee benefits increased by $1.2 million to $16.6 million for the fiscal year ended December 31, 1995 compared to $15.4 million for 1994, primarily as a result of increased payroll costs coupled with the addition of employees resulting from the purchase of Meritec, effective July 1995.

     Interest Expense. Interest expense decreased by $1.6 million or 96.4% to approximately $58,000 for the fiscal year ended December 31, 1994 compared to $1.6 million for 1993. In 1993, interest expense included $1.5 million for the buyout of the Capital Appreciation Rights agreement related to a revolving loan agreement.


     Amortization and Depreciation. Amortization of intangibles for the fiscal years ended 1993, 1994 and 1995 was $4.1 million, $4.1 million and $4.3 million, respectively. Intangible assets were originally established in connection with the acquisition of SCI from Alexander and Alexander Services, Inc. ("A&A") on January 1, 1992.


     NET INCOME. Net income for the fiscal years ended 1993, 1994 and 1995 was $5.9 million, $9.0 million and $5.6 million, respectively. The increase in net income for 1994 as compared to 1993 of $3.1 million or 52.5% is due primarily to a one-time reimbursement from one of the Funds, Louisiana Employers Safety Association Self Insurers Fund, for $3.3 million. The decrease in net income for 1995 of $3.4 million, or 37.8%, is due primarily to lower administrative fee income which is attributable to a decrease in Fund premiums.

LIQUIDITY AND CAPITAL RESOURCES


     The Company has historically met its cash requirements and financed its growth principally through cash flows generated from operations. The Insurance Subsidiaries' primary sources of cash flows are premiums earned, investment income and the proceeds from the sale or maturity of invested assets. The Administrative Subsidiaries' primary source of cash flow is service fees generated from ESIF and the Funds. The cash requirements of the Insurance Subsidiaries are primarily for the payment of claims, commissions, and reinsurance premiums and management fees to SCI and the purchase of investment securities. The cash requirements of the Administrative Subsidiaries are primarily for the payment of salaries, employees benefits, debt obligations and other operating expenses. Due to the uncertainty regarding settlement of unpaid claims, the liquidity requirements of the Company vary, and the Company has attempted to structure its investment portfolio to take into account the historical payout patterns. See "BUSINESS -- Investment Portfolio." The Company purchases reinsurance to mitigate the effect of large claims and help stabilize demands on its liquidity. See "BUSINESS -- Reinsurance."


     As part of the Acquisition, SHC incurred debt of which, at September 30, 1996, consisted of a term loan in the amount of $34.5 million and $2.0 million which was outstanding under the revolving line of credit. Scheduled quarterly payments for the term loan began on September 30, 1996 and extend through June 30, 2002, with principal payments totaling approximately $1.6 million, $3.8 million, $4.6 million, $9.0 million, $10.0 million and $4.0 million due in calendar years 1997, 1998, 1999, 2000, 2001 and 2002, respectively.


     The Company has executed a credit agreement with the Bank pursuant to which, upon consummation of the Conversion, the existing debt will be restructured. Under such new credit facility, as of the Effective Date, the term loan will be $33.0 million and the revolving line of credit will be $5.0 million. The annual principal payments (which are payable in quarterly installments) will be $2.3 million, $5.0 million, $5.6 million, $7.6 million, $9.1 million and $3.4 million in each of calendar years 1997, 1998, 1999, 2000, 2001 and 2002, respectively. The Company anticipates that its debt obligations will be satisfied from the cash flow generated by the Administrative Subsidiaries.



     For the years ended March 31, 1995 and 1996, net cash provided by operating activities was $13.3 million and $13.3 million, respectively, while net cash used in investing activities was $12.3 million and $49.6 million, respectively. The increase in cash used in investing activities is related to the Acquisition and the assumption of debt in connection therewith. The Company expects to redeem the Series A Preferred Stock from future surpluses in excess of statutorily required capital.



     The Company's balance sheets as of March 31, 1996 and September 30, 1996 reflect $20.1 million and $21.1 million, respectively, of recoverables from the SDTF. The Company received $5.6 million and $4.3 million in actual recoveries from the SDTF for the fiscal year ended March 31, 1996 and the six months ended September 30, 1996, respectively. The SDTF has not failed to make payments on accepted claims and the Company has no reason to believe that the SDTF will fail to meet its obligations to pay accepted claims in the future, although there can be no assurance. If the SDTF is discontinued, the Company believes that the existing reimbursement obligations of the SDTF would become general obligations of the State of Florida, although there is no assurance that a reviewing court would adopt that view. The SDTF has made no acknowledgment with regard to the enforceability of its reimbursement obligations to insurers such as the Company. See "BUSINESS -- Regulation -- Special Disability Trust Fund."



     As a self-insurance fund, ESIF recorded for statutory reporting an asset of $42.9 million, $47.3 million and $46.9 million at March 31, 1995, March 31, 1996 and September 30, 1996, respectively, for future investment income determined by discounting loss and loss adjustment expense reserves at a statutory prescribed rate. Upon conversion to a stock insurance company Bridgefield will be permitted to record discounts only on permanent disability cases. The amount of such discount is estimated at approximately $4.9 million, $4.7 million and $4.2 million at March 31, 1995, March 31, 1996 and September 30, 1996, respectively. ESIF's statutory basis surplus as a self-insurance fund was approximately $20.5 million at September 30, 1996. Upon conversion to a stock insurance company, and assuming $50.0 million of estimated net proceeds from the Offerings, plus $5.5 million of additional statutory capital which will result from reorganization, Bridgefield's statutory basis surplus as a stock insurance company would be approximately $33.3 million at September 30, 1996. Such capital and surplus is considered adequate to satisfy the requirements of the Florida Insurance Code.


     The NAIC has recently adopted risk-based capital standards to establish the capital requirements of an insurance carrier based upon the risks inherent in its operations. The standards, which have not yet been adopted in Florida, require the computation of a risk-based capital amount which is then compared to a carrier's actual total adjusted capital. The computation involves applying various financial factors to address four primary risks: asset risk, insurance underwriting risk, credit risk and off-balance sheet risk. These standards provide for regulatory intervention when the percentage of total adjusted capital to authorized control level risk-based capital is below certain levels. Upon the conversion to a stock insurance company and the recapitalization, the Company expects to exceed such risk-based capitalization levels, as recommended by the NAIC.

     The Company's Insurance Subsidiaries are subject to state insurance laws and regulations that limit the amount of dividends or distributions that may be paid by an insurance company to its shareholders. Pursuant to the Florida Insurance Code, the Insurance Subsidiaries may not, without the prior approval of the Florida DOI, pay to their shareholders dividends or other distributions of cash or property, the total fair market value of which exceeds generally the lesser of 10% of surplus or net income, not including realized capital gains. In addition, the Order issued by the Florida DOI in connection with the Conversion requires that all dividends or distributions by the Insurance Subsidiaries be approved by the Florida DOI in advance, but the Order states that approval will be given for any dividend or distribution otherwise complying with the Florida Insurance Code. As a consequence of these legal restrictions and other business considerations, the amount of dividends that may be paid by the Insurance Subsidiaries to Summit may be limited, which may in turn limit the amount of cash available to Summit for servicing its debt and other purposes.

LOSSES AND LOSS ADJUSTMENT EXPENSE

     Beginning in 1994, workers' compensation insurers in Florida were permitted to settle both the medical and indemnity portions of a claim; previously, an insurer was not permitted to limit its exposure for lost wage expenses by settling with the injured employee for a lump sum. ESIF undertook a claims settlement initiative in 1994, which reduced outstanding claims amounts and favorably impacted ESIF's losses and LAE for the fiscal year ended March 31, 1994 and subsequent periods. ESIF actively continues to try to settle all aspects of each claim.

     The Company's consolidated financial statements include estimated reserves for unpaid losses and LAE. The reserves for these expenses are estimated using individual case-basis valuations and statistical analyses and represent estimates of the ultimate gross and net costs of all unpaid losses and LAE incurred through the Balance Sheet date of each period presented. Those estimates are subject to the effects of trends in claim severity and frequency. The Company's estimates are continually reviewed and, as experience develops and new information becomes known, the reserves are adjusted as necessary. Adjustments, including increases and decreases, are included in current operations net of reinsurance, and in the estimate of reserves for insured events of prior periods.

     Since its inception and continuing through January 1989, ESIF claims were adjusted and managed by Adjustco, Inc. ("ADJUSTCO"), an independent claims adjusting company, under the supervision of SCI. Adjustco was responsible for establishing, monitoring and updating case-based loss reserves used to set loss reserves for ESIF's financial statements. In January 1989, SCI discontinued the contract with Adjustco and performed such claims adjustment functions through its wholly owned subsidiary, Summit Claims Management, Inc. ("SCM"). In subsequent periods, such Adjustco loss reserves have proved deficient resulting in significant reserve increases for losses incurred prior to 1989. Adverse loss reserve development has significantly decreased for the years since SCM performed the claims management functions.

     The following table shows changes in historical loss reserves for ESIF for the fiscal year ended March 31, 1987 and subsequent years. The top line of the table shows the reserves for estimated unpaid losses and LAE recorded at each fiscal year end. Each amount in the top line represents the estimated amount of losses and LAE for the losses occurring in that year as well as future payments on claims occurring in prior years. The upper (cumulative amount paid) portion of the table presents the amounts paid as of subsequent years on those losses for which reserves were carried as of each specific year. The lower (reserves re-estimated) portion shows the reestimated amounts of the previously recorded reserves based on experience as of the end of each succeeding year. The estimate changes as more information becomes known about the actual losses for which the initial reserves were carried. An adjustment to the carrying value of unpaid losses for a prior year will also be reflected in the adjustments for each subsequent year. For example, an adjustment made in the fiscal year ended March 31, 1995 for loss reserves in the fiscal year ended March 31, 1992 will be reflected in the re-estimated ultimate net loss for each of the fiscal years ended March 31, 1992 through March 31, 1995. The cumulative redundancy (deficiency) line represents the cumulative change in estimates since the initial reserve was established. It is equal to the difference between the initial reserve and the latest reserves re-estimated amount.

            ANALYSIS OF LOSS AND LOSS ADJUSTMENT EXPENSE DEVELOPMENT



                                                             FISCAL YEAR ENDED MARCH 31,
                     -----------------------------------------------------------------------------------------------------------
                       1987       1988       1989       1990       1991       1992       1993       1994       1995       1996
                     --------   --------   --------   --------   --------   --------   --------   --------   --------   --------
                                                               (DOLLARS IN THOUSANDS)
Reserves for losses
  and LAE at end of
  period...........  $ 37,297   $ 57,300   $124,425   $168,608   $207,353   $164,399   $251,748   $260,531   $238,985   $250,363
Cumulative paid as
  of
  One year later...  $ 23,190   $ 40,028   $ 57,482   $ 74,481   $ 88,815   $ 71,364   $ 73,839   $ 71,915   $ 64,882
  Two years
    later..........    42,031     70,077    100,883    133,064    138,546    118,326    122,411    114,097
  Three years
    later..........    54,469     92,466    135,490    160,896    170,259    149,424    149,175
  Four years
    later..........    63,986    110,856    146,825    176,483    190,179    165,628
  Five years
    later..........    70,433    119,024    151,683    185,759    199,556
  Six years
    later..........    72,985    123,810    154,668    189,948
  Seven years
    later..........    75,390    126,776    158,802
  Eight years
    later..........    76,457    130,904
  Nine years
    later..........    78,730
Reserves re-estimated as of end of year
  One year later...  $ 47,627   $101,405   $140,492   $183,938   $200,237   $228,556   $231,759   $234,166   $247,785
  Two years
    later..........    68,549    112,475    155,440    178,390    235,515    209,306    232,455    243,431
  Three years
    later..........    70,736    126,109    161,012    214,234    229,571    220,163    241,769
  Four years
    later..........    76,275    131,975    181,370    209,498    236,861    230,088
  Five years
    later..........    78,412    148,033    178,170    208,800    246,100
  Six years
    later..........    86,978    145,749    177,402    215,588
  Seven years
    later..........    85,771    143,717    184,346
  Eight years
    later..........    83,725    148,595
  Nine years
    later..........    87,695
Cumulative redundancy (deficiency)
  Dollars..........  $(50,398)  $(91,295)  $(59,921)  $(46,980)  $(38,747)  $(65,689)  $  9,979   $ 17,100   $ (8,800)
  Percentage.......   -135.13%   -159.33%    -48.16%    -27.86%    -18.69%    -39.96%      3.96%      6.56%     -3.68%

Net reserves for losses and LAE at end of year.................................................    260,531    238,985    250,363
Add: Impact of reinsurance for FASB 113........................................................    121,463    108,440    107,092
     Impact of implied Special Disability Trust Fund recoverables..............................     15,531     24,836     31,376
     Unallocated LAE assumed through the Acquisition...........................................         --         --      3,398
Less: Discount on reserves.....................................................................     (4,730)    (4,875)    (4,668)
Other..........................................................................................        (11)         5         71
                                                                                                  --------   --------   --------
Gross reserves for losses and LAE at end of year (GAAP basis)..................................   $392,784   $367,391   $387,632
                                                                                                  ========   ========   ========



     The table above evidences a generally favorable trend in the cumulative redundancy (deficiency) from the year ended March 31, 1988 through the year ended March 31, 1995, with a significant exception to this generally favorable trend occurring only in the year ended March 31, 1992. The Company attributes these generally favorable results primarily to changes in regulations over the years that have curbed benefit costs and facilitated earlier closing of cases in some circumstances. The improved results also are due in part to improved information on which to base estimates of reserves for losses and LAE and subsequent re-estimates of reserves in the years since 1992. These factors contributed to redundancies in 1993 and 1994 and a small deficiency in 1995.

     The following table contains summary reconciliations of the beginning and ending insurance reserves, displayed individually for each of the three most recent fiscal years and for the six months ended September 30, 1996:


                                                   YEAR ENDED MARCH 31,        SIX MONTHS ENDED
                                              ------------------------------    SEPTEMBER 30,
                                                1994       1995       1996           1996
                                              --------   --------   --------   ----------------
                                                               (IN THOUSANDS)
    Net reserves for losses and LAE at
      beginning of year.....................  $251,751   $260,520   $238,990       $250,434
    Add provision for claims occurring in:
      The current year......................   118,889     94,520     84,058         35,663
      Prior years...........................   (10,478)   (25,404)    10,786         (3,528)
                                              --------   --------   --------       --------
    Incurred losses during the current
      year..................................   108,411     69,116     94,844         32,135
    Deduct payments for claims occurring in:
      The current year......................    17,704     16,857     15,432          3,565
      Prior years...........................    81,938     73,789     67,968         30,665
                                              --------   --------   --------       --------
    Claim payments during the current
      year..................................    99,642     90,646     83,400         34,230
    Net reserves for losses and LAE at end
      of year...............................   260,520    238,990    250,434        248,339
    Add: Impact of reinsurance for FASB
      113...................................   121,463    108,440    107,092        102,966
          Impact of implied Special
          Disability Trust Fund
          recoverables......................    15,531     24,836     31,376         28,832
          Unallocated LAE assumed through
          the Acquisition of Summit.........        --         --      3,398          2,864
    Less: Discount on reserves..............    (4,730)    (4,875)    (4,668)        (4,235)
                                              --------   --------   --------       --------
    Gross reserves for losses and LAE at end
      of year (GAAP basis)..................  $392,784   $367,391   $387,632       $378,196
                                              ========   ========   ========       ========



     The September 30, 1996 reserves of $378.2 million for losses and LAE as determined under GAAP were $127.5 million more than the reserves of $250.7 million as recorded on the statutory financial statements provided to state regulatory authorities. The difference is an increase of $102.4 million for reserves recoverable from third-party reinsurance carriers, a decrease for discounting of the indemnity portion of permanent disability claims of $4.2 million, and an increase of $28.8 million for the impact of implied disability trust fund recoverables that reduce reserves for statutory reporting. An asset of $21.1 million has been recorded as of September 30, 1996 based on ESIF's historical collection experience and the amount of claims identified as subject to SDTF recovery. Furthermore, reinsurance recoverables included in the Balance Sheet are increased by $8.4 million as a result of calculating such recoverables using loss and LAE reserves gross of SDTF.



     The Company has recorded $17.8 million in accrued recoverables from SDTF as of September 30, 1995 and $21.1 million for the six months ended September 30, 1996. The Company received $2.2 million for the six months ended September 30, 1995 and $4.3 million for the six months ended September 30, 1996. In order to quantify the amounts recoverable from the SDTF, ESIF reviewed its claims that have been identified as subject to SDTF recovery considering ESIF's historical recovery experience on claims submitted to the SDTF. In addition, ESIF estimated the amount of claims it expects to recover over the next four years based on actual collection experience for the most recent three years, and discounted the expected recoveries using an appropriate interest rate. The amounts reflected as recoverables from the SDTF were based on the discounted expected collection amounts rather than on the total claims identified as subject to SDTF recovery. Accordingly, there is an implicit valuation allowance of approximately $8.0 million reflected in the recorded SDTF recoverable amounts. ESIF believes it will be reimbursed over a number of years. See "RISK FACTORS -- Possible Underfunding of Florida Special Disability Trust Fund." Although during the 40 year history of the SDTF it has paid reimbursements it has determined were eligible for reimbursement, there can be no assurance that reimbursements will continue to be repaid. If the SDTF were to discontinue, ESIF believes the most likely run-off procedure would be for it not to accept new claims after some date certain. If this should occur, ESIF believes that because of the backlog of filed and accepted claims already in the system, the impact on the Balance Sheet would be manageable. However, discontinuation of the SDTF, or changes in its operations which decrease the availability of recoveries from the SDTF, increase the SDTF assessments payable by ESIF, prohibit ESIF from including estimated future recoveries on its financial statements or limit the amount that may be so included, could have a material adverse effect on ESIF's business, financial condition or results of operations. If the SDTF is discontinued, the Company believes that the existing reimbursement obligations of the SDTF would become general obligations of the State of Florida although there is no assurance that a reviewing court would adopt that view. The SDTF has made no acknowledgment with regard to the enforceability of its reimbursement obligations to insurers such as the Company.

                                    BUSINESS

OVERVIEW

     The Company provides a variety of managed care workers' compensation products and services to employers and self-insured employer groups primarily in Florida, as well as in Louisiana and Kentucky. Through the Company's Administrative Subsidiaries, the Company provides administrative services for the Funds, for the Insurance Subsidiaries and for certain municipalities. These administrative services include most aspects of daily operations of the Funds and the Insurance Subsidiaries, including sales and marketing, underwriting, claims administration, loss control and policy administration. These services are provided for a fee, with the Company generally receiving a percentage of premiums. The Administrative Subsidiaries do not assume any underwriting risk of the Funds, entities formed to provide workers' compensation coverage for self-insured employer groups on a pooled basis.


     The Insurance Subsidiaries, which include Bridgefield and Bridgefield Casualty, underwrite and assume the underwriting risk with respect to workers' compensation insurance policies for Florida employers of all sizes, primarily in the construction, manufacturing, wholesale and retail, and service industries. As of September 30, 1996, the Company's insurance products and administrative services are provided to approximately 15,500 employers representing approximately $219.0 million in premiums, including approximately $102.0 million in premiums attributable to the Funds and $117.0 million in premiums attributable to the Insurance Subsidiaries ($110.0 million in the case of Bridgefield and $7.0 million in the case of Bridgefield Casualty).


     The Company's approach to managed care workers' compensation is to select responsible employers for coverage, assist such employers in creating a safe work place, and proactively manage claims, thereby returning employees to work promptly and minimizing losses. Employers' safety programs are monitored by the Company's staff of approximately 25 loss control field representatives who visit an employer's work place on at least an annual basis. Reported claims are proactively managed by the Company so that employees receive prompt care by healthcare professionals which are part of the Company's provider network. The Company's claims management professionals direct care through the provider network, monitor employee treatment and progress toward returning to work and perform utilization and peer review to control costs. The Company's approach to managed care workers' compensation has produced an average net ultimate loss ratio for ESIF during the three fiscal years ended March 31, 1996 of 69.8%, which is better than the national average of 75.0% during the period 1993 through 1995, based on information published by A.M. Best. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS,"
"-- Strategy" and "-- Managed Care."

INDUSTRY

     Workers' compensation benefits are state-mandated and regulated programs that generally require employers to provide medical benefits and wage replacement to employees injured at work, regardless of fault. In the event an employee suffers a work-related injury, workers' compensation coverage will pay the medical benefits associated with such injury, regardless of whether the injured employee participates in any other health or medical benefits program. Each individual state has a regulatory and adjudicatory system that quantifies the level of wage replacement to be paid, determines the level of medical care required to be provided and the cost of permanent impairment, and provides whether the injured employee or the employer has certain options in selecting healthcare providers. State laws generally require two types of benefits for injured employees: (i) medical benefits that include expenses related to diagnosis and treatment of the injury, as well as rehabilitation, if necessary, and (ii) indemnity payments that consist of temporary wage replacement, permanent disability payments or death benefits to surviving family members. To fulfill this mandated financial obligation, virtually all employers are required to either purchase workers' compensation insurance from a private insurance carrier, a state-sanctioned assigned risk pool or a self-insurance fund (an entity that allows employers to obtain workers' compensation coverage on a pooled basis, typically subjecting each employer to joint and several liability for the entire fund) or, if permitted by their state, to self-insure.

     The Florida workers' compensation market accounted for more than 90% of the Company's total revenue for the fiscal year ended March 31, 1996 (on a pro forma basis after giving effect to the Conversion). Florida is the fourth largest state in terms of population behind California, New York and Texas and, according to the Florida DOI, the Florida workers' compensation market approximated $3.2 billion in premiums in 1995. Approximately 62% of Florida's population is between the ages of 15 and 64, generally considered the employment pool subject to workers' compensation requirements. Over half of Florida's employment is in the service and wholesale/retail trade sectors, with manufacturing, construction and agriculture following (in order of size) to make up the bulk of the remainder of the state's employment base. Based upon data reported by the NAIC, had ESIF been a stock insurance company on December 31, 1995, it would have been one of the five largest workers' compensation insurers in Florida, based on the amount of direct premiums earned. See "RISK
FACTORS -- Concentration in a Single State."

STRATEGY


     The Company believes that the Conversion provides new opportunities for improving its return on invested capital through growth in its core workers' compensation business. Following the Conversion, the Company will be able to offer both self-insurance and traditional indemnity products, which will improve its ability to service its markets. In addition, as a stock corporation, the Company may have access to additional capital to finance growth by acquisition and to expand into other geographic markets (subject to any necessary regulatory approvals). Key aspects of the Company's business strategy following the Conversion include:


     Continued Use of Both Self-Insurance and Indemnity Products. The Company will continue to offer workers' compensation products and services to its employer customers through both management of self-insured employer groups and issuance of traditional indemnity insurance policies. The Company believes that its ability to offer both self-insurance and indemnity services and products will enable it to compete more effectively in its current markets, and will provide it with flexibility for responding to changes in its current markets and expanding into additional markets.

     Emphasis on Profitable Underwriting Results. The Company has historically focused on underwriting results, achieving what it believes are excellent loss results due to its integrated system of coordinating major aspects of workers' compensation product management. The Company intends to continue to emphasize maintaining strong underwriting results in an effort to provide a competitive workers' compensation coverage package, to control costs and to maximize return on invested capital.

     Proactive Implementation of Managed Care. Managed care will continue to be a key part of the Company's overall approach to effective management of workers' compensation claims. The Company believes that its use of managed care techniques in combination with selective underwriting enables the Company to provide high quality and cost-effective care to injured employees, while at the same time lowering overall insurance costs.

     Leveraging of Administrative Services Capabilities. The Company's systems, procedures and organizational structure are designed to provide effective, high quality administrative services to multiple workers' compensation entities. The Company intends to continue pursuing opportunities to further leverage its administrative services through management of additional self-insurance funds, indemnity insurance carriers and self-insured governmental entities located throughout the South.

     Emphasis on Excellent Customer Service. The Company believes that the offering of workers' compensation insurance products and services is best implemented and managed through emphasis on customer service and frequent contact with both employer customers and independent sales agents. The Company intends to continue emphasizing excellent customer and sales support services.


MANAGED CARE


     Over the past eight years, the Company has implemented a managed care approach to workers' compensation. The Company's managed care strategy reduces costs through loss prevention, early intervention and proactive management of claims. The Company's focus on loss prevention includes helping employers establish workplace safety programs, making on-site visits to the workplace and coordinating among the Company's underwriting, loss control, claims management and sales and marketing groups. Once a claim occurs, the Company's early intervention procedures enable the Company to identify injuries that have the potential of resulting in significant expenses and controlling these expenses from the outset. The Company generally uses a three-point contact system with the goal of contacting each of the injured employee, the employer and the health care provider within 24 hours after notification of an initial claim. The Company's SMART(TM) (Summit Medical Alert Reaction Team) coordinates a medical claim from inception to completion in order to provide quality health care to the injured employee so that he or she may return to work as quickly as possible. The Company believes returning an employee to the job quickly is an effective means of controlling indemnity payments for lost wages, typically the largest component of workers' compensation costs as well as medical expenses.

     The Company directs claimants to healthcare providers that are part of the Company's managed care networks. These networks currently include healthcare providers who have contracted with Heritage/Summit Healthcare of Florida, Inc., the Company's wholly owned provider network subsidiary, or with Vincam Occupational Health Systems, Inc., an unaffiliated provider network. These arrangements currently give the Company access to healthcare providers in every county in Florida, including approximately 2,000 total practitioners and hospitals. The Company is currently one of four workers' compensation companies with approved managed care provider networks in every Florida county. With such networks, the Company emphasizes the use of cost control measures such as utilization review. The Company's total managed care approach, including early intervention, proactive claims management and use of provider networks, in combination with state-mandated fee schedules, has resulted in the Company reducing the amount it pays for medical bills submitted by an average of 44%.

PRODUCTS AND SERVICES

     The Company's operations are comprised of two general types: (i) administrative services provided by the Administrative Subsidiaries, and (ii) insurance coverage underwritten by the Insurance Subsidiaries.

     Administrative Services. The Company provides a full range of management and administrative services for the Funds and for certain municipalities. The Company's Administrative Subsidiaries also provide these services for the Insurance Subsidiaries. The services include those needed to manage an integrated workers' compensation program, including sales and marketing, underwriting, claims management, loss control and policy administration.

          Claims Management. The Company's claims management group consists of approximately 170 claims adjusters based at the Company's headquarters and 12 field claims adjusters. The Company believes that it has developed a sophisticated, efficient claims management system which facilitates the prompt resolution of claims. On average, each claims adjuster has a case load of 125 outstanding claims, which the Company believes is a contributing factor in reducing and controlling claims costs. Claims adjusters electronically track the progress of claims filed and issue regular reviews on the status of cases. On a bi-monthly basis, claims personnel review selected cases for changes in status and adjustments to case-specific reserves. In order to provide consistent service and build customer relationships, the Company assigns claims adjusters by geographic territory. However, given the special considerations related to medical claims, the Company has established a designated medical claims management group which is utilized for medical related claims in all territories.

          Underwriting and Loss Control. The Company's services include assisting the Funds, the Insurance Subsidiaries and other clients with formulating their underwriting guidelines and then implementing those guidelines on behalf of the client. Management believes that one of the Company's most valuable services for its clients, and one of the ways that the Company is able to minimize its own insurance risks, is the Company's general practice of recommending for membership in a Fund, or for issuance of a policy, those employers who fit the Company's underwriting criteria. Prior to recommending that the client or the Insurance Subsidiaries accept a risk, the Company's underwriters review the employer's prior loss experience and safety record, premium payment and credit history, employment classifications and physical operation. As part of the Company's ongoing loss control efforts, each employer undergoes a semi-annual review of its coverage.

     After accepting an employer for workers' compensation coverage, the second phase is to help the employer manage its safety risks. The Company employs a staff of approximately 25 loss control field representatives whose goals include visiting new employees within 90 days of coverage. Loss control professionals complete training programs upon joining the Company, and many come with certifications and professional designations for loss control and safety. Loss control representatives assist employers in developing and monitoring safety programs to reduce work related injuries and health hazards. After evaluating an employer's loss profile, a loss control field representative will help develop a loss control program and establish accident reporting and claims investigation protocol. A primary objective for field representatives is to educate employers on necessary safety systems and health issues which will enable the employers to manage their own risk.

     In an effort to evaluate the underwriting process and provide an early warning system, the underwriting department, in cooperation with the loss control department, produces a monthly computer-generated report identifying specific employers where excessive losses have occurred. Triggered by these reports, loss control representatives inspect the employer's operations and issue recommendations based on their findings. Further, loss control representatives conduct periodic spot checks to determine the effectiveness of specific recommendations.

          Sales and Marketing. All of the Company's products and the Fund memberships are sold through independent insurance agents. The Company's sales and agency relations department and telemarketing department work with more than 1,000 independent insurance agencies. The Company's agency executives are sales professionals who work closely with the larger agencies, maintaining regular communications with the agencies and keeping them up to date on the Company's products and services, as well as developments and trends in workers' compensation insurance. The Company's telemarketing representatives maintain contact with the smaller agencies by telephone, keeping those agencies informed about products, services and trends. Often, the Company's agency executives work with the independent agents in making presentations to potential clients. The sales department is responsible for maintaining the record of accounts for each agent and ensuring that proper commissions are paid in a timely manner. Sales conferences and seminars are held regularly for agents and their staffs.

     The Company's creative services department supports the sales and agency relations functions. This seven-person department functions as an in-house advertising agency to produce brochures, newsletters, posters, videos and other visual presentations to assist the independent agents, and in turn their clients, in understanding how the Company's products and services can satisfy an employer's workers' compensation insurance needs. The creative services department also provides a service to members of the Funds by informing them about developments in safety, claims and other areas of workers' compensation through internally generated newsletters and articles in trade publications.

          Policy Administration. It is an objective of the Company to provide every insured and Fund member and their employees with timely and quality service. The Company maintains a group of approximately 30 client service personnel who answer all incoming client telephone calls and handle other requests for customer support. These personnel coordinate with the sales force and field personnel, and they are responsible for maintaining a client database. In addition, the Company has a group of approximately 20 persons who perform premium audits, working both internally at the Company's headquarters and in the field at client sites. These auditors are responsible for making certain that the payrolls and job classifications for each insured and Fund member are accurately reflected in the premium amounts charged for coverage. The field auditors generally conduct a premium audit for every insured and Fund member on an annual basis. Separately, the Company has a team of approximately 15 individuals who handle collections and disputes related to premiums.

          Primary Customers. The Company's primary customers for its administrative services are its own Insurance Subsidiaries and the four Funds, including the Florida Retail Federation Self Insurers Fund ("FRF"), the Louisiana Employers Safety Association Self Insurers Fund ("LESA"), the Louisiana

Retailers Association Self Insurers Fund ("LRA"), and the Kentucky Retail Federation Self Insurers Fund ("KRF"). SCI assisted with the formation of and became the administrator for FRF, LRA and LESA in 1979, 1980 and 1982, respectively. SCI became the administrator of KRF in 1995. None of the Funds are related to the Company, except that certain of the directors of Summit are trustees of certain of the Funds, as described in "MANAGEMENT OF THE
COMPANY -- Compensation Committee Interlocks and Insider Participation" and "CERTAIN TRANSACTIONS." Each of the Funds was formed at the direction of a particular trade association, and each is a trust organized and operated under provisions of applicable state law. Each Fund has a board of trustees, but no officers or employees, and the board of trustees of each Fund has contracted with SCI to perform most aspects of the daily operations of such Fund.



     Each Fund has executed a written administrator's contract with SCI which defines the services to be performed by SCI and the fee to be paid by the Fund. These contracts are intended to be (i) long-term in nature, with initial terms of between two and five years and provisions for automatic renewal, and (ii) terminable by the Funds for "good cause," which is generally defined to mean a failure by SCI to perform its obligations under the contract or SCI's fraud or bankruptcy, with such default by SCI not being cured within a 90-180 day period after notice from the Fund. For these reasons and because the Funds have no employees and the Company manages all aspects of their relationships with agents and members, the Company believes that it would be difficult for the Funds to cancel their contracts with the Company or move the business to a new administrator. The Company intends to continue providing the administrative services that it currently provides, and it has no reason to believe that its relationships with any of the Funds will be adversely affected by the Conversion. The Funds have no equity or other type of ownership interest in the Company and, therefore, are not entitled to participate in the Conversion.


     The following table presents the Company's annual administrative fee revenues received from each Fund:

                                                                 YEAR ENDING DECEMBER 31,
                                                                ---------------------------
                                                                 1993      1994      1995
                                                                -------   -------   -------
                                                                      (IN THOUSANDS)
    FRF.......................................................  $32,196   $31,104   $28,990
    LESA......................................................    8,708     8,000     6,035
    LRA.......................................................    4,573     4,595     3,904
    KRF.......................................................       --        --       294
                                                                -------   -------   -------
              Total...........................................  $45,477   $43,699   $39,223
                                                                =======   =======   =======

     Such annual administrative fee revenues are generally a contractually agreed upon percentage of each Fund's premiums. Out of such annual administrative fees, the Company is required to pay certain direct expenses, including agents commissions, premium taxes and reinsurance premiums.

     The following describes certain information about each of the four Funds:


          Florida Retail Federation Self Insurers Fund. FRF was established in 1979 as a workers' compensation self-insurance fund targeted specifically to retailers, service providers, wholesalers and retail-related businesses in Florida. As of September 30, 1996, FRF had approximately 7,300 member employers and annual premiums in excess of $80.0 million. FRF memberships renew each year on January 1.



          Louisiana Employers Safety Association Self Insurers Fund. LESA was established in 1982 and currently provides coverage to over 800 member employers in Louisiana. As of September 30, 1996, LESA had annual premiums of approximately $12.0 million. LESA memberships renew each year on April 1.



          Louisiana Retailers Association Self Insurers Fund. LRA was established in 1980 as a workers' compensation self-insurance fund targeting specifically wholesalers and retail-related businesses in Louisiana. As of September 30, 1996, LRA had over 1,250 retail member employers and annual premiums of approximately $9.0 million. LRA memberships renew each year on July 1.

          Kentucky Retail Federation Self Insurers Fund. KRF is a workers' compensation self-insurance fund for selected Kentucky retail businesses, and SCI assumed administration of KRF in August 1995. As of September 30, 1996, KRF had over 1,100 members and annual premiums of approximately $3.0 million. KRF memberships renew each year on January 1.



     Insurance Operations. Prior to the Conversion, ESIF was one of the largest workers' compensation self-insurance funds in Florida, with approximately 5,000 member employers and approximately $110.0 million in annual premiums as of September 30, 1996. ESIF's policies renew each year on April 1.


     ESIF has maintained a relatively steady risk distribution of business groups. A breakdown of all business segments is shown below:

                            ESIF'S RISK DISTRIBUTION
                              AS OF MARCH 31, 1996

                                                                  APPROXIMATE%  OF TOTAL
                               INDUSTRY                              PREMIUMS WRITTEN
        ------------------------------------------------------  ---------------------------
        Construction..........................................               41%
        Manufacturing.........................................               18%
        Wholesale and retail..................................               15%
        Service...............................................               14%
        Transportation........................................                7%
        Agriculture...........................................                5%
                                                                            ---
                  Total.......................................              100%
                                                                            ===

     During 1995, in an effort to compete with those workers' compensation insurers who issue non-assessable policies, the Company formed Bridgefield Casualty, which is licensed to underwrite property/casualty insurance in Florida and is capitalized with $5.7 million of cash and invested assets. Bridgefield Casualty began offering a non-assessable workers' compensation policy in Florida effective January 1, 1996, and as of September 30, 1996 had written approximately 400 such policies representing approximately $6.7 million of annual premiums. Subject to receipt of licensing approvals, Bridgefield Casualty intends to begin selling non-assessable workers' compensation policies in Louisiana. Future plans also include possible workers' compensation offerings in other states as well as other property/casualty products offered to members of the Funds.

     The Company's products and rating plans encompass a continuum of options designed to fit the needs of its insured employers and employer groups. The basic product, accounting for approximately 70% of the Insurance Subsidiaries' premiums in force at March 31, 1996, is a guaranteed cost contract, in which the premium for each employer is set in advance and varies only based upon changes in the client's operations or payroll. In return, the Company agrees to assume statutorily imposed obligations of the employer to provide workers' compensation benefits to its employees. The premium for such a policy depends upon the type of work performed by the employees and the general business of the insured. An employer large enough to qualify, typically those paying more than $25,000 in annual premiums, may choose a different product, having its premium based on its loss experience relative to its peers as determined over a one-year period. A client who desires to assume a certain amount of financial risk may elect a deductible which makes the client responsible for the first portion of any claim. In exchange for the deductible election, the employer receives a premium reduction. The Company also offers a loss sensitive plan (retrospective rated plan) to employers paying more than $25,000 in annual premiums. Under this plan, final premium for a period is determined on the basis of the insured's actual losses during that period. If a client's losses during a claims period are better than expected, the Company may be required to refund a portion of the premium previously paid. During the fiscal years ended March 31, 1994, 1995 and 1996 and the six months ended September 30, 1996, the Company accrued for retrospective refunds in the amount of $6.4 million, $9.2 million, $10.6 million and $9.9 million, respectively, and payments in excess of accruals were $0.0, $0.0, $0.0 and $0.8 million, respectively. Retrospective rated policies accounted for 33%, 32%, 30% and 32%, respectively of total premiums during the fiscal years ended March 31, 1994, 1995 and 1996 and the six months ended September 30, 1996. The

Company secures substantially all of its retrospective liability through a combination of letters of credit, cash deposits and other instruments.

REINSURANCE


     The Company obtains reinsurance principally to reduce its net liability on individual risks, to provide protection for catastrophic losses, to stabilize its underwriting results and to increase its underwriting capacity. In exchange for reinsurance, the Company pays to its reinsurers a portion of the premiums that the Company receives.



     With respect to the Insurance Subsidiaries, the Company currently maintains specific Excess Reinsurance with several reinsurers, under which the reinsurers have agreed to pay claims and claims expenses over a specific dollar amount per occurrence. Specifically, for the current fund year Bridgefield has an agreement with Lloyd's of London under which Lloyd's of London has agreed to pay claims and claims expenses up to $1.5 million per claim, to the extent each claim exceeds $0.5 million, and an agreement with National Union Insurance Company under which that reinsurer has agreed to pay claims and claims expenses to the extent each claim exceeds $2.0 million.


     Bridgefield Casualty has an Excess Reinsurance agreement with Continental Casualty Company under which that reinsurer has agreed to pay claims and claims expenses up to $1.0 million per claim, to the extent each claim exceeds $0.5 million. In addition, Bridgefield Casualty has a Quota-Share Reinsurance agreement in effect with Am Re under which Bridgefield Casualty cedes to Am Re a percentage (currently 80%) of all written workers' compensation premiums and Am Re assumes that same percentage of risks. This Quota Share Reinsurance allows Bridgefield Casualty to write, within regulatory guidelines, a larger number of policies than it could otherwise. In the event that the Quota Share Reinsurance agreement with Am Re is terminated for any reason, Bridgefield Casualty could be required to increase its capital substantially or reduce its level of workers' compensation premiums, unless it is able to establish another Quota Share Reinsurance arrangement.

     Reinsurance does not legally relieve an insurer from its liability under the workers' compensation policies it issues, but it does make the assuming reinsurer liable to the insurer for the reinsurance ceded. Therefore, the Company is subject to credit risk with respect to the obligations of its reinsurers. The Company regularly performs internal reviews of the financial strength of its reinsurers. However, if a reinsurer is unable to meet any of its obligations to the Company under the reinsurance agreements, the Company would be responsible for the payment of all claims and claims expenses which the Company has ceded to such reinsurer. Pursuant to the Order, Bridgefield is permitted to cede reinsurance only to authorized reinsurers, unless it obtains the prior approval of the Florida DOI. See "RISK FACTORS" -- Dependence on Reinsurance."

     Certain detailed information regarding the Company's total reinsurance recoverable is provided in the following table (dollars in thousands):



                                     AS OF MARCH 31, 1996           AS OF SEPTEMBER 30, 1996
                                ------------------------------   ------------------------------
     REINSURANCE                 PAID       UNPAID                PAID       UNPAID
       CARRIER      RATING(1)   CLAIMS      CLAIMS     TOTAL     CLAIMS      CLAIMS     TOTAL
    --------------  ---------   ------     --------   --------   ------     --------   --------
    American Re...  A+/XII      $   --     $    286   $    286   $   --     $    380   $    380
    Cayzer
      Steel.......  N/R             --           --         --        2           --          2
    Cigna.........  A-/XIII        297           --        297      189           --        189
    Continental
      Casualty....  A/XV            --       10,531     10,531       --        9,245      9,245
    Crossroads(2).. N/R            917        9,375     10,292      653       10,305     10,958
    Employers Re..  A++/XV         595        6,805      7,400      505        6,406      6,911
    Federal Ins.
      Co..........  A++/XV          --        9,626      9,626       --        8,417      8,417
    INA...........  A-/XIII         --        5,678      5,678       --        5,156      5,156
    Lloyds of
      London......  N/R             --       12,274     12,274       --       14,595     14,595
    National
      Union.......  A++/XV          --           --         --       --        1,590      1,590
    Old Republic..  A+/IX           53       17,242     17,295       37       15,172     15,209
    Transamerica..  A/XI            20       37,820     37,840       25       31,185     31,210
                                ------     --------   --------   ------     --------   --------
           Total..              $1,882(3)  $109,637   $111,519   $1,411(4)  $102,451   $103,862
                                ======     ========   ========   ======     ========   ========


---------------


(1) 1996 Best's Key Rating Guide -- Property-Casualty Edition.


(2) Crossroads maintains trust fund assets sufficient to secure its obligations.


(3) All recoverables less than 90 days old, except $3,000 owed by Employers Re which is more than 120 days old.


(4) All recoverables less than 90 days old.



     Under the terms of its administrative services contracts, the Company advises the Funds regarding their reinsurance needs and places such reinsurance. The Company currently has placed Excess Reinsurance on behalf of each Fund. The Company pays the Funds' reinsurance premiums out of the Company's service fee revenues, and the cost per Fund is generally in the range of approximately 5.5% to 7.0% of premiums earned.


     The Company brokers all of its reinsurance and the reinsurance purchased for the Funds through a wholly owned reinsurance agency, which employs one agent. The Company receives a brokerage fee from the Funds.

INVESTMENT PORTFOLIO


     In general, the Company's investment policy focuses on: (i) safety of principal; (2) timing of maturities to match assets and liabilities; and (iii) diversification. The Company's investment portfolio is managed by First Union Capital Management, Smith Barney Capital Management and Invesco Capital Management. These managers have certain discretion to make investments on behalf of the Company, subject to regulatory restrictions and the Company's investment policy and guidelines.



     The Company's primary investment objective is to minimize risk while matching portfolio and liabilities duration. The average fixed-income duration of the portfolio is approximately four years. This duration, when coupled with the Company's cash and cash equivalents, matches the historical claims liability duration of three years. A secondary objective is to maximize total return, within the regulatory constraints of the Florida Insurance Code and quality constraints of NAIC Class I requirements.



     In the fiscal year ended March 31, 1996, the Company's investment activities reflected an unusually high portfolio turnover due to portfolio restructuring which consisted of: (i) a $50.0 million portfolio allocation to a new investment manager; (ii) the $26.0 million Acquisition of SHC; and (iii) approximately $85.0 million of general securities trades designed to take advantage of market interest rate movements. This $85.0 million of trades included $15.0 million in yield swaps, $20.0 million to reduce intangible tax exposure, and a $50.0 million shift to corporate banks to increase yields. The Company expects future portfolio activity to return to pre-1996 levels. The Company does not use any derivatives for interest rate hedging or other purposes.

     As of September 30, 1996, approximately 72% of the bonds in the Company's investment portfolio were rated AA or above by Standard & Poor's ("S&P") and approximately 98% were either rated AA- or better by S&P or are considered Class I under the NAIC's classification system. The composition of the portfolio as of September 30, 1995 and 1996 is depicted in the following table.


                                                                 AS OF SEPTEMBER 30,
                                                         ------------------------------------
                                                               1995                1996
                                                         ----------------    ----------------
                                                                (DOLLARS IN THOUSANDS)
    Government bonds...................................  $ 94,884    41.0%   $ 62,165    29.1%
    Municipal bonds....................................    67,218    29.1%     68,349    32.0%
    Corporate bonds....................................    29,162    12.6%     42,906    20.1%
    Preferred stock....................................     2,956     1.3%      3,787     1.8%
    Common stock.......................................    15,228     6.6%     12,298     5.7%
    Short-term investments.............................    17,176     7.4%     16,713     7.8%
    Cash and cash equivalents..........................     4,664     2.0%      7,611     3.5%
                                                         --------   -----    --------   -----
              Total cash and invested assets...........  $231,288   100.0%   $213,829   100.0%
                                                         ========   =====    ========   =====


COMPETITION


     The markets for workers' compensation insurance products and services are highly competitive. The Company's competitors include, among others, insurance companies, specialized provider groups, in-house benefits administrators, state insurance pools and other significant providers of workers' compensation, administration and insurance services. A number of the Company's current and potential competitors are significantly larger, with greater financial and operating resources than those of the Company, and can offer their services nationwide. After a period of absence from the market in Florida, traditional national insurance companies have re-entered that market, thereby increasing competition. Their presence in the Company's current market, and in markets into which the Company might consider for expansion, will likely create greater competition for acquisitions of workers' compensation businesses, making it more difficult for the Company to grow by acquisition.

     Competitive factors in the workers' compensation insurance field include premium rates (in some states), levels of service, A.M. Best ratings, levels of capitalization, quality of managed care services, the ability to reduce loss ratios and the ability to reduce claims expenses. The Company believes that its products and services are competitively priced. In addition, the Company believes its premium rates are typically lower than those for clients assigned to the state-sponsored risk pools, allowing the Company to provide a viable alternative for employers in such pools. The Company also believes that its level of service and its ability to reduce claims are strong competitive factors that have enabled it to retain existing clients and attract new clients. Competitive factors relating to the Company's administrative service products are primarily based upon pricing, service and reputation. See "RISK
FACTORS -- Competition."

A.M. BEST RATING

     A.M. Best is a rating agency that reports on the financial condition of insurance companies. Neither of the Insurance Subsidiaries has been assigned a rating by A.M. Best because neither company has accumulated the required five consecutive years of operating experience. Management has met with representatives of A.M. Best to discuss whether ESIF's prior operations might be considered in assigning a rating to Bridgefield, but there can be no assurance that any rating will be assigned to either Insurance Subsidiary in the near future. See "RISK FACTORS -- Competition."

REGULATION

     General. Workers' compensation and managed healthcare programs are subject to various laws and regulations. Both the nature and degree of applicable government regulation vary greatly depending upon the specific activities involved. Generally, parties that actually provide or arrange for the provision of managed care workers' compensation programs, assume financial risk related to the provision of those programs, or undertake direct responsibility for making payment or payment decisions for those services, are subject to a number of complex regulatory schemes that govern many aspects of their conduct and operations. The managed healthcare field is a rapidly expanding and changing industry; it is possible that the applicable regulatory frameworks will expand to have an even greater impact upon the conduct and operation of the Company's business.

     The Company's business is subject to state-by-state regulation of workers' compensation insurance and workers' compensation insurance management services. Under the workers' compensation system, employer insurance or self-funded coverage is governed by individual laws in each of the fifty states and by certain federal laws. Such regulation is primarily for the benefit and protection of covered employees and policyholders and not for the benefit of investors. Changes in individual state regulation of workers' compensation or managed healthcare may create a greater or lesser demand for some or all of the Company's products and services, or require the Company to develop new or modified services in order to meet the needs of the marketplace and compete effectively in that marketplace. In addition, many states limit the maximum amount of dividends and other distributions that may be paid in any year by insurance companies. This may limit the amount of distributions that may be made by the Company's Insurance Subsidiaries. See "RISK FACTORS -- Government Regulation."

     Premium Rate Restrictions. In general, state regulations governing the workers' compensation systems and insurance business impose restrictions and limitations on the Company's business operations that are not imposed on unregulated businesses. Among other matters, state laws regulate not only the amounts and types of workers' compensation benefits that must be paid to injured workers, but also the premium rates that may be charged by the Company to insure employers for those liabilities. As a consequence, the Company's ability to pay insured workers' compensation claims out of the premium revenue generated from the Company's sale of such insurance is dependent upon the level of premium rates permitted by state laws. In this regard, it is significant that the state regulatory agency that regulates workers' compensation may not be the same agency that regulates workers' compensation insurance premium rates.

     In Florida, the Florida DOI approves "manual" rates for each of the approximately 650 employment classification codes prepared and filed by the National Council on Compensation Insurance ("NCCI"). The carriers operating in Florida are not permitted to deviate from these approved rates, and competition is, therefore, primarily related to service and the ability to improve insureds' experience ratings through loss prevention and effective claims management. Levels of benefit payments, however, are regulated by the Florida Department of Labor and Employment Security. Sometimes, mandated benefit changes will be coupled with permission for appropriate rate changes, but not always.

     Taking a different approach, Louisiana is not an NCCI-rated state, but instead is "open rated," meaning that carriers can apply for, and may receive, approval to sell workers' compensation coverages at varying rates. However, since Louisiana established a competitive state-run fund, rates have generally followed those of the state-run fund.

     In both Florida and Louisiana, the legislatures have recently abolished systems that required carriers doing business in those states to pay residual market assessments to the states to support the involuntary workers' compensation markets. The Company believes that such action will have the effect of increasing competition in both states.

     Statutory Accounting and Solvency Regulations. State regulation of insurance company financial transactions and financial condition are based on statutory accounting principles ("SAP"). Such statutory accounting principles differ in a number of ways from GAAP, which govern the financial reporting of most other businesses. In general, SAP financial reports are more conservative than GAAP financial reports, reflecting lower asset values, higher liability values and lower equity.

     State insurance regulators closely monitor the financial condition of insurance companies reflected in SAP financial statements and can impose significant financial and operating restrictions on an insurance company that becomes financially impaired. Regulators generally have the power to impose restrictions or conditions on the following kinds of activities of a financially impaired insurance company: transfer or disposition of assets; withdrawal of funds from bank accounts; extension of credit or making loans; and investment of funds.

     Financial and Investment Restrictions. Insurance company operations are subject to financial restrictions that are not imposed on other businesses. State laws require insurance companies to maintain minimum surplus balances and place limits on the amount of insurance a company may write based on the amount of the company's surplus. These limitations may restrict the rate at which the Company's insurance operations can grow. Immediately following the Conversion, the Company will meet relevant state minimum capital and surplus requirements.

     State laws also require insurance companies to establish reserves for payment of policyholder liabilities and impose restrictions on the kinds of assets in which insurance companies may invest. These restrictions may require the Company to invest its assets more conservatively than it would if it were not subject to the state law restrictions and may prevent the Company from obtaining as high a return on its assets as it might otherwise be able to realize. See "-- Investment Portfolio" and "RISK FACTORS -- Government Regulation." In addition, pursuant to the Order, Bridgefield is required to maintain a deposit with the Florida DOI of $5.0 million. All net investment income on such deposit is for the account of Bridgefield.

     In addition, under Florida law, an insurance company may not, without regulatory approval, pay to its shareholders within a 12-month period dividends or other distributions of cash or property, the total fair market value of which exceeds generally the lesser of 10% of surplus or net income, not including realized capital gains. The Order requires that all dividends proposed to be paid by the Insurance Subsidiaries be approved in advance by the Florida DOI. However, pursuant to the Order, the Florida DOI has agreed to approve a request for any dividend that complies with the Florida Insurance Code. This may limit the amount of dividends that may be paid by the Insurance Subsidiaries to Summit, which in turn may limit the amount of capital available to Summit for debt service, expansion, dividend payments to shareholders and other purposes.

     The NAIC has recently adopted risk-based capital standards to determine the capital requirements of an insurance carrier based upon the risks inherent in its operations. These standards require the computation of a risk-based capital amount which is then compared to a carrier's actual total adjusted capital. The computation involves applying factors to various financial factors to address four primary risks: asset risk, insurance underwriting risk, credit risk and off-balance sheet risk. These standards provide for regulatory intervention when the percentage of total adjusted capital to authorized control level risk-based capital is below certain levels. These standards have not yet been adopted in Florida; however, upon the conversion to a stock insurance company and the recapitalization, the Company expects to exceed such risk-based capitalization levels, as recommended by the NAIC.

     Special Disability Trust Fund. Florida operates a special disability trust fund that reimburses Florida insurance carriers, self-insurance funds and self-insured employers for certain workers' compensation benefits paid to an employee when he or she is injured on the job and the injury merges with, aggravates, or accelerates a preexisting injury or physical condition of that employee. The SDTF is managed by the State of Florida and is funded through assessments against insurance carriers, self-insurance funds and self-insured employers providing workers' compensation coverage in Florida. The Company's SDTF recoveries, recorded as a reduction to losses and LAE incurred, were approximately $4.5 million, $5.7 million and $5.6 million for the fiscal years ended March 31, 1994, 1995 and 1996, respectively. The Company's SDTF assessments were approximately $5.5 million, $4.7 million and $5.6 million for the fiscal years ended March 31, 1994, 1995 and

1996, respectively. In addition, the Company's consolidated balance sheet as of September 30, 1996 included an asset of approximately $21.1 million, representing SDTF recoveries that the Company estimated at that time it would be entitled to receive, based on claims identified as subject to SDTF recovery and considering the Company's recovery experience. The SDTF's assessment formula has historically yielded sufficient revenues for annual reimbursement payments and for costs associated with administering the SDTF, however, the SDTF has not actuarially funded its claims liability and no reserves currently exist. A study commissioned by the State of Florida estimated the total dollar liability of the SDTF for all future payments required on accidents occurring on or before June 30, 1995 to be approximately $4.7 billion on an undiscounted basis. There is no assurance that the SDTF will have funds available in the future for the payment of claimed recoveries.


     The SDTF is scheduled for further review under Florida sunset laws in the year 2000. The Florida legislature may, however, review the SDTF earlier and no assurance can be made with regard to the legislature's possible actions or with regard to operations of the SDTF if any legislative changes are made. If the SDTF is discontinued, the Company believes that the existing reimbursement obligations of the SDTF would become general obligations of the State of Florida, although there is no assurance that a reviewing court would adopt that view. The SDTF has made no acknowledgment with regard to the enforceability of its reimbursement obligations to insurers such as the Company. Apart from this potential for legislative review of the viability of the SDTF, the Florida DOI is currently reviewing its regulations with respect to how insurers and self-insurers may account for future recoveries. There is no assurance that the Florida DOI will continue to permit such entities to include estimated future recoveries on their financial statements. Discontinuation of the SDTF, or changes in its operations which decrease the availability of recoveries from the SDTF, increase the SDTF assessments payable by the Company, or prohibit the Company from including estimated future recoveries on its financial statements, could have a material adverse effect on the Company's business, financial condition and results of operations. See "RISK FACTORS -- Possible Underfunding of Florida Special Disability Trust Fund."


     Participation in State Guaranty Funds. Every state has established one or more insurance guaranty funds or associations that are charged by state law to pay claims of policyholders insured by a company that becomes insolvent. All insurance companies must participate in the guaranty associations in the states where they do business and are assessable for the associations' operating costs, including the cost of paying policyholder claims against an insolvent insurer. The Company's financial performance could be adversely affected by guaranty association assessments as a consequence of the insolvency of other insurers over which the Company has no control.

     Holding Company Act. In addition to the regulatory oversight of the Insurance Subsidiaries, Summit will also be subject to regulation under the provisions of the Florida Insurance Code relating to insurance holding company systems, defined as two or more companies, one or more of which is an insurance company. Such provisions contain certain reporting requirements, including those requiring the ultimate parent of a Florida insurance company to file information relating to its capital structure, ownership and financial condition and the general business operations of its insurance subsidiary. Such holding company laws contain special reporting and prior approval requirements with respect to transactions among affiliates.

     Possible Future Regulation. State legislatures and the federal government have considered and are considering a number of cost containment and healthcare reform proposals. The Company believes it may benefit from some proposals that favor the growth of managed care. However, no assurance can be given that the state or federal government will not adopt future healthcare reforms that would adversely affect the Company.

     In recent years, the state insurance regulatory framework has come under increased federal scrutiny, and certain state legislatures have considered or have enacted laws that altered and, in many cases, increased state authority to regulate insurance companies and insurance holding companies. Further, the NAIC and state insurance regulators are re-examining laws and regulations, specifically focusing on investment laws for insurers, modifications to holding company regulations, codification of statutory accounting practices, risk-based capital guidelines, interpretations of existing laws and the development of new laws. In addition,

Congress and certain federal agencies are investigating the current condition of the insurance industry in the United States to determine whether to impose federal regulation. The Company cannot predict with certainty the effect any proposed or future legislation or NAIC initiatives may have on the conduct of the Company's business or the financial condition or results of operations of the Company. See "RISK FACTORS -- Government Regulation."


DISPOSAL OF BUSINESS


     The Company is in the process of disposing of two subsidiaries whose businesses are unrelated to workers' compensation and no longer fit within the Company's overall business strategy. These two businesses are briefly described below:



     Meritec Solutions, Inc. In August 1995, the Company purchased Meritec, a software company which was previously owned by New York Life Insurance Company. The Company paid $1.0 million for the business, which had approximately $0.3 million in cash at the time of the purchase. The Company was unable to find a purchaser for this business and, effective October 31, 1996, the Company terminated all employees and began winding down the operations. Prior to December 31, 1996, the Company sold all of Meritec's fixed assets for a nominal value,and Meritec's only remaining liability is under a lease for office space in Atlanta. The Company is currently seeking to sublease this space or terminate the lease. The Company does not expect this liquidation of Meritec to have a material effect on its financial condition or results of operations.



     Carolina Summit Healthcare, Inc. Beginning in 1995, the Company formed a health maintenance organization in North Carolina designed to provide managed care for Medicaid recipients and, eventually, employer groups. The Company capitalized Carolina Summit with $3.0 million, and the North Carolina Department of Insurance granted Carolina Summit an HMO license, but Carolina Summit has never conducted any business. Prior to December 31, 1996, the Company liquidated Carolina Summit's approximately $2.0 million of invested assets. The Company has also reached an agreement to sell for cash all of the stock of Carolina Summit to an unrelated third party for a price equal to the aggregate net book value of Carolina Summit, approximately $745,000. The sale is expected to close in the first quarter of 1997. The Company continues to own another North Carolina subsidiary, Carolina Med Summit, Inc. ("CAROLINA MED"), which was formed in conjunction with Carolina Summit and to facilitate its North Carolina licensing application. Carolina Med has no assets or liabilities.


     See notes 18 and 19 of the notes to ESIF's consolidated financial statements contained elsewhere in this Prospectus.

INFORMATION TECHNOLOGY SYSTEMS

     The Company's centralized information technology systems department provides, maintains and manages the information resources for all of the Company. The department currently has four IBM AS/400 mainframe computers supporting approximately 430 terminals in the Company's Lakeland, Florida headquarters and remote locations. Some 100 personal computers are used in networks, as stand-alone units or as host-connected PCs. The Company also maintains a number of laptop computers for field personnel. More than 80% of the department's approximately 26 employees have been with the Company five or more years. The department's programming staff averages 10 years of experience. The department's personnel include full-time programmers, quality-control engineers and operational support specialists.

EMPLOYEES

     The Company employs approximately 430 full-time employees. Approximately 395 employees are based in Florida, while 35 are based in Louisiana and Kentucky.

PROPERTIES

     The Company is headquartered in Lakeland, Florida, where it leases approximately 80,000 square feet of space in a campus of nine buildings. The Company also leases office space including approximately 7,000 square feet in Atlanta, Georgia (Meritec); approximately 6,000 square feet in Raleigh, North Carolina (Carolina Summit); approximately 5,000 square feet in Baton Rouge, Louisiana; approximately 2,000 square feet in Lexington, Kentucky; and approximately 1,000 square feet in Ft. Lauderdale, Florida.

LEGAL PROCEEDINGS

     The Company is periodically involved as plaintiff or defendant in various legal actions incident to its business. Based upon information presently available to it, management is not aware of any threatened or pending litigation that is expected to have a material adverse effect on the Company or its business.

                           MANAGEMENT OF THE COMPANY

GENERAL

     The Board of Directors of Summit and the Board of Trustees of ESIF are composed of seven and six members, respectively. Listed below is certain information about the directors, executive officers and certain key managers of Summit and the Trustees of ESIF.


                                                                                            YEAR OF
                                                                            YEAR FIRST   EXPIRATION OF
                                                                            ELECTED AS      TERM AS
                                                                            TRUSTEE OF     DIRECTOR
               NAME                  AGE    POSITION WITH SUMMIT AND ESIF      ESIF        OF SUMMIT
-----------------------------------  ---   -------------------------------  ----------   -------------
Directors and Executive Officers:
William B. Bull....................  48    President, Chief Executive            --           1997
                                           Officer and Director of Summit
Russell L. Wall....................  53    Vice President of Finance of          --             --
                                           Summit
Greg C. Branch.....................  49    Chairman of the Board of            1980           1998
                                           Directors of Summit and of the
                                           Board of Trustees of ESIF
C. C. Dockery......................  63    Director of Summit and Trustee      1987           1999
                                           of ESIF
John A. Gray.......................  51    Director of Summit and Trustee      1979           1997
                                           of ESIF
Robert L. Noojin, Sr...............  62    Director of Summit and Trustee      1979           1998
                                           of ESIF
Thomas S. Petcoff..................  48    Director of Summit and Trustee      1987           1997
                                           of ESIF
Robert Siegel......................  65    Director of Summit and Trustee      1978           1999
                                           of ESIF
Other Key Managers:
Allen C. Bennett...................  47    Vice President of Summit Loss         --             --
                                           Control Services, Inc.
David T. Cederholm.................  51    Vice President, Operations of         --             --
                                           Bridgefield Casualty
Timothy J. Ermatinger..............  47    Vice President of Operations of       --             --
                                           SCI
Ricky T. Hodges....................  42    Vice President of Claims of           --             --
                                           Summit Claims Management, Inc.



     William B. Bull has served as President and Chief Executive Officer of SHC and its predecessors since 1987 and as President, Chief Executive Officer and a director of Summit since November 1996. Mr. Bull joined SCI in 1984 as special assistant to the President and subsequently became Executive Vice President in 1986 with operating responsibilities for such company. Mr. Bull is a member of various insurance associations and serves on numerous boards including: the Florida Association of Self-Insurance, Florida Retail Federation, Florida Group Risk Administrators Association and First Union National Bank of Polk County.


     Russell L. Wall has served as Vice President of Finance of SHC since 1988 and has served Summit in the same capacity since November 1996. Mr. Wall is responsible for the Company's accounting, data processing and client service operations. Before joining SHC, Mr. Wall worked for three years as a Portfolio Manager for Eickhoff & Pieper, Inc. Mr. Wall is a Chartered Financial Analyst and holds an M.B.A. in Finance from the University of Santa Clara.

     Greg C. Branch has served as Chairman of the Board and as a Trustee of ESIF and its predecessors since 1980 and has served as Chairman of the Board and a director of Summit since November 1996. Mr. Branch has served as President of Branch Properties, Inc., a manufacturer, wholesaler and retailer of animal feeds and fertilizer located in Ocala, Florida since 1973. Mr. Branch is Vice Chairman and a founding director of American Feed Industry Insurance Company, a property and casualty insurer domiciled in Iowa.

     C.C. Dockery founded and remained involved with SCI from 1977 until A&A purchased SCI in 1984. Mr. Dockery was first elected as a Trustee of ESIF and its predecessors in 1987 and was elected as a director of Summit in November 1996. Since 1982, Mr. Dockery has been the President, Chief Executive Officer and majority shareholder of Crossroads Insurance Company, Ltd., a reinsurance company located in Bermuda. For 21 years, Mr. Dockery served as a director for Cotton States Mutual Insurance Company, and its affiliate Cotton States Life Insurance Company, a publicly traded life insurance provider located in Atlanta, Georgia.

     John A. Gray has served as a Trustee of ESIF and its predecessors since 1979 and as a director of Summit since November 1996. Since 1992, Mr. Gray has served as President of B.F. Deal, Inc., a yacht brokerage and charter company, and since 1993 has served as Vice President of Marine Resources Management, Inc., a supplier of marine equipment. From 1975 until his retirement in 1992, Mr. Gray was President of Dura-Stress, Inc., a manufacturer of pre-stressed and precast concrete products, located in Leesburg, Florida.

     Robert L. Noojin, Sr. has served as a Trustee of ESIF and its predecessors since 1979 and as a director of Summit since November 1996. Prior to his retirement in 1994, Mr. Noojin was President of Eagle Supply, Inc., a roofing supply company headquartered in Tampa, Florida, and a subsidiary of TDA Industries, Inc. Mr. Noojin currently serves as Chairman Emeritus of Eagle Supply, Inc.

     Thomas S. Petcoff was employed by and involved with SCI from 1977 until A&A purchased SCI in 1984. Mr. Petcoff was first elected as a Trustee of ESIF and its predecessors in 1987 and was elected as a director of Summit in November 1996. Mr. Petcoff also serves on the Board of Trustees of FRF and the Board of Directors of the Florida Retail Federation Association. Since 1984, Mr. Petcoff has served as President of Centurion Insurance Services, Inc., an insurance consulting firm and sales agency.

     Robert Siegel has served as a Trustee of ESIF and its predecessors since 1978 and as a director of Summit since November 1996. Mr. Siegel is President of Siegel Gas & Oil Products, which he founded in 1957 and which is located in Miami, Florida.

     Following is certain information about other key employees of the Company:

     Allen C. Bennett has served as Vice President of Summit Loss Control Services, Inc., ("SLCS") a wholly owned subsidiary of SCI, since 1987. Mr. Bennett is responsible for overseeing the daily operations and staff of such entity. For two years prior thereto, Mr. Bennett worked at SLCS as a director and a field loss control consultant.


     David T. Cederholm has served as Vice President of Operations of Bridgefield Casualty since January 1996. Since September 1996, Mr. Cederholm has also served as a director and Vice Chairman of Bridgefield Casualty. From May 1995 until January 1996, Mr. Cederholm worked as the Assistant to the President of SCI. From December 1993 until April 1995, Mr. Cederholm served as Vice President of Atlantic Region of TIG Insurance Company in New York, New York with responsibility for overseeing and managing the underwriting facilities in the eastern United States. From December 1992 through December 1993, Mr. Cederholm served as President of Production Group of Continental Risk Management Services, a property and casualty insurance company located in New York, New York, where he was responsible for underwriting and production. For approximately six years prior thereto, Mr. Cederholm served as President of Continental Special Risk Underwriters, in New York, New York, overseeing the large account casualty underwriting unit of Continental Insurance.


     Timothy J. Ermatinger has served as Vice President of Operations of SCI since January 1996. From August 1995 through December 1995, Mr. Ermatinger worked as the Assistant to the President of SHC. Between February 1993 and January 1995, Mr. Ermatinger served as Vice President and Chief Financial Officer of Independence One Mortgage Corp., a wholly owned subsidiary of Michigan National Bank. From

May 1986 to February 1993, Mr. Ermatinger was the Executive Vice President of Alexsis, Inc., a third-party insurance administrator concentrating in property and casualty claims.


     Ricky T. Hodges has served as Vice President of Claims of Summit Claims Management, Inc.("SCMI") since September 1991. Mr. Hodges has worked at SCMI in various capacities since January 1984. Mr. Hodges is the current Chairman of the Florida Workers' Compensation Advisory Council, President of the Workers' Compensation Claims Professionals and Chairman for the Adjustor Board Certification Program in Florida.


     The Articles of Incorporation of Summit provide for staggered terms of the members of the Board of Directors. Summit's Board of Directors is divided into three classes designated as Class I, Class II and Class III. The current terms of office of the Class I directors will expire at the first annual meeting of shareholders in 1997; the current terms of office for the Class II directors will expire at the annual meeting of shareholders in 1998; and the current terms of office for the Class III directors will expire at the annual meeting of shareholders in 1999, and in each case upon the election and qualification of a successor. At each annual meeting of shareholders commencing with the meeting held in 1997, the successors to the directors whose terms are expiring will be elected to terms expiring at the third succeeding annual meeting of shareholders. The division of directors into three classes is to be nearly as equal as possible, with the Class I, Class II and Class III directors currently consisting of three, two and two directors, respectively.

     The Bylaws of Summit require the Board of Directors to designate from among its members an Audit Committee and a Compensation Committee. The Audit Committee has the responsibility to oversee the auditing procedures of the Company, receive and accept the reports of the Company's internal systems of accounting and management controls and make recommendations to the full Board of Directors as to the selection and appointment of auditors for the Company. The Compensation Committee has the responsibility to make relevant compensation decisions of the Company.

     Director Compensation. Each non-employee member of the Board of Directors of Summit receives a fee of $10,000 per year and an additional $2,500 for attendance at each meeting of the Board of Directors of Summit. In addition, members of committees of the Board of Directors receive a fee of $2,500 for attendance at each committee meeting. All meetings of the Board of Directors of the Insurance Subsidiaries and the Administrative Subsidiaries are to be held in conjunction with meetings of the Board of Directors of Summit, and no additional compensation is received for being a member of the Board of Directors of any such subsidiaries.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Greg C. Branch, C.C. Dockery and Thomas S. Petcoff, each of whom was elected to such position upon the formation of the Compensation Committee on November 20, 1996. Mr. Branch has served as a Trustee of ESIF and its predecessors since 1980 and Chairman of the Board of ESIF since 1994, and has served as Chairman of the Board and a director of Summit since November 15, 1996. Mr. Dockery founded SCI in 1977, was first elected as a Trustee of ESIF and its predecessors in 1987 and was first elected as a director of Summit on November 15, 1996. Mr. Petcoff was an employee of, and involved with, SCI from 1977 to 1989; he had been a Trustee of ESIF and its predecessors since 1987, and he had been a director of Summit since November 15, 1996.

     C.C. Dockery and Thomas S. Petcoff, directors of Summit, own 80,000 square feet of office space in Lakeland, Florida and lease such space to SCI. The property is currently rented by SCI for approximately $90,000 per month under a lease which runs through March 2000. During the fiscal years ended March 31, 1994, 1995 and 1996, SCI made rental payments of approximately $1.1 million, $1.2 million and $1.1 million, respectively, for such property.


     Mr. Dockery is also the President, Chief Executive Officer and majority shareholder of Crossroads Insurance Company, Ltd. ("CROSSROADS"), which provides Excess Reinsurance to ESIF and the Funds. During the fiscal years ended March 31, 1994, 1995 and 1996, the Company paid Crossroads approximately $16.4 million, $7.1 million and $9.6 million, respectively, in premiums for reinsurance relating to ESIF and the Funds. In addition, in each of the years 1988 through 1995, Crossroads ceded 50% of its underwriting risk to U.S. Employers Insurance Company, a wholly owned subsidiary of ESIF.

     Mr. Dockery is the Chairman of the Board of Dockery Management Corporation, which subleases approximately 2,600 square feet of office space from the Company, pursuant to a sublease agreement which expires in March 2000 and provides for rent of approximately $2,800 per month. During the fiscal years ended March 31, 1994, 1995 and 1996, the Company received approximately $34,000, $36,000 and $36,000, respectively, in rental payments from such entity.

     Mr. Dockery is the President and owner of Dockery Leasing Corporation ("DOCKERY LEASING") which provides aviation services for the Company. During the fiscal years ended March 31, 1994, 1995 and 1996, the Company paid Dockery Leasing approximately $32,000, $43,000 and $32,000, respectively, for such services.

     Mr. Dockery was an underwriting member (name) of Lloyds of London from 1984 to 1996. Grey C. Branch has been an underwriting member (name) of Lloyds of London since 1986. ESIF and the Funds have Excess Reinsurance agreements with Lloyds of London from time to time.

     Mr. Petcoff is President of Centurion Insurance Services, Inc. ("CENTURION"). Pursuant to an agreement between SCI and Centurion dated November 1995, and in connection with Centurion's involvement in the formation of KRF, SCI pays Centurion an annual fee equal to 1% of KRF's premiums earned in each year. During the fiscal year ended March 31, 1996, SCI paid fees of approximately $13,000 to Centurion.

     In addition, for reinsurance policies placed by SCI on behalf of KRF, which are brokered by Centurion, Centurion is entitled to brokerage commissions. Through the end of the fiscal year ended March 31, 1996, the first year Centurion brokered a policy for KRF, the Company paid approximately $13,000 to Centurion for brokerage commissions and SCI also pays Centurion agency commissions for policies placed with the Funds, and through the end of the fiscal years ended March 31, 1994, 1995 and 1996, the Company paid approximately $2,000, $6,000 and $2,000, respectively to Centurion for such agency commissions.

     Mr. Petcoff is on the Board of one of the Funds, FRF, and, is on the Board of Directors of the Florida Retail Federation (the "ASSOCIATION"). Pursuant to a written arrangement between SCI and the Association, the Association, as the sponsoring party of FRF, is entitled to 1% of such Fund's premiums earned in each year. During the fiscal years ended March 31, 1994, 1995 and 1996, the Company paid approximately $1.0 million, $1.0 million and $0.9 million to the Association for such fees. In addition, during the years ended March 31, 1994, 1995 and 1996, FRF paid SCI fees for administrative services of approximately $32.7 million, $30.5 million and $27.7 million, respectively.

EXECUTIVE COMPENSATION

     Summit was incorporated on November 13, 1996 and, therefore, no executive officer of Summit received compensation in excess of $100,000 during the fiscal period from such date of incorporation to the date of this Prospectus (the "FISCAL PERIOD"). Pursuant to the terms of their respective employment agreements with Summit, William B. Bull, the President and Chief Executive Officer, and Russell L. Wall, the Vice President of Finance, are to receive an annual salary of $250,000 and $230,000, respectively. See "-- Employment Agreements."

EMPLOYMENT AGREEMENTS


     In November 1996, Summit entered into an employment agreement with Mr. Bull pursuant to which he is employed full-time as Summit's President and Chief Executive Officer. The agreement, which expires on the fifth anniversary of the date thereof, provides for an annual base salary of $250,000 and the right for Mr. Bull to receive a bonus in each year of the agreement equal to 5% of the amount, if any, by which the Company's consolidated net income after taxes exceeds $6.0 million. In addition to his cash compensation, Mr. Bull receives additional benefits, including those generally provided to other employees of the Company. The agreement also provides, in the event of its expiration or termination, that: (i) Mr. Bull is to be subject to a two-year confidentiality period and limitation on the use of trade secrets, and (ii) Mr. Bull is subject to up to a one-year non-competition and non-solicitation arrangement with the Company for which he would receive $8,333.33 per month as consideration for such non-competition and non-solicitation arrangement.

     Summit also entered into an employment agreement with Russell L. Wall in November 1996, pursuant to which he is employed full-time as Summit's Vice President and Chief Financial Officer. The agreement, which expires on the third anniversary of the date thereof, provides for an annual base salary of $230,000 and the right for Mr. Wall to receive a bonus in each year of the agreement equal to 1.67% of the amount, if any, by which the Company's consolidated net income after taxes exceeds $8.25 million in calendar year 1997 and $12.16 million in each of calendar years 1998 and 1999. In addition to his cash compensation, Mr. Wall receives additional benefits, including those generally provided to other employees of the Company. The agreement also provides, in the event of its expiration or termination, that: (i) Mr. Wall is to be subject to a two-year confidentiality period and limitation on the use of trade secrets, as such term is defined therein, and (ii) Mr. Wall is subject to up to a one year non-competition and non-solicitation arrangement with the Company. The agreement further provides for a payment of $8,333.33 per month as consideration for such non-competition and non-solicitation arrangement.

401(K) PLAN

     The Company has adopted the 401(k) Plan, which is intended to qualify under
Section 401(a) of the Tax Code, so that contributions thereto by employees or the Company and income earned on such contributions would not be taxable to employees until withdrawn from the 401(k) Plan. All employees of the Company who have attained the age of 21 and who have completed at least 90 days of service with the Company are eligible to participate in the 401(k) Plan. The 401(k) Plan provides that each participant may make elective contributions of up to 16% of his or her compensation, subject to statutory limits. The Company currently intends to make matching contributions to the 401(k) Plan on behalf of each eligible employee in an amount equal to approximately 75% of the employee's contributions, up to 6% of such employees compensation. In addition, in connection with the Conversion, the Company intends to make a contribution on behalf of all persons who are otherwise eligible for the 401(k) Plan on the Effective Date, of 100 shares of Common Stock (the "CONVERSION CONTRIBUTION"), subject to IRS limitations. All contributions by employees are fully vested and are not subject to forfeiture. A participant would vest in contributions made by the Company to the 401(k) Plan, including the Conversion Contribution, at the following rates: (i) for less than three "years of service" (as defined in the 401(k) Plan) with the Company, 0%; (ii) for three years of service with the Company, 33 1/3%; (iii) for four years of service with the Company, 66 2/3%; and
(iv) for five or more years of service with the Company, 100%. Contributions to the 401(k) Plan may be invested in various available investment alternatives at the discretion of the participant. Distributions may be made from a participant's account in the form of a lump sum upon termination of employment, retirement, disability, death or in the event of financial hardship, subject to certain limitations as set forth in the 401(k) Plan.

INCENTIVE PLAN

     The Board of Directors and shareholders of Summit have adopted the Incentive Plan. Under such Incentive Plan, certain directors, officers and other employees of Summit and its subsidiaries can be granted a variety of long-term incentives, including non-qualified stock options, incentive stock options, grants of restricted and unrestricted stock, performance share awards, stock appreciation rights, dividend equivalents and other stock-based awards. The purpose of the Incentive Plan is to promote the success, and enhance the value, of Summit and its subsidiaries by linking the personal interests of their directors, officers and key employees to those of Summit shareholders and by providing their directors, officers and key employees with an incentive for outstanding performance.

     The Incentive Plan will be administered by the Compensation Committee of Summit, consisting of three non-employee directors. Such Committee will determine, in its discretion, among other things, which directors, officers and employees will receive awards under the Incentive Plan, when the awards will be granted, the type of awards to be granted, the number of shares or cash involved in each award, the time or times when any options granted will become exercisable and, subject to certain conditions, the price and duration of such options. A total of 500,000 shares of Common Stock have been reserved for issuance under the Incentive Plan.

     The Board of Directors or the Compensation Committee has the right at any time to amend or discontinue the Incentive Plan without the consent of Summit's shareholders or optionees, provided that no such action may adversely affect awards previously granted without the recipient's consent.

     The Incentive Plan provides that in the event of a "change of control" (as defined in the Incentive Plan) of Summit, all awards granted under the Incentive Plan that are in the nature of rights that may be exercised shall automatically become fully exercisable. In addition, at any time prior to or after a change of control, the Compensation Committee may accelerate awards and waive conditions and restrictions on any other awards under the Incentive Plan to the extent it may determine appropriate.

     Stock Options. Options granted under the Incentive Plan may be either: (i) options intended to qualify as incentive stock options under Section 422 of the Tax Code, or (ii) non-qualified stock options. Incentive stock options may be granted under the Incentive Plan to employees of Summit and its subsidiaries. Non-qualified stock options may be granted to directors, officers or employees of Summit and its subsidiaries. Options may be made exercisable in specified installments.

     The exercise price of incentive stock options, as determined by the Compensation Committee, may not be less than the fair market value of the Common Stock on the date of grant and the term of any such option may not exceed ten years from the date of grant. With respect to any participant in the Incentive Plan who owns shares representing more than 10% of the voting power of the outstanding capital shares of Summit, the exercise price of any incentive stock option may not be less than 110% of the fair market value of such shares on the date of grant and the term of such option may not exceed five years from the date of grant. The exercise price of non-qualified stock options is determined by the Compensation Committee on the date of grant, and the term of such option may not exceed ten years from the date of grant.


     To date, Summit has not granted any awards under the Incentive Plan. In connection with the Conversion, Summit plans to grant stock options on the Effective Date to the following directors and executive officers of Summit to purchase the following number of shares of Common Stock at the same price as the shares offered hereby: William B. Bull -- 90,000; Russell L. Wall -- 45,000; Greg C. Branch -- 60,000; C.C. Dockery -- 60,000; John A. Gray -- 33,000; Robert
L. Noojin, Sr. -- 33,000; Thomas S. Petcoff -- 36,000; and Robert
Siegel -- 33,000. The options to be granted to Mr. Bull and Mr. Wall will be incentive stock options, and 50% of such options will vest 180 days after the Effective Date and the remaining 50% of such options will vest on the first anniversary of such initial vesting date, provided that such officer remains employed by Summit. The options to be granted to the other named persons will be non-qualified stock options and will vest 180 days after the Effective Date, provided that each such person remains a director of Summit.


     Performance Awards. The Compensation Committee may grant performance awards entitling the participant to receive Common Stock based upon the achievement of individual or Company performance goals and upon such other conditions as the Compensation Committee may determine.

     Restricted Stock. A specified number of shares of Common Stock may be awarded contingently subject to a substantial risk of forfeiture to Summit under such conditions, and during such periods of time, as the Compensation Committee may determine ("RESTRICTED STOCK"). A participant who has been awarded Restricted Stock may, if the award so provides, vote and receive dividends on such shares, but, generally, may not sell, assign, transfer, pledge or otherwise encumber the shares during the restricted period. An award of Restricted Stock may provide that if a participant's employment ceases prior to the end of the restricted period, all of the participant's Restricted Stock will be forfeited. Grants may be made without consideration or in consideration of a payment by the participant that is less than the fair market value of the shares on the grant date.

     Unrestricted Stock. The Compensation Committee may also grant shares (at no cost or for a purchase price determined by the Compensation Committee) which are free from any restrictions ("UNRESTRICTED

STOCK"). Unrestricted Stock may be issued in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation due to the recipient.

     Stock Appreciation Rights. Stock appreciation rights ("SARS") may be granted to employees which, upon the exercise thereof, entitle the employee to receive an amount equal to the excess of the market price of the Common Stock over the grant price of the SAR, as determined by the Compensation Committee. Such grant price may not be less than the fair market value of a share of Common Stock on the date of grant in the case of any SAR related to an incentive stock option.

     Dividend Equivalents. The Compensation Committee may grant to a participant who has received incentive stock options or SARs the right to receive payments equal to dividends with respect to all or a portion of the number of shares subject to such incentive stock options or SARs.

     As soon as practicable after the Effective Date, Summit intends to file with the Commission a registration statement on Form S-8 covering the Common Stock that may be issued upon exercise of options granted under the Incentive Plan as well as shares that may be granted under such plan and shares that may be granted pursuant to the Conversion Contribution, thus permitting the resale of such Common Stock by non-affiliates in the public market without restriction under the Securities Act.

                              CERTAIN TRANSACTIONS

     Aeromech, Inc. ("AEROMECH"), an entity in which Mr. Bull currently owns approximately 10% of the outstanding shares, has provided services to SCI in the form of airplane maintenance, hangar leasing and office space for the crew since October 1994. During the fiscal years ended March 31, 1995 and 1996, SCI paid Aeromech $62,000 and $420,000, respectively, for such services.

     SCI had an arrangement with BJ Limo Services, Inc. ("BJ"), a Company in which Mr. Bull owns 50% of the outstanding stock, pursuant to which BJ provided the employees of the Company limousine services and, on occasion, the use of a private airplane and charter boat. This agreement was terminated by the Company in February 1996. During the fiscal years ended March 31, 1994, 1995 and 1996, the Company paid approximately $38,000, $17,000 and $9,000, respectively, for such services.


     Mr. Bull is on the Board of Directors of the Florida Retail Federation (the "ASSOCIATION"), which is the sponsoring trade association for FRF, one of the Funds administered by SCI. Pursuant to a written arrangement between SCI and the Association, the Association, as the Fund sponsor, is entitled to a fee equal to 1% of such Fund's premiums earned in each year, and SCI is obligated to pay such fee out of the administrative fee it receives from FRF. During the fiscal years ended March 31, 1994, 1995 and 1996, the Company paid approximately $1.0 million, $1.0 million and $0.9 million to the Association for such fees. During the years ended March 31, 1994, 1995 and 1996, FRF paid SCI fees for administrative services of approximately $32.7 million, $30.5 million and $27.7 million, respectively.


     Any future transactions between the Company and any director, officer or principal shareholder of the Company, or any affiliate of such a person, will be on terms no less favorable to the Company than can be obtained from unaffiliated third parties.


     William B. Bull, President, Chief Executive Officer and a director of the Company, may be relieved of certain personal indemnification obligations if the Conversion becomes effective. In connection with the Acquisition, the Florida DOI issued the January Consent Order requiring that Mr. Bull, who was at that time President and Chief Executive Officer and a shareholder of SHC, personally indemnify ESIF up to a maximum of $5 million for loss, injury or damage to ESIF that may result from the parties' execution of the merger agreement pursuant to which ESIF acquired SHC, or that may result from SHC's execution of a certain credit agreement with the Bank. According to the January Consent Order, Mr. Bull's indemnification obligations will decrease by $1.0 million for every $4.0 million increase in the statutory net worth of SHC, once SHC's statutory net worth reaches zero or greater, and such obligations will expire fully on the earlier of January 11, 2001 or the date upon which the loans from the Bank are paid in full. Pursuant to the Order issued by the Florida DOI, if the Conversion is not consummated for any reason, all provisions of the January Consent Order shall be enforceable by the parties thereto. See "RISK FACTORS -- Benefits of Conversion to an Officer and Director" and "THE OFFERINGS -- Subscription Offering -- Interests of Certain Persons."

                             PRINCIPAL SHAREHOLDERS


     The following table sets forth certain information regarding the anticipated beneficial ownership of Common Stock and the Series A Preferred Stock as of the Effective Date by: (i) each of Summit's directors; (ii) each executive officer of Summit; and (iii) all of Summit's executive officers and directors as a group. The Company does not believe that any person will beneficially own more than 4.99% of the shares of Common Stock or Series A Preferred Stock as of the Effective Date. The number of shares of Series A Preferred Stock anticipated to be beneficially owned by each person listed below includes the number of shares offered in the Subscription Offering to any Eligible Policyholder with which such person is affiliated. Except as noted below, each person listed in the table will have sole investment and voting power with respect to the shares held by such person.



                                                                                          SERIES A
                                                          COMMON STOCK                 PREFERRED STOCK
                                                    -------------------------     -------------------------
                                                       SHARES                        SHARES
                                                    BENEFICIALLY      PERCENT     BENEFICIALLY      PERCENT
                       NAME                            OWNED           OWNED         OWNED           OWNED
--------------------------------------------------  ------------      -------     ------------      -------
William B. Bull...................................     100,000          2.0%           -0-
Russell L. Wall...................................      22,727            *            -0-
Greg C. Branch....................................      47,023(1)         *            287              *
C. C. Dockery.....................................      45,455            *             35              *
John A. Gray......................................       4,545            *            -0-
Robert L. Noojin, Sr..............................       4,545            *            -0-
Thomas S. Petcoff.................................       9,091            *              9              *
Robert Siegel.....................................       4,545            *            169              *
All directors and executive officers as a group (8
  persons)........................................     237,931(1)       4.8%           500              *


---------------

* Less than one percent.

(1) Includes 1,568 shares to be held by trust for which Mr. Branch is the trustee.

                                 THE CONVERSION

     The following summary description of the Conversion, including the Plan of Conversion, is qualified in its entirety by reference to the Plan of Conversion, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

GENERAL


     Pursuant to the Plan of Conversion, ESIF will convert from a Florida group self-insurance fund to a Florida stock insurance company and become a wholly owned subsidiary of Summit. Such Conversion will involve principally the following actions, all of which will occur contemporaneously on the Effective
Date: (i) ESIF will convert from a group self-insurance fund to an assessable mutual insurance company, an interim step required to satisfy the Florida Insurance Code; (ii) the assessable mutual insurance company will convert to a stock insurance company with the name Bridgefield Employers Insurance Company;
(iii) ESIF's current Constitution and Bylaws will be replaced with the Amended Articles of Incorporation of Bridgefield and the Amended Bylaws of Bridgefield, containing provisions appropriate for a stock insurance company; (iv) in order to avoid the expense and inconvenience of issuing shares of the new stock insurance company to Policyholders, which shares would then be exchanged for Summit's Series A Preferred Stock in the transaction described below, an exchange mechanism will be employed to evidence that the Policyholders are entitled to receive shares of the new stock insurance company but will receive in lieu thereof share of Summit's Series A Preferred Stock; (v) Eligible Policyholders will exchange their rights to receive common stock of Bridgefield for Summit's Series A Preferred Stock, causing Bridgefield to become a wholly owned subsidiary of Summit; and (vi) Summit will issue its Series A Preferred Stock to Eligible Policyholders and its Common Stock to purchasers in the Offerings. The Conversion will not affect the insurance coverage under ESIF's policies. On November 15, 1996, the Florida DOI approved the Plan of Conversion, finding that the Conversion is in compliance with the Florida Insurance Code and is equitable to ESIF's members.


REASONS FOR THE CONVERSION

     The Conversion offers a number of advantages that could be important to the future growth and performance of the Company and, therefore, beneficial to the members of ESIF. The conversion of ESIF to a stock insurance company that is wholly owned by a publicly traded holding company is expected to provide improved access to the capital markets and increased flexibility for raising additional capital and expanding through acquisitions. After completion of the Conversion, Summit will have authority to issue capital stock that may permit it, subject to market conditions and Florida DOI approval, to raise additional equity capital through future sales of equity securities. Summit may also be able to issue capital stock as payment in connection with acquisitions, subject to Florida DOI approval. In addition, the holding company structure is expected to provide greater flexibility for the diversification of business activities through existing or newly formed subsidiaries of Summit or through strategic partnerships, subject to Florida DOI approval. At the present time, the Company has no plans with respect to additional offerings of securities or specific acquisitions and has no specific plans for diversification. Following the Conversion, Summit also will be able to use stock-related incentive programs to reward and attempt to attract executives and other personnel for itself and its subsidiaries.

     Additionally, pursuant to the Conversion, the policies held by members of ESIF will be converted from assessable policies to non-assessable policies. As a consequence, members will no longer be subject to any assessment for the liabilities of ESIF arising either before or after the Effective Date.

CONSIDERATION TO BE PAID TO POLICYHOLDERS

     Each person who held an In-Force Policy prior to the Conversion is also a member of ESIF and has certain Membership Interests that provide, among other things, rights to vote for the election of trustees and rights to participate in any distribution of the surplus of ESIF in the event of its liquidation. Pursuant to the Conversion, each member of ESIF will automatically relinquish such Membership Interests but will retain all ownership rights and coverage with respect to its In-Force Policy.

     The Plan of Conversion provides that, upon the Conversion of ESIF to a stock insurance company, each member of ESIF will no longer be subject to any assessment for the liabilities of ESIF arising either before or after the Effective Date. No such assessment has been or will be made. The Plan of Conversion also provides that ESIF will pay each Eligible Policyholder the following consideration (the "POLICYHOLDER CONSIDERATION"): (i) that number of shares of Series A Preferred Stock of Summit determined in accordance with a formula set forth in the Plan of Conversion; and (ii) subscription rights to purchase up to 249,999 shares of Common Stock (4.99% of the Post Offering Outstanding Shares). Eligible Policyholders will not be required to pay cash for Series A Preferred Stock distributed to them in the Conversion, but only for shares of Common Stock that they may purchase in the Subscription Offering.



     On the Effective Date, Summit will issue the Series A Preferred Stock to the Eligible Policyholders in exchange for their Membership Interests which, pursuant to the Conversion, become rights to receive the common stock of Bridgefield. Summit will then receive all of Bridgefield's common stock, and Bridgefield will become a wholly-owned subsidiary of Summit. No shares of Series A Preferred Stock will be issued to any person other than an Eligible Policyholder. An aggregate of 1,639,836 shares of Series A Preferred Stock has been allocated to the Eligible Policyholders. In approving the Plan of Conversion, the Florida DOI determined that all of the terms thereof, including the value of the Series A Preferred Stock proposed to be issued to the Eligible Policyholders, are equitable to the members of ESIF.


SUBSCRIPTION OFFERING


     In addition to shares of Series A Preferred Stock that will be issued to Eligible Policyholders in the Conversion, up to 5,000,000 shares of Common Stock are being offered pursuant to the Subscription Offering. Each Eligible Policyholder has the right to subscribe for up to 249,999 shares of Common Stock, which is 4.99% of the Post Offering Outstanding Shares. No fewer than 100 shares of Common Stock may be purchased by any person in the Subscription Offering. Eligible Policyholders as a group may purchase in the aggregate up to 90% of the Post Offering Outstanding Shares.



     In addition to the shares of Common Stock which may be subscribed for by Eligible Policyholders, the Management Group may subscribe to purchase up to an aggregate of 10% of the Post Offering Outstanding Shares. However, no person, either individually or in conjunction with any affiliated person and whether subscribing as an Eligible Policyholder or a member of the Management Group or purchasing shares in the Public Offering or otherwise, shall be permitted to acquire directly or indirectly more than 249,999 shares (4.99% of the Post Offering Outstanding Shares), except Summit may, in its discretion, permit any purchaser in the Offerings to purchase a number of shares of Common Stock in excess of such amount, subject to each such purchaser obtaining the prior approval of the Florida DOI.



     The Subscription Offering will expire at 4:00 p.m. Eastern Time on February , 1997. The Board of Directors of Summit may, at any time prior thereto, elect to cancel or rescind the Subscription Offering and consequently, not consummate the Public Offering. The Subscription Offering will not be consummated in the event that: (i) the Plan of Conversion is not approved at the Special Meeting or
(ii) the Plan of Conversion is withdrawn by the Board of Trustees of ESIF.



     The Subscription Price is $11.00 per share, which was set by Summit after consultation with Raymond James & Associates, Inc. and ABN AMRO Chicago Corporation, and was not based on an appraisal or any other objective factors. If the Public Offering closes on the Effective Date, and the Public Offering Price is different from the Subscription Price, then the effective price per share paid by subscribers shall be adjusted to the Public Offering Price and additional whole shares of Common Stock will be issued to subscribers or the number of Shares of Common Stock issued to subscribers will be reduced to offset the effect of such price difference and to assure that the price per share paid by Eligible Policyholders and the Management Group is the Public Offering Price. No fractional shares will be issued, but in lieu thereof, the value of such fractional shares will be refunded to subscribers in cash within 60 days after the Effective Date. The Public Offering Price will be determined by negotiation between the Representatives and Summit.

     While it is currently the intention of Summit to offer and sell all or a portion of the shares of Common Stock not subscribed for in the Subscription Offering to the public in the Public Offering, Summit may close the Subscription Offering and determine not to sell any shares in the Public Offering.


PUBLIC OFFERING

     If all of the shares of Common Stock offered are sold in the Subscription Offering, there will be no Public Offering. If less than all of the shares of Common Stock offered are sold in the Subscription Offering, the Company may, in its sole discretion, offer all or a portion of such remaining shares in the Public Offering. The Public Offering may, at the discretion of Summit, close on or at any time after the Effective Date. It is anticipated that the Representatives will act as representatives of the underwriters of the Public Offering. Purchasers in the Public Offering are subject to the Purchase Limit, but purchasers in the Public Offering will not be required to purchase any minimum number of shares.

                          DESCRIPTION OF CAPITAL STOCK

     The following is a summary description of Summit's capital stock. This summary does not purport to be complete and is subject to and qualified in its entirety by the provisions of Summit's Articles of Incorporation (the "SUMMIT ARTICLES") and Bylaws (the "SUMMIT BYLAWS"), copies of which are included as exhibits to the Registration Statement of which this Prospectus is a part, and by the provisions of applicable law.

PREFERRED STOCK

     Summit is authorized to issue an aggregate of 5,000,000 shares of preferred stock, par value $10 per share. The preferred stock may be issued in one or more series, from time to time, with such designations, rights, preferences and limitations, including but not limited to dividend rates and conversion features, as the Board of Directors may determine. Accordingly, preferred stock may be issued having dividend and liquidation preferences over the Common Stock without the consent of the holders of Common Stock. In addition, the ability of the Board to issue preferred stock could also be used by Summit as a means of resisting a change of control of Summit and, therefore, could be considered an "anti-takeover" device.


     Series A Preferred Stock. In connection with the Conversion, Summit will issue 1,639,836 shares of Series A Preferred Stock. Holders of the Series A Preferred Stock have no voting rights, except as are required by the Florida Act, or on a matter which would adversely affect the preferences, rights or powers of the holders of Series A Preferred Stock.



     Holders of Series A Preferred Stock have no preemptive or preferential right to purchase or subscribe for any unissued or additional authorized stock or any securities of Summit and have no rights to convert their Series A Preferred Stock into Common Stock or any other securities.



     The rights, preferences, limitations and restrictions of the Series A Preferred Stock are set forth in the Certificate of Designation, Preferences and Rights of Series A Preferred Stock of Summit, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part (the "SERIES A DESIGNATION") and which should be read in its entirety. In summary:



          (i) The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution and winding up of Summit, rank prior to all classes or series of equity securities of Summit, including the Common Stock.



          (ii) The holders of Series A Preferred Stock shall be entitled to receive, out of funds legally available for the payment of dividends, cash dividends at the rate of 4% per annum. Such dividends shall cumulate whether or not declared by the Board of Directors, but shall be payable only as and when declared by the Board; provided, however, that all cumulated but unpaid dividends shall be paid upon any redemption of the Series A Preferred Stock or any Liquidation (as defined in the Series A Designation).



          (iii) In the event of any Liquidation of Summit, after payment or provision for payment of the debts and other liabilities of Summit, and before any payment or distribution of Summit's assets shall be made or set apart for the holders of any securities ranking junior to the Series A Preferred Stock, the holders of the Series A Preferred Stock shall be entitled to receive $10 per share of Series A Preferred Stock plus an amount equal to all cumulated but unpaid dividends thereon.



          (iv) The Series A Preferred Stock shall be redeemable by Summit at any time and from time to time, in whole or in part.



          (v) The redemption price shall be $10 per share, together with an amount equal to all cumulated but unpaid dividends thereon to the date of redemption.



          (vi) In the event that Summit enters into any Business Combination (as defined in the Series A Designation), Summit or some other person shall make an offer to purchase the then outstanding Series A Preferred Stock for $10 per share plus an amount equal to all cumulated but unpaid dividends.

COMMON STOCK

     Summit is authorized to issue up to 20,000,000 shares of Common Stock, par value $.01 per share. As of the date of this Prospectus, Summit had seven shareholders of record and seven shares of Common Stock outstanding.

     Holders of Common Stock are entitled to one vote for each share held of record at all shareholder meetings for any purpose, including the election of directors. There is no cumulative voting for election of directors. The Summit Bylaws require that a majority of the issued and outstanding shares of Summit be represented to constitute a quorum and transact business at a shareholders' meeting.

     Holders of Common Stock have no preemptive or preferential right to purchase or subscribe for any unissued or additional authorized stock or any securities of Summit and have no rights to convert their Common Stock into any other securities.


     Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, if any, holders of Common Stock are entitled to ratably receive dividends when, as, and if declared by the Board of Directors out of funds legally available therefor and, upon the liquidation, dissolution or winding up of Summit, are entitled to share ratably in all assets remaining after payment of liabilities and payment of cumulated dividends and liquidation preferences on the preferred stock, if any.


OTHER CHARACTERISTICS OF CAPITAL STOCK

     See "DIVIDEND POLICY" with respect to restrictions on the payment of cash dividends and "THE OFFERINGS -- Subscription Offering -- Limitations on Common Stock Purchases" with respect to restrictions on the purchase of securities by any person.

ANTI-TAKEOVER PROVISIONS

     Regulatory Restrictions. Section 628.461 of the Florida Insurance Code prohibits any person, individually or in conjunction with any affiliated person of such person, from acquiring, directly or indirectly, 5% or more of the outstanding voting securities of a Florida-domiciled insurance company or any controlling company thereof without prior approval of the Florida DOI. However, a person acquiring less than 10% of such outstanding voting securities may file with the Florida DOI a disclaimer of affiliation and control and, unless such disclaimer is disallowed by the Florida DOI, such person will not be required to seek prior approval of the Florida DOI for the acquisition.

     Restrictions in Summit's Articles of Incorporation and Bylaws. A number of provisions of the Summit Articles and Summit Bylaws concern matters of corporate governance and certain rights of shareholders. The following discussion is a general summary of certain provisions of the Summit Articles and Summit Bylaws relating to stock ownership and transfers, the Board of Directors and business combinations, which might be deemed to have a potential "anti-takeover" effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by the Board of Directors but which individual shareholders of Summit may deem to be in their best interests or in which shareholders may receive a substantial premium for their shares over then current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the current Board of Directors and management more difficult. The following description is necessarily general and reference should be made in each case to such Summit Articles and Summit Bylaws, which are filed as exhibits to the Registration Statement of which this Prospectus forms a part.

          Board of Directors. The Board of Directors of Summit is divided into three classes, each of which contains approximately one-third of the whole number of the members of the Board. Each class serves a staggered term, with approximately one-third of the total number of directors being elected each year. The Summit Articles and Summit Bylaws prohibit cumulative voting for the election of directors.

     A classified board of directors could make it more difficult for shareholders, including those holding a majority of the outstanding shares, to force an immediate change in the composition of a majority of the board of directors. Because the terms of only one-third of the incumbent directors expire each year, it requires at least two annual elections for the shareholders to change a majority of the board of directors, whereas a majority of a non-classified board may be changed in one year. In the absence of the provisions of the Summit Articles and Summit Bylaws classifying the Board, all of the directors would be elected each year.


          Authorized Shares. The Summit Articles authorize the issuance of 20,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. The shares of Common Stock and preferred stock were authorized to provide Summit's Board of Directors with as much flexibility as possible in using such shares for financings, acquisitions, stock dividends, stock splits, employee stock options and other similar purposes. However, these additional authorized shares may also be used by the Board of Directors to deter future attempts to gain control of Summit. The Board of Directors has sole authority to determine the terms of any one or more series of the preferred stock, including voting rights, conversion rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the Board has the power to issue a series of preferred stock to persons friendly to management in order to attempt to block a post-tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position. There are currently no plans for the issuance of preferred stock other than the Series A Preferred Stock being offered hereby. See "DESCRIPTION OF CAPITAL
STOCK -- Preferred Stock."


     Anti-Takeover Effects of Incentive Plan. The Incentive Plan provides that in the event of a "change of control" (as defined in the Incentive Plan) of Summit, all awards granted under the Incentive Plan that are in the nature of rights that may be exercised shall automatically become fully exercisable. In addition, at any time prior to or after a change of control, the Compensation Committee may accelerate awards and waive conditions and restrictions on any other awards under the Incentive Plan to the extent it may determine appropriate.

     Florida Corporate Law. Summit will be subject to several anti-takeover provisions under the Florida Act that apply to a public corporation under Florida law unless the corporation has elected to opt out of such provisions in its articles of incorporation or bylaws. Such provisions also serve to limit certain related party transactions otherwise permissible under the Florida Act. Summit has not elected to opt out of such provisions.

     The Florida Act contains a provision that generally provides that shares acquired in a "control share acquisition" will not possess any voting rights unless voting rights are approved by a majority vote of a corporation's disinterested shareholders. A "control share acquisition" is an acquisition that immediately thereafter entitles the acquiring party to vote in the election of directors within any of the following ranges of voting power: (i) one-fifth or more but less than one-third of all voting power; (ii) one-third or more but less than a majority of all voting power; and (iii) a majority or more of all voting power. Approval of voting rights for control shares requires: (i) approval by each class or series entitled to vote separately, by majority of all votes entitled to be cast by the class or series being entitled to vote as a separate class and (ii) approval by each class or series entitled to vote separately, by a majority of all votes entitled to be cast by that group excluding all "control shares."

     The Florida Act also contains an "affiliated transactions" provision that generally requires two-thirds approval of holders of disinterested shares of a Florida corporation in order to engage in a broad range of transactions with an "interested shareholder." An "interested shareholder" is defined as a person who together with affiliates and associates beneficially owns more than 10% of the outstanding voting shares of the corporation. Transactions that require the approval of two-thirds of the voting shares beneficially owned by disinterested shareholders include: (i) mergers or consolidations with the interested shareholder; (ii) the sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with the interested shareholders of 5% or more of either the corporation's total assets or total outstanding shares, or representing 5% or more of the earning power or net income of the corporation; (iii) issuance or transfers of shares to the interested shareholder having a market value of 5% or more of the total market value of the corporation's outstanding shares (except pursuant to the exercise of stock warrants or rights, or a dividend or distribution made pro-rata to all shareholders); (iv) a liquidation or dissolution of the corporation proposed by or pursuant to a written or unwritten agreement or understanding with the interested shareholder; (v) a reclassification of securities or the corporate reorganization with the interested shareholder that has the effect of increasing the percentage voting ownership of the interested shareholder by more than 5%; and (vi) any receipt by the interested shareholder of a benefit, directly or indirectly, of any loans, advances, guarantees, pledges, other financial assistance, or tax credits or advantages provided by or through the corporation.

TRANSFER AGENT


     The Transfer Agent and registrar for Summit's Series A Preferred Stock and Common Stock is ChaseMellon Shareholder Services, L.L.C., New York, New York.


                        SHARES ELIGIBLE FOR FUTURE SALE


     Upon completion of the Conversion, Summit will have outstanding 5,000,000 shares of Common Stock, all of which will have been registered under the Securities Act and will be freely tradable without restriction or further registration under the Securities Act, except that those shares held by "affiliates" (as defined in Rule 144 promulgated under the Securities Act) of Summit will not be freely tradable even though they will have been registered under the Securities Act. Based on information provided to Summit by its affiliates, Summit believes that approximately 238,000 shares of Common Stock, equal to 4.8% of the Post-Offering Outstanding Shares, will be beneficially owned by affiliates of Summit. Shares of Common Stock beneficially owned by affiliates of Summit may not be sold except in compliance with the registration requirements of the Securities Act or pursuant to an exemption from registration, such as the exemption provided by Rule 144 under the Securities Act. Additionally, all shares of Common Stock held by affiliates of Summit are subject to a lock-up agreement with the Representatives that prohibits their resale prior to 180 days after the Effective Date without the prior consent of Raymond James & Associates, Inc.



     In general, under Rule 144, as currently in effect, any person (or persons whose shares are aggregated) who owns shares of Common Stock which have not been registered under the Securities Act and as to which a minimum of two years has elapsed since the later of the date of acquisition from and full payment to Summit or an affiliate of Summit, and any affiliate of Summit who owns Common Stock, will be entitled to sell, within any three-month period beginning 90 days after the date of this Prospectus (but subject to the 180 day lock-up described above), a number of shares of Common Stock that does not exceed the greater of:
(i) 1% of the then outstanding shares of Common Stock (50,000 shares of Common Stock upon the completion of the Conversion), or (ii) the average weekly trading volume in the Common Stock in the public market during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales of Common Stock pursuant to Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about Summit. Additionally, under Rule 144, any person who holds shares of Common Stock which have not been registered under the Securities Act as to which a minimum of three years has elapsed since the later of the date of acquisition from and full payment to Summit or an affiliate of Summit and who is not, and for a period of three months prior to the sale of such shares has not been, an affiliate of Summit is free to sell such shares without regard to the volume, manner of sale, notice and other provisions of Rule 144.



     In addition, 500,000 shares of Common Stock are reserved for issuance under Summit's Incentive Plan and 45,000 shares of Common Stock are reserved for issuance in connection with the 401(k) Plan. Summit intends to file a registration statement on Form S-8 under the Securities Act to register the shares of Common Stock reserved for issuance under the Incentive Plan and the 401(k) plan within 30 days after the Effective Date. Shares of Common Stock issued under the Incentive Plan and the 401(k) Plan to non-affiliates of Summit after the effective date of such registration statement will be freely tradable in the public market. Shares issued under the Incentive Plan and the 401(k) Plan to affiliates of Summit after the effective date of such registration statement will be eligible for sale pursuant to Rule 144.



     Prior to the Conversion, there has been no public trading market for Summit's securities. Summit cannot predict the effect, if any, that sales of Common Stock following the Conversion, pursuant to a registration statement, Rule 144, or otherwise, or the availability of such shares for sale, will have on the market price prevailing from time to time. Sales, or the availability for sale, of a substantial amount of Common Stock could adversely affect prevailing market prices for such stock.

                                  UNDERWRITING


     Subject to the terms and conditions of the Underwriting Agreement, the Company has agreed to sell to each of the Underwriters listed below, and the Underwriters, for whom Raymond James & Associates, Inc. and ABN AMRO Chicago Corporation are acting as the Representatives, have severally agreed to purchase, the respective number of shares of Common stock set forth opposite their names below.



                                                                                    NUMBER OF
                                   UNDERWRITER                                       SHARES
----------------------------------------------------------------------------------  ---------
Raymond James & Associates, Inc. .................................................
ABN AMRO Chicago Corporation......................................................

          Total...................................................................
                                                                                    ==========


     The Underwriting Agreement provides that the obligations of the several Underwriters thereunder are subject to approval of certain legal matters by their counsel and to various other conditions. The Underwriters are obligated to purchase all shares of the Common Stock offered hereby, excluding shares covered by the over-allotment option granted to the Underwriters, if any of such shares are purchased.


     The Company has been advised by the Representatives that the Underwriters propose to offer the Common Stock to the public at the initial public offering price per share set forth on the cover page of this Prospectus and to certain
dealers at such price, less a concession not in excess of $     per share and
that the Underwriters and such dealers may reallow a concession not in excess of
$          per share to other dealers. The public offering price and concessions and reallowances to dealers may be changed by the Representatives after the initial Public Offering.



     Summit has granted to the Underwriters an option, exercisable within 30 days after the date of the Public Offering, to purchase up to an additional 750,000 shares of Common Stock to cover over-allotments at the same price per share to be paid by the Underwriters for the other shares offered hereby. If the Underwriters purchase any additional shares pursuant to this option, each of the Underwriters will be committed to purchase such additional shares in approximately the same proportion as set forth in the above table. The Underwriters may purchase such option only to cover over-allotments ,if any, in connection with the Public Offering.


     Summit has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.


     Summit and its executive officers have agreed not to sell, contract to sell or otherwise dispose of any shares of Common Stock for a period of 180 days after the Effective Date of the Conversion without the prior written consent of the Representatives. See "SHARES ELIGIBLE FOR FUTURE SALE."


     The Underwriters have advised Summit that they do not intend to confirm sales to any account over which they exercise discretionary authority.


     Prior to the Offerings, there has been no public market for the Common Stock of Summit. Consequently, the Public Offering Price for the Common Stock has been determined by negotiation between Summit and the Representatives. Among the factors considered in such negotiations were the prevailing market conditions, the results of operations of the Company in recent periods, the market capitalizations and stages of development of other companies which the Company and the Representatives believed to be comparable to the Company, estimates of the business potential of the Company, the present state of the Company's development and other factors deemed relevant.

                                 LEGAL MATTERS

     Certain legal matters with respect to the shares of the Common Stock offered hereby will be passed upon for the Company by Alston & Bird, Atlanta, Georgia, and McConnaughhay, Roland, Maida & Cherr, P.A., Tallahassee, Florida, and for the Underwriters by Holland & Knight, Tampa, Florida.

                                    EXPERTS

     The consolidated financial statements of ESIF and subsidiaries as of March 31, 1996 and for the year then ended and the consolidated financial statements of SHC and subsidiaries for the year ended December 31, 1993, 1994, and 1995 appearing in this Prospectus and Registration Statement have been audited by Ernst & Young, LLP, independent auditors, as set forth in their reports therein appearing elsewhere herein and in the Registration Statement and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


     The consolidated financial statements of ESIF and subsidiaries as of March 31, 1994 and 1995 and for the years then ended and as of September 30, 1996 and for the six months then ended appearing in this Prospectus and Registration Statement have been audited by Brinton & Mendez, certified public accountants, as set forth in their reports therein appearing elsewhere herein and in the Registration Statement and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


                             CHANGE IN ACCOUNTANTS

     In June 1996, ESIF changed principal accountants from Brinton & Mendez to Ernst & Young, LLP to audit its financial statements. Prior thereto, Brinton & Mendez had served as ESIF's principal accountants. Prior to the Acquisition, Ernst & Young, LLP had served as SHC's principal accountants. The decision by ESIF to change principal accountants was made with the approval of the Board of Trustees as a result of the decision to pursue the Conversion.


     The Company believes, and has been advised by Brinton & Mendez that it concurs in such belief, that, during the fiscal years ended March 31, 1994 and 1995 and subsequent thereto, the Company and Brinton & Mendez did not have any disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Brinton & Mendez, would have caused it to make reference in connection with its report on the Company's financial statements to the subject matter of the disagreement.


     No report of Brinton & Mendez on the Company's financial statements for either of the fiscal years ended March 31, 1994 and 1995 contained an adverse opinion, a disclaimer of opinion, or qualification or modification as to uncertainty, audit scope or accounting principles. During such fiscal periods, there were no "reportable events" within the meaning of Item 304(a)(1) of Regulation S-K promulgated under the Securities Act.

                             ADDITIONAL INFORMATION

     Summit has filed with the Commission, 450 Fifth Street, N.W. , Washington, D.C. 20549, a Registration Statement on Form S-1 (the "REGISTRATION STATEMENT") under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, as permitted by the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and to the exhibits filed therewith. Statements contained in this Prospectus as to the contents of any contract of other document which has been filed as an exhibit to the Registration Statement are qualified in their entirety by reference to such exhibits for a complete statement of their terms and conditions. The Registration Statement and the exhibits thereto may be inspected without charge at the offices of the Commission, and copies or all or any part thereof may be obtained from the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549 or at certain of the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048, and Citicorp Center, 500 West Madison

Street, Suite 1400, Chicago, Illinois 60661, upon payment of the fees prescribed by the Commission. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy and information statements and other information may be found on the Commission's site address, http://www.sec.gov.

     Summit is not currently subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). As a result of the Conversion, Summit will become subject to the information reporting requirements of the Exchange Act. Summit intends to furnish its shareholders with annual reports, which will include consolidated financial statements audited by its independent certified public accountants, and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

                         INDEX TO FINANCIAL STATEMENTS


                                                                                        PAGE
                                                                                        ----
EMPLOYERS SELF INSURERS FUND AND SUBSIDIARIES
  Reports of Independent Auditors.....................................................   F-2
  Consolidated Balance Sheets as of March 31, 1995 and 1996...........................   F-4
  Consolidated Statements of Income for the years ended March 31, 1994, 1995 and
     1996.............................................................................   F-5
  Consolidated Statements of Changes in Equity for the years ended March 31, 1994,
     1995 and 1996....................................................................   F-6
  Consolidated Statements of Cash Flows for the years ended March 31, 1994, 1995 and
     1996.............................................................................   F-7
  Notes to Consolidated Financial Statements..........................................   F-8
  Report of Independent Auditors......................................................  F-28
  Consolidated Balance Sheets as of September 30, 1995 (unaudited) and 1996...........  F-29
  Consolidated Statements of Income for the six months ended September 30, 1995
     (unaudited) and 1996.............................................................  F-30
  Consolidated Statements of Changes in Equity for the six months ended September 30,
     1995 and 1996....................................................................  F-31
  Consolidated Statements of Cash Flows for the six months ended September 30, 1995
     (unaudited) and 1996.............................................................  F-32
  Note to Consolidated Financial Statements...........................................  F-33

SUMMIT HOLDING CORPORATION AND SUBSIDIARIES
  Report of Independent Auditors......................................................  F-53
  Consolidated Statements of Income for the years ended December 31, 1993, 1994 and
     1995.............................................................................  F-54
  Consolidated Statements of Stockholders' Equity for the years ended December 31,
     1993, 1994 and 1995..............................................................  F-55
  Consolidated Statements of Cash Flows for the years ended December 31, 1993, 1994 and 1995.........................................................................  F-56
  Notes to Consolidated Financial Statements..........................................  F-57

FINANCIAL STATEMENT SCHEDULES
  EMPLOYERS SELF INSURERS FUND AND SUBSIDIARIES
  Reports of Independent Auditors on Financial Statement Schedules....................  F-62
  Schedule I -- Summary of Investments as of March 31, 1996 and September 30, 1996....  F-64
  Schedule IV -- Reinsurance for the years ended March 31, 1994, 1995 and 1996 and for the six months ended September 30, 1995 and 1996.................................  F-65
  Schedule VI -- Supplemental Information Concerning Insurance Operations for the
     years ended March 31, 1994, 1995 and 1996 and for the six months ended September
     30, 1995 and 1996................................................................  F-66


     Schedule II -- Condensed Financial Statements of the Registrant is omitted due to minimal capitalization and a lack of operations to date of Summit Holding Southeast, Inc.

     All other schedules are omitted because of the absence of conditions under which they are required or because the required information is included elsewhere herein.

                         REPORT OF INDEPENDENT AUDITORS

Board of Trustees
Employers Self Insurers Fund

     We have audited the accompanying consolidated balance sheet of Employers Self Insurers Fund (the "Company") and its subsidiaries as of March 31, 1996, and the related consolidated statements of income, changes in equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company and its subsidiaries at March 31, 1996, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Jacksonville, Florida
July 31, 1996

                          INDEPENDENT AUDITORS' REPORT

Board of Trustees
Employers Self Insurers Fund
Lakeland, Florida

     We have audited the accompanying consolidated balance sheets of Employers Self Insurers Fund and its subsidiaries as of March 31, 1995, and the related consolidated statements of income, equity, and cash flows for each of the two years in the period ended March 31, 1995. These financial statements are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Employers Self Insurers Fund and its subsidiaries as of March 31, 1995 and the consolidated results of their operations and their cash flows for each of the two years in the period ended March 31, 1995, in conformity with generally accepted accounting principles.

     As discussed in Note 1 to the consolidated financial statements, the Fund's financial statements have been prepared in conformity with generally accepted accounting principles applicable to stock property and casualty insurance companies.

/s/  Brinton & Mendez

                                          BRINTON & MENDEZ
                                          Certified Public Accountants

Lakeland, Florida
July 26, 1996

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS


                                                                              MARCH 31,
                                                                       -----------------------
                                                                         1995           1996
                                                                       --------       --------
                                        (IN THOUSANDS)
                                            ASSETS
Invested assets:
  Fixed maturities, available-for-sale...............................  $204,097       $178,818
  Preferred stock....................................................     1,914          3,156
  Common stock.......................................................     8,978         11,095
  Short-term investments.............................................     6,983         19,770
                                                                       --------       --------
          Total invested assets......................................   221,972        212,839
Cash and cash equivalents............................................     2,984         10,678
Premiums receivable (net of $2,100 and $1,500 allowance for doubtful
  accounts, respectively)............................................    50,391         38,093
Accounts receivable..................................................        --          3,157
Reinsurance recoverable, including $10,800 and $9,400 at March 31,
  1995 and 1996, respectively, from related party reinsurers.........   110,141        111,519
Recoverable from Florida Special Disability Trust Fund...............    15,879         20,060
Accrued investment income............................................     3,409          2,936
Income taxes recoverable.............................................        --          9,690
Equipment and software...............................................        --          2,529
Capitalized computer software costs..................................        --          6,038
Value assigned to future administration of insurance contracts.......        --          6,470
Unamortized debt acquisition cost....................................        --            709
Excess of cost over net assets of business acquired..................        --         49,198
Deferred income taxes................................................    19,100         16,355
Other assets.........................................................     1,330          1,907
Net assets of discontinued operations................................        --            612
                                                                       --------       --------
          Total assets...............................................  $425,206       $492,790
                                                                       ========       ========

                                    LIABILITIES AND EQUITY
Liabilities:
  Loss and loss adjustment expenses..................................  $367,391       $387,632
  Debt...............................................................        --         44,000
  Unallocated policyholder remittances...............................    18,234         14,635
  Accounts payable and accrued expenses..............................    12,690         14,492
  Taxes, licenses and fees...........................................     1,861          1,493
  Deferred revenue...................................................        87          7,384
  Federal income taxes payable.......................................     4,878             --
                                                                       --------       --------
          Total liabilities..........................................   405,141        469,636
Equity:
  Retained earnings..................................................    21,474         21,659
  Unrealized appreciation (depreciation) on available-for-sale
     securities......................................................    (1,409)         1,495
                                                                       --------       --------
          Total equity...............................................    20,065         23,154
                                                                       --------       --------
          Total liabilities and equity...............................  $425,206       $492,790
                                                                       ========       ========


                            See accompanying notes.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                      YEAR ENDED MARCH 31,
                                                                 ------------------------------
                                                                   1994       1995       1996
                                                                 --------   --------   --------
                                        (IN THOUSANDS)
Revenue:
  Premiums earned..............................................  $148,441   $128,489   $114,893
  Net investment income........................................    10,510     12,205     13,210
  Net realized investment gains................................        --         --      4,354
  Administrative fees..........................................        --         --      7,665
  Other income.................................................        --        121        206
                                                                 --------   --------   --------
          Total revenue........................................   158,951    140,815    140,328
Losses and expenses:
  Losses and loss adjustment expenses..........................   108,411     69,116     94,844
  Other underwriting, general and administrative expenses......    37,121     41,546     43,657
  Amortization and depreciation................................        --         --      1,103
  Interest expense.............................................        --         --        847
                                                                 --------   --------   --------
          Total losses and expenses............................   145,532    110,662    140,451
                                                                 --------   --------   --------
Income (loss) from continuing operations before income taxes...    13,419     30,153       (123)
Income tax expense (benefit)...................................     4,534     10,990       (505)
                                                                 --------   --------   --------
Income from continuing operations..............................     8,885     19,163        382
                                                                 --------   --------   --------
Discontinued operations:
  Loss from discontinued operations (net of income tax benefit
     of $121)..................................................        --         --       (197)
                                                                 --------   --------   --------
Loss from discontinued operations..............................        --         --       (197)
                                                                 --------   --------   --------
          Net income...........................................  $  8,885   $ 19,163   $    185
                                                                 ========   ========   ========

                            See accompanying notes.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

                  CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
                   YEARS ENDED MARCH 31, 1994, 1995 AND 1996

                                                                             UNREALIZED
                                                                            APPRECIATION
                                                                         (DEPRECIATION) OF
                                                             RETAINED    AVAILABLE-FOR-SALE
                                                             EARNINGS   SECURITY INVESTMENTS    TOTAL
                                                             --------   --------------------   -------
                                            (IN THOUSANDS)
Balance at March 31, 1993..................................  $ (6,574)        $     88         $(6,486)
Net income.................................................     8,885               --           8,885
Change in net unrealized investment gains..................        --             (126)           (126)
                                                              -------          -------         -------
Balance at March 31, 1994..................................     2,311              (38)          2,273
Net income.................................................    19,163               --          19,163
Change in net unrealized investment gains..................        --           (1,371)         (1,371)
                                                              -------          -------         -------
Balance at March 31, 1995..................................    21,474           (1,409)         20,065
Net income.................................................       185               --             185
Change in net unrealized investment gains..................        --            2,904           2,904
                                                              -------          -------         -------
Balance at March 31, 1996..................................  $ 21,659         $  1,495         $23,154
                                                              =======          =======         =======

                            See accompanying notes.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                      YEAR ENDED MARCH 31,
                                                                 ------------------------------
                                                                   1994       1995       1996
                                                                 --------   --------   --------
                                        (IN THOUSANDS)
OPERATING ACTIVITIES:
  Net income...................................................  $  8,885   $ 19,163        185
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Amortization and depreciation................................       485        372      1,103
  Net realized gains...........................................       (14)        --     (4,354)
  Bad debt allowance...........................................      (146)      (216)      (600)
  (Increase) decrease in premiums receivable...................    (6,964)     8,880     12,898
  (Increase) decrease in accounts receivable...................        (4)        14     (3,157)
  Increase in reinsurance recoverable..........................   (26,563)   (20,424)    (1,377)
  Increase in Special Disability Trust Fund recoverable........    (3,184)    (5,950)    (4,181)
  (Increase) decrease in accrued investment income.............      (398)    (1,184)       473
  Increase in federal income tax recoverable...................        --         --     (9,690)
  (Increase) decrease in deferred income taxes.................    (7,535)       513      2,745
  Increase in other assets.....................................        --         --       (665)
  Discontinued operations......................................        --         --       (612)
  Increase in loss and loss adjustment expense.................    39,754      9,677     20,240
  Increase (decrease) in unallocated policyholder
     remittances...............................................    16,115     (2,155)    (3,600)
  Increase in accounts payable and accrued expenses............        39      2,291      1,802
  Increase (decrease) in taxes, licenses and fees..............        --      1,201       (368)
  Increase in deferred revenue.................................        --         86      7,298
  Increase (decrease) in federal income tax payable............        --      1,043     (4,878)
                                                                 --------   --------   --------
Net cash provided (used) in operating activities...............    20,470     13,311     13,262
INVESTING ACTIVITIES:
Purchase of investment securities..............................  (760,811)  (859,038)  (982,289)
Disposal and maturity of investment securities.................   685,168    846,575    972,918
Purchase of equipment and software.............................        --         --     (2,697)
Purchase of Summit Holding Corporation.........................        --         --    (37,500)
Other investing activities.....................................        68        152         --
                                                                 --------   --------   --------
Net cash provided by investing activities......................   (75,575)   (12,311)   (49,568)
FINANCING ACTIVITIES:
Increase in notes payable......................................        --         --     44,000
                                                                 --------   --------   --------
Net cash provided by financing activities......................        --         --     44,000
                                                                 --------   --------   --------
Net increase in cash and cash equivalents......................   (55,105)     1,000      7,694
Beginning cash and cash equivalents............................    57,089      1,984      2,984
                                                                 --------   --------   --------
Ending cash and cash equivalents...............................  $  1,984   $  2,984   $ 10,678
                                                                 ========   ========   ========

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         MARCH 31, 1994, 1995 AND 1996


1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

  Organization

     Employers Self Insurers Fund ("ESIF") is domiciled in Florida as a group self-insurance workers' compensation fund defined by section 624.4621, Florida Statutes. ESIF is regulated by the Bureau of Self Insurance under the Department of Insurance of the State of Florida (the "Florida DOI").


     ESIF was formed in 1978 for the stated purpose of providing statutory workers' compensation coverage for certain Florida employers. ESIF's wholly owned subsidiary, Employers Safety Group Association, Inc. ("ESGA"), is a trade association primarily for employers in the construction, manufacturing, wholesale and retail, and service industries. Any employer that obtains workers' compensation coverage from ESIF automatically becomes a member of ESIF with certain rights, including the right to vote for the election of ESIF's Trustees and the right to participate in the distribution of the surplus of ESIF in the event of its liquidation. However, all members of ESIF are subject to joint and several liability for the obligations of ESIF. ESIF has historically retained its earnings and profits to pay its obligations and avoid making assessments against its members.



     ESIF is a trust with a Board comprised of six Trustees, but no employees or officers. ESIF's bylaws specifically direct the Board to engage an administrator, and ESIF's administrator since its inception has been Summit Consulting, Inc. ("SCI"). SCI performs all daily operational activities for ESIF, including premium and claims processing, pursuant to a written agreement. SCI also performs similar functions for four other group self-insurance funds located in Florida, Louisiana and Kentucky.



     SCI owns several subsidiaries formed to assist it in providing specialized administrative services, and SCI is wholly owned by a holding company, Summit Holding Corporation ("SHC"). Effective January 16, 1996, ESIF purchased all of the outstanding stock of SHC (see Note 14 for a further discussion of this acquisition). In addition to SHC and its subsidiaries, ESIF also owns a reinsurance subsidiary, U.S. Employers Insurance, Inc. ("USEI").



     Pursuant to an Amended Plan of Conversion and Recapitalization, and subject to certain conditions stated therein, ESIF intends to convert to a stock property and casualty insurance company. In such transaction, ESIF will become wholly owned by a newly formed holding company, and ESIF's members will receive preferred stock of the holding company in exchange for the membership interests.


  Consolidation and Presentation

     The accompanying consolidated financial statements include the accounts, after intercompany eliminations, of ESIF and its wholly owned subsidiaries and have been prepared in conformity with generally accepted accounting principles ("GAAP") applicable to stock property and casualty insurance companies, which differ from statutory accounting practices prescribed or permitted by the Florida DOI.

 Use of Estimates and Assumptions

     The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known which could impact the amounts reported and disclosed herein.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  Recognition of Revenues


     Workers' compensation insurance premiums are based on rates established by the National Council on Compensation Insurance ("NCCI"). Premium revenues generally are recognized over the life of the related policies on the daily pro rata method with a reserve for premiums earned established for the unexpired portion of the premiums applicable to those policies. For retrospectively rated policies, the ultimate premium for a period is determined on the basis of the insured's actual losses for that period. If the actual losses are less than expected, ESIF may be required to refund a portion of the premiums previously paid. ESIF considers loss development experience through the date of the financial statements in estimating the ultimate premium and, as adjustments to premiums become necessary as a result of loss development, such adjustments are included in current operations. All indemnity contracts issued by ESIF prior to March 31, 1996 have a common anniversary date of April 1, thus there was no liability for unearned premium or deferred policy acquisition costs at March 31, 1995 or March 31, 1996.


     Administrative fee revenue is recognized in proportion to the premiums earned by the self-insurance funds at the contractual administrative fee percentage of premiums. Adjustments to revenue for premium audits are recorded in the period they occur. Fees for administrative services provided to ESIF subsequent to the date of ESIF's acquisition of SHC have been eliminated in the consolidated statement of operations.

     Reinsurance premiums ceded are recorded and recognized on a pro rata basis of earned premiums of the contract.

  Income Taxes

     Income taxes have been provided using the liability method in accordance with Financial Accounting Standards Board ("FASB") Statement 109, Accounting for Income Taxes. Under that method, deferred tax assets and liabilities are determined based on the differences between financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates.

  Investments

     In 1993, the FASB issued Statement 115, Accounting for Certain Investments in Debt and Equity Securities. Statement 115 requires that debt securities are to be classified as either held-to-maturity (carried at amortized cost), available-for-sale (carried at market with unrealized gains or losses reported in equity), or trading (carried at market with unrealized gains or losses reported in net income).

     ESIF believes that it has the ability and intent to hold to maturity its debt security investments. However, ESIF also recognizes there may be circumstances where it may be appropriate to sell a security prior to maturity in response to unforeseen changes in circumstances. Recognizing the need for the ability to respond to changes in tax position and in market conditions, ESIF has designated its entire investment portfolio as available-for-sale.

     Investments are reported in the accompanying balance sheets on the following basis:

     - Available-for-sale securities are reported at current market value. Changes in market value of available-for-sale securities, after applicable deferred income taxes, are reported as unrealized appreciation or depreciation directly in equity and, accordingly, have no effect on net income.

     - Equity security investments, consisting of common and nonredeemable preferred stocks, are carried at current market value with changes in such value reported as unrealized appreciation or depreciation directly in equity, after applicable income taxes, having no effect on net income.

     - Short-term investments are reported at cost.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The cost of securities sold is based on specific identification and the resulting realized gains and losses are included in the determination of net income.

     In the normal course of business, ESIF is party to financial instruments, none of which have significant off-balance-sheet risk.

  Loss and Loss Adjustment Expenses


     The reserve for unpaid loss and loss adjustment expenses ("LAE") represents management's best estimate of the ultimate cost of the loss and LAE that are unpaid at the balance sheet date including incurred but not reported claims. Such reserve is established by management based upon (i) results of actuarial reviews which incorporate ESIF's experience with similar cases, estimates of future claim trends, and historical trends such as recurring loss payment and reporting patterns, claim closures and product mixes; (ii) facts known to the company, and (iii) regulatory requirements. Such reserve is continually reviewed and as adjustments become necessary, such adjustments are included in current operations.


     The reserve for permanent indemnity disability claims has been discounted at 4% as permitted under Florida law. For GAAP purposes, discounting is computed based on the ESIF's anticipated payout patterns and a discount rate consistent with that permitted by section 625.091, Florida Statutes. The amount of such discount was $4.8 million, $4.9 million and $4.7 million at March 31, 1994, 1995 and 1996, respectively.

  Reinsurance

     Under FASB Statement No. 113, Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts, all assets and liabilities related to reinsurance ceded contracts are reported on a gross basis rather than the previous practice of reporting such assets and liabilities net of reinsurance. The amounts recoverable from reinsurers are classified separately on the balance sheet.

     The accompanying statements of operations reflect premiums and losses incurred, net of reinsurance ceded (see Note 6). Reinsurance arrangements allow management to control exposure to potential losses arising from large risks. A significant portion of the reinsurance is effected under excess of loss reinsurance contracts. Amounts recoverable from reinsurers are estimated in a manner consistent with the loss and loss expense reserves associated with the reinsured policies. Similarly, reinsurance premiums, losses and loss adjustment expenses are accounted for on bases consistent with those used in accounting for the related original policies issued and the terms of the reinsurance contracts.

  Guaranty Fund Assessments


     As a self-insurance fund, ESIF has periodically been assessed by a state guaranty fund as part of that fund's activities to collect money from solvent self-insurance funds to cover certain losses to policyholders of insolvent self-insurance funds, after assessment of the policyholders of the insolvent funds. This type of guaranty fund is separate from the Florida Special Disability Trust Fund (the "SDTF"), which is designed to pay insurers for certain benefits paid to previously injured workers, as discussed in Note 13.



     Florida statutes limit the assessment to a maximum of 2% of direct written premiums annually, but because there are many uncertainties regarding the ultimate amount of assessments, ESIF's policy has been to recognize its obligation for guaranty fund assessments when it receives notice that an amount is payable to the guaranty fund. At March 31, 1996, ESIF was not able to estimate reasonably the potential effects of any future assessments and, accordingly, the accompanying financial statements do not include any provision for such future assessments. Assessments charged to expense during the fiscal years ended March 31, 1994, 1995 and 1996 were $-0- million, $1.5 million and $1.6 million, respectively. Such assessments are credited against the Company's administrative tax.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Upon conversion to a stock property and casualty insurer, ESIF will be subject to assessment by a separate guaranty fund. Such assessments will not be credited against ESIF's administrative tax.

  Concentrations of Credit or Financial Risk

     Florida law allows ESIF to write policies only in the State of Florida. Therefore, all ESIF's premium revenues for the fiscal years ended March 31, 1994, 1995 and 1996 were derived from policies offered to customers located in Florida. Accordingly, ESIF could be adversely affected by economic downturns, significant unemployment, and other conditions that may occur from time-to-time in Florida, which may not as significantly affect its more geographically diversified competition.

     SHC has significant amounts of revenue associated with its third-party processing as a result of its contracts with several self-insurance funds. Changes with respect to these contracts could adversely affect ESIF.


     As further described in Note 6, ESIF has significant amounts of reinsurance recoverables as a result of ceding reinsurance under specific and aggregate reinsurance treaties.


  Intangible Assets


     Cost in excess of net assets of businesses acquired totaling $49 million was recorded in conjunction with the January 1996 acquisition of SHC. This intangible asset is being amortized on a straight-line basis over 25 years.



     ESIF's cost associated with the purchase of customer listings recorded in conjunction with the January 1996 acquisition of SHC totals $6.5 million. This intangible asset is being amortized on a straight-line basis over 10 years.



     At the balance sheet date, ESIF evaluates the recoverability of the cost in excess of net assets acquired and the cost associated with customer listings through a comparison of forecasted undiscounted cash flows of SHC and the remaining asset balances.


  Equipment and Software

     Equipment and software are recorded at cost. Depreciation is computed using the straight-line method over the useful lives of the related assets.

  Cash and Cash Equivalents

     ESIF considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

  Bad Debt Allowance

     The bad debt allowance is based on ESIF's experience with uncollectible premiums receivable and represents ESIF's best estimate of the ultimate uncollectible amounts incurred through the balance sheet date.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

2. INVESTMENTS

     The amortized cost and the fair value of debt security investments are summarized as follows:

                                                                  GROSS        GROSS
                                                    AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                                                      COST        GAINS        LOSSES      VALUE
                                                    ---------   ----------   ----------   --------
                                                                    (IN THOUSANDS)
    AT MARCH 31, 1995
      U.S. Treasury and government agencies.......  $ 132,116     $  671       $2,545     $130,242
      States and political subdivisions...........     60,404        324        1,023       59,705
      Other debt securities.......................     14,087         72            9       14,150
                                                     --------     ------       ------     --------
    Total debt securities available-for-sale......  $ 206,607     $1,067       $3,577     $204,097
                                                     ========     ======       ======     ========
    AT MARCH 31, 1996
      U.S. Treasury and government agencies.......     57,655        487          909       57,233
      States and political subdivisions...........     68,697        934          270       69,361
      Industrial and miscellaneous................     37,258        850          284       37,824
      Mortgage-backed securities:
         U.S. government agencies.................     14,320        240          160       14,400
                                                     --------     ------       ------     --------
    Total debt securities available for sale......  $ 177,930     $2,511       $1,623     $178,818
                                                     ========     ======       ======     ========

     The amortized cost and estimated fair value of debt securities at March 31, 1996, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities because certain borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                           AMORTIZED     FAIR
                                                                             COST       VALUE
                                                                           ---------   --------
                                                                              (IN THOUSANDS)
Years to maturity:
  One or less............................................................  $   2,366   $  2,394
  After one through five.................................................     58,621     58,743
  After five through ten.................................................     89,727     90,094
  After ten..............................................................     12,896     13,187
                                                                            --------   --------
                                                                           $ 163,610   $164,418
  Mortgage-backed securities.............................................     14,320     14,400
                                                                            --------   --------
Total....................................................................  $ 177,930   $178,818
                                                                            ========   ========

     Proceeds from the sales of investments in debt securities during fiscal year ending March 31, 1994 were $26.3 million. No gains or losses were realized on those sales. Proceeds from the sales of investments in debt securities during fiscal year ending March 31, 1995 were $21.8 million. No gains or losses were realized on those sales. Proceeds from the sales of investments in debt securities during fiscal year ending March 31, 1996 were $195.5 million. Gross gains of $3.1 million and gross losses of $1.0 million were realized on those sales.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Unrealized gains and losses on investments in preferred and common stocks are reported directly in equity and do not affect operations. The gross unrealized gains and losses on, and the cost and fair value of, those investments are summarized as follows:

                                                                  GROSS        GROSS
                                                                UNREALIZED   UNREALIZED    FAIR
                                                       COST       GAINS        LOSSES      VALUE
                                                      -------   ----------   ----------   -------
                                                                    (IN THOUSANDS)
    AT MARCH 31, 1995
      Preferred stocks..............................  $ 1,924     $    6        $ 16      $ 1,914
      Common stocks.................................    8,717        353          92        8,978
                                                      -------     ------        ----      -------
    Total...........................................  $10,641     $  359        $108      $10,892
                                                      =======     ======        ====      =======
    AT MARCH 31, 1996
      Preferred stocks..............................  $ 3,167     $   18        $ 29      $ 3,156
      Common stocks.................................    9,576      1,640         121       11,095
                                                      -------     ------        ----      -------
    Total...........................................  $12,743     $1,658        $150      $14,251
                                                      =======     ======        ====      =======

     Major categories of ESIF's investment income are summarized as follows:

                                                                 YEAR ENDED MARCH 31,
                                                            -------------------------------
                                                             1994        1995        1996
                                                            -------     -------     -------
                                                                    (IN THOUSANDS)
    Income from:
      Bonds...............................................  $ 6,829     $ 9,788     $10,923
      Preferred stocks....................................       --          --         215
      Common stocks.......................................        6          16         319
      Short-term investments and cash.....................    3,675       2,401       1,753
                                                            -------     -------     -------
    Net investment income.................................  $10,510     $12,205     $13,210
                                                            =======     =======     =======


     The Florida DOI requires cash and investments to be held in trust for the Florida DOI for 10% of statutory basis loss reserves and the 1986-1995 fund years aggregate reserve plans. The aggregate plans approved by the Florida DOI require the interest earned on the related reserves to accumulate with the restricted principal. The reserves are reviewed annually and a revised funding plan is submitted to the Florida DOI. At March 31, 1995 and 1996, the amount in trust is approximately $59.1 million and $62.9 million, respectively. Subsequent to March 31, 1996, the amount in trust was reduced to $50.9 million, consisting of $23.8 million related to 10% of statutory basis loss reserves and $26.8 million for the 1986-1995 fund year aggregate reserves.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3. PROPERTY AND EQUIPMENT

     The major components of equipment and software at March 31, 1996 are as follows (in thousands):

        Furniture, fixtures and equipment...................................  $  786
        Data processing equipment...........................................     665
        Airplane............................................................     968
        Leasehold improvements..............................................     103
        Software............................................................     176
        Automobiles.........................................................      17
                                                                              ------
                                                                               2,715
        Less accumulated depreciation.......................................     186
                                                                              ------
                                                                              $2,529
                                                                              ======

     Depreciation expense for the fiscal year ended March 31, 1996 was $0.2 million. Substantially all equipment and software was acquired in the January 1996 acquisition of SHC.

4. INTANGIBLES

     The majority of ESIF's intangible assets were recorded in connection with the acquisition of SHC and are stated at cost, which represents fair value as of the acquisition date, less accumulated amortization, and include purchased software, customer accounts and contracts, and the excess of the purchase price over the fair value of identifiable net assets acquired. Purchased software, customer accounts and contracts are being amortized on a straight-line basis over the estimated useful lives and contract period which range from three to ten years. The excess of cost over the fair value of identifiable net assets acquired is being amortized on a straight-line basis over 25 years.

     Intangible assets consist of the following as of March 31, 1996 (in thousands):

        Unamortized debt acquisition costs.................................  $   757
        Purchased software.................................................    6,300
        Goodwill...........................................................   49,645
        Customer accounts and contracts....................................    6,608
                                                                              ------
                                                                              63,310
        Less accumulated amortization......................................      896
                                                                              ------
                                                                             $62,414
                                                                              ======

5. LEASES

     SHC leases office premises and automobiles under noncancellable operating leases which expire at various dates through the year 2001. These leases generally contain renewal options and escalation clauses based on increases in lessors' operating expenses and other charges. ESIF anticipates that most leases will be renewed or replaced upon expiration.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Future minimum annual payments at March 31, 1996 for all noncancellable leases are (in thousands):

            Years Ending March 31:
              1997......................................................  $1,221
              1998......................................................   1,322
              1999......................................................   1,243
              2000......................................................   1,176
              2001......................................................     101
                                                                          ------
            Total minimum future lease payments.........................   5,063
            Income from subleases.......................................    (124)
                                                                          ------
            Net minimum future lease payments...........................  $4,939
                                                                          ======

     In excess of 80% of the future lease commitments relates to rented office premises from certain trustees of ESIF.

     Rental expense for the fiscal year ended March 31, 1996 for operating leases totaled $0.4 million.

6. REINSURANCE


     In accordance with general practice in the insurance industry, ESIF's insurance subsidiaries are engaged in reinsurance transactions to cede risk to other companies. Reinsurance ceded contracts do not relieve ESIF and its insurance subsidiaries from their obligation to policyholders, as they remain liable to their policyholders to the extent that any reinsurer does not meet its obligations for reinsurance ceded to it under reinsurance contracts. The largest net amount retained by ESIF or its subsidiaries on any one occurrence is $500,000 with a $750,000 deductible for each of the fiscal years ended March 31, 1995 and 1996. ESIF currently has the following coverages under specific and aggregate reinsurance agreements:

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


                              SPECIFIC REINSURANCE


                                 (IN THOUSANDS)



 FISCAL
  YEAR                                                  SPECIFIC
  ENDED                                  SPECIFIC      OCCURRENCE
MARCH 31             CARRIER            ATTACHMENT       LIMIT
---------     ----------------------    ----------     ----------
  1982        INA                         $  100       $    2,000
              Employers Re                 2,100            3,000
  1983        INA                            125            2,000
              Employers Re                 2,125            3,000
  1984        Employers Re                   125            2,000
              INA                          2,125       Statutory
  1985        Employers Re                   125            2,000
              INA                          2,125       Statutory
  1986        Employers Re                   225           20,000
  1987        Safety Mutual(1)             1,000            5,000
              Old Republic(2)              1,000            1,000
              National Union(2)            2,000            8,000
  1988        Old Republic                 1,000            5,000
  1989        Old Republic                 1,000            5,000
  1990        Transamerica                 1,000           15,000
  1991        Transamerica                 1,000           15,000
  1992        Transamerica                 1,000           25,000
  1993        Transamerica                 1,000           25,000
  1994        Lloyd's                        500              500
              Transamerica                 1,000       Statutory
  1995        Lloyd's                        500              500
              Continental Casualty         1,000       Statutory
  1996        Federal Insurance Co.          500              500
              Federal Insurance Co.        1,000            1,000
              Continental Casualty         2,000       Statutory


---------------


(1) 4/1/86 - 5/31/86


(2) 6/1/86 - 3/31/87

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


                             AGGREGATE REINSURANCE


                                 (IN THOUSANDS)



 FISCAL
  YEAR
  ENDED                                 AGGREGATE      AGGREGATE
MARCH 31             CARRIER            ATTACHMENT       LIMIT
---------     ----------------------    ----------     ---------
  1982        INA                        $ 11,542      $   2,000
              Employers Re                 13,542          3,000
              INA                          16,542      Statutory
  1983        INA                          11,365          2,000
              Employers Re                 13,365          3,000
              INA                          16,365      Statutory
  1984        Employers Re                 14,341          2,000
              INA                          16,341      Statutory
  1985        Employers Re                 17,814          3,000
              INA                          20,814      Statutory
  1986        Employers Re                 40,091            301
  1987        N/A                          N/A            N/A
  1988        N/A                          N/A            N/A
  1989        Crossroads                   90,648         19,000
  1990        Crossroads                  110,973         25,000
  1991        Crossroads                  130,726         31,000
  1992        Crossroads                  113,015         31,000
  1993        Crossroads                  141,956         33,401
  1994        Crossroads                  146,016         34,357
  1995        Crossroads                  133,800         31,482
  1996        Crossroads                  115,970         27,287


     Insurance premiums for the fiscal years ended March 31, 1994, 1995 and 1996 are summarized as follows:

                                                               1994       1995       1996
                                                             --------   --------   --------
                                                                     (IN THOUSANDS)
    Direct premiums earned.................................  $155,559   $135,033   $119,028
    Reinsurance ceded......................................     7,118      6,544      4,135
                                                             --------   --------   --------
    Net premiums earned....................................  $148,441   $128,489   $114,893
                                                             ========   ========   ========


                                                               1994       1995       1996
                                                             --------   --------   --------
                                                                     (IN THOUSANDS)
    Gross premiums written.................................  $166,370   $153,844   $130,528
    Ceded premiums written.................................    10,284      9,417      9,232
                                                             --------   --------   --------
    Net premiums written...................................  $156,086   $144,427   $121,296
                                                             ========   ========   ========

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Losses and LAE incurred for the fiscal years ended March 31, 1994, 1995 and 1996 are summarized as follows:

                                                               1994       1995       1996
                                                             --------   --------   --------
                                                                     (IN THOUSANDS)
    Direct losses and LAE..................................  $113,321   $ 74,368   $102,832
    Reinsurance ceded......................................     4,910      5,252      7,988
                                                             --------   --------   --------
    Net losses and loss adjustment expenses incurred.......  $108,411   $ 69,116   $ 94,844
                                                             ========   ========   ========

     Reinsurance ceded premiums and losses included in the preceding table reflect the elimination of amounts assumed by USEI through retrocession by Crossroads Insurance Company, Limited ("Crossroads") of amounts ceded by ESIF to Crossroads as described in the following paragraph.


     Of the reinsurance ceded amounts above for fiscal year ended March 31, 1996, premiums of $5.2 million, and losses and loss adjustment expenses of $0.9 million, are attributable to reinsurance agreements with Crossroads, a Bermuda domiciled insurance company, in which a Trustee of ESIF has an ownership interest. Crossroads is licensed to do business in Florida and is a member of the Florida Insurance Guaranty Association. Fifty percent of business ceded to Crossroads has been retroceded by Crossroads to USEI. All of ESIF's aggregate excess reinsurance coverage for fiscal years ended March 31, 1989, 1993, 1994 and 1995 is also ceded to Crossroads. At March 31, 1995 and 1996, loss and LAE reserves recoverable of approximately $10.8 million and $9.4 million, respectively (net of amounts retroceded to USEI), are attributable to excess reinsurance agreements with Crossroads. For the fiscal years 1986, 1987, 1990, 1991 and 1992, effective aggregate excess reinsurance is not currently in place because these years have been self-funded or because the coverages have expired. Exposure to significant adverse development for these years is considered minimal due to the maturity of the loss development for these years.



     In fiscal years ended March 31, 1995 and 1996, ESIF did not commute any ceded reinsurance nor did it enter into or engage in any loss portfolio transfers. ESIF remains obligated for amounts ceded in the event that the reinsurers do not meet their obligations.



     ESIF's reinsurance recoverable asset at March 31, 1996 is comprised of amounts related to reinsurance agreements with the following companies (dollars in thousands):



                                                                PAID     UNPAID
                       REINSURANCE CARRIER                     CLAIMS    CLAIMS     TOTAL
    ---------------------------------------------------------  ------   --------   --------
    American Re..............................................  $   --   $    286   $    286
    Cigna....................................................     297         --        297
    Continental Casualty.....................................      --     10,531     10,531
    Crossroads...............................................     917      9,375     10,292
    Employers Re.............................................     595      6,805      7,400
    Federal Ins. Co..........................................      --      9,626      9,626
    INA......................................................      --      5,678      5,678
    Lloyds of London.........................................      --     12,274     12,274
    Old Republic.............................................      53     17,242     17,295
    Transamerica.............................................      20     37,820     37,840
                                                               ------   --------   --------
              Total..........................................  $1,882   $109,637   $111,519
                                                               ======   ========   ========



     Substantially all of the recoverable amounts related to paid claims have been outstanding less than ninety days at the balance sheet date. The reinsurance recoverable amounts related to unpaid claims are calculated considering the provisions of the specific and aggregate reinsurance agreements and using ultimate losses by accident year consistent with the reported loss and LAE liabilities.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

7. FEDERAL INCOME TAXES

     ESIF and its subsidiaries file a consolidated federal income tax return. ESIF does not have a tax sharing agreement with two of its subsidiaries, ESGA and USEI. ESIF does not collect from or refund to these subsidiaries the amount of income taxes or benefits which would result if the entities filed separate returns. An informal tax sharing agreement exists between ESIF and SHC such that the amount of taxes or tax benefits are shared as if separate returns were filed.

     Income before federal income taxes differs from taxable income principally due to tax-exempt investment income, dividends-received tax deductions, and differences in loss and LAE discounting and unearned premium reserves for tax and financial reporting purposes.

     After carryback of the fiscal year ended March 31, 1996 operations loss to prior years, federal income taxes of $6.9 million and $12.2 million for fiscal years ended March 31, 1994 and 1995, respectively, would be subject to recovery in the event that ESIF incurs net operating losses within three years of the years for which such taxes were paid. State taxes paid were $0.8 million for both fiscal years ended March 31, 1995 and 1996.

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

     Significant components of ESIF's deferred tax liabilities and assets as of March 31, as calculated in accordance with FASB 109, are as follows (in thousands):

                                                                          1995      1996
                                                                         -------   -------
    Deferred tax liabilities:
      Unrealized investment gains......................................  $    --   $   902
      Reinsurance recoverables.........................................       --        --
      Special Disability Trust Fund recoverables.......................      511       175
      Intangible assets................................................       --     3,684
                                                                         -------   -------
    Total deferred tax liabilities.....................................      511     4,761
    Deferred tax assets:
      Discount on loss and LAE reserves................................   16,601    18,936
      Unallocated remittances..........................................    1,372     1,161
      Uncollectible premiums...........................................      788       564
      Other............................................................       --       455
      Unrealized investment losses.....................................      850        --
                                                                         -------   -------
                                                                          19,611    21,116
      Valuation allowance for deferred tax assets......................       --        --
                                                                         -------   -------
    Total deferred tax assets..........................................   19,611    21,116
                                                                         -------   -------
    Net deferred tax assets............................................  $19,100   $16,355
                                                                         =======   =======

     ESIF has made an election under the Internal Revenue Code of 1986 to treat income tax payments attributable to loss reserve discounting as special estimated tax payments which are specifically recoverable upon reversal of the discounting effects. Accordingly, the deferred tax assets attributable to loss reserve discounting are considered to be fully recoverable. ESIF also has significant tax loss carryback potential for the fiscal years ended March 31, 1994 and 1995. For those reasons, a deferred tax valuation allowance is not considered necessary.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     ESIF's consolidated federal income tax liability (asset) at March 31 is summarized as follows (in thousands):

                                                                         1995       1996
                                                                       --------   --------
    Current..........................................................  $  4,878   $ (9,690)
    Deferred.........................................................   (19,100)   (16,355)
                                                                       --------   --------
    Total net asset..................................................  $(14,222)  $(26,045)
                                                                       ========   ========

     Significant components of the provision for income taxes for the fiscal years ended March 31, attributable to continuing operations are as follows (in thousands):

                                                                          1995      1996
                                                                         -------   -------
    Current tax expense (benefit)......................................  $11,388   $ 1,424
    Deferred taxes.....................................................     (397)   (1,930)
                                                                          ------    ------
    Total income tax expense (benefit) on income.......................  $10,991   $  (506)
                                                                          ======    ======

     Income taxes paid by ESIF totaled $10.5 million, $12.2 million and $11.2 million in 1994, 1995 and 1996, respectively.

     The reconciliation of income tax expense (benefit) for the fiscal years ended March 31, attributable to continuing operations computed at the U.S. federal statutory tax rate of 35%, to income tax expense (benefit) is as follows (in thousands):

                                                                  1994     1995      1996
                                                                 ------   -------   -------
    Income tax (at 35% of pretax income or loss)...............  $4,697   $10,554   $   (43)
    Tax-exempt investment income...............................      --      (673)   (1,067)
    Non taxable/deductible (income) expenses...................      51       579        32
    Goodwill amortization......................................      --        --       177
    State income taxes.........................................     (65)     (600)      495
    Other items, net...........................................    (149)    1,130       (99)
                                                                 ------   -------     -----
    Provision (credit) for federal income tax expense
      (benefit)................................................  $4,534   $10,990   $  (505)
                                                                 ======   =======     =====

8. LOSSES AND LAE

     The reserves for unpaid losses and LAE are estimated using individual case-basis valuations and statistical analyses. These estimates are subject to the effects of trends in loss severity and frequency. Although some variability is inherent in such estimates, management believes that the reserves for losses and LAE are adequate. The estimates are reviewed annually by independent consulting actuaries and adjusted as necessary as experience develops or new information becomes known; such adjustments are included in current operations.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The following table provides a reconciliation of the beginning and ending reserve balances for losses and LAE for fiscal years ended March 31, 1994, 1995 and 1996:


                                                                YEAR ENDED MARCH 31,
                                                          ---------------------------------
                                                            1994        1995        1996
                                                          ---------   ---------   ---------
                                                                   (IN THOUSANDS)
    Gross reserves for losses and LAE, at beginning of
      year..............................................  $ 361,095   $ 392,784   $ 367,391
    Add: Discount on reserves...........................      4,324       4,730       4,875
    Less: Impact of reinsurance for FASB 113............   (103,118)   (121,463)   (108,440)
          Impact of implied Special Disability Trust
          Fund recoverables.............................    (10,550)    (15,531)    (24,836)
                                                          ---------   ---------   ---------
    Net reserves for losses and LAE, at beginning of
      year..............................................    251,751     260,520     238,990
    Add provision for claims occurring in:
      The current year..................................    118,889      94,520      84,058
      Prior years.......................................    (10,478)    (25,404)     10,786
                                                          ---------   ---------   ---------
    Incurred losses during the current year.............    108,411      69,116      94,844
    Deduct payments for claims occurring in:
      The current year..................................     17,704      16,857      15,432
      Prior years.......................................     81,938      73,789      67,968
                                                          ---------   ---------   ---------
    Claim payments during the current year..............     99,642      90,646      83,400
    Net reserves for losses and LAE, at end of year.....    260,520     238,990     250,434
    Add: Impact of implied Special Disability Trust Fund
         recoverables...................................     15,531      24,836      31,376
          Impact of reinsurance for FASB 113............    121,463     108,440     107,092
          LAE assumed through acquisition of Summit.....         --          --       3,398
    Less: Discount on reserves..........................     (4,730)     (4,875)     (4,668)
                                                          ---------   ---------   ---------
    Gross reserves for losses and LAE, at end of year...  $ 392,784   $ 367,391   $ 387,632
                                                          =========   =========   =========


     The foregoing reconciliation also shows that a $25.4 million reserve redundancy emerged during the fiscal year ended March 31, 1995. This amount represents the release of certain loss reserves previously carried which were determined, based on comparisons to actuarially projected amounts, to be redundant. The foregoing reconciliation shows that a $10.8 million reserve strengthening in the March 31, 1995 reserve emerged during the fiscal year ended March 31, 1996. The increased losses and LAE expense resulted principally from settling case reserves established in prior years for more than previously anticipated.


     Estimated future SDTF recoveries implicitly netted from loss reserves on a statutory basis were grossed up for GAAP purposes. This increased loss reserves by $15.5 million, $24.8 million and $31.4 million at March 31, 1994, 1995 and 1996, respectively, and increased reinsurance recoverables by $7.2 million, $10.3 million and $11.8 million at March 31, 1994, 1995 and 1996, respectively. In addition ESIF has recorded, as an asset, amounts recoverable from the SDTF based upon ESIF's historical collection experience and the amount of claims identified as subject to SDTF recovery. The recoverable amount recorded at March 31, 1994, 1995 and 1996 was $9.9 million, $15.9 million and $20.1 million, respectively. In order to quantify the amounts recoverable from the SDTF, ESIF reviews its claims that have been identified as subject to SDTF recovery considering ESIF's historical recovery experience on claims submitted to the SDTF. In addition, ESIF estimates the amount of claims it expects to recover over the next four years based on actual collection experience for the most recent three years, and discounts the expected recoveries using an appropriate interest rate. The amounts reflected as recoverables from the SDTF were based on the discounted expected collection amounts rather than on the total claims identified as subject to SDTF recovery. Accordingly, there is an implicit valuation allowance of approximately $8.0 million reflected in the recorded SDTF recoverable amounts.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


     LAE assumed in the acquisition of SHC represents unallocated LAE reserves established by ESIF that were, prior to the acquisition, accrued by SHC under the administrator's contract between ESIF and SHC.


9. ACCRUED RETROSPECTIVE PREMIUMS

     Certain workers' compensation insurance policies issued by ESIF are retrospectively rated, and premiums are based on loss experience incurred under these contracts to date. Accrued retrospectively rated premiums, including those relating to bulk incurred but not reported, have been determined by or allocated to individual policyholder accounts. These amounts are summarized as follows:

                                                                             MARCH 31,
                                                                         -----------------
                                                                          1995      1996
                                                                         -------   -------
                                                                          (IN THOUSANDS)
    Accrued retrospective premium......................................  $44,837   $33,278

10. EQUITY

     ESIF and its insurance subsidiaries, subsequent to the conversion to a stock property and casualty company, will have legal restrictions as to the transfer of funds in the form of dividends, loans, and advances. These restrictions, determined in accordance with statutory reporting practices, generally limit the payment of dividends to amounts based upon statutory equity or profits and limit the amount of certain investments to specified percentages of statutory admitted assets. At March 31, 1996, under regulations applicable to stock property and casualty insurance companies, $1.6 million of ESIF's statutory net assets of $16.3 million could be transferred from the insurance entities subject to regulatory approval.

     Equity and net income as determined in accordance with statutory accounting practices for self-insurance funds as of and for the three fiscal years ended March 31, 1994, 1995 and 1996 are as follows:


                                                                                 NET INCOME
                                MARCH 31,                              EQUITY      (LOSS)
    -----------------------------------------------------------------  -------   ----------
                                                                          (IN THOUSANDS)
    1994.............................................................  $22,311    $  2,511
    1995.............................................................   43,046      22,286
    1996.............................................................   16,373      (4,660)


     As a self-insurance fund, ESIF recorded for statutory reporting an asset of $42.9 million and $47.3 million at March 31, 1995 and 1996, respectively, for future investment income determined by discounting loss and LAE reserves at a statutory prescribed rate. Upon conversion to a stock property and casualty insurer, ESIF will be permitted to record discounts only on the indemnity portion of permanent disability cases. The amount of such discount is estimated at $4.9 million and $4.7 million at March 31, 1995 and March 31, 1996, respectively. It is ESIF's intention to utilize proceeds of a public offering to meet statutory basis capital and equity requirements for a stock property and casualty company.

     In order to improve the regulation of insurer solvency, the National Association of Insurance Commissioners ("NAIC") issued a model law to implement risk-based capital ("RBC") requirements for property and casualty insurance companies, which are designed to assess capital adequacy and to raise the level of protection that statutory equity provides for policyholder obligations. The RBC formula for property and casualty insurance companies measures these major areas of risk facing property and casualty insurers: (i) underwriting, which encompasses the risk of adverse loss development and inadequate pricing; (ii) declines in asset values arising from credit risk; and (iii) declines in asset values arising from investment risks. Pursuant to the model law, insurers having less statutory equity than required by the RBC calculation will be subject to varying degrees of regulatory action, depending on the level of capital inadequacy. Florida, ESIF's state of domicile, has yet to adopt the provisions of the RBC model law. Upon completion of the

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

conversion and recapitalization, ESIF's insurance subsidiaries intend to maintain statutory basis equity in excess of the amount required by Florida law.

11. COMMITMENTS AND CONTINGENCIES

     ESIF, in the normal course of business, is named as a defendant in various legal actions arising principally from claims made under insurance policies and contracts. Those actions are considered by ESIF in estimating the loss and LAE reserves. ESIF's management believes that the resolution of those actions will not have a material effect on ESIF's financial position or results of operations.

12. CHANGE IN ACCOUNTING ESTIMATES


     During the fiscal year ended March 31, 1996, ESIF refined its method of estimating accrued retrospective premiums. Prior to the 1996 fiscal year, ESIF estimated the accrued retrospective premiums using aggregate premium and loss data. The estimation methodology was revised in 1996 such that individual member premium and loss data was utilized in the calculation. The refinement to using more detailed data to perform the estimation was implemented by management in order to more accurately estimate the accrued retrospective premium amounts. This change decreased the accrued retrospective premium asset and equity at March 31, 1996 by approximately $9.3 million and $6.0 million, respectively, and decreased operations results for the fiscal year ended March 31, 1996 by approximately $6.0 million.


13. SDTF

     The State of Florida maintains the SDTF for the purpose of providing benefits to workers who have a pre-existing condition and incur a second or subsequent injury. The SDTF is funded through annual assessments against workers' compensation insurers which are based on a percentage of gross workers' compensation premiums written.


     The SDTF has not charged adequate assessments to actuarially fund its claims liability. In 1996, the Florida legislature reauthorized the SDTF for four years; however, in the future, the Florida legislature may impose greater assessments on insurance carriers, such as ESIF, to satisfy pending claims. Moreover, it is not possible to predict how the SDTF will operate, if at all, in the future after the reauthorized period. Changes in the SDTF's operations which decrease the availability of recoveries from the SDTF, or increase the SDTF assessments payable by ESIF, or changes in regulations which further limit ESIF's ability to reduce statutory basis loss reserves for a portion of SDTF future recoverable amounts, may have a material adverse effect on ESIF's business, financial condition or results of operations. Discontinuance of the SDTF could have either a favorable or unfavorable effect on ESIF depending on the relation of the amount of assessments by SDTF to the amount of recoveries from SDTF. If the SDTF is discontinued, ESIF believes that the existing reimbursement obligations of the SDTF would become general obligations of the State of Florida, although there is no assurance that a reviewing court would adopt that view. The SDTF has made no acknowledgment with regard to the enforceability of its reimbursement obligations to insurers such as ESIF.


     Loss and LAE reserves included in the accompanying financial statements are presented gross of future SDTF recoveries and have been determined using historical loss data which excludes SDTF recoveries.


     ESIF has recorded an SDTF recoverable of $15.8 million and $20.1 million at March 31, 1995 and 1996, respectively, for the estimated amounts expected to be received from the SDTF. The estimated amount of recoveries was based on claims identified as subject to SDTF recovery as well as ESIF's recovery experience.


     Amounts recovered from SDTF for the fiscal years ended March 31, 1994, 1995 and 1996 were $4.5 million, $5.7 million and $5.6 million, respectively. Assessments paid by ESIF to the SDTF were $5.5 million, $4.7 million and $5.6 million for the fiscal years ended March 31, 1994, 1995 and 1996, respectively.

     ESIF records assessments from SDTF as premiums are written.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

14. ACQUISITION OF SHC

     On January 16, 1996, ESIF purchased all of the outstanding capital stock of SHC. The purchase price consisted of $26.0 million paid in cash by ESIF, $11.5 million in cash distributed by SHC, and $44.0 million of debt incurred by SHC (see Note 15). SHC is a third party administrator which provides insurance related services (including marketing, policy issuance and servicing, claims processing and administration, loss control, brokerage, audits, financial and data processing services and risk management services) to ESIF, four other self-insurance funds and a property and casualty insurance company. The acquisition was accounted for using the purchase method, and the results of operations of SHC are included in the consolidated statement of operations from the date of acquisition.

     The following unaudited pro forma information presents the consolidated results of operations of ESIF and SHC as if the acquisition had been effective at April 1, 1994 and April 1, 1995, respectively, after giving effect to adjustments to reflect the acquisition. This information is intended for informational purposes only and may not be indicative of ESIF's future results of operations:

                                                                     YEAR ENDED MARCH 31,
                                                                     ---------------------
                                                                       1995         1996
                                                                     --------     --------
                                                                        (IN THOUSANDS)
    Total revenues.................................................  $185,693     $169,178
    Income (loss) before income tax expense........................    37,126        1,274
    Net income (loss)..............................................    23,345        1,214

     To comply with requirements of the Florida DOI, SHC's chairman has personally indemnified ESIF up to a maximum of $5.0 million for certain loss, injury or damage to ESIF which may result from the acquisition of SHC. Such indemnification will expire on the earlier of January 11, 2001 or on the date upon which the bank debt, incurred in the acquisition, is retired.

15. NOTES PAYABLE

     In connection with the purchase of SHC by ESIF, SHC utilized a bank term loan with rates based on LIBOR plus 3%. The balance as of March 31, 1996 for SHC was $36.0 million. Also, a revolving bank credit facility with rates approximating the prime rate was entered into as part of the agreement. The balance as of March 31, 1996 for SHC for this agreement was $8.0 million. Interest expense incurred as of March 31, 1996 was $0.8 million.

     Maturities for the term loan and reductions in the availability of the revolving credit facility are as follows:

                                                                          REDUCTION IN THE
                                                                          AVAILABILITY OF
                                                                 TERM      THE REVOLVING
                                                                 LOAN     CREDIT FACILITY
                                                                -------   ----------------
                                                                      (IN THOUSANDS)
        Years Ending March 31:
          1997................................................  $ 4,650           970
          1998................................................    6,600         1,480
          1999................................................    6,600         1,480
          2000................................................    6,600         1,480
          2001................................................    6,000         1,480
          Thereafter..........................................    4,950         1,110
                                                                -------        ------
                                                                $36,000         8,000
                                                                =======        ======

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


     As collateral for the debt, SHC pledged the issued and outstanding stock of SCI and three other wholly owned subsidiaries, Bridgefield Casualty Insurance Company, Meritec Solutions, Inc. and Carolina Summit Healthcare, Inc. The credit agreement contains certain covenants which require that certain financial ratios and/or levels be maintained by SHC and its insurance subsidiary, Bridgefield Casualty. Among these covenants are the following: operating leverage, fixed charge coverage ratio, minimum stockholder equity and risk based capital for the insurance subsidiary.


     In addition, the credit agreement places certain operational restrictions on SHC.

16. EMPLOYEE BENEFIT PLANS

     ESIF's subsidiary, SCI, has a deferred savings and profit-sharing plan (the "401(k)") covering substantially all employees of SHC. Under the 401(k), SCI makes contributions equal to 75% of the participant's contributions, not to exceed 6% of the participant's annual compensation. SCI's contributions to the 401(k) totaled $0.1 million for the period January 16, 1996 to March 31, 1996.

17. FAIR VALUES OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by ESIF in estimating its fair value disclosures for financial instruments:

     - Cash and cash equivalents, short-term investments: The carrying amounts reported in the balance sheet for these instruments approximate fair values.

     - Investment securities: Fair values for debt security investments are based on quoted market prices.

     - Premiums and accounts receivable: The carrying amounts of ESIF's receivables approximate fair values.

     - Notes payable: ESIF's subsidiary has $44.0 million of notes payable at March 31, 1996 that approximates its fair value.

     ESIF's fair value of reinsurance recoverable approximates its carrying value for March 31, 1995 and 1996, respectively, as summarized below:

                                                      MARCH 31, 1995        MARCH 31, 1996
                                                    -------------------   -------------------
                                                    CARRYING     FAIR     CARRYING     FAIR
                                                     AMOUNT     VALUE      AMOUNT     VALUE
                                                    --------   --------   --------   --------
                                                                 (IN THOUSANDS)
    Reinsurance recoverable.......................  $110,141   $110,141   $111,519   $111,519

18. DISCONTINUED OPERATIONS


     Effective July 31, 1996, ESIF decided to discontinue its computer software development operation. This business was acquired in the January 1996 acquisition of SHC. The disposition is expected to occur during the three months ending December 31, 1996 by abandonment of the operation. ESIF expects to recognize an after tax loss of approximately $0.9 million on the disposition of this operation (including operating results for periods subsequent to March 31, 1996).

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The financial statements reflect the operating results and the assets and liabilities of the discontinued operations separately from continuing operations. The net assets of the computer software development operation at March 31, 1996 were as follows (in thousands):

          Assets:
            Cash and equivalents...........................................  $   24
            Equipment......................................................     431
            Other assets...................................................     468
            Software.......................................................     477
                                                                             ------
          Total assets.....................................................   1,400
          Liabilities:
            Accounts payable and operating liabilities.....................     789
                                                                             ------
          Net assets.......................................................  $  611
                                                                             ======

     The operating results of the computer software development subsidiary for the period January 16, 1996 to March 31, 1996 were as follows (in thousands):

          Revenue..........................................................  $ 305
          Expenses.........................................................    622
                                                                             -----
          Loss before income taxes.........................................  $(317)
          Income tax (benefit).............................................   (120)
                                                                             -----
          Net loss.........................................................  $(197)
                                                                             =====

19. DISPOSITION


     Effective July 31, 1996, ESIF decided to terminate its efforts to develop a healthcare subsidiary in North Carolina. This start up effort was initiated by SHC prior to the acquisition of SHC by ESIF. The disposition of this subsidiary by a sale of its stock is expected to be completed during the first quarter of 1997. ESIF expects to recognize an after tax loss of approximately $0.4 million on the disposition of this subsidiary (including losses from operations subsequent to March 31, 1996). The consolidated financial statements include the operating results and assets and liabilities of this subsidiary. The net assets of the healthcare subsidiary were as follows at March 31, 1996 (in thousands):


          Assets:
            Cash and equivalents...........................................  $3,251
            Equipment......................................................      81
            Other assets...................................................      70
                                                                             ------
          Total assets.....................................................  $3,402
          Liabilities:
            Accounts payable and operating liabilities.....................     946
                                                                             ------
          Net assets.......................................................  $2,456
                                                                             ======

     The operating results for the healthcare subsidiary for the period January 16, 1996 to March 31, 1996 were as follows (in thousands):

          Revenue..........................................................  $   3
          Expenses.........................................................    192
                                                                             -----
          Income (loss) before income taxes................................   (189)
          Income tax (benefit).............................................    (71)
                                                                             -----
          Net income (loss)................................................  $(118)
                                                                             =====

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

20. SEGMENT INFORMATION

     The operations of ESIF, prior to the January 1996 acquisition of SHC, were solely in the workers' compensation insurance industry segment. Subsequent to the acquisition of SHC, ESIF also operates in the insurance administration segment. Financial information by industry segment for revenues, income before income taxes, and identifiable assets are summarized as follows:

                                                          WORKERS'
                                                        COMPENSATION     INSURANCE      INTERCOMPANY
                                              TOTAL      INSURANCE     ADMINISTRATION   ELIMINATION
                                             --------   ------------   --------------   ------------
                                                                 (IN THOUSANDS)
    Year Ended March 31, 1994
      Revenues.............................  $158,591     $158,591              --              --
      Income before income taxes...........  $ 13,419     $ 13,419              --              --
      Identifiable assets..................  $405,765     $405,765              --              --
    Year Ended March 31, 1995
      Revenues.............................  $140,815     $140,815              --              --
      Income before income taxes...........  $ 30,154     $ 30,154              --              --
      Identifiable assets..................  $425,206     $425,206              --              --
    Year Ended March 31, 1996
      Revenues.............................  $140,328     $132,393        $ 15,051        $ (7,116)
      Income before from continuing
         operations before income taxes....  $   (123)    $ (1,559)       $  1,436              --
      Identifiable assets..................  $492,178     $401,679        $ 90,499              --

     Depreciation expense and capital expenditures are not considered material.

     The preceding financial information does not include the computer software operations which are presented as discontinued operations in the accompanying financial statements.


21. RELATED PARTY TRANSACTIONS



     As more fully described in Note 5, ESIF has entered into office premises lease agreements with certain Trustees of ESIF.



     As more fully described in Note 6, ESIF has entered into reinsurance agreements with an insurance company in which a Trustee of ESIF has an ownership interest.



     As more fully described in Note 14, to comply with requirements of the Florida DOI, SHC's president and chief executive officer has personally indemnified ESIF up to a maximum of $5.0 million for certain loss, injury, or damage to ESIF, if any, which may result from the acquisition of SHC.



     Entities in which SHC's president and chief executive officer held ownership interests have provided certain transportation related services to SHC. Fees paid by SHC to these entities aggregate approximately $0.08 million and $0.4 million for the years ended March 31, 1995 and 1996, respectively.



     SHC's president and chief executive officer is also a member of the Board of Directors of Florida Retail Federation (the "Association"), which is the sponsoring trade association for Florida Retail Fund ("FRF"), one of the group self-insurance funds administered by SHC. The Association, as the fund sponsor, is entitled to a fee equal to 1% of FRF's premiums earned in each year, and SHC is obligated to pay such fee out of the administrative fee it receives from FRF. During the fiscal years ended March 31, 1994, 1995 and 1996, SHC paid approximately $1.0 million, $1.0 million and $0.9 million to the Association for such fees. During the years ended March 31, 1994, 1995 and 1996, FRF paid to SHC fees for administrative services of approximately $32.7 million, $30.5 million and $27.7 million, respectively.

                         REPORT OF INDEPENDENT AUDITORS

Board of Trustees
Employers Self Insurers Fund

     We have audited the accompanying consolidated balance sheet of Employers Self Insurers Fund (the Company) and its subsidiaries as of September 30, 1996, and the related consolidated statements of income, changes in equity, and cash flows for the six months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company and its subsidiaries at September 30, 1996, and the results of their operations and their cash flows for the six months then ended, in conformity with generally accepted accounting principles.

     The accompanying financial statements for 1995 were not audited by us and, accordingly, we do not express an opinion on them.

                                   ERNST & YOUNG LLP

Jacksonville, Florida
November 21, 1996

                 EMPLOYERS SELF INSURERS FUND AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                            SEPTEMBER 30,
                                                                       -----------------------
                                                                         1995           1996
                                                                       --------       --------
                                                                       (UNAUDITED)
                                        (IN THOUSANDS)
                                            ASSETS
Invested assets:
  Fixed maturities, available-for-sale...............................  $191,263       $173,420
  Preferred stock....................................................     2,956          3,787
  Common stock.......................................................    15,228         12,298
  Short-term investments.............................................    17,176         16,713
                                                                       --------       --------
          Total invested assets......................................   226,623        206,218
Cash and cash equivalents............................................     4,665          7,611
Premiums receivable (net of $2,000 and $2,000 allowance for doubtful
  accounts, respectively)............................................    78,229         67,179
Accounts receivable..................................................        --          3,102
Reinsurance recoverable, including $8,000 and $10,000 at September
  30, 1995 and September 30, 1996, respectively, from related party
  reinsurers.........................................................   107,451        103,861
Recoverable from Florida Special Disability Trust Fund...............    17,775         21,138
Accrued investment income............................................     3,646          2,810
Income taxes recoverable.............................................        --          6,234
Equipment and software...............................................        --          2,358
Non-compete agreement................................................        --            100
Capitalized computer software costs..................................        --          5,408
Value assigned to future administration of insurance contracts.......        --          6,140
Unamortized debt acquisition cost....................................        --            596
Excess of cost over net assets of business acquired..................        --         47,925
Deferred income taxes................................................    17,514         17,446
Other assets.........................................................       109          3,506
Net assets of discontinued operations................................        --            678
                                                                       --------       --------
          Total assets...............................................  $456,012       $502,310
                                                                       ========       ========

                                    LIABILITIES AND EQUITY
Liabilities:
  Loss and loss adjustment expenses..................................  $364,210       $378,196
  Debt...............................................................        --         36,500
  Unallocated policyholder remittances...............................    51,208         46,000
  Accounts payable and accrued expenses..............................     7,100         10,532
  Taxes, licenses and fees...........................................     2,076          1,471
  Deferred revenue...................................................        34          4,618
  Federal income taxes payable.......................................       297             --
                                                                       --------       --------
          Total liabilities..........................................   424,925        477,317
Equity:
  Retained earnings..................................................    26,848         24,045
  Unrealized appreciation (depreciation) on available-for-sale
     securities......................................................     4,239            948
                                                                       --------       --------
          Total equity...............................................    31,087         24,993
                                                                       --------       --------
          Total liabilities and equity...............................  $456,012       $502,310
                                                                       ========       ========


                            See accompanying notes.

                 EMPLOYERS SELF INSURERS FUND AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                            SIX MONTHS ENDED
                                                                              SEPTEMBER 30,
                                                                         -----------------------
                                                                            1995          1996
                                                                         -----------     -------
                                         (IN THOUSANDS)
                                                                         (UNAUDITED)
Revenue:
  Premiums earned......................................................    $63,145       $49,029
  Net investment income................................................      7,598         6,363
  Realized investment gains............................................        919             8
  Administrative fees..................................................         --        17,432
  Other income.........................................................         90           216
                                                                         -----------     -------
          Total revenue................................................     71,752        73,048
Losses and expenses:
  Losses and loss adjustment expenses..................................     42,365        32,135
  Other underwriting, general and administrative expenses..............     21,623        30,532
  Amortization and depreciation........................................         --         2,499
  Interest expense.....................................................         --         1,831
                                                                         -----------     -------
          Total losses and expenses....................................     63,988        66,997
                                                                         -----------     -------
Income from continuing operations before income taxes..................      7,764         6,051
Income tax expense.....................................................      2,390         2,400
                                                                         -----------     -------
Income from continuing operations......................................      5,374         3,651
                                                                         -----------     -------
Discontinued operations:
  Loss from operation (net of income tax benefit of $212 in 1996)......         --          (412)
  Loss from disposition (net of income tax benefit of $289 in 1996)....         --          (478)
                                                                         -----------     -------
  Loss from discontinued operations....................................         --          (890)
                                                                         -----------     -------
Income before extraordinary charge.....................................      5,374         2,761
Extraordinary charge for conversion costs (net of income tax benefit of
  $226 in 1996)........................................................         --          (375)
                                                                         -----------     -------
Net income.............................................................    $ 5,374       $ 2,386
                                                                         =========       =======

                            See accompanying notes.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

                  CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
                  SIX MONTHS ENDED SEPTEMBER 30, 1995 AND 1996

                                                                             UNREALIZED
                                                                            APPRECIATION
                                                                         (DEPRECIATION) OF
                                                                         AVAILABLE-FOR-SALE
                                                              RETAINED        SECURITY
                                                              EARNINGS      INVESTMENTS        TOTAL
                                                              --------   ------------------   -------
                                           (IN THOUSANDS)
Balance at March 31, 1995 (unaudited).......................  $ 21,474        $ (1,409)       $20,065
Net income (unaudited)......................................     5,374              --          5,374
Change in net unrealized investment gains (unaudited).......        --           5,648          5,648
                                                               -------         -------        -------
Balance at September 30, 1995 (unaudited)...................  $ 26,848        $  4,239        $31,087
                                                               =======         =======        =======
Balance at March 31, 1996...................................  $ 21,659        $  1,495        $23,154
Net income..................................................     2,386              --          2,386
Change in net unrealized investment gains...................        --            (547)          (547)
                                                               -------         -------        -------
Balance at September 30, 1996...............................  $ 24,045        $    948        $24,993
                                                               =======         =======        =======

                            See accompanying notes.

                 EMPLOYERS SELF INSURERS FUND AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                          SIX MONTHS ENDED
                                                                            SEPTEMBER 30,
                                                                       -----------------------
                                                                         1995          1996
                                                                       ---------     ---------
                           (IN THOUSANDS)                              (UNAUDITED)
OPERATING ACTIVITIES:
Net income...........................................................  $   5,374     $   2,386
Adjustments to reconcile net income to net cash provided by operating activities:
  Amortization and depreciation......................................         --         2,499
  Net realized gains.................................................       (429)           (8)
  Bad debt allowance.................................................         --           500
  Increase in premiums receivable....................................    (27,838)      (29,586)
  Decrease in accounts receivable....................................         --            56
  Decrease in reinsurance recoverable................................      2,690        11,883
  Increase in special disability trust fund recoverable..............     (1,896)       (1,078)
  (Increase) decrease in accrued investment income...................       (236)          127
  Decrease in federal income tax recoverable.........................         --         3,456
  (Increase) decrease in deferred income taxes.......................      1,586        (1,090)
  (Increase) decrease in other assets................................      1,220        (1,905)
  Discontinued operations............................................         --           (67)
  Decrease in loss and loss adjustment expense.......................     (3,182)      (13,661)
  Increase in unallocated policyholder remittances...................     32,973        31,365
  Decrease in accounts payable and accrued expenses..................     (5,589)       (3,960)
  (Increase) decrease in taxes, license, and fees....................        214           (22)
  Decrease in deferred revenue.......................................         --        (2,767)
  Decrease in federal income tax payable.............................     (4,580)           --
                                                                       ---------     ---------
Net cash provided (used) in operating activities.....................        307        (1,872)
INVESTING ACTIVITIES:
Purchase of investments securities...................................   (410,101)     (816,626)
Disposal and maturity of investment securities.......................    411,475       823,189
Purchase of equipment and software...................................         --          (258)
                                                                       ---------     ---------
Net cash provided by investing activities............................      1,374         6,305
FINANCING ACTIVITIES:
Decrease in notes payable............................................         --        (7,500)
                                                                       ---------     ---------
Net cash provided by financing activities............................         --        (7,500)
                                                                       ---------     ---------
Net increase (decrease) in cash and cash equivalents.................      1,681        (3,067)
Beginning cash and cash equivalents..................................      2,984        10,678
                                                                       ---------     ---------
Ending cash and cash equivalents.....................................  $   4,665     $   7,611
                                                                       =========     =========

                            See accompanying notes.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             SEPTEMBER 30, 1995 (UNAUDITED) AND SEPTEMBER 30, 1996


1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

  Organization

     Employers Self Insurers Fund ("ESIF") is domiciled in Florida as a self-insurance workers' compensation fund defined by section 624.4621, Florida Statutes. ESIF is regulated by the Bureau of Self Insurance under the Department of Insurance of the State of Florida ("Florida DOI").


     ESIF was formed in 1978 for the stated purpose of providing statutory workers' compensation coverage for certain Florida employers. ESIF's wholly owned subsidiary, Employers Safety Group Association, Inc. ("ESGA"), is a trade association primarily for employers in the construction, manufacturing, wholesale and retail, and service industries. Any employer that obtains workers' compensation coverage from ESIF automatically becomes a member of ESIF with certain rights, including the right to vote for the election of ESIF's Trustees and the right to participate in the distribution of the surplus of ESIF in the event of its liquidation. However, all members of ESIF are subject to joint and several liability for the obligations of ESIF. ESIF has historically retained its earnings and profits to pay its obligations and avoid making assessments against its members.



     ESIF is a trust with a Board comprised of six Trustees, but no employees or officers. ESIF's bylaws specifically direct the Board to engage an administrator, and ESIF's administrator since its inception has been Summit Consulting, Inc. ("SCI"). SCI performs all daily operational activities for ESIF, including premium and claims processing, pursuant to a written agreement. SCI also performs similar functions for four other group self-insurance funds located in Florida, Louisiana and Kentucky.



     SCI owns several subsidiaries formed to assist it in providing specialized administrative services, and SCI is wholly owned by a holding company, Summit Holding Corporation ("SHC"). Effective January 16, 1996, ESIF purchased all of the outstanding stock of SHC (see Note 14 for a further discussion of this acquisition). In addition to SHC and its subsidiaries, ESIF also owns a reinsurance subsidiary, U.S. Employers Insurance, Inc. ("USEI").



     Pursuant to an Amended Plan of Conversion and Recapitalization, and subject to certain conditions stated therein, ESIF intends to convert to a stock property and casualty insurance company. In such transaction, ESIF will become wholly owned by a newly formed holding company and ESIF's members will receive preferred stock of the holding company in exchange for their membership interests.


  Consolidation and Presentation


     The accompanying consolidated financial statements include the accounts, after intercompany eliminations, of ESIF and its wholly owned subsidiaries and have been prepared in conformity with generally accepted accounting principles ("GAAP") applicable to stock property and casualty insurance companies, which differ from statutory accounting practices prescribed or permitted by the Florida DOI.



     The financial statements as of September 30, 1995 and for the six months then ended are unaudited. In the opinion of management, these unaudited financial statements have bee prepared in accordance with generally accepted accounting principles and all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation have been included.


  Use of Estimates and Assumptions

     The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Such estimates and assumptions could change in the future as more information becomes known which could impact the amounts reported and disclosed herein.

  Recognition of Revenues


     Workers' compensation insurance premiums are based on rates established by the National Council on Compensation Insurance ("NCCI"). Premium revenues generally are recognized over the life of the related policies on the daily pro rata method with a reserve for earned premiums established for the unexpired portion of the premiums applicable to those policies. For retrospectively rated policies, the ultimate premium for a period is determined on the basis of the insured's actual losses for that period. If the actual losses are less than expected, ESIF may be required to refund a portion of the premiums previously paid. ESIF considers loss development experience through the date of the financial statements in estimating the ultimate premium and, as adjustments to premiums become necessary as a result of loss development, such adjustments are included in current operations.


     Administrative fee revenue is recognized in proportion to the recognition of earned premiums by the self-insurance funds at the contractual administrative fee percentage of premiums. Adjustments to revenue for premium audits are recorded in the period they occur. Fees for administrative services provided to ESIF subsequent to the date of ESIF's acquisition of SHC have been eliminated in the consolidated statement of operations.

     Reinsurance premiums ceded are recorded and recognized on a pro rata basis of earned premiums of the contract.

  Income Taxes

     Income taxes have been provided using the liability method in accordance with Financial Accounting Standards Board ("FASB") Statement No. 109, Accounting for Income Taxes. Under that method, deferred tax assets and liabilities are determined based on the differences between financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates.

  Investments

     In 1993, the FASB issued Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities. Statement No. 115 requires that debt securities are to be classified as either held-to-maturity (carried at amortized cost), available-for-sale (carried at market with unrealized gains or losses reported in equity), or trading (carried at market with unrealized gains or losses reported in net income).

     ESIF believes that it has the ability and intent to hold to maturity its debt security investments. However, ESIF also recognizes there may be circumstances where it may be appropriate to sell a security prior to maturity in response to unforeseen changes in circumstances. Recognizing the need for the ability to respond to changes in tax position and in market conditions, the ESIF has designated its entire investment portfolio as available-for-sale.

     Investments are reported in the accompanying balance sheets on the following basis:

     - Available-for-sale securities are reported at current market value. Changes in market value of available-for-sale securities, after applicable deferred income taxes, are reported as unrealized appreciation or depreciation directly in equity and, accordingly, have no effect on net income.

     - Equity security investments, consisting of common and nonredeemable preferred stocks, are carried at current market value with changes in such value reported as unrealized appreciation or depreciation directly in equity, after applicable income taxes, having no effect on net income.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     - Short-term investments are reported at cost.

     The cost of securities sold is based on specific identification and the resulting realized gains and losses are included in the determination of net income.

     In the normal course of business, ESIF is party to financial instruments, none of which have significant off-balance-sheet risk.

  Loss and Loss Adjustment Expenses


     The reserve for unpaid loss and loss adjustment expenses ("LAE") represents management's best estimate of the ultimate cost of the loss and LAE that are unpaid at the balance sheet date including incurred but not reported claims. Such reserve is established by management based upon: (i) results of actuarial reviews which incorporate ESIF's experience with similar cases, estimates of future claim trends, and historical trends such as recurring loss payment and reporting patterns, claim closures and product mixes; (ii) facts known to the company; and (iii) regulatory requirements. Such reserve is continually reviewed and as adjustments become necessary, such adjustments are included in current operations.


     The reserve for permanent indemnity disability claims has been discounted at 4% as permitted under Florida law. For GAAP purposes, discounting is computed based on the ESIF's anticipated payout patterns and a discount rate consistent with that permitted by section 625.091, Florida Statutes. The amount of such discount was $4.8 million and $4.2 million at September 30, 1995 and 1996, respectively.

  Reinsurance

     Under FASB Statement No. 113, Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts, all assets and liabilities related to reinsurance ceded contracts are reported on a gross basis rather than the previous practice of reporting such assets and liabilities net of reinsurance. The amounts recoverable from reinsurers are classified separately on the balance sheet.

     The accompanying statements of operations reflect premiums and losses incurred, net of reinsurance ceded (see Note 6). Reinsurance arrangements allow management to control exposure to potential losses arising from large risks. A significant portion of the reinsurance is effected under excess of loss reinsurance contracts. Amounts recoverable from reinsurers are estimated in a manner consistent with the loss and loss expense reserves associated with the reinsured policies. Similarly, reinsurance premiums, losses and loss adjustment expenses are accounted for on bases consistent with those used in accounting for the related original policies issued and the terms of the reinsurance contracts.

  Guaranty Fund Assessments


     As a self-insurance fund, ESIF has periodically been assessed by a state guaranty fund as part of that fund's activities to collect funds from solvent self-insurance funds to cover certain losses to policyholders of insolvent self-insurance funds, after assessment of such policyholders of the insolvent funds. This type of guaranty fund is separate from the Florida Special Disability Trust Fund (the "SDTF"), which is designed to pay insurers for certain benefits paid to previously injured workers, as discussed in Note 13.



     Florida law limits the assessment to a maximum of 2% of direct written premiums annually, but because there are many uncertainties regarding the ultimate amount of assessments, ESIF's policy has been to recognize its obligation for guaranty fund assessments when it receives notice that an amount is payable to the guaranty fund. At September 30, 1996, ESIF was not able to reasonably estimate the potential effects of any future assessments and, accordingly, the accompanying financial statements do not include any provision for such future assessments. Assessments charged to expense during the six months ended September 30, 1995

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

and 1996 were $0.8 million and $0.7 million, respectively. Such assessments are credited against ESIF's administrative tax.

     Upon conversion to a stock property and casualty insurer, ESIF will be subject to assessment by a separate guaranty fund. Such assessments will not be credited against ESIF's administrative tax.

  Concentrations of Credit or Financial Risk

     Florida law allows the Company to write policies only in the State of Florida. Therefore, all of ESIF's premium revenues for the six months ended September 30, 1995 and 1996 were derived from policies offered to customers located in Florida. Accordingly, ESIF could be adversely affected by economic downturns, significant unemployment, and other conditions that may occur from time-to-time in Florida, which may not as significantly affect its more geographically diversified competition.

     SHC has significant amount of revenue associated with its third-party processing as a result of its contracts with several self-insurance funds. Changes with respect to these contracts could adversely affect ESIF.


     As further described in Note 6, ESIF has significant amounts of reinsurance recoverables as a result of ceding reinsurance under specific and aggregate reinsurance treaties.


  Intangible Assets


     Cost in excess of net assets of businesses acquired totaling $49.0 million was recorded in conjunction with the January 1996 acquisition of SHC. This intangible asset is being amortized on a straight-line basis over 25 years.



     ESIF's cost associated with the purchase of customer listings recorded in conjunction with the January 1996 acquisition of SHC totals $6.5 million. This intangible asset is being amortized on a straight-line basis over 10 years.



     At the balance sheet date, ESIF evaluates the recoverability of the cost in excess of net assets acquired and the cost associated with customer listings through a comparison of forecasted undiscounted cash flows of SHC and the remaining asset balances.


  Equipment and Software

     Equipment and software are recorded at cost. Depreciation is computed using the straight-line method over the useful lives of the related assets.

  Cash and Cash Equivalents

     ESIF considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

  Bad Debt Allowance

     The bad debt allowance is based on ESIF's experience with uncollectible premiums receivable and represents ESIF's best estimate of the ultimate uncollectible amounts incurred through the balance sheet date.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

2. INVESTMENTS

     The amortized cost and the fair value of debt security investments are summarized as follows:

                                                                  GROSS        GROSS
                                                    AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                                                      COST        GAINS        LOSSES      VALUE
                                                    ---------   ----------   ----------   --------
                                                                    (IN THOUSANDS)
    AT SEPTEMBER 30, 1995 (UNAUDITED)
      U.S. Treasury and government agencies.......  $  61,796     $1,047       $  125     $ 62,718
      States and political subdivisions...........     66,216      1,346          345       67,217
      Industrial and miscellaneous................     29,277        405          520       29,162
      Mortgage-backed securities:
         U.S. government agencies.................     31,057      1,120           11       32,166
                                                     --------     ------       ------     --------
    Total debt securities available-for-sale......  $ 188,346     $3,918       $1,001     $191,263
                                                     ========     ======       ======     ========
    AT SEPTEMBER 30, 1996
      U.S. Treasury...............................  $  49,286     $  214       $  875     $ 48,625
      States and political subdivisions...........     67,799        950          401       68,348
      Industrial and miscellaneous................     42,875        566          535       42,906
      Mortgage-backed securities:
         U.S. government agencies.................     13,603        134          196       13,541
                                                     --------     ------       ------     --------
    Total debt securities available-for-sale......  $ 173,563     $1,864       $2,007     $173,420
                                                     ========     ======       ======     ========

     The amortized cost and estimated fair value of debt securities at September 30, 1996, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities because certain borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                       AMORTIZED         FAIR
                                                                         COST           VALUE
                                                                       ---------       --------
                                                                            (IN THOUSANDS)
Years to maturity:
  One or less........................................................  $   3,005       $  3,008
  After one through five.............................................     62,368         62,316
  After five through ten.............................................     78,234         77,983
  After ten..........................................................     16,353         16,572
                                                                        --------       --------
                                                                         159,960        159,879
  Mortgage-backed securities.........................................     13,603         13,541
                                                                        --------       --------
Total................................................................  $ 173,563       $173,420
                                                                        ========       ========

     Proceeds from the sales of investments in debt securities during the six months ending September 30, 1996 were $45.8 million. Gross gains of $0.3 million and gross losses of $0.7 million were realized on those sales. Proceeds from the sales of investments in debt securities during the six months ending September 30, 1995 were $83.5 million. No gains or losses were realized on those sales.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Unrealized gains and losses on investments in preferred and common stocks are reported directly in equity and do not affect operations. The gross unrealized gains and losses on, and the cost and fair value of, those investments are summarized as follows:

                                                                  GROSS        GROSS
                                                                UNREALIZED   UNREALIZED    FAIR
                                                       COST       GAINS        LOSSES      VALUE
                                                      -------   ----------   ----------   -------
                                                                    (IN THOUSANDS)
    AT SEPTEMBER 30, 1995 (UNAUDITED)
      Preferred stocks..............................  $ 2,890     $   71        $  5      $ 2,956
      Common stocks.................................   13,387      1,958         117       15,228
                                                      -------     ------        ----      -------
    Total...........................................  $16,277     $2,029        $122      $18,184
                                                      =======     ======        ====      =======
    AT SEPTEMBER 30, 1996
      Preferred stocks..............................  $ 3,759     $   53        $ 25      $ 3,787
      Common stocks.................................   10,663      1,844         209       12,298
                                                      -------     ------        ----      -------
    Total...........................................  $14,422     $1,897        $234      $16,085
                                                      =======     ======        ====      =======

     Major categories of ESIF's investment income are summarized as follows:

                                                                          SIX MONTHS ENDED
                                                                           SEPTEMBER 30,
                                                                        --------------------
                                                                           1995        1996
                                                                        -----------   ------
                                                                        (UNAUDITED)
                                                                           (IN THOUSANDS)
    Income:
      Bonds...........................................................    $ 6,585     $5,159
      Preferred stocks................................................         79        133
      Common stocks...................................................        181        145
      Short-term investments and cash.................................        753        926
                                                                           ------     ------
    Net investment income.............................................    $ 7,598     $6,363
                                                                           ======     ======


     The Florida DOI requires cash and investments to be held in trust for the Florida DOI for 10% of statutory basis loss reserves and the 1986-1995 fund years aggregate reserve plans. The aggregate plans approved by the Florida DOI require the interest earned on the related reserves to accumulate with the restricted principal. The reserves are reviewed annually and a revised funding plan is submitted to the Florida DOI. At September 30, 1995 and 1996, the amount in trust is approximately $61.0 million and $52.0 million, respectively.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3. PROPERTY AND EQUIPMENT

     The major components of equipment and software at September 30, 1996 are as follows (in thousands):

    Furniture, fixtures and equipment...........................................  $  914
    Data processing equipment...................................................     757
    Airplane....................................................................     968
    Leasehold improvements......................................................     122
    Software....................................................................     189
    Automobiles.................................................................      24
                                                                                  ------
                                                                                   2,974
    Less accumulated depreciation...............................................     616
                                                                                  ------
                                                                                  $2,358
                                                                                  ======

     Depreciation expense for the period ended September 30, 1996 was $0.4 million. Substantially all equipment and software was acquired in the January 1996 acquisition of SHC.

4. INTANGIBLES

     The majority of the ESIF's intangible assets were recorded in connection with the acquisition of SHC and are stated at cost, which represents fair value as of the acquisition date, less accumulated amortization, and include purchased software, customer accounts and contracts, and the excess of the purchase price over the fair value of identifiable net assets acquired. Purchased software, customer accounts and contracts are being amortized on a straight-line basis over the estimated useful lives and contract period which range from three to ten years. The excess of cost over the fair value of identifiable net assets acquired is being amortized on a straight-line basis over 25 years.

     Intangible assets consist of the following as of September 30, 1996 (in thousands):

    Unamortized debt acquisition costs.........................................  $   757
    Purchased software.........................................................    6,300
    Goodwill...................................................................   49,645
    Customer accounts and contracts............................................    6,608
                                                                                 -------
                                                                                  63,310
    Less accumulated amortization..............................................    3,241
                                                                                 -------
                                                                                 $60,069
                                                                                 =======

5. LEASES

     SHC leases office premises and automobiles under noncancelable operating leases which expire at various dates through the year 2001. These leases generally contain renewal options and escalation clauses based on increases in lessors' operating expenses and other charges. ESIF anticipates that most leases will be renewed or replaced upon expiration.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Future minimum annual payments at September 30, 1996 for all noncancelable leases are (in thousands):

            Six Months Ended March 31:
              1997......................................................  $  903
            Years Ended March 31:
              1998......................................................   1,578
              1999......................................................   1,547
              2000......................................................   1,180
              2001......................................................     103
                                                                          ------
            Total minimum future lease payments.........................   5,311
            Income from subleases.......................................    (118)
                                                                          ------
            Net minimum future lease payments...........................  $5,193
                                                                          ======

     In excess of 80% of the future lease commitments relates to rented office premises from certain trustees of ESIF.

     Rental expense for the six months ended September 30, 1996 for operating leases totaled $0.9 million.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

6. REINSURANCE


     In accordance with general practice in the insurance industry, the ESIF's insurance subsidiaries are engaged in reinsurance transactions to cede risk to other companies. Reinsurance ceded contracts do not relieve ESIF and its insurance subsidiaries from their obligation to policyholders, as they remain liable to their policyholders to the extent that any reinsurer does not meet its obligations for reinsurance ceded to it under reinsurance contracts. The largest net amount retained by ESIF or its Subsidiaries on any one occurrence is $500,000 with a $750,000 deductible in the six months ended September 30, 1995 and $500,000 with a $500,000 deductible in the six months ended September 30, 1996. Reinsurance agreements are in force with certain maximum limits, as well as excess of loss reinsurance agreements.



                              SPECIFIC REINSURANCE


                                 (IN THOUSANDS)



 FISCAL
  YEAR                                                  SPECIFIC
  ENDED                                  SPECIFIC      OCCURRENCE
MARCH 31,            CARRIER            ATTACHMENT       LIMIT
---------     ----------------------    ----------     ----------
1982          INA                       $      100     $    2,000
              Employers Re                   2,100          3,000
1983          INA                              125          2,000
              Employers Re                   2,125          3,000
1984          Employers Re                     125          2,000
              INA                            2,125     Statutory
1985          Employers Re                     125          2,000
              INA                            2,125     Statutory
1986          Employers Re                     225         20,000
1987          Safety Mutual(1)               1,000          5,000
              Old Republic(2)                1,000          1,000
              National Union(2)              2,000          8,000
1988          Old Republic                   1,000          5,000
1989          Old Republic                   1,000          5,000
1990          Transamerica                   1,000         15,000
1991          Transamerica                   1,000         15,000
1992          Transamerica                   1,000         25,000
1993          Transamerica                   1,000         25,000
1994          Lloyd's                          500            500
              Transamerica                   1,000     Statutory
1995          Lloyd's                          500            500
              Continental Casualty           1,000     Statutory
1996          Federal Insurance Co.            500            500
              Federal Insurance Co.          1,000          1,000
              Continental Casualty           2,000     Statutory
1997          Lloyd's                          500          1,500
              National Union                 2,000     Statutory

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


                             AGGREGATE REINSURANCE


                                 (IN THOUSANDS)



 FISCAL
  YEAR
 ENDED                                 AGGREGATE      AGGREGATE
MARCH 31            CARRIER            ATTACHMENT       LIMIT
--------     ----------------------    ----------     ---------
1982         INA                         $11,542      $   2,000
             Employers Re                13,542           3,000
             INA                         16,542       Statutory
1983         INA                         11,365           2,000
             Employers Re                13,365           3,000
             INA                         16,365       Statutory
1984         Employers Re                14,341           2,000
             INA                         16,341       Statutory
1985         Employers Re                17,814           3,000
             INA                         20,814       Statutory
1986         Employers Re                40,091             301
1987         N/A                         N/A             N/A
1988         N/A                         N/A             N/A
1989         Crossroads                  90,648          19,000
1990         Crossroads                 110,973          25,000
1991         Crossroads                 130,726          31,000
1992         Crossroads                 113,015          31,000
1993         Crossroads                 141,956          33,401
1994         Crossroads                 146,016          34,357
1995         Crossroads                 133,800          31,482
1996         Crossroads                 115,970          27,287
1997         N/A                         N/A             N/A


     Insurance premiums for the six months ended September 30, 1995 and 1996 are summarized as follows:

                                                                          1995        1996
                                                                       -----------   -------
                                                                       (UNAUDITED)
                                                                          (IN THOUSANDS)
    Direct premiums earned...........................................    $66,351     $52,402
    Reinsurance ceded................................................      3,206       3,373
                                                                         -------     -------
    Net premiums earned..............................................    $63,145     $49,029
                                                                         =======     =======


                                                                         1995       1996
                                                                       --------   --------
                                                                         (IN THOUSANDS)
    Gross premiums written...........................................  $124,643   $107,274
    Ceded premiums written...........................................     6,820      4,096
                                                                       --------   --------
    Net premiums written.............................................  $117,823   $103,178
                                                                       ========   ========

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Losses and LAE incurred for the six months ended September 30, 1995 and 1996 are summarized as follows:

                                                                          1995        1996
                                                                       -----------   -------
                                                                       (UNAUDITED)
                                                                          (IN THOUSANDS)
    Direct losses and LAE............................................    $42,435     $36,122
    Reinsurance ceded................................................         70       3,987
                                                                         -------     -------
    Net losses and LAE incurred......................................    $42,365     $32,135
                                                                         =======     =======

     Reinsurance ceded premiums and losses included in the preceding table reflect the elimination of amounts assumed by USEI through retrocession by Crossroads Insurance Company, Limited ("Crossroads") of amounts ceded by ESIF to Crossroads as described in the following paragraph.


     Of the reinsurance ceded amounts above for six months ended September 30, 1996, premiums of $-0-, losses and LAE of $1.9 million, are attributable to reinsurance agreements with Crossroads a Bermuda domiciled insurance company, which a Trustee of ESIF has an ownership interest. Crossroads is licensed to do business in Florida and is a member of the Florida Insurance Guaranty Association. Fifty percent of business ceded to Crossroads has been retroceded by Crossroads to USEI. All of ESIF's aggregate excess reinsurance coverage for fiscal years ended March 31, 1989, 1993, 1994 and 1995 is also ceded to Crossroads. At September 30, 1995 and 1996 loss and LAE reserves recoverable of approximately $8.0 million and $10.0 million, respectively (net of amounts retroceded to USEI), are attributable to excess reinsurance agreements with Crossroads. For the fiscal years 1986, 1987, 1990, 1991 and 1992, effective aggregate excess reinsurance is not currently in place because these years have been self-funded or because the coverages have expired. Exposure to significant adverse development for these years is considered minimal due to the maturity of the loss development for these years.



     In the six months ended September 30, 1995 and 1996, ESIF did not commute any ceded reinsurance nor did it enter into or engage in any loss portfolio transfers.


     ESIF remains obligated for amounts ceded in the event that the reinsurers do not meet their obligations.


     ESIF's reinsurance recoverable asset at September 30, 1996 is comprised of amounts related to reinsurance agreements with the following companies (dollars in thousands):



                                                                PAID     UNPAID
                       REINSURANCE CARRIER                     CLAIMS    CLAIMS     TOTAL
    ---------------------------------------------------------  ------   --------   --------
    American Re..............................................  $   --   $    380   $    380
    Cayzer Steel.............................................       2         --          2
    Cigna....................................................     189         --        189
    Continental Casualty.....................................      --      9,245      9,245
    Crossroads...............................................     653     10,305     10,958
    Employers Re.............................................     505      6,406      6,911
    Federal Ins. Co..........................................      --      8,417      8,417
    INA......................................................      --      5,156      5,156
    Lloyds of London.........................................      --     14,595     14,595
    National Union...........................................      --      1,590      1,590
    Old Republic.............................................      37     15,172     15,209
    Transamerica.............................................      25     31,185     31,210
                                                               ------   --------   --------
              Total..........................................  $1,411   $102,451   $103,862
                                                               ======   ========   ========

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


     All of the recoverable amounts related to paid claims have been outstanding less than ninety days at the balance sheet date. The reinsurance recoverable amounts related to unpaid claims are calculated considering the provisions of the specific and aggregate reinsurance agreements and using ultimate losses by accident year consistent with the reported loss and LAE liabilities.


7. FEDERAL INCOME TAXES

     ESIF and its subsidiaries file a consolidated federal income tax return. ESIF does not have a tax sharing agreement with two of its subsidiaries, ESGA and USEI. ESIF does not collect from or refund to these subsidiaries the amount of income taxes or benefits which would result if the entities filed separate returns. An informal tax sharing agreement exists between ESIF and SHC such that the amount of taxes or tax benefits are shared as if separate returns were filed.

     Income before federal income taxes differs from taxable income principally due to tax-exempt investment income, dividends-received tax deductions, and differences in loss and LAE discounting and unearned premium reserves for tax and financial reporting purposes.

     Federal income taxes of $6.9 million and $12.2 million for the years ended March 31, 1995 and 1996, respectively, would be subject to recovery in the event that the Company incurs net operating losses within three years of the years for which such taxes were paid. State taxes paid was $0.8 million and $0.7 million for the six months ended September 30, 1995 and 1996, respectively.

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

     Significant components of the ESIF's deferred tax liabilities and assets as of September 30, as calculated in accordance with FASB Statement No. 109 are as follows:

                                                                        1995        1996
                                                                       -------     -------
                                                                       (UNAUDITED)
                                                                         (IN THOUSANDS)
    Deferred tax liabilities:
      Unrealized investment gains....................................  $   641     $   572
      Special Disability Trust Fund recoverables.....................      177         283
      Intangible assets..............................................       --       3,124
      Other..........................................................       --         209
                                                                       -------     -------
    Total deferred tax liabilities...................................      818       4,188
    Deferred tax assets:
      Discount on loss and LAE reserves..............................   16,207      19,780
      Unallocated remittances........................................    1,372       1,101
      Uncollectible premiums.........................................      753         753
                                                                       -------     -------
                                                                        18,332      21,634
      Valuation allowance for deferred tax assets....................       --          --
                                                                       -------     -------
    Total deferred tax assets........................................   18,930      21,634
                                                                       -------     -------
    Net deferred tax assets..........................................  $17,514     $17,446
                                                                       =======     =======


     ESIF has made an election under the Internal Revenue Code of 1986 to treat income tax payments attributable to loss reserve discounting as special estimated tax payments which are specifically recoverable upon reversal of the discounting effects. Accordingly, the deferred tax assets attributable to loss reserve discounting are considered to be fully recoverable. ESIF also has significant tax loss carryback potential for

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


the fiscal years ended March 31, 1994 and 1995. For those reasons, a deferred tax valuation allowance is not considered necessary.


     ESIF's consolidated federal income tax liability (asset) at September 30, is summarized as follows:

                                                                       1995         1996
                                                                     --------     --------
                                                                     (UNAUDITED)
                                                                        (IN THOUSANDS)
    Current........................................................  $    297     $ (6,234)
    Deferred.......................................................   (17,514)     (17,446)
                                                                     --------     --------
    Total net asset................................................  $(17,217)    $(23,680)
                                                                     ========     ========

     Significant components of the provision for income taxes for the six months ended September 30, attributable to continuing operations are as follows:

                                                                         1995       1996
                                                                        ------     -------
                                                                        (UNAUDITED)
                                                                          (IN THOUSANDS)
    Current tax expense...............................................  $2,292     $ 3,213
    Deferred taxes (benefit)..........................................      98        (813)
                                                                        ------     -------
    Total income tax expense on income................................  $2,390     $ 2,400
                                                                        ======     =======

     Income taxes paid by ESIF totaled $6.4 million and $3.3 million for the six months ended September 30, 1995 and 1996, respectively.

     The reconciliation of income tax expense for the six months ended September 30, attributable to continuing operations computed at the U.S. federal statutory tax rate of 35%, to income tax expense is as follows:

                                                                         1995       1996
                                                                        ------     -------
                                                                        (UNAUDITED)
                                                                          (IN THOUSANDS)
    Income tax (at 35% of pretax income or loss)......................  $2,717     $ 2,118
    Tax-exempt investment income......................................    (588)       (575)
    Non taxable/deductible expenses...................................      22          40
    Goodwill amortization.............................................      --         291
    State income taxes................................................     484         448
    Other items, net..................................................    (245)         78
                                                                        ------     -------
    Provision for federal income tax expense..........................  $2,390     $ 2,400
                                                                        ======     =======

8. LOSSES AND LAE

     The reserves for unpaid losses and LAE are estimated using individual case-basis valuations and statistical analyses. These estimates are subject to the effects of trends in loss severity and frequency. Although some variability is inherent in such estimates, management believes that the reserves for losses and LAE are adequate. The estimates are reviewed annually by independent consulting actuaries and adjusted as necessary as experience develops or new information becomes known; such adjustments are included in current operations.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The following table provides a reconciliation of the beginning and ending reserve balances for losses and LAE for the six months ended September 30, 1995 and 1996:


                                                                       SIX MONTHS ENDED
                                                                         SEPTEMBER 30,
                                                                   -------------------------
                                                                      1995           1996
                                                                   -----------     ---------
                                                                   (UNAUDITED)
                                                                        (IN THOUSANDS)
    Gross reserves for losses and LAE, at beginning of year......   $  367,391     $ 387,632
    Add: Discount on reserves....................................        4,875         4,668
    Less: Reinsurance recoverables...............................     (108,440)     (107,092)
          Special Disability Trust Fund recoverables.............      (24,836)      (31,376)
    LAE assumed through acquisition of SHC.......................           --        (3,398)
                                                                     ---------     ---------
    Net reserves for losses and LAE, at beginning of year........      238,990       250,434
    Add provision for claims occurring in:
      The current year...........................................       42,198        35,663
      Prior years................................................          167        (3,528)
                                                                     ---------     ---------
    Incurred losses during the current year......................       42,365        32,135
    Deduct payments for claims occurring in:
      The current year...........................................        3,753         3,565
      Prior years................................................       38,251        30,665
                                                                     ---------     ---------
    Claim payments during the current year.......................       42,004        34,230
    Net reserves for losses and LAE at end of year...............      239,351       248,339
    Add: Impact of Special Disability Trust Fund recoverables....       27,932        28,832
          Impact of Reinsurance recoverables.....................      101,702       102,396
          LAE assumed through acquisition of SHC.................           --         2,864
    Less: Discount on reserves...................................       (4,775)       (4,235)
                                                                     ---------     ---------
    Gross reserves for losses and LAE, at end of year............   $  364,210     $ 378,196
                                                                     =========     =========


     The foregoing reconciliation also shows that a $3.5 million reserve redundancy emerged during the six month period ended September 30, 1996. This amount represents the release of certain loss reserves previously carried which were determined, based on comparisons to actuarially projected amounts, to be redundant.

     Estimated future Special Disability Trust Fund ("SDTF") recoveries implicitly netted from loss reserves on a statutory basis were grossed up for GAAP purposes. This increased loss reserves by $27.9 million and $28.8 million at September 30, 1995 and 1996, respectively, and increased reinsurance recoverables by $10.6 million and $8.4 million at September 30, 1995 and 1996, respectively. In addition, ESIF has recorded, as an asset, amounts recoverable from the SDTF based upon ESIF's historical collection experience and the amount of claims identified as subject to SDTF recovery. The recoverable amount recorded at September 30, 1995 and 1996 was $17.8 million and $21.1 million, respectively.


     In order to quantify the amounts recoverable from the SDTF, ESIF reviews its claims that have been identified as subject to SDTF recovery considering ESIF's historical recovery experience on claims submitted to the SDTF. In addition, ESIF estimates the amount of claims it expects to recover over the next four years based on actual collection experience for the most recent three years, and discounts the expected recoveries using an appropriate interest rate. The amounts reflected as recoverables from the SDTF were based on the discounted expected collection amounts rather than on the total claims identified as subject to SDTF recovery. Accordingly, there is an implicit valuation allowance of approximately $8.0 million reflected in the recorded SDTF recoverable amounts.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


     LAE assumed in the acquisition of SHC represents unallocated LAE reserves established by ESIF that were, prior to the acquisition, provided by SHC under the administrator's contract between ESIF and SHC.


9. ACCRUED RETROSPECTIVE PREMIUMS

     Certain workers' compensation insurance policies issued by ESIF are retrospectively rated, and premiums are based on loss experience incurred under these contracts to date. Accrued retrospectively rated premiums, including those relating to bulk incurred but not reported, have been determined by or allocated to individual policyholder accounts. These amounts are summarized as follows:

                                                                           SEPTEMBER 30,
                                                                         -----------------
                                                                          1995      1996
                                                                         -------   -------
                                                                         (UNAUDITED)
                                                                          (IN THOUSANDS)
    Accrued retrospective premium......................................  $43,440   $23,990

10. EQUITY

     ESIF and its insurance subsidiaries, subsequent to the conversion to a stock property and casualty company, will have legal restrictions as to the transfer of funds in the form of dividends, loans, and advances. These restrictions, determined in accordance with statutory reporting practices, generally limit the payment of dividends to amounts based upon statutory surplus or profits and limit the amount of certain investments to specified percentages of statutory admitted assets. At September 30, 1996, under regulations applicable to stock property and casualty insurance companies, $2.0 million of ESIF's statutory net assets of $20.4 million can be transferred from the insurance entities without regulatory approval.

     Equity and net income as determined in accordance with statutory accounting practices for self-insurance funds as of and for the six months ended September 30, 1995 and 1996 are as follows:

                            SEPTEMBER 30,                          EQUITY        NET INCOME
    -------------------------------------------------------------  -------       ----------
                                                                        (IN THOUSANDS)
    1995 (unaudited).............................................  $49,738         $3,076
    1996.........................................................   20,465          4,824

     In order to improve the regulation of insurer solvency, the National Association of Insurance Commissioners issued a model law to implement risk-based capital ("RBC") requirements for property and casualty insurance companies, which are designed to assess capital adequacy and to raise the level of protection that statutory equity provides for policyholder obligations. The RBC formula for property and casualty insurance companies measures these major areas of risk facing property and casualty insurers: (i) underwriting, which encompasses the risk of adverse loss development and inadequate pricing; (ii) declines in asset values arising from credit risk; and (iii) declines in asset values arising from investment risks. Pursuant to the model law, insurers having less statutory equity than required by the RBC calculation will be subject to varying degrees of regulatory action, depending on the level of capital inadequacy. Florida, ESIF's state of domicile, has yet to adopt the provisions of the RBC model law. Upon completion of the conversion and recapitalization, ESIF's insurance subsidiaries will maintain statutory basis equity in excess of the amount required by Florida law.

11. COMMITMENTS AND CONTINGENCIES

     ESIF, in the normal course of business, is named as a defendant in various legal actions arising principally from claims made under insurance policies and contracts. Those actions are considered by ESIF in estimating the loss and LAE reserves. ESIF's management believes that the resolution of those actions will not have a material effect on ESIF's financial position or results of operations.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

12. SDTF

     The State of Florida maintains the SDTF for the purpose of providing benefits to workers who have a pre-existing condition and incur a second or subsequent injury. The SDTF is funded through annual assessments against workers' compensation insurers which are based on a percentage of gross workers' compensation premiums written.


     The SDTF has not charged adequate assessments to actuarially fund its claims liability. In 1996, the Florida legislature reauthorized the SDTF for four years; however, in the future, the Florida legislature may impose greater assessments on insurance carriers, such as ESIF, to satisfy pending claims. Moreover, it is not possible to predict how the SDTF will operate, if at all, in the future after the reauthorized period. Changes in the SDTF's operations which decrease the availability of recoveries from the SDTF, or increase SDTF's assessments payable by ESIF or changes in regulations which further limit ESIF's ability to reduce statutory basis loss reserves for a portion of SDTF future recoverable amounts may have a material adverse effect on ESIF's business, financial condition or results of operations. Discontinuance of the SDTF could have either a favorable or unfavorable effect on ESIF depending on the relation of the amount of assessments by SDTF to the amount of recoveries from SDTF. If the SDTF is discontinued, ESIF believes that the existing reimbursement obligations of the SDTF would become general obligations of the State of Florida, although there is no assurance that a reviewing court would adopt that view. The SDTF has made no acknowledgement with regard to the enforceability of its reimbursement obligations to insurers such as ESIF.


     Loss and LAE reserves included in the accompanying financial statements are presented gross of future SDTF recoveries and have been determined using historical loss data which excludes SDTF recoveries.

     ESIF has recorded an SDTF recoverable of $17.8 million and $21.1 million at September 30, 1995 and 1996, respectively, for the estimated amounts expected to be received from the SDTF. The estimated amount of recoveries was based on claims identified as subject to SDTF recovery as well as ESIF's recovery experience.

     Amounts recovered from SDTF for the six months ended September 30, 1995 and 1996 were $2.2 million and $4.3 million, respectively. Assessments paid by ESIF to the SDTF were $5.0 million and $2.5 million for the six months ended September 30, 1995 and 1996, respectively.

     ESIF has not recorded a liability for future assessments from SDTF. Such future assessments will be based on future premium amounts.

13. ACQUISITION OF SHC

     On January 16, 1996, ESIF and its subsidiaries purchased all of the outstanding capital stock of SHC. The purchase price consisted of $26.0 million paid in cash from the Company, $11.5 million in cash distributed by Summit and $44.0 million in assumption of debt by SHC (see Note 14). SHC is a third party administrator which provides insurance related services (including marketing, policy issuance and servicing, claims processing and administration, loss control, brokerage, audits, financial and data processing services and risk management services) to ESIF, four other self-insurance funds and a property and casualty insurance company. The acquisition was accounted for using the purchase method, and the results of operations of SHC are included in the consolidated statement of operations from the date of acquisition.

     The following unaudited pro forma information as of the six months ended September 30, 1995 presents the consolidated results of operations of ESIF and SHC as if the acquisition had been effective at April 1,

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

1995 after giving effect to adjustments to reflect the acquisition. This information is intended for informational purposes only and may not be indicative of ESIF's future results of operations (in thousands):

    Total revenues.............................................................  $91,226
    Income before income tax expense...........................................    9,732
    Net income.................................................................    6,573

     To comply with requirements of the Florida DOI, SHC's chairman has personally indemnified ESIF up to a maximum of $5.0 million for certain loss, injury or damage to ESIF which may result from the acquisition of SHC. Such indemnification will expire on the earlier of January 11, 2001 or on the date upon which the bank debt, incurred in the acquisition, is retired.

14. NOTES PAYABLE

     In connection with the purchase of SHC by ESIF, SHC utilized a bank term loan with rates based on LIBOR plus 3%. The balance as of September 30, 1996 for SHC was $34.5 million. Also, a revolving bank credit facility with rates approximating the prime rate was entered into as part of the agreement. The balance as of September 30, 1996 for SHC for this agreement was $2.0 million. Interest expense incurred as of September 30, 1996 was $1.7 million.

     Subsequent to September 30, 1996, the term loan and revolving credit facility agreements were amended.

     Maturities for the combined term loan and revolving credit facility (as amended) are as follows:

                                                                        REDUCTION IN THE
                                                           TERM        AVAILABILITY OF THE
                                                           LOAN     REVOLVING CREDIT FACILITY
                                                          -------   -------------------------
                                                                    (IN THOUSANDS)
        For the Six Months Ending March 31:
          1997..........................................  $ 1,825            $    --
        For the Years Ending March 31:
          1998..........................................    2,300                 --
          1999..........................................    3,925                 --
          2000..........................................    5,500                 --
          2001..........................................    9,500              1,500
          Thereafter....................................   11,450              3,500
                                                          -------             ------
                                                          $34,500            $ 5,000
                                                          =======             ======


     As collateral for the debt, SHC pledged the issued and outstanding stock of SCI and three other wholly owned subsidiaries, Bridgefield Casualty Insurance Company, Meritec Solutions, Inc. and Carolina Summit Healthcare, Inc. The credit agreement contains certain covenants which require that certain financial ratios and/or levels be maintained by SHC and its insurance subsidiary, Bridgefield Casualty. Among these covenants are the following: operating leverage, fixed charge coverage ratio, minimum stockholder equity and risk based capital for the insurance subsidiary.


15. EMPLOYEE BENEFIT PLANS

     ESIF's subsidiary, SHC, has a deferred savings and profit-sharing plan (the "401(k)") covering substantially all employees. Under the 401(k), SHC makes contributions equal to 75% of the participant's contributions, not to exceed 6% of the participant's annual compensation. SHC's contributions to the 401(k) totaled $0.2 million for the period April 1, 1996 to September 30, 1996.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

16. FAIR VALUES OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by ESIF in estimating its fair value disclosures for financial instruments:

     - Cash and cash equivalents, short-term investments: The carrying amounts reported in the balance sheet for these instruments approximate fair values.

     - Investment securities: Fair values for debt security investments are based on quoted market prices.

     - Premiums and accounts receivable: The carrying amounts of ESIF's receivables approximate fair values.

     - Notes payable: ESIF's subsidiary has $36.5 million of notes payable at September 30, 1996 that approximates its fair value.

     ESIF's fair value of reinsurance recoverable approximates its carrying value for September 30, 1995 and 1996, respectively, as summarized below:

                                                    SEPTEMBER 30, 1995    SEPTEMBER 30, 1996
                                                    -------------------   -------------------
                                                    CARRYING     FAIR     CARRYING     FAIR
                                                     AMOUNT     VALUE      AMOUNT     VALUE
                                                    --------   --------   --------   --------
                                                        (UNAUDITED)
                                                                 (IN THOUSANDS)
    Reinsurance recoverable.......................  $107,451   $107,451   $103,861   $103,861

17. DISCONTINUED OPERATIONS


     Effective July 31, 1996, ESIF decided to discontinue its computer software development and healthcare operation. This business was acquired in the January 1996 acquisition of SHC. The disposition is expected to occur during the three months ending December 31, 1996 by abandonment of the operation. ESIF has recognized an after tax loss of approximately $0.5 million on the disposition of this operation (including estimated operating losses to the disposition date).


     The financial statements reflect the operating results and the assets and liabilities of the discontinued operations separately from continuing operations. The net assets of the computer software development operation at September 30, 1996 were as follows (in thousands):

        Assets:
          Cash and equivalents................................................  $115
          Equipment...........................................................   396
          Other assets........................................................   164
          Software............................................................    67
                                                                                ----
        Total assets..........................................................   742
        Liabilities:
          Accounts payable and operating liabilities..........................    64
                                                                                ----
        Net assets............................................................  $678
                                                                                ====

     The operating results of the computer software development operations for the six month period ended September 30, 1996 were as follows (in thousands):

        Revenue.............................................................  $  839
        Expenses............................................................   1,463
                                                                               -----
        Loss before income taxes............................................    (624)
        Income tax (benefit)................................................    (212)
                                                                               -----
        Net loss............................................................  $ (412)
                                                                               =====

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

18. DISPOSITION


     Effective July 31, 1996, ESIF decided to terminate its efforts to develop a healthcare subsidiary in North Carolina. This start up effort was initiated by SHC prior to the acquisition of SHC by ESIF. The disposition of this subsidiary by a sale of its stock is expected to be completed during the first quarter of 1997. The consolidated financial statements include the operating results and assets and liabilities of this subsidiary. The net assets of the healthcare subsidiary were as follows at September 30, 1996 (in thousands):



        Assets:
          Cash and equivalents..............................................  $  556
          Equipment.........................................................     143
          Other Assets......................................................   2,306
                                                                              ------
        Total Assets........................................................   3,005
        Liabilities:
          Accounts payable and operating liabilities........................     143
                                                                              ------
        Net Assets..........................................................  $2,862
                                                                              ======



     The operating results for the healthcare subsidiary (including a $0.2 million pre-tax provision for loss on disposition) for the six month period ending September 30, 1996 were as follows (in thousands):


        Revenue..............................................................  $  80
        Expenses.............................................................    703
                                                                               -----
        Loss before income taxes.............................................   (623)
        Income benefit.......................................................   (212)
                                                                               -----
        Net loss.............................................................  $(411)
                                                                               =====

19. SEGMENT INFORMATION

     The operations of ESIF, prior to the January 1996 acquisition of SHC, were solely in the workers' compensation insurance industry segment. Subsequent to the acquisition of SHC, ESIF also operates in the insurance administration segment. Financial information by industry segment for revenues, income before income taxes, and identifiable assets are summarized as follows:

                                                          WORKERS'
                                                        COMPENSATION     INSURANCE      INTERCOMPANY
                                              TOTAL      INSURANCE     ADMINISTRATION   ELIMINATION
                                             --------   ------------   --------------   ------------
                                                                 (IN THOUSANDS)
    Six Months Ended September 30, 1995
      (unaudited):
      Revenues.............................  $ 71,752     $ 71,752              --              --
      Income before income taxes...........     7,764        7,764              --              --
      Identifiable assets..................   456,012      456,012              --              --
    Six Months Ended September 30, 1996:
      Revenues.............................    73,048       54,667        $ 28,891        $(10,510)
      Income before from continuing
         operations before income taxes....     6,051        7,528        $ (1,476)             --
      Identifiable assets..................  $498,085     $498,085              --              --

     Depreciation expense and capital expenditures are not considered material.

     The preceding financial information does not include the computer software operations which are presented as discontinued operations in the accompanying financial statements.

                          EMPLOYERS SELF INSURERS FUND
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

20. EXTRAORDINARY CHARGE

     During the six months ended September 30, 1996 ESIF incurred $0.6 million of expenses directly related to its conversion from a group self-insurance fund to a stock insurance company. These expenses are principally professional service fees paid to attorneys, investment advisors, and accountants related to obtaining regulatory approval for the conversion, advising the Board of Trustees as to the fairness of the transaction and auditing ESIF's GAAP basis financial statements. These costs, net of income tax benefits of $0.2 million, are presented as an extraordinary charge on ESIF's Statement of Operations for the six months ended September 30, 1996.


21. RELATED PARTY TRANSACTIONS



     As more fully described in Note 5, ESIF has entered into office premises lease agreements with certain Trustees of ESIF.



     As more fully described in Note 6, ESIF has entered into reinsurance agreements with an insurance company in which a Trustee of ESIF has an ownership interest.



     As more fully described in Note 14, to comply with requirements of the Florida DOI, SHC's president and chief executive officer has personally indemnified ESIF up to a maximum of $5.0 million for certain loss, injury, or damage to ESIF, if any, which may result from the acquisition of SHC.



     Entities in which SHC's president and chief executive officer held ownership interests have provided certain transportation related services to SHC. Fees paid by SHC to these entities aggregated approximately $0.4 million and $.02 million for the six months ended September 30, 1995 and 1996, respectively.



     SHC's president and chief executive officer is also a member of the Board of Directors of Florida Retail Federation (the "Association") which is the sponsoring trade association for Florida Retail Fund ("FRF"), one of the group self-insurance funds administered by SHC. The Association, as the fund sponsor, is entitled to a fee equal to 1% of FRF's premiums earned in each year, and SHC is obligated to pay such fee out of the administrative fee it receives from FRF. During the six months ended September 30, 1995 and 1996, SHC paid approximately $0.5 million and $0.4 million to the Association for such fees. During the six months ended September 30, 1995 and 1996, FRF paid SHC fees for administrative services of approximately $14.2 million and $12.8 million, respectively.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Summit Holding Corporation


     We have audited the accompanying consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995 of Summit Holding Corporation and its subsidiaries. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Summit Holding Corporation for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Tampa, Florida
February 9, 1996

                           SUMMIT HOLDING CORPORATION

                       CONSOLIDATED STATEMENTS OF INCOME


                                                                YEAR ENDED DECEMBER 31,
                                                      -------------------------------------------
                                                         1993            1994            1995
                                                      -----------     -----------     -----------
Revenues:
  Gross service fees................................  $70,813,669     $73,832,809     $64,089,709
  Direct expenses...................................   32,971,912      31,638,931      27,469,989
                                                      -----------     -----------     -----------
     Net service fees...............................   37,841,757      42,193,878      36,619,720
  Software consulting and maintenance fees..........           --              --         899,629
  Investment and other income.......................      631,924         934,178       1,275,712
                                                      -----------     -----------     -----------
                                                       38,473,681      43,128,056      38,795,061
Expenses:
  Compensation and other employee benefits..........   14,503,311      15,425,560      16,616,339
  Other operating expenses..........................    7,707,071       8,217,870       8,203,572
  Depreciation and amortization.....................    4,890,675       4,872,134       5,112,228
  Interest expense..................................    1,609,720          57,563          41,943
                                                      -----------     -----------     -----------
                                                       28,710,777      28,573,127      29,974,082
                                                      -----------     -----------     -----------
Income before income taxes..........................    9,762,904      14,554,929       8,820,979
Income taxes........................................    3,833,288       5,553,646       3,245,848
                                                      -----------     -----------     -----------
          Net income................................  $ 5,929,616     $ 9,001,283     $ 5,575,131
                                                      ===========     ===========     ===========


                            See accompanying notes.

                           SUMMIT HOLDING CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                              PREFERRED STOCK             COMMON STOCK
                           ----------------------    ----------------------    RETAINED
                            SHARES       AMOUNT       SHARES       AMOUNT      EARNINGS        TOTAL
                           ---------   ----------    ---------   ----------   -----------   -----------
Balance, December 31,
  1992.................... 1,000,000   $3,000,000    1,000,000   $1,000,000   $ 3,438,973   $ 7,438,973
  Dividends payable to
     preferred
     stockholders.........        --           --           --           --    (1,200,000)   (1,200,000)
  Net income..............        --           --           --           --     5,929,616     5,929,616
                           ---------   ----------    ---------   ----------   -----------   -----------
Balance, December 31,
  1993.................... 1,000,000    3,000,000    1,000,000    1,000,000     8,168,589    12,168,589
  Dividends payable to
     preferred
     stockholders.........        --           --           --           --      (600,000)     (600,000)
  Net income..............        --           --           --           --     9,001,283     9,001,283
                           ---------   ----------    ---------   ----------   -----------   -----------
Balance, December 31,
  1994.................... 1,000,000    3,000,000    1,000,000    1,000,000    16,569,872    20,569,872
  Dividends payable to
     preferred
     stockholders.........        --           --           --           --      (500,000)     (500,000)
  Net income..............        --           --           --           --     5,575,131     5,575,131
                           ---------   ----------    ---------   ----------   -----------   -----------
Balance, December 31,
  1995.................... 1,000,000   $3,000,000    1,000,000   $1,000,000   $21,645,003   $25,645,003
                            ========    =========     ========    =========    ==========    ==========

                            See accompanying notes.

                           SUMMIT HOLDING CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                  YEAR ENDED DECEMBER 31,
                                                          ---------------------------------------
                                                             1993          1994          1995
                                                          -----------   -----------   -----------
OPERATING ACTIVITIES:
Net income..............................................  $ 5,929,616   $ 9,001,283   $ 5,575,131
Adjustments to reconcile net income to net cash provided
  by operating activities:
  Depreciation and amortization.........................    4,890,675     4,872,134     5,112,228
  Loss on sale of equipment.............................           --            --        10,101
  Deferred income taxes.................................      221,844      (439,245)     (759,852)
  Decrease (increase) in accounts receivable............     (520,004)      505,264       893,999
  Decrease (increase) in prepaid expenses and other
     current assets.....................................     (817,547)    1,129,772        22,205
  (Increase) decrease in other assets...................      100,928      (376,696)      (93,311)
  (Decrease) increase in accrued expenses and other
     current liabilities................................    1,124,372      (643,533)   (1,005,124)
  Decrease in aggregate reserve.........................     (599,228)   (1,786,309)     (869,568)
  (Decrease) increase in deferred income................    1,660,583       328,263    (1,172,511)
                                                          -----------   -----------   -----------
Net cash provided by operating activities...............   11,991,239    12,590,933     7,713,298
INVESTING ACTIVITIES:
Purchases of held-to-maturity securities and short-term
  investments...........................................       (1,437)   (5,564,135)     (300,000)
Maturities of held-to-maturity securities...............           --            --     2,005,793
Purchases of property and equipment.....................     (965,099)   (1,072,255)   (1,068,297)
Payment for businesses acquired and formed..............           --            --      (918,862)
                                                          -----------   -----------   -----------
Net cash used in investing activities...................     (966,536)   (6,636,390)     (281,366)
FINANCING ACTIVITIES:
Payments on long-term debt..............................   (4,509,845)           --            --
Dividends paid on preferred stock.......................           --    (1,200,000)     (600,000)
                                                          -----------   -----------   -----------
Net cash used in financing activities...................   (4,509,845)   (1,200,000)     (600,000)
                                                          -----------   -----------   -----------
Net increase in cash and cash equivalents...............    6,514,858     4,754,543     6,831,932
Cash and cash equivalents at beginning of year..........       98,972     6,613,830    11,368,373
                                                          -----------   -----------   -----------
Cash and cash equivalents at end of year................  $ 6,613,830   $11,368,373   $18,200,305
                                                          ===========   ===========   ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
  Interest expense......................................  $   109,720   $ 1,558,424   $    41,943
                                                          ===========   ===========   ===========
  Income taxes..........................................  $ 4,171,806   $ 4,918,000   $ 4,760,795
                                                          ===========   ===========   ===========


                            See accompanying notes.

                           SUMMIT HOLDING CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization

     Summit Holding Corporation ("SHC"), a Florida corporation, is the sole stockholder of Summit Consulting, Inc. ("SCI"). SCI and its subsidiaries are primarily engaged in providing insurance-related administrative services for five self-insurance funds, including marketing, policy issuance and servicing, claims processing and administration, loss control, brokerage, audits, financial and data processing services, and risk management services. Two of these self-insurance funds are located in Florida and account for approximately 84% of gross recurring service fees. The remaining gross service fees are generated by one Kentucky and two Louisiana self-insurance funds.

     During 1995, SHC formed an insurance company that began issuing workers' compensation policies January 1, 1996, and is in the process of establishing a North Carolina-based health maintenance organization. Effective July 20, 1995, SHC acquired substantially all of the assets of a software development company (see Note 2).

  Principles of Consolidation

     The consolidated financial statements include the accounts of SHC and its wholly-owned subsidiaries and are collectively referred to herein as SHC. All material intercompany transactions have been eliminated in consolidation.

  Revenue Recognition

     Service fee revenue is recognized in proportion to the recognition of earned premiums by the self-insurance funds' at the contractual service fee percentage of premiums. Direct expenses are principally costs which SHC is contractually obligated to provide. Direct expenses principally include agents' commissions, reinsurance premium costs, association fees, and administrative taxes. Software consulting fees are recognized as the services are rendered and invoiced. Maintenance fees are recognized ratably over the period of the maintenance service contracts which are generally for a one year duration.

     During 1994, SHC received $3.3 million in revenues from one of the Louisiana self-insurance funds related to SHC's payment of reinsurance premiums on behalf of the fund prior to 1990.

  Cash Equivalents

     SHC considers all highly liquid investments having a maturity of three months or less when purchased to be cash equivalents.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets (three to ten years), or the lease period for leasehold improvements.

     Depreciation expense in 1993, 1994 and 1995 was $723,994, $730,454 and $830,408, respectively.

  Income Taxes

     SHC files consolidated returns. Deferred income taxes provided in the financial statements relate principally to expenses charged to income for financial reporting purposes in one period and deducted for income tax purposes in other periods.

                           SUMMIT HOLDING CORPORATION

  Intangibles

     Intangible assets are stated at cost less accumulated amortization and include purchased software, customer accounts and contracts, noncompete agreements, deferred financing costs, and the excess of the purchase price over the fair value of identifiable net assets acquired (goodwill). Purchased software, customer accounts and contracts, and noncompete agreements are being amortized on a straight-line basis over the estimated useful lives and contract period which range from three to five years. Deferred financing costs relate to the incurrence of debt acquisition costs, and were completely amortized in 1995. The excess of cost over the fair value of identifiable net assets acquired is being amortized on a straight-line basis over 20 years. SHC evaluates the recoverability of intangible assets through a comparison of forecasted operating income to the remaining asset balances.

     Amortization expense in 1993, 1994 and 1995 was $4,166,681, $4,141,680 and
$4,281,820, respectively.

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." Adoption for Statement No. 121 is required for all fiscal years beginning after December 15, 1995. SHC does not anticipate that the adoption of Statement No. 121 will have a material impact on its financial results.

  Aggregate Reserve


     Under the terms of SHC's service agreement with the self-insurance funds, SHC is responsible for providing certain reinsurance coverage through independent reinsurers. Premiums are calculated and paid to the reinsurers on the basis of the self-insurance funds' earned premiums and the cost of the reinsurance is recognized as a direct expense by SHC on the same basis as service fee revenue. Under the terms of SHC's agreement with one reinsurer, on behalf of one of the self-insurance funds, an aggregate reserve has been established by SHC to record a liability for additional reinsurance payments for fund years where aggregate losses exceed a specified loss ratio. SHC accounts for the aggregate reserve annually utilizing the latest actuarial loss ratios. As of December 31, 1993, 1994 and 1995, SHC has recorded a liability for future premium obligations on these policies of $4,063,719, $2,277,410, and $1,407,842, respectively, which is the present value, at 2.5%, 7.0% and 7.0%, respectively, of its estimated total liability of approximately $5.1 million, $2.5 million, and $1.6 million, respectively. As a result of the change in the discount rate in 1994, the aggregate reserve liability as of December 31, 1994 was reduced by approximately $120,000.


  Deferred Income

     SHC defers a portion of its fees to cover future claims servicing costs pertaining to claims incurred in the year for which SHC received its fee, and for certain other services which SHC is contractually required to provide subsequent to the funds' year end.

  Major Customers

     Significant portions of SHC's gross service fees are derived from three major customers, Employers Self Insurers Fund ("ESIF"), Florida Retail Federation Self Insurers Fund ("FRFSIF") and Louisiana Employers Safety Association Self Insurers Fund ("LESASIF"). Gross service fees for the years ended December 31, 1993, 1994 and 1995 are as follows:

                                                         1993          1994          1995
                                                      -----------   -----------   -----------
    ESIF............................................  $25,336,689   $26,829,023   $24,867,269
    FRFSIF..........................................   32,195,587    31,103,771    28,990,003
    LESASIF.........................................    8,708,425    11,305,177     6,034,794

                           SUMMIT HOLDING CORPORATION

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. BUSINESS ACQUISITION

     Effective August 4, 1995, SHC acquired substantially all of the assets and assumed certain liabilities of a software development company having a total value of approximately $1,166,000. SHC has accounted for the acquisition as a purchase. The effects of the tangible assets acquired and the liabilities assumed have been excluded from the 1995 statement of cash flows. Pro forma results of operations as if the acquisition had occurred on January 1, 1994, were not materially different from the results of operations as presented.

3. LEASES

     SHC and its subsidiaries lease office premises and automobiles under noncancelable operating leases which expire at various dates through the year 2000. These leases generally contain renewal options and escalation clauses based on increases in lessors' operating expenses and other charges. SHC anticipates that most leases will be renewed or replaced upon expiration. Future minimum annual payments at December 31, 1995 for all noncancelable leases are:

    Years ending December 31:
      1996...................................................................  $1,468,391
      1997...................................................................   1,328,374
      1998...................................................................   1,276,504
      1999...................................................................   1,174,774
      2000...................................................................     395,467
                                                                               ----------
              Total minimum future lease payments............................   5,643,510
              Income from subleases..........................................    (132,010)
                                                                               ----------
              Net minimum future lease payments..............................  $5,511,500
                                                                                =========

     Rental expense in 1993, 1994 and 1995 for operating leases totaled $1,429,258, $1,496,790 and $1,693,284, respectively. Sublease income for 1993,
1994 and 1995 totaled approximately $108,000, $71,000 and $31,000, respectively.

                           SUMMIT HOLDING CORPORATION

4. INCOME TAXES

     The provision (benefit) for income taxes for the years ended December 31, 1993, 1994 and 1995 is comprised of the following:

                                                    1993             1994             1995
                                                 ----------       ----------       ----------
    Current:
      Federal..................................  $3,083,595       $5,124,170       $3,465,492
      State....................................     527,849          868,721          540,208
                                                 ----------       ----------       ----------
              Total current....................   3,611,444        5,992,891        4,005,700
    Deferred:
      Federal..................................     188,568         (375,573)        (657,378)
      State....................................      33,276          (63,672)        (102,474)
                                                 ----------       ----------       ----------
              Total deferred...................     221,844         (439,245)        (759,852)
                                                 ----------       ----------       ----------
                                                 $3,833,288       $5,553,646       $3,245,848
                                                 ==========       ==========       ==========

     SHC's taxes are calculated according to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Deferred taxes are provided for temporary differences between income before taxes reported in the financial statements and taxable income. Deferred taxes arise principally from temporary differences between financial reporting and income tax reporting of depreciation, aggregate reserves, deferred income and certain start-up costs.

     A reconciliation of the differences between the effective income tax rate and the statutory federal tax rate follows:

                                                            1993         1994         1995
                                                         ----------   ----------   ----------
    Income tax expense at federal statutory rate
      (34%)............................................  $3,319,388   $4,994,225   $2,999,133
    State income taxes, net of federal benefit.........     370,343      531,332      288,904
    Nondeductible goodwill amortization................     128,922      124,044      127,666
    Interest exempt from taxation......................          --     (129,414)    (248,508)
    Other items, net...................................      14,635       33,459       78,653
                                                         ----------   ----------   ----------
                                                         $3,833,288   $5,553,646   $3,245,848
                                                          =========    =========    =========

5. EMPLOYEE BENEFIT PLAN

     SHC has a deferred savings and profit-sharing plan (401(k)) covering substantially all employees. Under the plan, SHC makes contributions equal to 75% of the participant's contributions, not to exceed 6% of the participant's annual compensation. SHC's contributions to the plan totaled $251,395, $318,955 and $350,410 in 1993, 1994 and 1995, respectively.

6. PREFERRED STOCK

     At December 31, 1993, 1994 and 1995, 1,000,000 shares of Series A preferred stock were outstanding. Each share of Series A preferred stock is entitled to cumulative cash dividends of $0.60 per year. The dividends are not payable until declared by the Board of Directors. During October 1993, the Board of Directors declared a dividend of $1.20 per share (through February 28, 1994) to stockholders of record as of December 31, 1993, payable January 15, 1994. During December 1994, the Board of Directors declared a dividend of $0.60 per share (through February 28, 1995) to stockholders of record as of December 31, 1994, payable January 20, 1995. During December 1995, the Board of Directors declared a dividend of $0.50 per share (for the period March 1 through December 31, 1995) to stockholders of record as of December 31,

                           SUMMIT HOLDING CORPORATION

1995, payable January 12, 1996. The Series A preferred stock has a guaranteed value of $3.00 per share. The shares have a preference in liquidation. The Series A preferred stock has no voting rights or rights of conversion to any other class of stock of SHC.

7. STOCK OPTION PLAN

     In 1992, the Board of Directors approved the 1992 Stock Incentive Plan (the "Plan"), which provided for the granting of 225,000 options to directors, officers and key employees. Options to purchase SHC's common stock are exercisable at a price of $1 per share. Options granted under the Plan generally vest over a period of five years subject to certain acceleration provisions and expire not later than 10 years after grant. As of December 31, 1995, 205,000 of the 225,000 options which have been granted were vested, none of which had been exercised.

8. SUBSEQUENT EVENT

     Effective January 16, 1996, Employers Self Insurers Fund purchased all of the outstanding stock of SHC. In connection with this transaction, stock options that were not previously vested became vested.

        REPORT OF INDEPENDENT AUDITORS ON FINANCIAL STATEMENT SCHEDULES

Board of Trustees
Employers Self Insurers Fund

     We have audited the consolidated financial statements of Employers Self Insurers Fund and its subsidiaries as of March 31, 1996 and for the year then ended and as of September 30, 1996 and for the six months then ended and have issued our reports thereon dated July 31, 1996 and November 21, 1996 (included elsewhere in this Registration Statement). Our audits also included the consolidated financial statement schedules included in the Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

     In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                          ERNST & YOUNG LLP

Jacksonville, Florida
November 21, 1996

        REPORT OF INDEPENDENT AUDITORS ON FINANCIAL STATEMENT SCHEDULES

Board of Trustees
Employers Self Insurers Fund

     We have audited the consolidated financial statements of Employers Self Insurers Fund and its subsidiaries as of March 31, 1995 and for the years ended March 31, 1995 and 1994 and have issued our report thereon dated July 26, 1996 (included elsewhere in this Registration Statement). Our audits also included the consolidated financial statement schedules included in the Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

     In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                          Brinton & Mendez
                                          Certified Public Accountants

Lakeland, Florida
July 26, 1996

                 EMPLOYERS SELF INSURERS FUND AND SUBSIDIARIES

                      SCHEDULE I -- SUMMARY OF INVESTMENTS


                                                                                       AMOUNT AT
                                                                                      WHICH SHOWN
                                                                                        IN THE
                     TYPE OF INVESTMENT                          COST      MARKET    BALANCE SHEET
                          COLUMN A                             COLUMN B   COLUMN C     COLUMN D
-------------------------------------------------------------  --------   --------   -------------
                                                                         (IN THOUSANDS)
                                          MARCH 31, 1996
Securities available for sale:
  Fixed maturities:
     U.S. Government
       Non-mortgage backed...................................  $ 57,656   $ 57,233     $  57,233
       Mortgaged backed......................................    14,320     14,400        14,400
     States, municipalities and political subdivisions.......    68,697     69,360        69,360
     Corporate obligations...................................    37,258     37,824        37,824
                                                               --------   --------   -------------
          Total fixed maturities.............................   177,931    178,817       178,817
  Equity securities:
     Common stocks:
       Public utilities......................................       141        153           153
       Banks, trusts and insurance companies.................       579        607           607
       Industrial and miscellaneous..........................     8,855     10,334        10,334
                                                               --------   --------   -------------
          Total common stocks................................     9,575     11,094        11,094
     Non redeemable preferred stock..........................     3,167      3,156         3,156
                                                               --------   --------   -------------
          Total equity securities............................    12,742     14,250        14,250
Short-term investments.......................................    19,770     19,770        19,770
                                                               --------   --------   -------------
          Total investments..................................  $210,443   $212,837     $ 212,837
                                                               ========   ========    ==========

                                        SEPTEMBER 30, 1996
Securities available for sale:
  Fixed maturities:
     U.S. Government:
       Non-mortgage backed...................................  $ 49,286   $ 48,625     $  48,625
       Mortgage backed.......................................    13,603     13,541        13,541
     States, municipalities and political subdivisions.......    67,799     68,348        68,348
     Corporate obligations...................................    42,875     42,906        42,906
                                                               --------   --------   -------------
          Total fixed maturities.............................   173,563    173,420       173,420
  Equity securities:
     Common stocks:
       Public utilities......................................     1,786      2,312         2,312
       Banks, trusts and insurance companies.................       579        650           650
       Industrial and miscellaneous..........................     8,298      9,336         9,336
                                                               --------   --------   -------------
          Total common stocks................................    10,665     12,298        12,298
     Non redeemable preferred stock..........................     3,759      3,757         3,787
                                                               --------   --------   -------------
          Total equity securities............................    14,422     16,085        16,085
Short-term investments.......................................    16,713     16,713        16,713
                                                               --------   --------   -------------
          Total investments..................................  $204,698   $206,218     $ 206,218
                                                               ========   ========    ==========

                 EMPLOYERS SELF INSURERS FUND AND SUBSIDIARIES

                           SCHEDULE IV -- REINSURANCE
                             (DOLLARS IN THOUSANDS)


                                                                     ASSUMED                   % OF
                                                       CEDED TO       FROM                    AMOUNT
                                                         OTHER        OTHER                  ASSUMED
               DESCRIPTION                  DIRECT     COMPANIES    COMPANIES      NET        TO NET
                COLUMN A                   COLUMN B    COLUMN C     COLUMN D     COLUMN E    COLUMN F
-----------------------------------------  --------    ---------    ---------    --------    --------
Year Ended March 31, 1994
  Premiums -- Workers' Compensation......  $155,559     $ 7,118        $ 0       $148,441        0%

Year Ended March 31, 1995
  Premiums -- Workers' Compensation......   135,033       6,544          0        128,489        0%

Year Ended March 31, 1996
  Premiums -- Workers' Compensation......   119,028       4,135          0        114,893        0%

Six Months Ended September 30, 1995
  Premiums -- Workers' Compensation......    66,351       3,207          0         63,145        0%

Six Months Ended September 30, 1996
  Premiums -- Workers' Compensation......    52,402       3,373          0         49,029        0%

                 EMPLOYERS SELF INSURERS FUND AND SUBSIDIARIES

    SCHEDULE VI -- SUPPLEMENTAL INFORMATION CONCERNING INSURANCE OPERATIONS


                                                                                                            CLAIMS & CLAIMS
                                                                                                              SETTLEMENT
                                                                                                               EXPENSES
                                                      RESERVES                                             INCURRED RELATED
                                                     FOR UNPAID                                                   TO
                                         DEFERRED    CLAIMS AND                                            -----------------
                                          POLICY       CLAIM     DISCOUNT              NET        NET                 PRIOR
                                        ACQUISITION  SETTLEMENT  DEDUCTED  UNEARNED   EARNED   INVESTMENT             YEARS
                            SEGMENT        COSTS      EXPENSES   IN COL C  PREMIUMS  PREMIUMS    INCOME    CURRENT   COLUMN
       YEAR ENDED           COLUMN A     COLUMN B     COLUMN C   COLUMN D  COLUMN E  COLUMN F   COLUMN G     YEAR       H
------------------------ -------------- -----------  ----------  --------  --------  --------  ----------  --------  -------
                                                               (DOLLARS IN THOUSANDS)
March 31, 1994.......... Workers'           $ 0       $ 392,784   $4,730   $      0  $148,441   $ 10,510   $118,889  $10,478
                           Compensation
                           Insurance
March 31, 1995.......... Workers'             0         367,391    4,875          0   128,489     12,205     94,520   25,404
                           Compensation
                           Insurance
March 31, 1996.......... Workers'             0         387,632    4,668          0   114,893     13,209     84,058   10,786
                           Compensation
                           Insurance

SIX MONTHS ENDED
------------------------
September 30, 1995...... Workers'           $ 0       $ 364,210   $4,775   $ 51,208  $ 63,145   $  7,598   $ 42,198  $   167
                           Compensation
                           Insurance
September 30, 1996...... Workers'             0         367,971    4,235     46,000    49,029      6,363     35,663   (3,528)
                           Compensation
                           Insurance

                          AMORTIZATION   NET PAID
                          OF DEFERRED    CLAIMS &
                             POLICY       CLAIMS      NET
                          ACQUISITION   SETTLEMENT  PREMIUMS
                             COSTS       EXPENSES   WRITTEN
       YEAR ENDED           COLUMN I     COLUMN J   COLUMN K
------------------------  ------------  ----------  --------
March 31, 1994..........    $ 10,664     $ 99,642   $156,086
March 31, 1995..........      10,078       90,646    144,427
March 31, 1996..........       9,707       63,400    121,296
SIX MONTHS ENDED
------------------------
September 30, 1995......    $  4,236     $ 42,009   $117,823
September 30, 1996......       4,839       34,230    103,178

             ------------------------------------------------------
             ------------------------------------------------------

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER TO SELL OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Prospectus Summary....................    3
Risk Factors..........................    8
The Company...........................   16
Market for Stock......................   17
Dividend Policy.......................   17
Use of Proceeds.......................   19
Capitalization........................   19
Selected Financial Data...............   20
Pro Forma Financial Data..............   22
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   30
Business..............................   42
Management of the Company.............   56
Certain Transactions..................   63
Principal Shareholders................   64
The Conversion........................   65
Description of Capital Stock..........   68
Shares Eligible for Future Sale.......   71
Underwriting..........................   72
Legal Matters.........................   73
Experts...............................   73
Change in Accountants.................   73
Additional Information................   73
Index to Financial Statements.........  F-1


                            ------------------------
  UNTIL       , 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
                                5,000,000 SHARES
                                     [LOGO]

                                 SUMMIT HOLDING
                                SOUTHEAST, INC.
                                  COMMON STOCK
                            ------------------------
                                   PROSPECTUS
                            ------------------------

                                RAYMOND JAMES &
                                ASSOCIATES, INC.


                          ABN AMRO CHICAGO CORPORATION

                                           , 1997

             ------------------------------------------------------
             ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses to be borne by the Registrant in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. The Registrant is paying all of these expenses in connection with the issuance and distribution of the securities.


SEC registration fee.............................................................  $   25,880
NASD filing fee..................................................................       9,040
Nasdaq listing fee...............................................................      30,000
Accountants' fee and expense.....................................................      *
Legal fees and expenses..........................................................      *
Printing and engraving costs.....................................................      *
Blue sky fees and expenses.......................................................      *
Transfer Agent, Subscription Agent and Escrow Agent fees.........................      *
Miscellaneous....................................................................      *
                                                                                   ----------
          Total..................................................................  $
                                                                                   ==========


---------------

* To be filed by amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Florida Business Corporation Act, as amended (the "Florida Act"), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his conduct was unlawful. In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the Florida Act provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of criminal law, unless the director or officer had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. Article Eight of Summit's Bylaws provides that Summit shall indemnify any director, officer, employee or agent or any former director, officer, employee or agent to the full extent permitted by Florida law.

     The underwriters also will agree to indemnify the directors and officers of Summit against certain liabilities as set forth in Section of the Underwriting Agreement (see Exhibit 1).

     The Company has purchased insurance with respect to, among other things, any liabilities that may arise under the statutory provisions referred to above.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     On November 15, 1996, Summit sold one share of Common Stock at a price of $11.00 per share to each of the seven directors of Summit. These shares were issued to accredited investors as defined in Regulation D in a transaction exempt from the registration requirements of the Securities Act pursuant to
Section 4(2) of the Securities Act and Regulation D. On the Effective Date of the Conversion, the seven shares will be redeemed by Summit for an amount equal to the original purchase price.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) EXHIBITS. See the exhibit index immediately preceding the exhibits for the page number where each exhibit can be found.


EXHIBIT
NUMBER                                     DESCRIPTION OF EXHIBITS
------       -----------------------------------------------------------------------------------
  1.1   --   Form of Underwriting Agreement between Summit and Raymond James & Associates, Inc.
             and ABN AMRO Chicago Corporation, as Representatives of the several underwriters.
  2.1   --   Amended Plan of Conversion and Recapitalization of Employers Self Insurers Fund.+
  2.2   --   Recapitalization Agreement between Summit and Employers Self Insured Fund.
  2.3   --   Order of the Florida DOI approving the Plan of Conversion.+
  3.1   --   Articles of Incorporation of Summit.+
  3.2   --   Bylaws of Summit.+
  3.3   --   Form of Certificate of Designation, Preferences and Rights of Series A Preferred
             Stock of Summit.
  4.1   --   Specimen Stock Certificate of the Common Stock of Summit.
  4.2   --   Specimen Stock Certificate of the Series A Preferred Stock of Summit.
  5.1   --   Opinion of McConnaughhay, Roland, Maida & Cherr, P.A. (including consent).
  8.1   --   Form of Tax Opinion of Alston & Bird, LLP (including consent) (contained in Exhibit
             F to Proxy Statement/Prospectus).
 10.1   --   Form of Employment Agreement between Summit and William B. Bull.+
 10.2   --   Form of Employment Agreement between Summit and Russell L. Wall.+
 10.3   --   Form of Credit Agreement among Summit, the Lenders named therein and First Union
             National Bank of North Carolina.
 10.4   --   Summit 1996 Long-Term Incentive Plan.+
 10.5   --   The Summit Consulting, Inc. Retirement Plan.+
 10.6   --   Amendment No. 1 to The Summit Consulting, Inc. Retirement Plan.+
 10.7   --   Amendment No. 2 to The Summit Consulting, Inc. Retirement Plan.+
 10.8   --   Florida Retail Federation Self Insurers Fund Administrator's Contract, with
             Assignment and Addendum.
 10.9   --   Louisiana Employers Safety Association Self Insurers Fund Administrator's Contract,
             with Addendum.
10.10   --   Louisiana Retailers Association Self Insurers Fund Administrator's Contract, with
             Addendum.
10.11   --   Kentucky Retail Federation Self Insurers Fund Administrator's Contract.
 12.1   --   Statement regarding computation of earnings to combined fixed charges and preferred stock dividends.
 16.1   --   Letter from Brinton & Mendez relating to change in Accountants.+
 21.1   --   Subsidiaries of the Registrant.+
 23.1   --   Consent of McConnaughhay, Roland, Maida & Cherr, P.A. (contained in Exhibit 5.1).

EXHIBIT
NUMBER                                     DESCRIPTION OF EXHIBITS
------       -----------------------------------------------------------------------------------
 23.2   --   Consent of Alston & Bird, LLP (contained in Exhibit 8.1).
 23.3   --   Consent of Ernst & Young, LLP.
 23.4   --   Consent of Brinton & Mendez.
 24.1   --   Power of Attorney+


---------------

* To be filed by amendment.

+ Previously filed.

     (b) Financial Statement Schedules.

        Schedule I -- Summary of Investments

        Schedule IV -- Reinsurance

        Schedule VI -- Supplemental Information Concerning Insurance Operation

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously discussed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to provide to the Representatives of the Underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the Representatives of the Underwriters to permit prompt delivery to each purchaser.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on January 7, 1997.


                                          SUMMIT HOLDING SOUTHEAST, INC.

                                          By: /s/  WILLIAM B. BULL
                                            ------------------------------------

                                          Title: President and Chief Executive
                                                 Officer
                                             -----------------------------------


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on January 7, 1997.



                  SIGNATURE                                TITLE                     DATE
---------------------------------------------   ---------------------------   ------------------


             /s/ WILLIAM B. BULL                President, Chief Executive       January 7, 1997
---------------------------------------------     Officer, and Director
               William B. Bull                    (principal executive
                                                  officer)
             /s/ GREG C. BRANCH*                Chairman of the Board of         January 7, 1997
---------------------------------------------     Directors
               Greg C. Branch

             /s/ C. C. DOCKERY*                 Director                         January 7, 1997
---------------------------------------------
                C. C. Dockery

              /s/ JOHN A. GRAY*                 Director                         January 7, 1997
---------------------------------------------
                John A. Gray

         /s/ ROBERT L. NOOJIN, SR.*             Director                         January 7, 1997
---------------------------------------------
            Robert L. Noojin, Sr.

           /s/ THOMAS S. PETCOFF*               Director                         January 7, 1997
---------------------------------------------
              Thomas S. Petcoff

             /s/ ROBERT SIEGEL*                 Director                         January 7, 1997
---------------------------------------------
                Robert Siegel

            /s/ RUSSELL L. WALL*                Vice President of Finance        January 7, 1997
---------------------------------------------     (principal financial and
               Russell L. Wall                    accounting officer)

            *By: WILLIAM B. BULL
---------------------------------------------
             As attorney-in-fact

                               INDEX TO EXHIBITS

                                                                                        SEQUENTIALLY
EXHIBIT                                                                                   NUMBERED
NUMBER                                DESCRIPTION OF EXHIBITS                               PAGE
------       -------------------------------------------------------------------------  ------------
  1.1   --   Form of Underwriting Agreement between Summit and Raymond James &
             Associates, Inc. and ABN AMRO Chicago Corporation, as Representatives of
             the several underwriters.
  2.1   --   Amended Plan of Conversion and Recapitalization of Employers Self
             Insurers Fund.+
  2.2   --   Recapitalization Agreement between Summit and Employers Self Insured
             Fund.
  2.3   --   Order of the Florida DOI approving the Plan of Conversion.+
  3.1   --   Articles of Incorporation of Summit.+
  3.2   --   Bylaws of Summit.+
  3.3   --   Form of Certificate of Designation, Preferences and Rights of Series A
             Preferred Stock of Summit.
  4.1   --   Specimen Stock Certificate of the Common Stock of Summit.
  4.2   --   Specimen Stock Certificate of the Series A Preferred Stock of Summit.
  5.1   --   Opinion of McConnaughhay, Roland, Maida & Cherr, P.A. (including consent).
  8.1   --   Form of Tax Opinion of Alston & Bird, LLP (including consent) (contained in Exhibit F to Proxy Statement/Prospectus).
 10.1   --   Form of Employment Agreement between Summit and William B. Bull.+
 10.2   --   Form of Employment Agreement between Summit and Russell L. Wall.+
 10.3   --   Form of Credit Agreement among Summit, the Lenders named therein and
             First Union National Bank of North Carolina.
 10.4   --   Summit 1996 Long-Term Incentive Plan.+
 10.5   --   The Summit Consulting, Inc. Retirement Plan.+
 10.6   --   Amendment No. 1 to The Summit Consulting, Inc. Retirement Plan.+
 10.7   --   Amendment No. 2 to The Summit Consulting, Inc. Retirement Plan.+
 10.8   --   Florida Retail Federation Self Insurers Fund Administrator's Contract,
             with Assignment and Addendum.
 10.9   --   Louisiana Employers Safety Association Self Insurers Fund Administrator's
             Contract, with Addendum.
10.10   --   Louisiana Retailers Association Self Insurers Fund Administrator's
             Contract, with Addendum.
10.11   --   Kentucky Retail Federation Self Insurers Fund Administrator's Contract.
 12.1   --   Statement regarding computation of earnings to combined fixed charges and preferred stock dividends.
 16.1   --   Letter from Brinton & Mendez relating to change in Accountants.+
 21.1   --   Subsidiaries of the Registrant.+
 23.1   --   Consent of McConnaughhay, Roland, Maida & Cherr, P.A. (contained in
             Exhibit 5.1).
 23.2   --   Consent of Alston & Bird, LLP (contained in Exhibit 8.1).
 23.3   --   Consent of Ernst & Young, LLP.
 23.4   --   Consent of Brinton & Mendez.
 24.1   --   Power of Attorney+

---------------

* To be filed by amendment.

+ Previously filed.

                                   PROXY CARD
--------------------------------------------------------------------------------

CONTROL NUMBER

FOR   AGAINST   ABSTAIN    THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE
                           FOLLOWING PROPOSAL.
[  ]    [  ]     [  ]
                           Approval and adoption of the Amended Plan of Conversion and Recapitalization (the "Plan") and the transactions contemplated thereby pursuant to which ESIF will, pursuant to the laws of the State of Florida, convert contemporaneously from a group self-insurance fund to an assessable mutual insurance company to a stock insurance corporation with the name Bridgefield Employers Insurance Company
                           ("Bridgefield"), and Summit Holding Southeast, Inc.
                           (the "Holding Company"), a Florida corporation formed by ESIF, will acquire all of the capital stock of the converted stock insurance company in return for the issuance of shares of the Holding
                           Company's Series A Preferred Stock to eligible policyholders of ESIF and subscription rights to purchase shares of the Holding Company's Common
                           Stock to eligible policyholders of ESIF and certain other persons. The approval of the Plan by the policyholders will constitute approval and adoption of the Amended and Restated Articles of Incorporation of Bridgefield, which, among other things, change the name of ESIF to Bridgefield
                           Employers Insurance Company and authorize the issuance of Common Stock, and the Bylaws of Bridgefield, which contain provisions appropriate for a stock insurance company.


SIGNATURE ______________________ SIGNATURE ________________________ DATE________

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ABOVE. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME, BY AN AUTHORIZED PERSON.

Please mark, sign, date and mail this proxy card promptly, using the enclosed envelope.


--------------------------------------------------------------------------------
                         TAXPAYER IDENTIFICATION CARD

CONTROL NUMBER

Please SIGN AND RETURN THIS CARD EVEN IF THE TAXPAYER IDENTIFICATION NUMBER* SHOWN BELOW IS CORRECT. If you do not return the card, you may be subject to a $50 Internal Revenue Service penalty and we may be required to withhold and pay to the IRS 31% of any cash payment to which you may be entitled.

*For individuals, your taxpayer identification number is your social security number. For other entities, it is your employer identification number.
         ALL PERSONS ARE REQUIRED TO SIGN AND RETURN THIS CERTIFICATION

IS THIS YOUR CORRECT TAXPAYER |                   | IF NOT PLEASE CORRECT IN THE
IDENTIFICATION NUMBER         |                   |       SPACE PROVIDED

Certification-Under penalties of perjury, I certify that 1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me) and 2) I am not subject to backup withholding because (i) I am exempt from backup withholding, or (ii) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the IRS has notified me that I am no longer subject to backup withholding. [Cross out item 2 if you are subject to backup withholding.]

--------------------------------------------------------------------------------
SIGNATURE OF TAXPAYER                                            DATE

PLEASE FOLLOW DIRECTIONS CAREFULLY: FAILURE TO COMPLETE THIS FORM CORRECTLY MAY RESULT IN A BACKUP WITHHOLDING TAX OF 31%. PLEASE SIGN AND DATE TO INSURE IMMEDIATE PROCESSING. PRINT CLEARLY THE NUMERALS OF YOUR TAXPAYER I.D. NUMBER IN THE EMPTY BOXES PROVIDED IN THE RED AREA BELOW. THEN FILL IN COMPLETELY THE CORRESPONDING BOXES IN INK AS SHOWN (n).

===========================================
[0]  [0]  [0]  [0]  [0]  [0]  [0]  [0]  [0]

[1]  [1]  [1]  [1]  [1]  [1]  [1]  [1]  [1]

[2]  [2]  [2]  [2]  [2]  [2]  [2]  [2]  [2]

[3]  [3]  [3]  [3]  [3]  [3]  [3]  [3]  [3]

[4]  [4]  [4]  [4]  [4]  [4]  [4]  [4]  [4]

[5]  [5]  [5]  [5]  [5]  [5]  [5]  [5]  [5]

[6]  [6]  [6]  [6]  [6]  [6]  [6]  [6]  [6]

[7]  [7]  [7]  [7]  [7]  [7]  [7]  [7]  [7]

[8]  [8]  [8]  [8]  [8]  [8]  [8]  [8]  [8]

[9]  [9]  [9]  [9]  [9]  [9]  [9]  [9]  [9]


===========================================

Please mark, sign, date and mail this Taxpayer Identification Card promptly, using the enclosed envelope.

REVOCABLE PROXY                                                       APPENDIX

                          EMPLOYERS SELF INSURERS FUND
              THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES FOR
                      A SPECIAL MEETING OF POLICYHOLDERS.

         The undersigned hereby appoints Greg C. Branch and Russell L. Wall, and each of them, proxies, with full power of substitution, to vote for and in the name of the undersigned at a Special Meeting of Policyholders of Employers Self Insurers Fund ("ESIF"), to be held at ESIF's headquarters, 2310 A-Z Park Road, Lakeland, Florida on_________, February __, 1997 at 10:00 a.m, local time, and at any and all adjournments thereof, as indicated on the reverse.

                    PROXY-SOLICITED BY THE BOARD OF TRUSTEES

         THIS PROXY CARD WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED IN THE DISCRETION OF THE PROXIES "FOR" THE PROPOSAL.

         If the undersigned elects to withdraw this proxy card on or before the time of the Special Meeting or any adjournments thereof and notifies the Secretary of ESIF at or prior to the Special Meeting of the decision of the undersigned to withdraw this proxy card, then the power of said proxies shall be deemed terminated and of no further force and effect. If the undersigned withdraws this proxy card in the manner described above and prior to the Special Meeting does not submit a duly executed and subsequently dated proxy card to ESIF, the undersigned may vote in person at the Special Meeting.

         PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED PRE-PAID ENVELOPE.

          (CONTINUED, AND TO BE SIGNED AND DATED, ON THE REVERSE SIDE)

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



                         SUMMIT HOLDING SOUTHEAST, INC.
                            SUBSCRIPTION ORDER FORM

Summit Holding Southeast, Inc. (the "Company") is conducting a subscription offering (the "Subscription Offering") which entitles each Eligible Policyholder, as described below, to purchase up to 249,999 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"). Each share of Common Stock is purchasable by an Eligible Policyholder upon payment of $11.00 in cash (the "Subscription Price"), subject to adjustment as described in the Prospectus, defined below. The Subscription Offering is in connection with the Plan of Conversion and Recapitalization (the "Conversion") of Employers Self Insurers Fund ("ESIF"), whereby, in addition to certain other events, (i) Eligible Policyholders will also receive shares of the Company's Series A Preferred Stock, par value $10.00 per share, in exchange for certain membership interests in ESIF and (ii) the Company will sell all or a portion of the shares of Common Stock not subscribed for in the Subscription Offering to the public in an underwritten public offering (the "Public Offering"). The term "Eligible Policyholders" includes any person who owned an indemnity agreement issued by ESIF at any time during the period August 20, 1993 through and including August 20, 1996.

         FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE SUBSCRIPTION OFFERING AND THE CONVERSION, INCLUDING, WITHOUT LIMITATION, THE CONDITIONS UNDER WHICH THE SUBSCRIPTION PRICE MAY BE ADJUSTED, PLEASE REFER TO THE PROXY STATEMENT/PROSPECTUS DATED JANUARY___, 1997 (THE "PROXY STATEMENT/PROSPECTUS"), WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROXY STATEMENT/PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE COMPANY BY CALLING THE COMPANY'S INFORMATION CENTER AT 1-800-331-7742. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN SHALL HAVE THE MEANINGS ASCRIBED TO SUCH TERMS IN THE PROXY STATEMENT/PROSPECTUS.

         THIS SUBSCRIPTION ORDER FORM MUST BE RECEIVED BY MELLON BANK, N.A.,
THE ESCROW AGENT, C/O CHASEMELLON SHAREHOLDER SERVICES, L.L.C., THE SUBSCRIPTION AGENT, WITH PAYMENT IN FULL BY 4:00 P.M., EASTERN TIME, ON FEBRUARY __, 1997 (THE "SUBSCRIPTION EXPIRATION DATE"). ANY SUBSCRIPTION FOR SHARES OF COMMON STOCK IN THE SUBSCRIPTION OFFERING MADE HEREBY IS IRREVOCABLE UNLESS THE TERMS OF THE SUBSCRIPTION OFFERING ARE SUBSEQUENTLY MATERIALLY AMENDED AS PROVIDED IN THE PROXY STATEMENT/PROSPECTUS.

         INFORMATION: Complete Part I of the reverse of the Subscription Order Form, and, if applicable, the Part II special issuance and delivery instructions, SIGN THIS SUBSCRIPTION ORDER FORM, and complete the enclosed Form W-9. All questions concerning the timeliness, validity, form and eligibility of Subscription Order Forms received will be determined by the Company, whose determination will be final and binding.

         SUBSCRIPTION PRICE: $11.00 PER SHARE

                           By ChaseMellon Shareholder Services, L.L.C. as Subscription Agent

                           THE SUBSCRIPTION OFFERING EXPIRES AT 4:00 P.M., EASTERN TIME, ON FEBRUARY __, 1997 UNLESS EXTENDED BY THE COMPANY.

                           SUBSCRIPTION TO PURCHASE SHARES OF COMMON STOCK OFFERED BY SUMMIT HOLDING SOUTHEAST, INC.

                           RETURN TO: MELLON BANK, N.A. C/O CHASEMELLON
                                      SHAREHOLDER SERVICES, L.L.C.

By Mail:                                   By Hand/Overnight Delivery
--------                                   --------------------------
Mellon Bank, N.A.                          Mellon Bank, N.A.
c/o ChaseMellon Shareholder                c/o ChaseMellon Shareholder
  Services, L.L.C.                           Services, L.L.C.
Post Office Box 817, Midtown Station       120 Broadway, 13th Floor
New York, New York 10018                   New York, New York 10271
Attn: Reorganization Dept.                 Attn: Reorganization Dept.

--------------------------------------------------------------------------------
                            POLICYHOLDER RECORD CARD

CONTROL NUMBER

         If the Amended and Restated Plan and Agreement of Merger goes into effect, it is estimated that you will receive the number of shares of SUMMIT HOLDING SOUTHEAST, INC. as indicated above.


For more information please refer to the Proxy Statement/Prospectus or call the Company's Information Center at 1-800-331-7742

PART I - SUBSCRIPTION FOR SHARES OF COMMON STOCK IN THE OFFERING: The undersigned hereby irrevocably subscribes for the number of shares of Common Stock in the Subscription Offering as indicated below, on the terms and subject to the conditions specified herein and in the Prospectus, receipt of which is hereby acknowledged.

SUBSCRIPTION: Number of Shares (1)     Subscription Price     Total Payment (2)
              ----------------         ------------------     -----------------

                                   X     $11.00            =
              ----------------         ------------------     -----------------

----------
(1) The undersigned acknowledges and understands that the number of shares of Common Stock to be issued to such Eligible Policyholder will be (i) increased if the per share price to the public in the Public Offering (the "Public Offering Price") is less than the Subscription Price and (ii) decreased if the Public Offering Price is greater than the Subscription Price.

(2) If the aggregate Subscription Price paid by an exercising Eligible Policyholder is insufficient or exceeds the amount necessary to purchase the number of shares of Common Stock that such Eligible Policyholder indicates are being subscribed for, or if an exercising Eligible Policyholder does not specify the number of shares of Common Stock to be purchased, then such Eligible Policyholder will be deemed to have subscribed to the full extent of the payment tendered, subject to the limits set forth in the Prospectus. If the aggregate Subscription Price paid by an Eligible Policyholder exceeds the amount necessary to purchase the number of shares of Common Stock for which the Eligible Policyholder has indicated an intention to subscribe, the Eligible Policyholder will receive promptly by mail a refund equal to the excess payment without interest or deduction.

METHOD OF PAYMENT
   [  ]  Enclosed is a check or money order payable to
         "Mellon Bank, N.A." $
                               -------------

PART II- SPECIAL ISSUANCE INSTRUCTIONS
Complete ONLY if new certificate is to be issued in a name which differs from the name showing on the reverse.

(COMPLETE GUARANTEE OF SIGNATURE(S) SECTION BELOW)

Name:
     --------------------------------
Address:
        -----------------------------
Social Security or Tax ID
                         ------------

Complete ONLY if new certificate is to be mailed to an address other than the address shown on the reverse.

(COMPLETE GUARANTEE OF SIGNATURE(S) SECTION BELOW)

Name:
     --------------------------------
Address:
        -----------------------------
Social Security or Tax ID
                         ------------

                                 ACKNOWLEDGMENT
          THE SUBSCRIPTION ORDER FORM IS NOT VALID UNLESS SIGNED BELOW

         The undersigned acknowledges receipt of the Proxy Statement/Prospectus and understands that after delivery to the Company, the undersigned may not modify or revoke this Subscription Order Form unless the terms of the Subscription Offering are subsequently materially amended. Under penalties of perjury, the undersigned certifies that the information contained herein, including the social security number or taxpayer identification number is correct. If Part II Special Issuance Instructions are completed, the undersigned certifies that although the certificate representing the Common Stock is to be issued in a name other than the registered holder, beneficial ownership of the Common Stock will not change.

         The signature(s) below must correspond with the name of the registered holder(s) exactly as it appears on the books of the Company's transfer agent without any alteration or change whatsoever.

SIGN HERE                                   Dated:                       , 1997
          -----------------------------           -----------------------
                                            Dated:                       , 1997
          -----------------------------           -----------------------
          Signature(s) of Eligible
          Holder


Name:                                       Date:
     ----------------------------------          ------------------------------

Title(if any):                              Social Security #
              -------------------------     or Taxpayer ID #:
                                                             ------------------

Day Phone:                                  Evening Phone:
          -----------------------------                   ---------------------

                             GUARANTEE OF SIGNATURE

Signature(s) Guaranteed:                   Authorized Signature:
                        ------------------                      ----------------

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED MEDALLION SIGNATURE PROGRAM), PURSUANT TO S.E.C. RULE 17 AD-15.

NOTE: THE SIGNATURE MUST CORRESPOND WITH THE NAME AS WRITTEN AND THE NAME MUST BE THAT OF THE ELIGIBLE POLICYHOLDER.

--------------------------------------------------------------------------------